As filed with the Securities and Exchange Commission on September 8, 2000
                                                        Registration No. 333-[ ]
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ACE SECURITIES CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               56-2088493
    (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION                  IDENTIFICATION NO.)


                             6525 MORRISON BOULEVARD
                                    SUITE 318
                         CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 365-0569
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              ELIZABETH S. ELDRIDGE
                              ACE SECURITIES CORP.
                             6525 MORRISON BOULEVARD
                                    SUITE 318
                         CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 365-0569
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                                REED D. AUERBACH
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 806-6648

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

  =================================== ====================== ====================== ======================= ===============
      Title of Securities Being           Amount Being         Proposed Maximum        Proposed Maximum       Amount of
              Registered                   Registered         Offering Price Per      Aggregate Offering     Registration
                                                                  Unit(1)                  Price(1)              Fee
  ----------------------------------- ---------------------- ---------------------- ----------------------- ---------------
  Asset-Backed Notes and                   $1,000,000                100%                 $1,000,000             $264
  Asset-Backed Certificates
  =================================== ====================== ====================== ======================= ===============

(1)       Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE

          This Registration Statement contains seven base Prospectuses (each, a "Prospectus") relating to the offering of one or more series of securities each of which will include one or more classes of certificates and/or one or more classes of notes.

          The first Prospectus (the "Automobile Prospectus") contemplates the securitization of assets which may include (1) certain new and used automobile, recreational vehicle, including motor homes, campers, boats, boat motors, motorcycles, jet skis, wave runners, all terrain vehicles, and snow mobiles, van, truck, bus and trailer receivables or (2) asset backed certificates or notes, each representing an interest in a trust fund consisting of a pool of such receivables.

          The second Prospectus (the "Mortgage Prospectus") contemplates the securitization of assets which may include (1) one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through certificates issued by one or more trusts established by one or more private entities or (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts.

          The third Prospectus (the "Mortgage Note Prospectus") contemplates the securitization of assets which may include (1) one or more mortgage pools, containing (A) mortgage loans secured by residential, cooperative and multifamily properties and (B) certain conventional mortgage pass-through notes issued by one or more trusts established by one or more private entities or (2) one or more contract pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such contracts.

          The fourth Prospectus (the "Credit Card Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of credit card, charge card or certain other types of accounts and asset-backed securities consisting of notes secured by, receivables arising in certain designated portfolios of credit card, charge card or certain other types of accounts.

          The fifth Prospectus (the "Floorplan Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of wholesale consumer receivables and asset-backed securities consisting of notes secured by, receivables arising in certain designated portfolios of wholesale consumer receivables.

          The sixth Prospectus (the "Equipment Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of equipment receivables.

          The seventh Prospectus (the "Student Loan Prospectus") contemplates the securitization of assets that may include a pool of receivables arising from time to time in the ordinary course of business in one or more designated portfolios of student loans.

          This Registration Statement also contains one form of prospectus supplement with respect to each base Prospectus.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        SUBJECT TO COMPLETION, [ ], 2000

                 PROSPECTUS SUPPLEMENT (to prospectus dated [ ])

                               $[ ] (APPROXIMATE)

                              ACE SECURITIES CORP.

                                    [ ] TRUST

                    [ ] AUTO RECEIVABLES OWNER TRUST [ ]-[ ]

                     $[ ] [ ]% ASSET BACKED NOTES, CLASS A-1
                     $[ ] [ ]% ASSET BACKED NOTES, CLASS A-2

                                       [ ]

-----------------------------------------------------------------------------
     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.
-----------------------------------------------------------------------------
     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.
-----------------------------------------------------------------------------
     The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.
-----------------------------------------------------------------------------
     This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

                               SELLER AND SERVICER

     The notes will be issued by a trust. The sources for payment of the notes are a pool of non-prime auto loans held by the issuing trust, cash held by the issuing trust and, in the case of the class A-1 notes and class A-2 notes, a financial guaranty insurance policy issued by [ ].

     We are only offering to you the class A-1 notes and class A-2 notes. The class B notes are subordinated to the class A notes to the extent described in this prospectus supplement. Interest and principal on the notes are scheduled to be paid monthly, on the [ ]th day of the month. The first scheduled payment date is [ ].

     Deutsche Banc Alex. Brown is purchasing the class A-1 notes from the issuing trust at approximately [ ]% of the principal amount of the class A-1 notes plus accrued interest from [ ], [ ] and the class A-2 notes at approximately [ ]% of the principal amount of the class A-2 notes plus accrued interest from [ ]. Deutsche Banc Alex. Brown is offering the class A-1 notes and class A-2 notes from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to the issuing trust, before deducting expenses payable by or on behalf of the issuing trust estimated at $[ ], will be $[ ].

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  UNDERWRITER:
                            DEUTSCHE BANC ALEX. BROWN
                  The date of this prospectus supplement is [ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                               -----------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               -----------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                Table of Contents


Prospectus Supplement                                        Prospectus
The Insurer................................33                Prospectus Supplement............................
ERISA Considerations.......................68                Reports to Securityholders.......................
Ratings....................................69                Available Information............................
Underwriting...............................69                Incorporation of Certain Documents by Reference..
Experts....................................70                Summary of Terms.................................
Legal Matters..............................70                Risk Factors.....................................
Glossary...................................71                The Trusts.......................................
Index of Terms.............................75                The Trustee......................................
                                                             The Receivables Pools............................
                                                             The Collateral Certificates......................
                                                             The Government Securities........................
                                                             Weighed Average Life of the Securities...........
                                                             Pool Factors and Trading Information.............
                                                             The Seller and the Servicer......................
                                                             Use of Proceeds..................................
                                                             Description of the Notes.........................
                                                             Description of the Certificate...................
                                                             Certain Information Regarding the
                                                               Securities.....................................
                                                             Description of the Transfer and Servicer
                                                               Agreement......................................
                                                             Certain Matters Regarding the Servicer...........
                                                             Certain Legal Aspects of the
                                                             Receivables......................................
                                                             Material Federal Income Tax
                                                               Consequences...................................
                                                             State and local Tax Consequences.................
                                                             ERISA Considerations.............................
                                                             Plan of Distribution.............................
                                                             Legal Matters....................................
                                                             Index of Terms...................................
                                                             Global Clearance, Settlement and.................
                                                               Documentation Procedures.......................

                                SUMMARY OF TERMS

O THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.


PARTIES

THE TRUST

[ ] Auto Receivables Owner Trust [ ]-[ ] is a Delaware business trust. The trust will issue the notes and be liable for their payment. The issuing trust's principal asset will be a pool of auto loans.

SELLER AND SERVICER

[ ] is a [ ] corporation. It will sell the auto loans to ACE Securities Corp. [ ] will also service the auto loans held by the issuing trust.

COMPANY

ACE Securities Corp. is a special purpose Delaware corporation. Neither Deutsche Banc Alex. Brown nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

THE INSURER

[ ] is a [ ] financial guaranty insurance company. [ ] will issue a policy, which will guarantee the payment of timely interest and principal due on the class A-1 notes and class A-2 notes but only as set forth in the section of this prospectus supplement titled "The Policy."

THE OWNER TRUSTEE

[ ] is a [ ]. [ ] will be the owner trustee.

THE INDENTURE TRUSTEE

[ ] is a [ ]. [ ] will be the indenture trustee and the backup servicer.

DATES

INITIAL CUTOFF DATE

o [ ]. The issuing trust will receive payments due on, or received with respect to, the auto loans after this date.

CLOSING DATE

o   On or about [ ].

DESCRIPTION OF THE SECURITIES

The issuing trust will issue three classes of asset backed notes. The class A-1 notes will be designated as the "Class A-1 Notes" and the class A-2 notes will be designated as the "Class A-2 Notes". The Class A-1 Notes together with the Class A-2 Notes will be designated as the "Class A Notes". The class B notes will be designated as the "Class B Notes." Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes.

Each of the Class A-1 Notes and Class A-2 Notes will have the initial principal amount and the interest rate set forth in the following table. The dates on which the final payment of principal and interest on each of the Class A-1 Notes and Class A-2 Notes is scheduled to be made are also set forth in the following table.


               INITIAL
               NOTE                         FINAL
               PRINCIPAL       INTEREST     SCHEDULE
CLASS          BALANCE         RATE         PAYMENT DATE
-----          ---------       ---------    ------------
A-1            $[       ]      [       ]%    [          ]
A-2            $[       ]      [       ]%    [          ]


The Class A Notes will initially be issued in book-entry form only. The Class A Notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess of $1,000.

You may hold your Class A Notes through The Depository Trust Company in the United States.

The notes will be secured solely by the pool of non-prime auto loans and the other assets of the issuing trust which are described under the section entitled "The Trust Property."

A collection period means, with respect to a payment date, the calendar month prior to the month in which the payment date occurs.

The Class A-2 Notes will not receive any payment of principal on a payment date until the full amount of the Class A-1 Notes principal has been paid in full. On each payment date, the Class B Notes will not receive any payment of interest or principal until all amounts due the Class A Notes on the payment date have been paid in full.

PAYMENT DATES

o The payment date will be the [ ]th day of each month, or, if that day is not a business day, on the next succeeding business day. The first payment date will be [ ].

o The record date for all payment dates is the [ ]th day of each month, or, if that day is not a business day, on the prior business day.

INTEREST

o In the case of the first payment date, interest will accrue from [ ] through and excluding the first payment date of [ ]. For any subsequent payment interest will accrue on the Class A Notes during the month preceding each payment date. Interest on the notes will be calculated on a "30/360" basis.

PRINCIPAL

o Prior to achieving a required level of overcollateralization, the amount of principal available to be distributed to the Class A Notes is generally equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month and (2) a specified amount of excess interest received on the auto loan pool during the prior calendar month, after paying specific expenses of the trust, interest on the Class A Notes and funding the reserve account to the required level, necessary to achieve the required level of overcollateralization.

o Once the required level of overcollateralization has been reached, the amount of principal available to be distributed to the Class A Notes will be equal to (1) the amount of collections on the auto loan pool allocable to principal during the prior calendar month plus any losses recognized on the auto loan pool during the prior calendar month less
          (2) the excess of (a) the amount of overcollateralization on the payment date less (b) the required level of overcollateralization on the payment date. Additionally, once the required level of overcollateralization has been reached, excess interest will no longer be used to create any further overcollateralization.

o Principal distributable to the Class A Notes will be distributed first to the Class A-1 Notes until its principal balance is reduced to zero and then will be distributed to the Class A-2 Notes until its principal balance has been reduced to zero.

o In addition, the outstanding principal amount of the Class A-1 Notes and the Class A-2 Notes, to the extent not previously paid, will be payable on the final scheduled payment date of the related class of notes.

THE TRUST ASSETS

The issuing trust's assets will include:

o non-prime motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks;

o         monies due on, or received under the receivables, after [ ];

o an assignment of the security interests in the vehicles securing the auto loan pool;

o         the related files;

o all rights to proceeds from claims on physical damage, credit life and disability insurance policies covering the vehicles or the obligors;

o         all rights to liquidation proceeds with respect to the auto loan pool;

o an assignment of the rights of ACE Securities Corp. under a receivables purchase agreement with [ ];

o an assignment of the rights of [ ] against dealers under agreements between [ ] and these dealers;

o         specific bank accounts;

o         all proceeds of the foregoing; and

o particular rights under the principal transaction documents for this offering.

THE AUTO LOAN POOL

The auto loans consist of non-prime motor vehicle retail installment sale contracts originated by dealers and then acquired by [ ] pursuant to its contract acquisition program. [The motor vehicle retail installment sale contracts consist primarily of contracts with individuals with less than perfect credit due to various factors. These factors include the manner in which the individuals have handled previous credit, the limited extent of their prior credit history and/or their limited financial resources.]

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the auto loans in the pool as of [ ]. It is expected that the composition and characteristics of the pool of auto loans on the closing date will be similar to the information set forth in this prospectus supplement. However, some auto loans in the pool may be excluded on the closing date as a result of administrative considerations. [ ] does not believe that the characteristics of the auto loans included in the trust on the closing date in the aggregate will differ materially from the information set forth in this prospectus supplement.

o         As of [ ] the auto loans in the pool have:

          -         an aggregate principal balance of $[ ];

          -         a weighted average annual percentage rate of approximately [
                    ]%;

          - a weighted average original term to scheduled maturity of approximately 60 months;

          - a weighted average remaining term to scheduled maturity of approximately [ ] months; and

          - a remaining term to scheduled maturity of not more than 72 months and not less than [ ] months.

PRE-FUNDING FEATURE

Approximately $[ ] of the proceeds of the notes will be held by [ ]in an account which is formed solely to hold this money, and used to purchase additional auto loans with the prior written consent of [ ] in each case. The issuing trust will purchase from ACE Securities Corp. additional non-prime auto loans from time to time on or before [ ], [ ], from funds on deposit in this account. The obligation of ACE Securities Corp. to sell additional auto loans to the trust is conditioned on these loans having been sold to ACE Securities Corp. from [ ].

The auto loans acquired by the issuing trust during the period between the day of the closing and [ ], will also be originated or acquired by [ ]. The characteristics of the subsequently-acquired auto loans are not expected to differ to any great extent from the auto loans acquired by the issuing trust on the day of the closing.

THE INSURANCE POLICY

On the day of the closing, [ ] will issue a financial guaranty insurance policy for the benefit of the Class A noteholders. Pursuant to this policy, [ ] will unconditionally and irrevocably guarantee the payments of interest and principal for each payment date with respect to the Class A Notes required to be made during the term of the policy, subject to the further provisions of the policy as described in this prospectus supplement. The Class B Notes do not have the benefit of the policy.

OPTIONAL REDEMPTION

The notes, if still outstanding, may be redeemed in whole, but not in part, on any payment date on which [ ] exercises its "clean-up call" option to purchase the auto loan pool. This can only occur after the pool balance declines to 10% or less of the original pool balance. [ ]'s exercise of the "clean-up call" is also subject to the satisfaction of particular conditions, including obtaining the prior written consent, in some circumstances, of [ ] The redemption price is equal to the unpaid principal amount of the notes plus accrued and unpaid interest on the notes.

MANDATORY REDEMPTION

IF PRE-FUNDING ACCOUNT IS NOT DEPLETED

Each of the Class A-1 Notes and Class A-2 Notes will be redeemed in part on a pro rata basis if any portion of the $[ ] deposited in a segregated pre-funding account with [ ]remains on deposit in that account on [ ], or prior to this date if the amount remaining in the account is less than $100,000, provided, however if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed.

UPON EVENT OF DEFAULT

The notes may be accelerated and subject to immediate payment at par upon the occurrence of an event of default under the indenture. So long as [ ] is not in default, the power to declare an event of default will be held by [ ]. In the case of an event of default, the notes will automatically be accelerated and subject to immediate payment at par. The policy issued by [ ] does not guarantee payment of any amounts that become due on an accelerated basis, unless [ ] elects, in its sole discretion, to pay the amounts in whole or in part.

RATING OF THE NOTES

The Class A Notes must receive at least the following ratings from [ ] and [ ] in order to be issued.

                                     RATING
CLASS                            --------------
-----
A-1..........................
A-2..........................

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TAX STATUS

Stroock & Stroock & Lavan LLP, special federal tax counsel, will deliver an opinion of counsel that, for federal income tax purposes, the Class A Notes will be treated as indebtedness. Each noteholder, by accepting a Class A Note, will agree to treat the notes as indebtedness.

ERISA CONSIDERATION

Subject to particular considerations discussed in this prospectus supplement under "ERISA Considerations," the Class A Notes are eligible for purchase by employee benefit plans.

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

THE INFORMATION RELATING TO THE
 AUTO LOANS MAY NOT REFLECT ACTUAL
EXPERIENCE.                             There can be no assurance that
                                        the net loss experience calculated and
                                        presented in this prospectus supplement
                                        by [ ] with respect to its portfolio of
                                        serviced contracts will reflect actual
                                        experience with respect to the auto
                                        loans included in the issuing trust. In
                                        addition, there can be no assurance that the future delinquency or loan loss experience of the servicer with respect to the auto loans will be better or worse than that set forth in this prospectus supplement with respect to [
                                        ]'s servicing portfolio.

THE  [  ]  FINANCE  PROGRAM AND
THE  NATURE  OF  OBLIGORS
MAY INCREASE THE RISK OF
DELINQUENCIES AND LOSSES.               [ ]generally originated by
                                        automobile dealers for sale and
                                        assignment to [ ]. [ ] purchases retail
                                        automobile installment sale contracts
                                        which may not meet the credit standards
                                        of traditional primary lenders. As a
                                        result, the underwriting standards
                                        applied by [ ] are not as stringent as
                                        those of the finance companies of motor
                                        vehicle manufacturers or other financial institutions. The [ ] finance program focuses on the non-prime market, including borrowers with sub-standard credit profiles who may not be able to receive financing from more traditional sources. The borrowers may have had credit problems in the past, including prior delinquencies, repossessions, bankruptcy filings or charge-offs by other credit companies. Accordingly, borrowers may have greater difficulty or be less likely to make their scheduled payments. The number of delinquencies and losses on the auto loans is expected to be higher than would be the case with lower risk borrowers. Due to the credit quality of these borrowers, the auto loans have been originated with higher annual percentage interest rates than more traditional lenders charge lower risk borrowers. Any increase in losses on the auto loans will result in accelerated prepayments on the Class A
                                        Notes. Any reinvestment risks associated with prepayment will be borne by the noteholders. Additionally, if [ ], as the security insurer, defaults under the policy, you will bear the risk of loss on the auto loans. You are urged to consider the credit quality of the auto loans when analyzing an investment in the notes.

A CHANGE IN SERVICER MAY
ADVERSELY AFFECT COLLECTIONS ON
THE AUTO LOANS.                         [ ] believes that its credit
                                        loss and delinquency experience reflect
                                        in part its trained staff and collection procedures. If a servicer termination event occurs under the sale and servicing agreement and [ ] is removed as servicer, or if [ ] resigns or is terminated as servicer, the backup servicer has agreed to assume the obligations of successor servicer.
                                        Typically, a change in servicers results in a temporary disruption of servicing.
                                        There can be no assurance, however, that collections with respect to the auto loans will not be adversely affected by any change in servicer.

THE ISSUING
TRUST HAS ONLY LIMITED ASSETS.          The sole sources for repayment
                                        of the notes are payments on the auto
                                        loans, amounts on deposit in the
                                        pre-funding account, other cash accounts
                                        held by [ ], proceeds from the
                                        repossession and sale of related
                                        financed vehicles that secure defaulted
                                        auto loans and payments made under the
                                        insurance policy. The receivables are
                                        NOT insured or guaranteed by any person.
                                        The notes represent obligations of the
                                        trust and will not be insured or
                                        guaranteed by any entity. The money in
                                        the pre-funding account will be used
                                        solely to purchase additional auto loans
                                        or, in limited circumstances, redeem a
                                        portion of the Class A Notes and is not
                                        available to cover losses on the auto
                                        loan pool. The capitalized interest
                                        account is designed to cover obligations
                                        of the issuing trust relating to the
                                        portion of its assets not invested in
                                        auto loans and is not designed to
                                        provide protection against losses on the
                                        auto loan pool. Although the insurance
                                        policy will be available to cover
                                        shortfalls in distributions of the
                                        payments due on the Class A Notes,
                                        pursuant to, and in accordance with, the
                                        insurance policy, the issuing trust will
                                        depend on current distributions on the
                                        auto loan pool, including amounts
                                        otherwise payable to the Class B Notes,
                                        and amounts, if any, available in
                                        specific collateral accounts maintained
                                        for the benefit of [ ] to make payments
                                        on the Class A Notes. The Class A Notes
                                        represent limited obligations of the
                                        issuing trust, and the Class A Notes
                                        will not be insured or guaranteed by [
                                        ], ACE Securities Corp., [ ]or any other
                                        person or entity. If [ ] has not
                                        perfected security interests in the
                                        related financed vehicles, its ability
                                        to realize on the collateral securing
                                        the auto loans may be affected and the
                                        proceeds to be distributed to the
                                        noteholders on a current basis may be
                                        reduced.
GEOGRAPHIC CONCENTRATION OF
AUTO LOANS MAY INCREASE
CONCENTRATION RISKS.                    Obligors with respect to
                                        approximately [ ]% of the auto loans
                                        were located in [ ] as of [ ], [ ],
                                        based on current principal balance as of the Initial Cutoff Date and the address of the Obligor. Adverse economic conditions or other factors affecting [
                                        ] could increase the delinquency, loan
                                        loss or repossession experience of the
                                        issuing trust with respect to the auto
                                        loans.

LIMITED ABILITY TO RESELL CLASS A
NOTES.                                  The underwriter may assist in
                                        resales of the Class A Notes, but they
                                        are not required to do so. A secondary
                                        market for the Class A Notes may not
                                        develop. If a secondary market does
                                        develop, it might not continue or it
                                        might not be sufficiently liquid to
                                        allow you to resell any of your Class A
                                        Notes.

THE RATE AT WHICH THE CLASS A NOTES
WILL  AMORTIZE  CANNOT
BE PREDICTED.                           Interest on the auto loans
                                        will be payable to the holders of the
                                        Class A-1 Notes and Class A-2 Notes on
                                        each payment date. This amount will
                                        equal one-twelfth of the interest rate
                                        on the note balance of the class as of
                                        the close of business on the last day of the month immediately preceding the payment date. The auto loans have different APRs.

                                        All of the auto loans are
                                        prepayable at any time. The rate of
                                        prepayments on the auto loans may be
                                        influenced by a variety of economic,
                                        social and other factors. These factors
                                        include the fact that a consumer obligor generally may not sell or transfer the related financed vehicle securing an auto loan without the consent of [ ] unless the loan is repaid by the Obligor at the time of the sale or transfer. The rate of prepayment on the auto loans may also may be influenced by the structure of the loan, the nature of the consumer obligors and the related financed vehicles and servicing decisions. In addition, under some circumstances, [ ] is obligated to purchase auto loans as a result of breaches of particular representations and warranties, pursuant to the sale and servicing agreement and the receivables purchase agreement. Under some circumstances, the servicer is obligated to purchase auto loans pursuant to the sale and servicing agreement as a result of specified uncured breaches of covenants by it. The servicer may also purchase all the auto loans if the pool balance has declined to less than 10% of the original pool balance, subject to specified limitations in the sale and servicing agreement.

                                        [ ] is not aware of publicly
                                        available industry statistics that set
                                        forth principal prepayment experience
                                        for motor vehicle retail installment
                                        contracts similar to the auto loans.
                                        None of the issuing trust, ACE
                                        Securities Corp. or [ ] make any
                                        representation as to the actual
                                        prepayment rates on the auto loans. [ ],
                                        however, believes that the actual rate
                                        of prepayments will result in the Class
                                        A Notes being repaid prior to their
                                        respective final scheduled payment date.
                                        The amounts paid to noteholders will
                                        include prepayments on the auto loans.
                                        The noteholders will bear all
                                        reinvestment risk resulting from the
                                        timing of payments on the notes.
EFFECT OF LITIGATION
ON [ ]'S FINANCIAL CONDITION.           Due to the consumer-oriented
                                        nature of [ ]'s industry and the
                                        application of particular laws and
                                        regulations, industry participants are
                                        regularly named as defendants in
                                        litigation alleging violations of
                                        federal and state laws and regulations
                                        and consumer law torts, including fraud.
                                        Many of these actions involve alleged
                                        violations of consumer protection laws.
                                        A significant judgment against [ ] or
                                        others within the industry could have a
                                        material adverse effect on [ ]. It could affect [ ]'s financial condition, results of operations and/or its ability to perform its obligations under the receivables purchase agreement, the sale and servicing agreement and the trust agreement.

RATINGS OF THE CLASS A NOTES
ARE NOT GUARANTEED TO REMAIN
IN PLACE.                               A rating is not a
                                        recommendation to purchase, hold or sell
                                        notes. The ratings of the Class A Notes
                                        address the likelihood of the payment of
                                        principal and interest on the Class A
                                        Notes pursuant to their terms. There is
                                        no assurance that a rating will remain
                                        in effect for any given period of time
                                        or that a rating will not be lowered or
                                        withdrawn entirely by a rating agency if
                                        in its judgment circumstances in the
                                        future so warrant. In the event that any
                                        ratings initially assigned to the Class
                                        A Notes are subsequently lowered or
                                        withdrawn for any reason, including by
                                        reason of a downgrading of the
                                        claims-paying ability of [ ], no person
                                        or entity will be obligated to provide
                                        any additional credit enhancement with
                                        respect to the Class A Notes. Any
                                        reduction or withdrawal of a rating may
                                        have an adverse effect on the liquidity
                                        and market price of the Class A Notes.
EVENTS OF DEFAULT UNDER
THE INDENTURE MAY RESULT IN AN
ACCELERATION.                           Upon the occurrence of an
                                        event of default under the indenture, so
                                        long as _[ ] shall not have defaulted
                                        and the default is not continuing, [ ]
                                        as indenture trustee, will continue to
                                        submit claims under the insurance policy
                                        as necessary in accordance with the
                                        terms of the insurance policy to enable
                                        the issuing trust to continue to make
                                        payments due with respect to the Class A
                                        Notes on each payment date. However,
                                        following the occurrence of an event of
                                        default, [ ] may, at its option, elect
                                        to cause the liquidation of the assets
                                        of the issuing trust, in whole or in
                                        part, and pay all or any portion of the
                                        outstanding amount of the Class A Notes,
                                        plus accrued interest on the Class A
                                        Notes.
IF THE ISSUING TRUST DOES NOT USE
ALL OF THE MONEY IN THE
PRE-FUNDING ACCOUNT A MANDATORY
REDEMPTION OF A PORTION OF
THE CLASS A NOTES COULD RESULT.         If the issuing trust has not
                                        used all of the money deposited in the
                                        pre-funding account to purchase
                                        additional auto loans by [ ], [ ], then
                                        the holders of each of the Class A-1
                                        Notes and the Class A-2 Notes will
                                        receive a pro rata prepayment of
                                        principal in an amount equal to the
                                        unused amount or if the amount remaining in the pre-funding account is less than $100,000, only the Class A-1 Notes will be redeemed. Any reinvestment risk from the mandatory redemption of a portion of the Class A Notes from the unused amount will be borne by the holders of the Class A Notes.

[ ] MAY NOT BE ABLE TO
ORIGINATE SUFFICIENT AUTO
LOANS TO USE ALL MONEYS IN
THE PRE-FUNDING ACCOUNT.                The ability of [ ] to acquire
                                        or originate sufficient additional auto
                                        loans may be affected by a variety of
                                        social and economic factors including:
                                        interest rates; unemployment levels; the rate of inflation and consumer perception of economic conditions generally. If [ ] does not originate sufficient additional auto loans then the money deposited in the pre-funding account will not be completely used and a mandatory redemption of a portion of the Class A Notes will result.

                           THE SELLER AND THE SERVICER

[To be inserted]

                                    THE TRUST

     The issuing trust, [ ]Auto Receivables Owner Trust [ ]- [ ] (the "Trust" or the "Issuer"), is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement for the transactions described in this prospectus supplement. On or about [ ] (the "Closing Date"), the Trust will issue Class A-1 [ ]% Asset Backed Notes (the "Class A-1 Notes"), Class A-2 [ ]% Asset Backed Notes (the "Class A-2 Notes", and together with the Class A-1 Notes, the "Class A Notes") and Class B [ ]% Asset Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes.") The Class A-1 Notes will have an aggregate original principal amount of $[ ], the Class A-2 Notes will have an aggregate original principal amount of $[ ] and the Class B Notes will have an aggregate original principal amount of $[ ]. Only the Class A Notes are offered to you pursuant to this prospectus supplement. Any information in this prospectus supplement relating to the Class B Notes is presented solely to provide you with a better understanding of the Class A Notes. On the Closing Date, the Trust will also issue an Asset Backed Certificate (the "Certificate") which represents the equity ownership in the trust and is subordinate in right of payment to the Notes. The Certificate is not being offered by this prospectus supplement.

     After its formation, the Trust will not engage in any activity other than

o acquiring, holding and managing motor vehicle retail installment sales contracts secured by new and used automobiles and light-duty trucks financed by these motor vehicle retail installment sales contracts (the "Receivables") and the other assets of the Trust and proceeds from the Trust,
o    issuing the Notes and the Certificate,
o    making payments on the Notes, and
o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental to the foregoing or connected with the foregoing.

     The proceeds from the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Company pursuant to the Sale and Servicing Agreement and to fund deposits in the Pre-Funding Account and the Capitalized Interest Account. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transaction Documents--Servicing Compensation" in this prospectus supplement.

     The Trust's principal offices are located in Wilmington, Delaware, in care of [ ], as Owner Trustee, at the address listed below under "--The Owner Trustee."

CAPITALIZATION OF THE TRUST

     The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes had taken place on this date:

         Class A-1 Notes........................         $[       ]
         Class A-2 Notes........................         $[       ]
         Class B Notes..........................         $[       ]
              Total.............................         $[       ]

THE OWNER TRUSTEE

     [ ], the Owner Trustee (the "Owner Trustee") under the Trust Agreement dated as of [ ], as amended as of [ ] among the Seller, the Company and the Owner Trustee (the "Trust Agreement") is a [ ] and its principal offices are located at [ ]. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

THE INDENTURE TRUSTEE

     [ ] will be the Indenture Trustee under the Indenture dated as of [ ]among the Trust and the Indenture Trustee (the "Indenture"). [ ] is a [ ], the corporate trust office of which is located at [ ].

                                 TRUST PROPERTY

     Each Note represents a limited obligation of the Trust secured by the property of the Trust (the "Trust Property"). The Trust Property will include, among other things, the following:

o non-prime motor vehicle retail installment sale contracts (the "Initial Receivables") secured by new and used automobiles and light-duty trucks (the "Initial Financed Vehicles");

o monies due or received under the Initial Receivables (a) with respect to the Initial Receivables, after [ ] (the "Initial Cutoff Date"), or (b) with respect to the Subsequent Receivables after the related cutoff date (each a "Subsequent Cutoff Date");

o amounts as from time to time may be held in one or more separate trust accounts established and maintained by the Indenture Trustee, including the Collection Account, the Pre-Funding Account and the Capitalized Interest Account, and the proceeds of these accounts, as described below (see "Description of the Transaction Documents--Accounts");

o security interests in the Financed Vehicles granted by the obligors (the "Obligors") pursuant to the Receivables and any accessions;

o the interest of the Seller in any proceeds from claims on any credit life, credit disability, and physical damage insurance policies or other insurance policies covering the Financed Vehicles or Obligors;

o specific rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement;

o    amounts payable to the Seller under all Dealer Recourse obligations;

o all items contained in the related receivable files and any and all other documents that the Seller keeps on file in accordance with its customary procedures relating to the Receivables;

o property, including the right to receive future Liquidation Proceeds, that secures any of the Receivables and that has been acquired pursuant to the liquidation of any Receivable; and

o    any and all payments on and proceeds of the foregoing.

     Additional non-prime motor vehicle retail installment sale contracts (the "Subsequent Receivables") secured by new and used automobiles and light-duty trucks (the "Subsequent Financed Vehicles") and related property are intended to be purchased by the Trust from the Seller from time to time on or before [ ], from funds on deposit in the Pre-Funding Account. The Subsequent Receivables will be purchased by the Company from the Seller pursuant to one or more subsequent purchase agreements (each, a "Subsequent Purchase Agreement") between the Company and the Seller, and from the Company by the Trust pursuant to one or more subsequent transfer agreements. The purchase by the Trust of the Initial Receivables and the Subsequent Receivables are in this prospectus supplement referred to as the "Receivables," and the Initial Financed Vehicles and the Subsequent Financed Vehicles are in this prospectus supplement referred to as the "Financed Vehicles."

     Pursuant to the dealer agreement between the Dealer and the Seller, a Dealer generally is obligated to pay the Seller for the unpaid balance of those Receivables which do not meet limited representations made by the Dealers (these obligations referred to in this prospectus supplement as "Dealer Recourse"). These representations and warranties relate primarily to the origination of the contracts and the perfection of the security interests in the related Financed Vehicles, and do not typically relate to the creditworthiness of the related Obligors or the collectability of the relevant contracts. Although the Dealer Agreements with respect to the Receivables will not be assigned to the Trust or Indenture Trustee, the Receivables Purchase Agreement and the Sale and Servicing Agreement will require the Seller to cause the amount of any recovery in respect to any Receivable pursuant to any Dealer Recourse to be deposited in the Collection Account in satisfaction of the Seller's obligations under the Sale and Servicing Agreement. The sales by the Dealers of installment sale contracts to the Seller do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an Obligor under the installment sales contract, other than in connection with the breach of the foregoing representations and warranties. There can be no assurance that the Seller will pursue all claims under the Dealer Agreements nor that the Seller will prevail if any claim is made.

     The Receivables were generally originated by Dealers in accordance with the Seller's requirements under agreements with Dealers for assignment to the Seller and were so assigned. All the Initial Receivables will be sold and assigned by the Seller to the Company pursuant to the Receivables Purchase Agreement and by the Company to the Trust pursuant to the Sale and Servicing Agreement on or prior to the Closing Date. The Subsequent Receivables will be sold and assigned on one or more future dates occurring no later than [ ] (each, a "Subsequent Transfer Date"). The Indenture Trustee, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable (the "Receivables File").

     Pursuant to the Indenture, the Trust will grant a security interest in the Trust Property in favor of the Indenture Trustee on behalf of the Noteholders and for the benefit of the [ ] (the "Insurer") in support of the obligations owing to it under the Insurance and Indemnity Agreement, dated as of [ ], between the Seller, the Trust, the Certificateholder and the Insurer. Any proceeds of the security interest in the Trust Property would be distributed according to the Indenture as described under "The Notes--Priority of Distribution Amounts." The Insurer would be entitled to the distributions only after payment of amounts owing to, among others, Noteholders.

                    THE SELLER'S AUTOMOBILE FINANCING PROGRAM

     [To Be Inserted]

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth information relating to the delinquency and loss experience of the Seller for the periods indicated. The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to the Seller's automobile, light-duty truck and sports utility vehicle installment contracts in the future, or that the experience of the Trust Property with respect to the Receivables pledged to the Indenture Trustee for the benefit of the Noteholders, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light-duty trucks and sports utility vehicles. The delinquency and loss percentages may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. THE INFORMATION IN THE TABLE BELOW IS NOT INTENDED TO INDICATE OR PREDICT THE EXPECTED DELINQUENCY EXPERIENCE ON PAST, CURRENT OR FUTURE POOLS OF AUTOMOBILE LOANS FOR WHICH THE SERVICER IS THE PRIMARY SERVICER. See "Risk Factors--The information relating to the auto loans may not reflect actual experience."

HISTORICAL DELINQUENCY EXPERIENCE


                                           AS OF ______________                           AS OF ____________
                                           -------------------------------------------    ---------------------------------------
                                                                          % OF                                         % OF
                                           NO. OF         PRINCIPAL       PRINCIPAL     NO. OF         PRINCIPAL       PRINCIPAL
                                           RECEIVABLES    BALANCE         BALANCE       RECEIVABLES    BALANCE         BALANCE
                                           -----------    ----------      ----------    ------------   ----------      -----------
Aggregate Principal Balance at Period
  End(1), (2).......................
Delinquencies
  31-60 Days........................
  61-90 Days........................
  91+ Days..........................
Total Delinquencies.................
Amount in Repossession(3)...........
Total Delinquencies and Amount in
  Repossession......................



                                           AS OF ______________
                                           -------------------------------------------
                                                                          % OF
                                           NO. OF         PRINCIPAL       PRINCIPAL
                                           RECEIVABLES    BALANCE         BALANCE
                                           -----------    ----------      ----------
Aggregate Principal Balance at Period
  End(1), (2).......................
Delinquencies
  31-60 Days........................
  61-90 Days........................
  91+ Days..........................
Total Delinquencies.................
Amount in Repossession(3)...........
Total Delinquencies and Amount in
  Repossession......................




                                           AS OF ______________                           AS OF ____________
                                           -------------------------------------------    ---------------------------------------
                                                                          % OF                                         % OF
                                           NO. OF         PRINCIPAL       PRINCIPAL     NO. OF         PRINCIPAL       PRINCIPAL
                                           RECEIVABLES    BALANCE         BALANCE       RECEIVABLES    BALANCE         BALANCE
                                           -----------    ----------      ----------    ------------   ----------      -----------
Aggregate Principal Balance at
Period End(1), (2).....................
Delinquencies
  31-60 Days...........................
  61-90 Days...........................
  91+ Days.............................
Total Delinquencies....................
Amount in Repossession(3)..............
Total Delinquencies and
 Amount in Repossession................  ============    ============   =============  ==============  ==========    =============

---------------
(1)  The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2) Represents the aggregate principal balance of all contracts purchased and serviced by the Seller.

(3)  Represents the aggregate principal balance as of the repossession date.



HISTORICAL NET LOSS EXPERIENCE

                                                                        DURING THE PERIOD ENDED
                                                                        -----------------------------------------------  ----------
                                                                        -------   -------   -------   -------   -------   -------
Average Aggregate Principal
  Balance(1)....................................................
Gross Charge-Offs(2)............................................
Recoveries(3)...................................................
Net Losses......................................................
Net Losses as a Percentage of Average Aggregate
  Principal Balance.............................................

---------------
(1)  The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

(2) Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related vehicle.

(3) Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.


                               THE BACKUP SERVICER

     If a Servicer Termination Event occurs and remains unremedied and the Seller is terminated as Servicer or resigns as Servicer, in each case in accordance with the Sale and Servicing Agreement, [ ], a [ ], will serve as Backup Servicer.

     The Backup Servicer will receive a fee on each Payment Date equal to one-twelfth the product of [ ] basis points and the then outstanding Note Balance as compensation for, among other things, (1) standing by to act as successor Servicer and (2) confirming particular calculations made by the Servicer on the monthly statement to Noteholders, including but not limited to
(a) interest and principal payments due to the Noteholders and (b) some of the Receivables performance ratios.

                                 THE RECEIVABLES

     Pursuant to the Receivables Purchase Agreement, the Seller will sell and assign to the Company all of its right, title and interest in and to the Receivables and the other Trust Property, and the Company, pursuant to the Sale and Servicing Agreement, will sell and assign to the Trust all of its right, title and interest in and to the Receivables and any other Trust Property. The Trust will then pledge all of its right, title and interest in and to the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. The Receivables consist of non-prime motor vehicle retail installment sales contracts. The Receivables were purchased by the Seller in the ordinary course of its business pursuant to its finance programs and underwriting standards. As detailed in this prospectus supplement, credit guidelines may be less stringent than those applied in the origination of other automobile loans by other lenders. See "The Seller's Automobile Financing Program."

     No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Initial Receivables sold and assigned to the Company and then sold and assigned to the Trust. The Receivables existing as of the Initial Cutoff Date were selected from the Seller's portfolio according to several criteria. Among the criteria, each Receivable:

          (1) arises from the delivery and acceptance of a Financed Vehicle and which delivery and acceptance has been fully performed by the Obligor and the Dealer party to the transaction,

          (2)  arises from the normal course of the Dealer's business,

          (3)  is not in default,

          (4) the Obligor of which is a natural person residing in any state or the District of Columbia,

          (5) the Obligor of which is not a government or a governmental subdivision or agency,

          (6)  met the Seller's underwriting criteria at the time of purchase,

          (7)  is denominated and payable in Dollars in the United States,

          (8) is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms,

          (9) is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the Seller, any exercisable right of rescission,

          (10) is not more than [ ] days past due,

          (11) has an original term to scheduled maturity of not less than [ ] or more than 72 months,

          (12) has a remaining term to scheduled maturity of not less than [ ] months or greater than 72 months,

          (13) provides for equal monthly payments which will cause the Receivable to fully amortize [ ] during its term,

          (14) has a remaining principal balance of not less than $[ ] or more than $[ ],

          (15) has an APR of not less than [ ]% and

          (16) the model year of the related Financed Vehicle is not earlier than [ ].

PAYMENTS ON THE RECEIVABLES

     All of the Receivables provide for the payment by the related Obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of the Receivable. Each Receivable provides for repayment of the Amount Financed by an Obligor according to:

     o    the Rule of 78's (a "Rule of 78's Receivables"),
     o the actuarial method (an "Actuarial Receivable" and together with Rule of 78's Receivables, the "Precomputed Receivables") or
     o    the simple interest method (a "Simple Interest Receivable").

     Under a Rule of 78's Receivable, the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the "Rule of 78's". Under the Rule of 78's, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under the Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned interest calculated for the month is applied to principal reduction.

     An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to one-twelfth of the stated APR of the Receivable multiplied by the outstanding principal balance of the Receivable and an amount of principal equal to the remainder of the scheduled monthly payment.

     All payments received by the Servicer on or in respect of Precomputed Receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case, the Obligor may be subject to a late charge.

     "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of a prepayment in full, voluntarily or by acceleration, of a Precomputed Receivable, a "rebate" in the loan accounting records of the Servicer may be made to the Obligor of that portion of the total amount of payments under the relevant Receivable allocable to "unearned" finance charges. In the event of the prepayment in full, voluntarily or by acceleration, of a Simple Interest Receivable, a "rebate" will not be made to the Obligor, but the Obligor will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of a rebate under a Precomputed Receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all remaining payments were made on schedule.

     The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's generally will be less than the amount of a rebate on an Actuarial Receivable calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78's rebates under the Rule of 78's Receivables because pursuant to the Sale and Servicing Agreements distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the then outstanding principal balance of the Receivable, calculated pursuant to the actuarial method, will not be passed through to Noteholders.

PURCHASE OR REPLACEMENT OBLIGATIONS

     Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace, subject to limits on replacement set forth in the Sale and Servicing Agreement, any Receivable sold and assigned to the Trust as to which a breach has occurred as to particular representations or warranties made by the Seller with respect to the Receivable, if the breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the Seller of the breach, if the breach will materially and adversely affect the interests of the Noteholders, the Insurer or the Trust in the relevant Receivable. The Indenture Trustee will also have rights to enforce the obligations of the Seller under the Receivables Purchase Agreement. See "Description of the Transaction Documents--Sale and Assignment of Receivables" and "Trust Property" in this prospectus supplement.

     The Sale and Servicing Agreement also provides that if the Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, including but not limited to its obligation to maintain perfection of the first priority security interest of the Seller created by each Receivable in the related Financed Vehicle, or other covenants with regard to the Servicer, in each case only in a manner that materially and adversely affects the interests of the Noteholders, the Insurer or the Trust in any Receivable, the Servicer will purchase or replace the relevant Receivable from the Trust, unless the breach has been cured by the last day of the first full calendar month following the discovery by or notice to the Servicer of the breach.

COMPOSITION OF THE POOL OF INITIAL RECEIVABLES

     The tables below set forth information regarding the composition and characteristics of the pool of Receivables as of the Initial Cutoff Date. It is expected that the composition and characteristics of the Receivables on the Closing Date will be similar to the information set forth below. However, some Receivables may be excluded on the Closing Date as of a result of particular administrative considerations. The Seller does not believe that the characteristics of the Receivables included in the Trust on the Closing Date in the aggregate will differ materially from the information set forth in this prospectus supplement.


                     COMPOSITION OF THE INITIAL RECEIVABLES

        Aggregate Principal Balance..................................                        $[       ]
        Number of Receivables........................................                         [       ]
        Average Amount Financed......................................                        $[       ]
        Range of Amounts Financed....................................          $[       ] to $[       ]
        Average Current Principal Balance............................                        $[       ]
        Range of Current Principal Balances..........................          $[       ] to $[       ]
        Weighted Average APR.........................................                        [       ]%
        Range of APRs................................................          [       ]% to [       ]%
        Weighted Average Original Term to Scheduled
          Maturity(1)................................................                  [       ] months
        Range of Original Terms to Scheduled Maturity................     [       ] to [       ] months
        Weighted Average Remaining Term to Scheduled
          Maturity(1)................................................                  [       ] months
        Range of Remaining Terms to Scheduled Maturity...............            [       ] to 72 months

------------------
(1)  Rounded to the nearest month.


            DISTRIBUTION OF RECEIVABLES BY CURRENT PRINCIPAL BALANCE
                         (AS OF THE INITIAL CUTOFF DATE)

                                                                                                                     PERCENTAGE OF
                                                                   PERCENTAGE OF TOTAL                               AGGREGATE
CURRENT PRINCIPAL                       NUMBER OF                  NUMBER OF                  CURRENT PRINCIPAL      PRINCIPAL
BALANCE                                 RECEIVABLES                RECEIVABLES(1)             BALANCE                BALANCE(1)
------------------                     -------------               --------------------       ------------------     --------------
$  5,000.00  to    9,999.99........
  10,000.00  to   14,999.99........
  15,000.00  to   19,999.99........
  20,000.00  to   24,999.99........
  25,000.00  to   29,999.99........
  30,000.00  to   34,999.99........
                                                                   ------------------    --------------------       --------------
TOTAL............................                                             100.00%    $___________________                 100%
                                       --------------              ------------------    ====================       ==============


                 DISTRIBUTION OF RECEIVABLES BY AMOUNT FINANCED
                         (AS OF THE INITIAL CUTOFF DATE)


                                                                                                                     PERCENTAGE OF
                                                                   PERCENTAGE OF TOTAL                               AGGREGATE
AMOUNT                                  NUMBER OF                  NUMBER OF                  CURRENT PRINCIPAL      PRINCIPAL
FINANCED                                RECEIVABLES                RECEIVABLES(1)             BALANCE                BALANCE(1)
------------------                     -------------               --------------------       ------------------     --------------
$  5,000.00  to    9,999.99........
  10,000.00  to   14,999.99........
  15,000.00  to   19,999.99........
  20,000.00  to   24,999.99........
  25,000.00  to   29,999.99........
  30,000.00  to   34,999.99........
  35,000.00  to   39,999.99........
                                                                   ------------------    --------------------       --------------
TOTAL............................                                             100.00%    $___________________                 100%
                                       --------------              ------------------    ====================       ==============
-------------
(1)  Percentages may not add to 100.00% due to rounding.



                       DISTRIBUTION OF RECEIVABLES BY APR
                         (AS OF THE INITIAL CUTOFF DATE)

                                                                                                                     PERCENTAGE OF
                                                                   PERCENTAGE OF TOTAL                               AGGREGATE
RANGE OF                                NUMBER OF                  NUMBER OF                  CURRENT PRINCIPAL      PRINCIPAL
APRS (%)                                RECEIVABLES                RECEIVABLES(1)             BALANCE                BALANCE(1)
------------------                     -------------               --------------------       ------------------     --------------
10.00 to 10.99...................
11.00 to 11.99...................
12.00 to 12.99...................
13.00 to 13.99...................
14.00 to 14.99...................
15.00 to 15.99...................
16.00 to 16.99...................
17.00 to 17.99...................
18.00 to 18.99...................
19.00 to 19.99...................
20.99 to 20.99...................
21.00 to 21.99...................
22.00 to 22.99...................
23.00 to 23.99...................
24.00 to 24.99...................
25.00 to 25.99...................
                                                                   ------------------    --------------------       --------------
TOTAL............................                                             100.00%    $___________________                 100%
                                       --------------              ------------------    ====================       ==============



          DISTRIBUTION OF RECEIVABLES BY MODEL YEAR OF FINANCED VEHICLE
                         (AS OF THE INITIAL CUTOFF DATE)


                                                                                                                     PERCENTAGE OF
                                                                   PERCENTAGE OF TOTAL                               AGGREGATE
                                        NUMBER OF                  NUMBER OF                  CURRENT PRINCIPAL      PRINCIPAL
MODEL YEAR                              RECEIVABLES                RECEIVABLES(1)             BALANCE                BALANCE(1)
------------------                     -------------               --------------------       ------------------     --------------



1999.............................
1998.............................
1997.............................
1996.............................
1995.............................
1994.............................
1993.............................
1992.............................
1991.............................
                                                                   ------------------    --------------------       --------------
TOTAL............................                                             100.00%    $___________________                 100%
                                       --------------              ------------------    ====================       ==============

(1)  Percentages may not add up to 100.00% due to rounding.



       DISTRIBUTION OF RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY
                         (AS OF THE INITIAL CUTOFF DATE)


                                                                                                                     PERCENTAGE OF
                                                                   PERCENTAGE OF TOTAL                               AGGREGATE
RANGE OF REMAINING                      NUMBER OF                  NUMBER OF                  CURRENT PRINCIPAL      PRINCIPAL
TERMS                                   RECEIVABLES                RECEIVABLES(1)             BALANCE                BALANCE(1)
------------------                     -------------               --------------------       ------------------     --------------
24 to 29 months..................
30 to 35 months..................
36 to 41 months..................
42 to 47 months..................
48 to 53 months..................
54 to 59 months..................
60 to 65 months..................
66 to 71 months..................
72 months........................
                                                                   ------------------    --------------------       --------------
TOTAL............................                                             100.00%    $___________________                 100%
                                       --------------              ------------------    ====================       ==============



       DISTRIBUTION OF RECEIVABLES BY ORIGINAL TERM TO SCHEDULED MATURITY
                         (AS OF THE INITIAL CUTOFF DATE)

RANGE OF ORIGINAL                       NUMBER OF                  NUMBER OF                  CURRENT PRINCIPAL      PRINCIPAL
TERMS                                   RECEIVABLES                RECEIVABLES(1)             BALANCE                BALANCE(1)
------------------                     -------------               --------------------       ------------------     --------------
30 to 35 months..................
36 to 41 months..................
42 to 47 months..................
48 to 53 months..................
54 to 59 months..................
60 to 65 months..................
66 to 71 months..................
72 months........................
                                                                   ------------------    --------------------       --------------
TOTAL............................                                             100.00%    $___________________                 100%
                                       --------------              ------------------    ====================       ==============
--------------
(1)  Percentages may not add up to 100.00% due to rounding.



                DISTRIBUTION OF RECEIVABLES BY ADDRESS OF OBLIGOR
                         (AS OF THE INITIAL CUTOFF DATE)



                                        NUMBER OF                  NUMBER OF                  CURRENT PRINCIPAL      PRINCIPAL
STATE                                   RECEIVABLES                RECEIVABLES(1)             BALANCE                BALANCE(1)
-----                                  -------------               --------------------       ------------------     --------------
--------.........................
---------........................
---------........................
------------.....................
----------.......................
-----------......................
------------.....................
---------........................
-----------......................
-----------......................
---------........................
----------.......................
----------.......................
---------........................
----------.......................
---------........................
-----------......................
-----------......................
---------........................
-----------......................
----------.......................
----------.......................
--------.........................
----------.......................
-----------......................
-----------......................
---------........................
-------..........................
----------.......................
                                                                   ------------------    --------------------       --------------
TOTAL............................                                             100.00%    $___________________                 100%
                                       --------------              ------------------    ====================       ==============
------------------
(1) Percentages may not add up to 100.00% due to rounding.



MATURITY AND PREPAYMENT CONSIDERATIONS

     All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller unless the loan is repaid by the Obligor at the time of the sale or transfer. For this purpose the term "prepayments" includes prepayments in full, or in part, including, without limitation, some partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and other Receivables repurchased for administrative reasons. The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under some circumstances, the Seller is obligated to repurchase or replace Receivables as a result of breaches of representations and warranties pursuant to the Sale and Servicing Agreement and the Receivables Purchase Agreement, and under some circumstances, the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of specific covenants. Subject to particular conditions, the Servicer has the option to purchase the Receivables when the aggregate principal balance of the Receivables is 10% or less of the Original Pool Balance.

     If prepayments are received on the Receivables, the actual weighted average life of the Receivables may be shorter than the scheduled weighted average life, i.e., the weighted average life assuming that payments will be made as scheduled and that no prepayments will be made. "Weighted Average Life" means the average amount of time during which each dollar of principal on a Receivable is outstanding.

     Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Noteholders. See also "The Notes--Optional Purchase of Receivables" regarding the Servicer's right to purchase the Receivables and the other Trust Property on any Determination Date as of which the Aggregate Principal Balance has declined to less than 10% of the Original Pool Balance.

     Prepayments on automobile receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

     The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" ("ABS Tables") have been prepared on the basis of the following assumptions:

     o the Trust includes two pools of Receivables with the characteristics set forth in the following table;

     o the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     o each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

     o the initial principal amount of each of the Class A-1 Notes and Class A-2 Notes are as set forth on the cover page of this prospectus supplement;

     o interest accrues during each Interest Period at the following assuming coupon rates; Class A-1 Notes, [ ]% and Class A-2 Notes, [ ]%;

     o payments on the notes are made on the [ ](th) of each month whether or not a Business Day;

     o    the Class A Notes are purchased on [ ];

     o the scheduled monthly payment for each Receivable has been calculated on the basis of the assumed characteristics in the following table so that each Receivable will amortize in amounts sufficient to repay the Principal Balance of the Receivable by its indicated remaining term to maturity;

     o the first due date for each Receivable is the last day of the month of the assumed cutoff date for each Receivable as set forth in the following table;

     o    the entire Pre-Funded Amount is used to purchase Subsequent
          Receivables;

     o    the Servicer does exercise its option to purchase the Receivables; and

     o the difference between the gross APR and the net APR is equal to the Servicer Fee, and the net APR is further reduced by the fees due to the Indenture Trustee, the Backup Servicer and the Insurer.

                                                                                                         REMAINING
                                                                                     ORIGINAL            TERM TO
                    AGGREGATE                                                        TERM TO             SCHEDULED
                    PRINCIPAL                        GROSS          ASSUMED          MATURITY (IN        MATURITY (IN
      POOL          BALANCE                          APR(%)         CUTOFF DATE      MONTHS              MONTHS
  -----------     -------------------------     -------------      --------------   --------------      ----------------
       1                $         [       ]         [    ]            [    ]          [    ]              [    ]
       2                          [       ]         [    ]            [    ]          [    ]              [    ]

Total                   $         [       ]

     The ABS Tables indicate, based on the assumptions set forth above, the percentages of the initial principal amount of the Class A-1 Notes and Class A-2 Notes that would be outstanding after each of the Payment Dates shown at various percentages of ABS and the corresponding weighted average lives of the Notes. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under the varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity, that all of the Receivables will prepay at the same level of ABS or that the coupon rates on the Notes will remain constant. Moreover, the diverse terms of Receivables could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentage of ABS specified, even if the original and remaining terms of maturity of the Receivables are as assumed. Any difference between the assumptions and the actual characteristics and performance of the Receivables, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the Class A-1 Notes and Class A-2 Notes.


                         PERCENT OF INITIAL NOTE BALANCE
                          AT VARIOUS ABS PERCENTAGES(1)

PAYMENT                         CLASS A-1 NOTES                                     CLASS A-2 NOTES
DATE         ----------------------------------------------------------------   -----------------------------------
---------       ___%         ___%         ___%         ___%         ___%         ___%         ___%         ___%
INITIAL     ------------   ----------   ----------    ----------- -----------  -----------   --------   ----------
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========
=========     ------------   ----------   ----------    ----------- -----------  -----------   --------   ----------
Weighted
Average Life
in Years(2)

(1)  The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the Issuance of the note to the related Payment Date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

                              YIELD CONSIDERATIONS

     Other than on the first Payment Date, on each Payment Date, interest on the Receivables will be passed through to the Class A-1 and Class A-2 Noteholders in an amount equal to one-twelfth of the Interest Rate multiplied by the Note Balance of the applicable Class on the last day of the immediately preceding Collection Period. In the event of prepayments on Receivables, Noteholders will nonetheless be entitled to receive interest for the full month on the Notes. See also "The Receivables--Payments on the Receivables" in this prospectus supplement.

                                 USE OF PROCEEDS

     The Trust will use the net proceeds from the sale of the Notes to purchase Receivables from the Company and to make the initial deposit into the Capitalized Interest Account and the Pre-Funding Account. The Company will use the net proceeds paid to the Company by the Trust to purchase Receivables from the Seller, which in turn will use the proceeds to pay related expenses and repay specific warehouse loans and any additional proceeds will be added to the Seller's general funds and used for its general corporate purposes.

                                   THE INSURER

     The following information has been obtained from the Insurer and has not been verified by the Seller, the Company or the Underwriter. No representations or warranty is made by the Seller, the Company or the Underwriter with respect to this information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described in the prospectus under "Incorporation of Certain Documents by Reference," the consolidated financial statements of the Insurer and its subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Holdings, are incorporated by reference in this prospectus supplement:

     o    Annual Report on Form 10-K for the year ended [ ],

     o    Quarterly Report on Form 10-Q for the period ended [ ],

     o    Quarterly Report on Form 10-Q for the period ended [ ], and

     o    Quarterly Report on Form 10-Q for the period ended [ ].

     All financial statements of the Insurer included in documents filed by the Insurer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing of these documents.

     The Seller will provide without charge to any person to whom this prospectus supplement is delivered, upon their oral or written request, a copy of any or all of the foregoing financial statements incorporated in this prospectus supplement by reference. Requests for copies should be directed to: [ ]

     The Seller on behalf of the Trust undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the financial statements of the Insurer included in or as an exhibit to the annual report the Insurer of filed pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Class A Notes offered by this prospectus supplement, and the offering of the Class A Notes at that time shall be deemed to be the initial bona fide offering of the Class A Notes.

     All documents filed by the Company with respect to the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Notes, with the Securities and Exchange pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of any offering of the Class A Notes offered by this prospectus supplement, shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of the filing of these documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement, modifies or replaces the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

                                    THE NOTES

     The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. The following summary describes some of the terms of the Class A Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying prospectus, to which description reference is made by this prospectus supplement.

     The Class A Notes initially will be represented by notes registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000. All references to "Holders" or "Noteholders" and to authorized denominations, when used with respect to the Notes, shall reflect the rights of Note Owners, and limitations of Note Owners, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See "Certain Information Regarding the Securities--Book-Entry Regulation" in the prospectus supplement and Annex I to the prospectus.

     In general, the Class A-1 Noteholders will be entitled to receive, on each Payment Date, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount and the Class A-2 Noteholders will be entitled to receive, on each Payment Date, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount, subject to the priority of payments as described in "--Priority of Distribution Amounts." Payments on the Notes will be made from the Note Distribution Account.

MANDATORY REDEMPTION

     The Class A Notes will be redeemed in part on the Mandatory Redemption Date in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period. The aggregate principal amount of the Class A Notes to be redeemed will be an amount equal to the remaining Pre-Funded Amount on that date (the "Class A Mandatory Redemption Amount"). The Class A Mandatory Redemption Amount will be distributed pro rata to each of the Class A-1 Notes and the Class A-2 Notes, based on the current principal balance of each Class, provided, however, that if the amount remaining in the Pre-Funding Account is less than $100,000, only the Class A-1 Notes will be redeemed.

OPTIONAL PURCHASE OF RECEIVABLES

     As an administrative convenience, the Servicer may purchase all the Receivables and other Trust Property on any Payment Date if, as of the last day of the related Collection Period, the Aggregate Principal Balance has declined to less than 10% of the sum of (1) the Aggregate Principal Balance as of the Initial Cutoff Date plus (2) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Cutoff Dates (the "Original Pool Balance"). To exercise this option, the Servicer must pay the aggregate Purchase Amounts for the Receivables and obtain the prior written consent of the Insurer, or if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. Upon exercising the option, the Servicer will succeed to all interests in and to the Trust Property. The purchase price paid by the Servicer will be deposited into the Collection Account and distributed pursuant to "--Priority of Distribution Amounts" below. See "Certain Matters Regarding the Servicer--Termination" in the accompanying prospectus.

     This purchase will cause a redemption of the Notes; provided, however, that the Servicer will provide the Indenture Trustee, the Backup Servicer, the Insurer and the Rating Agencies at least 10 days' prior written notice of any redemption. The Indenture Trustee will give notice to each Noteholder at least five days prior to any redemption. The redemption price for each Note will be no less than the outstanding principal balance of the relevant Note on the date of redemption plus accrued and unpaid interest on the outstanding principal balance (the "Redemption Price"). The Servicer will deposit the Redemption Price into the Collection Account, and the Indenture Trustee will distribute the amounts so deposited in accordance with the "Priority of Distribution Amounts" below.

DISTRIBUTIONS FROM THE TRUST

     No later than 12:00 p.m. New York City time on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables and the aggregate Purchase Amount of Receivables to be purchased by the Servicer with respect to the related Collection Period. The Servicer will determine prior to the Determination Date, the Class A-1 Interest Payment Amount, the Class A-1 Principal Payment Amount, the Class A-2 Interest Payment Amount, the Class A-2 Principal Payment Amount, the Payment Amount, the amounts, if any, required to be deposited in the Class A Reserve Account, the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount.

     For purposes of this prospectus supplement, the following terms shall have the following meanings:

     "Additional Funds Available" means, with respect to any Payment Date the sum of (1) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to the Payment Date plus (2) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to the Payment Date.

     "Class A Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the sum of (1) the Class A-1 Interest Carryover Shortfall and (2) the Class A-2 Interest Carryover Shortfall.

     "Class A Interest Payment Amount" means, with respect to any Payment Date, the sum of (1) the Class A-1 Interest Payment Amount and (2) the Class A-2 Interest Payment Amount.

     "Class A Mandatory Redemption Amount" means the amount, if any, remaining of the Pre-Funded Amount on the Mandatory Redemption Date.

     "Class A Overcollateralization Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of:

              (1) the sum of,

                    (a) the remaining Aggregate Principal Balance as of the last day of the related Collection Period and

                    (b) all amounts, if any, in the Pre-Funding Account, over

               (2) the remaining Class A Note Balance, after giving effect to the amounts payable on the Payment Date pursuant to clauses (1) through (5) under "--Priority of Distribution Amounts" on the Payment Date.

     "Class A Principal Payment Amount" means, with respect to any Payment Date, the sum of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

     "Class A Target Overcollateralization Amount" means, with respect to any Payment Date, an amount equal to the product of (1) [ ]%, or any lesser percentage as the Insurer may decide in its sole discretion, and (2) the sum of
(a) the remaining Aggregate Principal Balance, and (b) amounts, if any, in the Pre-Funded Account, each determined as of the last day of the related Collection Period.

     "Class A-1 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Interest Payment Amount for the Payment Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on this outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-1 Notes actually received on the current Payment Date.

     "Class A-1 Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including [ ], to but excluding [ ], at the Class A-1 Interest Rate on the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period.

     "Class A-1 Mandatory Redemption Amount" means, (1) with respect to the Mandatory Redemption Date on which the Class A Mandatory Redemption Amount is less than $100,000, the Class A Mandatory Redemption Amount, and (2) with respect to any Payment Date on which the Class A Mandatory Redemption Amount is greater than $100,000, the product of (A) the Class A Mandatory Redemption Amount and (B) a fraction, the numerator of which is the Class A-1 Note Balance as of the class of business on the date prior to the related Payment Date and the denominator of which is the Class A Note Balance as of the class of business on the date prior to the related Payment Date.

     "Class A-1 Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-1 Principal Payment Amount and any outstanding Class A-1 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-1 Notes actually received on the current Payment Date.

     "Class A-2 Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including [ ], to but excluding [ ], at the Class A-2 Interest Rate on the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period.

     "Class A-1 Principal Payment Amount" means:

     (a) with respect to any Payment Date other than the Class A-1 Final Scheduled Payment Date: the lesser of,

          (1) the Class A-1 Note Balance immediately prior to the Payment Date and

          (2)  the sum of

               (A)  the Principal Payment Amount and

               (B)  the Class A-1 Mandatory Redemption Amount and

     (b) with respect to the Class A-1 Final Scheduled Payment Date, the then outstanding Class A-1 Note Balance.

     "Class A-2 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Interest Payment Amount for the Payment Date and any outstanding Class A-2 Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class A-2 Notes actually received on the current Payment Date.

     "Class A-2 Mandatory Redemption Amount" means, with respect to the Mandatory Redemption Payment Date, the positive difference, if any, between the Class A Mandatory Redemption Amount and the Class A-1 Mandatory Redemption Amount.

     "Class A-2 Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class A-2 Principal Payment Amount and any outstanding Class A-2 Principal Carryover Shortfall from the immediately preceding Payment Date, over (b) the amount of principal that the Holders of the Class A-2 Notes actually received on the current Payment Date.

     "Class A-2 Principal Payment Amount" means:

     (a) with respect to any Payment Date other than the Class A-2 Final Scheduled Payment Date: the lesser of,

          (1) the Class A-2 Note Balance immediately prior to the Payment Date, and

          (2)  the difference between

               (A) the sum of the Principal Payment Amount and the Class A-2 Mandatory Redemption Amount and

               (B)  the Class A-1 Principal Payment Amount and

     (b) with respect to the Class A-2 Final Scheduled Payment Date, the then outstanding Class A-2 Note Balance.

     "Class B Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of (a) the Class B Interest Payment Amount for the Payment Date and any outstanding Class B Interest Carryover Shortfall from the immediately preceding Payment Date plus interest on the outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Interest Rate from the preceding Payment Date through the current Payment Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, over (b) the amount of interest that the Holders of the Class B Notes actually received on the current Payment Date.

     "Class B Interest Payment Amount" means, with respect to any Payment Date, 30 days' interest, calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Payment Date, the number of days (on a "30/360" basis) from and including [ ] to but excluding [ ], at the Class B Interest Rate on the Class B Note Balance as of the close of business on the last day of the related Collection Period.

     "Class B Principal Payment Amount" means:

     (a) with respect to any Payment Date other than the Class B Final Scheduled Payment Date: the lesser of,

          (x) the Class B Note Balance immediately prior to the Payment Date, and

          (y)  amounts remaining from the sum of,

               (A)  Available Funds and

               (B) amounts available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, after application of priorities First through Ninth under "--Priority of Distribution Amounts," and

     (b) with respect to the Class B Final Scheduled Payment Date, the then outstanding Class B Note Balance.

     "Contract Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in the Receivable as required to be paid by the Obligor in the relevant Collection Period, without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding.

     "Defaulted Receivable" means any Receivable with respect to which any of the following shall have occurred:

     o for which the related Financed Vehicle has been repossessed by the Servicer;
     o for which all or more than 10% of any payment is 120 days or more past due; or
     o a Contract with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

     "Draw Date" means, with respect to any Payment Date the third business Day (as defined in the Policy) immediately preceeding the Payment Date.

     "Excess Overcollateralization Amount" means, with respect to any Payment Date, the excess, if any, of

     (1) the Class A Overcollateralization Amount calculated for this purpose only without deduction for any Excess Overcollateralization Amount (I.E., assuming that the entire amount described in clause (x) of the definition of "Principal Payment Amount" is distributed as principal on the Class A Notes) over

     (2) the Class A Target Overcollateralization Amount on the Payment Date.

     "Insurer Optional Deposit" means, with respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Policy Claim Amount, for deposit into the Collection Account for any of the following purposes:

     (1) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to the Payment Date; or

     (2) to include this amount as part of the Additional Funds Available for the Payment Date to the extent that without this amount a draw would be required to be made on the Policy.

     "Liquidated Receivable" means any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period:

     o    the sale of the Financed Vehicle;
     o for which all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except in the case of repossessed Financed Vehicles,
     o the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or
     o    90 days have elapsed since the Servicer repossessed the Financed
          Vehicle.

     "OC Stabilization Date" means the first Payment Date on which the Class A Overcollateralization Amount equals the Class A Target Overcollateralization Amount.

     "Policy Claim Amount" means, for any Payment Date, the excess, if any, of

     (1) the sum of the Class A Interest Payment Amount and the Class A Principal Payment Amount for the Payment Date over

     (2) the sum of

          (a) the amounts actually deposited into the Class A Note Distribution Account on the related Payment Date and

          (b) the Additional Funds Available to pay the Class A Interest Payment Amount or the Class A Principal Payment Amount if any, for the Payment Date.

     "Principal Balance" of a Receivable:

     o    as of the Cutoff Date, means the Amount Financed minus

               (1) in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the actuarial method and
               (2) in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date and allocable to principal in accordance with the simple interest method, and

     o as of any date after the Cutoff Date, means the Principal Balance as of the Cutoff Date minus

               (1) in the case of a Precomputed Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the actuarial method,

               (2) in the case of a Simple Interest Receivable, that portion of all payments, including all Contract Scheduled Payments and any prepayments in full or partial prepayments, actually received on or prior to that date, but after the Cutoff Date, and allocable to principal in accordance with the simple interest method and

               (3) any Cram Down Loss in respect of the Receivable. The Principal Balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

     "Principal Payment Amount" means the amount equal to the excess, if any, of
(x) the sum of the following amounts, without duplication:

               o the principal portion of all Contract Scheduled Payments received during the Collection Period on Precomputed Receivables, calculated in accordance with the actuarial method, and all payments of principal received on Simple Interest Receivables, calculated in accordance with the simple interest method, during the Collection Period;
               o the principal portion of all prepayments received during the related Collection Period;
               o the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;
               o the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and
               o the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over

     (y) the Excess Overcollateralization Amount, if any, for the Payment Date.

     "Purchase Amount" means, with respect to a Receivable, the Principal Balance plus interest on the Principal Balance at the respective APR from the last day through which interest has been paid to the last day of the immediately preceding Collection Period if purchased prior to the Determination Date immediately following the end of the Collection Period, and otherwise through the last day of the month of repurchase.

     CALCULATION OF PAYMENT AMOUNTS. The Class A-1 Noteholders will be entitled to receive, to the extent funds are available, the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount with respect to each Payment Date. The Class A-2 Noteholders will be entitled to receive to the extent funds are available, the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount with respect to each Payment Date, subject to the priority of payments as described in "--Priority of Distribution Amounts". The "Class A-1 Note Balance" will initially represent $[ ], and afterward, an amount equal to the initial Class A-1 Note Balance reduced by all amounts distributed to the Noteholders that are allocable to principal. The "Class A-2 Note Balance" will initially represent $[ ], and afterward, an amount equal to the initial Class A-2 Note Balance reduced by all amounts distributed to the Class A-2 Noteholders that are allocable to principal.

PRIORITY OF DISTRIBUTION AMOUNTS

     On each Payment Date, the Indenture Trustee will, based on the information contained in the Servicer's Certificate delivered on the related Determination Date, distribute the following amounts in the following order of priority:

     (1) first, from the Available Funds, to the Servicer, the Servicer Fee (as defined in this prospectus supplement) for the related Collection Period, and any Servicer Expenses for the related or any prior Collection Period and other amounts mistakenly deposited in the Collection Account belonging to the Servicer, if any, or otherwise required to be distributed to the Servicer in accordance with the Sale and Servicing Agreement;

     (2) second, from the remaining Available Funds, to the Lockbox Bank, the Indenture Trustee, the Owner Trustee and the Backup Servicer, any accrued and unpaid fees and in the case of the Backup Servicer, Servicer Transition Expenses, if any, up to an amount specified in the Sale and Servicing Agreement, in each case, to the extent the Person (as defined in this prospectus supplement) has not previously received this amount from the Servicer;

     (3) third, from the remaining Available Funds, pro rata in respect of the amounts due, (a) to the Class A-1 Noteholders, the Class A-1 Interest Payment Amount for the Payment Date and the Class A-1 Interest Carryover Shortfall, if any, and (b) to the Class A-2 Noteholders, the Class A-2 Interest Payment Amount for the Payment Date and the Class A-2 Interest Carryover Shortfall, if any;

     (4) fourth, from the remaining Available Funds, to the Class A-1 Noteholders, the Class A-1 Principal Payment Amount for the Payment Date, and the Class A-1 Principal Carryover Shortfall, if any;

     (5) fifth, from the remaining Available Funds, to the Class A-2 Noteholders, the Class A-2 Principal Payment Amount for the Payment Date, and the Class A-2 Principal Carryover Shortfall, if any;

     (6) sixth, from the remaining Available Funds, to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

     (7) seventh, from the remaining Available Funds, to the Class A Reserve Account to the extent necessary to increase the amount on deposit tin this prospectus supplement to its then required level;

     (8) eighth, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts, if any, available in accordance with the terms of the Class A Reserve Account Agreement, sequentially, to the Class A-1 Noteholders and to the Class A-2 Noteholders, as principal, until the Class A Target Overcollateralization Amount is achieved;

     (9) ninth, from the remaining Available Funds, to the Class B Noteholders, the Class B Interest Payment Amount for the Payment Date and the Class B Interest Carryover Shortfall, if any;

     (10) tenth, from the remaining Available Funds, and together with amounts, if any, available from the Class A Reserve Account in accordance with the terms of the Sale and Servicing Agreement, to the Class B Noteholders, the Class B Principal Payment Amount; and

     (11) eleventh, from the remaining Available Funds, to the Class A Reserve Account, or as otherwise specified in the Trust Documents, any remaining funds.

PAYMENT DATE CALCULATIONS AND PAYMENTS

     In the event that any Servicer's Certificate delivered by the Servicer indicates that the Available Funds with respect to a Payment Date are insufficient to fund in full the related Scheduled Payments plus the amounts described in clauses (1), (2) and (6) above in "--Priority of Distribution Amounts", the Indenture Trustee shall request the Deficiency Claim Amount from the Class A Reserve Account, at the time required by and pursuant to, the Class A Reserve Account Agreement. Any funds received by the Indenture Trustee pursuant to this request will be deposited in the Collection Account and paid on the related Payment Date to the persons entitled to the funds, in the amounts described in clauses (1) through (6) of "--Priority of Distributions" in accordance with the priority of payment. Further, in the event that any Servicer's Certificate delivered by the Servicer indicates that the sum of (1) the Available Funds with respect to a Payment Date, plus (2) any related Deficiency Claim Amount funds deposited in the Collection Account or otherwise received by the Indenture Trustee is insufficient to fund in full the related Scheduled Payments, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed notice of claim in the amount of the Policy Claim Amount. Amounts paid by the Insurer pursuant to any notice of claim shall be deposited by the Insurer into the Note Distribution Account for payment to Noteholders on the Payment Date.

STATEMENTS TO NOTEHOLDERS

     On each Payment Date, the Indenture Trustee must provide to each Class A Noteholder, the Insurer and the Rating Agencies a statement prepared by the Servicer based on the information in the related Servicer's Certificate, which statement sets forth the information required under the Sale and Servicing Agreement. Each statement will include the following information with respect to the Payment Date or the immediately preceding Collection Period, as applicable:

     (1) the amount of the payment allocable to interest with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, as applicable;

     (2) the amount of the payment allocable to principal on or with respect to the Class A-1 Notes, the Class A-2 Notes and the Class B Notes;

     (3)  the amount of the payment pursuant to a claim on the Policy;

     (4) the amount of fees paid by the Trust with respect to the related Collection Period, including any Servicer Fee and Servicer Expenses;

     (5) the Class A-1 Note Balance, the Class A-2 Note Balance and the Class B Note Balance;

     (6) the Class A-1 Interest Carryover Shortfall, the Class A-2 Interest Carryover Shortfall and the Class B Interest Carryover Shortfall, if any, and the Class A-1 Principal Carryover Shortfall, the Class A-2 Principal Carryover Shortfall and the Class B Principal Carryover Shortfall, if any;

     (7) the Class A-1 Note Factor, the Class A-2 Note Factor and the Class B Note Factor;

     (8) for each date during the Pre-Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining the Capitalized Interest Account;

     (9) the number of Receivables and the aggregate Principal Balance due of the Receivables, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days, (B) between 61 and 90 Days, (C) between 91 and 120 days and (D) more than 120 days;

     (10) the number of Receivables which became Liquidated Receivables, and the aggregate principal amount of the Receivables which became Liquidated Receivables net of Recoveries;

     (11) the number of Receivables which became Defaulted Receivables, and the aggregate principal amount of these Receivables;

     (12) the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

     (13) the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

     (14) the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during the Collection Period, or during a prior Collection Period, if the Servicer first became aware of the proceeding during the current Collection Period;

     (15) the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Class A Reserve Account;

     (16) the Class A Overcollateralization Amount and the Class A Target Overcollateralization Amount; and

     (17) the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

     Each amount set forth pursuant to subclauses (1), (2) and (5) will be expressed as a dollar amount per $1,000 of the initial principal amount of a Note.

     Unless and until Definitive Notes are issued, the reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Class A Notes and the nominee of DTC. See "Reports to Securityholders" and "Description of the Notes" in the prospectus. Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during the calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to that Noteholder and any other information as the Servicer deems necessary to enable the Noteholder to prepare its tax returns. See "Certain Federal Income Tax Consequences."

CREDIT SUPPORT

     The Class A Overcollaterization Amount and the Class A Reserve Account (a funded cash reserve account (the "Class A Reserve Account")), result in credit support for the Class A Notes. This credit support is required to be increased to, and subsequently maintained at, a level established by the Insurer. This level changes over time. The Insurer may permit the required level of credit support provided by the Class A Reserve Account and the Class A Overcollateralization Amount to be reduced, or "step down", over time without the consent of Noteholders.

     OVERCOLLATERIZATION. Overcollaterization for the Class A Notes is created as a result of the application of "excess interest" and "excess principal" to the payment of principal on the Class A Notes. The "excess interest" is interest which is collected on the Receivables in excess of the amount of interest that is paid on the Class A Notes, used to pay specific fees, or, under some circumstances, deposited to the Class A Reserve Account. This application of excess interest results in the outstanding principal balance of the Class A Notes amortizing more quickly than the Pool Balance. The "excess principal" is the principal allocated to the Class A Notes which is in excess of the principal the Class A Notes would receive if the principal collected on the Receivables were distributed pro rata to the Class A Notes and Class B Notes based on their relative outstanding principal balances. This application of the "excess principal" results in the outstanding principal balance on the Class A Notes amortizing more quickly than the Aggregate Principal Balance on a percentage basis.

     If the Insurer permits the required level of overcollaterization to step down, principal collections which would otherwise be paid through to the Class A Noteholders as part of the Class A Principal Payment Amount may be instead released to the Class B Noteholders or the Certificateholder.

     SUBORDINATION. As of the Closing Date, the principal balance of the Class B Notes equals ____% of the Note Balance. The transaction is structured so that until the OC Stabilization Date, the Class B Note Balance will grow as a percentage of the Note Balance. The Class B Notes are subordinated in right of payment to the payment of the Class A Notes. No payments of principal will be made to the Class B Notes until the OC Stabilization Date. Payment of interest on the Class B Notes is subordinated to payment of interest and principal on the Class A Notes, the funding of the Class A Reserve Account and, until the OC Stabilization Date, the payment of excess interest as additional principal to the Class A Notes. If there are losses on the Receivables, those losses will be borne entirely by the Certificateholder and by the Class B Notes before there are any losses on the Class A Notes.

     CLASS A RESERVE ACCOUNT. The Class A Reserve Account will be funded with an initial cash deposit on the Closing Date. On each subsequent Payment Date, the Indenture Trustee will be required to deposit additional amounts into the Class A Reserve Account from payments on the Receivables as described under "The Notes--Priority of Distribution Amounts" above to the extent that the balance on deposit tin this prospectus supplement is below the then required level. Amounts, if any, on deposit in the Class A Reserve Account on a Payment Date will be available to the extent provided in the Class A Reserve Account Agreement to fund any Deficiency Claim Amount with respect to the Payment Date. Amounts on deposit in the Class A Reserve Account on any Payment Date on or prior to the OC Stabilization Date, after giving effect to all distributions made on the Payment Date, in excess of the specified Class A Reserve Account Requirements for the Payment Date shall be distributed to Class A Noteholders as a prepayment of principal on the Class A Notes. On any Payment Date after the OC Stabilization Date, the excess funds may be released to the Class B Noteholders or the Certificateholder without the consent of the Class A Noteholders.

     In addition, the Certificateholder, the Insurer and the Collateral Agent under the Class A Reserve Account Agreement may amend the Class A Reserve Account Agreement, and any provisions in the Insurance Agreement relating to the Class A Reserve Account, in any respect, including, without limitation, reducing or eliminating the funding requirements of the Class A Reserve Account or permitting these funds to be used for the benefit of persons other than Class A Noteholders, without the consent of, or notice to, the Trustee, the Owner Trustee or the Noteholders. The Collateral Agent shall not withhold or delay its consent with respect to any amendment that does not adversely affect the Collateral Agent in its individual capacity. Notwithstanding any reduction in or elimination of the funding requirements of the Class A Reserve Account or the depletion of the Class A Reserve Account, the Insurer will be obligated on each Payment Date to fund the full amount of each Scheduled Payment required to be paid by the Payment Date, and which would not be in the absence of a payment under the Policy. If the Insurer breaches its obligations, any losses on the Receivables will be borne first by the Class B Noteholders and then by the Noteholders.

THE INDENTURE

     THE INDENTURE TRUSTEE. [ ] is the Indenture Trustee under the Indenture. For the purpose of meeting the legal requirements of some jurisdictions, the Indenture Trustee may appoint co-trustees or separate trustees of all or any part of the trust estate and confer upon this party any powers, duties, obligations, rights and trusts as the Indenture Trustee deems necessary, or desirable. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Indenture Trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee shall be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee who will exercise and perform these rights, powers, duties, and obligations solely at the direction of the Indenture Trustee.

     The Indenture Trustee may resign at any time after 60 days' written notice to the Issuer, the Insurer and Noteholders in which event the Controlling Party will be obligated to appoint a successor trustee. The Controlling Party may remove the Indenture Trustee if, among other reasons, the Indenture Trustee ceases to be eligible to continue as the Indenture Trustee under the Indenture, becomes legally unable to act or becomes insolvent. In these circumstances, the Controlling Party will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment of a successor trustee.

     The Sale and Servicing Agreement will provide that the Indenture Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from the Indenture Trustee's own willful misfeasance, bad faith or negligence and other than by reason of a breach of any of the Indenture Trustee's representations or warranties set forth in the Sale and Servicing Agreement. The Sale and Servicing Agreement will further provide that the Servicer will indemnify the Indenture Trustee for some of the taxes that may be asserted in connection with the transaction.

     The Indenture Trustee makes no representations as to the validity or sufficiency of the Sale and Servicing Agreement, the Notes, other than the authentication of the Notes, or any Receivables or the Related Documents and is not accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Notes or the Receivables, or the investment of any monies received by the Servicer before the monies are deposited in the Collection Account. The Indenture Trustee has not independently verified the Receivables. The Indenture Trustee is required to perform only those duties specifically required of it under the Sale and Servicing Agreement and the Indenture. The Indenture Trustee shall determine whether the certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Sale and Servicing Agreement and the Indenture conform to the requirements of the Sale and Servicing Agreement and the Indenture, respectively.

     MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. The Trust and Indenture Trustee may, with the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, but without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes:

     o to correct or amplify the description of the property subject to the lien of the Indenture or add additional property to it;

     o to evidence the succession of another Person to the Trust and the assumption by the successor of the covenants of the Trust;

     o to add additional covenants for the benefit of the Noteholders or to surrender any right or power conferred on the Trust;

     o to convey, transfer, assign, mortgage or pledge any additional property to or with the Indenture Trustee;

     o to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision of the Indenture or any supplemental indenture;

     o to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; and

     o to add any provisions to, change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Noteholders under the Indenture; provided that any action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder.

     MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT. With the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Note Majority, the Trust and the Indenture Trustee may execute one or more supplemental indentures to add, change or eliminate any other provisions of the Indenture, modify in any manner the rights of the Noteholders or provide for the acceptance of the appointment of a successor Indenture Trustee. Without the prior written consent of the Insurer, prior to the occurrence and continuance of an Insurer Default, and the Holder of each outstanding related Note affected, however, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate on the Note or the redemption price with respect to the Note, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to the payment of principal of or interest on the Notes, change any place of payment where or the coin or currency in which any Note or any interest on the Note is payable;

     o impair the right to institute suit for the enforcement of particular provisions of the Indenture regarding payment;

     o reduce the percentage of the aggregate amount of the outstanding Notes the consent of the Holders of which is required for any supplemental indenture or the consent of the Holders of which is required for any waiver of compliance with particular provisions of the Indenture or of some of the defaults under the Indenture and their consequences as provided for in the Indenture;

     o modify or alter the provisions of the Indenture regarding particular aspects of what constitutes an "Outstanding" Note;

     o reduce the percentage of the aggregate outstanding amount of the Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

     o modify the provision of the Indenture requiring consent of Noteholders except to increase the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture or to provide additional provisions requiring the consent of each Noteholder prior to modification or waiver;

     o modify any of the provisions of the Indenture affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date;

     o permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the Holder of any Note of the security afforded by the lien of the Indenture; or

     o become effective if the Rating Agency Condition has not been satisfied with respect to it.

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee, and not rescinded, a written notice specifying that any Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of:

     (1)  any payment being made under the Policy;

     (2) some events of bankruptcy, insolvency, receivership or liquidation of the Trust, the Seller or the Certificateholder;

     (3) the Trust becoming taxable as an association, or publicly traded partnership, taxable as a corporation for federal or state income tax purposes;

     (4) the Class A Notes not being treated as indebtedness for federal or applicable state income tax purposes and the characterization's having a material adverse effect on the Trust and the Noteholders or the Insurer;

     (5) the sum of the Available Funds with respect to any Payment Date plus the amount, if any, available from particular collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1)-(6) under "The Notes--Priority of Distribution Amounts" in this prospectus supplement; and

     (6) any failure to perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstances or condition in respect of which the misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the Trust and the Indenture Trustee by the Insurer.

     Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Class A Notes due to the Event of Default as the Insurer, in its sole discretion, shall elect, and to deliver the proceeds of the liquidation to the Indenture Trustee for distribution to the Class A-1 Noteholders and Class A-2 Noteholders on a pro rata basis based on the Class A-1 Note Balance and the Class A-2 Note Balance then outstanding, in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Property in whole or in part if the proceeds of the liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless the Event of Default arose from an event specified in (1), (2), (3), or (4) in the immediately preceding paragraph. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes in accordance with the terms of the Policy. Following any Event of Default under the Indenture, the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See "The Policy" in this prospectus supplement.

     If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying prospectus under "Description of the Notes--Provisions of the Indenture" and "--Events of Default; Rights Upon Events of Default"; and the Indenture Trustee and the Noteholders have the rights under the Indenture described tin this prospectus supplement.

NOTE FACTORS; STATEMENT TO NOTEHOLDERS; SERVICER REPORTS TO THE INDENTURE
TRUSTEE

     The "Class A-1 Note Factor" will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-1 Notes. The Class A-1 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-1 Note Factor will decline to reflect reductions in the Class A-1 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-1 Noteholder's pro rata share of the Class A-1 Note Balance can be determined on any date by multiplying the original denomination of the Holder's Note by the Class A-1 Note Factor as of the close of business on the most recent Payment Date.

     The "Class A-2 Note Factor" will be a seven-digit decimal number that the Servicer will compute each month indicating the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period in that month as a fraction of the respective original outstanding principal balance of the Class A-2 Notes. The Class A-2 Note Factor will be 1.0000000 as of the Cutoff Date; and afterward, the Class A-2 Note Factor will decline to reflect reductions in the Class A-2 Note Balance as a result of scheduled payments collected, partial prepayments, prepayments and liquidations of the Receivables. The amount of a Class A-2 Noteholder's pro rata share of the Class A-2 Note Balance can be determined on any date by multiplying the original denomination of the Holder's Note by the Class A-2 Note Factor as of the close of business on the most recent Payment Date.

     Under the Sale and Servicing Agreement, the Servicer will perform some monitoring and reporting functions for the Trust, including the preparation and delivery of the Servicer's Certificate on each Determination Date to the Indenture Trustee, the Backup Servicer, the Insurer, and the Rating Agencies setting forth specified information with respect to the preceding Collection Period.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will be required to mail to each person who at any time during the relevant calendar year will have been a Noteholder, a statement containing information related to the Noteholder's preparation of federal income tax returns.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

     The following summary describes some of the terms of the Transaction Documents. Forms of the Transaction Documents have been filed as exhibits to the Registration Statement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions in the Transaction Documents. The following summary supplements the description of the general terms and provisions of the Transfer and Servicing Agreements (as this term is used in the prospectus) set forth in the prospectus, to which description reference is made by this prospectus supplement.

SALE AND ASSIGNMENT OF RECEIVABLES

     Some information with respect to the sale of the Receivables by the Seller and the Company is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" in the prospectus. See also "The Receivables" in this prospectus supplement and "The Receivables Pools" in the prospectus for additional information regarding the Receivables and some of the obligations of the Seller and the Servicer with respect to the Receivables.

     At the time of issuance of the Notes, the Seller will sell and assign to the Company, the Seller's entire interest in the Receivables, including its security interests in the Financed Vehicles, and the Company will sell and assign to the Trust the Company's entire interest in the Receivables, including the security interests in the Financed Vehicles. On or before the Closing Date, the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders and the Insurer pursuant to the Indenture. Each Receivable will be identified in a schedule to the Sale and Servicing Agreement. The Indenture Trustee will, concurrently with the pledge, authenticate and deliver the Notes, which have been executed on behalf of the Trust.

     Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

     (1) each Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement;

     (2) the Insurer, so long as no Insurer Default shall have occurred and be continuing, shall in its absolute and sole discretion have approved the transfer of the Subsequent Receivables to the Trust;

     (3) the Seller will not have selected the Subsequent Receivable in a manner that it believes is adverse to the interests of the Noteholders or the Insurer;

     (4) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of the Subsequent Cutoff Date, meet the following criteria, computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date:

          (a) the weighted average APR of the Receivables will not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date;

          (b) the remaining term of the Receivables will not be greater than 72 months nor less than [ ] months;

          (c) not more than [ ]% of the Principal Balances of the Receivables will be attributable to Loans for the purchase of used Financed Vehicles;

          (d)  the APR is not less than [ ]% nor more than [ ]%; and

          (e) no vehicle is older than a [ ] model year, and the Trust, the Indenture Trustee, the Owner Trustee

          (f) and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above;

     (5) the Seller shall have executed and delivered to the Trust, with a copy to the Indenture Trustee, a Subsequent Transfer Agreement conveying the Subsequent Receivable to the Trust, including a schedule identifying the Subsequent Receivables;

     (6) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Insurer, the Owner Trustee and the Rating Agencies with respect to the validity of the conveyance of the Subsequent Receivables; and

     (7) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and the Insurer in writing that, following the addition of all of the Subsequent Receivables, each of the Class A-1 Notes and the Class A-2 Notes will be rated [ ] by [ ] and [ ] by [ ].

     Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will represent and warrant that, among other things:

     o as of each Cutoff Date, the information provided in the schedule to the Sale and Servicing Agreement with respect to the Receivables is correct in all material respects;

     o at the date of issuance of the Notes and any Subsequent Transfer Date, the Receivables are free and clear of all liens or claims and no right of setoff, counterclaim or rescission has been asserted or, to the best of its knowledge, threatened with respect to the Receivables;

     o at the date of issuance of the Notes and any Subsequent Transfer Date, each of the Receivables is secured by, or will be when all necessary steps have been taken to result in, a first priority perfected security interest in the Financed Vehicle in favor of the Seller and this security interest has been validly assigned to the Seller, the Trust and the Indenture Trustee; and

     o each Receivable, at the time it was originated, complied, and at the date of issuance of the Notes and any Subsequent Transfer Data, complies in all material respects with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

     Pursuant to the Receivables Purchase Agreement and the Sale and Servicing Agreement, the Seller will be obligated to repurchase or replace subject to limits on replacement set forth in the Sale and Servicing Agreement a Receivable from the Trust, if the interests of the Noteholders, the Insurer or the Trust in the Receivable are materially adversely affected by a breach of any representation or warranty made by the Seller, with respect to the Receivable, if the breach has not been cured following discovery by or notice to the Seller of the breach. Pursuant to the Sale and Servicing Agreement, the Servicer will be obligated to purchase or replace a Receivable from the Trust if the interests of the Noteholders, the Insurer or the Trust in the Receivables are materially adversely affected by a breach of some of its servicing obligations under the Sale and Servicing Agreement, including its obligation to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle or other covenants with respect to the Servicer, if the breach has not been cured following the discovery or notice to the Servicer of the breach. Each Receivable will be purchased from the Trust or replaced by the Seller or the Servicer, as the case may be, at a price equal to the Purchase Amount. The purchase or replacement obligations will constitute the sole remedy available to the Noteholders or the Indenture Trustee for any uncured breaches.

     Pursuant to the Sale and Servicing Agreement, the Servicer will service and administer the Receivables. The documents evidencing the Initial Receivables and Subsequent Receivables will be delivered to the Indenture Trustee on the Closing Date and Subsequent Transfer Date. In addition, the Seller's accounting records and computer systems will be marked to reflect the sale and assignment, and UCC financing statements reflecting the sale and assignment will be filed. See "Certain Legal Aspects of the Receivables--Security Interests in Financed Vehicles" in the accompanying prospectus.

ACCOUNTS

     Each Obligor has been instructed to make payments with respect to the Receivables after the applicable Cutoff Date to a Lockbox which has been established and will be maintained by Mellon Bank, N.A. (the "Lockbox Bank"). Upon receipt of payments in the Lockbox, the Lockbox Bank will deposit funds into an account maintained by the Lockbox Bank at a depository institution (the "Lockbox Account") acceptable to the Insurer. The Indenture Trustee will establish the Collection Account (the "Collection Account") in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. All payments made on or with respect to the Receivables previously deposited in the Lockbox Account will be transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. Upon receipt, but in no event later than two Business Days after the receipt of amounts in respect of Receivables, each of the Servicer and the Seller will remit all amounts received by it in respect of the Receivables in the form of checks with payment coupons directly to the Lockbox. Other payments received by each of the Servicer and the Seller will be deposited into a local servicing account for processing, and then transferred to the Collection Account within two Business Days of the receipt of available funds tin this prospectus supplement. The Collection Account will be maintained with the Indenture Trustee as long as the Indenture Trustee's deposits have a rating acceptable to the Insurer and the Rating Agencies. If the deposits of the Indenture Trustee no longer have an acceptable rating, the Indenture Trustee shall cause the accounts to be moved to a bank or trust company having acceptable ratings.

     The Indenture Trustee will also establish and maintain an account, in its name, on behalf of Noteholders and the Insurer, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account").

     On the Closing Date, a cash amount equal to approximately $[ ] (the "Initial Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") which will be established with the Indenture Trustee. The "Funding Period" is the period from the Closing Date until the earliest of the date on which:

     (1) the amount on deposit in the Pre-Funding Account is less than $100,000,

     (2) a Servicer Termination Event occurs under the Sale and Servicing Agreement or an Insurance Agreement Event of Default occurs, or

     (3)  the Payment Date in [ ].

     The Initial Pre-Funded Amount, as reduced from time to time during the Funding Period by the amount used to purchase Subsequent Receivables in accordance with the Sale and Servicing Agreement, is referred to in this prospectus supplement as the "Pre-Funded Amount." The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 on or before the Payment Date in [ ]. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described in this prospectus supplement. The "Mandatory Redemption Date" is the earlier of (1) the Payment Date in [ ] and (2) if the last day of the Funding Period occurs on or prior to the Determination Date in [ ], then the [ ] Payment Date.

     On the Closing Date, a cash amount shall be deposited in an account (the "Capitalized Interest Account") which will be established with the Indenture Trustee. The amount, if any, deposited in the Capitalized Interest Account will be applied on the Payment Dates occurring in [ ], [ ] and [ ], and to fund an amount (the "Monthly Capitalized Interest Amount") equal to the amount of interest accrued for each Payment Date at the excess of (1) the weighted average interest rate on the Class A Notes over (2) [ ]%, on the portion of the Class A Notes having a principal balance in excess of the Aggregate Principal Balances of the Receivables. Any amounts remaining in the Capitalized Interest Account on the Mandatory Redemption Date and not used for these purposes are required to be paid to the Class A Noteholders on the relevant date. See "Description of the Transaction Documents--Accounts."

     All of these Accounts shall be Eligible Deposit Accounts (as defined in the prospectus) acceptable to the Insurer, so long as no Insurer Default has occurred and is continuing.

     Consistent with the Sale and Servicing Agreement and its normal collection practices and procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to particular limitations. No extension or modification in accordance with the Sale and Servicing Agreement will result in a repurchase obligation for the Servicer.

SERVICING PROCEDURES

     The Servicer will make all reasonable efforts to collect all payments due with respect to the Receivables and will continue these collection procedures as it follows with respect to all comparable motor vehicle receivables that it services for itself or others, in a manner consistent with the Sale and Servicing Agreement. If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal collection practices and procedures, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or private auction, or the taking of any other action permitted by applicable law.

     The Servicer will not be required under the Sale and Servicing Agreement to make any advances of principal or interest due on any Receivable.

COLLECTIONS

     The Servicer or the Seller, as the case may be, will remit or cause to be remitted the aggregate Purchase Amount of any Receivables required to be purchased by it from the Trust to the Collection Account. Under the Sale and Servicing Agreement, the amounts of any recoveries in respect of any Receivables repurchased by Dealers pursuant to any Dealer Recourse constitute collections on the Receivables.

     For purposes of the Sale and Servicing Agreement, collections on a Receivable, other than a Receivable purchased by the Servicer or the Seller, which are not late fees or other administrative fees and expenses collected during a Collection Period are required to be applied first to the Contract Scheduled Payment. To the extent that the collections on a Receivable during a Collection Period exceed the Contract Scheduled Payment on the Receivable, the collections are required to be applied to prepay the Receivable in full. If the collections are insufficient to prepay the Receivable in full, any partial prepayment of principal during a Collection Period will be immediately applied to reduce the principal balance of the Receivable during that Collection Period.

SERVICING COMPENSATION

     The Servicer is entitled under the Sale and Servicing Agreement to receive on each Payment Date a fee (the "Servicer Fee") equal to the sum of (a) the product of one-twelfth and [ ]% (the "Servicing Fee Rate") and the Principal Balance outstanding at the beginning of the calendar month immediately preceding the month in which the Payment Date occurs and (b) any late fees. If the Backup Servicer, or any other entity becomes the successor Servicer, it will receive compensation at the Servicing Fee Rate. The Servicer will also be reimbursed for particular expenses related to the repossession of Financed Vehicles (the "Servicer Expenses"). The Servicer Fee and Servicer Expenses will be paid out of collections from the Receivables pursuant to the distribution described under "The Notes--Priority of Distribution Amounts".

     The Servicer Fee and the Servicer Expenses will compensate the Servicer for performing the functions of a third-party servicer of the Receivables as an agent for the Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, reporting any required tax information to Obligors, paying costs of collections and monitoring the collateral. In addition, the Servicer Fee will (a) compensate the Servicer for administering the Receivables, including accounting for collections, furnishing monthly and annual statements with respect to payments and generating federal income tax information, if any, and (b) reimburse the Servicer for some of the taxes, independent accountants' fees and other costs incurred in connection with administering the Receivables.

BACKUP SERVICING AND BACKUP SERVICING COMPENSATION

     Pursuant to the Sale and Servicing Agreement, [ ] will perform particular duties as the Backup Servicer. In addition, following the resignation or removal of the Servicer, the Backup Servicer has agreed to serve as the successor Servicer under the Sale and Servicing Agreement. The Backup Servicer will be required to carry out its duties in accordance with the customary and usual procedures of institutions which perform similar functions. On each Payment Date, the Backup Servicer will be entitled to receive a fee for acting as Backup Servicer (the "Backup Servicer Fee") equal to one-twelfth the product of [ ] basis points and the outstanding Note Balance. In addition, following the resignation or removal of the Servicer, the Backup Servicer will be reimbursed for particular costs and expenses associated with the transition of the Backup Servicer to Servicer (the "Servicer Transition Expenses").

     The Sale and Servicing Agreement will provide that the Backup Servicer may not resign from its obligations and duties as Backup Servicer under the Sale and Servicing Agreement, except upon determination that, by reason of a change in legal requirements, the Backup Servicer's performance of these duties would be in violation of particular legal requirements and the Controlling Party does not elect to waive the obligations of the Backup Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until a successor backup servicer has assumed the Backup Servicer's servicing obligations and duties under the Sale and Servicing Agreement. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party has assumed the Backup Servicer's obligations and duties under the Sale and Servicing Agreement prior to the effectiveness of any resignation and the Rating Agency Condition is also satisfied with respect to the resignation and assumption of the Backup Servicer's obligations.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement will provide that the Servicer will cause a firm of nationally recognized independent certified public accountants to deliver to the Servicer, on or before [ ] of each year, commencing [ ], a statement to the effect that the firm has audited the books and records of the Servicer and issued its report on the books and records from the fiscal year ended on the immediately preceding [ ]. The Servicer will deliver a copy of the report to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies.

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Insurer, the Backup Servicer and the Rating Agencies, on or before [ ] of each year, commencing [ ], of a certificate signed by an officer of the Servicer stating that, to the officer's knowledge, the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding 12 months, or, for the initial report, for a longer period as will have elapsed from the date of issuance of the Notes, or, if there has been a default in the fulfillment of any obligation, describing each default. A copy of the certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

CERTAIN MATTERS REGARDING THE SERVICER

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer under the Sale and Servicing Agreement, except (1) upon determination that, by reason of a change in legal requirements, the Servicer's performance of these duties would be in violation of particular legal requirements and (2) the Insurer, or, if an Insurer Default has occurred and is continuing, a Note Majority, does not elect to waive the obligations of the Servicer to perform the duties that render it legally unable to act or to delegate those duties to another Person. No resignation will become effective until the Backup Servicer or a successor servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its stockholders, directors, officers, employees or agents, will be liable to the Trust or the Indenture Trustee for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement; provided, however, that neither the Servicer nor any Person will be protected against any liability that would otherwise be imposed by reason of the Servicer's material breach of the Sale and Servicing Agreement, willful misfeasance, bad faith or negligence, other than errors in judgment, in the performance of its duties.

     Subject to the provisions of the Sale and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, resulting from any merger, conversion or consolidation to which the Servicer is a party, which acquires all or substantially all of the assets of the Servicer, or succeeding to the business of the Servicer, which in any case assumes the obligations of the Servicer, will be the successor of the Servicer, under the Sale and Servicing Agreement. The Servicer may at any time perform specific duties as Servicer through other subcontractors with the prior written consent of the Insurer.

SERVICER TERMINATION EVENTS; RIGHTS UPON SERVICER TERMINATION EVENT

     A "Servicer Termination Event" under the Sale and Servicing Agreement will include:

     o the Servicer's failure to make deposits into the Collection Account or to deliver to the Indenture Trustee any proceeds or payments payable to the Noteholders or the Insurer required to be so deposited or delivered in accordance with the Sale and Servicing Agreement, which failure continues unremedied for a period of two Business Days, one Business Day with respect to payment of Purchase Amounts, after the earlier of (x) discovery of the failure by the Servicer and (y) notice of the failure is given by the Indenture Trustee to the Servicer;

     o the Servicer's failure or failures to satisfy any other covenant or agreement set forth in the Sale and Servicing Agreement, which failure or failures, individually or in the aggregate, materially and adversely affect the rights of Noteholders or the Insurer and remains uncured for a period of 60 days after the earlier of the date on which
          (a) it obtains actual knowledge of the failure or (b) it receives written notice of the failure from (1) the Insurer or the Indenture Trustee or (2) if an Insurer Default has occurred and is continuing, the Note Majority;

     o partiuclar events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer indicating its insolvency;

     o so long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered an extension notice,

     o so long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default shall have occurred or an event of default under any other Insurance Agreement relating to any series of securities shall have occurred;

     o    a claim is made under the Policy; or

     o any representation or warranty shall prove to be incorrect in any material respect and this incorrectness shall have a material adverse effect on the interest of the Trust, the Noteholders or the Insurer in the Receivables, which has not been cured within 30 days.

     "Insurer Default" shall mean the occurrence and continuance of any of the following events:

     (a) the Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

     (b)  the Insurer shall have

          o filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any similar federal or state law relating to the insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
          o    made a general assignment for the benefit of its creditors, or
          o had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

     (c) a court of competent jurisdiction, the New York Department of Justice or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (1) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (2) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer, or the taking of possession of all or any material portion of the property of the Insurer.

     As long as a Servicer Termination Event under the Sale and Servicing Agreement remains unremedied, (x) provided that no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion, or
(y) if an Insurer Default shall have occurred and be continuing, then the Note Majority may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. Upon termination, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement, other than obligations and responsibilities arising prior to the termination, will automatically pass to the Backup Servicer, or other successor servicer appointed by the Insurer, provided that no Insurer Default shall have occurred and be continuing.

WAIVER OF PAST DEFAULTS

     As set forth under "Certain Matters Regarding Servicer--Waiver of Past Defaults" in the prospectus, the Insurer may, so long as no Insurer Default shall have occurred and be continuing, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the Noteholders' rights with respect to subsequent defaults.

AMENDMENT

     The Sale and Servicing Agreement may be amended by the Issuer, the Seller, the Servicer, the Company, the Indenture Trustee and the Backup Servicer, with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, but without the consent of any of the Certificateholders or the Noteholders, to cure any ambiguity, to correct or supplement any provision in this prospectus supplement or for the purpose of adding any provision to or changing in any manner or eliminating any provision of this prospectus supplement or modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders. The Seller, the Issuer, the Servicer, the Company, the Backup Servicer and the Indenture Trustee may also amend the Sale and Servicing Agreement with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, and a Note Majority to add, change or eliminate any provisions of the Sale and Servicing Agreement or to modify the rights of the Noteholders; provided, however, that the action will not:

     o increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders;
     o reduce the aforesaid percentage of the Noteholders or Certificateholders which is required to consent to any amendment, without, in either case, the consent of the Holders of all Notes and Certificates outstanding; PROVIDED, FURTHER, that if an Insurer Default has occurred and is continuing, the action shall not materially adversely affect the interest of the Insurer; or
     o result in a downgrade or withdrawal of the then current rating of the Notes by the Rating Agencies without the consent of each Noteholder.

The above should in no way be construed to require the consent of the Noteholders or Certificateholders to a reduction in the Target
Overcollateralization Amount or the required level of the Class A Reserve
Account.

LIST OF NOTEHOLDERS; VOTING OF NOTES

     Upon written request by three or more Noteholders or any one or more Noteholders with an aggregate principal balance evidencing not less than 25% of the Note Balance and upon compliance by these Noteholders with other provisions of the Sale and Servicing Agreement, the Indenture Trustee will afford the Noteholders, within five Business Days after receipt of the request, access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Sale and Servicing Agreement and the Notes.

     If the Seller, the Seller or any of their affiliates owns any Notes, the Note will not have voting rights under the Sale and Servicing Agreement or the other Related Documents.

     The Sale and Servicing Agreement will not provide for the holding of any annual or other meetings of Noteholders.

TERMINATION

     The respective obligations of the Issuer, the Seller, the Servicer, the Company, the Backup Servicer and the Indenture Trustee pursuant to the Sale and Servicing Agreement will terminate upon the latest of:

     o the maturity or other liquidation of the last Receivable and the payment to Noteholders and the Insurer of amounts required to be paid under the Notes, the Indenture and the Insurance Agreement;
     o    the expiration of the Policy in accordance with its terms; or
     o the payment to Noteholders of all amounts required to be paid to them pursuant to the Indenture and the expiration of any related preference period.

     In order to avoid excessive administrative expense, the Servicer has the option to purchase from the Trust, as of the last day of any month as of which the Aggregate Principal Balance with respect to the Receivables is less than or equal to 10% of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts of the Receivables as of that last day, plus the appraised value of any other property held by the Trust, with the prior written consent of the Insurer, if the redemption would result in a claim under the Policy or if the redemption would result in any amount owing to the Insurer remaining unpaid. The Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of that Holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination; PROVIDED, HOWEVER, that if on the Payment Date upon which final payment of the Notes is to be made, there are five or fewer Noteholders of record, the final payment to that Noteholder will be made by check or wire transfer as described above and each Noteholder shall present and surrender its Note at the office or agency designated in the notice of final distribution referred to above within 30 days after the Payment Date.

                                   THE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

     Simultaneously with the issuance of the Class A Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Indenture Trustee, on each Payment Date, for the benefit of each Class A Noteholder the full and complete payment of (1) Scheduled Payments on the Class A Notes and (2) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Policy, Class A Noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the Indenture Trustee to do so.

     "Scheduled Payments" means payments which are scheduled to be made on the Class A Notes during the term of the Policy in accordance with the original terms of the Class A Notes when issued and without regard to any subsequent amendment or modification of the Class A Notes, the Sale and Servicing Agreement or the Indenture that has not been consented to by the Insurer, which "Scheduled Payments", are

     (1) the Class A Interest Payment Amount, with respect to a Payment Date and

     (2) the Class A Principal Payment Amount with respect to a Payment Date. Scheduled Payments do not include payments which become due on an accelerated basis as a result of

     o    a default by the Trust,
     o    an election by the Trust to pay principal on an accelerated basis,
     o    the occurrence of an Event of Default under the Indenture or
     o    any other cause,

unless the Insurer elects, in its sole discretion, to pay in whole or in part the principal due upon acceleration, together with any accrued interest to the date of acceleration.

In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include

     (1) any portion of a Class A Interest Payment Amount due to the Class A Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received by the Insurer,
     (2) any portion of a Class A Interest Payment Amount due to Class A Noteholders representing interest on any Class A Interest Carryover Shortfall or
     (3)  any Class A Mandatory Redemption Amounts,

unless the Insurer elects, in its sole discretion, to pay the amount in whole or in part. Scheduled Payments shall not include, any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum payable by the Trust by reason of any default or event of default in respect of the Class A Notes or by reason of any deterioration of the creditworthiness of the Trust nor shall coverage be provided under the Policy in respect of any taxes, withholding or other charge imposed with respect to any Noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A Noteholder.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of notice for payment, and (2) 12:00 noon, New York City time, on the date on which the payment was due on the Class A Notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause the payment to be made on the later of

     (a) the date when due to be paid pursuant to the Order referred to below or

     (b)  the first to occur of

         (1) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

               o a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the Class A Noteholder is required to return Scheduled Payments made with respect to the Class A Notes during the term of the Policy because the payments were avoidable as preference payments under applicable bankruptcy law,
               o a certificate of the Class A Noteholder that the Order has been entered and is not subject to any stay and
               o an assignment duly executed and delivered by the Class A Noteholder, in a form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the Trust or otherwise with respect to the preference payment, or

               (2) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to the date of Receipt, the Insurer shall have Received written notice from the Indenture Trustee that these items were to be delivered on that date and the date was specified in the notice.

This payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly, unless a Class A Noteholder has previously paid the amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the Indenture Trustee for distribution to the Class A Noteholder upon proof of the payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Sale and Servicing Agreement including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the Indenture Trustee and each Class A Noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE POLICY

     The terms "Receipt" and "Received" with respect to the Policy shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be denied not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware, the City of New York or any other location of any successor Servicer, successor Owner Trustee or successor Indenture Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

     The Insurer's obligations under the Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not the funds are properly applied by the Indenture Trustee.

     The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and each other financial guaranty insurance policy issued by the Policy constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Notes. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policy is governed by the laws of the State of New York.

     It is a condition to issuance that the Class A Notes be rated [ ] by [ ] and [ ] by [ ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes. See "Ratings" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of some of the related Federal income tax consequences of the purchase, ownership and disposition of the Class A Notes. This discussion does not address every aspect of the Federal income tax laws that may be relevant to holders of Class A Notes in light of their personal investment circumstances or to particular types of Class A Noteholders subject to special treatment under the Federal income tax laws, including, without limitation, banks and thrifts, insurance companies, dealers in securities, foreign investors, regulated investment companies, individuals, trusts and estates and pass-through entities, the equity holders of which are any of the foregoing. This discussion is directed to prospective purchasers who purchase Class A Notes in the initial distribution of the Class A Notes and who hold the Class A Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective purchasers are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes.

     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated under the Code, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Issuer will be provided with an opinion of Federal Tax Counsel regarding some of the related Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions with terms similar to those of the Class A Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

TAX CHARACTERIZATION OF THE ISSUER

     Stroock & Stroock & Lavan LLP will deliver its opinion that the Issuer will not be classified as an association, or publicly traded partnership, taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

     If the Issuer were taxable as a corporation for Federal income tax purposes, the Issuer would be subject to corporate income tax on its taxable income. The Issuer's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Class A Notes. Any corporate income tax could materially reduce cash available to make payments on the Class A Notes and distributions on the Certificates, and Certificateholders, and possibly Class A Noteholders, could be liable for any tax that is not paid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE CLASS A NOTES

     TREATMENT OF THE CLASS A NOTES AS INDEBTEDNESS. The Issuer will agree, and the Class A Noteholders will agree by their purchase of Class A Notes, to treat the Class A Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Issuer that in its opinion the Class A Notes will be classified as debt for Federal income tax purposes.

     OID, INDEXED SECURITIES, ETC. It is not anticipated that the Class A Notes will be issued with original issue discount ("OID") within the meaning of
Section 1273 of the Code.

     INTEREST INCOME ON THE CLASS A NOTES. Based on the above assumptions, except as discussed below, the Class A Notes will not be considered issued with OID. If the Class A Notes were treated as being issued with OID, the excess of the "stated redemption price at maturity" of the Class A Notes over their issue price would constitute OID. The stated interest on the Class A Notes will be taxable to a Class A Noteholder as ordinary interest income when received or accrued in accordance with the Class A Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Class A Note issued with a DE MINIMIS amount of OID must include this OID in income, on a pro rata basis, as principal payments are made on the Class A Note. A purchaser who buys a Class A Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     SALE OR OTHER DISPOSITION. If a Class A Noteholder sells a Class A Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Class A Note. The adjusted tax basis of a Class A Note to a particular Class A Noteholder will equal the holder's cost for the Class A Note, increased by any market discount, and gain previously included by the Class A Noteholder in income with respect to the Class A Note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the Class A Noteholder with respect to the related Class A Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest, including OID, and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

     Alternatively, if, contrary to the opinion of Federal Tax Counsel, the Issuer were treated as a publicly traded partnership taxable as a corporation, it would be subject to Federal income tax, and any similar state or local taxes, at corporate tax rates on its taxable income generated by ownership of the Receivables. This tax could result in reduced distributions to Class A Noteholders. Distributions to Class A Noteholders generally would not be deductible in computing the taxable income of the publicly traded partnership. In addition, all or a portion of any distributions would, to the extent of the current and accumulated earnings and profits of the corporation, be treated as dividend income to the Class A Noteholders, and in the case of Class A Noteholders that are foreign persons would be subject to withholding tax.

     FOREIGN HOLDERS. Interest paid, or accrued, to a Class A Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "Foreign Person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the Foreign Person (1) does not own actually or constructively 10% or more of the capital or profits of interests in the Issuer and is not actually or constructively a "10 percent shareholder" of the Trust, the Seller or the Seller, including a 10% owner of the Certificates, or "controlled foreign corporation" with respect to which the Issuer, the Seller, or the Seller is a "related person" within the meaning of the Code and (2) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Class A Notes with an appropriate statement, on Form W-8 or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the Class A Note is a Foreign Person and providing the foreign person's name and address. If the information provided in this statement changes, the Foreign Person must inform the Issuer within 30 days of the change. If a Class A Note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Foreign Person that owns the Class A Note. Under recently finalized Treasury regulations (the "Final Regulations") this statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through some types of foreign intermediaries. Those regulations will apply for payments made after December 31, 1999. If the interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (a) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (b) in the case of an individual foreign person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     If a Foreign Person is engaged in a trade or business and interest on the Class A Note is effectively connected with the conduct of that trade or business in the United States, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on the interest on a net income basis in the same manner as if it were a United States person if the Foreign Person properly executed IRS Form 4224 annually. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or lower treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments.

     If the IRS were to contend successfully that the Class A Notes are interests in a partnership, not taxable as a corporation, a Class A Noteholder that is a foreign person might be required to file a U.S. Federal income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax, and would be subject to withholding tax on its share of partnership income. If the Class A Notes were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, distributions on the Class A Notes treated as dividends would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30% unless the rate were reduced by an applicable treaty. If the Class A Notes are recharacterized as equity interests in a partnership, or, contrary to the opinion of Federal Tax Counsel, in a publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Class A Notes as having been paid to the related Class A Noteholder.

     BACKUP WITHHOLDING. Each holder of a Class A Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Class A Noteholder fail to provide the required certification, the Issuer will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. The Final Regulations make modifications to the backup withholding and information reporting rules. Prospective investors should consult their own advisors as to the application of the Final Regulations.

                         CERTAIN STATE TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences" above, potential purchasers should consider the state income tax consequences of the acquisition, ownership and disposition of the Class A Notes. State income tax law may vary substantially from state to state, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential purchasers should consult their own tax advisors with respect to the various tax consequences of an investment in the Class A Notes.

                              ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan, as well as individual retirement accounts and particular types of Keogh Plans subject to those provisions, and entities deemed to hold plan assets of these plans (each, a "Benefit Plan"), from engaging in particular transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other penalties and liabilities under ERISA and the Code for these persons. ERISA also imposes particular duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan, subject to exceptions not here relevant.

     Some transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases Class A Notes if assets of the Issuer were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Issuer would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation was applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Issuer believes that, at the time of their issuance the Class A Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt status of the Class A Notes could be affected subsequent to their issuance by particular types of changes in the financial condition of the Issuer.

     Without regard to whether Class A Notes are treated as an equity interest under the Plan Assets Regulation, the acquisition or holding of the Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Seller, the Servicer, the Backup Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to a Benefit Plan or in the event that a subsequent transfer of a Class A Note occurs between a Benefit Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the Class A Notes. Included among these exemptions, each of which contains several conditions which must be satisfied before the exemption applies, are: PTCE 90-1, regarding partiuclar transactions entered into by insurance company pooled separate accounts; PTCE 95-60, regarding particular transactions entered into by insurance company general accounts; PTCE 96-23, regarding particular transactions effected by "in-house asset managers"; PTCE 91-38 regarding particular types of transactions entered into by bank collective investment funds; and PTCE 84-14, regarding particular transactions effected by "qualified professional asset managers." By acquiring a Class A Note, each purchaser and each transferee of a Class A Note shall be deemed to represent and warrant that either (1) it is not acquiring a Class A Note with the assets of a Benefit Plan; or (2) its purchase and holding of the Class A Notes will qualify for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. However, governmental plans can be subject, under federal, fiduciary, state or local law, to restrictions which are similar to ERISA and church plans may be subject to other types of prohibited transaction restrictions under the Code.

     A Benefit Plan fiduciary considering the purchase of Class A Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                     RATINGS

     It is a condition to issuance that each of the Class A-1 Notes and the Class A-2 Notes be rated [ ] by [ ] and [ ] by [ ]. The ratings by the Rating Agencies of the Class A Notes will be based on the issuance of the Policy. A rating is not a recommendation to purchase, hold or sell Class A Notes. In the event that the rating initially assigned to any of the Class A Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the Insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement dated [ ] (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to Deutsche Banc Alex. Brown (the "Underwriter"), and the Underwriter has agreed to purchase, all of the Class A Notes.

     Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Class A Notes offered by this prospectus supplement, if any are taken.

     The Seller has been advised by the Underwriter that the Underwriter proposes to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriter may effect these transactions by selling Class A Notes to or through dealers and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Class A Notes for whom they may act as agents. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

     The Class A Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriter that it intends to make a market in the Class A Notes, but the Underwriter is not obligated to make a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Class A Notes.

     An affiliate of the underwriter provides a warehouse facility to the Seller.

     The Seller has agreed to indemnify the Underwriter against particular types of liabilities, including liabilities under the Securities Act.

                                     EXPERTS

     The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, [ ] and [ ] and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, [ ], incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of [ ], independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     Some legal matters relating to the Class A Notes and some related federal income tax and other matters will be passed upon for the Seller by [ ]. Some legal matters relating to the Class A Notes will be passed upon for the Underwriter and the Company Stroock & Stroock & Lavan LLP, New York, New York.

                                    GLOSSARY

     AGGREGATE PRINCIPAL BALANCE: With respect to the Closing Date, the Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances, computed as of the last day of the related Collection Period end date, for all Receivables, other than Liquidated Receivables and Purchased Receivables.

     AMOUNT FINANCED: With respect to a Receivable, the aggregate amount advanced extended under the Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts or promissory notes, and related costs.

     AVAILABLE FUNDS: With respect to any Determination Date, the sum of

     (1) the "Collected Funds" received by the Servicer during the related Collection Period,

     (2) all Purchase Amounts deposited in the Collection Account for the related Collection Period,

     (3) all income received from investments of funds in the Collection Account during the related Collection Period,

     (4)  the Monthly Capitalized Interest Amount with respect to the Payment
          Date,

     (5)  the Insurer Optional Deposit, if any, and

     (6) any remaining Pre-Funded Amount applied to the mandatory redemption of Notes.

     CERTIFICATEHOLDER: The holder of a Certificate

     CLASS: A class of Notes.

     CLASS A NOTE BALANCE: The sum of (1) the Class A-1 Note Balance and (2) the Class A-2 Note Balance.

     CLASS A-1 FINAL SCHEDULED PAYMENT DATE: [ ] or, if this day is not a Business Day, the next succeeding Business Day.

     CLASS A-2 FINAL SCHEDULED PAYMENT DATE: [ ], or, if this day is not a Business Day, the next succeeding Business Day.

     CLASS B NOTE BALANCE: An amount equal to $[ ] on the Closing Date and after, an amount equal to the initial Class B Note Balance reduced by all amounts distributed to the Class B Noteholders that are allocable to principal.

     COLLECTED FUNDS: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period, but excluding any Purchase Amounts, and all amounts paid by Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

     COLLECTION PERIOD: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which the Payment Date or Determination Date occurs.

     CONTROLLING PARTY: The Insurer, so long as an Insurer Default shall not have occurred and be continuing, otherwise, the Indenture Trustee for the benefit of the Noteholders; provided, however, that the Owner Trustee for the benefit of the Certificateholder will be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Policy has expired in accordance with its terms.

     CORPORATE TRUST OFFICE: The office of the Indenture Trustee at which its corporate trust business shall be principally administered, which office as of the date of this prospectus supplement is located at [ ].

     CRAM DOWN LOSS: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to (1) the excess of the Principal Balance of the Receivable immediately prior to the order over the Principal Balance of the Receivable as so reduced and/or (2) if the court shall have issued an order reducing the effective rate of interest on the Receivable, the net present value, using as the discount rate the higher of the APR on the Receivable or the rate of interest, if any, specified by the court in the order, of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of the order.

     CUTOFF DATE: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

     DEALER AGREEMENT: An agreement generally between the Seller and a Dealer relating to the sale of retail installment contracts to the Seller and all documents and instruments relating to that agreement.

     DEALER ASSIGNMENT: With respect to a Receivable, the executed assignment conveying a Receivable to the Seller.

     DEFICIENCY CLAIM AMOUNT: With respect to any Determination Date, the positive difference, if any, of (1) the sum of the related Scheduled Payments plus the amounts described in clauses (1), (2) and (3) under the heading "The Notes--Priority of Distribution Amounts" minus (2) the amount of Available Funds with respect to the Determination Date, which amount will be withdrawn from the Class A Reserve Account to the extent funds are on deposit tin this prospectus supplement in accordance with the terms of the Class A Reserve Account Agreement and deposited into the Collection Account on the related Payment Date.

     DETERMINATION DATE: With respect to a Collection Period, the 5th Business Day preceding the Payment Date in the next calendar month; provided, however that the first Determination Date will be the Closing Date.

     HOLDER OR NOTEHOLDER: The Person in whose name a Note is registered in the Note Register.

     LIQUIDATION PROCEEDS: With respect to a Liquidated Receivable,

     o proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables,
     o    any insurance proceeds or rebates, or
     o other monies received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

     MANAGED RECEIVABLE: Any retail installment contract, including any related promissory note, for a Financed Vehicle, and all rights and obligations under the retail installment contract, generally originated by and currently serviced by the Seller for Obligors.

     NOTE BALANCE: The sum of the Class A Note Balance and Class B Note Balance.

     NOTE MAJORITY: As of any date of determination, Holders of Class A-1 Notes and Class A-2 Notes and Class B Notes representing more than 50% of the Note Balance.

     PAYMENT AMOUNT: With respect to a Payment Date, the sum of (1) the Available Funds as of the last day of a Collection Period, plus (2) the Deficiency Claim Amount, if any, with respect to the Payment Date.

     PERSON: Any legal person, including any individual, corporation, limited liability company, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision of these or any other entity.

     PURCHASED RECEIVABLE: A Receivable that was purchased as of the close of business on the last day of a Collection Period by the Seller or the Servicer as the result of the violation of particular representations or warranties of the Seller under the Sale and Servicing Agreement or a breach by the Servicer of some of the Servicer's obligations.

     RATING AGENCY CONDITION: With respect to any action, that the Rating Agency has been given prior notice of and that the Rating Agency has notified the Seller, the Seller, the Servicer and the Indenture Trustee in writing that the action will not result in a reduction or withdrawal of the then current rating of the Notes.

     SALE AND SERVICING AGREEMENT: The Sale and Servicing Agreement between the Seller, in its individual capacity and as Servicer, ACE Securities Corp., as Company, [ ] Auto Receivables Owner Trust [ ]- [ ] as purchaser, and [ ], as Indenture Trustee and Backup Servicer.

     SERVICER'S CERTIFICATE: With respect to each Collection Period, a certificate, completed by and executed on behalf of the Servicer, in accordance with the applicable Sale and Servicing Agreement provisions.

     SERVICER RECEIVABLES FILES: The following documents or instruments in the Servicer's possession with respect to each Receivable: (1) documents evidencing or relating to any Insurance Policy; and (2) any and all other documents, in original or electronic form, that the Servicer keeps on file in accordance with its customary procedures relating to the individual Receivable, Obligor or Financed Vehicle.

     STATE: Any state of the United States or the District of Columbia.

     TRANSACTION DOCUMENTS: The Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement and the other agreements executed in connection with the closing of the transactions described in this prospectus supplement.

     TRUST AGREEMENT: The Trust Agreement between ACE Securities Corp., the Certificateholder, the Seller, and [ ], as Owner Trustee.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of these terms may be found.

10 percent shareholder..................................................S-65
ABS.....................................................................S-29
ABS Tables..............................................................S-29
Actuarial Receivable....................................................S-23
Additional Funds Available..............................................S-35
Aggregate Principal Balance.............................................S-70
Amount Financed.........................................................S-70
Available Funds.........................................................S-70
Backup Servicer Fee.....................................................S-55
Benefit Plan............................................................S-66
Business Day............................................................S-62
capital assets..........................................................S-63
Capitalized Interest Account............................................S-54
Certificate.............................................................S-15
Certificateholder.......................................................S-70
Class...................................................................S-70
Class A Interest Carryover Shortfall....................................S-35
Class A Interest Payment Amount.........................................S-35
Class A Mandatory Redemption Amount.....................................S-35
Class A Note Balance....................................................S-70
Class A Notes...........................................................S-15
Class A Overcollateralization Amount....................................S-35
Class A Principal Payment Amount........................................S-36
Class A Reserve Account.................................................S-44
Class A Target Overcollateralization Amount.............................S-36
Class A-1 Final Scheduled Payment Date..................................S-70
Class A-1 Interest Carryover Shortfall..................................S-36
Class A-1 Interest Payment Amount.......................................S-36
Class A-1 Mandatory Redemption Amount...................................S-36
Class A-1 Note Balance..................................................S-41
Class A-1 Note Factor...................................................S-49
Class A-1 Notes.........................................................S-15
Class A-1 Principal Carryover Shortfall.................................S-36
Class A-1 Principal Payment Amount......................................S-37
Class A-2 Final Scheduled Payment Date..................................S-70
Class A-2 Interest Carryover Shortfall..................................S-37
Class A-2 Interest Payment Amount.......................................S-37
Class A-2 Mandatory Redemption Amount...................................S-37
Class A-2 Note Balance..................................................S-41
Class A-2 Note Factor...................................................S-50
Class A-2 Notes.........................................................S-15
Class A-2 Principal Carryover Shortfall.................................S-37
Class A-2 Principal Payment Amount......................................S-37
Class B Interest Carryover Shortfall....................................S-38
Class B Interest Payment Amount.........................................S-38
Class B Note Balance....................................................S-70
Class B Notes...........................................................S-15
Class B Principal Payment Amount........................................S-38
Closing Date............................................................S-15
Code....................................................................S-63
Collected Funds.........................................................S-70
Collection Account......................................................S-53
Collection Period.......................................................S-71
Contract Scheduled Payment..............................................S-38
controlled foreign corporation..........................................S-65
Controlling Party.......................................................S-71
Corporate Trust Office..................................................S-71
Cram Down Loss..........................................................S-71
Cutoff Date.............................................................S-71
Dealer Agreement........................................................S-71
Dealer Assignment.......................................................S-71
Dealer Recourse.........................................................S-17
Defaulted Receivable....................................................S-38
Deficiency Claim Amount.................................................S-71
Determination Date......................................................S-71
disqualified persons....................................................S-66
Draw Date...............................................................S-39
DTC.....................................................................S-34
equity interest.........................................................S-67
Events of Default.......................................................S-48
excess interest.........................................................S-44
Excess Overcollateralization Amount.....................................S-39
excess principal........................................................S-44
Exchange Act............................................................S-33
Final Regulations.......................................................S-65
Financed Vehicles.......................................................S-17
Foreign Person..........................................................S-65
Funding Period..........................................................S-53
Holder..................................................................S-72
Holders.................................................................S-34
Indenture...............................................................S-16
in-house asset managers.................................................S-67
Initial Cutoff Date.....................................................S-16
Initial Financed Vehicles...............................................S-16
Initial Pre-Funded Amount...............................................S-53
Initial Receivables.....................................................S-16
Insurance Agreement Indenture Cross Defaults............................S-48
Insurer.................................................................S-18
Insurer Default.........................................................S-57
Insurer Optional Deposit................................................S-39
IRS.....................................................................S-63
Issuer..................................................................S-15
Liquidated Receivable...................................................S-39
Liquidation Proceeds....................................................S-72
Lockbox Account.........................................................S-53
Lockbox Bank............................................................S-53
Managed Receivable......................................................S-72
Mandatory Redemption Date...............................................S-54
Monthly Capitalized Interest Amount.....................................S-54
Note Balance............................................................S-72
Note Distribution Account...............................................S-53
Note Majority...........................................................S-72
Noteholder..............................................................S-72
Noteholders.............................................................S-34
Notes...................................................................S-15
Obligors................................................................S-16
OC Stabilization Date...................................................S-39
OID.....................................................................S-64
Order...................................................................S-61
Original Pool Balance...................................................S-34
Owner Trustee...........................................................S-16
parties in interest.....................................................S-66
Payment Amount..........................................................S-72
Person..................................................................S-72
plan assets.............................................................S-66
Plan Assets Regulation..................................................S-66
Policy Claim Amount.....................................................S-39
portfolio interest......................................................S-65
Precomputed Receivables.................................................S-22
Pre-Funded Amount.......................................................S-54
Pre-Funding Account.....................................................S-53
Principal Balance.......................................................S-40
Principal Payment Amount................................................S-39
publicly traded partnership.............................................S-66
Purchase Amount.........................................................S-41
Purchased Receivable....................................................S-72
qualified professional asset managers...................................S-67
Rating Agency Condition.................................................S-72
Receipt.................................................................S-62
Receivables.............................................................S-15
Receivables File........................................................S-18
Received................................................................S-62
Redemption Price........................................................S-35
related person..........................................................S-65
Rule of 78's Receivables................................................S-22
Sale and Servicing Agreement............................................S-72
Scheduled Payments......................................................S-60
Securities Act..........................................................S-68
Servicer Expenses.......................................................S-55
Servicer Fee............................................................S-55
Servicer Receivables Files..............................................S-72
Servicer Termination Event..............................................S-57
Servicer Transition Expenses............................................S-55
Servicer's Certificate..................................................S-72
Servicing Fee Rate......................................................S-55
Simple Interest Receivable..............................................S-22
State...................................................................S-73
stated redemption price at maturity.....................................S-64
Subsequent Cutoff Date..................................................S-16
Subsequent Financed Vehicles............................................S-17
Subsequent Purchase Agreement...........................................S-17
Subsequent Receivables..................................................S-17
Subsequent Transfer Date................................................S-18
Transaction Documents...................................................S-73
Trust...................................................................S-15
Trust Agreement.....................................................S-16, 73
Trust Property..........................................................S-16
Underwriter.............................................................S-68
Underwriting Agreement..................................................S-68
Weighted Average Life...................................................S-29

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        SUBJECT TO COMPLETION, [ ], 2000

                                   PROSPECTUS


                              ACE SECURITIES CORP.
                                     COMPANY

                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

               AUTO RECEIVABLES AND RECEIVABLES SECURITIES TRUSTS
                              --------------------

THE TRUST:

     Each trust will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust will generally consist of one or more of the following:

     1.  One or more pools of

     o motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

     o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

     2.   Government Securities;

     3. All monies due under the above assets, which may be net of amounts payable to the servicer; and

     4. Funds or accounts established for the related trust, or one or more forms of enhancement.

     The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

THE SECURITIES:

     ACE Securities Corp. Will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2000

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY MAY RESULT
IN DELAYS IN YOUR ABILITY TO SELL
SECURITIES OR LOWER RETURNS...........  There will be no market for the securities of any series prior to
                                        their issuance, and there can be no
                                        assurance that a secondary market will
                                        develop. If a secondary market does
                                        develop, there can be no assurance that
                                        it will provide holders with liquidity
                                        of investment or that the market will
                                        continue for the life of the securities
                                        of the related series. Deutsche Banc
                                        Alex. Brown presently expects to make a
                                        secondary market in the securities, but
                                        has no obligation to do so. Absent a
                                        secondary market for the securities you
                                        may experience a delay if you choose to
                                        sell your securities or the price you
                                        receive may be less than you would
                                        receive for a comparable liquid
                                        security.


LIMITED ASSETS FOR PAYMENTS -
NO RECOURSE TO COMPANY,
SELLER OR SERVICER....................  The company does not have, nor is it expected to have, any significant
                                        assets. The securities of a series will
                                        be payable solely from the assets of the trust fund for that series. Except for any related insurance policies or credit support, there will be no recourse to the company or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

                                        The only obligations, if any,
                                        of the company with respect to the
                                        securities of any series will be with
                                        respect to its breach of specific
                                        representations and warranties. The
                                        company does not have, and is not
                                        expected in the future to have, any
                                        significant assets with which to meet
                                        any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the company were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the company does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.


LIMITS ON ENHANCEMENT MAY
RESULT IN LOSSES TO YOU...............  Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

TIMING AND RATE OF PREPAYMENTS
MAY RESULT IN LOWER YIELD.............  The yield to maturity experienced by a holder of securities
                                        may be affected by the rate and timing
                                        of payments of principal of the
                                        receivables or of the underlying
                                        receivables relating to the private
                                        securities. The rate and timing of
                                        principal payments of the securities of
                                        a series will be affected by a number of factors, including the following:

                                        o   the extent of prepayments,
                                            which may be influenced by a
                                            variety of factors,

                                        o   the manner of allocating
                                            principal payments among the
                                            classes of securities of a
                                            series as specified in the
                                            related prospectus supplement,
                                            and

                                        o   the exercise of any right of
                                            optional termination.

                                        Prepayments may also result
                                        from repurchases of receivables or
                                        underlying receivables, as applicable,
                                        due to material breaches of the seller's or the company's representations or warranties.

                                        Interest payable on the
                                        securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.


RISKS OF SUBORDINATED SECURITIES......  To the extent specified in the applicable prospectus supplement,
                                        distributions of interest on and
                                        principal of one or more classes of
                                        securities of a series may be
                                        subordinated in priority of payment to
                                        interest and principal due on one or
                                        more other classes of securities of the
                                        related series. Any subordinated
                                        securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

POTENTIAL LACK OF SECURITY..........    The company will assign
                                        security interests in the financed
                                        vehicles securing the receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

RISK OF COMMINGLING...................  We will require the servicer to deposit all payments on the
                                        receivables collected during each
                                        collection period into the related
                                        collection account within two business
                                        days of receipt of the payments.
                                        However, if a servicer satisfies
                                        particular requirements for less
                                        frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

                                        Pending deposit into the
                                        collection account, collections may be
                                        invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

REMOVAL OF A SERVICER
AFTER A SERVICER DEFAULT..............  The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST........  Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

                                        You may experience some delay
                                        in the receipt of distributions of
                                        interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

                                   THE TRUSTS

     With respect to each series of securities, ACE Securities Corp., the company, and/or [ ], the seller, or one of its affiliates will establish a separate trust (each, a "Trust") pursuant to a trust agreement (a "Trust Agreement") between the company and the related trustee or pooling and servicing agreement (a "Pooling and Servicing Agreement") among the company, the servicer and the trustee for the related Trust, as applicable, for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Primary Assets and all payments due under the Primary Assets on and after the applicable cutoff date in the case of Precomputed Receivables and all payments received under the Precomputed Receivables on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

     o amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a "Sale and Servicing Agreement") among the company, the servicer and the related Trust or Pooling and Servicing Agreement, as applicable, and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;
     o security interests in vehicles financed by the Receivables (the "Financed Vehicles") and any other interest of a seller in the Financed Vehicles;
     o the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;
     o any property that has secured a Receivable and that has been acquired by the applicable Trust; and
     o    any and all proceeds of the Primary Assets or the foregoing.

To the extent specified in the related prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

     The servicer specified in the related prospectus supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for these services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in this prospectus and "Description of the Transfer and Sale and Servicing Agreement--Servicing Compensation" in the related prospectus supplement. To facilitate the servicing of Receivables and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Receivables held by each Trust and other documents relating to possession of the Receivables as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets". In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the trustee specified in the related prospectus supplement will manage the Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

     If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

     The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

                                   THE TRUSTEE

     The trustee for each Trust will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

                              THE RECEIVABLES POOLS

     The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, boats, boat motors, motorcycles, jet skis, waverunners, all-terrain-vehicles and snowmobiles, vans, trucks, buses and trailers (the "Receivables") in a Receivables Pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

     The Receivables to be sold to each Trust will be selected from a seller's portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Receivable

     o    is secured by a new or used vehicle,
     o was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,
     o provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable,
     o    is a Precomputed Receivable or a Simple Interest Receivable and
     o satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Receivables.

     "Precomputed Receivables" consist of either (1) monthly actuarial receivables ("Actuarial Receivables") or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78S Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

     "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

     Information with respect to each Receivables Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Receivables, the portion of each Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Information concerning the experience of a seller pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to the information.

NEW AND USED FINANCED VEHICLES

     The extension of credit to an obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on the Receivable and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Receivables secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

                           THE COLLATERAL CERTIFICATES

     Primary Assets for a series may consist, in whole or in part, of Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. These Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the securities Act in connection with the offering of a series of securities, which offering, distribution and registration may have been undertaken, or may be undertaken, by the company and/or one or more affiliates of the company, in each case, subject to exceptions which, if applicable, will be described in the related prospectus supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of the underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

     The issuer of the Collateral Certificates (the "Underlying Issuer") will be

     o a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts,
     o a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to the trusts and selling beneficial interests in these trusts, or
     o    one of the trusts.

If so specified in the related prospectus supplement, the Underlying Issuer may be the company and/or one or more affiliates of the company. The obligations of the Underlying Issuer will generally be limited to specific representations and warranties with respect to the assets conveyed by it to the related trust. The related prospectus supplement will, subject to exceptions which, if applicable, will be described in the related prospectus supplement, provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

     Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related prospectus supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a specific date or under other circumstances specified in the related prospectus supplement.

ENHANCEMENT RELATING TO COLLATERAL CERTIFICATES

     Enhancement in the form of reserve funds, subordination of other securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of particular characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

ADDITIONAL INFORMATION

     The related prospectus supplement for a series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent the information is reasonably available to the company and the company reasonably believes the information to be reliable:

o the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets;
o the characteristics of the receivables which comprise the underlying assets for the Collateral Certificates;
o    the expected and final maturity of the Collateral Certificates;
o    the interest rate of the Collateral Certificates;
o the Underlying Issuer, the Underlying Servicer, if other than the Underlying Issuer, and the Underlying Trustee for the Collateral Certificates;
o characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to the Collateral Certificates themselves;
o the terms on which the underlying receivables for the Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and
o the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

                            THE GOVERNMENT SECURITIES

     Primary Assets for a series may include any combination of

     o receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on particular United States Treasury Bonds ("Treasury Bonds"),
     o    Treasury Bonds and
     o other debt securities ("GSEs Bonds") of United States government sponsored enterprises ("GSEs"; and together with Treasury Strips and Treasury Bonds, collectively, "Government Securities").

     The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to these securities, and (2) perform a function similar to that described in this prospectus under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

     The prospectus supplement for each series of securities the Trust with respect to which contains Government Securities will contain information as to:

     (1) the title and series of each Government Security, the aggregate principal amount, denomination and form of each Government Security;
     (2) the limit, if any, upon the aggregate principal amount of the Government Security;
     (3) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the Government Security will be payable;
     (4) the rate or rates, or the method of determination of the rate or rates, at which the Government Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;
     (5) whether the Government Security was issued at a price lower than the principal amount of that Government Security;
     (6) material events of default or restrictive covenants provided for with respect to the Government Security;
     (7)  the rating of the Government Security, if any;
     (8)  the issuer of each Government Security;
     (9) the material risks, if any, posed by any Government Securities and issuers of the Government Securities (which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement); and
     (10) any other material terms of the Government Security.

With respect to a Trust which includes a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities' pool, particular material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and
(5) of the preceding sentence and any other material terms regarding the pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities.

TREASURY BONDS

     Treasury Bonds are issued by and are the obligations of the United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

TREASURY STRIPS

     In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

     In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under "--Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

     Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. These Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of the Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on the Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the Treasury Strips.

     A holder of a private label Treasury Strip, as opposed to a STRIP, cannot enforce payment on that Treasury Strip against the Treasury. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Treasury Strips. If the company knows that the company of the Treasury Bonds underlying the Treasury Strips is the company or any of its affiliates, the company will disclose that fact in the related prospectus supplement.

GSE BONDS

     As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), Federal Home Loan Banks ("FHLB"), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the securities Act pursuant to
Section 3(a)(2) of the securities Act, or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE, including a GSE Guaranteed Bond, will be included in a Trust only to the extent that (1) its obligations are supported by the full faith and credit of the United States government or (2) the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a "GSE Issuer"). Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

     Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

     GSE Bonds may be subject to particular contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities as will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require the GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

THE FEDERAL NATIONAL MORTGAGE ASSOCIATION

     Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, therefore expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

     Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

THE FEDERAL HOME LOAN MORTGAGE CORPORATION

     Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in those mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

     Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

THE STUDENT LOAN MARKETING ASSOCIATION

     Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if the obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

     Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

THE RESOLUTION FUNDING CORPORATION

     REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

     The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

     Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

THE FEDERAL HOME LOAN BANKS

     The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

     The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of financial reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

TENNESSEE VALLEY AUTHORITY

     TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

     TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include specific unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

FEDERAL FARM CREDIT BANKS

     The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

     The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

     Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the Farm Credit System Annual Information Statement and particular press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

PRIVATE LABEL CUSTODY RECEIPT SECURITIES

     If so specified in the applicable prospectus supplement, the Trust for a series may include any combination of (1) receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on particular Treasury Bonds held by a custodian ("Private Label Custody Strips") and (2) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on specific Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (1) support the ratings assigned to the securities, and (2) perform a function similar to that described in this prospectus under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

     The prospectus supplement for each series of securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to:

     (1) the title and series of each Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of each Private Label Custody Receipt Security;
     (2) the limit, if any, upon the aggregate principal amount of each Private Label Custody Receipt Security;
     (3) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, each Private Label Custody Receipt Security will be payable;
     (4) the rate or rates, or the method of determination of the rate or rates, at which each Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the interest will accrue, and the dates on which the interest will be payable;
     (5) whether each Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;
     (6) material events of default or restrictive covenants provided for with respect to each Private Label Custody Receipt Security;
     (7)  the rating of each Private Label Custody Receipt Security, if any;
     (8)  the issuer of each Private Label Custody Receipt Security;
     (9) the material risks, if any, posed by each Private Label Custody Receipt Security and the issuer of each Private Label Custody Receipt Security, which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement; and
     (10) any other material terms of each Private Label Custody Receipt
          Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, particular material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (3), (4) and (5) of the preceding sentence and any other material terms regarding the pool.

     The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a series of securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of securities. Each Trust will be provided with an opinion of Federal Tax Counsel to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the securities Act. A copy of the opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

PRIVATE LABEL CUSTODY STRIPS

     The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of strips to accrue a portion of the discount toward par annually and report this accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

     The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for the receipts was segmented.

     In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

     Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

     A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury, instead, the holder must look to the custodian for payment. The custodian, and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond, can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any series of securities, the prospectus supplement for the series will include the identity and a brief description of each custodian that issued the Private Label Custody Strips. If the company knows that the company of the Treasury Bonds underlying the Private Label Custody Strips is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

REFCO STRIPS

     A REFCO Bond may be divided into its separate components, consisting of:
(1) each future semiannual interest distribution (an "Interest Component"); and
(2) the principal payment (the "Principal Component") (each component individually referred to in this prospectus as a "REFCO Strip"). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

     For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

     A holder of a REFCO Strip cannot enforce payment on the REFCO Strip against REFCO. Instead, the holder must look to the custodian for payment. The custodian, and the holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond, can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. If the company knows that the company of the REFCO Bonds underlying the REFCO Strips included in the Trust is the company or any of its affiliates, the company will disclose this fact in the related prospectus supplement.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the company or a seller or purchased by a servicer for administrative reasons. With respect to securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term "prepayments" means the Repurchase Amount of Government Securities and/or Private Label Custody Receipt Securities repurchased by the company or purchased by a servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under some circumstances, the related seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the servicer will be obligated to purchase Receivables from the Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Servicing Procedures". See also "Certain Matters Regarding the Servicer--Termination" regarding the servicer's option to purchase Primary Assets from a given Trust.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each Distribution Date since the amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the noteholders and certificateholders. The related prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related series of securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "Note Pool Factor" for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The "Certificate Pool Factor" for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder's portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder's Note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder's portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

     As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-- Statements to Securityholders".

                           THE SELLER AND THE SERVICER

     Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

                                 USE OF PROCEEDS

     If so provided in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the applicable Trust to the purchase of the Primary Assets from the company or the seller, as applicable. The company will use the portion of the net proceeds paid to it to purchase the Primary Assets.


                            DESCRIPTION OF THE NOTES

     Each owner trust will issue one or more classes of notes pursuant to an indenture (an "Indenture") between the related owner trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

     If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor company selected by the Trust, the "Depository"). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a Note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

DISTRIBUTION OF PRINCIPAL AND INTEREST

     The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Receivable Pool. See "Certain Matters Regarding the Servicer--Termination".

     To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

     The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See "Description of the Transfer and Servicing Agreements--Distributions" and "--Credit and Cash Flow Enhancement".

     In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

     If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

     The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the Trustee to the acquisition of subsequent Receivables or Collateral Certificates during a specified period rather than used to distribute payments of principal to Securityholders during that period. These Securities would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Securities.

PROVISIONS OF THE INDENTURE

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. "Events of Default" in respect of a series of notes under the related Indenture will consist of:

     (1) a default for five days or more in the payment of any interest on any Note;
     (2) a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;
     (3) a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer's Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;
     (4) any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer's Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;
     (5) particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust and
     (6)  any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

     If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

     If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of the Primary Assets and continue to apply collections on these Primary Assets as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of the series, unless

     o    the holders of all outstanding notes consent to the sale,
     o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale or
     o the indenture trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

     Except to the extent provided in the related prospectus supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless:

     o the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;
     o the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;
     o the holder or holders have offered the indenture trustee reasonable indemnity;
     o the indenture trustee has for 60 days failed to institute a proceeding; and
     o no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

     With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a Certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

     No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;
     o the entity expressly assumes the Trust's obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;
     o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;
     o the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;
     o the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;
     o any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and
     o the Trust has delivered to the related indenture trustee an Officer's Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

         No owner trust will:

     o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;
     o claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;
     o    dissolve or liquidate in whole or in part;
     o permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;
     o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or
     o permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics' or similar lien, in the asset of the Trust.

     Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     MODIFICATION OF INDENTURE. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected by the related supplemental indenture, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any Note or reduce the principal amount of any Note, the interest rate specified on any Note or the redemption price with respect to any Note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any Note or any interest on any Note is payable;
     o impair the right to institute suit for the enforcement of specific provisions of the related Indenture;
     o reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;
     o modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;
     o reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Primary Assets if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;
     o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or
     o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the related Indenture.

     An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

          (1)  to cure any ambiguity;
          (2)  to correct or supplement any provisions in the Indenture; or
          (3) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

     ANNUAL COMPLIANCE STATEMENT. Each owner trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE

     The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the Holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

                         DESCRIPTION OF THE CERTIFICATES

     Each Trust will issue one or more classes of certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

     If so specified in the related prospectus supplement and except for the certificates, if any, of a series purchased by the company, a seller or any of their respective affiliates, each class of certificates will initially be represented by one or more certificates registered in the name of the Depository. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form only, or any other form as shall be specified in the related prospectus supplement. If the certificates are available in book-entry form only, the company has been informed by DTC that DTC's nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no certificateholder, other than the company, a seller or any of their respective affiliates, will be entitled to receive a physical certificate representing a Certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC's procedures with respect to distributions. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any Certificate of a series owned by the company, a seller or any of their respective affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the related prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the related prospectus supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The related prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

     In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the related prospectus supplement. In the case of certificates issued by an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

     If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As the nominee of DTC, it is anticipated that the only "noteholder" and/or "certificateholder" with respect to a series of securities will be Cede. Beneficial owners of the securities ("Security Owners") will not be recognized as "noteholders" by the related indenture trustee, as the term is used in each Indenture, or as "certificateholders" by the related trustee, as the term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of noteholders or certificateholders only indirectly through DTC and its participating members ("Participants").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC's nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

     DTC has advised the company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Except as required by law, none of Deutsche Banc Alex. Brown, the company, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE SECURITIES

     If so stated in the related prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form ("Definitive notes" and "Definitive certificates", respectively, and, collectively, "Definitive Securities") to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if

     o the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor,
     o the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or
     o after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

STATEMENTS TO SECURITYHOLDERS

     With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee or trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

     (1) the amount of the distribution allocable to principal of each class of securities of the series;

     (2) the amount of the distribution allocable to interest on each class of securities of the series;

     (3) if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

     (4) the outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

     (5) the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following Distribution Date; and

     (6) the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

LIST OF SECURITYHOLDERS

     Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

     Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

     o each Receivables Purchase Agreement pursuant to which the seller will transfer Receivables to the company,
     o each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to the Trust, certificates will be issued, and the servicer will service Receivables and the trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any, in the case of a grantor trust,
     o each Sale and Servicing Agreement pursuant to which the company will transfer Receivables to a Trust and the servicer will service Receivables, in the case of an owner trust, or
     o in the case of securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to the Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to the Trust and a trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the "Transfer and Servicing Agreements").

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

SALE AND ASSIGNMENT OF PRIMARY ASSETS

     In the case of Primary Assets consisting of Receivables, on or prior to the related closing date, a seller will transfer and assign to the company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

     In each Receivables Purchase Agreement the seller will represent and warrant to the company, among other things, that

     o the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;
     o the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller's normal requirements;
     o on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;
     o at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;
     o each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and
     o any other representations and warranties that may be set forth in the related prospectus supplement.

     To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if the seller so elects, the last day of the first Collection Period, following the discovery by or notice to the seller of any breach of a representation and warranty of the seller that materially and adversely affects the interests of the related Trust in any Receivable, the seller will be obligated to repurchase the Receivable, unless the seller cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

     On the related closing date, the company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Primary Assets to the related Trust, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

     Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the company will assign to the related Trust the representations and warranties made by the related seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to the Primary Asset, the company will not be required to repurchase the Primary Asset unless the breach also constitutes a breach of one of the company's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to that Primary Asset, if any, and the breach materially and adversely affects the interests of the Securityholders in any Primary Asset. Neither the seller nor the company will have any other obligation with respect to the Primary Assets or the securities.

TRUST ACCOUNTS

     With respect to each owner trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain,
(a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the "Note Distribution Account"). With respect to each owner trust and grantor trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the "Certificate Distribution Account"). With respect to any grantor trust, the servicer or the related trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related trustee on behalf of the related certificateholders.

     If so provided in the related prospectus supplement, the servicer will establish for each series of securities an additional account (the "Payahead Account"), in the name of the related indenture trustee, in the case of an owner trust, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to noteholders or certificateholders. Any other accounts to be established with respect to a Trust will be described in the related prospectus supplement.

     For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

PRE-FUNDING

     If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

          (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence

               (1) obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt,
               (2) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee's investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency,

               (3) certificates of deposit having a rating in the highest rating category from each Rating Agency or

               (4) investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

          (b) demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;
          (c) commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;
          (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;
          (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and
          (f) any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

     During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Trust Fund additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

     o the Pre-Funding Period will not exceed 90 days from the related closing date;
     o that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement; and
     o the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued pursuant to a particular offering.

SERVICING PROCEDURES

     To assure uniform quality in servicing the Receivables and to reduce administrative costs, the company and each Trust will designate the servicer as custodian to maintain possession, as the Trust's agent, of the related Receivables and any other documents relating to the Receivables. The seller's and the servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

     The servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the "Final Scheduled Maturity Date" (as the term is defined with respect to any Receivables Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Receivables for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

     With respect to each Trust, the servicer or the trustee will deposit all payments on the related Primary Assets, from whatever source, and all proceeds of the related Primary Assets, collected during the period specified in the related prospectus supplement (a "Collection Period") into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Primary Assets or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the servicer.

     Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. Any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the "Payaheads") will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the related prospectus supplement, be transferred to and kept in the Payahead Account until a later Distribution Date on which the Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay the Receivable in full.

ADVANCES

     If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a "Precomputed Advance"). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related Receivables Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

     If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a "Simple Interest Advance", and together with Precomputed Advances, "Advances"). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

NET DEPOSITS

     For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under "Collections" above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period. The servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related prospectus supplement (the "Servicing Fee Rate") of the Pool Balance related to the Primary Assets as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

     To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the servicer's normal practices and procedures.

     If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or trustee, and generating federal income tax information for the Trust and for the related noteholders and/or certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

DISTRIBUTIONS

     With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the related prospectus supplement.

     With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the noteholders and certificateholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

     The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

     RESERVE ACCOUNT. If so provided in the related prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the company or the seller will establish for a series or class or classes of securities an account (the "Reserve Account"), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the company or the seller, as applicable, on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Primary Assets. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the company, the seller or to any other entity.

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee and/or trustee a statement as to compliance by the Sale and servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the servicer's accounting records and computer files with respect to the servicer's compliance and other matters.

     Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and indenture trustee and/or trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the Corporate Trust Office for the trustee or indenture trustee specified in the related prospectus supplement.

STATEMENTS TO TRUSTEES AND THE TRUST

     Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under "Certain Information Regarding the Securities--Statements to Securityholders".

                     CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer's performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

SERVICER DEFAULTS

     A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of:

     (1) any failure by the servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related trustee or Indenture Trust, as applicable, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related trustee or indenture trustee, as applicable, or (b) to the servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less that 25% of the certificate balance;

     (2) any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

     (3) specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and
     (4) any other events as may be set forth in the related prospectus supplement.

RIGHTS UPON SERVICER DEFAULT

     Generally, in the case of an owner trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

WAIVER OF PAST DEFAULTS

     To the extent provided in the related prospectus supplement, (1) in the case of each owner trust, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.

AMENDMENT

     Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

     (1)  to cure any ambiguity,

     (2) to correct or supplement any provisions in the related Transfer and Servicing Agreement, or

     (3) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the company or any noteholder.

     The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

PAYMENT IN FULL OF THE NOTES

     Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

TERMINATION

     The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of
     o the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any remaining Primary Asset,
     o the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and
     o    the occurrence of either event described below.

     In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or, if any seller is a bank, 5%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

     If and to the extent provided in the related prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related prospectus supplement, solicit bids for the purchase of the Primary Assets remaining in the Trust, in the manner and subject to the terms and conditions set forth in the related prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the related prospectus supplement, then the Primary Assets remaining in the Trust will be sold to the highest bidder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN FINANCED VEHICLES

     In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans, trucks, buses and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the automobiles, recreational vehicles, vans, trucks, buses and trailers financed, directly or indirectly, by a seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans, trucks, buses and trailers is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title. However, security interests in boats may be perfected in one of three ways: in certificate of title states, a security interest is perfected as described above; in other states, a security interest may be perfected by filing a UCC-1 financing statement, however, a purchase money lien in consumer goods is perfected without any filing requirement and if a boat is required to be documented under Federal law, a preferred mortgage may be obtained under the Ship Mortgage Act by filing the mortgage with the Coast Guard, which is the exclusive method for perfecting security interests in documented boats. The applicable seller will represent and warrant in the Agreement that none of the Receivables are required to be documented under the Ship Mortgage Act.

     Generally all of the Receivables name the seller as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the seller's security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title or file a UCC-1 Financing Statement. If the seller, because of clerical error or otherwise, has failed to take action with respect to financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the seller's security interest and to whom a certificate of ownership is issued in the purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the obligor. The seller's security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

     Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

     In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on the vehicle's certificate of title, and the assignee succeeds by assignment to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller's representations and warranties under the related Receivables Purchase Agreement and the seller will be required to repurchase the Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Risk Factors--Certain Legal Aspects--Lack of Security Interests in Financed Vehicles".

     Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

     In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor's change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer's perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the boat would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Receivable has a small balance, a short remaining term and the obligor has a good payment record.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Receivables Purchase Agreement.

REPOSSESSION

     In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

     Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller's warranties under the related Receivables Purchase Agreement and would create an obligation of the seller to repurchase the Receivable unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

     Under each Receivables Purchase Agreement the seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Receivable, the violation would constitute a breach of the seller's representation and warranty and would create an obligation of the seller to repurchase the Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes ("Note Owners") or certificates ("Certificate Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement ("Federal Tax Counsel") regarding some related federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

OWNER TRUSTS

     TAX CHARACTERIZATION OF THE OWNER TRUSTS. In the case of an owner trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

     If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

TAX CONSEQUENCES TO NOTE OWNERS.

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

     INTEREST INCOME ON THE NOTES. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest". Interest on a Note that constitutes qualified stated interest is includable in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount," regardless of the Note Owner's method of accounting, or, in some circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term notes".

     In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to some exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate". If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate", all or a portion of the stated interest might be treated as "qualified stated interest." Under Treasury Regulations issued under Sections 1271-1275 of the Code (the "OID Regulations") interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest," and it is unclear whether the payments must be treated as part of a Note's "stated redemption price at maturity" and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest under, or under rules similar to, the 1996 Contingent Debt Regulations, or in some other manner.

     Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (1) the product of an otherwise qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (2) an otherwise qualified floating rate, or the product described in clause (1), plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, the rate will generally constitute an objective rate, described more fully below.

     Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However an objective rate does not include a rate based on information that is within the control of the issuer or a related party or that is unique to the circumstances of the issuer or a related party. The IRS may designate other objective rates. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding specific caps, floors, governors or similar restrictions.

         All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances:

     o the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in particular accrual periods to be significantly higher or lower than the overall expected return on the Note determined without the floor or ceiling;

     o it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note;
     o the "issue price" of the Note exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or, in some cases, its weighted average maturity, and 15 percent of the total noncontingent principal,
     o the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or
     o    if interest is not unconditionally payable.

In these situations, as well as others, it is unclear whether interest payments constitute qualified stated interest, or must be treated either as part of a Note's "stated redemption price at maturity" resulting in original issue discount, or represent contingent payments subject to taxation under, or under rules similar to, the 1996 Contingent Debt Regulations, or in some other manner.

     ORIGINAL ISSUE DISCOUNT. notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the OID Regulations. The discussion in this prospectus is based in part on the OID Regulations. Note Owners also should be aware that the OID Regulations do not address some issues relevant to prepayable securities such as the notes.

     In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

     The original issue discount with respect to a Note will be considered to be zero if it is less than a specified DE MINIMIS amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the Note to its maturity date or, in the case of notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note, as specially defined for tax purposes. Because of the possibility of prepayments, it is not clear how the DE MINIMIS rules will apply to the notes. It is likely that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the notes. In the absence of authority to the contrary, the company presently expects to apply the DE MINIMIS rule by using the Prepayment Assumption. Generally, a Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of DE MINIMIS original issue discount with respect to that Note. Any DE MINIMIS amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

     The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect to a Note other than "qualified stated interest".

     In general, the "issue price" of a Note is the first price at which a substantial amount of the notes of a class are sold for money to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

     If the notes are determined to be issued with original issue discount, a holder of a Note must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to that income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under
Section 1272(a) of the Code and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Note, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing this type of instrument, is computed by taking into account the Prepayment Assumption.

     The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of (A) the sum of (1) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (2) the payments during the accrual period of amounts included in the stated redemption price of the Note over (B) the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the notes corresponds to the intervals at which amounts are paid or compounded with respect to the Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of

     o the original yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period,
     o events, including actual prepayments, which have occurred before the close of the accrual period and
     o the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the notes will be prepaid at that rate or at any other rate.

     In general, a subsequent purchaser of a Note will also be required to include in that purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to the Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

     The company believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the notes.

     If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with a variable rate Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate or qualified inverse floating rate, equals the value of the qualified floating rate or qualified inverse floating rate as of the issue date of the Note, or, in the case of an objective rate other than a qualified floating rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of a variable rate Note would then recognize original issue discount during each accrual period which is calculated based upon the Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

     The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount on the notes, including variable rate notes. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate notes will be set forth in the prospectus supplement relating to the issuance of the notes.

     MARKET DISCOUNT. notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as these terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on the Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (1) under a constant yield method that is similar to the method for the accrual of original issue discount or (2) in proportion to accruals of original issue discount, or, if there is no original issue discount, in proportion to accruals of stated interest, in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on this type of Note is to be reduced by the amount previously treated as ordinary income.

     The Code provides that the market discount in respect of a Note will be considered to be zero if the amount allocable to the Note is less than a specified DE MINIMIS amount of 0.25% of the Note's stated redemption price at maturity multiplied its weighted average remaining life as computed for tax purposes. If market discount is treated as DE MINIMIS under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of the Note, and the portion of the discount allocable to each payment would be reported as income when the payment is made.

     The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the notes. Until the time regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

     In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes this election, the holder will be exempt from this rule. The adjusted basis of a Note subject to the election will be increased to reflect market discount included in gross income, thus reducing any gain or increasing any loss on a sale or other taxable disposition.

     AMORTIZABLE PREMIUM. A holder of a Note who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect under Code Section 171 to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. Although there are Treasury regulations dealing with amortizable bond premiums, they specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6), such as the notes. However, by analogy to the Treasury regulations, any premium in excess of interest income may be deductible to the extent of prior accruals of interest. Note Owners who pay a premium for a Note should consult their tax advisors concerning elections and rules for determining the method for amortizing bond premium.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit an election to accrue all interest, discount, including de minimus market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If this election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Note Owner acquires during the year of the election or after the year of election. See "--Market Discount" above. Similarly, a Note Owner that makes this election for a Note that is acquired as a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Note Owner owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Amortizable Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.

     GAIN OR LOSS ON DISPOSITION. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in the Note. The adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount and market discount on the Note included in the seller's income and reduced, but not below zero, by any payments on the Note other than qualified stated interest and any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain or loss if the Note is held as a capital asset and as long-term capital gain or loss if the Note Owner's holding period exceeded one year. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusion.

     SHORT-TERM NOTES. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on Short-Term notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

     Any other Note Owner of a Short Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Owner's income on the Note.

     TAXATION OF CERTAIN FOREIGN NOTE OWNERS. As used in this prospectus, the term "Non-United States Person" means any person other than a "United States Person". A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" means a Non-United States Person who is a Note Owner.

     On October 6, 1997, Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which the payments are made, subject to particular transition rules. The discussion under this heading and under "--Backup Withholding and Information Reporting," below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulation.

     In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on notes, provided that specific conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest, including original issue discount, with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest, including original issue discount, that

     o the Holder does not actually or constructively own 10% or more of the equity of the Trust,
     o the Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership,
     o the Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and
     o either (A) the Note Owner certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the Holder is a Non-United States Holder and provides the Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy of the Certificate.

A certificate described in this paragraph is effective only with respect to payments of interest, including original issue discount, made by the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. The foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

     The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for some qualifying withholding agents. Under one option, a withholding agent will be allowed to rely on an IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners, or other intermediaries, without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided particular conditions are met.

     The 1997 Withholding Regulations also provide specific presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with restated forms and standardize the period of time for which withholding agents can rely on the certifications.

     Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate, or any lower rate as may be provided by an applicable treaty. In general, interest described in Section 871(h)(4) of the Code includes, subject to exceptions, any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in
Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues notes the interest on which the Trust believes is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any of these notes will be described in the applicable prospectus supplement.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest, including original issue discount, on the Note is effectively connected with the conduct of that trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on the interest, including original issue discount, in the same manner as if it were a United States person. In lieu of the certificate described above, the Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if the Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or any lower rate as may be specified by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including original issue discount, on a Note will be included in the earnings and profits of the Holder if the interest, including original issue discount, is effectively connected with the conduct by the Holder of a trade or business in the United States.

     Generally, any gain or income, other than that attributable to accrued interest, market discount or original issue discount in some circumstances, realized upon the sale, exchange, retirement or other disposition of a Note will not be subject to United States federal income tax unless (1) the gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (2) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and the individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

     BACKUP WITHHOLDING AND INFORMATION REPORTING. Under current United States federal income tax law, information reporting requirements apply to interest, including original issue discount, and principal payments made to, and to the proceeds of sales before maturity by, specific non-corporate Note Owners that are United States Persons.

     In addition, a 31% backup withholding tax will apply if a non-corporate Note Owner

     o fails to furnish its Taxpayer Identification Number ("TIN"), which, for an individual, would be his or her Social Security Number, to the payor in the manner required,
     o    furnishes an incorrect TIN and the payor is so notified by the IRS,
     o is notified by the IRS that it has failed properly to report payments of interest and dividends or
     o in some circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments.

Backup withholding will not apply with respect to payments made to particular exempt recipients, such as corporations, within the meaning of Section 7701(a) of the Code, and tax-exempt organizations.

     In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent of the Trust on a Note with respect to which the holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (1) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (2) other conditions are satisfied.

     Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and other qualifications, and no agent of the broker who is responsible for receiving or reviewing the statement has actual knowledge that it is incorrect, and provides his or her name and address or the holder otherwise establishes an exemption.

     In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, the custodian, nominee or other agent will not be required to apply backup withholding to payments made to the owner and will not be subject to information reporting. However, if the custodian, nominee or other agent is a United States Person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, the custodian, nominee or other agent may be subject to particular information reporting, but not backup withholding, requirements with respect to the payment unless the custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and specific conditions are met or the Note Owner otherwise establishes an exemption.

     Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting, but not backup withholding, will be required unless the broker has in its records documentary evidence that the Note Owner is not a United States person and other conditions are met or the Note Owner otherwise establishes an exemption.

     The 1997 Withholding Regulations alter the forgoing rules in some respects. In particular, the 1997 Withholding Regulations would provide specific presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

     Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against the owner's United States federal income tax, provided that the required information is furnished to the IRS.

     Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption from reporting and backup withholding, and the procedure for obtaining an exemption, if available.

TAX CONSEQUENCES TO CERTIFICATES OWNERS.

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the seller in its capacity as recipient of distributions from any Reserve Fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the seller, the company and the servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus. A variety of alternative characterizations are possible. For example, to the extent the certificates have particular features characteristic of debt, the certificates might be considered debt of the seller, the company or the Trust. As long as a characterization did not result in the Trust being subject to tax as a corporation, any characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the certificates as equity in a partnership, described below. On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, such as the Trust, to elect whether to be taxed as corporations or partnerships. Under the Check-the-Box Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable prospectus supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

     The following discussion assumes that the certificates represent equity interests in a partnership, that all payments on the certificates are denominated in United States dollars, none of the certificates represents Stripped Certificates and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the related prospectus supplement.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Owner's allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Primary Assets.

     The Trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

     Any Collateral Certificates held by the owner trust will be subject to the federal income tax treatment described in this prospectus depending on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

     o the interest or other income that accrues on the certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related certificate pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;
     o any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the certificates over their initial issue price;
     o any prepayment premium payable to the Certificate Owners for the applicable month; and
     o any other amounts of income payable to the Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

     Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire certificate pass-through rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

     An individual taxpayer's share of expenses of the Trust, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent expenses plus all other
Section 212 expenses exceed two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code, $100,000 (or $50,000 in the case of a separate return by a married individual, adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. For taxable years beginning after December 31, 1997 in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership;" 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each Primary Asset, the calculations may result in some timing and character differences under some circumstances.

     DISCOUNT AND PREMIUM. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.

     If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Primary Assets or to offset any premium against interest income on the Primary Assets. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust. The original Trust will then be deemed to distribute the certificates in the new Trust to each of the Owners of certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the Certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share, determined under Treasury Regulations, of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate.

     If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

     The use of a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The seller will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

     SECTION 754 ELECTION. In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make an election under
Section 754 of the Code. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

     ADMINISTRATIVE MATTERS. The trustee is required to keep complete and accurate books of the Trust. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

     o    the name, address and identification number of the person,
     o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
     o particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The company will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

     The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. Unless otherwise specified in the applicable prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.

     TAXATION OF CERTAIN FOREIGN CERTIFICATE OWNERS. As used in this prospectus, the term "Non-United States Owner" means a Certificate Owner that is not a United States person, as defined under "owner trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting," above.

     It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Owners.

     Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

     Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

     The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under
Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

     BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE GRANTOR TRUSTS.

     CHARACTERIZATION. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as "grantor trust certificates".

     TAXATION OF GRANTOR TRUST CERTIFICATEHOLDERS. Subject to the discussion below under "Stripped Certificates" and "Subordinated certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Under Sections 162 and 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code, $100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

     The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

     A purchaser of a grantor trust Certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a grantor trust Certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

     The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, it is not expected that any Primary Asset will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated certificates"). For the rules governing original issue discount, see "owner trusts--Tax Consequences to Note Owners--Original Issue Discount" above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see "owner trusts--Tax Consequences to Note Owners-- Short-Term notes" above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.

     The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

     MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "owner trusts--Tax Consequences to Note Owners--Market Discount" above.

     PREMIUM. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "owner trusts--Tax Consequences to Note Owners--Amortizable Premium" above.

     STRIPPED CERTIFICATES. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "owner trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

     Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

     o if any servicing compensation is deemed to exceed a reasonable amount (see "Taxation of grantor trust certificateholders," above);
     o if the company or any other party retains a retained yield with respect to the Primary Assets held by the Trust;
     o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or
     o if certificates are issued which represent the right to interest-only payments or principal-only payments.

     The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "owner trust--Tax Consequences to Note Owners--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount DE MINIMIS rules described above.

     SUBORDINATED CERTIFICATES. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high Certificate Pass Through Rate, and the other is a senior class, with a relatively low Certificate Pass Through Rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Primary Asset equal to the difference between the Certificate Pass Through Rate on the Subordinate Certificates and the Certificate Pass Through Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

     The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of each asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date the Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

     Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of certificates. The interest income on the Subordinate Certificates at the Senior Certificate pass-through rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

     Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to the Trust Stripped Coupon, based on the prepayment assumption used in pricing the certificates, over the portion of the purchase price allocated to the Trust Stripped Coupon. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

     If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

     o    received as distributions their full share of receipts,
     o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount and
     o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

         Under this analysis,

     o Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders,
     o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss) and
     o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

     Election to Treat All Interest as Original Issue Discount. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust Certificate is irrevocable.

     PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

     SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Primary Asset and the owner's adjusted basis in the grantor trust Certificate. The adjusted basis generally will equal the seller's cost for the grantor trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust Certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust Certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a grantor trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying Primary Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust Certificate has been owned for the long-term capital gain holding period, currently more than one year.

     Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust Certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income. See "--Market Discount," above.

     NON-UNITED STATES GRANTOR TRUST CERTIFICATE OWNERS. Amounts paid to Non-United States Owners of grantor trust certificates will be treated as interest for purposes of United States withholding tax. The interest attributable to the underlying Primary Assets will not be subject to the normal 30%, or any lower rate provided for by an applicable tax treaty, withholding tax imposed on these amounts provided that (1) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation, within the definition of Section 957, related to any of the issuers of the Primary Assets and (2) the Certificate Owner fulfills specific certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, or an estate or trust the income of which is includable in gross income for United States federal income tax purposes, without regard to its source. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by the Certificate Owner, the owner will be subject to United States federal income tax on the interest or gain at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

     On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of grantor trust certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Primary Assets with respect to which payments are made, subject to particular transition rules. For further discussion, see "owner trusts--Tax Consequences to Note Owners Taxation of Certain Foreign Note Owners" above.

     BACKUP WITHHOLDING. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a "backup" withholding tax of 31% if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See "owner trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting" above.

                       STATE AND LOCAL TAX CONSIDERATIONS

     An investment in the securities may have state or local income, franchise, personal property or other tax consequences. These consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the securities as equity or debt or as an undivided interest in the underlying Primary Assets under the laws of a jurisdiction.

     Generally, the tax treatment of the securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the certificates or notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In this case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to the tax solely because of their ownership of the securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of the holder's ownership or disposition of securities.

     Interest income, including original issue discount, earned on obligations of the United States Treasury Department and of some government sponsored enterprises generally is exempt from state and local income taxation. Therefore, where a grantor trust holds Government Securities as part of the Trust Property, interest income attributable to Government Securities earned on the certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, some states or localities may take a contrary position. Investors should consult with their own tax advisors concerning the exemptions from state and local income taxes.

     If some or all of the securities are treated as equity interest in a partnership, not treated as a publicly traded partnership taxable as a corporation, for federal income tax purposes, the securities generally should be treated as partnership interests for state and local income tax purposes. In this case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in the jurisdiction. However, if the state or local jurisdiction viewed the partnership as doing business in the jurisdiction, Security Owners would normally be subject to taxation in that jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with the jurisdiction. Furthermore, depending on the specific allocation and apportionment formula, if any, used by the jurisdiction, it is possible that Security Owners in this case may be subject to tax in the jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

     The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict the tax consequences to Note Owners and Certificate Owners in all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of securities.

                                     * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Set forth below are some consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in securities. The following summary is intended to be a summary of some relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

     In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals, including partners in a partnership, individual retirement accounts described in Section 408 of the Code and medical benefit plans.

     Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the securities plays in the Plan's investment portfolio. Each Plan Fiduciary before deciding to invest in the securities, must be satisfied that investment in the securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the securities, are diversified so as to minimize the risks of large losses and that an investment in the securities complies with the Plan and related trust documents.

     Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

EXEMPT PLANS

     ERISA and Section 4975 of the Code do not apply to governmental plans and some church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under the applicable federal, state or other laws.

INELIGIBLE PURCHASERS

     Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the company, the trustee, the indenture trustee, the Trust, the servicer or any of their respective affiliates. securities may not be purchased with the assets of a Plan if the company, the trustee, the indenture trustee, the Trust, the servicer or any of their respective affiliates or any employees of the trustee, the indenture trustee, the Trust or the servicer: (1) has investment discretion with respect to the investment of the Plan assets; or
(2) has authority or responsibility to give or regularly gives investment advice with respect to the Plan assets for a fee, pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and that the advice will be based on the particular investment needs of the Plan. A party that is described in clause
(1) or (2) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any purchase might result in a "prohibited transaction" under ERISA and the Code.

PLAN ASSETS

     It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related assets of a Trust to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. The rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest in plan assets if the interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest in plan assets if particular exceptions apply including the following: (1) the investment by all "benefit plan investors" is not "significant"; or (2) the security issued by the entity is a "publicly offered security". The prospectus supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a series of securities.

     With respect to clause (1) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in the entities by any of these plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of the entity, of any person who provides investment advice for a fee with respect to the assets and of "affiliates" of these persons, within the meaning of the DOL Regulation.

     Because the availability of this exception to any Trust depends upon the identity of the certificateholders of the applicable series at any time, there can be no assurance that any series or class of certificates will qualify for this exception.

     With respect to clause (2) of the second preceding paragraph, a publicly offered security is one which is

     (a)  "freely transferable,"

     (b)  part of a class of securities that is "widely held" and

     (c)  either

          (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
          (2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the securities Act and registered under the Exchange Act within 120 days, or any later time as may be allowed by the securities and Exchange Commission, after the end of the fiscal year of the issuer in which the offering of the security occurred.

Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

     If none of the exceptions set forth in the DOL Regulation apply, the assets of a Trust will be deemed to be the assets of each Plan investor for the purposes of ERISA and Section 4975 of the Code. In this case, the discussion set forth in the following sections will apply.

CONSEQUENCES OF CHARACTERIZATION AS PLAN ASSETS.

     If the assets of a Trust are plan assets, the trustee will be a fiduciary under ERISA with respect to Plan investors and its duties and liabilities will be subject to the provisions of ERISA.

     In addition, Section 406 of ERISA will prohibit the trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in specific types of transactions with "parties in interest" to investing Plans unless statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to the Section, except that an IRA that engages in a prohibited transaction may instead forfeit its tax exempt status, and also requires recession of the transaction.

     If the Trust assets are plan assets, Section 406 of ERISA will prohibit the trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in specific types of transactions with "parties in interest" to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to the Section, except that an IRA that engages in a prohibited transaction may instead forfeit its tax-exempt status, and also requires recision of the transaction.

     The types of transactions subject to the prohibited transaction restrictions of ERISA and Section 4975(c) of the Code include:

          (1)  sales, exchanges or leases of property, such as the securities,
          (2)  loans or other extensions of credit and
          (3) the furnishing of goods and services. As described in Section 406(b)(1) or Section 4975(c)(1)(E) of the Code, the use of plan assets by or for the benefit of parties in interest or disqualified persons may also constitute a prohibited transaction.

     The company, the trustee, the indenture trustee, the Trust, the servicer and other persons and some affiliates of the trustee, the indenture trustee, the Trust and the servicer, might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of the Plan could give rise to one or more "prohibited transactions" within the meaning of Section 406 ERISA and
Section 4975(c) of the Code unless an exemption described below or some other exemption is available.

PROHIBITED TRANSACTION EXEMPTIONS FOR CERTIFICATES

     Deutsche Bank Alex. Brown is the recipient of a final prohibited transaction exemption, 59 Fed. Reg. 65400 (December 19, 1994) and Deutsche Morgan Grenfell/C.J. Lawrence Inc. received similar approval (FAN 97-03E) (the "Underwriter's PTE" or "Deutsche Banc Alex. Brown's PTE" if specified in the applicable prospectus supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire certificates. The Underwriter's PTE applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which Deutsche Banc Alex. Brown or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies include

          (1) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property, including obligations secured by leasehold interests on commercial real property, or (B) shares issued by a cooperative housing association;
          (2) "guaranteed governmental mortgage pool certificates" (as defined in the Final Regulation) and
          (3)  undivided fractional interests in the above.

     Plans acquiring certificates may be eligible for protection under the Underwriter's PTE if:

          (a) assets of the type included as Primary Assets have been included in other investment pools ("Other Pools");

          (b)  certificates evidencing interests in Other Pools have been both
               (1) rated in one of the three highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. and (2) purchased by investors, other than Plans, for at least one year prior to a Plan's acquisition of certificates in reliance upon the Underwriter's PTE;

          (c) at the time of acquisition, the class of certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

          (d) the trustee is not an affiliate of any member of the Restricted Group;

          (e) the class of certificates acquired by the Plan are not subordinated to other classes of certificates of that series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Primary Assets;

          (f) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the securities Act);

          (g) the acquisition of the certificates by a Plan is on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

          (h) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the Primary Assets to the Trust represents not more than the fair market value of the Primary Assets; and the sum of all payments made to and retained by the servicer and all subservicers represents not more than reasonable compensation for the servicer's services under the Pooling and Servicing Agreement or Sale and Servicing Agreement and reimbursement of the servicer's reasonable expenses in connection with the servicer's services.

     In addition, the Underwriter's PTE will not apply to a Plan's investment in certificates if the Plan fiduciary responsible for the decision to invest in a class of certificates is an obligor with respect to more than 5% of the fair market value of the obligations constituting the Primary Assets or an affiliate of the person and will not apply, unless:

          (1) in the case of an acquisition in connection with the initial issuance of any series of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

          (2) the Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition;

          (3) immediately after the acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

          (4) the Plan is not sponsored by the company, any Underwriter, the trustee, the servicer, any subservicer, any credit enhancer or the obligor under any other credit support mechanism, an obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Primary Assets on the date of the initial issuance of certificates, or any of their affiliates (the "Restricted Group").

     On July 21, 1997, the DOL published in the Federal Register a final amendment to the Underwriter's PTE which extends exemptive relief to particular mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the certificates, the amendment generally allows a portion of the receivables ("Loans") supporting payments to certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the certificates to be transferred to the Trust within a 90-day or three-month period following the closing date ("Pre-Funding Period"), instead of requiring that all the Loans be either identified or transferred on or before the closing date. The relief, is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

          (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered ("Pre-Funding Limit") must not exceed 25%;

          (2) all Loans transferred after the closing date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency;

          (3) the transfer of the Additional Loans to the Trust during the Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the Trust;

          (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the closing date;

          (5) in order to ensure that the characteristics of the Additional Loans are substantially similar to the original obligations which were transferred to the Trust, either: (a) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the company or (b) an independent accountant retained by the company must provide the company with a letter, with copies provided to the Rating Agency, the Underwriter and the trustee, stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement or Sale and Servicing Agreement ("Pooling Agreement"); in preparing the letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the closing date;

          (6) the Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in some circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement;

          (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in specifically permitted investments;

          (8) the Offering Documents must describe:

               o any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account;

               o    the duration of the Pre-Funding Period;

               o the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and

               o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal; and

          (9) the Pooling and Servicing Agreement or Sale and Servicing Agreement must describe the permitted investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

     Whether the conditions in the Underwriter's PTE, in addition to, and including those, relating to pre-funding, will be satisfied as to certificates or any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires certificates of that class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

     If for any reason the Underwriter's PTE does not provide an exemption for a particular Plan's purchase of certificates, some other individual or class exemption may be applicable, including but not limited to: Prohibited Transaction class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions affected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers" ("Investor Based Exemptions"). There can be no assurance that any of these exemptions will apply with respect to any Plan, or even if it were to apply, that the exemption would cover all transactions involving the applicable Trust.

PURCHASE OF NOTES

     Some transactions involving the purchase of securities which are notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Primary Assets were deemed to be assets of a Plan. Under the DOL Regulation, the Trust treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the Trust fund and none of the exceptions contained in the DOL Regulation is applicable. The prospectus supplement will indicate whether the notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulation.

     Without regard to whether the notes are characterized as equity interests, the acquisition, transfer or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the trustee, the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Plan or in the event that a Note is purchased in the secondary market and that purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to the Plan. However, one or more of the Investor Based Exemptions may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note.

GENERAL CONSIDERATIONS

     Before a Plan Fiduciary decides to purchase securities on behalf of a Plan, the Plan Fiduciary should determine whether the Exemption is applicable, whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code or whether an exemption from "plan asset" treatment is available to the applicable Trust. The Plan Fiduciary should also consult the ERISA discussion in the applicable prospectus supplement for further information regarding the application of ERISA to any class of certificates.

     ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY, THE SERVICER, THE TRUSTEE OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THE INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF THIS TYPE OF AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND
SECTION 4975 OF THE CODE.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the "Underwriting Agreements"), the company will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

     In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

     Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

     Pursuant to the Receivables Purchase Agreement between the seller, or its affiliate, and the company, the seller will indemnify the company and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the company and the several underwriters may be required to make in respect of the Receivables Purchase Agreement.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

     Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

     The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

     If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

     Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.

                             PROSPECTUS SUPPLEMENT

     The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

     o the interest rate and authorized denominations, as applicable, of each class of securities;
     o specific information concerning the Primary Assets and the related seller and servicer, as applicable;
     o the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;
     o    information concerning any other assets in the related Trust;
     o the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;
     o the extent to which any class within a series is subordinated to any other class of the same series; and
     o additional information with respect to the plan of distribution of the securities.

                           REPORTS TO SECURITYHOLDERS

     With respect to each series of securities, the servicer of the related Primary Assets will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See "Certain Information Regarding the Securities--Statements to Securityholders."


                              AVAILABLE INFORMATION

     The company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, company is subject to the informational requirements of the securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

     Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the company on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The company on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, ACE Securities Corp., [ ], telephone, [ ].

                                 INDEX OF TERMS

                                                                            PAGE


1996 Contingent Debt Regulations.........................................53
1997 Act.................................................................72
1997 Withholding Regulations.............................................59
accrual period...........................................................55
Actuarial Receivables.....................................................8
Additional Loans.........................................................80
adjusted issue price.....................................................55
Advances.................................................................40
average interest rate....................................................80
Cede......................................................................1
Certificate Distribution Account.........................................36
Certificate Owners.......................................................52
Certificate Pool Factor..................................................22
Check-the-Box Regulations................................................62
Code.....................................................................52
Collection Account.......................................................36
Collection Period........................................................39
Definitive certificates..................................................32
Definitive notes.........................................................32
Definitive Securities....................................................32
Depository...............................................................23
Deutsche Banc Alex. Brown's PTE..........................................78
Distribution Date........................................................30
DOL......................................................................75
DOL Regulation...........................................................75
DTC.......................................................................1
Eligible Deposit Account.................................................37
Eligible Institution.....................................................37
Eligible Investment......................................................38
Eligible Investments.....................................................37
ERISA....................................................................74
Events of Default........................................................24
Exchange Act.............................................................84
Fannie Mae...............................................................14
Farm Credit Act..........................................................18
FCA......................................................................18
FCBs.....................................................................18
Federal Tax Counsel......................................................52
FFCB.....................................................................14
FFEL.....................................................................16
FHLB.....................................................................14
FHLMC Act................................................................15
Final Scheduled Maturity Date............................................39
Financed Vehicles.........................................................6
financial institution....................................................59
FIRREA...................................................................16
Fiscal Agent.............................................................14
Freddie Mac..............................................................14
FTC Rule.................................................................51
Funding Corporation......................................................18
Government Securities....................................................12
grantor trust certificateholders.........................................68
grantor trust certificates...............................................68
GSE Issuer...............................................................14
GSEs.....................................................................12
GSEs Bonds...............................................................12
Indenture................................................................22
Indirect Participants....................................................31
Interest Component.......................................................20
Investment Earnings......................................................37
Investor Based Exemptions................................................81
IRS......................................................................52
issue price..............................................................54
Loans....................................................................79
MBS......................................................................15
Non-United States Holder.................................................59
Non-United States Owner..................................................67
Non-United States Person.................................................59
Note Distribution Account................................................36
Note Owners..............................................................52
Note Pool Factor.........................................................21
objective rate...........................................................53
Offering Documents.......................................................80
OID Regulations..........................................................53
Other Pools..............................................................78
Participants.............................................................30
Payahead Account.........................................................36
Payaheads................................................................40
Plan.....................................................................75
Plan Fiduciary...........................................................74
Pooling Agreement........................................................80
Pooling and Servicing Agreement...........................................6
Precomputed Advance......................................................40
Precomputed Receivables...................................................8
Pre-Funded Amount........................................................37
Pre-Funding Account......................................................37
Pre-Funding Limit........................................................79
Pre-Funding Period.......................................................38
Prepayment Assumption....................................................55
Principal Component......................................................20
Private Label Custody Receipt Securities.................................18
Private Label Custody Strips.............................................18
PTCE.....................................................................81
qualified inverse floating rate..........................................53 qualified stated interest................................................53
Receivables...............................................................8
REFCO....................................................................18
REFCO Strip..............................................................20
Registration Statement...................................................83
Related Documents........................................................27
Repurchase Amount........................................................36
Reserve Account..........................................................43
Restricted Group.........................................................79
RTC......................................................................16
Rule of 78S Receivables...................................................8
Rules....................................................................31
Sale and Servicing Agreement..............................................6
Sallie Mae...............................................................14
Schedule of Receivables..................................................35
Securities Act...........................................................83
Security Owners..........................................................30
Senior Certificates......................................................70
Senior Class Percentage..................................................70
Servicer Default.........................................................44
Servicing Fee............................................................41
Servicing Fee Rate.......................................................41
Shortfall Amount.........................................................71
Short-Term Note..........................................................58
Simple Interest Advance..................................................40
Simple Interest Receivables...............................................9
stated redemption price at maturity......................................55
Stripped Certificates....................................................69
Subordinate Certificates.................................................70
Subordinate Class Percentage.............................................70
System...................................................................18
Systemwide Debt Securities...............................................18
TEFRA....................................................................20
TIN......................................................................61
Transfer and Servicing Agreements........................................35
Treasury Bonds...........................................................12
Treasury Strips..........................................................12
Trust.....................................................................6
Trust Accounts...........................................................37
Trust Agreement...........................................................6
Trust Stripped Bond......................................................70
Trust Stripped Coupon....................................................70
TVA......................................................................14
TVA Act..................................................................17
UCC......................................................................30
Underlying Issuer........................................................10
Underlying Servicer......................................................10
Underlying Trust Agreement...............................................10
Underlying Trustee.......................................................10
Underwriter's PTE........................................................78
Underwriting Agreements..................................................82
United States Person.....................................................59

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the globally offered securities (the "Global securities") will be available only in book-entry form. Unless otherwise specified in the related prospectus supplement, investors in the Global securities may hold Global securities through any of The Depository Trust company ("DTC"), Clearstream, Luxembourg or Euroclear. Unless otherwise specified in the related prospectus supplement, Global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related prospectus supplement, Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear, in this capacity, and as DTC Participants.

     Non-U.S. holders of Global securities will be subject to U.S. withholding taxes unless the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global securities will be held in book-entry form by The Depository Trust Company ("DTC") in the name of Cede & Co. ("Cede") as nominee of DTC. Securityholders' interests in the Global securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold these positions in accounts as DTC Participants.

     Securityholders electing to hold their Global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Securityholders electing to hold their Global securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global securities against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global securities. After settlement has been completed, the Global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The Global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global securities were credited to their accounts. However, interest on the Global securities would accrue from the value date. Therefore, in many cases the investment income on the Global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global securities to the respective Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

          (b) borrowing the Global securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means;

     (1) a citizen or resident of the United States,

     (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or

     (3) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Securityholders are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

                        SUBJECT TO COMPLETION, [ ], 2000

                PROSPECTUS SUPPLEMENT (to prospectus dated [ ])

                               $[ ] (APPROXIMATE)

                              ACE SECURITIES CORP.

                                    [ ] TRUST

                          [ ] PASS-THROUGH CERTIFICATES

                                       [ ]
                             ORIGINATOR AND SERVICER

-----------------------------------------------------------------------------
     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.
-----------------------------------------------------------------------------
     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.
-----------------------------------------------------------------------------
     The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.
-----------------------------------------------------------------------------
     This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
-----------------------------------------------------------------------------

  The trust fund will issue certificates including the following:

                                   CLASS                     INTEREST
   CLASS                     PRINCIPAL AMOUNT(1)                RATE
   -----                     -------------------             ----------
   [   ]..................             $[ ]                    [    ]
   [   ]..................              [ ]                    [    ]
   [   ]..................              [ ]                    [    ]

   ___________________

     (1) These amounts are approximate, as described in this prospectus suppleme DEUTSCHE BANC ALEX. BROWN
     (2) Interest will accrue on the Class [ ] and [ ] Certificates The date of this prospectus supplement is [ ] [described as applicable].

     This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

     [Describe assets of trust fund.]

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     On or about [ ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [ ].


                                  UNDERWRITER:
                            DEUTSCHE BANC ALEX. BROWN
                  The date of this prospectus supplement is [ ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                  ------------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                  ------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLES OF CONTENTS
                              PROSPECTUS SUPPLEMENT


                                                                            PAGE
Summary of Terms.............................................................S-
   The Offered Certificates..................................................S-
   The Mortgage Loans........................................................S-
   Servicing of the Mortgage Loans...........................................S-
   Optional Purchase of Mortgage Loans.......................................S-
   Tax Status................................................................S-
   ERISA Considerations......................................................S-
   Legal Investment Considerations...........................................S-
   Ratings of the Certificates...............................................S-
Risk Factors.................................................................S-
   [Some of the loans in the mortgage pool are
    more likely to default than others, and higher than
    expected defaults on these loans could reduce the
   yield on your certificates................................................S-
   [Mortgage Loan Interest Rates May Limit
   Interest Rates on the Certificates........................................S-
   [Potential Inadequacy of Credit
   Enhancement for the Class [ ] Certificates................................S-
   [Special Risks for the Class [   ] Certificates...........................S-
   [Effect of Lack of Primary Mortgage Insurance on the Class
   [ ] Certificates..........................................................S-
   Unpredictability and Effect of Prepayments................................S-
   Geographic Concentration of Mortgage Loans................................S-
   Real Estate Market May
   Affect Performance of Mortgage Loans......................................S-
   [Early Principal Payment From Cash
   Remaining in Pre-Funding Account........................................S-15
   You will not receive physical
   certificates, which can cause delays in
   distributions and hamper your ability
   to pledge or resell your certificates.....................................S-
   Potential Disruption of Computer
   Systems...................................................................S-
   Limited Ability to Resell Certificates....................................S-
Description of the Certificates..............................................S-
   General...................................................................S-
   [Pre-Funding Account......................................................S-
   Book-Entry Registration...................................................S-
   Distributions of Interest...............................................S-20
   [Determination of Index.................................................S-21
   Distributions of Principal..............................................S-21
   Credit Enhancement......................................................S-22
   [The Reserve Fund.........................................................S-
   Final Scheduled Distribution Date.........................................S-
   Reports to Certificateholders.............................................S-
   Optional Purchase of Mortgage Loans;
   Termination of the Trust Fund.............................................S-
   The Trustee...............................................................S-
[The Insurance Policy........................................................S-
   The Insurer...............................................................S-
   Insurer Financial Information.............................................S-
   Where You Can Obtain Additional
    Information About the Insurer............................................S-
   Year 2000 Readiness Disclosure............................................S-
   Financial Strength Ratings of the Insurer.................................S-
   The Insurance Policy......................................................S-
Description of the Mortgage Pool.............................................S-
   General...................................................................S-
   Adjustable Rate Mortgage Loans............................................S-
   [The Index................................................................S-
   The Mortgage Loans........................................................S-
   [Subsequent Mortgage Loans................................................S-
Additional Information.......................................................S-
[Originator/Servicer.........................................................S-
   General...................................................................S-
   Lending Activities and Loan Sales.........................................S-
   Loan Servicing............................................................S-
   Underwriting Guidelines...................................................S-
   Servicing Practices and Experience........................................S-
The Pooling and Servicing Agreement..........................................S-
   General...................................................................S-
   Assignment of Mortgage Loans..............................................S-
   Voting Rights.............................................................S-
   General Servicing Provisions..............................................S-
   Prepayment Interest Shortfalls............................................S-
   Advances..................................................................S-
   Servicing Advances........................................................S-
   Collection of Taxes and Insurance Premiums................................S-
   Insurance Coverage........................................................S-
   Purchases of Defaulted Mortgage Loans...................................S-41
   Evidence as to Compliance.................................................S-
   Servicing Compensation and Payment of Expenses............................S-
   Subservicing..............................................................S-
   Resignation or Removal of the Servicer....................................S-
Yield Considerations.........................................................S-
   General...................................................................S-
   Overcollateralization.....................................................S-
   [Subordination of the Class [   ] Certificates............................S-
   Weighted Average Life...................................................S-45
Material Federal Income Tax Considerations...................................S-
   General...................................................................S-
   Taxation of Offered Certificates..........................................S-
State Income Tax Considerations..............................................S-
Legal Investment Considerations..............................................S-
Use of Proceeds..............................................................S-
Underwriting.................................................................S-
ERISA Considerations.........................................................S-
Experts......................................................................S-
Legal Matters................................................................S-
Ratings......................................................................S-
Glossary of Defined Terms....................................................S-
Annex I......................................................................S-

                                   PROSPECTUS

                                                                          PAGE
Description of the Trust Funds..............................................
   Assets...................................................................
   Mortgage Loans...........................................................
   Contracts................................................................
   Agency Securities........................................................
   Mortgage Securities......................................................
   FHA Loans and VA Loans...................................................
   Pre-Funding Accounts.....................................................
   Accounts.................................................................
   Credit Support...........................................................
   Cash Flow Agreements.....................................................
Use of Proceeds.............................................................
Yield Considerations........................................................
   General..................................................................
   Interest Rate............................................................
   Timing of Payment of Interest............................................
   Payments of Principal; Prepayments.......................................
   Prepayments--Maturity and Weighted Average Life..........................
   Other Factors Affecting Weighted  Average Life...........................
The Depositor...............................................................
Description of the Securities...............................................
   General..................................................................
   Distributions............................................................
   Available Distribution Amount............................................
   Distributions of Interest on the
     Securities...........................................................27
   Distributions of Principal of the
     Securities.............................................................
   Components...............................................................
   Distributions on the Securities of Prepayment Premiums
   Allocation of Losses and Shortfalls......................................
   Advances in Respect of Delinquencies.....................................
   Reports to Securityholders...............................................
   Termination..............................................................
   Optional Purchases.......................................................
   Book-Entry Registration and Definitive Securities........................
Description of the Agreements...............................................
   Agreements Applicable to a Series........................................
   Material Terms of the Pooling and Servicing
    Agreements and Underlying Servicing Agreements
   Material Terms of the Indenture..........................................
Description of Credit Support...............................................
   General..................................................................
   Subordinate Securities...................................................
   Cross-Support Provisions.................................................
   Limited Guarantee........................................................
   Financial Guaranty Insurance Policy or
    Surety Bond Letter of Credit............................................
   Pool Insurance Policies..................................................
   Special Hazard Insurance Policies........................................
   Borrower Bankruptcy Bond.................................................
   Reserve Funds............................................................
   Overcollateralization....................................................
Certain Legal Aspects of Mortgage Loans.....................................
   General..................................................................
   Types of Mortgage Instruments............................................
   Interest in Real Property................................................
   Cooperative Loans........................................................
   Land Sale Contracts......................................................
   Foreclosure..............................................................
   Junior Mortgages.........................................................
   Anti-Deficiency
    Legislation and Other Limitations on Lenders
   Environmental Considerations.............................................
   Due-on-Sale Clauses......................................................
   Prepayment Charges.......................................................
   Subordinate Financing....................................................
   Applicability of Usury Laws..............................................
   Alternative Mortgage Instruments.........................................
   Soldiers' and Sailors' Civil Relief Act of 1940..........................
   Forfeitures in Drug and RICO Proceedings.................................
Certain Legal Aspects of the Contracts......................................
   General..................................................................
   Security Interests in the Manufactured Homes.............................
   Enforcement of Security Interests in Manufactured Homes
   Soldiers' and Sailors' Civil Relief Act of 1940..........................
   Consumer Protection Laws.................................................
   Transfers of Manufactured Homes;
    Enforceability of "Due-on-Sale" Clauses
   Applicability of Usury Laws..............................................
Material Federal Income Tax Considerations..................................
   General..................................................................
   REMICs...................................................................
   FASITs...................................................................
   Grantor Trust Funds......................................................
   Standard Securities......................................................
   Stripped Securities......................................................
   Partnership Trust Funds..................................................
   Consequences for Particular Investors....................................
State and Other Tax Considerations..........................................
ERISA Considerations........................................................
   General..................................................................
   Pre-Funding Accounts.....................................................
Legal Investment............................................................
Methods of Distribution.....................................................
Additional Information......................................................
Incorporation of Certain Documents by Reference.............................
Legal Matters...............................................................
Financial Information.......................................................
Rating......................................................................

                                SUMMARY OF TERMS

O THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

O WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o [WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND OR IN ANY POOL, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF [ ], UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL" HOW THE PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE.]

THE OFFERED CERTIFICATES

     ACE Securities Corp.'s [ ] Pass-Through Certificates consist of the following classes: [ ]. Only the [ ] Certificates are being offered by this prospectus supplement. These certificates will be issued in book-entry form.

     SEE "DESCRIPTION OF THE CERTIFICATES -- GENERAL" IN THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF THE MINIMUM DENOMINATIONS AND THE INCREMENTAL DENOMINATIONS OF EACH CLASS OF CERTIFICATES.

     The certificates represent ownership interests in a trust fund, the assets of which consist primarily of [describe assets of trust fund.]

     The certificates will have an approximate total initial principal amount of $[ ]. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

PAYMENTS ON THE CERTIFICATES

     Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [ ]. However, if the [25th] day is not a business day, distributions will be made on the next business day after the [25th] day of the month.

INTEREST PAYMENTS

     Interest will accrue on each class of certificates, [other than the Class
[ ] Certificate], at the applicable annual rates described in this prospectus supplement.

     SEE "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

PRINCIPAL PAYMENTS

     The amount of principal payable on the certificates, [other than the Class
[ ] Certificate], will be determined by (1) funds actually received on the mortgage loans in [each] pool that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) [formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement,] and (4) [ ]. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     WE EXPLAIN HOW PRINCIPAL IS PAID ON THE CERTIFICATES UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT.

[PREPAYMENT PENALTIES ON THE MORTGAGE LOANS

     The holder of the Class [ ] Certificate will be entitled to receive any prepayment penalties received on the mortgage loans. These amounts will not be available to make payments on other classes of certificates.

     SEE "DESCRIPTION OF THE CERTIFICATES" AND "DESCRIPTION OF THE MORTGAGE POOLS -- GENERAL" IN THIS PROSPECTUS SUPPLEMENT.]

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

[DESCRIBE ANY APPLICABLE FINANCIAL GUARANTY INSURANCE POLICY OR GUARANTEE.]

[SUBORDINATION OF PAYMENTS

     The [ ] certificates will have a payment priority as a group over the Class
[ ] Certificates both for payments of interest and payments of principal. No amounts will be paid to the Holder of the Class [ ] Certificate on any distribution date until all amounts due to the senior certificates and the Class
[ ] Certificates on that date have been paid and overcollateralization has reached the required level.]

[OVERCOLLATERALIZATION

     On the closing date, the total principal balance of the mortgage loans is expected to [approximately equal the total principal amount of the certificates]. Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and some of the expenses and fees of the trust fund will be used to reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies. This condition is referred to as "overcollateralization." We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, to increase overcollateralization to the level required by the rating agencies, or to maintain it at that level.

     SEE "RISK FACTORS-- POTENTIAL INADEQUACY OF Credit ENHANCEMENT FOR THE CLASS [ ] CERTIFICATES" AND "DESCRIPTION OF THE CERTIFICATES-- CREDIT ENHANCEMENT-- SUBORDINATION" AND "-- OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT.]

[ALLOCATION OF LOSSES

     As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied to reduce the principal amount of the Class [ ] Certificates until their principal amount has been reduced to zero.

o If a loss has been allocated to reduce the principal amount of your Class [ ] Certificate, you will receive no payment in respect of that reduction at that time.

o After overcollateralization has been created and has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

     After the principal amount of the Class [ ] Certificates has been reduced to zero, amounts representing losses on the mortgage loans will be paid to holders of the senior certificates by [ ], to the extent funds available are insufficient to cover these losses.

     SEE "DESCRIPTION OF THE CERTIFICATES -- CREDIT ENHANCEMENT -- ALLOCATION OF LOSSES" AND "THE INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.]

THE MORTGAGE LOANS

     On the closing date, which is expected to be on or about [ ], the assets of the trust fund will consist of [two] pools of mortgage loans with a total principal balance of approximately $[ ]. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     [Description of mortgage loans.]

     [Description of pre-funding account and additional mortgage loans as applicable.]

     [The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.]

     SEE "DESCRIPTION OF THE MORTGAGE POOLS" IN THIS PROSPECTUS SUPPLEMENT FOR A GENERAL DESCRIPTION OF THE MORTGAGE LOANS AND "[ORIGINATOR/SERVICER]" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE UNDERWRITING GUIDELINES APPLIED IN ORIGINATING THE MORTGAGE LOANS.

[THE PRE-FUNDING ACCOUNT

     On the closing date, approximately $[ ] will be deposited by [ ] in a pre-funding account maintained by [ ]. It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [ ] until [ ], paid for with the funds on deposit in the pre-funding account.

     [Description of pre-funding account and additional mortgage loans as applicable.]

     SEE "DESCRIPTION OF THE CERTIFICATES --PRE-FUNDING ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.]

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be serviced by [ ].

     SEE "[ORIGINATOR/SERVICER]" AND "THE POOLING AND SERVICING AGREEMENT" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     [ ] will have the option to purchase all of the mortgage loans and the other property of the trust fund, [other than the insurance policy], after the total principal balance of the mortgage loans declines to less than [ ]% of their initial total principal balance; if [ ] does not exercise that option, [ ] may purchase the Mortgage Loans and other property of the trust fund.

     If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

     SEE "DESCRIPTION OF THE CERTIFICATES -- OPTIONAL PURCHASE OF MORTGAGE LOANS; TERMINATION OF THE TRUST FUND" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE PURCHASE PRICE TO BE PAID FOR THE MORTGAGE LOANS.

TAX STATUS

     [REMIC, grantor trust or FASIT status to be described as applicable.]

     SEE "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS TO THE CERTIFICATES.

ERISA CONSIDERATIONS

     [To be provided as applicable.]

     SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR A MORE COMPLETE DISCUSSION OF THESE ISSUES.

LEGAL INVESTMENT CONSIDERATIONS

     [Only the Class [ ] Certificates] will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     There are other restrictions on the ability of some types of investors to purchase the certificates that prospective investors should consider.

     SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS OF THE CERTIFICATES

     The certificates will initially have the following ratings from [ ]:

                   [Rating           [Rating
    CLASS          AGENCY]           AGENCY]
    -----          ------            ------
    [   ]           [   ]             [   ]
    [   ]           [   ]             [   ]
    [   ]           [   ]             [   ]

These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

          o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT FOR A MORE COMPLETE DISCUSSION OF THE CERTIFICATE RATINGS.

                                  RISK FACTORS

          THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

[SOME OF THE LOANS IN THE MORTGAGE
POOL ARE MORE LIKELY TO DEFAULT THAN
OTHERS, ANDHIGHER THAN EXPECTED
DEFAULTS ON THESE LOANS COULD
REDUCE THE YIELD ON YOUR CERTIFICATES   The payment schedules for most
                                        of the mortgage loans in the pool
                                        require the borrower to pay off the
                                        principal balance of the loan gradually
                                        over the life of the loan. Some of the
                                        mortgage loans in the pool, however,
                                        have payment schedules under which the
                                        borrowers makes relatively small
                                        payments of principal over the life of
                                        the loan, and then must make a large
                                        final payment at maturity that pays off
                                        the entire principal balance
                                        outstanding. This final payment is
                                        usually much larger than the previous
                                        monthly payments. Because the borrower's ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans.
                                        High rates of default on these types of
                                        loans in the pool will result in greater losses on your certificates.

                                        The ability of a borrower to
                                        refinance the type of loan described
                                        above or sell the mortgaged property
                                        will depend upon a number of factors,
                                        including:

                                           o the level of mortgage interest
                                             rates;

                                           o the borrower's equity in the
                                             mortgage property;

                                           o general economic conditions; and

                                           o the availability of credit.

                                        We cannot predict how these factors will affect the default rate of these mortgage loans in the pool. You should refer to "Description of the Mortgage Pool" for information on the percentage of loans in the mortgage loan pool that consists of these loans.]

[MORTGAGE LOAN INTEREST RATES
MAY LIMIT INTEREST RATES
ON THE CERTIFICATES                     [LIBOR may increase or
                                        decrease at different times and in
                                        different amounts than the index
                                        applicable to the adjustable rate
                                        mortgage loans.]

                                        [The trust fund will include a
                                        reserve fund whose primary asset will be [describe as applicable]].

                                        SEE "DESCRIPTION OF THE
                                        CERTIFICATES -- THE RESERVE FUND" IN
                                        THIS PROSPECTUS SUPPLEMENT. FOR DETAILED
                                        INFORMATION ON THE INTEREST RATES OF THE
                                        MORTGAGE LOANS, SEE "DESCRIPTION OF THE
                                        MORTGAGE POOLS" IN THIS PROSPECTUS
                                        SUPPLEMENT.]
[POTENTIAL INADEQUACY OF
CREDIT ENHANCEMENT The Class [ ]
FOR THE CLASS [ ] CERTIFICATES          Certificates are not insured
                                        by any financial guaranty insurance
                                        policy. The overcollateralization
                                        feature described in this prospectus
                                        supplement is intended to enhance the
                                        likelihood that holders of Class [ ]
                                        Certificates will receive regular
                                        payments of interest and principal, but
                                        is limited in nature and may be
                                        insufficient to cover all losses on the
                                        mortgage loans or shortfalls in interest payments on the mortgage loans.

                                        In order to create, increase
                                        and maintain overcollateralization, it
                                        will be necessary that the mortgage
                                        loans generate more interest than is
                                        needed to pay interest on the
                                        certificates as well as fees and
                                        expenses of the trust fund and other
                                        amounts that are described in this
                                        prospectus supplement. We expect that
                                        the mortgage loans will generate more
                                        interest than is needed to pay those
                                        amounts, at least during some periods,
                                        because the weighted average of the
                                        interest rates on the mortgage loans
                                        will be higher, at the time the
                                        certificates are issued, than the
                                        weighted average of the interest rates
                                        on the certificates. We cannot assure
                                        you, however, that enough excess
                                        interest will be generated to reach the
                                        overcollateralization levels required by the rating agencies. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                           o PREPAYMENTS. Every time a mortgage
                                             loan with an interest rate higher
                                             than the weighted average of the
                                             interest rates on the certificates
                                             is prepaid, total excess interest
                                             after the date of prepayment will
                                             be reduced because that mortgage
                                             loan will no longer be outstanding
                                             and generating interest. The effect
                                             on your certificates of this
                                             reduction will be influenced by the
                                             amount of prepaid loans and the
                                             characteristics of the prepaid
                                             loans. Prepayment of a
                                             disproportionately high number of
                                             high interest rate mortgage loans
                                             would have a greater negative
                                             effect on future excess interest.

                                           o DEFAULTS. The rate of defaults on
                                             the mortgage loans may turn out to
                                             be higher than expected. Defaulted
                                             mortgage loans may be liquidated,
                                             and liquidated mortgage loans will
                                             no longer be outstanding and
                                             generating interest.

                                           o LEVEL OF LIBOR. If LIBOR increases,
                                             more money will be needed to pay
                                             interest to certificateholders, so
                                             less money will be available as
                                             excess interest.]

[SPECIAL RISKS FOR THE CLASS [ ]
CERTIFICATES                            The rights of holders of Class
                                        [ ] Certificates to receive payments of
                                        interest are subordinate to the rights
                                        of holders of senior certificates to
                                        receive payments of interest, and the
                                        rights of holders of Class [ ]
                                        Certificates to receive payments of
                                        principal are subordinate to the rights
                                        of holders of senior certificates to
                                        receive payments of principal.

                                        In addition, you should consider the
                                        following:

                                           o If you buy a Class [ ] Certificate
                                             and losses on the mortgage loans
                                             exceed excess interest and any
                                             overcollateralization that has been
                                             created, the principal amount of
                                             your certificate will be reduced
                                             proportionately with the principal
                                             amounts of the other Class [ ]
                                             Certificates by the amount of that
                                             excess;

                                           o If, after overcollateralization is
                                             created in the required amount, the
                                             mortgage loans generate interest in
                                             excess of the amount needed to pay
                                             interest and principal on the
                                             certificates and fees and expenses
                                             of the trust fund, the excess
                                             interest will be used to pay you
                                             and other holders of Class [ ]
                                             Certificates the amount of any
                                             reduction in the principal balances
                                             of the Class [ ] Certificates
                                             caused by application of losses.

                                           o We cannot assure you, however, that
                                             any excess interest will be
                                             generated and, in any event, no
                                             interest will be paid to you on the
                                             amount by which your principal
                                             balance was reduced because of the
                                             application of losses.

                                        SEE "DESCRIPTION OF THE CERTIFICATES --
                                        CREDIT ENHANCEMENT -- SUBORDINATION" AND
                                        "-- ALLOCATION OF LOSSES" IN THIS
                                        PROSPECTUS SUPPLEMENT.]

[EFFECT OF LACK OF PRIMARY MORTGAGE     Approximately [ ]% of the mortgage loans
INSURANCE ON THE CLASS [   ]            have loan-to-value ratios greater than
CERTIFICATES                            80%. None of the mortgage loans are
                                        covered by a primary mortgage insurance
                                        policy. If borrowers default on their
                                        mortgage loans, there is a greater
                                        likelihood of losses than if the loans
                                        were insured. We cannot assure you that
                                        the applicable credit enhancement will
                                        be adequate to cover those losses. SEE

                                        "DESCRIPTION OF THE CERTIFICATES --
                                        CREDIT ENHANCEMENT -- SUBORDINATION" AND
                                        "-- ALLOCATION OF LOSSES" IN THIS
                                        PROSPECTUS SUPPLEMENT.]

UNPREDICTABILITY AND EFFECT OF          Borrowers may prepay their mortgage
PREPAYMENTS                             loans in whole or in part at any time;
                                        [however, approximately [ ]% of the
                                        mortgage loans require the payment of a
                                        prepayment penalty in connection with
                                        some voluntary prepayments, which may
                                        discourage these borrowers from
                                        prepaying their mortgage loans].
                                        Prepayments of principal may also be
                                        caused by liquidations of or insurance
                                        payments on the mortgage loans. A
                                        prepayment of a mortgage loan will
                                        usually result in a prepayment on the
                                        certificates.

                                        The prepayment experience on the
                                        mortgage loans may affect the average
                                        life of the certificates. The rate of
                                        principal payments on the mortgage loans is from time to time influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the mortgage loans or that the rate of payments will conform to the model described in this prospectus supplement.

                                        If prevailing interest rates fall
                                        significantly below the interest rates
                                        on the mortgage loans, principal
                                        prepayments are likely to be higher than if prevailing rates remain at or above the interest rates on the mortgage loans. As a result, the actual maturity of the certificates could occur significantly earlier than expected. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage loans, principal prepayments are likely to be lower than if prevailing rates remain at or below the interest rates on the mortgage loans and the maturity of the certificates could occur significantly later than expected. In addition, some prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

                                           o If you purchase your certificates
                                             at a discount and principal is
                                             repaid more slowly than you
                                             anticipate, then your yield may be
                                             lower than you anticipate.

                                           o If you purchase your certificates
                                             at a premium and principal is
                                             repaid faster than you anticipate,
                                             then your yield may be lower than
                                             you anticipate.

                                        SEE "YIELD CONSIDERATIONS" IN THIS
                                        PROSPECTUS SUPPLEMENT FOR A DESCRIPTION
                                        OF FACTORS THAT MAY INFLUENCE THE RATE
                                        AND TIMING OF PREPAYMENTS ON THE
                                        MORTGAGE LOANS.

GEOGRAPHIC CONCENTRATION                Approximately [ ]% of the mortgage loans
OF MORTGAGE LOANS                       expected to be in the pool on the
                                        closing date are secured by properties
                                        in [California]. Delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in
                                        [California] will have a
                                        disproportionate impact on the mortgage
                                        loans in general:

                                           o Declines in the [California]
                                             residential real estate market may
                                             reduce the values of properties
                                             located in that state, which would
                                             result in an increase in the
                                             loan-to-value ratios.

                                           o Properties in [California] may be
                                             more susceptible than homes located
                                             in other parts of the country to
                                             some types of uninsured hazards,
                                             such as earthquakes, as well as
                                             floods, wildfires, mudslides and
                                             other natural disasters.

                                        Natural disasters affect regions of the
                                        United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                                        FOR ADDITIONAL INFORMATION REGARDING THE
                                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE
                                        LOANS IN EACH POOL, SEE THE APPLICABLE
                                        TABLE UNDER "DESCRIPTION OF THE MORTGAGE
                                        POOLS" IN THIS PROSPECTUS SUPPLEMENT.

REAL ESTATE MARKET MAY AFFECT           A decline in the real estate values or
PERFORMANCE OF MORTGAGE LOANS           in economic conditions generally could
                                        increase the rates of delinquencies,
                                        foreclosures and losses on the mortgage
                                        loans to a level that is significantly
                                        higher than those experienced currently;
                                        and no assurance can be given that
                                        values of the properties securing the
                                        mortgage loans will not decline since
                                        the date of origination of the mortgage
                                        loan. If the credit enhancement
                                        described in this prospectus supplement
                                        is not enough to protect your
                                        certificates from these losses, the
                                        yield on your certificates may be
                                        reduced.

[EARLY PRINCIPAL PAYMENT                If the cash in the pre-funding account
FROM CASH REMAINING                     on the closing date is  not used to
IN PRE-FUNDING ACCOUNT                  acquire additional mortgage loans by
                                        [ ], then that cash will be [paid to you on a proportionate basis with the other certificateholders in reduction of the principal balance of your certificates.]
                                        If the amount of that cash is
                                        substantial, you will receive a
                                        significant unexpected early payment of
                                        principal in (or before) [ ]. We cannot
                                        assure you that you will be able to
                                        reinvest that money in another
                                        investment with a comparable yield.]

YOU WILL NOT RECEIVE PHYSICAL           Unless you are the purchaser of the
CERTIFICATES, WHICH CAN                 residual certificates, your ownership of
CAUSE DELAYS IN DISTRIBUTIONS AND       the certificates will be registered
HAMPER YOUR ABILITY TO PLEDGE OR        electronically with DTC. The lack of
RESELL YOUR CERTIFICATES                physical certificates could:

                                           o result in payment delays on the
                                             certificates because the trustee
                                             will be sending distributions on
                                             the certificates to DTC instead of
                                             directly to you;

                                           o make it difficult for you to pledge
                                             your certificates if physical
                                             certificates are required by the
                                             party demanding the pledge; and

                                           o could hinder your ability to resell
                                             the certificates because some
                                             investors may be unwilling to buy
                                             certificates that are not in
                                             physical form.

                                        SEE "DESCRIPTION OF THE CERTIFICATES --
                                        BOOK-ENTRY REGISTRATION" IN THIS
                                        PROSPECTUS SUPPLEMENT.

POTENTIAL DISRUPTION OF                 The transition from the year 1999 to the
COMPUTER SYSTEMS                        year 2000 may interfere with the ability
                                        of computer systems used by the
                                        servicer, the trustee, The Depository
                                        Trust Company and other parties to
                                        process information, unless
                                        modifications to those systems are
                                        completed in time. This could disrupt
                                        collection of payments on the mortgage
                                        loans and calculation and distribution
                                        of payments on the certificates.

LIMITED ABILITY TO RESELL               The underwriter is not required to
CERTIFICATES                            assist in resales of the certificates,
                                        although it may do so. A secondary
                                        market for any class of certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. The certificates will not be listed on any securities exchange.

         [Additional risk factors to be provided as applicable.]

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The [ ] Pass-Through Certificates will consist of the following
Classes: [ ] (together, the "Certificates").

          The [ ] Certificates are referred to in this prospectus supplement as the "Senior Certificates." Only the Class [ ] Certificates (the "Offered Certificates") are offered by this prospectus supplement. The Class [ ] Certificates are referred to in this prospectus supplement as the "LIBOR Certificates." The Class [ ] Certificates are referred to in this prospectus supplement as the "Subordinate Certificates." The Class R Certificate is also referred to as the "Residual Certificate."

          The Class [ ] Certificate will be issued as a single Certificate in fully registered, certificated form.

          The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) [describe mortgage loans] mortgage loans (the "Mortgage Loans"), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account (each as defined in this prospectus supplement), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds of these insurance policies, and (5) [describe other assets, as applicable].

          Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount set forth or described on the cover page of this prospectus supplement. The total principal amount of each Class of Offered Certificates is referred to in this prospectus supplement as the "Class Principal Amount" for that Class. The Class [ ] Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement. The total Certificate Principal Amount (as defined in this prospectus supplement) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pools" in this prospectus supplement.

          Distributions on the Certificates will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [ ] (each, a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs.

          o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York or [California] are closed.

          Distributions on the Offered Certificates will be made to each registered holder entitled to the distributions, either (1) by check mailed to the Certificateholder's address as it appears on the books of the Trustee (as defined in this prospectus supplement), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate (at the holder's expense) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined in this prospectus supplement) of the Trustee. See "-- The Trustee" in this prospectus supplement.

[PRE-FUNDING ACCOUNT

          On the Closing Date approximately $[ ] (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by [ ], which account shall be part of the trust fund. During the period (the "Pre-Funding Period") from [ ] until [ ], the Pre-Funding Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) deposited in the trust fund in accordance with the Pooling and Servicing Agreement. During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

          Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

BOOK-ENTRY REGISTRATION

          GENERAL. The Offered Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") in the United States [, or through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe] and through [its/their] participating organizations (each, a "Participant"). The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

          Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. ACE Securities Corp. (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Certificate"), except as set forth below under "-- Definitive Certificates" and in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Securities -- Definitive Securities."

          Unless and until Definitive Certificates are issued, it is anticipated that:

          o the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined in this prospectus supplement).

          o Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

          o while the Offered Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

          None of the Depositor, GACC, the Servicer or the Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

          Some of the computer applications and systems that DTC uses for processing dates ("Systems") based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter problems related to the Systems' use of only two digits to calculate calendar dates ("Year 2000 Problems"). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). DTC has advised the Depositor that it is attempting to determine the extent of the efforts of its vendors to deal with Year 2000 Problems as they relate to the provision of these services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

          For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the Prospectus" [and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement].

          DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under " Description of the Securities -- Book-Entry Registration and Definitive Securities -- Definitive Securities." Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS OF INTEREST

          The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class [ ] Certificate) will equal the sum of [to be provided as applicable]. Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

          o The "Interest Rate" for each Class of Certificates will be the applicable annual rate described below.

          [If [ ] does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under "-- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" in this prospectus supplement, then with respect to each succeeding Distribution Date, the [ ] will be increased to %]. Subject to the preceding proviso, the Interest Rates for the Class [ ] Certificates will be the applicable annual rate determined as follows:

          o    [To be provided as applicable].

          o The "Net Mortgage Rate" for any Mortgage Loan equals the Mortgage Rate of the Mortgage Loan MINUS the Total Expense Rate (as defined in this prospectus supplement).

          o The "Total Expense Rate" for each Distribution Date is the sum of [the Servicing Fee Rate and the Trustee Fee Rate (each as defined in this prospectus supplement)].

          The "Certificate Principal Amount" of any Offered Certificate for any date of determination will equal that Certificate Principal Amount on [ ] (the "Closing Date") as reduced by all amounts previously distributed on that Certificate in respect of principal and, in the case of a Class [ ] Certificate, any Applied Loss Amount (as defined in this prospectus supplement) previously allocated to that Certificate.

          For each Distribution Date, the "Accrual Period" applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

          o The "Interest Remittance Amount" for any Distribution Date will equal the sum of [to be provided as applicable].

          On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

                  [To be provided as applicable.]

          When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part will be applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of Offered Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall (a "Prepayment Interest Shortfall") in the amount available to make distributions of interest on the Certificates could result. A Prepayment Interest Shortfall will result from a prepayment in full only if that prepayment is received on or after the [16th] day of a calendar month. If a prepayment in full is received on or prior to the [15th] day of a calendar month, there will be an excess of interest over one month's interest for that Mortgage Loan ("Prepayment Interest Excess") available for distribution to Certificateholders on the related Distribution Date. The Servicer is obligated to fund Prepayment Interest Shortfalls that exceed Prepayment Interest Excess, but only in an amount up to the total of the Servicing Fees for the applicable Distribution Date. See "The Pooling and Servicing Agreement -- Prepayment Interest Shortfalls" in this prospectus supplement. Any of these payments by the Servicer is referred to in this prospectus supplement as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by the Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

[DETERMINATION OF INDEX

          On the second Business Day preceding the beginning of each Accrual Period (each date, an "Index Determination Date"), the Trustee will determine the Index for that Accrual Period.

          On each Index Determination Date, the Index for the next succeeding Accrual Period will be established by the Trustee as follows:

         [To be provided as applicable.]]

DISTRIBUTIONS OF PRINCIPAL

          Distributions of principal on the Class [ ] Certificates will be made primarily from [to be provided as applicable.]

          o The "Principal Distribution Amount" for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable].

          o The "Principal Remittance Amount" for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable.]

          o The "Due Period" for any Distribution Date is the one-month period beginning on [the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.]

          o The "Prepayment Period" for each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of [the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each subsequent Distribution Date, and ending on the [ ]th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs].

         On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

         [To be provided as applicable].

CREDIT ENHANCEMENT

          Credit enhancement for the Offered Certificates consists of [the Insurance Policy, the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined in this prospectus supplement) and overcollateralization], in each case as described in this prospectus supplement. [The Insurance Policy is described under "The Insurance Policy" below.]

          [SUBORDINATION. The rights of holders of the Class [ ] Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates, as described under "-- Distributions of Interest" and "-- Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of interest and principal distributable on the Senior Certificates, and to afford holders of Senior Certificates limited protection against Realized Losses incurred on the Mortgage Loans.

          No amounts will be distributed to the holder of the Class [ ] Certificate until all amounts due to the holders of the Class [ ] Certificates have been distributed.

          The limited protection afforded to holders of Class [ ] Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on that Distribution Date.]

          [ALLOCATION OF LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan. The amount of that insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class [ ] Certificate (both through the application of Monthly Excess Interest to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date), and second, the Class [ ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

          o A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

          To the extent that Realized Losses occur, those Realized Losses will reduce the Total Loan Balance, and thus may reduce the Overcollateralization Amount. As described in this prospectus supplement, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

          If on any Distribution Date after giving effect to all Realized Losses incurred during the related Due Period and distributions of principal on that Distribution Date, the total Certificate Principal Amount of the Certificates exceeds the Total Loan Balance for that Distribution Date (this excess, an "Applied Loss Amount"), the Class Principal Amount of the Class [ ] Certificates will be reduced by that amount, until the Class Principal Amount of the Class [ ] Certificates has been reduced to zero. The Class Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

          Holders of Class [ ] Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.]

          [OVERCOLLATERALIZATION. The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating excess interest collections. To the extent described in this prospectus supplement, Monthly Excess Interest will be applied on any Distribution Date in reduction of the Certificate Principal Amounts of the Offered Certificates. This application of interest collections as distributions of principal will cause the total Certificate Principal Amount of the Certificates to amortize more rapidly than the Total Loan Balance, creating, increasing and maintaining overcollateralization. However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

          For each Distribution Date, the Monthly Excess Interest and any Excess Principal will be the "Monthly Excess Cashflow," which will be in the following order of priority:

         [To be provided as applicable.]]

[THE RESERVE FUND

          The Reserve Fund will be an asset of the Trust Fund but not of the REMIC. The holder of the Residual Certificate will be the owner of the Reserve Fund, and amounts on deposit in the Reserve Fund will be invested at the direction of the holder of the Residual Certificate as provided in the Pooling and Servicing Agreement. The Reserve Fund will consist of [to be provided as applicable].

          Withdrawals will be made from the Reserve Fund for the benefit of the Offered Certificates as described under "-- Overcollateralization" above.

          The only asset of the Reserve Fund on the Closing Date will be [to be provided as applicable.]

          If on any Distribution Date the sum of the amount on deposit in the Reserve Fund and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, the excess will be released to the Residual Certificateholder, provided that the amount remaining in the Reserve Fund equals or exceeds the reserve fund requirement specified in the Pooling and Servicing Agreement.]

FINAL SCHEDULED DISTRIBUTION DATE

          It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described in this prospectus supplement, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Amount of each Class of the Senior Certificates to zero not later than [ ] and of the Class [ ] Certificates not later than [ ]. As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date the Trustee will make available to each Certificateholder a statement containing the following information:

          o the amount of principal distributed on that date to holders of each Class of Offered Certificates;

          o the amount of interest distributed on that date to holders of each Class of Offered Certificates;

          o    the Interest Rate applicable to each Class of Offered
               Certificates;

          o the Class Principal Amount of each Class of Offered Certificates after distributions on that date;

          o the amount of the Servicing Fees and Trustee Fee paid with respect to that date;

          o    the Total Loan Balance as of the related Distribution Date;

          o the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

          o the number and aggregate Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

          o    any amount distributed to the holder of the Residual Certificate;
               and

          o other information to the extent provided in the Pooling and Servicing Agreement.

OPTIONAL PURCHASE OF MORTGAGE LOANS; TERMINATION OF THE TRUST FUND

          On any Distribution Date after the date on which the Total Loan Balance is less than [ ]% of the Cut-off Date Balance, the holder of the [ ] will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest on the Mortgage Loans at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased, (3) any unpaid Servicing Fees and other amounts payable to the Servicer and the Trustee and (4) [ ]; provided, that the purchase price will not be less than the total Certificate Principal Amount of the Offered Certificates, plus accrued interest on the Offered Certificates. If the holder of the [ ] does not exercise that option, the [ ] will then have the same purchase option. If either purchase option is exercised, the Trust Fund will be terminated (this event, an "Optional Termination").

          If the [ ] does not exercise its option as described above when it is first entitled to do so, [to be provided as applicable].

THE TRUSTEE

          [ ], a [ ] banking corporation, will be the Trustee under the Pooling and Servicing Agreement (the "Trustee"). The Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to [ ]% annually (the "Trustee Fee Rate") on the Total Loan Balance. As additional compensation, the Trustee will be entitled to [to be provided as applicable]. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution on the Offered Certificates and for all other purposes is located at [ ], or any address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

                              [THE INSURANCE POLICY

          The following information has been supplied by [ ] (the "Insurer") for inclusion in this Prospectus Supplement. Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

          The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

THE INSURER

         [To be provided as applicable.]

INSURER FINANCIAL INFORMATION

         [To be provided as applicable.]

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

         [To be provided as applicable.]

YEAR 2000 READINESS DISCLOSURE

         [To be provided as applicable.]

FINANCIAL STRENGTH RATINGS OF THE INSURER

         [To be provided as applicable.]

THE INSURANCE POLICY

         [To be provided as applicable.]]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of approximately [ ] [description of Mortgage Loans] Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a "Monthly Payment") of not more than [30] years, having a total Principal Balance as of the Cut-off Date (after giving effect to Monthly Payments due on that date) of approximately $[ ] (the "Cut-off Date Balance"). The Mortgage Loans were originated or acquired by the originators described in this prospectus supplement generally in accordance with the underwriting guidelines described in this prospectus supplement.

          Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the related Mortgage Loans as of the Cut-off Date.

          All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating [to be provided as applicable.] The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from German American Capital Corporation ("GACC"), which acquired the Mortgage Loans from [ ]. See "[Originator/Servicer]" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" in this prospectus supplement.

          Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount of the Mortgage Loan or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance Hazard -- Insurance on the Loans -- Standard Hazard Insurance Policies" in the Prospectus.

          [Approximately [ ]% of the Mortgage Loans have Loan-to-Value Ratios in excess of 80%. None of those Mortgage Loans or any other Mortgage Loans are covered by primary mortgage insurance policies. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of refinance or modification.]

          [Approximately [ ]% of the Mortgage Loans are fully amortizing. Approximately [ ]% of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (these loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of [15] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.]

ADJUSTABLE RATE MORTGAGE LOANS

          [Describe adjustment of adjustable rate Mortgage Loans, as applicable.]

[THE INDEX

          The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be [described as applicable].]

THE MORTGAGE LOANS

          The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, the Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

         Number of Mortgage Loans...................................
         Initial Pool Balance.......................................   $
         Mortgage Rates:                                                  %
              Weighted Average......................................
              Range.................................................   % to   %
         Weighted Average Remaining Term to Maturity (in months)....

          The Principal Balances of the Mortgage Loans range from approximately $[ ] to approximately $[ ]. The Mortgage Loans have an average Principal Balance of approximately $[ ].

          The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [ ]%.

          No more than approximately [ ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the percentages in the following tables may not equal the totals due to rounding.)

                         CUT-OFF DATE PRINCIPAL BALANCES

    RANGE OF                 NUMBER OF            TOTAL          PERCENTAGE OF
PRINCIPAL BALANCES ($)     MORTGAGE LOANS    PRINCIPAL BALANCE   MORTGAGE LOANS
---------------------      --------------    -----------------     BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               ----------------
                                             $                          %


                           -----------       ----------------    -------------
  Total.............                         $                    100.00%

         The average Cut-off Date Principal Balance is approximately $   .


                              LOAN-TO-VALUE RATIOS

 RANGE OF ORIGINAL          NUMBER OF            TOTAL            PERCENTAGE OF
LOAN-TO-VALUE RATIOS (%)    MORTGAGE LOANS    PRINCIPAL BALANCE   MORTGAGE LOANS
------------------------   ---------------    -----------------      BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                             $                          %


                           -----------       ----------------    -------------
  Total.............                         $                    100.00%

      The weighted average original Loan-to-Value Ratio is approximately %.


                                 MORTGAGE RATES

  RANGE OF              NUMBER OF               TOTAL             PERCENTAGE OF
MORTGAGE RATES(%)       MORTGAGE LOANS    PRINCIPAL BALANCE       MORTGAGE LOANS
-----------------       --------------    -----------------          BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                             $                          %


                           -----------       ----------------    -------------
  Total.............                         $                    100.00%
---------

*    Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

        The weighted average Mortgage Rate is approximately     % per annum.


                                   LOAN TYPES

 LOAN TYPE         NUMBER OF                 TOTAL                 PERCENTAGE OF
 ---------      MORTGAGE LOANS            PRINCIPAL BALANCE       MORTGAGE LOANS
                --------------            -----------------         BY TOTAL
                                                              PRINCIPAL BALANCE
                                                              -----------------
                                             $                          %


                           -----------       ----------------    -------------
  Total............                          $                    100.00%



                           ORIGINAL TERMS TO MATURITY

RANGE OF MATURITIES (MONTHS)   NUMBER OF        TOTAL              PERCENTAGE OF
-------------------------    MORTGAGE LOANS  PRINCIPAL BALANCE    MORTGAGE LOANS
                             --------------  -----------------      BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                             $                          %


                           -----------       ----------------    -------------
  Total.............                         $                    100.00%

     The weighted average original term to maturity is approximately     months.


                           REMAINING TERMS TO MATURITY

 REMAINING TERM TO       NUMBER OF             TOTAL              PERCENTAGE OF
 MATURITY (MONTHS)     MORTGAGE LOANS      PRINCIPAL BALANCE      MORTGAGE LOANS
------------------     --------------      -----------------         BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               ----------------
                                             $                          %


                           -----------       ----------------    -------------
  Total.............                         $                    100.00%

         The weighted average remaining term to maturity of the fully amortizing
Mortgage Loans is approximately      months.


                             GEOGRAPHIC DISTRIBUTION

  STATE          NUMBER OF                 TOTAL              PERCENTAGE OF
  -----        MORTGAGE LOANS        PRINCIPAL BALANCE        MORTGAGE LOANS
               --------------        -----------------           BY TOTAL
                                                          PRINCIPAL BALANCE
                                                          -----------------
                                        $                          %





               -------------          ----------------    -------------
  Total............                     $                    100.00%

                                 PROPERTY TYPES

 PROPERTY TYPE          NUMBER OF             TOTAL               PERCENTAGE OF
 -------------         MORTGAGE LOANS    PRINCIPAL BALANCE        MORTGAGE LOANS
                       --------------    -----------------          BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                           $                            %


                       -----------      ---------------         -------------
  Total.............                       $                      100.00%


                                  LOAN PURPOSES

 LOAN PURPOSE          NUMBER OF             TOTAL                 PERCENTAGE OF
 ------------         MORTGAGE LOANS    PRINCIPAL BALANCE         MORTGAGE LOANS
                      --------------    -----------------           BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               ----------------
                                          $                             %


                      -------------     ----------------        -------------
  Total.............                      $                       100.00%


                                OCCUPANCY STATUS

  OCCUPANCY STATUS     NUMBER OF            TOTAL                 PERCENTAGE OF
  ----------------     MORTGAGE LOANS    PRINCIPAL BALANCE        MORTGAGE LOANS
                       --------------    -----------------         BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               ----------------
                                          $                             %


                       -----------      ----------------       -------------
  Total.............                      $                       100.00%


                               DOCUMENTATION TYPES

 DOCUMENTATION TYPE    NUMBER OF             TOTAL                PERCENTAGE OF
 ------------------    MORTGAGE LOANS   PRINCIPAL BALANCE         MORTGAGE LOANS
                       --------------   -----------------            BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                          $                             %



                       -----------       ----------------       -------------
  Total.............                      $                       100.00%


                                  CREDIT GRADES

  CREDIT GRADE         NUMBER OF            TOTAL                 PERCENTAGE OF
  ------------         MORTGAGE LOANS    PRINCIPAL BALANCE       MORTGAGE LOANS
                       --------------    -----------------          BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               ----------------
                                          $                             %


                       -----------       ----------------        -------------
  Total.............                      $                       100.00%


                              PREPAYMENT PENALTIES

 PREPAYMENT PENALTY    NUMBER OF            TOTAL                PERCENTAGE OF
 ------------------    MORTGAGE LOANS   PRINCIPAL BALANCE        MORTGAGE LOANS
                       --------------   -----------------           BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                          $                             %



                       -----------       ----------------    -------------
  Total.............                      $                       100.00%



               MAXIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

   RANGE OF            NUMBER OF           TOTAL                  PERCENTAGE OF
MAXIMUM RATES (%)      MORTGAGE LOANS  PRINCIPAL BALANCE          MORTGAGE LOANS
----------------       --------------  -----------------            BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                          $                             %



                       -----------       ----------------       -------------
  Total............                       $                       100.00%

         The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately % per annum.


               MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

  RANGE OF             NUMBER OF           TOTAL                  PERCENTAGE OF
 MINIMUM RATES (%)     MORTGAGE LOANS   PRINCIPAL BALANCE        MORTGAGE LOANS
 -----------------     --------------   -----------------           BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                          $                             %

                       -----------       ----------------      -------------
  Total............                       $                       100.00%

         The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately % per annum.


               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

RANGE OF GROSS         NUMBER OF            TOTAL                  PERCENTAGE OF
MARGINS (%)            MORTGAGE LOANS  PRINCIPAL BALANCE          MORTGAGE LOANS
--------------         --------------  -----------------              BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               -----------------
                                          $                             %



                       -----------      ----------------        -------------
  Total............                       $                       100.00%

         The weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately % per annum.


           NEXT ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

NEXT ADJUSTMENT DATE   NUMBER OF           TOTAL                   PERCENTAGE OF
--------------------   MORTGAGE LOANS  PRINCIPAL BALANCE          MORTGAGE LOANS
                       --------------  -----------------            BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               ----------------
                                          $                             %



                       -----------      ----------------        -------------
  Total.............                      $                       100.00%



               INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM
                      OF THE ADJUSTABLE RATE MORTGAGE LOANS

INITIAL FIXED          NUMBER OF           TOTAL                   PERCENTAGE OF
TERM/SUBSEQUENT        MORTGAGE LOANS  PRINCIPAL BALANCE          MORTGAGE LOANS
ADJUSTABLE RATE TERM   --------------  -----------------             BY TOTAL
--------------------                                           PRINCIPAL BALANCE
                                                               -----------------
                                          $                             %



                       -----------      ----------------        -------------
  Total............                       $                       100.00%


               PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

PERIODIC CAP (%)       NUMBER OF            TOTAL                 PERCENTAGE OF
----------------       MORTGAGE LOANS   PRINCIPAL BALANCE         MORTGAGE LOANS
                       --------------   -----------------            BY TOTAL
                                                               PRINCIPAL BALANCE
                                                               ----------------
                                          $                       100.00%



                       -----------      ----------------        -------------
  Total.............                      $                       100.00%


               INITIAL CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS


                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                       NUMBER OF            TOTAL                   BY TOTAL
INITIAL CAP (%)        MORTGAGE LOANS     PRINCIPAL BALANCE   PRINCIPAL BALANCE
---------------        --------------     -----------------   -----------------
                                           $                            %



                       -----------      ----------------        -------------
  Total.............                       $                      100.00%

[SUBSEQUENT MORTGAGE LOANS

          The obligation of the Trust Fund to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on [any] date, as specified in the Pooling and Servicing Agreement (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable]. These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

          The characteristics of Subsequent Mortgage Loans may vary significantly from time to time subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time. It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]


                             ADDITIONAL INFORMATION

          The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date. A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in this prospectus supplement under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

                              [ORIGINATOR/SERVICER

          The information in this section has been provided by [servicer]. None of the Depositor, GACC, the Trustee, the Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

GENERAL

          [Description of the Originator/Servicer.]

LENDING ACTIVITIES AND LOAN SALES

          [ ] originates real estate loans through its network of offices and loan origination centers. [ ] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases [ ]'s whole loan sale agreements provide for the transfer of servicing rights.

          [ ]'s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. [ ]'s single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

          The following table summarizes [ ]'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by [ ] from other loan originators.

                     YEAR ENDED DECEMBER 31        THREE MONTHS ENDED MARCH 31,
                     ---------------------         ----------------------------

                ----  ----   ----  ----  ----       -----           -----
                (DOLLARS IN THOUSANDS)              (DOLLARS IN THOUSANDS)
                ------------------------------      ---------------------------
Originated and   $    $     $     $      $           $                $
purchased.....
Sales.........   $    $     $     $      $           $                $


LOAN SERVICING

          The Servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and supervising foreclosure in the event of unremedied defaults. The Servicer's servicing activities are audited periodically by applicable regulatory authorities. Some financial records of the Servicer relating to its loan servicing activities are reviewed annually as part of the audit of the Servicer's financial statements conducted by its independent accountants.

UNDERWRITING GUIDELINES

          The Mortgage Loans were originated generally in accordance with guidelines (the "Underwriting Guidelines") established by [ ]. The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, [ ] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.

         [Describe originator's underwriting guidelines.]

SERVICING PRACTICES AND EXPERIENCE

          In general, when a borrower fails to make a required payment on a residential mortgage loan, [ ] attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases deficiencies are cured promptly. Pursuant to [ ]'s customary procedures for residential mortgage loans serviced by it for its own account, [ ] generally mails a notice of intent to foreclose to the borrower after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by [ ]. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by single-family real estate.

          The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) first lien mortgage loans serviced by the Servicer that were originated or purchased by the Servicer:

         [To be provided as applicable.]

          There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of the Servicer's mortgage portfolio set forth in the table above. The statistics shown above represent the delinquency and loss experience for the Servicer's total servicing portfolio only for the periods presented, whereas the total delinquency and loss experience on the Mortgage Loans will depend on the results over the life of the Trust Fund. The Servicer's portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans. A substantial number of the Mortgage Loans may also have been originated based on Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the table. If the residential real estate market experiences an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on to the Mortgage Loans.]

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

          The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of [ ] among the Depositor, the Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee. [ ] serve as Certificate Registrar and Paying Agent.

ASSIGNMENT OF MORTGAGE LOANS

          The Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Monthly Payments due on or before that date. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Monthly Payment and the maturity date.

          The Trustee will, concurrently with the assignment to it of the property constituting the Trust Fund, authenticate and deliver the Certificates.

          [As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee or its custodian (the "Custodian") in accordance with the Pooling and Servicing Agreement:

          o the related original Mortgage Note endorsed without recourse to the Trustee or in blank;

          o the original Mortgage with evidence of recording indicated on the original Mortgage (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy certified to be a true and complete copy of the Mortgage sent for recording), the original security agreement and related documents;

          o an original assignment of the Mortgage to the Trustee or in blank in recordable form and originals of all intervening assignments, if any, showing a complete chain of title from origination to the Trustee;

          o the policies of title insurance issued with respect to each Mortgage Loan; and

          o the originals of any assumption, modification, extension or guaranty agreements.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments of each Mortgage to the Trustee are required to be submitted for recording promptly after the Closing Date.]

          Under the terms of the agreements (the "Mortgage Loan Purchase Agreements") pursuant to which GACC purchased the Mortgage Loans from [the Originator] and the Depositor purchased the Mortgage Loans from GACC, the Custodian [has conducted an initial review of the mortgage loan documents and has notified] the Depositor, GACC and [the Originator] as to each mortgage loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective. If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Purchase Agreements, [the Originator] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the "Repurchase Price") or, in some circumstances, to substitute another mortgage loan.

          [[The Originator] has made to GACC and the Depositor under the Mortgage Loan Purchase Agreements representations and warranties that include representations and warranties similar to those summarized in the Prospectus under the heading "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Representations and Warranties; Repurchases." GACC's and the Depositor's rights under these representations and warranties will be assigned to the Trustee for the benefit of Certificateholders. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of Certificateholders or the Insurer, [the Originator] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach to cure the breach or purchase the affected Mortgage Loan from the Trust Fund for the Repurchase Price or, in some circumstances, to substitute another mortgage loan.]

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by [the Originator] and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Class [ ]Certificates, may incur a loss if the applicable credit enhancement is not sufficient to cover that loss.

VOTING RIGHTS

          Voting rights of Certificateholders under the Pooling and Servicing Agreement will be allocated among the Classes of Certificates and among the Certificates of each Class as provided in the Pooling and Servicing Agreement.

GENERAL SERVICING PROVISIONS

          The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

          [The Servicer will be required to use reasonable efforts to collect all amounts due under each Mortgage Loan and to administer the Mortgage Loans in accordance with generally accepted servicing practices. See "[Originator/Servicer] -- Servicing Practices and Experience." The Servicer will be required to deposit all amounts collected and recovered with respect to the Mortgage Loans within three Business Days of receipt of those amounts in a separate account in the name of the Trustee (the "Collection Account"); on the [ ] day of each month, or if that date is not a Business Day, on the immediately following Business Day, the Servicer will be required to transfer the Interest Remittance Amount and the Principal Remittance Amount to a separate account maintained by the Trustee for the benefit of the Certificateholders (the "Certificate Account").

          The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default is, in the judgment of the Servicer, reasonably foreseeable.

          The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.]

PREPAYMENT INTEREST SHORTFALLS

          When a borrower prepays a Mortgage Loan in full or in part between Monthly Payment dates, the borrower pays interest on the amount prepaid only from the last Monthly Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. [Any Prepayment Interest Shortfall resulting from a prepayment in full or in part is required to be paid by the Servicer, but only to the extent that the shortfall does not exceed the total of the Servicing Fees for the applicable Distribution Date.]

ADVANCES

          [The Servicer will be obligated to make advances ("Advances") with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that those Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Trustee will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments on the Mortgage Loan or out of related liquidation proceeds and insurance proceeds or, if the Servicer determines that those Advances are not recoverable from those sources, then from collections on other Mortgage Loans. These reimbursements may result in Realized Losses.

          The purpose of making Advances is to maintain a regular cash flow to Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.]

SERVICING ADVANCES

          The Servicer will be required to advance its own funds for particular purposes, including preserving and restoring Mortgaged Properties, payment of delinquent taxes and insurance premiums, managing and disposing of REO Properties, and legal proceedings. Advances for these and similar purposes are referred to as "Servicing Advances." The Servicer will be reimbursed for Servicing Advances made with respect to a Mortgage Loan out of late payments on the Mortgage Loan, to the extent provided in the Pooling and Servicing Agreement, or out of related liquidation proceeds and insurance proceeds, if the Servicer determines that Servicing Advances are not recoverable from those sources, then from collections and other recoveries on other Mortgage Loans. The Pooling and Servicing Agreement will require that the Servicer not make a Servicing Advance that is not expected to be recoverable from proceeds of the related Mortgage Loan unless, in the Servicer's judgment, making that Servicing Advance is in the best interests of the Certificateholders.

COLLECTION OF TAXES AND INSURANCE PREMIUMS

          The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums as well as real estate taxes and similar items with respect to the Mortgage Loans, and will make Servicing Advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

          The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of their respective officers and employees.

PURCHASES OF DEFAULTED MORTGAGE LOANS

          The Servicer may, but will not be obligated to, purchase any Mortgage Loan that becomes three months or more delinquent in payment or as to which the Servicer has started foreclosure proceedings, for a price equal to the unpaid principal balance plus interest accrued and unpaid.

EVIDENCE AS TO COMPLIANCE

          The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of mortgage loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions as the firm believes to be immaterial and those exceptions set forth in the statement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

          The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated as [ ]% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. The Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Trustee, as well as customary fees and charges paid by borrowers (other than prepayment premiums).

          [The Servicing Fee is subject to reduction as described above under "-- Prepayment Interest Shortfalls."]

SUBSERVICING

          The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Pooling and Servicing Agreement, but it may employ one or more subservicers. If the Servicer chooses to employ subservicers, the Servicer will remain liable for fulfillment of its obligations under the Pooling and Servicing Agreement, and will be considered to have itself received any payment received by a subservicer whether or not the subservicer actually remits that payment.

RESIGNATION OR REMOVAL OF THE SERVICER

          The Servicer will agree in the Pooling and Servicing Agreement not to resign except with the consent of the Trustee, unless the Servicer delivers to the Trustee an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Pooling and Servicing Agreement.

          If the Servicer is in default under the Pooling and Servicing Agreement, or the Trustee or Certificateholders having a majority of Voting Rights may remove the Servicer. [Events of default include:

          o failure by the Servicer to remit any required payment, including any Advance, to the Trustee for one Business Day after receipt of written notice that the payment has not been made;

          o failure by the Servicer to make a required Servicing Advance for 60 days after receipt of written notice that the Servicing Advance has not been made;

          o failure by the Servicer to fulfill any other material requirement under the Pooling and Servicing Agreement within the applicable time period;

          o failure by the Servicer to be qualified to service mortgage loans for either Fannie Mae or Freddie Mac;

          o    insolvency of the Servicer; and

          o    other events specified in the Pooling and Servicing Agreement.]

          [If the Servicer is removed, the Trustee will immediately assume the role of Servicer under the Pooling and Servicing Agreement unless another Servicer is appointed pursuant to the Pooling and Servicing Agreement. The Trustee will solicit bids from prospective successor Servicers as provided in the Pooling and Servicing Agreement. If a qualifying bid is not received, the Trustee will continue to service the Mortgage Loans if it is legally qualified to do so until the Trustee appoints a successor Servicer as provided in the Pooling and Servicing Agreement. If the servicing rights are sold, any proceeds of the sale after deduction of expenses will be paid to the predecessor Servicer.]

                              YIELD CONSIDERATIONS

GENERAL

          The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Offered Certificates and other factors.

          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include factors such as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

          [Approximately [ ]% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under "Description of the Mortgage Pools" in this prospectus supplement. The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.]

          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation and exercise by the holder of the Residual Certificate of its right to purchase all of the Mortgage Loans as described in this prospectus supplement. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the Prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. [The Originator] will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, [the Originator] will be required to repurchase the affected Mortgage Loan or, under some circumstances, substitute another mortgage loan. If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, [the Originator] will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

          The yields on the Class [ ] Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

          The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by [ ] of its right to purchase the Mortgage Loans, as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" in this prospectus supplement, or the failure of [ ] to exercise that right.

          If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

          [The Interest Rates applicable to the Offered Certificates will be affected by the level of [ ] from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors-- Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."]

OVERCOLLATERALIZATION

         [Describe as applicable.]

[SUBORDINATION OF THE CLASS [   ] CERTIFICATES

          As described in this prospectus supplement, the Senior Certificates are senior to the Class [ ]Certificates, and the Senior Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount for the related Mortgage Pool. As a result, the yield on the Class [ ]Certificates will be particularly sensitive to delinquencies and losses on the Mortgage Loans.]

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          Prepayments on mortgage loans are commonly measured relative to a [ ] prepayment standard or model. The model used in this Prospectus Supplement represents [ ]. [ ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

          [The following tables were prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

          o the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement, and the Interest Rates are as described in this prospectus supplement;

          o each Monthly Payment of principal and interest is timely received on the first day of each month starting in [ ];

          o principal prepayments are received in full on the first day of each month starting in [ ] and there are no Net Prepayment Interest Shortfalls;

          o    prepayments are received on the Mortgage Loans at the [ ] rate;

          o    there are no defaults or delinquencies on the Mortgage Loans;

          o Distribution Dates occur on the [ ]th day of each month, starting in [ ];

          o    there are no re-purchases or substitutions of the Mortgage Loans;

          o [the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;]

          o    [the value of the Index is [ ]%;]

          o    [the value of LIBOR is %;]

          o    the Certificates are issued on [ ];

          o the sum of the Trustee Fee Rate and the Servicing Fee Rate is [ ]%; and

          o the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:]


                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

LOAN TYPE     PRINCIPAL    GROSS    ORIGINAL   REMAINING   LOAN     GROSS
---------     BALANCE($)   COUPON   TERM TO     TERM TO    AGE      MARGIN(%)
              ----------   RATE(%)  MATURITY   MATURITY   (MONTHS)  --------
                           ------- (MONTHS)    (MONTHS)   -------
                                   ---------  ---------



          The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding [assumed prepayment rates].

          Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rates].

          The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount described in (1) above.

               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
    CLASS [ ] CERTIFICATES OUTSTANDING UNDER THE FOLLOWING [PREPAYMENT RATES]

DISTRIBUTION DATE            [ ]    [ ]    [ ]    [ ]    [ ]     [ ]
-----------------            ---    ---    ---    ---    ---     ---
Initial Percentage......     100    100    100    100    100     100














Weighted Average
  Life in Years
    With Optional Termination..........
    Without Optional Termination.......
---------
* Based upon the assumption that [ ] exercises its option to repurchase the Mortgage Loans as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" in this prospectus supplement, except in the case of the "Weighted Average Life With Optional Termination."

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

          [The Trust Agreement provides that the Trustee will elect to treat the Trust Fund as a REMIC. Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.]

TAXATION OF OFFERED CERTIFICATES

         [To be provided as applicable.]

                         STATE INCOME TAX CONSIDERATIONS

          In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                         LEGAL INVESTMENT CONSIDERATIONS

          [The [Senior Certificates] will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by one or more nationally recognized rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA.] These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

          Institutions whose investment activities are subject to review by regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in some mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit some state-chartered institutions from purchasing or holding similar types of securities.

          Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

          See "Legal Investment Considerations" in the Prospectus.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from GACC in a privately negotiated transaction.

                                  UNDERWRITING

          [Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, GACC and the Underwriter, the Depositor and GACC have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

          The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Act.]

          Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[ ].

          The Underwriter is an affiliate of the Depositor and GACC.

                              ERISA CONSIDERATIONS

          [Employee benefit plans ("Plans") that are subject to the Employee Retirement Income Security Act off 1974, as amended ("ERISA"), and any person utilizing the assets of a Plan, may not purchase the Class [ ] Certificates, except that any insurance company may purchase the Class [ ] Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to the investment. The Pooling and Servicing Agreement will include restrictions on the transfer of the Offered Certificates.]

          See "ERISA Considerations" in the accompanying Prospectus.

                                     EXPERTS

          [Describe as applicable.]

                                  LEGAL MATTERS

          Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.

                                     RATINGS

          It is a condition to the issuance of the [ ] Certificates that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency] (the "Rating Agencies "). It is a condition to the issuance of the Class [ ] Certificates that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency].

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

          The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

                            GLOSSARY OF DEFINED TERMS

         [To be provided.]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in some limited circumstances, the globally offered ACE Securities Corp. [ ] Pass-Through Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

          TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through Clearstream Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   $[      ]
                                  (APPROXIMATE)


                              ACE SECURITIES CORP.

                                    [ ] TRUST

                         [ ] PASS-THROUGH CERTIFICATES,



                                [                 ,]
                             ORIGINATOR AND SERVICER




                          -----------------------------

                              PROSPECTUS SUPPLEMENT

                         ------------------------------




                            DEUTSCHE BANC ALEX. BROWN

                        SUBJECT TO COMPLETION, [ ], 2000

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                              ACE SECURITIES CORP.,
                                    DEPOSITOR

THE TRUST FUNDS:

     Each trust fund will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust fund will generally consist of one or more of the following:

     o    mortgage loans secured by one- to four-family residential properties;

     o    mortgage loans secured by multi-family residential properties;

     o    unsecured home improvement loans;

     o    manufactured housing installment sale contracts;

     o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

     o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

     The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

     Ace Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this prospectus is [ ] , 2000.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

     o single family and/or multifamily mortgage loans, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

     o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

     o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

     o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

     o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

     o a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

     The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

     The Assets included in the trust fund for your series may be subject to various types of payment provisions:

     o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

     o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

     o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

     o    "Increasing Payment Assets," as described below;

     o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

     o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

     o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

     o "Step-up Rate Assets" which provide for interest rates that increase over time;

     o    "Balloon Payment Assets;"

     o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

     o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

     An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

     The Securities (as defined in this prospectus) will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

     GENERAL

     Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property") or (2) a primarily residential property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space. Single Family Properties are sometimes referred to in this prospectus as "Mortgaged Properties." The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

     The Mortgaged Properties may also include:

     o    Apartments owned by cooperative housing corporations ("Cooperatives");
          and

     o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

     The mortgage loans may include:

     o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

     o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

     o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

     The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

     LOAN-TO-VALUE RATIO

     The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

     Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

     o    the type of property securing the mortgage loans;

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

     o    the range of maturity dates of the mortgage loans;

     o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the Mortgaged Properties are located;

     o information regarding the prepayment provisions, if any, of the mortgage loans;

     o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

     o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

     o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

     o    the material underwriting standards used for the mortgage loans.

     If specific information respecting the mortgage loans is unknown to the depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Securities at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.

     The prospectus supplement will specify whether the mortgage loans include
(1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Securities are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

     REVOLVING CREDIT LINE LOANS

     As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

     UNSECURED HOME IMPROVEMENT LOANS

     The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

     UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

     o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

     o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

     o the state or states in which most of the unsecured home improvement loans were originated.

     o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

     o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the rage of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

     o information regarding the payment characteristics of the unsecured home improvement loans;

     o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

     o the material underwriting standards used for the unsecured home improvement loans.

     If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

     GENERAL

     To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

     CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

     o whether the manufactured homes were new or used as of the origination of the related contracts;

     o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

     o    the range of maturity dates of the contracts;

     o    the range of the Loan-to-Value Ratios at origination of the contracts;

     o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

     o the state or states in which most of the manufactured homes are located at origination;

     o information regarding the prepayment provisions, if any, of the contracts;

     o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

     o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

     o    information regarding the payment characteristics of the contracts;
          and

     o    the material underwriting standards used for the contracts.

     If specific information respecting the contracts is unknown to the depositor at the time the securities are initially offered, more general information of the nature described above will be provided i the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

     The information described above regarding the contrac6ts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

     PAYMENT PROVISIONS OF THE CONTRACTS

     All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or form payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

     The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

     GINNIE MAE

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GINNIE MAE CERTIFICATES

     Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

     Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

     The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

     FANNIE MAE

     Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FANNIE MAE CERTIFICATES

     Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

     The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     FREDDIE MAC

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES

     Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

     Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

          (1) foreclosure sale;

          (2) payment of the claim by any mortgage insurer; and

          (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

     In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Securities. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     STRIPPED AGENCY SECURITIES

     The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

     The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

          (1) issued by an entity other than the depositor or its affiliates;

          (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

          (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.


     Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Securities offered under this prospectus.

     The prospectus supplement for Securities of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

     FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

     Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price - and the trust fund for the related series of Securities will be obligated to purchase - additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Securities having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

     Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

     Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

     Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Securities of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Securities. See "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Securities. The depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

     GENERAL

     The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Securities or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

     If specified in the prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Securities may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

     In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Securities, the effect on yield on one or more classes of the Securities of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

     When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

     The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

     The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the prospectus supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Securities is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of these Securities may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

     The prospectus supplement for each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF ASSET

     If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Securities and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

     The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life of those Securities and may adversely affect yield to holders of those Securities, depending on the price at which those Securities were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of those Securities will be reduced and may adversely affect yield to holders of those Securities, depending on the price at which those Securities were purchased.

     As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional mortgage loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

     The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time the Securities are issued. Any similar feature applicable to any Securities may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Securities.

     TERMINATION

     If specified in the prospectus supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Securities of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

     DEFAULTS

     The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     FORECLOSURES

     The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Securities.

     REFINANCING

     At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

     DUE-ON-SALE CLAUSES

     Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

     For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions."

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                  THE DEPOSITOR

     ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

     All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. If a series of Securities includes Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), the Notes will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Securities will consist of one or more classes of Securities that may:

     o provide for the accrual of interest on the series of Securities based on fixed, variable or adjustable rates;

     o be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of distributions on the Securities;

     o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

     o provide for distributions of accrued interest on the series of Securities which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Securities of that series (collectively, "Accrual Securities");

     o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

     o provide for distributions based on a combination of two or more components of the Securities with one or more of the characteristics described in this paragraph including a Strip Security component.

     If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Securities.

     Each class of Securities offered by this prospectus and the related prospectus supplement (the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Securities may be registered and those Securities may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Securities on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Securities in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

          (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

               (a) all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period " for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

               (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

               (c) all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

               (d) all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

          (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

          (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

          (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

     As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

     The prospectus supplement for a series of Securities will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

     Distributions of interest on the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

     For each class of Securities and each Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Securities immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

     o to the extent of distributions of principal on that Security from time to time and

     o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

     The outstanding Security Balance of a Security:

     o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

     o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

     If specified in the prospectus supplement, the initial total Security Balance of all classes of Securities of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

     If specified in the related prospectus supplement, the trust fund may issue securities from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

     The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent mortgage loans or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Securities. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Securities entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Securities will describe the entitlement, if any, of a class of Securities whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Securities has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

     If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Securities of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Securities to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Securities. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Securities of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:


          (1) the amount of that distribution to holders of Securities of that class applied to reduce the Security Balance of the Securities;

          (2) the amount of that distribution to holders of Securities of that class allocable to Accrued Security Interest;

          (3) the amount of that distribution allocable to Prepayment Premiums;

          (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

          (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

          (6) the total principal balance of the Assets at the close of business on that Distribution Date;

          (7) the number and total principal balance of mortgage loans in respect of which

               (a) one scheduled payment is delinquent,

               (b) two scheduled payments are delinquent,

               (c) three or more scheduled payments are delinquent and

               (d) foreclosure proceedings have begun;

          (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

          (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

          (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

               (a)  the book value,

               (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

               (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

               (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

          (11) for any REO Property sold during the related Due Period

               (a)  the total amount of sale proceeds,

               (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

               (c) the amount of any loss to securityholders in respect of the related mortgage loan;

          (12) the total Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

          (13) the total amount of principal prepayments made during the related Due Period;

          (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

          (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

          (16) the total unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on that Distribution Date;

          (17) in the case of Securities with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

          (18) in the case of Securities with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

          (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

          (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

          (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (22) the total amount of payments by the borrowers of

               (a)  default interest,

               (b)  late charges and

               (c) assumption and modification fees collected during the related Due Period.

     Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Securities will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If specified in the prospectus supplement, a series of Securities may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Securities (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Securities may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

     Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     GENERAL

     If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

     No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

     Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     CLEARSTREAM LUXEMBOURG

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     EUROCLEAR

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

     Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

     BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in this prospectus and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Securities held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     DEFINITIVE SECURITIES

     Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only

     (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor,

     (2) if the depositor, at its option, elects to end the book-entry system through DTC or

     (3) in accordance with any other provisions described in the prospectus supplement.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC SECURITIES, FASIT SECURITIES, GRANTOR TRUST SECURITIES

     Securities representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined in this prospectus), or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

     SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

     Securities that are partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

     A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

     GENERAL

     The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Securities will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Securities to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Securities of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Securities without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention:
Elizabeth S. Eldridge.

     The servicer or master servicer and the trustee for any series of Securities will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

     ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Securities, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Securities to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

          (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

          (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

     For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

     The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

     This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

     Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

     For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

     While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

     Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:


     o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

     o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

     o    the authority of the Warranting Party to sell the Asset;

     o    the payment status of the Asset;

     o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

     Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

     Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Securities evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

     Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Securities, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

     Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

     A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Securities evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

     COLLECTION ACCOUNT AND RELATED ACCOUNTS

     GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

     o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

     o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Securities of that series.

     Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

     DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

          (1) all payments on account of principal, including principal prepayments, on the Assets;

          (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

          (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

          (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Securities as described under "Description of Credit Support;"

          (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

          (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

          (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

          (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

          (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

          (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

          (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

     WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

          (1) to make distributions to the securityholders on each Distribution Date;

          (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

          (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

          (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

          (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

          (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

          (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

          (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

          (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

          (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

          (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

          (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

          (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

          (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

          (17) to make any other withdrawals permitted by the related Agreement; and

          (18) to clear and terminate the Collection Account at the termination of the trust fund.

     OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

     The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

     COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

     (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

     (2)  applicable law and

     (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

     Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

     The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

     In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

     REALIZATION UPON DEFAULTED ASSETS

     Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

     Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Securities a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

     If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

     If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

     If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

     As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

     If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

     HAZARD INSURANCE POLICIES

     MORTGAGE LOANS. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

     The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

     Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

     CONTRACTS. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

     The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

     FHA INSURANCE AND VA GUARANTEES

     FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

     Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

     DUE-ON-SALE CLAUSES

     The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

     o adversely affect or jeopardize coverage under any applicable insurance policy or

     o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

     The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

     RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     The servicer's primary servicing compensation for a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Securities evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

     The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

     EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

     The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

     o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

     o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

     o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that that indemnification will not extend to any loss, liability or expense

               (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

               (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

               (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

               (4) incurred in connection with any violation of any state or federal securities law; or

               (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

     SPECIAL SERVICERS

     If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

     EVENTS OF DEFAULT UNDER THE AGREEMENT

     Events of default under the related Agreement will generally include:

     o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

     o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Securities evidencing not less than 25% of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

     RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

     So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Securities evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

     The holders of Securities representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Securities affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

     No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

     The manner of determining the voting rights of a Security or class or classes of Securities will be specified in the Agreement.

     AMENDMENT

     In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

          (1) cure any ambiguity or mistake;

          (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

          (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

          (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Securities of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Securities.

     In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Securities as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Securities are outstanding.

     THE TRUSTEE

     The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

     DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

     CERTAIN MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

     (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

     (2) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

     (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

     (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

     GENERAL

     The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211,
Attention: Elizabeth S. Eldridge.

     EVENTS OF DEFAULT

     Events of default under the indenture for each series of Notes will generally include:

     o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

     o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

     o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

     o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

     o any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

          (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

          (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

          (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

     If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

     If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

     To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

     DISCHARGE OF INDENTURE

     The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

     With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

     THE INDENTURE TRUSTEE

     The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

     The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Securities, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

     o    the subordination of one or more classes of Securities;

     o    letters of credit;

     o    insurance policies;

     o    guarantees;

     o    the establishment of one or more reserve funds; or

     o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

     Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Securities (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

         If credit support is provided for one or more classes of Securities of a series, or the related Assets, the prospectus supplement will include a description of

     (a)  the nature and amount of coverage under that credit support,

     (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

     (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

     (d)  the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

     (1)  a brief description of its principal business activities,

     (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

     One or more classes of Securities of a series may be Subordinate Securities if specified in the prospectus supplement. The rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Securities. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of mortgage loans before distributions on Subordinate Securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

     If specified in the prospectus supplement for a series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

     Alternative credit support for a series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Securities will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement relating to a series of Securities, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

     Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Securities will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Securities of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of Securities, deficiencies in amounts otherwise payable on those Securities or specific classes of Securities will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Securities.

     Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

     If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Securities. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

     In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

     In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

     In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

     In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

     RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. For a series of Securities for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

     COOPERATIVE LOANS

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

     YEAR 2000 LEGISLATION

     In July 1999, a new federal law was passed to limit liability for losses due to year 2000 computer-related errors. This law will, among other things, protect borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in inability to accurately or timely process their mortgage payments.

     This law is not intended to extinguish or otherwise affect a borrower's payment obligations but will instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this law must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This law will not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. This law will also not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

     This law could delay the ability of a servicer to foreclose on some mortgage loans during the first quarter of the year 2000. These delays could affect the distributions on your Securities.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

     If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

     In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

     Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

DUE-ON-SALE CLAUSES

     The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under some state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if those loans are paid before maturity. For Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed for many of the mortgage loans. The absence of a restraint on prepayment, particularly for fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of those loans.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

     o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

     o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

     o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Securities only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

GENERAL

     As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

          (a) the obligation of the borrower to repay the loan evidenced thereby, and

          (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

     The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

     To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

     The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered n states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

     Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in mot states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under "Certain Legal Aspects of Mortgage Loans-Soldiers' and Sailors' Civil Act of 1940."

CONSUMER PROTECTION LAWS

     The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

     In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

     Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion represents the opinion of Brown & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

     In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered under this prospectus.

     The following discussion addresses securities of five general types:

     o REMIC Securities representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the " ") of the Code;

     o securities ("FASIT Securities") representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

     o securities ("Grantor Trust Securities") representing interests in a trust fund (a "Grantor Trust Fund") as to which no election will be made;

     o securities ("Partnership Securities") representing interests in a trust fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes; and

     o securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

         The prospectus supplement for each series of Securities will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and "ownership interests" in the FASIT. For purposes of this tax discussion,

     (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

     (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and

     (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts. Except to the extent specified in the prospectus supplement, no REMIC election will be made for Unsecured Home Improvement Loans.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under the Code (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations issued under the Code (the "REMIC Regulations"), and in part upon the FASIT Provisions. Although the FASIT Provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

     TAXABLE MORTGAGE POOLS

         Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined in this prospectus) will be considered a Taxable Mortgage Pool if

     (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages,"

     (2) that entity is the borrower under debt obligations with two or more maturities, and

     (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

     CLASSIFICATION OF REMICS

     For each series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Brown & Wood LLP, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code
Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

          (1) in exchange for any qualified mortgage within a three-month period thereafter; or

          (2) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes:

          (1) a mortgage in default or as to which default is reasonably foreseeable;

          (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (3) a mortgage that was fraudulently procured by the borrower; and

          (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata.

     o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

     o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

     An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Brown & Wood LLP, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES

     In the opinion of Brown & Wood LLP, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

     If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). No opinion is expressed as to the treatment of those Buydown Funds because the law is unclear as to whether the Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, in the opinion of Brown & Wood LLP, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

     The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES

     For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Brown & Wood LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     TAXATION OF OWNERS OF REGULAR SECURITIES

(1)  General

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

(2)  Original Issue Discount

     Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the "OID Regulations" and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

     Each Regular Security (except to the extent described below for a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

     The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

          (1) the sum of:

               (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

               (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

          (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

          (1) the yield to maturity of the Regular Security at the issue date;

          (2) events (including actual prepayments) that have occurred before the end of the accrual period; and

          (3) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the trustee will determine the yield to maturity of that Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount for the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining Security of that Class will be adjusted by reducing the present value of the remaining payments on that Class and the adjusted issue price of that Class to the extent attributable to the portion of the unpaid principal balance that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

(3)  Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)  Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of

     (a)  one or more "qualified floating rates,"

     (b)  a single fixed rate and one or more qualified floating rates,

     (c)  a single "objective rate," or

     (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (1) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or the product of that rate and a positive or a negative multiple (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount for a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat that variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class or a Class bearing interest at a rate equal to the weighted average of the net rates on the mortgage loans, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

(5)  Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

     As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of the Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)  Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and
(2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8)  Treatment of Losses

     Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that would be deductible only against future positive original issue discount or otherwise upon termination of the Class.

     Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)  Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

          (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

          (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

          (3) to the extent that the gain does not exceed the excess, if any, of
     (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security.

     In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

     TAXATION OF OWNERS OF RESIDUAL SECURITIES

(1)  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

          (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          (2) all bad loans will be deductible as business bad debts; and

          (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

     Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

          (1) it may not be offset by current or net operating loss deductions;

          (2) it will be considered unrelated business taxable income to tax-exempt entities; and

          (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in some respects, the recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)  Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)  Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except for Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have those rules apply only to taxable years beginning after August 20, 1996.

(5)  Tax-Related Restrictions on Transfer of Residual Securities

     DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     o "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

(6)  Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds that adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)  Mark to Market Regulations

     On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

     TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

(1)  Prohibited Transactions

     Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

          (1) the disposition of a qualified mortgages other than for

               (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

               (b) foreclosure, default, or imminent default of a qualified mortgage;

               (c) bankruptcy or insolvency of the REMIC Pool; or

               (d) a qualified (complete) liquidation;

          (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

          (3) the receipt of compensation for services; or

          (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

     (1)  during the three months following the Startup Day,

     (2)  made to a qualified reserve fund by a Residual Holder,

     (3)  in the nature of a guarantee,

     (4)  made to facilitate a qualified liquidation or clean-up call, and

     (5)  as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)  Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)  Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)  Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)  Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

     In general, the allocable portion will be determined based on the ratio that a REMIC securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Interest Rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

     TAXATION OF CERTAIN FOREIGN INVESTORS

(1)  Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The Internal Revenue Service recently issued final regulations (the "New Regulations") that would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide specific information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

(2)  Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)  Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Holder complies with specific reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or that Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

(4)  Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 for a particular series of Regular Securities. Holders through nominees must request the information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to those holders. Furthermore, under these regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

     Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

     Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

FASITS

     CLASSIFICATION OF FASITS

     For each series of FASIT Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Brown & Wood LLP, the related trust fund (or each applicable portion of the trust fund) will qualify as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT regular securities (the "FASIT Regular Securities") and the ownership interest security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if

          (1) a FASIT election is in effect;

          (2) tests concerning

               (a) the composition of the FASIT's assets and

               (b) the nature of the securityholders' interests in the FASIT are met on a continuing basis; and

          (3) the trust fund is not a regulated investment company as defined in
     Section 851(a) of the Code.

A segregated pool of assets may also qualify as a FASIT.

(1)  Asset Composition

     In order for the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include:

          (1) cash or cash equivalents;

          (2) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in Section 860D of the Code (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate);

          (3) foreclosure property;

          (4) some hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests;

          (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments;

          (6) FASIT regular interests; and

          (7) REMIC regular interests.

     Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to that holder. A debt instrument is a permitted asset only if the instrument is indebtedness for federal income tax purposes, including regular interests in a REMIC or regular interests issued by another FASIT and it bears (1) fixed interest or (2) variable interest of a type that relates to qualified variable rate debt (as defined in Treasury regulations prescribed under section 860G(a)(1)(B)). Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the depositor had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

(2)  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet specific requirements. All of the interests in a FASIT must belong to either of the following:

          (1) one or more classes of regular interests or

          (2) a single class of ownership interest that is held by an Eligible Corporation (as defined in this prospectus).

     FASIT regular interests generally will be treated as debt for federal income tax purposes. FASIT ownership interests generally will not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each Series of securities will indicate which securities of the Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     A FASIT interest generally qualifies as a regular interest if:

          (1) it is designated as a regular interest;

          (2) it has a stated maturity no greater than thirty years;

          (3) it entitles its holder to a specified principal amount;

          (4) the issue price of the interest does not exceed 125% of its stated principal amount;

          (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%; and

          (6) if it pays interest, this interest is payable at either:

               (a) a fixed rate with respect to the principal amount of the regular interest or

               (b) a permissible variable rate with respect to the principal amount.

     Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally:

          (1) this interest is unconditionally payable at least annually;

          (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          (3) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4), or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest.

     See "--Taxation of Owners of FASIT Regular Securities," "--Taxation of Owners of High-Yield Interests" and "--Taxation of FASIT Ownership Securities" below.

(3)  Consequences of Disqualification

     If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that it's FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests in the FASIT for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, the regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     TAXATION OF OWNERS OF FASIT REGULAR SECURITIES

(1)  General

     Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from these Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2)  Original Issue Discount; Market Discount; Acquisition Premium

     FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on these Securities in the same manner described for REMIC Regular Securities. See "--REMICs - Taxation of Owners of Regular Securities" above.

(3)  Sale or Exchange

     If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "--REMICs--Taxation of Owners of Regular
Securities--Sale or Exchange of Regular Securities."

     TAXATION OF OWNERS OF HIGH-YIELD INTERESTS

(1)  General

     The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. High-yield interests are subject to special rules regarding the eligibility of holders of this interest, and the ability of these holders to offset income derived from their FASIT Security with losses.

     High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in securities who acquire interests such as inventory.

     o An "Eligible Corporation" is a taxable domestic C corporation that does not qualify as a regulated investment company, a real estate investment trust, a REMIC, or a cooperative.

     o A "Disqualified Holder" is any holder other than (1) an Eligible Corporation, or (2) a dealer who acquires FASIT debt for resale to customers in the ordinary course of business.

     If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to Disqualified Holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

(2)  Treatment of Losses

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Interest and that have the same features as high-yield interests.

     TAXATION OF FASIT OWNERSHIP SECURITY

(1)  General

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "--Taxation of Owners of High-Yield Interests" above.

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under Section 475 of the Code by the holder, then Section 475 of the Code will continue to apply to these securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT Provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semi-annually.

(2)  Prohibited Transaction

     The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

          (1) an asset that is not a permitted asset;

          (2) any disposition of an asset other than a permitted disposition;

          (3) any income attributable to loans originated by the FASIT; and

          (4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure).

A permitted disposition is any disposition of any permitted asset:

          (1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation);

          (2) incident to the foreclosure, default (or imminent default) on an asset of the asset;

          (3) incident to the bankruptcy or insolvency of the FASIT;

          (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT;

          (5) to facilitate a clean-up call;

          (6) to substitute a permitted debt instrument for another permitted debt instrument; or

          (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT.

Notwithstanding this rule, the holder of an Ownership Security may currently deduct its losses incurred in prohibited transactions in computing its taxable income for the year of the loss. A Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3)  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities. In addition, for purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "--REMICs" above.

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS

     For each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of Brown & Wood LLP, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

STANDARD SECURITIES

     GENERAL

     Where there is no Retained Interest or "excess" servicing for the mortgage loans underlying the Securities of a series, and where these Securities are not designated as "Stripped Securities," the holder of each Security of that series (referred to in this prospectus as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with that securityholder's method of accounting. A securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to the Grantor Trust Fund.

     However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through pass-through entities, will be subject to limitations for some itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that those deductions, in total, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Securities, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Standard Securities with respect to interest at the Interest Rate or as discount income on the Standard Securities. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest for the mortgage loans underlying a series of Securities the transaction will be subject to the application of the "stripped bond" rules of the Code as described below under "--Stripped Securities." Where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped coupon" rules of the Code, as described below under "--Recharacterization of Servicing Fees."

     Holders of Standard Securities, particularly any class of a series that are Subordinate Securities, may incur losses of interest or principal with respect to the mortgage loans. Those losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

(1)  Tax Status

     For a series, in the opinion of Brown & Wood LLP, except for that portion of a trust fund consisting of unsecured home improvement loans, a Standard Security owned by a:

     o    "domestic building and loan association" within the meaning of Code
          Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by the amount of the Buydown Mortgage Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, securityholders are urged to consult their own tax advisors concerning the effects of those arrangements on the characterization of the securityholder's investment for federal income tax purposes.

(2)  Premium and Discount

     The depositor recommends that securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a securityholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available for mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under some circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if those mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (i.e., points) will be includible by that holder.

     MARKET DISCOUNT. securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement.

(3)  Recharacterization of Servicing Fees

     If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of the Standard Securities. While securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, that recharacterization should not have any significant effect upon the timing or amount of income reported by a securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

(4)  Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its total adjusted basis in the mortgage loans and other assets represented by the Security. In general, the total adjusted basis will equal the securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported for the Standard Security and decreased by the amount of any losses previously reported for the Standard Security and the amount of any distributions (other than accrued interest) received on the Standard Security. Except as provided above with respect to market discount on any mortgage loans, and except for financial institutions subject to the provisions of Code Section 582(c), the gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of some non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same for both ordinary income and capital gains.

STRIPPED SECURITIES

     GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" for principal payments and "stripped coupons" for interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Brown & Wood LLP, the Securities will be subject to those rules if:

     o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees" above); and

     o a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" for its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to securityholders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to those Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in some respects, particularly where Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Brown & Wood LLP, (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations for Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be totaled and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the trustee make and report all computations described below using the approach described in this paragraph, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of that Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of that Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount for the Stripped Security was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. That market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule in that section, assuming that a prepayment assumption is employed in that computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the mortgage loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the mortgage loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any Stripped Security that is a Subordinate Security, may deduct losses incurred for the Stripped Security as described above under "--Standard Securities General."

     STATUS OF STRIPPED SECURITIES

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Brown & Wood LLP, except for a trust fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation [ s ] . . . principally secured by an interest in real property which is . . . . residential real estate" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment. The application of those Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

     TAXATION OF STRIPPED SECURITIES

     ORIGINAL ISSUE DISCOUNT. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount for a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be before the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs-- Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security, and the stated redemption price at maturity will include the total amount of the payments to be made on the Stripped Security to that securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of that original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Security to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that these interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the securityholder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a securityholder other than an original securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes those Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATION. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the securityholder may be treated as the owner of

          (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan;

          (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

          (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to the mortgage loan.

Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that a Stripped Security, or Classes of Stripped Securities, represents the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each securityholder at any time during that year, information (prepared on the basis described above) necessary to enable the securityholder to prepare its federal income tax returns. This information will include the amount of original issue discount accrued on Securities held by persons other than securityholders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a securityholder, other than an original securityholder who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each Class of Stripped Securities except as set forth in the prospectus supplement. The trustee will also file the original issue discount information with the Internal Revenue Service. If a securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or any applicable lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the securityholder on the sale or exchange of that Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     For each series of Partnership Securities or Debt Securities, Brown & Wood LLP will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT
SECURITIES

     For federal income tax purposes, (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residual real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

     TAXATION OF DEBT SECURITYHOLDERS

     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Brown & Wood LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of those Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

     TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

(1)  Treatment of the Partnership Trust Fund as a Partnership

     If specified in the prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have some features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. This characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

(2)  Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of:

          (1) the interest that accrues on the Partnership Securities in accordance with their terms for that Due Period, including interest accruing at the applicable Interest Rate for that Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

          (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

          (3) any other amounts of income payable to the securityholders for that Due Period.

     This allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay those taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization for each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to securityholders on a total basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the Internal Revenue Service were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

(3)  Discount and Premium

     It is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on a total basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.)

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include that discount in income currently as it accrues over the life of the mortgage loans or to offset that premium against interest income on the mortgage loans. As indicated above, a portion of that market discount income or premium deduction may be allocated to securityholders.

(4)  Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If that termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with specific technical requirements that might apply when the constructive termination occurs. As a result, the Partnership Trust Fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

(5)  Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to that Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single total adjusted tax basis in those Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of that total tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to those special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize a total amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the total cash distributions with respect to the Partnership Securities, that excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

(6)  Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of that Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

(7)  Section 731 Distributions

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder to the extent that the amount of any money distributed for that Security exceeds the adjusted basis of that securityholder's interest in the Security. To the extent that the amount of money distributed exceeds that securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

(8)  Section 754 Election

     If a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

(9)  Administrative Matters

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

     (a)  the name, address and identification number of that person,

     (b) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and

     (c) information on Partnership Securities that were held, bought or sold on behalf of that person throughout the year.

In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under some circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

(10) Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for those purposes, the Partnership Trust Fund will withhold as if it were so engaged to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8 to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund for taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld for the guaranteed payments.

(11) Backup Withholding

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the securityholder fails to comply with specific identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

CONSEQUENCES FOR PARTICULAR INVESTORS

     The federal tax discussions above may not be applicable depending on a securityholder's particular tax situation. The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, FASIT Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Securities offered under this prospectus.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose specific requirements on employee benefit plans and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans in connection with the investment of Plan assets. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have specified relationships to the Plan unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the mortgage loans, contracts, unsecured home improvement loans, Agency Securities, Mortgage Securities and other assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both an equity interest and an undivided interest in each of the underlying assets of the entity, unless exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and employee benefit plans not subject to ERISA) is not "significant," both as defined in of these regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice for those assets for a fee, is a fiduciary of the investing Plan. If the mortgage loans, contracts, unsecured home improvement loans, Agency Securities, Mortgage Securities and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code for the investing Plan. In addition, if the mortgage loans, contracts, unsecured home improvement loans, Agency Securities, Mortgage Securities and other assets included in a trust fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL issued an individual exemption (the "Exemption"), to DBSI that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, particular transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, that (1) represent a beneficial ownership interest in the assets of a trust fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in a REMIC, provided that conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include

     (a)  DBSI,

     (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBSI, and

     (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief under the Exemption:

          (1) The acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

          (2) The Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series.

          (3) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch").

          (4) The trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the underwriter, the depositor, the trustee, the master servicer, any servicer, any insurer and any obligor on Assets constituting more than 5% of the total unamortized principal balance of the Assets in the related trust fund as of the date of initial issuance of the Securities.

          (5) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the Assets to the related trust fund must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection with the related Agreement.

          (6) The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     In addition, the trust fund must meet the following requirements:

     (1) the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (2) securities evidencing interests in those other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year before the Plan's acquisition of the securities; and

     (3) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Securities representing a beneficial ownership interest in unsecured home improvement loans revolving credit line loans will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with

          (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of that person;

          (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan; and

          (3) the holding of Securities by a Plan.

     Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the Plan's ownership of Securities.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those Securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets.

     In addition, affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to some Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts transactions involving bank collective investment funds, PTCE 95-60, which exempts transactions involving insurance company general accounts, or PTCE 96-23, which exempts transactions effected on behalf of a Plan by "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection with the Exemption. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered by the prospectus supplement. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of that investment.

     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that this investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

PRE-FUNDING ACCOUNTS

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to some mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows Assets supporting payments to securityholders, and having a value equal to no more than 25% of the total initial Security Balance of the related Securities, to be transferred to the trust fund within the Pre-Funding Period, instead of requiring that all the Assets be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

          (2) All Subsequent Assets must meet the same terms and conditions for eligibility as the original Assets used to create the trust fund, which terms and conditions have been approved by at least one rating agency.

          (3) The transfer of the Subsequent Assets to the trust fund during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the trust fund.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Assets in the trust fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Assets transferred to the trust fund on the Closing Date.

          (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Assets that were transferred to the trust fund,

          o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Assets transferred to the trust fund as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date (or earlier in some circumstances) if the Pre-Funding Account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to the Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in Permitted Investments.

          (8) The prospectus or prospectus supplement must describe:

          o the Pre-Funding Account and/or Capitalized Interest Account used in connection with the Pre-Funding Account;

          o    the duration of the Pre-Funding Period;

          o the percentage and/or dollar amount of the Pre-Funding Limit for the trust fund; and

          o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

          (9) The Agreement must prescribe the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

                                LEGAL INVESTMENT

     The prospectus supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Securities that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

     Those classes of Offered Securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Securities.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     If specified in the prospectus supplement, other classes of Offered Securities offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Securities, may be subject to significant interpretive uncertainties.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Securities, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Securities issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes of Offered Securities as "mortgage related securities," no representation is made as to the proper characterization of the Offered Securities for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

     The Securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. ("DBSI") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Securities, underwriters may receive compensation from the depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that the Securities will be distributed by DBSI acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If DBSI acts as agent in the sale of Securities, DBSI will receive a selling commission for each series of Securities, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the prospectus supplement. To the extent that DBSI elects to purchase Securities as principal, DBSI may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Securities of that series.

     The depositor will indemnify DBSI and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBSI and any underwriters may be required to make in respect of these civil liabilities.

     In the ordinary course of business, DBSI and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Securities. DBSI performs management services for the depositor.

     The depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. securityholders should consult with their legal advisors in this regard before any reoffer or sale of Securities.

     As to each series of Securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

     The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Securities (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

          o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

          o New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Securities issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Securities of a series, will be passed upon for the depositor by Brown & Wood LLP, Washington, D.C.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each series of Securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Securities. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

     As a condition to the issuance of any class of Offered Securities, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1986 Act......................................................................97
1998 Policy Statement........................................................147
Accrual Period................................................................19
Accrual Securities............................................................26
Accrued Security Interest.....................................................29
Adjustable Rate Assets.........................................................2
Agency Securities..............................................................2
Agreemen......................................................................42
ARM Loans......................................................................6
Asset Conservation Act........................................................82
Asset Group...................................................................26
Asset Seller...................................................................2
Assets.........................................................................2
Available Distribution Amount.................................................27
Balloon Payment Assets.........................................................3
Bankruptcy Code...............................................................80
Beneficial Owner..............................................................35
Bi-weekly Assets...............................................................3
Book-Entry Securities.........................................................27
borrower......................................................................71
Buy Down Assets................................................................3
Buydown Funds.................................................................95
Buydown Mortgage Loans........................................................22
Buydown Period................................................................22
Capitalized Interest Account..................................................17
Cash Flow Agreement...........................................................18
Cedel.........................................................................35
CERCLA........................................................................81
Certificates..................................................................26
Charter Act...................................................................12
Code..........................................................................91
Collection Account............................................................46
Commission.....................................................................6
contract borrower.............................................................74
contract lender...............................................................74
Convertible Assets.............................................................3
Cooperative...................................................................72
Cooperative Corporation.......................................................37
Cooperative Loans.............................................................72
Cooperatives...................................................................4
Covered Trust.................................................................68
CPR...........................................................................21
credit support................................................................17
Crime Control Act.............................................................86
Cut-off Date...................................................................5
DBS..........................................................................148
DCR..........................................................................141
Debt Securities...............................................................92
defective obligation..........................................................94
Definitive Securities.........................................................26
Determination Date............................................................27
Disqualified Holder..........................................................122
Disqualified Organization....................................................111
Distribution Date.............................................................19
DOL..........................................................................140
DTC...........................................................................35
Due Period....................................................................27
EDGAR........................................................................149
Eligible Corporation.........................................................122
ERISA........................................................................140
Euroclear.....................................................................35
Euroclear Operator............................................................37
European Depositaries.........................................................38
excess servicing.............................................................127
Exchange Act..................................................................36
Excluded Plan................................................................142
Exemption....................................................................141
Fannie Mae.....................................................................2
FASIT.........................................................................91
FASIT Ownership Security.....................................................119
FASIT Provisions..............................................................91
FASIT Regular Securities.....................................................119
FASIT Securities..............................................................91
FDIC..........................................................................46
FFIEC........................................................................147
FHA............................................................................5
Financial Intermediary........................................................38
Fitch........................................................................141
Freddie Mac....................................................................2
Freddie Mac Act...............................................................13
Freddie Mac Certificate Group.................................................13
Garn-St. Germain Act..........................................................83
GEM Assets.....................................................................3
Ginnie Mae.....................................................................2
GPM Assets.....................................................................3
Grantor Trust Fund............................................................91
Grantor Trust Securities......................................................91
Home Equity Loans..............................................................4
Housing Act...................................................................10
HUD...........................................................................55
Increasing Payment Asset.......................................................3
Indirect Participants.........................................................36
Insurance Proceeds............................................................28
Interest Rate.................................................................28
Interest Reduction Assets......................................................3
land sale contract............................................................74
Land Sale Contracts............................................................4
Level Payment Assets...........................................................2
Liquidation Proceeds..........................................................28
Loan-to-Value Ratio............................................................5
Lock-out Date..................................................................7
Lock-out Period................................................................7
Mark to Market Regulations...................................................113
Mortgage Securities............................................................2
Mortgaged Properties...........................................................4
Mortgages......................................................................5
NCUA.........................................................................146
new partnership..............................................................136
New Regulations..............................................................117
Non-Equity Securities........................................................143
Non-Pro Rata Security.........................................................97
Nonrecoverable Advance........................................................31
Non-U.S. Person..............................................................117
Notes.........................................................................26
OCC..........................................................................146
Offered Securities............................................................26
OID Regulations...........................................................92, 97
old partnership..............................................................136
Participants..................................................................36
Parties in Interest..........................................................140
Partnership Securities........................................................92
Partnership Trust Fund........................................................92
Pass-Through Entity..........................................................111
PCBs..........................................................................81
Permitted Investments.........................................................46
Plans........................................................................140
pooling and servicing agreement...............................................41
Pre-Funded Amount.............................................................16
Pre-Funding Account...........................................................16
Pre-Funding Limit............................................................144
Pre-Funding Period............................................................16
prepayment....................................................................21
Prepayment Assumption.........................................................98
PTCE.........................................................................143
Purchase Price................................................................43
RCRA..........................................................................82
Record Date...................................................................27
Refinance Loans................................................................5
Registration Statement.......................................................149
Regular Securities............................................................93
Regular Securityholder........................................................97
Related Proceeds..............................................................31
Relevant Depositary...........................................................38
Relief Act....................................................................86
REMIC.........................................................................91
REMIC Pool....................................................................92
REMIC Regulations.............................................................92
REMIC Securities..............................................................41
REO Property..................................................................33
Residual Securities...........................................................93
Restricted Group.............................................................141
Retained Interest.............................................................57
Revolving Credit Line Loans....................................................7
RICO..........................................................................86
Rules.........................................................................38
S&P..........................................................................141
SBJPA of 1996.................................................................96
secured-creditor exemption....................................................82
Securities....................................................................26
Security Balance..............................................................29
Senior Securities.............................................................26
Servicemen's Readjustment Act.................................................16
Servicing Standard............................................................50
Single Family Property.........................................................4
SMMEA........................................................................146
SPA...........................................................................21
Special servicer..............................................................60
Standard Securities..........................................................125
Startup Day...................................................................93
Step-up Rate Assets............................................................3
Strip Securities..............................................................26
Stripped Agency Securities....................................................14
Stripped Securities..........................................................124
Subordinate Securities........................................................26
Subsequent Assets.............................................................16
Superliens....................................................................81
super-premium.................................................................98
Taxable Mortgage Pools........................................................92
Terms and Conditions..........................................................38
thrift institutions..........................................................109
Tiered REMICs.................................................................96
Title V.......................................................................84
Title VIII....................................................................85
U.S. Person..................................................................112
UCC...........................................................................36
UST...........................................................................82
VA.............................................................................5
VA Guaranty Policy............................................................56
Value..........................................................................5
Warranting Party..............................................................45
Yield Considerations..........................................................29

                        SUBJECT TO COMPLETION, [ ], 2000

                 PROSPECTUS SUPPLEMENT (to prospectus dated [ ])

                               $[ ] (APPROXIMATE)
                              ACE SECURITIES CORP.
                                  [ ] TRUST [ ]

                               ASSET BACKED NOTES

                                       [ ]
                                    SERVICER
                                   ----------

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

     The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

     This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue the following notes:

         ORIGINAL CLASS      INTEREST     PRICE    UNDERWRITING     PROCEEDS
CLASS  PRINCIPAL AMOUNT(1)   RATE(2)    TO PUBLIC    DISCOUNT     TO DEPOSITOR
-----  -------------------   --------   ---------  ------------   ------------
 [ ]          $[ ]              [ ]%       $[ ]         [ ]%           $[ ]
_______________
(1)  This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

     [Describe assets of trust fund.]

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     [Describe underwriting arrangements.]

     On or about [ ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.


                                  UNDERWRITER:
                            DEUTSCHE BANC ALEX. BROWN
                  The date of this prospectus supplement is [ ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
                              ____________________

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
                              ____________________

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLES OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                            PAGE

Summary of Terms..............................................................S-
   The Offered Notes..........................................................S-
   The Mortgage Loans.........................................................S-
   [The Pre-Funding Account...................................................S-
   Servicing of the Mortgage Loans............................................S-
   Optional Purchase of Mortgage Loans........................................S-
   Tax Status.................................................................S-
   ERISA Considerations.......................................................S-
   Legal Investment Considerations............................................S-
   Ratings of the Notes.......................................................S-
Risk Factors..................................................................S-
   Unpredictability and Effect of Prepayments.................................S-
   [Effect of Creation and Maintenance of Overcollateralization on
   Payments of Principal on the Notes............. ...........................S-
   Geographic Concentration of Mortgage loans.................................S-
   [Some of the Loans in the Mortgage Pool Are More Likely to Default
   Than Others, And Higher Than Expected Defaults On These Loans could
   Reduce the Yield On Your Notes.............................................S-
   [Effect of Lack of Primary Mortgage Insurance on the Notes.................S-
   Real Estate Market May Affect Performance of Mortgage Loans................S-
   [Early Principal Payment From Cash Remaining in Pre-Funding Account........S-
   You Will Not Receive Physical Notes, Which Can Cause Delays In
   Distributions and Hamper Your Ability to Pledge or Resell Your Notes.......S-
   Potential Disruption of Computer Systems...................................S-
   Limited Ability to Resell Notes............................................S-
Description of the Trust......................................................S-
   General....................................................................S-
   The Owner Trustee..........................................................S-
   The Residual Certificate...................................................S-
Description of the Notes......................................................S-
   General....................................................................S-
   [Pre-Funding Account.......................................................S-
   Book-Entry Registration....................................................S-
   Payments...................................................................S-
   Payment Priorities.........................................................S-
   Overcollateralization......................................................S-
   Maturity Date..............................................................S-
   Reports to Noteholders.....................................................S-
   Optional Redemption........................................................S-
   Rights of Noteholders Upon Occurrence of Event of Default..................S-
   The Indenture Trustee......................................................S-
[The Insurance Policy.........................................................S-
   The Insurer................................................................S-
   Insurer Financial Information..............................................S-
   Where You Can Obtain Additional Information About the Insurer..............S-
   Year 2000 Readiness Disclosure.............................................S-
   Financial Strength Ratings of the Insurer..................................S-
   The Insurance Policy.......................................................S-
Description of the Mortgage Pool..............................................S-
   General....................................................................S-
   Payments on the Mortgage Loans.............................................S-
   Characteristics of the Mortgage Loans......................................S-
   [Subsequent Mortgage Loans.................................................S-
Additional Information........................................................S-
The Originator................................................................S-
   General....................................................................S-
   Underwriting Criteria......................................................S-
The Servicer..................................................................S-
   General....................................................................S-
   Year 2000 Compliance.......................................................S-
Description of the Transfer and Servicing Agreements..........................S-
   Sale and Assignment of the Mortgage Loans..................................S-
   Trust Fees and Expenses....................................................S-
   Voting Rights..............................................................S-
   General Servicing Provisions...............................................S-
   No Delinquency Advances....................................................S-
   Servicing Advances.........................................................S-
   Insurance Coverage.........................................................S-
   Evidence as to Compliance..................................................S-
   Servicing Compensation and Payment of Expenses.............................S-
   Subservicing...............................................................S-
   Resignation or Removal of the Servicer.....................................S-
   Collection Account, Note Distribution Account and Certificate
   Distribution Account.......................................................S-
   The Owner Trustee and Indenture Trustee....................................S-
   Duties of the Owner Trustee and Indenture Trustee..........................S-
Yield Considerations..........................................................S-
   General....................................................................S-
   Overcollateralization......................................................S-
   Maturity Date..............................................................S-
   Weighted Average Life......................................................S-
Material Federal Income Tax Considerations....................................S-
   General....................................................................S-
   Certain U.S.  Federal Income Tax Documentation Requirements................S-
State Income Tax Considerations...............................................S-
ERISA Considerations..........................................................S-
Legal Investment Considerations...............................................S-
Use of Proceeds...............................................................S-
Underwriting..................................................................S-
Experts.......................................................................S-
Legal Matters.................................................................S-
Ratings.......................................................................S-
Glossary of Defined Terms.....................................................S-

                                   PROSPECTUS

                                                                            PAGE
Description of the Trust Funds..................................................
   Assets.......................................................................
   Mortgage Loans...............................................................
   Contracts....................................................................
   Agency Securities............................................................
   Mortgage Securities..........................................................
   FHA Loans and VA Loans.......................................................
   Pre-Funding Accounts.........................................................
   Accounts.....................................................................
   Credit Support...............................................................
   Cash Flow Agreements.........................................................
Use of Proceeds.................................................................
Yield Considerations............................................................
   General......................................................................
   Interest Rate................................................................
   Timing of Payment of Interest................................................
   Payments of Principal; Prepayments...........................................
Prepayments--Maturity and Weighted Average Life.................................
Other Factors Affecting Weighted Average Life...................................
The Depositor...................................................................
Description of the Securities...................................................
   General......................................................................
   Distributions................................................................
   Available Distribution Amount................................................
   Distributions of Interest on the Securities..................................
   Distributions of Principal of the Securities.................................
   Components...................................................................
Distributions on the Securities of Prepayment Premiums..........................
   Allocation of Losses and Shortfalls..........................................
Advances in Respect of Delinquencies............................................
   Reports to Securityholders...................................................
   Termination..................................................................
   Optional Purchases...........................................................
Book-Entry Registration and Definitive Securities...............................
Description of the Agreements...................................................
   Agreements Applicable to a Series............................................
   Material Terms of the Pooling and Servicing Agreements and
      Underlying Servicing Agreements...........................................
   Material Terms of the Indenture..............................................
Description of Credit Support...................................................
General.........................................................................
   Subordinate Securities.......................................................
   Cross-Support Provisions.....................................................
   Limited Guarantee............................................................
Financial Guaranty Insurance Policy or Surety Bond..............................
   Letter of Credit.............................................................
   Pool Insurance Policies......................................................
   Special Hazard Insurance Policies............................................
   Borrower Bankruptcy Bond.....................................................
   Reserve Funds................................................................
   Overcollateralization........................................................
Certain Legal Aspects of Mortgage Loans.........................................
   General......................................................................
   Types of Mortgage Instruments................................................
   Interest in Real Property....................................................
   Cooperative Loans............................................................
   Land Sale Contracts..........................................................
   Foreclosure..................................................................
   Junior Mortgages.............................................................
   Anti-Deficiency Legislation and Other Limitations on Lenders.................
   Environmental Considerations.................................................
   Due-on-Sale Clauses..........................................................
   Prepayment Charges...........................................................
   Subordinate Financing........................................................
   Applicability of Usury Laws..................................................
   Alternative Mortgage Instruments.............................................
   Soldiers' and Sailors' Civil Relief Act of 1940..............................
   Forfeitures in Drug and RICO Proceedings.....................................
Certain Legal Aspects of the Contracts..........................................
   General......................................................................
   Security Interests in the Manufactured Homes.................................
   Enforcement of Security Interests in Manufactured Homes......................
Soldiers' and Sailors' Civil Relief Act of 1940.................................
   Consumer Protection Laws.....................................................
   Transfers of Manufactured Homes; Enforceability of "Due-on-Sale"
      Clauses...................................................................
   Applicability of Usury Laws..................................................
Material Federal Income Tax Considerations......................................
   General......................................................................
   REMICs.......................................................................
   FASITs.......................................................................
   Grantor Trust Funds..........................................................
   Standard Securities..........................................................
   Stripped Securities..........................................................
   Partnership Trust Funds......................................................
   Consequences for Particular Investors........................................
State and Other Tax Considerations..............................................
ERISA Considerations............................................................
   General......................................................................
   Pre-Funding Accounts.........................................................
Legal Investment................................................................
Methods of Distribution.........................................................
Additional Information..........................................................
Incorporation of Certain Documents by Reference.................................
Legal Matters...................................................................
Financial Information...........................................................
Rating..........................................................................

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF [ ], UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE NOTES -- RELATED DEFINITIONS" HOW THE PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES DETERMINED BY THAT METHOD, UNLESS WE SPECIFY OTHERWISE.


THE OFFERED NOTES

     ACE Securities Corp. [ ] Trust [ ] is offering the Class [ ] Asset Backed Notes as part of Series [ ]. The notes will be issued in book-entry form.

     SEE "DESCRIPTION OF THE NOTES -- GENERAL" IN THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF THE MINIMUM DENOMINATIONS AND THE INCREMENTAL DENOMINATIONS OF THE NOTES.

     The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

     The notes will have an approximate total initial principal amount of $[ ]. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

PAYMENTS ON THE NOTES

     Principal and interest on the notes will be payable on the [25]th day of each month, beginning in [ ]. However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

INTEREST PAYMENTS

     Interest will accrue on the notes at the annual rate described in this prospectus supplement.

     SEE "DESCRIPTION OF THE NOTES -- PAYMENTS -- PAYMENTS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

PRINCIPAL PAYMENTS

     The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [ ]. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     WE EXPLAIN HOW PRINCIPAL IS PAID ON THE NOTES UNDER "DESCRIPTION OF THE NOTES -- PAYMENTS -- PAYMENTS OF PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT.

     The last possible day on which the principal of the notes could become payable in full is [ ] and is referred to as the maturity date. The notes could be paid in full before the maturity date.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

[DESCRIBE ANY APPLICABLE FINANCIAL GUARANTY INSURANCE POLICY OR GUARANTEE.]

[SUBORDINATION OF PAYMENTS

     No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[OVERCOLLATERALIZATION

     On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [ ]%. This condition is referred to as "overcollateralization." Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [ ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [ ]. We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [ ], or to maintain it at that level.

     SEE "DESCRIPTION OF THE NOTES -- OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT.]

THE MORTGAGE LOANS

     On the closing date, which is expected to be on or about [ ], the assets of the trust will consist primarily of [describe mortgage loans.]

     [Description of pre-funding account and additional mortgage loans as applicable.]

     SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT FOR A GENERAL DESCRIPTION OF THE MORTGAGE LOANS AND "THE ORIGINATOR" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE UNDERWRITING GUIDELINES APPLIED IN ORIGINATING THE MORTGAGE LOANS.

[THE PRE-FUNDING ACCOUNT

     On the closing date, approximately $[ ] will be deposited by [ ] in a pre-funding account maintained by [ ]. It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [ ] until [ ], paid for with the funds on deposit in the pre-funding account.

     [Description of pre-funding account and additional mortgage loans as applicable.]

     SEE "DESCRIPTION OF THE NOTES -- PRE-FUNDING ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.]

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be serviced by [ ].

     SEE "THE SERVICER" AND "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     [ ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [ ]% of their initial total principal balance; if [ ] does not exercise that option, [ ] may purchase the mortgage loans and other assets of the trust.

     If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

     SEE "DESCRIPTION OF THE NOTES -- OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE PURCHASE PRICE TO BE PAID FOR THE MORTGAGE LOANS.

TAX STATUS

     [Tax status to be described as applicable.]

     SEE "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS TO THE NOTES.

ERISA CONSIDERATIONS

     [To be provided as applicable.]

     SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR A MORE COMPLETE DISCUSSION OF THESE ISSUES.

LEGAL INVESTMENT CONSIDERATIONS

     [The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

     There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

     SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS OF THE NOTES

     The notes will initially be rated "[ ]" by [Rating Agency], and "[ ]" by [Rating Agency].

     These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

     o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

     SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT FOR A MORE COMPLETE DISCUSSION OF THE NOTE RATINGS.

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.


UNPREDICTABILITY AND                    Borrowers may prepay their mortgage
EFFECT OF PREPAYMENTS                   loans in whole or in part at any time;
                                        however, approximately [ ] of the
                                        mortgage loans require the payment of a
                                        prepayment penalty in connection with
                                        any voluntary prepayment during [ ]. The prepayment penalties may be waived by the servicer. A prepayment of a mortgage loan will usually result in a prepayment on the notes.

                                        o    If you purchase your notes at a
                                             discount and principal is repaid
                                             slower than you anticipate, then
                                             your yield may be lower than you
                                             anticipate.

                                        o    If you purchase your notes at a
                                             premium and principal is repaid
                                             faster than you anticipate, then
                                             your yield may be lower than you
                                             anticipate.

                                        The rate at which defaults and losses
                                        occur on the mortgage loans will affect
                                        the rate of payment of principal on the
                                        notes. We encourage you to review the
                                        information in this prospectus
                                        supplement about the underwriting
                                        guidelines applied in originating the
                                        mortgage loans, the credit quality of
                                        the mortgage loans and the collateral
                                        for the mortgage loans.

                                        SEE "YIELD CONSIDERATIONS" IN THIS
                                        PROSPECTUS SUPPLEMENT FOR A DESCRIPTION
                                        OF FACTORS THAT MAY INFLUENCE THE RATE
                                        AND TIMING OF PREPAYMENTS ON THE
                                        MORTGAGE LOANS.

                                        [The prepayment experience of the
                                        mortgage loans may differ significantly
                                        from that of first lien residential
                                        mortgage loans, or junior lien mortgage
                                        loans with a principal balance lower
                                        than the value of the related property.]

[EFFECT OF CREATION AND MAINTENANCE     We describe in this prospectus
OF OVERCOLLATERALIZATION ON PAYMENTS    supplement the underwriting guidelines
OF PRINCIPAL ON THE NOTES               used in originating the mortgage loans,
                                        the collateral for the mortgage loans
                                        and the servicing of the mortgage loans.
                                        These and other factors will affect the
                                        rate of defaults and losses on the
                                        mortgage loans, which in turn will
                                        affect the rate at which
                                        overcollateralization is created or
                                        maintained. When overcollateralization
                                        is less than the level required by [ ],
                                        a portion of interest collections on the mortgage loans will be used to make principal payments on the notes. This will accelerate the rate at which you receive payments of principal. When overcollateralization is greater than the level required by [ ], a portion of principal collections on the mortgage loans will be released to the residual certificate. This will slow the rate at which you receive payments of principal.]

GEOGRAPHIC CONCENTRATION OF             Approximately [ ]% of the mortgage loans
MORTGAGE LOANS                          expected to be in the trust on the
                                        closing date are secured by properties
                                        in [California]. The rate of
                                        delinquencies and defaults, and
                                        therefore the rate of prepayments, on
                                        the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

                                        o    Weak economic conditions in
                                             [California] (which may or may not
                                             affect real property values) may
                                             affect the ability of borrowers to
                                             repay their mortgage loans on time;

                                        o    Declines in the [California]
                                             residential real estate market may
                                             reduce the values of properties
                                             located in [California], which
                                             would result in an increase in the
                                             combined loan-to-value ratios;

                                        o    Properties in [California] may be
                                             more susceptible than homes located
                                             in other parts of the country to
                                             some types of uninsurable hazards,
                                             such as earthquakes, as well as
                                             floods, mudslides and other natural
                                             disasters; and

                                        o    Any increase in the market value of
                                             properties located in [California]
                                             would reduce the combined
                                             loan-to-value ratios of the
                                             mortgage loans and could,
                                             therefore, make alternative sources
                                             of financing available to the
                                             borrowers at lower interest rates,
                                             which could result in an increased
                                             rate of prepayment of the mortgage
                                             loans.

                                        Natural disasters affect regions of the
                                        United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

                                        FOR ADDITIONAL INFORMATION REGARDING THE
                                        GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE
                                        LOANS IN THE TRUST, SEE THE APPLICABLE
                                        TABLE UNDER "DESCRIPTION OF THE MORTGAGE
                                        POOL" IN THIS PROSPECTUS SUPPLEMENT.

[SOME OF THE LOANS IN THE MORTGAGE      The payment schedules for most of the
POOL ARE MORE LIKELY TO DEFAULT THAN    mortgage loans in the pool require the
OTHERS, AND HIGHER THAN EXPECTED        borrower to pay off the principal
DEFAULTS ON THESE LOANS COULD REDUCE    balance of the loan gradually over the
THE YIELD ON YOUR NOTES                 life of the loan. Some of the mortgage
                                        loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding. This final payment is usually much larger than the previous monthly payments.
                                        Because the borrower's ability to make
                                        this final payment usually depends on
                                        the ability to refinance the loan or
                                        sell the underlying property, the risk
                                        of default is greater than on other
                                        types of loans. High rates of default on these types of loans in the pool will result in greater losses on your notes.

                                        The ability of a borrower to refinance
                                        the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

                                        o    the level of mortgage interest
                                             rates;

                                        o    the borrower's equity in the
                                             mortgage property;

                                        o    general economic conditions; and

                                        o    the availability of credit.

                                        We cannot predict how these factors will affect the default rate of these mortgage loans in the pool. You should refer to "Description of the Mortgage Pool" for information on the percentage of loans in the mortgage pool that consists of these loans.]

[EFFECT OF LACK OF PRIMARY MORTGAGE     Approximately [ ]% of the mortgage loans
INSURANCE ON THE NOTES                  have loan-to-value ratios greater than
                                        [ ]%. None of the mortgage loans are
                                        covered by a primary mortgage insurance
                                        policy. If borrowers default on their
                                        mortgage loans, there is a greater
                                        likelihood of losses than if the loans
                                        were insured. We cannot assure you that
                                        the applicable credit enhancement will
                                        be adequate to cover those losses.

                                        SEE "DESCRIPTION OF THE NOTES" IN THIS
                                        PROSPECTUS SUPPLEMENT.]

REAL ESTATE MARKET MAY AFFECT           A decline in the real estate values or
PERFORMANCE OF MORTGAGE LOANS           in economic conditions generally could
                                        increase the rates of delinquencies,
                                        foreclosures and losses on the mortgage
                                        loans to a level that is significantly
                                        higher than those experienced currently;
                                        and no assurance can be given that
                                        values of the properties securing the
                                        mortgage loans will not decline since
                                        the date of origination of the mortgage
                                        loan. If the credit enhancement
                                        described in this prospectus supplement
                                        is not enough to protect your notes from these losses, the yield on your notes may be reduced.

[EARLY PRINCIPAL PAYMENT FROM CASH      If the cash in the pre-funding account
REMAINING IN PRE-FUNDING ACCOUNT        on the closing date is not used to
                                        acquire additional mortgage loans by
                                        [ ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.] If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [ ]. We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

YOU WILL NOT RECEIVE PHYSICAL           Your ownership of the notes will be
NOTES, WHICH CAN CAUSE DELAYS IN        registered electronically with DTC. The
DISTRIBUTIONS AND HAMPER YOUR ABILITY   lack of physical notes could:
TO PLEDGE OR RESELL YOUR NOTES
                                        o    result in payment delays on the
                                             notes because the indenture trustee
                                             will be sending distributions on
                                             the notes to DTC instead of
                                             directly to you;

                                        o    make it difficult for you to pledge
                                             your notes if physical notes are
                                             required by the party demanding the
                                             pledge; and

                                        o    could hinder your ability to resell
                                             the notes because some investors
                                             may be unwilling to buy notes that
                                             are not in physical form.

                                        SEE "DESCRIPTION OF THE NOTES --
                                        BOOK-ENTRY REGISTRATION" IN THIS
                                        PROSPECTUS SUPPLEMENT.

POTENTIAL DISRUPTION OF COMPUTER        The transition from the year 1999 to the
SYSTEMS                                 year 2000 may interfere with the ability
                                        of computer systems used by the
                                        servicer, the indenture trustee, the
                                        note registrar, The Depository Trust
                                        Company and other parties to process
                                        information, unless modifications to
                                        those systems are completed in time.
                                        This could disrupt collection of
                                        payments on the mortgage loans and
                                        calculation and distribution of payments on the notes.

LIMITED ABILITY TO RESELL NOTES         The underwriter is not required to
                                        assist in resales of the notes, although it may do so. A secondary market for the notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The certificates will not be listed on any securities exchange.

             [Additional risk factors to be provided as applicable.]

                            DESCRIPTION OF THE TRUST

GENERAL

     ACE Securities Corp. [ ] Trust [ ] (the "Trust" or the "Issuer") will be a [statutory business trust] [common law trust] formed under the laws of [ ] pursuant to an amended and restated Trust Agreement (the "Trust Agreement") dated as of [ ] (the "Cut-off Date") between ACE Securities Corp. as depositor (the "Depositor") and [ ] as owner trustee (the "Owner Trustee"), for the transactions described in this prospectus supplement. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined in this prospectus supplement) and the other assets of the Trust and proceeds from the Mortgage Loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.

     On or about [ ] (the "Closing Date"), the Trust will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the "Sale and Servicing Agreement") dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [ ], as indenture trustee (the "Indenture Trustee").

     The Trust's principal offices are located in [ ].

THE OWNER TRUSTEE

     [ ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. [ ] is a [ ] banking corporation and its principal offices are located at [ ]. The compensation of the Owner Trustee will be paid by [ ].

THE RESIDUAL CERTIFICATE

     The equity interest in the Trust will be represented by a residual interest certificate (the "Residual Certificate").

     The holder of the Residual Certificate (the "Residual Certificateholder," and together with the Noteholders (as defined in this prospectus supplement), the "Securityholders") will be entitled to receive [to be described as applicable].

                            DESCRIPTION OF THE NOTES

GENERAL

     The Trust will issue the Class [ ] Notes (the "Notes") pursuant to an Indenture dated as of the Cut-off Date (the "Indenture") between the Issuer and the Indenture Trustee. The Trust will also issue the Residual Certificate pursuant to the Trust Agreement. The Notes and the Residual Certificate are referred to in this prospectus supplement as the "Securities." Only the Notes are offered by this prospectus supplement. The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

     The "Trust Estate" will consist primarily of [describe as applicable].

     The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the "Original Class Principal Amount"). The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the "Class Principal Amount." The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement. The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" in this prospectus supplement.

     Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [ ] (each, a "Distribution Date"), to holders of Notes ("Noteholders") of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

     o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

     Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder's address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder's expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement). See "-- The Indenture Trustee" in this prospectus supplement.

[PRE-FUNDING ACCOUNT

     On the Closing Date approximately $[ ] (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by [ ]. During the period (the "Pre-Funding Period") from [ ] until [ ], the Pre-Funding Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Trust in accordance with the [Sale and Servicing Agreement]. During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

     Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

BOOK-ENTRY REGISTRATION

     GENERAL. The Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") in the United States [, or through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe] and through [its/their] participating organizations (each, a "Participant"). The Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

     Each Class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC. ACE Securities Corp. (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Note"), except as set forth below under "-- Definitive Notes" and in the prospectus under "Description of the Securities -- Book-Entry Registration and Definitive Securities -- Definitive Securities."

     Unless and until Definitive Notes are issued, it is anticipated that:

     o the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

     o Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

     o while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     None of the Depositor, German American Capital Corporation ("GACC'), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Some of the computer applications and systems that DTC uses for processing dates ("Systems") based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter problems related to the Systems' use of only two digits to calculate calendar dates ("Year 2000 Problems"). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). DTC has advised the Depositor that it is attempting to determine the extent of the efforts of its vendors to deal with Year 2000 Problems as they relate to the provision of these services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the prospectus".

     DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under " Description of the Securities -- Book-Entry Registration and Definitive Securities -- Definitive Securities." Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

PAYMENTS

     Payments on the Notes on each Distribution Date will be made from the Available Collection Amount. The Available Collection Amount will be determined as [to be provided as applicable.]

     o With respect to each Distribution Date, the "Due Period" is the calendar month immediately before that Distribution Date.

     PAYMENTS OF INTEREST. Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the "Interest Rate") and will be payable to Noteholders on each Distribution Date, starting in [ ]. [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust when it is first entitled to do so, as described under "--Optional Redemption" in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]] See "-- Optional Redemption" in this prospectus supplement. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     o The "Accrual Period" for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

     Payments of interest on the Notes will be made from [to be provided as applicable].

     PAYMENTS OF PRINCIPAL. Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

     o The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of [to be provided as applicable].

PAYMENT PRIORITIES

     On each Distribution Date, the Available Funds will be applied in the following order of priority:

     [to be provided as applicable.]

OVERCOLLATERALIZATION

     On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[ ]. The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections. To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

     o The "Net Mortgage Loan Rate" for any Mortgage Loan equals [to be provided as applicable].

MATURITY DATE

     The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [ ] (the "Maturity Date"). See "--Rights of Noteholders Upon Occurrence of an Event of Default" below. The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

REPORTS TO NOTEHOLDERS

     On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

     o    the amount of principal distributed on that date to Noteholders;

     o    the amount of interest distributed on that date to Noteholders;

     o the amount of any outstanding Noteholders' Interest Carryforward Amount for the Notes after distributions on that date;

     o the Class Principal Amount of the Notes after distributions on that date;

     o    the amount of the Servicing Fees paid with respect to that date;

     o    the Total Loan Balance as of the related Distribution Date;

     o the number and total Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

     o    any amount distributed to the holder of the Residual Certificate; and

     o other information to the extent provided in the Sale and Servicing Agreement.

OPTIONAL REDEMPTION

     On any Distribution Date after the date on which the Total Loan Balance is less than [ ]% of the Cut-off Date Balance, [ ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Trust for the Termination Price. If [ ] does not exercise that option, [ ] will then have the same purchase option. If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (this event, an "Optional Redemption").

     If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under "-- Payments of Interest" in this prospectus supplement.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

     Under the Indenture, a failure to pay the full amount of the Noteholders' Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an "Event of Default").

     Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [ ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture. These remedies include [to be provided as applicable]. See "Description of the Agreements -- Material Terms of the Indenture" in the prospectus.

THE INDENTURE TRUSTEE

     [ ], a [ ], will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee]. The Indenture Trustee's "Corporate Trust Office" is located at [ ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

                              [THE INSURANCE POLICY

     The following information has been provided by [ ] (the "Insurer") for inclusion in this prospectus supplement. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

     The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

THE INSURER

     [To be provided as applicable.]

INSURER FINANCIAL INFORMATION

     [To be provided as applicable.]

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

     [To be provided as applicable.]

YEAR 2000 READINESS DISCLOSURE

     [To be provided as applicable.]

FINANCIAL STRENGTH RATINGS OF THE INSURER

     [To be provided as applicable.]

THE INSURANCE POLICY

     [To be provided as applicable.]]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of approximately [ ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[ ] (the "Cut-off Date Balance"). The Mortgage Loans are secured by [to be provided as applicable] ("Mortgages"). All of the Mortgage Loans will be [description of Mortgage Loans.]

     Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

     o    [to be provided as applicable].

     For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Originator -- Underwriting Criteria" in this prospectus supplement.

     The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under "Description of the Transfer and Servicing Agreements -- Servicing" in this prospectus supplement.

PAYMENTS ON THE MORTGAGE LOANS

     [To be provided as applicable.]

CHARACTERISTICS OF THE MORTGAGE LOANS

     The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

     Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

     Approximately [ ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

     The Mortgage Loan Rates of the Mortgage Loans range from approximately [ ]% annually to [ ]% annually. The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [ ]% annually.

     The Principal Balances of the Mortgage Loans range from approximately $[ ] to $[ ]. The Mortgage Loans have an average Principal Balance of approximately $[ ].

     The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [ ]%.

     No more than approximately [ ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

     The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
      RANGE OF              NUMBER OF             TOTAL            BY TOTAL
PRINCIPAL BALANCES ($)    MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------------    --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%

     The average Cut-off Date Principal Balance is approximately $ .


                              LOAN-TO-VALUE RATIOS

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
   RANGE OF ORIGINAL        NUMBER OF             TOTAL            BY TOTAL
LOAN-TO-VALUE RATIOS (%)  MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
------------------------  --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%

     The weighted average original Loan-to-Value Ratio is approximately %.


                                 MORTGAGE RATES

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
    RANGE OF                NUMBER OF             TOTAL            BY TOTAL
MORTGAGE RATES(%)         MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
-----------------         --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%

__________
*    Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

     The weighted average Mortgage Rate is approximately   % per annum.


                                   LOAN TYPES

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                            NUMBER OF             TOTAL            BY TOTAL
     LOAN TYPE            MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
     ---------            --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%


                           ORIGINAL TERMS TO MATURITY

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
    RANGE OF                NUMBER OF             TOTAL            BY TOTAL
MATURITIES (MONTHS)       MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
-------------------       --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%

     The weighted average original term to maturity is approximately    months.


                           REMAINING TERMS TO MATURITY

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
REMIANING TERM TO           NUMBER OF             TOTAL            BY TOTAL
MATURITY (MONTHS)         MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
-----------------         --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%

     The weighted average remaining term to maturity of the fully amortizing
Mortgage Loans is approximately    months.


                             GEOGRAPHIC DISTRIBUTION

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                            NUMBER OF             TOTAL            BY TOTAL
     STATE                MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
     -----                --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%


                                 PROPERTY TYPES

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                            NUMBER OF             TOTAL            BY TOTAL
     PROPERTY TYPE        MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
     -------------        --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%


                                  LOAN PURPOSES

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                            NUMBER OF             TOTAL            BY TOTAL
     LOAN PURPOSE         MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
     ------------         --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%


                                OCCUPANCY STATUS

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                            NUMBER OF             TOTAL            BY TOTAL
OCCUPANCY STATUS          MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
----------------          --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%


                               DOCUMENTATION TYPES

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
   DOCUMENTATION            NUMBER OF             TOTAL            BY TOTAL
       TYPE               MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
   -------------          --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%


                                  CREDIT GRADES

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
                            NUMBER OF             TOTAL            BY TOTAL
     CREDIT GRADE         MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
     ------------         --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%


                              PREPAYMENT PENALTIES

                                                                PERCENTAGE OF
                                                                MORTGAGE LOANS
     PREPAYMENT             NUMBER OF             TOTAL            BY TOTAL
      PENALTY             MORTGAGE LOANS    PRINCIPAL BALANCE  PRINCIPAL BALANCE
     ----------           --------------    -----------------  -----------------
                                            $                             %




                          --------------    -----------------  -----------------
     Total............                      $                       100.00%


[SUBSEQUENT MORTGAGE LOANS

     The obligation of the Trust to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on [any] date, as specified in the [Sale and Servicing Agreement] (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable]. These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

     The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time. It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]


                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the "SEC") within fifteen days after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.


                                 THE ORIGINATOR

GENERAL

     [Describe the Originator.]

UNDERWRITING CRITERIA

     The information contained in this prospectus supplement regarding the Originator's underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly. As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

     [Describe Originator's underwriting guidelines.]

                                  THE SERVICER

     The following information has been provided by the Servicer. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

GENERAL

     [ ] (the "Servicer") will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

     [Description of the servicer.]

YEAR 2000 COMPLIANCE

     [To be provided as applicable.]

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

     The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings "Description of the Agreements" in the prospectus.

SALE AND ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, GACC will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust. The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor. The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Mortgage Loan Schedule").

     [In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the "Custodian") the following documents (together, with respect to each Mortgage Loan, a "Mortgage Loan File"):

     o the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

     o any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

     o an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

     o    any intervening assignments of the Mortgage.]

     Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee's interest in the Mortgage Loans against the claims of creditors of GACC or subsequent purchasers. In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment. The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office. The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

     Under the terms of the agreement (the "Mortgage Loan Sale Agreement") pursuant to which the Depositor will purchase the Mortgage Loans from GACC, and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and GACC as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective. If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, GACC will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the "Repurchase Price") or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

     GACC will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Representations and Warranties; Repurchases." The Depositor's rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, GACC will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

     No assurance can be given that, at any particular time, GACC will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

TRUST FEES AND EXPENSES

     The Servicer is entitled to the Servicing Fee and reimbursement for specific expenses as described under "-- Servicing Compensation and Payment of Expenses" below. The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by [ ].

VOTING RIGHTS

     Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

GENERAL SERVICING PROVISIONS

     The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

     [Describe servicing provisions as applicable.]

NO DELINQUENCY ADVANCES

     In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

SERVICING ADVANCES

     The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement. Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds. Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under "Description of the Notes -- Payment Priorities."

INSURANCE COVERAGE

     The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated at [ ]% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan. The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

SUBSERVICING

     The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers ("Subservicers") as provided under the Sale and Servicing Agreement. If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

RESIGNATION OR REMOVAL OF THE SERVICER

     The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [ ], unless the Servicer delivers to [ ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

     If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer. [Events of default include:

     o failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

     o failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

     o failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

     o failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

     o failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

     o failure by the Servicer to maintain a minimum net worth of $25,000,000;

     o    insolvency of the Servicer; and

     o    other events specified in the Sale and Servicing Agreement.]

     [If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement. The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

COLLECTION ACCOUNT, NOTE DISTRIBUTION ACCOUNT AND CERTIFICATE DISTRIBUTION
ACCOUNT

     The Servicer is required to deposit in a segregated account (the "Collection Account") within [ ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

     Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [ ]. Any net losses on these investments will be paid by [ ].

     The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the "Certificate Distribution Account").

     On the [ ] day of each month, or if the [ ] day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under "Description of the Notes -- Payment Priorities" in this prospectus supplement. Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation. Any net losses on these investments will be paid by the Indenture Trustee.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

     The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

     The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by GACC and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

     The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation. Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) Noteholders evidencing not less than [ ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings. See "Description of the Notes -- Rights of Noteholders Upon Occurrence of Event of Default" in this prospectus supplement.


                              YIELD CONSIDERATIONS

GENERAL

     The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans. Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law. In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured. In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

     Approximately [ ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans. A prepayment premium may be waived by the Servicer under some circumstances. The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

     In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Any resulting Realized Losses could affect the rate of payment of principal no the Notes. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

     In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

     The Depositor and GACC make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

     Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

     The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes. Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "Description of the Mortgage Pool" in this prospectus supplement. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

     The yields to investors in the Notes may be affected by the exercise by [ ] of its right to purchase the Mortgage Loans, as described under "Description of the Notes -- Optional Redemption" in this prospectus supplement, or the failure of [ ] to exercise that right.

     If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

     The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [ ] day (or later) of the month following the Accrual Period.

OVERCOLLATERALIZATION

     [Describe as applicable.]

MATURITY DATE

     The Maturity Date of the Notes is as set forth under "Description of the Notes -- Maturity Date" in this prospectus supplement. The Maturity Date of the Notes was determined by [to be provided as applicable]. The actual maturity of the Notes may be significantly earlier than the Maturity Date.

WEIGHTED AVERAGE LIFE

     The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of GACC or the Depositor) and [to be provided as applicable].

     Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable]. [ ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans. Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [ ] model.

     [The following table was prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

     o the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

     o each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [ ];

     o principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the Mortgage Loan;

     o prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

     o    there are no defaults or delinquencies on the Mortgage Loans;

     o Distribution Dates occur on the [ ] day of each month, starting in [ ];

     o    there are no re-purchases or substitutions of the Mortgage Loans;

     o    the Notes are issued on [ ]; and

     o the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

                                      HOME           NET HOME         REMAINING
    HOME                              LOAN             LOAN            TERM TO
    LOAN          PRINCIPAL         INTEREST         INTEREST          MATURITY
   NUMBER          BALANCE            RATE             RATE          (IN MONTHS)
   ------         ---------         --------         --------        -----------



     The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

     The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.

              PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF THE NOTES
                 OUTSTANDING AT THE FOLLOWING [PREPAYMENT RATES]

                                                    Class [ ]
                                 -----------------------------------------------
DISTRIBUTION DATE                 [ ]%   [ ]%   [ ]%   [ ]%   [ ]%   [ ]%   [ ]%
-----------------                -----  -----  -----  -----  -----  -----  -----
Initial Percentage..............  100    100    100    100    100    100    100








Weighted Average
  Life in Years
    With Optional Redemption....
    Without Optional Redemption.
__________
* Based upon the assumption that [ ] does not exercise its option to repurchase the Mortgage Loans as described under "Description of the Notes -- Optional Redemption" in this prospectus supplement.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     [In the opinion of Stroock & Stroock & Lavan LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable mortgage pool. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Material Federal Income Tax Considerations" in the prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.]

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     [To be provided as applicable.]


                         STATE INCOME TAX CONSIDERATIONS

     In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.


                              ERISA CONSIDERATIONS

     [Except as described below, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the prospectus.

     The Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to the Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan assets, for a fee and pursuant to an agreement or understanding that this advice (1) will serve as a primary basis for investment decisions with respect to the Plan assets and (2) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan.]


                         LEGAL INVESTMENT CONSIDERATIONS

     [The Notes will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may [not] be legally authorized to invest in the Notes.]

     There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

     See "Legal Investment Considerations" in the prospectus.


                                 USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from GACC in a privately negotiated transaction.


                                  UNDERWRITING

     [Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, GACC and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

     The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement. After the initial public offering of the Notes, the public offering price may be changed. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

     Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[ ].

     The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so. There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

     [ ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

     The Underwriter is an affiliate of GACC and performs management services for the Depositor. The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and GACC in the ordinary course of business.


                                     EXPERTS

     [To be provided as applicable].


                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by [Stroock & Stroock & Lavan LLP, New York, New York].


                                     RATINGS

     It is a condition to the issuance of the Notes that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency]. [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the "Rating Agencies."

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

     The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

     The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

                            GLOSSARY OF DEFINED TERMS

     [To be provided.]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in some limited circumstances, the globally offered ACE Securities Corp. [ ] Asset Backed Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      $[ ]
                                  (APPROXIMATE)

                              ACE SECURITIES CORP.

                                  [ ] TRUST [ ]

                               ASSET BACKED NOTES




                                       [ ]
                                    SERVICER




                            -------------------------
                              PROSPECTUS SUPPLEMENT
                            -------------------------



                            DEUTSCHE BANC ALEX. BROWN

                        SUBJECT TO COMPLETION, [ ], 2000

                                   PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                              ACE SECURITIES CORP.,
                                    DEPOSITOR

THE TRUST FUNDS:

     Each trust fund will be established to hold assets transferred to it by Ace Securities Corp. The assets in each trust fund will generally consist of one or more of the following:

     o    mortgage loans secured by one- to four-family residential properties;

     o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

     o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

     The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

     Ace Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [ ] , 2000.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

     o single family mortgage loans, which may include Home Equity Loans and Land Sale Contracts (each as defined in this prospectus);

     o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

     o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

     o a combination of mortgage loans, Agency Securities and/or Mortgage Securities.

     The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

     The Assets included in the trust fund for your series may be subject to various types of payment provisions:

     o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

     o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

     o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

     o    "Increasing Payment Assets," as described below;

     o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

     o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

     o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

     o "Step-up Rate Assets" which provide for interest rates that increase over time;

     o    "Balloon Payment Assets;"

     o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

     o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

     An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

     The Securities (as defined in this prospectus) will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

     GENERAL

     Each mortgage loan will generally be secured by a lien on a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property"). Single Family Properties are sometimes referred to in this prospectus as "Mortgaged Properties." The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

     The Mortgaged Properties may also include:

     o    Apartments owned by cooperative housing corporations ("Cooperatives");
          and

     o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

     The mortgage loans may include:

     o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans"); and

     o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

     The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

     LOAN-TO-VALUE RATIO

     The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

     Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

     o    the type of property securing the mortgage loans;

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

     o    the range of maturity dates of the mortgage loans;

     o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the Mortgaged Properties are located;

     o information regarding the prepayment provisions, if any, of the mortgage loans;

     o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

     o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

     o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

     o    the material underwriting standards used for the mortgage loans.

     If specific information respecting the mortgage loans is unknown to the depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Securities at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement.

     The prospectus supplement will specify whether the mortgage loans include Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Securities are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

     REVOLVING CREDIT LINE LOANS

     As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

AGENCY SECURITIES

     The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

     GINNIE MAE

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GINNIE MAE CERTIFICATES

     Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

     Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

     The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

     FANNIE MAE

     Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FANNIE MAE CERTIFICATES

     Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

     The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     FREDDIE MAC

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES

     Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

     Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

          (1) foreclosure sale;

          (2) payment of the claim by any mortgage insurer; and

          (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

     In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Securities. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     STRIPPED AGENCY SECURITIES

     The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

     The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans or Agency Securities, or collateralized obligations secured by mortgage loans or Agency Securities. The Mortgage Securities will have been

          (1) issued by an entity other than the depositor or its affiliates;

          (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

          (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.


     Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Securities offered under this prospectus.

     The prospectus supplement for Securities of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans" include the mortgage loans underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

     FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

     Mortgage loans that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price - and the trust fund for the related series of Securities will be obligated to purchase - additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Securities having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

     Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

     Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

     Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Securities of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Securities. See "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Securities. The depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

     GENERAL

     The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Securities or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

     If specified in the prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Securities may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

     In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Securities, the effect on yield on one or more classes of the Securities of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

     The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

     The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the prospectus supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Securities is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of these Securities may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or Contract Rates and maturities of the mortgage loans comprising or underlying those Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the Assets.

     The prospectus supplement for each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any mortgage loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF ASSET

     If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Securities and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any of these mortgage loans may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

     The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life of those Securities and may adversely affect yield to holders of those Securities, depending on the price at which those Securities were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of those Securities will be reduced and may adversely affect yield to holders of those Securities, depending on the price at which those Securities were purchased.

     As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional mortgage loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

     The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time the Securities are issued. Any similar feature applicable to any Securities may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Securities.

     TERMINATION

     If specified in the prospectus supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Securities of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

     DEFAULTS

     The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     FORECLOSURES

     The number of foreclosures or repossessions and the principal amount of the mortgage loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the Assets and that of the related series of Securities.

     REFINANCING

     At the request of a borrower, the servicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

     DUE-ON-SALE CLAUSES

     Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

     For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

     ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

     All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. If a series of Securities includes Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), the Notes will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Securities will consist of one or more classes of Securities that may:

     o provide for the accrual of interest on the series of Securities based on fixed, variable or adjustable rates;

     o be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of distributions on the Securities;

     o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

     o provide for distributions of accrued interest on the series of Securities which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Securities of that series (collectively, "Accrual Securities");

     o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

     o provide for distributions based on a combination of two or more components of the Securities with one or more of the characteristics described in this paragraph including a Strip Security component.

     If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Securities.

     Each class of Securities offered by this prospectus and the related prospectus supplement (the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Securities may be registered and those Securities may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Securities on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Securities in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

               (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                    (a) all scheduled payments of principal and interest
               collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period " for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                    (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                    (c) all amounts in the Collection Account that are due or
               reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                    (d) all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

          (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

          (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

          (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

     As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

     The prospectus supplement for a series of Securities will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

     Distributions of interest on the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

     For each class of Securities and each Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Securities immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

     o to the extent of distributions of principal on that Security from time to time and

     o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

     The outstanding Security Balance of a Security:

     o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

     o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

     If specified in the prospectus supplement, the initial total Security Balance of all classes of Securities of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

     If specified in the related prospectus supplement, the trust fund may issue securities from time to time and use the proceeds of thsi issuance to make principal payments with respect to a series.

REVOLVING PERIOD

     The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent mortgage loans or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Securities. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Securities entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Securities will describe the entitlement, if any, of a class of Securities whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Securities has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

     If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Securities of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Securities to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Securities. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Securities of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:


          (1) the amount of that distribution to holders of Securities of that class applied to reduce the Security Balance of the Securities;

          (2) the amount of that distribution to holders of Securities of that class allocable to Accrued Security Interest;

          (3) the amount of that distribution allocable to Prepayment Premiums;

          (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

          (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

          (6) the total principal balance of the Assets at the close of business on that Distribution Date;

          (7) the number and total principal balance of mortgage loans in respect of which

               (a) one scheduled payment is delinquent,

               (b) two scheduled payments are delinquent,

               (c) three or more scheduled payments are delinquent and

               (d) foreclosure proceedings have begun;

          (8) for any mortgage loan liquidated during the related Due Period,
     (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and
     (b) the amount of any loss to securityholders;

          (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan and included in the trust fund as of the end of the related Due Period, the date of acquisition;

          (10) for each REO Property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period,

               (a) the book value,

               (b) the principal balance of the related mortgage loan immediately following that Distribution Date (calculated as if that mortgage loan were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

               (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

               (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

          (11) for any REO Property sold during the related Due Period

               (a) the total amount of sale proceeds,

               (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan and

               (c) the amount of any loss to securityholders in respect of the related mortgage loan;

          (12) the total Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

          (13) the total amount of principal prepayments made during the related Due Period;

          (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

          (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

          (16) the total unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on that Distribution Date;

          (17) in the case of Securities with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

          (18) in the case of Securities with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

          (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

          (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

          (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (22) the total amount of payments by the borrowers of

               (a) default interest,

               (b) late charges and

               (c) assumption and modification fees collected during the related Due Period.

     Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Securities will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If specified in the prospectus supplement, a series of Securities may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Securities (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Securities may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

     Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     GENERAL

     If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

     No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

     Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     CLEARSTREAM LUXEMBOURG

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

     Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     EUROCLEAR

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

     Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

     BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in this prospectus and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Securities held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     DEFINITIVE SECURITIES

     Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only

     (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor,

     (2) if the depositor, at its option, elects to end the book-entry system through DTC or

     (3) in accordance with any other provisions described in the prospectus supplement.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC SECURITIES, FASIT SECURITIES, GRANTOR TRUST SECURITIES

     Securities representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined in this prospectus), or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

     SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

     Securities that are partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

     A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

     GENERAL

     The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Securities will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Securities to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Securities of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Securities without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention:
Elizabeth S. Eldridge.

     The servicer or master servicer and the trustee for any series of Securities will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

     ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Securities, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Securities to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

          (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          (2) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

     For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

     The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

     This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

     Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

     Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

     o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan;

     o    the authority of the Warranting Party to sell the Asset;

     o    the payment status of the Asset;

     o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     o the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

     Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Securities evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

     Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Securities, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

     Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

     A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Securities evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

     COLLECTION ACCOUNT AND RELATED ACCOUNTS

     GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

     o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

     o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Securities of that series.

     Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

     DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

          (1) all payments on account of principal, including principal prepayments, on the Assets;

          (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

          (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

          (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Securities as described under "Description of Credit Support;"

          (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

          (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

          (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

          (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

          (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

          (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

          (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

     WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

          (1) to make distributions to the securityholders on each Distribution Date;

          (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

          (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

          (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

          (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

          (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

          (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

          (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

          (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

          (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

          (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

          (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

          (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

          (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

          (17) to make any other withdrawals permitted by the related Agreement; and

          (18) to clear and terminate the Collection Account at the termination of the trust fund.

     OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

     The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

     COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

     (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

     (2)  applicable law and

     (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

     Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

     The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

     REALIZATION UPON DEFAULTED ASSETS

     Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

     Any Agreement relating to a trust fund that includes mortgage loans may grant to the servicer and/or the holder or holders of some classes of Securities a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

     If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on that mortgage loan has occurred or, in the servicer's judgment, is imminent.

     If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

     If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

     As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

     If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

     HAZARD INSURANCE POLICIES

     MORTGAGE LOANS. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

     The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

     Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

     FHA INSURANCE AND VA GUARANTEES

     FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

     Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

     DUE-ON-SALE CLAUSES

     The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

     o adversely affect or jeopardize coverage under any applicable insurance policy or

     o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

     The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

     RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     The servicer's primary servicing compensation for a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Securities evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

     The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

     EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets that include mortgage loans, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

     The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

     o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

     o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

     o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that that indemnification will not extend to any loss, liability or expense

          (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

          (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

          (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

          (4) incurred in connection with any violation of any state or federal securities law; or

          (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

     SPECIAL SERVICERS

     If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

     EVENTS OF DEFAULT UNDER THE AGREEMENT

     Events of default under the related Agreement will generally include:

     o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

     o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Securities evidencing not less than 25% of the voting rights for that series; and

     o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

     RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

     So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Securities evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

     The holders of Securities representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Securities affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

     No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

     The manner of determining the voting rights of a Security or class or classes of Securities will be specified in the Agreement.

     AMENDMENT

     In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

          (1) cure any ambiguity or mistake;

          (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

          (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

          (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Securities of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Securities.

     In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Securities as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Securities are outstanding.

     THE TRUSTEE

     The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

     DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

     CERTAIN MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

          (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

          (2) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

          (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

          (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

     GENERAl

     The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211,
Attention: Elizabeth S. Eldridge.

     EVENTS OF DEFAULT

     Events of default under the indenture for each series of Notes will generally include:

     o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

     o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

     o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

     o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

     o any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

          (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

          (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

          (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

     If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

     If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

     To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

     DISCHARGE OF INDENTURE

     The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

     With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

     THE INDENTURE TRUSTEE

     The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

     The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Securities, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

     o    the subordination of one or more classes of Securities;

     o    letters of credit;

     o    insurance policies;

     o    guarantees;

     o    the establishment of one or more reserve funds; or

     o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

     Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Securities (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

     If credit support is provided for one or more classes of Securities of a series, or the related Assets, the prospectus supplement will include a description of

     (a)  the nature and amount of coverage under that credit support,

     (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

     (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

     (d)  the material provisions relating to that credit support.

Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

     (1)  a brief description of its principal business activities,

     (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

     One or more classes of Securities of a series may be Subordinate Securities if specified in the prospectus supplement. The rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Securities. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of mortgage loans before distributions on Subordinate Securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

     If specified in the prospectus supplement for a series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

     Alternative credit support for a series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Securities will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement relating to a series of Securities, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

     Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Securities will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Securities of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of Securities, deficiencies in amounts otherwise payable on those Securities or specific classes of Securities will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Securities.

     Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

     If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Securities. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

     In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

     In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

     In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

     In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

     RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. For a series of Securities for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

     COOPERATIVE LOANS

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreeement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

     YEAR 2000 LEGISLATION

     In July 1999, a new federal law was passed to limit liability for losses due to year 2000 computer-related errors. This law will, among other things, protect borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in inability to accurately or timely process their mortgage payments.

     This law is not intended to extinguish or otherwise affect a borrower's payment obligations but will instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this law must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This law will not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. This law will also not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

     This law could delay the ability of a servicer to foreclose on some mortgage loans during the first quarter of the year 2000. These delays could affect the distributions on your Securities.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

     If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

     Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

     Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

DUE-ON-SALE CLAUSES

     The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under some state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if those loans are paid before maturity. For Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed for many of the mortgage loans. The absence of a restraint on prepayment, particularly for fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of those loans.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

     o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

     o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

     o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Securities only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion represents the opinion of Stroock & Stroock & Lavan LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities offered under this prospectus. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

     In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered under this prospectus.

     The following discussion addresses securities of five general types:

     o REMIC Securities representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the " ") of the Code;

     o securities ("FASIT Securities") representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

     o securities ("Grantor Trust Securities") representing interests in a trust fund (a "Grantor Trust Fund") as to which no election will be made;

     o securities ("Partnership Securities") representing interests in a trust fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes; and

     o securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

         The prospectus supplement for each series of Securities will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and "ownership interests" in the FASIT. For purposes of this tax discussion,

     (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

     (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and

     (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts. Except to the extent specified in the prospectus supplement, no REMIC election will be made for Unsecured Home Improvement Loans.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under the Code (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations issued under the Code (the "REMIC Regulations"), and in part upon the FASIT Provisions. Although the FASIT Provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

     TAXABLE MORTGAGE POOLS

     Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined in this prospectus) will be considered a Taxable Mortgage Pool if

     (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages,"

     (2) that entity is the borrower under debt obligations with two or more maturities, and

     (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

     CLASSIFICATION OF REMICS

     For each series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Stroock & Stroock & Lavan LLP, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code
Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

          (1) in exchange for any qualified mortgage within a three-month period thereafter; or

          (2) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes:

          (1) a mortgage in default or as to which default is reasonably foreseeable;

          (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (3) a mortgage that was fraudulently procured by the borrower; and

          (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata.

     o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

     o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

     An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Stroock & Stroock & Lavan LLP, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES

     In the opinion of Stroock & Stroock & Lavan LLP, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

     If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). No opinion is expressed as to the treatment of those Buydown Funds because the law is unclear as to whether the Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, in the opinion of Stroock & Stroock & Lavan LLP, the Regular Securities generally will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

     The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES

     For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     TAXATION OF OWNERS OF REGULAR SECURITIES

(1)  General

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

(2)  Original Issue Discount

     Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

     Each Regular Security (except to the extent described below for a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

     The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

          (1) the sum of:

               (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

               (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

          (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

               (1) the yield to maturity of the Regular Security at the issue date;

               (2) events (including actual prepayments) that have occurred before the end of the accrual period; and

               (3) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the trustee will determine the yield to maturity of that Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount for the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining Security of that Class will be adjusted by reducing the present value of the remaining payments on that Class and the adjusted issue price of that Class to the extent attributable to the portion of the unpaid principal balance that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

(3)  Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)  Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of

     (a)  one or more "qualified floating rates,"

     (b)  a single fixed rate and one or more qualified floating rates,

     (c)  a single "objective rate," or

     (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (1) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or the product of that rate and a positive or a negative multiple (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount for a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat that variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class or a Class bearing interest at a rate equal to the weighted average of the net rates on the mortgage loans, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

(5)  Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

     As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of the Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)  Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and
(2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8)  Treatment of Losses

     Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that would be deductible only against future positive original issue discount or otherwise upon termination of the Class.

     Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)  Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

          (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

          (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

          (3) to the extent that the gain does not exceed the excess, if any, of
     (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security.

     In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

     TAXATION OF OWNERS OF RESIDUAL SECURITIES

(1)  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

          (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          (2) all bad loans will be deductible as business bad debts; and

          (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

     Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

          (1) it may not be offset by current or net operating loss deductions;

          (2) it will be considered unrelated business taxable income to tax-exempt entities; and

          (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in some respects, the recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)  Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)  Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except for Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have those rules apply only to taxable years beginning after August 20, 1996.

(5)  Tax-Related Restrictions on Transfer of Residual Securities

     DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     o "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard some transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

(6)  Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds that adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

     Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)  Mark to Market Regulations

     On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

     TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

(1)  Prohibited Transactions

     Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

          (1) the disposition of a qualified mortgages other than for

               (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

               (b) foreclosure, default, or imminent default of a qualified mortgage;

               (c) bankruptcy or insolvency of the REMIC Pool; or

               (d) a qualified (complete) liquidation;

          (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

          (3) the receipt of compensation for services; or

          (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

     (1)  during the three months following the Startup Day,

     (2)  made to a qualified reserve fund by a Residual Holder,

     (3)  in the nature of a guarantee,

     (4)  made to facilitate a qualified liquidation or clean-up call, and

     (5)  as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)  Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)  Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)  Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)  Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

     In general, the allocable portion will be determined based on the ratio that a REMIC securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Interest Rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

     TAXATION OF CERTAIN FOREIGN INVESTORS

(1)  Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The Internal Revenue Service recently issued final regulations (the "New Regulations") that would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide specific information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

(2)  Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)  Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Holder complies with specific reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or that Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

(4)  Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 for a particular series of Regular Securities. Holders through nominees must request the information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to those holders. Furthermore, under these regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

     Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

     Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

FASITS

     CLASSIFICATION OF FASITS

     For each series of FASIT Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Stroock & Stroock & Lavan LLP, the related trust fund (or each applicable portion of the trust fund) will qualify as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT regular securities (the "FASIT Regular Securities") and the ownership interest security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if

          (1) a FASIT election is in effect;

          (2) tests concerning

               (a) the composition of the FASIT's assets and

               (b) the nature of the securityholders' interests in the FASIT are met on a continuing basis; and

          (3) the trust fund is not a regulated investment company as defined in
     Section 851(a) of the Code.

A segregated pool of assets may also qualify as a FASIT.

(1)  Asset Composition

     In order for the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include:

          (1) cash or cash equivalents;

          (2) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in Section 860D of the Code (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate);

          (3) foreclosure property;

          (4) some hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests;

          (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments;

          (6) FASIT regular interests; and

          (7) REMIC regular interests.

     Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to that holder. A debt instrument is a permitted asset only if the instrument is indebtedness for federal income tax purposes, including regular interests in a REMIC or regular interests issued by another FASIT and it bears (1) fixed interest or (2) variable interest of a type that relates to qualified variable rate debt (as defined in Treasury regulations prescribed under section 860G(a)(1)(B)). Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the depositor had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

(2)  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet specific requirements. All of the interests in a FASIT must belong to either of the following:

          (1) one or more classes of regular interests or

          (2) a single class of ownership interest that is held by an Eligible Corporation (as defined in this prospectus).

     FASIT regular interests generally will be treated as debt for federal income tax purposes. FASIT ownership interests generally will not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each Series of securities will indicate which securities of the Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     A FASIT interest generally qualifies as a regular interest if:

          (1) it is designated as a regular interest;

          (2) it has a stated maturity no greater than thirty years;

          (3) it entitles its holder to a specified principal amount;

          (4) the issue price of the interest does not exceed 125% of its stated principal amount;

          (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%; and

          (6) if it pays interest, this interest is payable at either:

               (a) a fixed rate with respect to the principal amount of the regular interest or

               (b) a permissible variable rate with respect to the principal amount.

     Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally:

          (1) this interest is unconditionally payable at least annually;

          (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          (3) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4), or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause (6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest.

     See "--Taxation of Owners of FASIT Regular Securities," "--Taxation of Owners of High-Yield Interests" and "--Taxation of FASIT Ownership Securities" below.

(3)  Consequences of Disqualification

     If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that it's FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests in the FASIT for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, the regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     TAXATION OF OWNERS OF FASIT REGULAR SECURITIES

(1)  General

     Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from these Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2)  Original Issue Discount; Market Discount; Acquisition Premium

     FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on these Securities in the same manner described for REMIC Regular Securities. See "--REMICs - Taxation of Owners of Regular Securities" above.

(3)  Sale or Exchange

     If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "--REMICs--Taxation of Owners of Regular
Securities--Sale or Exchange of Regular Securities."

     TAXATION OF OWNERS OF HIGH-YIELD INTERESTS

(1)  General

     The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. High-yield interests are subject to special rules regarding the eligibility of holders of this interest, and the ability of these holders to offset income derived from their FASIT Security with losses.

     High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in securities who acquire interests such as inventory.

     o An "Eligible Corporation" is a taxable domestic C corporation that does not qualify as a regulated investment company, a real estate investment trust, a REMIC, or a cooperative.

     o A "Disqualified Holder" is any holder other than (1) an Eligible Corporation, or (2) a dealer who acquires FASIT debt for resale to customers in the ordinary course of business.

     If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to Disqualified Holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

(2)  Treatment of Losses

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Interest and that have the same features as high-yield interests.

     TAXATION OF FASIT OWNERSHIP SECURITY

(1)  General

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "--Taxation of Owners of High-Yield Interests" above.

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under Section 475 of the Code by the holder, then Section 475 of the Code will continue to apply to these securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT Provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semi-annually.

(2)  Prohibited Transaction

     The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

          (1) an asset that is not a permitted asset;

          (2) any disposition of an asset other than a permitted disposition;

          (3) any income attributable to loans originated by the FASIT; and

          (4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure).

A permitted disposition is any disposition of any permitted asset:

          (1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation);

          (2) incident to the foreclosure, default (or imminent default) on an asset of the asset;

          (3) incident to the bankruptcy or insolvency of the FASIT;

          (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT;

          (5) to facilitate a clean-up call;

          (6) to substitute a permitted debt instrument for another permitted debt instrument; or

          (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT.

Notwithstanding this rule, the holder of an Ownership Security may currently deduct its losses incurred in prohibited transactions in computing its taxable income for the year of the loss. A Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3)  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities. In addition, for purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "--REMICs" above.

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS

     For each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of Stroock & Stroock & Lavan LLP, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

STANDARD SECURITIES

     GENERAL

     Where there is no Retained Interest or "excess" servicing for the mortgage loans underlying the Securities of a series, and where these Securities are not designated as "Stripped Securities," the holder of each Security of that series (referred to in this prospectus as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with that securityholder's method of accounting. A securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to the Grantor Trust Fund.

     However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through pass-through entities, will be subject to limitations for some itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that those deductions, in total, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Securities, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Standard Securities with respect to interest at the Interest Rate or as discount income on the Standard Securities. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest for the mortgage loans underlying a series of Securities the transaction will be subject to the application of the "stripped bond" rules of the Code as described below under "--Stripped Securities." Where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped coupon" rules of the Code, as described below under "--Recharacterization of Servicing Fees."

     Holders of Standard Securities, particularly any class of a series that are Subordinate Securities, may incur losses of interest or principal with respect to the mortgage loans. Those losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

(1)  Tax Status

     For a series, in the opinion of Stroock & Stroock & Lavan LLP, a Standard Security owned by a:

     o    "domestic building and loan association" within the meaning of Code
          Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by the amount of the Buydown Mortgage Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, securityholders are urged to consult their own tax advisors concerning the effects of those arrangements on the characterization of the securityholder's investment for federal income tax purposes.

(2)  Premium and Discount

     The depositor recommends that securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a securityholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available for mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under some circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if those mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (i.e., points) will be includible by that holder.

     MARKET DISCOUNT. securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described in that section will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement.

(3)  Recharacterization of Servicing Fees

     If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of the Standard Securities. While securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, that recharacterization should not have any significant effect upon the timing or amount of income reported by a securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

(4)  Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its total adjusted basis in the mortgage loans and other assets represented by the Security. In general, the total adjusted basis will equal the securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported for the Standard Security and decreased by the amount of any losses previously reported for the Standard Security and the amount of any distributions (other than accrued interest) received on the Standard Security. Except as provided above with respect to market discount on any mortgage loans, and except for financial institutions subject to the provisions of Code Section 582(c), the gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of some non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same for both ordinary income and capital gains.

STRIPPED SECURITIES

     GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" for principal payments and "stripped coupons" for interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Stroock & Stroock & Lavan LLP, the Securities will be subject to those rules if:

     o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees" above); and

     o a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" for its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to securityholders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to those Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in some respects, particularly where Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Stroock & Stroock & Lavan LLP, (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations for Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be totaled and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the trustee make and report all computations described below using the approach described in this paragraph, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of that Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of that Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount for the Stripped Security was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. That market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule in that section, assuming that a prepayment assumption is employed in that computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the mortgage loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the mortgage loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any Stripped Security that is a Subordinate Security, may deduct losses incurred for the Stripped Security as described above under "--Standard Securities General."

     STATUS OF STRIPPED SECURITIES

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Stroock & Stroock & Lavan LLP, except for a trust fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation [ s ] . . . principally secured by an interest in real property which is . . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment. The application of those Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

     TAXATION OF STRIPPED SECURITIES

     ORIGINAL ISSUE DISCOUNT. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount for a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be before the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs-- Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security, and the stated redemption price at maturity will include the total amount of the payments to be made on the Stripped Security to that securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of that original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Security to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that these interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the securityholder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a securityholder other than an original securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes those Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATION. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the securityholder may be treated as the owner of

          (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan;

          (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

          (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to the mortgage loan.

Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that a Stripped Security, or Classes of Stripped Securities, represents the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each securityholder at any time during that year, information (prepared on the basis described above) necessary to enable the securityholder to prepare its federal income tax returns. This information will include the amount of original issue discount accrued on Securities held by persons other than securityholders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a securityholder, other than an original securityholder who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each Class of Stripped Securities except as set forth in the prospectus supplement. The trustee will also file the original issue discount information with the Internal Revenue Service. If a securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or any applicable lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the securityholder on the sale or exchange of that Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     For each series of Partnership Securities or Debt Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT
SECURITIES

     For federal income tax purposes, (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residual real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

     TAXATION OF DEBT SECURITYHOLDERS

     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Stroock & Stroock & Lavan LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of those Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

     TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

(1)  Treatment of the Partnership Trust Fund as a Partnership

     If specified in the prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in this prospectus.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have some features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. This characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

(2)  Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of:

          (1) the interest that accrues on the Partnership Securities in accordance with their terms for that Due Period, including interest accruing at the applicable Interest Rate for that Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

          (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

          (3) any other amounts of income payable to the securityholders for that Due Period.

     This allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay those taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization for each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to securityholders on a total basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the Internal Revenue Service were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

(3)  Discount and Premium

     It is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on a total basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.)

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include that discount in income currently as it accrues over the life of the mortgage loans or to offset that premium against interest income on the mortgage loans. As indicated above, a portion of that market discount income or premium deduction may be allocated to securityholders.

(4)  Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If that termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with specific technical requirements that might apply when the constructive termination occurs. As a result, the Partnership Trust Fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

(5)  Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to that Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single total adjusted tax basis in those Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of that total tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to those special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize a total amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the total cash distributions with respect to the Partnership Securities, that excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

(6)  Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of that Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

(7)  Section 731 Distributions

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder to the extent that the amount of any money distributed for that Security exceeds the adjusted basis of that securityholder's interest in the Security. To the extent that the amount of money distributed exceeds that securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

(8)  Section 754 Election

     If a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

(9)  Administrative Matters

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

     (a)  the name, address and identification number of that person,

     (b) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and

     (c) information on Partnership Securities that were held, bought or sold on behalf of that person throughout the year.

In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under some circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

(10) Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for those purposes, the Partnership Trust Fund will withhold as if it were so engaged to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8 to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund for taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld for the guaranteed payments.

(11) Backup Withholding

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the securityholder fails to comply with specific identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

CONSEQUENCES FOR PARTICULAR INVESTORS

     The federal tax discussions above may not be applicable depending on a securityholder's particular tax situation. The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, FASIT Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Securities offered under this prospectus.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose specific requirements on employee benefit plans and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans in connection with the investment of Plan assets. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have specified relationships to the Plan unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the mortgage loans, Agency Securities, Mortgage Securities and other assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both an equity interest and an undivided interest in each of the underlying assets of the entity, unless exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and employee benefit plans not subject to ERISA) is not "significant," both as defined in of these regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations
Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice for those assets for a fee, is a fiduciary of the investing Plan. If the mortgage loans, Agency Securities, Mortgage Securities and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code for the investing Plan. In addition, if the mortgage loans, Agency Securities, Mortgage Securities and other assets included in a trust fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL issued an individual exemption (the "Exemption"), to DBSI that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, particular transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, that (1) represent a beneficial ownership interest in the assets of a trust fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in a REMIC, provided that conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include

     (a)  DBSI,

     (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBSI, and

     (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief under the Exemption:

          (1) The acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

          (2) The Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series.

          (3) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch").

          (4) The trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the underwriter, the depositor, the trustee, the master servicer, any servicer, any insurer and any obligor on Assets constituting more than 5% of the total unamortized principal balance of the Assets in the related trust fund as of the date of initial issuance of the Securities.

          (5) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the Assets to the related trust fund must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection with the related Agreement.

          (6) The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     In addition, the trust fund must meet the following requirements:

     (1) the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (2) securities evidencing interests in those other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year before the Plan's acquisition of the securities; and

     (3) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Securities representing a beneficial ownership interest in Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with

          (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of that person;

          (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan; and

          (3) the holding of Securities by a Plan.

     Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the Plan's ownership of Securities.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those Securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets.

     In addition, affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to some Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts transactions involving bank collective investment funds, PTCE 95-60, which exempts transactions involving insurance company general accounts, or PTCE 96-23, which exempts transactions effected on behalf of a Plan by "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection with the Exemption. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered by the prospectus supplement. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of that investment.

     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that this investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

PRE-FUNDING ACCOUNTS

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to some mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows Assets supporting payments to securityholders, and having a value equal to no more than 25% of the total initial Security Balance of the related Securities, to be transferred to the trust fund within the Pre-Funding Period, instead of requiring that all the Assets be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

          (2) All Subsequent Assets must meet the same terms and conditions for eligibility as the original Assets used to create the trust fund, which terms and conditions have been approved by at least one rating agency.

          (3) The transfer of the Subsequent Assets to the trust fund during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the trust fund.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Assets in the trust fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Assets transferred to the trust fund on the Closing Date.

          (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Assets that were transferred to the trust fund,

          o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Assets transferred to the trust fund as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date (or earlier in some circumstances) if the Pre-Funding Account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to the Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in Permitted Investments.

          (8) The prospectus or prospectus supplement must describe:

               o the Pre-Funding Account and/or Capitalized Interest Account used in connection with the Pre-Funding Account;

               o    the duration of the Pre-Funding Period;

               o the percentage and/or dollar amount of the Pre-Funding Limit for the trust fund; and

               o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

          (9) The Agreement must prescribe the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

                                LEGAL INVESTMENT

     The prospectus supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Securities that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

     Those classes of Offered Securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Securities.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     If specified in the prospectus supplement, other classes of Offered Securities offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Securities, may be subject to significant interpretive uncertainties.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Securities, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Securities issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes of Offered Securities as "mortgage related securities," no representation is made as to the proper characterization of the Offered Securities for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

     The Securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. ("DBSI") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Securities, underwriters may receive compensation from the depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that the Securities will be distributed by DBSI acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If DBSI acts as agent in the sale of Securities, DBSI will receive a selling commission for each series of Securities, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the prospectus supplement. To the extent that DBSI elects to purchase Securities as principal, DBSI may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Securities of that series.

     The depositor will indemnify DBSI and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBSI and any underwriters may be required to make in respect of these civil liabilities.

     In the ordinary course of business, DBSI and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Securities. DBSI performs management services for the depositor.

     The depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. securityholders should consult with their legal advisors in this regard before any reoffer or sale of Securities.

     As to each series of Securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

     The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Securities (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

     o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

     o New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Securities issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Securities of a series, will be passed upon for the depositor by Stroock & Stroock & Lavan LLP, Washington, D.C.

                              FINANCIAL INFORMATION

     A new trust fund will be formed for each series of Securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Securities. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

     As a condition to the issuance of any class of Offered Securities, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1986 Act......................................................................84
1998 Policy Statement........................................................134
Accrual Period................................................................15
Accrual Securities............................................................22
Accrued Security Interest.....................................................25
Adjustable Rate Assets.........................................................2
Agency Securities..............................................................2
Agreemen......................................................................36
ARM Loans......................................................................5
Asset Conservation Act........................................................74
Asset Group...................................................................22
Asset Seller...................................................................2
Assets.........................................................................2
Available Distribution Amount.................................................23
Balloon Payment Assets.........................................................3
Bankruptcy Code...............................................................72
Beneficial Owner..............................................................31
Bi-weekly Assets...............................................................3
Book-Entry Securities.........................................................22
borrower......................................................................63
Buy Down Assets................................................................2
Buydown Funds.................................................................83
Buydown Mortgage Loans........................................................19
Buydown Period................................................................19
Capitalized Interest Account..................................................13
Cash Flow Agreement...........................................................14
Clearstream Luxembourg........................................................31
CERCLA........................................................................73
Certificates..................................................................21
Charter Act....................................................................9
Code..........................................................................78
Collection Account............................................................40
Commission.....................................................................6
contract borrower.............................................................65
contract lender...............................................................65
Convertible Assets.............................................................3
Cooperative...................................................................64
Cooperative Corporation.......................................................32
Cooperative Loans.............................................................64
Cooperatives...................................................................4
Covered Trust.................................................................60
CPR...........................................................................17
credit support................................................................14
Crime Control Act.............................................................78
Cut-off Date...................................................................5
DBS..........................................................................135
DCR..........................................................................129
Debt Securities...............................................................79
defective obligation..........................................................81
Definitive Securities.........................................................22
Determination Date............................................................23
Disqualified Holder..........................................................110
Disqualified Organization.....................................................98
Distribution Date.............................................................15
DOL..........................................................................128
DTC...........................................................................31
Due Period....................................................................23
EDGAR........................................................................136
Eligible Corporation.........................................................110
ERISA........................................................................127
Euroclear.....................................................................31
Euroclear Operator............................................................32
European Depositaries.........................................................33
excess servicing.............................................................115
Exchange Act..................................................................31
Excluded Plan................................................................130
Exemption....................................................................128
Fannie Mae.....................................................................2
FASIT.........................................................................79
FASIT Ownership Security.....................................................106
FASIT Provisions..............................................................79
FASIT Regular Securities.....................................................106
FASIT Securities..............................................................79
FDIC..........................................................................40
FFIEC........................................................................134
FHA............................................................................5
Financial Intermediary........................................................33
Fitch........................................................................129
Freddie Mac....................................................................2
Freddie Mac Act...............................................................10
Freddie Mac Certificate Group.................................................10
Garn-St. Germain Act..........................................................75
GEM Assets.....................................................................3
Ginnie Mae.....................................................................2
GPM Assets.....................................................................3
Grantor Trust Fund............................................................79
Grantor Trust Securities......................................................79
Home Equity Loans..............................................................4
Housing Act....................................................................7
HUD...........................................................................48
Increasing Payment Asset.......................................................3
Indirect Participants.........................................................31
Insurance Proceeds............................................................23
Interest Rate.................................................................24
Interest Reduction Assets......................................................3
land sale contract............................................................65
Land Sale Contracts............................................................4
Level Payment Assets...........................................................2
Liquidation Proceeds..........................................................23
Loan-to-Value Ratio............................................................5
Lock-out Date..................................................................6
Lock-out Period................................................................6
Mark to Market Regulations...................................................101
Mortgage Securities............................................................2
Mortgaged Properties...........................................................4
Mortgages......................................................................4
NCUA.........................................................................134
new partnership..............................................................123
New Regulations..............................................................104
Non-Equity Securities........................................................130
Non-Pro Rata Security.........................................................85
Nonrecoverable Advance........................................................27
Non-U.S. Person..............................................................104
Notes.........................................................................21
OCC..........................................................................133
Offered Securities............................................................22
OID Regulations...........................................................80, 84
old partnership..............................................................123
Participants..................................................................31
Parties in Interest..........................................................127
Partnership Securities........................................................79
Partnership Trust Fund........................................................79
Pass-Through Entity...........................................................99
PCBs..........................................................................73
Permitted Investments.........................................................40
Plans........................................................................127
pooling and servicing agreement...............................................36
Pre-Funded Amount.............................................................13
Pre-Funding Account...........................................................13
Pre-Funding Limit............................................................132
Pre-Funding Period............................................................13
prepayment....................................................................17
Prepayment Assumption.........................................................86
PTCE.........................................................................131
Purchase Price................................................................38
RCRA..........................................................................74
Record Date...................................................................23
Refinance Loans................................................................5
Registration Statement.......................................................136
Regular Securities............................................................80
Regular Securityholder........................................................84
Related Proceeds..............................................................27
Relevant Depositary...........................................................33
Relief Act....................................................................78
REMIC.........................................................................79
REMIC Pool....................................................................79
REMIC Regulations.............................................................80
REMIC Securities..............................................................36
REO Property..................................................................28
Residual Securities...........................................................80
Restricted Group.............................................................129
Retained Interest.............................................................50
Revolving Credit Line Loans....................................................7
RICO..........................................................................78
Rules.........................................................................33
S&P..........................................................................129
SBJPA of 1996.................................................................83
secured-creditor exemption....................................................73
Securities....................................................................21
Security Balance..............................................................25
Senior Securities.............................................................22
Servicemen's Readjustment Act.................................................13
Servicing Standard............................................................44
Single Family Property.........................................................4
SMMEA........................................................................133
SPA...........................................................................17
Special servicer..............................................................52
Standard Securities..........................................................112
Startup Day...................................................................80
Step-up Rate Assets............................................................3
Strip Securities..............................................................22
Stripped Agency Securities....................................................11
Stripped Securities..........................................................112
Subordinate Securities........................................................22
Subsequent Assets.............................................................13
Superliens....................................................................73
super-premium.................................................................85
Taxable Mortgage Pools........................................................80
Terms and Conditions..........................................................32
thrift institutions...........................................................97
Tiered REMICs.................................................................84
Title V.......................................................................76
Title VIII....................................................................77
U.S. Person..................................................................100
UCC...........................................................................31
UST...........................................................................74
VA.............................................................................5
VA Guaranty Policy............................................................49
Value..........................................................................5
Warranting Party..............................................................38
Yield Considerations..........................................................25

                        SUBJECT TO COMPLETION, [ ], 2000
                 PROSPECTUS SUPPLEMENT (to prospectus date [ ])

                               $[ ] (APPROXIMATE)

                              ACE SECURITIES CORP.

                        ACE SECURITIES CORP. CARD ACCOUNT
                            MASTER LOAN TRUST [ ]-[ ]

                            ASSET BACKED CERTIFICATES
                                       [ ]
                                     Seller

                                       [ ]
                                    Servicer

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

     The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

     This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.


The sources for payment of the certificates are among other assets, a portfolio of [consumer] [corporate] [revolving] [credit card] [charge card][debit card] receivables generated or to be generated from time to time in a portfolio of [consumer] [corporate] [revolving] [credit card] [charge card][debit card] accounts [owned by the Seller]. Interest [and principal] on the certificates are scheduled to be paid [monthly] on the [ ] day of the month. The first scheduled distribution will be made in [ ]. The Trust will issue:


                      PRINCIPAL                         FINAL SCHEDULED
CERTIFICATES           BALANCE      CERTIFICATE RATE   DISTRIBUTION DATE
------------          ---------     ----------------   -----------------
A                      $[     ]           [ ]%                [ ]
B                      $[     ]           [ ]%                [ ]

     Deutsche Banc Alex. Brown will purchase the certificates from the trust at approximately [ ]% of the principal amount of the certificates. Deutsche Banc Alex. Brown will offer the certificates from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to the trust, before deducting expenses payable by or on behalf of the trust estimated at $[ ], will be approximately $[ ].

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  UNDERWRITER:
                            DEUTSCHE BANC ALEX. BROWN

                  The date of this prospectus supplement is [ ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
                              ____________________

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
                              ____________________

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                Table of Contents

                              PROSPECTUS SUPPLEMENT

Summary.......................................................................S-
Risk Factors..................................................................S-
Maturity Considerations.......................................................S-
Master Trust Considerations...................................................S-
The Identified Pool...........................................................S-
Use of Proceeds...............................................................S-
The Seller....................................................................S-
The Servicer..................................................................S-
The Depositor.................................................................S-
Description of the Certificates...............................................S-
Erisa Considerations..........................................................S-
Legal Investment Considerations...............................................S-
Underwriting..................................................................S-
Legal Matters.................................................................S-
Rating........................................................................S-
Index of Defined Terms........................................................S-

                                   PROSPECTUS

Risk Factors....................................................................
The Trusts......................................................................
Trust Assets....................................................................
Series Enhancement..............................................................
Servicing of Receivables........................................................
Certain Matters Regarding the Service...........................................
Description of the Notes........................................................
Description of the Certificates.................................................
Certain Information Regarding the Securities....................................
Description of the Trust Agreements or
  Pooling and Servicing Agreements..............................................
Certain Legal Aspects of the Receivables........................................
The Depositor...................................................................
Use of Proceeds.................................................................
Material Federal Income Tax Consequences........................................
Certain State and Local Tax Considerations......................................
ERISA Considerations............................................................
Plan of Distribution............................................................
Legal Matters...................................................................
Index of Defined Terms..........................................................
Annex I.........................................................................

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.



ISSUER

     ACE Securities Corp. Card Account Master Trust [ ].

SELLER AND ORIGINATOR

     [ ].

DEPOSITOR

     ACE Securities Corp., a special purpose Delaware corporation. ACE Securities Corp. will sell the home equity loans to the issuing trust.

SERVICER

     [ ].

TRUSTEE

     [ ].

CLOSING DATE

     [ ].

CUT-OFF DATE

     The close of business on [ ]

DISTRIBUTION DATE

     The [ ] day of each [month] [quarter] [semi-annual period] or if it is not a business day, then the next succeeding business day. The first distribution date for interest will be in [ ]. The first distribution date with respect to principal is expected to occur in [ ].

RECORD DATE

     With respect to any distribution date, the last business day of the month immediately preceding the calendar month in which a distribution date occurs.

THE CERTIFICATES

     GENERAL

     On the closing date, the trust will issue the certificates. Each certificate represents an undivided ownership interest in the trust.

     DENOMINATION

     The certificates will be offered for purchase in denominations of $[ ] and multiples thereof.

     BOOK-ENTRY REGISTRATION

     We will issue the certificates in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the nominee of the depository. Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

     GENERAL

     You will be entitled to receive payments of interest on each distribution date. The amount of principal you will be entitled to receive will vary. If you hold a certificate on the applicable record date, you will be entitled to receive payments on the related distribution date.

     INTEREST

     The interest rate on any distribution date for a certificate will be the interest rate set forth in this prospectus supplement.

     You can use the following formula to calculate your current interest payment on any distribution date:

 N   x IR x PB = your interest payment
---
360

N= [30], [the number of days from the last distribution date (or in the case of the initial distribution date, from [ ]) until the current distribution date].

IR= the applicable per annum interest rate.

PB= the principal balance of immediately prior to any distributions on each distribution date.

     PRINCIPAL

     On each distribution date, the trustee will distribute principal of the classes of certificates depending on the amortization period and in the manner and priority discussed under the caption "Description of the Certificates - Distributions" in this prospectus supplement.

AMORTIZATION PERIOD

     [CONTROLLED AMORTIZATION PERIOD

     Unless a rapid amortization period begins, the certificates will have a controlled amortization period. During a controlled amortization period, collections of principal receivables that are allocable to the percentage interest of a series of certificates will be used to make principal distributions in scheduled amounts to the certificateholders entitled to those distributions. The amount to be distributed on any distribution date during the controlled amortization period will be limited to:

     o    an amount equal to [ ], plus

     o any existing deficit controlled amortization amount arising from prior payment dates.

     The controlled amortization period will commence at the close of business on [ ] and continue until the earliest of:

     o    the commencement of the rapid amortization period;

     o    payment in full of the certificates; and

     o    the series termination date].

     [PRINCIPAL AMORTIZATION PERIOD

     Unless a rapid amortization period begins, the certificates will have an amortization period during which collections of principal receivables allocable to the percentage interest of the certificates will be used on each payment date to make principal distributions to the holders of the certificates then entitled to distributions. The principal amortization period will commence at the close of business on [ ] and continue until the earliest of:

     o    the commencement of the rapid amortization period;

     o    payment in full of the certificates; and

     o    the series termination date].

     [ACCUMULATION PERIOD

     Unless a rapid amortization period begins, the certificates will have an accumulation period. During an accumulation period, collections of principal receivables allocable to the percentage interest of such certificates will be deposited on the business day immediately prior to each payment date in a principal funding account. The principal funding account is established for the benefit of the holders of the certificates. Amounts on deposit in the principal funding account will be used to make distributions of principal to the holders on the scheduled payment date. The amount to be deposited in the principal funding account on any transfer date will be limited to an amount equal to [ ]. The accumulation period will commence at the close of business on [ ] and continue until the earliest of:

     o    the commencement of the rapid amortization period;

     o    payment in full of the certificates; and

     o    the series termination date].

     [RAPID AMORTIZATION PERIOD

     The rapid amortization period shall run from the day on which an amortization event has occurred, to the earlier of the date on which certificates have been paid in full or the related series termination date. During the rapid amortization period, collections of principal receivables allocable to the percentage interest of a series of certificates will be distributed as principal payments to the holders of the certificates on each payment date. During the rapid amortization period, distributions of principal to holders of the certificates will not be subject to any controlled deposit amount or controlled distribution amount. In addition, upon the commencement of the rapid amortization period, any funds on deposit in a principal funding account will be paid to the holders of certificates on the first payment date in the rapid amortization period.

TRUST PROPERTY

     The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

     o among other assets, a portfolio of [consumer] [corporate] [revolving] [credit card] [charge card] [debit card] receivables generated or to be generated from time to time in a portfolio of [consumer] [corporate] [revolving] [credit card] [charge card] [debit card] accounts [owned by the seller];

     o payments on the receivables after the cut-off date (other than payments of interest due on or prior to [ ]);

     o    certain rights of the depositor under a loan purchase agreement;

     o amounts on deposit in the accounts specified in this prospectus supplement; and

     o    proceeds of the foregoing.

THE RECEIVABLES

     On the closing date, the trust will purchase receivables having an aggregate principal balance of approximately $[ ] as of the initial cut-off date, from the depositor pursuant to the agreement. On and after the closing date, pursuant to the agreement, the depositor will sell, if available, and the trust will purchase, additional receivables from time to time during the funding period specified in this prospectus supplement. We expect the amount of additional receivables to be purchased with moneys in the pre-funding account to have an aggregate principal balance equal to approximately $[ ].

     The statistical information presented in this prospectus supplement is with respect to the initial receivables as of the initial cut-off date. Certain of the initial receivables may not be purchased by the trust and other receivables may be purchased by the trust on the closing date.

     The initial receivables have been selected, and the subsequent receivables will be selected, from the receivables owned or originated by the seller based on the criteria specified in the pooling and servicing agreement and described in this prospectus supplement.

     After the transfer of subsequent receivables to the trust, the characteristics of the entire pool of receivables included in the trust may vary significantly from those of the initial receivables.

     The initial receivables will have the following characteristics as of the cut-off date:

     o    number of receivables: [ ]
     o    aggregate principal balance: $[ ]
     o    average principal balance: $[ ]
     o    maximum principal balance: $____
     o    minimum principal balance: $[ ]
     o    latest maturity date: [ ]
     o    weighted average current interest rate:
     o    current interest rates range: [ ]% to [ ]%
     o    weighted average gross margin: [ ]% (approximate)
     o    gross margin range: [ ]% to [ ]%
     o    weighted average maximum interest rate:
     o    maximum interest rate range: [ ]% to [ ]%
     o    weighted average minimum interest rate:
     o    minimum interest rate range: [ ]% to [ ]%
     o    weighted average remaining term: vmonths (approximate)
     o    remaining term range: [ ]months to [ ] months

CREDIT ENHANCEMENT

     Credit enhancement refers to a mechanism that is intended to protect the holders of certain classes of certificates against losses due to defaults by the borrowers under the home equity loans.

     The certificates have the benefit of [four] types of credit enhancement:

     o    [a cash collateral account],
     o    [ ]
     o    [ ]
     o with respect to the class A certificates, subordination of the class B certificates; and

OPTIONAL TERMINATION

     On any date when the adjusted invested amount is less than or equal to [ ]% of the invested amount on the closing date and to the extent certain conditions specified in the agreement are satisfied, the [depositor] [seller] will have the right to purchase the invested amount from the trust.

FEDERAL TAX CONSEQUENCES

     Stroock & Stroock & Lavan LLP has acted as counsel to the depositor and is of the opinion that:

     o The certificates will be treated as indebtedness of the seller that is secured by the receivables.

ERISA CONSIDERATIONS

     An employee benefit plan subject to the requirements of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or the provisions of Section 4975 of the Internal Revenue Code of 1986 as amended, contemplating the purchase of the class A certificates should consult its counsel before making a purchase, and the fiduciary and such legal advisors should consider whether the class A certificates will satisfy all of the requirements of the "publicly offered securities" exemption described herein and the possible application of other ERISA prohibited transaction exemptions described herein. Although the depositor expects that the "publicly offered securities" exemption or the other ERISA prohibited transaction exemptions will apply to certain purchases of the class A certificates by employee benefit plans, there can be no assurance that such exemption will apply to all purchases of the class A certificates by such plans. The class B certificates are not eligible for purchase by plans.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

CERTIFICATE RATING

     Before the certificates can be issued, the trust must obtain the following ratings:

     CLASS A CERTIFICATES

     o    [the highest rating category by [ ]]

     CLASS B CERTIFICATES

     o    [One of the four highest rating category by [ ]]

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES.

YOU MAY HAVE DIFFICULTY SELLING
YOUR CERTIFICATES...................... The certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriter intends to make a secondary market for the offered certificates. The underwriter may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be times again in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

[GEOGRAPHIC CONCENTRATION MAY AFFECT
PERFORMANCE............................ Discuss any geographic risks, if applicable]

[CONCENTRATION OF CREDIT RISK.......... Discuss impact on Certificateholders of material concentration of credit risk,
                                        if applicable.]

THE SUBORDINATED CERTIFICATES HAVE
A GREATER RISK OF LOSS THAN THE
OTHER CERTIFICATES..................... The class B certificates will not be paid any distributions of interest until the class A certificates receive their interest distributions and will not receive any distributions of principal until the class A certificates receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the class A, and class B certificates, the class B certificates will not receive all of their distributions. In addition, losses due to defaults by [ ], will be allocated first to the class B certificates to the extent not covered by excess interest at that time. Any allocation of a loss to class B certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. As a result of the foregoing, the class B certificates will be affected to a larger degree by any losses on the receivables. In addition, following the exercise of the clean-up call, the class B certificates and consequently, may not receive amounts with respect to any losses allocated to the class B certificates that have not been previously reimbursed.

THE TRUST ASSETS ARE THE ONLY SOURCE
OF PAYMENTS ON THE CERTIFICATES........ All distributions on the certificates will be made from payments by borrowers
                                        under the receivables. The trust has no
                                        other assets [other than [ ]] to make
                                        distributions on the certificates. The
                                        receivables are NOT insured or
                                        guaranteed by any person. The trust is
                                        the only person that is obligated to
                                        make distributions on the certificates.
                                        The certificates are NOT insured by any
                                        governmental agency.

CERTIFICATE RATING..................... The rating of the certificates will depend on an assessment by the rating
                                        agencies of the receivables. The rating
                                        by the rating agencies of the
                                        certificates is not a recommendation for you to purchase, hold or sell the certificates, and the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. The ratings do not address the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons. No rating of the originator, the servicer or the company is required to maintain the rating of the offered certificates.

THE CERTIFICATES ARE NOT SUITABLE
INVESTMENTS FOR ALL INVESTORS.......... The certificates are not suitable investments for any investor that
                                        requires a regular or predictable
                                        schedule of payments or payment on any
                                        specific date. The offered certificates
                                        are complex investments that should be
                                        considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

[THE RECEIVABLES, THE PRE-FUNDING
ACCOUNT AND THE RISK OF PREPAYMENT..... On the closing date, the depositor will transfer to the trust the approximately
                                        $[ ] of initial receivables and the
                                        approximately $[ ] pre-funded amount on
                                        deposit in the pre-funding account. If
                                        the principal amount of eligible
                                        receivables originated by [seller] and
                                        acquired by the depositor during the
                                        funding period is less than the
                                        pre-funded amount, the depositor will
                                        have insufficient receivables to sell to the trust on the subsequent transfer dates, resulting in a prepayment of principal to the Certificateholders as described in the following paragraph.

                                        [To the extent that amounts on deposit
                                        in the pre-funding account have not been fully applied to the conveyance of subsequent receivables to the trust by the end of the funding period, you will receive, on the distribution date on or immediately following the last day of the funding period, a prepayment of principal from amounts remaining in the pre- funding account. We anticipate that the principal amount of subsequent receivables sold to the trust will not be exactly equal to the amount on deposit in the pre-funding account and that therefore there will be at least a nominal amount of principal prepaid to you.]

[RISKS ATTENDANT TO INVESTMENTS IN
INTEREST-ONLY OR PRINCIPAL-ONLY
CERTIFICATES........................... [If certificates are interest-only or principal-only certificates, discuss
                                        risks attendant to these types of
                                        certificates.]]

                             MATURITY CONSIDERATIONS

          The Pooling and Servicing Agreement (the "Agreement") and the series supplement to the Agreement (the "Series Supplement" or a "Supplement") provide that holders of Class A Certificates (the "Class A Certificateholders") will not receive payments of principal until the first Distribution Date with respect to the Controlled Amortization Period, which is the [ ] Distribution Date, unless a Pay Out Event shall occur. Class A Certificateholders will receive payments of principal on the [ ] day of each [month] [quarter] [semi-annual period] or if it is not a business day, then the next succeeding business day (the "Distribution Date") following the Monthly Period in which a Pay Out Event occurs (each Distribution Date following a Pay Out Event, a "Special Payment Date") until the Class A Invested Amount has been paid in full or until [ ] (the "Termination Date"). The "Monthly Period" is [the calendar month preceding the Distribution Date]. The holders of Class B Certificates (the "Class B Certificateholders", and together with the Class A Certificateholders, the "Certificateholders")) will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

          On each Distribution Date with respect to the Class A Accumulation Period, amounts equal to the lesser of:

     o Available Principal Collections for the related Monthly Period on deposit in the Collection Account,

     o the sum of the applicable Controlled Accumulation Amount for the Monthly Period and any applicable Deficit Controlled Accumulation Amount, (the "Controlled Deposit Amount") and

     o    the Class A Adjusted Invested Amount

will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class A Invested Amount.

After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the Class B Accumulation Period amounts equal to the lesser of:

     o Available Principal Collections for the related Monthly Period on deposit in the Collection Account,

     o    the applicable Controlled Deposit Amount, and

     o    the Class B Adjusted Invested Amount

will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the Class B Invested Amount.

See "DESCRIPTION OF THE CERTIFICATES -- Principal Payments" for a discussion of circumstances under which the commencement of an Accumulation Period may be delayed.

          On each Distribution Date during the Controlled Amortization Period, the Certificateholders will be entitled to receive monthly payments of principal, until the Certificates have been paid in full, in an amount equal to the lesser of:

     o Available Principal Collections for the related Monthly Period on deposit in the Collection Account,

     o the sum of the applicable Controlled Distribution Amount and any applicable Deficit Controlled Amortization Amount, and

     o    the Invested Amount.

          The [Seller] [Depositor] may, at or after the time at which the [Controlled Amortization Period] [Accumulation Period] commences for Series 200[ ]- [ ] cause the Trust to issue another Series, or some portion of another Series, to the extent that the full principal amount of the other Series is not otherwise outstanding at that time, as a Paired Series with respect to Series 200[ ]- [ ] to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 200[ ]- [ ]. No assurances can be given as to whether the other Series will be issued and, if issued, the terms of the newly issued Series. Because the terms of the Certificates may vary from the terms of the other series, the Pay Out Events with respect to the series may vary from the Pay Out Events with respect to Series 200[ ]- [ ] and may include Pay Out Events which are unrelated to the status of the Seller, or the Servicer or the Receivables, such as Pay Out Events related to the continued availability and rating of specific providers of enhancement to the other Series. If a Pay Out Event does occur with respect to any Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed.

          Should a Pay Out Event occur with respect to the Certificates and the Rapid Amortization Period commence,

     o any amount on deposit in the Principal Funding Account will be paid to the Certificateholders on the first Special Payment Date, and the Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to the Rapid Amortization Period or following the Expected Final Payment Date, as the case may be, as described in this prospectus supplement until the Class A Invested Amount and Class B Invested Amount are paid in full or until the Termination Date occurs, and

     o any amount on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections.

In addition, on the first Special Payment Date following the occurrence of a Pay Out Event, after giving effect to any payment of principal on that date,

     (a)  an amount equal to the lesser of:

               (i) the Available Shared Collateral Amount, after giving effect to any withdrawal from the Cash Collateral Account on that date of amounts to fund the Class A Required Amount and the Class B Required Amount, and

               (ii) the unpaid principal amount of the Class A Certificates, less the Principal Funding Account Balance allocable to the Class A Certificates, will be withdrawn from the Cash Collateral Account and distributed to the Class A Certificateholders as a payment of principal of the Class A Certificates, and

     (b)  an amount equal to the lesser of:

               (i) the remainder of the Available Cash Collateral Amount, and

               (ii) the unpaid principal amount of the Class B Certificates, less the Principal Funding Account Balance, if any, allocable to the Class B Certificates, will be withdrawn from the Cash Collateral Account and distributed to the Class B
               Certificateholders as a payment of principal of the Class B Certificates.

          The ability of Certificateholders to receive payments of principal on the applicable Expected Final Payment Date on each Distribution Date during the Controlled Amortization Period depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. The amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of rebate programs in which accountholders participate. The Depositor cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any payment of principal. The foregoing factors will affect both the Class A Certificates and the Class B Certificates.

          There can be no assurance that collections of Principal Receivables with respect to the Trust, and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during the Rapid Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, or the rate at which payments of principal will be made during the Controlled Amortization Period, will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Identified Pool" table under "The Identified Pool" in this prospectus supplement. The Depositor may shorten the Class A Accumulation Period and, in that event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date.

          The Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any additional Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced.

          Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Accumulation Amount that payments of principal will be made in accordance with the applicable Controlled Amortization Amount or that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months.

                           MASTER TRUST CONSIDERATIONS

          IMPACT OF ADDITIONAL SERIES. The Trust, as a master trust, may issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to prior review by, or consent of, holders of the Certificates of any previously issued Series. These terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement for the Series ("Series Enhancement"), provisions subordinating the Series to another Series or other Series, if the Supplement relating to the Series so permits, to the Series, and any other amendment or supplement to the Agreement which is made applicable only to the Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others:

     o the [Seller] [Depositor] shall have received written notice that the new issuance will not result in any Rating Agency's reducing or withdrawing its rating of the Certificates of any outstanding Series (any reduction or withdrawal is referred to in this prospectus supplement as a "Ratings Effect"), and

     o the [Seller] [Depositor] shall have delivered to the Trustee and specific providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Seller] [Depositor], the new issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series.

There can be no assurance, however, that the terms of any other Series, including any Series later issued, might not have an impact on the timing or amount of payments received by a Certificateholder.

          IMPACT OF DISCOUNT OPTION. Pursuant to the Agreement, the [Seller] [Depositor] has the option from time to time to designate a fixed or variable percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any designation would result in an increase in the amount of Finance Charge Receivables and a slower payment rate of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the [Seller] [Depositor] can make a designation without notice to or the consent of Certificateholders. Subsequently, pursuant to the Agreement, the [Seller] [Depositor] may, without notice to or the consent of Certificateholders, reduce or eliminate the percentage of Receivables subject to this designation. The [Seller] [Depositor] must provide 30 days prior written notice to the Servicer, the Trustee, any provider of Series Enhancement and each Rating Agency of any designation or reduction of Principal Receivables to be treated as Finance Charge Receivables, and the designation or reduction will become effective only if:

     o the [Seller] [Depositor] shall have delivered to the Trustee and specific providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Seller] [Depositor], the designation or reduction would not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series,

     o the [Seller] [Depositor] shall have received written notice from each Rating Agency that the designation or reduction will not have a Ratings Effect, and

     o in the case of a reduction or withdrawal, the [Seller] [Depositor] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the [Seller] [Depositor], the reduction or withdrawal shall not have adverse regulatory implications for the [Seller] [Depositor].

          IMPACT OF ADDITION OF TRUST ASSETS. The [Seller] [Depositor] expects, and in some cases will be obligated to designate additional Accounts, the Receivables in which will be conveyed to the Trust. These additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts previously included in the Trust because the additional Accounts were originated at a different date or were part of a portfolio of accounts which were not part of the Seller's portfolio at the time Accounts were previously conveyed to the Trust or which were acquired from other institutions. Moreover, additional Accounts may or may not be accounts of the same type as those previously included in the Trust. Consequently, there can be no assurance that the additional Accounts will be of the same credit quality as the Accounts previously included in the Trust. In addition, the additional Accounts may consist of accounts which have characteristics different from the characteristics of Accounts previously included in the Trust, including lower periodic rate finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust, different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the portfolio of accounts included in the Trust. The designation of additional Accounts will be subject to the satisfaction of particular conditions, including that:

     o the [Seller] [Depositor] shall have received written notice from each Rating Agency that the addition will not have a Ratings Effect, and

     o the [Seller] [Depositor] shall have delivered to the Trustee and specific providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Seller] [Depositor], the addition will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series.

Although the addition of participations will require an amendment to the Pooling and Servicing Agreement, no consent of Certificateholders will be required for any amendment.

                               THE IDENTIFIED POOL

          A pool of [consumer] [corporate] [revolving] [credit] [charge] [debit] card accounts owned by the Seller was identified (the "Identified Pool"), from which the Accounts included in the Trust as of the Cut-Off Date (the "Trust Portfolio") were selected based on the eligibility criteria specified in the Agreement. Set forth below is certain information with respect to the Identified Pool. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Identified Pool.

DELINQUENCY AND LOSS EXPERIENCE

          The following tables set forth the delinquency and loss experience for the Identified Pool for each of the periods shown. Because the Trust Portfolio is only a portion of the Identified Pool, actual delinquency and loss experience with respect to the Receivables is expected to be different from that set forth below for the Identified Pool.

                Delinquency as Percentage of the Identified Pool
                             (Dollars in Thousands)

                                                                                     Year Ended
      Number of               At Month End
   Delinquent Days           _____ 31, 2000                   1999                       1998                      1997
   ---------------      -------------------------- --------------------------- -------------------------- ------------------------

                          PERCENTAGE      AMOUNT     PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT     PERCENTAGE    AMOUNT
                          ----------      ------     ----------      ------      ----------      ------     ----------    ------
30 to 59 Days........

60 to 80 days........

90 Days or Greater...

Totals...............

                     Loss Experience for the Identified Pool
                             (Dollars in Thousands)

                                                                                                  Year Ended
                                Three Months Ended      Three Months Ended        -------------------------------------------
                                         , 2000                  , 2000             1999              1998             1997
                                ------------------      ------------------        --------          --------         --------
Average Receivables
  Outstanding............

Gross Losses.............

Gross Losses as a
  Percentage of Average
  Receivables
  Outstanding............

Recoveries...............

Net Losses...............

Net Losses as a
  Percentage of Average
  Receivables
  Outstanding............

REVENUE EXPERIENCE

          The following table sets forth the revenues from the Finance Charges and Fees billed and Interchange received with respect to the Identified Pool for each of the periods shown.

                   Revenue Experience for the Identified Pool
                             (Dollars in Thousands)

                                                                                                  Year Ended
                                Three Months Ended      Three Months Ended        -------------------------------------------
                                         , 2000                  , 2000             1999              1998             1997
                                ------------------      ------------------        --------          --------         --------
Average Receivables
  Outstanding Finance
  Charges and Fees.......

Yield from Finance
  Charges and Fees.......

Interchange..............

Yield from Interchange...

Yield from Finance
  Charges Fees and
  Interchange............

          There can be no assurance that the yield experience with respect to the Receivables will be comparable to that set forth above for the Identified Pool. In addition, revenue from the Receivables will depend on the types of fees and charges assessed on the Accounts, and could be adversely affected by future changes made by the Seller in such fees and charges or by other factors.

PAYMENT RATES

          The following table sets forth the highest and lowest accountholder monthly payment rates for the Identified Pool during any single month in each of the periods shown and the average accountholder monthly payment rates for all months during each of the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Monthly payment rates shown in the table are based on amounts which would be payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts.

          VISA and MasterCard are registered trademarks of VISA USA, Inc. and MasterCard International Incorporated, respectively.

          1 [private label] [other] credit card accounts, of which [ ]% were standard accounts and [ ]% were premium accounts.

          The following tables summarize the Trust Portfolio by various criteria as of [ ]. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

                         Composition by Account Balance
                                 Trust Portfolio
                                   (as of [ ])
                             (Dollars in Thousands)

Receivables Account
Balance Range Outstanding
-------------------------

Credit Balance................

No Balance....................

More than $0 and less than or
  equal to $1,500.............

$1,500.01 - $5,000............

$5,000 - $10,000..............

Over $10,000..................

                           Composition by Credit Limit
                                 Trust Portfolio
                                   (as of [ ])
                             (Dollars in Thousands)

Receivables Account
Balance Range Outstanding
-------------------------

Less than or equal to
  $1,500......................

$1,500.01 - $5,000............

$5,000 - $10,000..............

Over $10,000..................


                          Composition by Payment Status
                                 Trust Portfolio
                                   (as of [ ])
                             (Dollars in Thousands)

Receivables Account
Balance Range Outstanding
-------------------------

Current to 29 days............

Past due 30 - 59 days.........

Past due 60 - 89 days.........

Past due 90+ days.............

Total.........................

                           Composition by Account Age
                                 Trust Portfolio
                                   (as of [ ])
                             (Dollars in Thousands)

Receivables Account
Balance Range Outstanding
-------------------------

Not more than 6 months........

Over 6 months to 12 months....

Over 1 year to 2 years........

Over 2 years to 3 years.......

Over 3 years to 4 years.......

Over 4 years..................

Total.........................

                  Composition by Accountholder Billing Address
                                 Trust Portfolio
                                   (as of [ ])
                             (Dollars in Thousands)

Location
--------

Alaska.........................
Arizona........................
Arkansas.......................
California.....................
Colorado.......................
Connecticut....................
Delaware.......................
District of Columbia...........
Florida........................
Georgia........................
Hawaii.........................
Idaho..........................
Illinois.......................
Indiana........................
Iowa...........................
Kansas.........................
Kentucky.......................
Louisiana......................
Maine..........................
Maryland.......................
Massachusetts..................
Michigan.......................
Minnesota......................
Mississippi....................
Missouri.......................
Montana........................
Nebraska.......................
Nevada.........................
New Hampshire..................
New Jersey.....................
New Mexico.....................
New York.......................
North Carolina.................
North Dakota...................
Ohio...........................
Oklahoma.......................
Oregon.........................
Pennsylvania...................
Rhode Island...................
South Carolina.................
South Dakota...................
Tennessee......................
Texas..........................
Utah...........................
Vermont........................
Virginia.......................
Washington.....................
West Virginia..................
Alabama........................
Wyoming........................
Other..........................


                                 USE OF PROCEEDS

          The net proceeds from the sale of the Certificates will be paid to the Depositor. The Depositor will use the net proceeds to pay the Seller the purchase price of the Receivables [and the Seller will use the net proceeds for general corporate purposes.]

                                   THE SELLER

          The "Seller" is [ ]. [Insert description of the Seller.]

                                  THE SERVICER

          The "Servicer" is [ ]. [Insert description of the Servicer, if different from the Seller.]

                                  THE DEPOSITOR

          ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

          The limited purposes of the depositor are, in general, to acquire, own and sell loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in loans and other financial assets, collections on the loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

          All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                         DESCRIPTION OF THE CERTIFICATES

          Pursuant to the Agreement and the Series Supplement, ACE Securities Corp. Card Account Master Trust [ ]- [ ] (the "Trust") will issue Class A Certificates (the "Class A Certificates") and Class B Certificates (the "Class B Certificates", and together with the Class A Certificates, the "Certificates" or the "Securities") which are a separate series (the "Series") of securities issued under the Prospectus. The following summary describes the material terms of the Certificates, the Agreement and the Series Supplement. The summaries do not purport to be complete descriptions of all of the terms of the Certificates, the Agreement and the Series Supplement and therefore are subject to, and qualified in their entirety by reference to, all the provisions of the Certificates, the Agreement and the Series Supplement. Reference should be made to the Prospectus for additional information concerning the Certificates, the Agreement and the Series Supplement.

          The final expected Payment Date for the Class A Certificates is [ ] (the "Class A Expected Final Payment Date") and the final expected Payment Date for the Class B Certificates is [ ] (the "Class B Expected Final Payment Date" and together with the Class A Expected Final Payment Date, the "Expected Final Payment Date").

Interest Payments

          Interest on the Class A Certificates and the Class B Certificates will accrue from the [Issuance Date] [Closing Date] on the Class A Invested Amount and Class B Invested Amount, respectively, at the Class A Certificate Rate and Class B Certificate Rate, respectively. ").] Interest with respect to the Certificates will be distributed on the [ ] day of each [month] [quarter] [semi-annual period] (an "Interest Period") (or if such a day is not a business day, the next succeeding business day) commencing on [ ] and on each [ ] thereafter (each a "Distribution Date"). The "Class A Certificate Rate" for an Interest Period will be a rate per annum equal to [insert Class A Certificate Rate formula] for a period of [one] [three] [six] months [or following a Pay Out Event, for a period of one month]. The "Class B Certificate Rate" for an Interest Period will be a rate per annum equal to [insert Class B Certificate Rate formula] for a period of [one] [three] [six] months [or following a Pay Out Event, for a period one month.]. Interest will be distributed on [ ] the [ ] day of each month (the "Interest Payment Date"), and on each subsequent Interest Payment Date, or if any of these days is not a business day, the next succeeding business day, commencing on the [ ] Distribution Date, to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding the date of payment (a "Record Date"). Interest for any Interest Payment Date or Special Payment Date will accrue from and including the preceding Interest Payment Date or Special Payment Date, or in the case of the first Interest Payment Date, from and including the [Issuance Date] [Closing Date], to but excluding the Interest Payment Date or Special Payment Date.

          Interest payments or deposits with respect to the Class A Certificates for each Distribution Date will be calculated on the Class A Invested Amount as of the preceding Record Date, or in the case of the initial Distribution Date, on the initial Class A Invested Amount, based upon the Class A Certificate Rate. Interest payments or deposits with respect to each Distribution Date will be calculated on the basis of [the actual number of days in the period from and including the preceding Distribution Date, or in the case of the initial Distribution Date the Closing Date, to but excluding the Distribution Date and a 360-day year] [a 360-day year of twelve 30-day months]. On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not deposited in the Interest Funding Account or distributed in respect of Class A Certificates will be:

     a) paid to Class A Certificateholders from Class A Available Funds if the Distribution Date is an Interest Payment Date or Special Payment Date, or

     b) deposited in an Eligible Deposit Account in the name of the [ ] (the "Trustee") and for the benefit of the Certificateholders (the "Interest Funding Account"), if the Distribution Date is not an Interest Payment Date or a Special Payment Date.

"Eligible Deposit Account" means either:

     o    a segregated account with an eligible institution, or
     o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states of the United States or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

To the extent Class A Available Funds allocated to the Class A
Certificateholders' Interest for the Monthly Period are insufficient to pay the interest, Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ], amounts, if any, on deposit in the Cash Collateral Account up to the Available Shared Collateral Amount and Reallocated Principal Receivables will be used to make these payments.

          "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of:

     a) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to the Monthly Period, including any investment earnings and other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement and the Series Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange;

     b) [if the Monthly Period relates to a Distribution Date that occurs prior to the Class B Principal Commencement Date,] the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; [and]

     c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series Supplement with respect to the Distribution Date; [and

     d)   Excess Spread, if any, for the Monthly Period.]

          [Interest payments on the Class B Certificates for each Payment Date will be calculated on the Class B Invested Amount as of the preceding Record Date, or in the case of the initial Interest Payment Date, on the initial Class B Invested Amount, based upon the Class B Certificate Rate. Interest will be calculated on the basis of [the actual number of days in the period from and including the preceding Distribution Date or in the case of the initial Distribution Date the Closing Date, to but excluding the Distribution Date and 360-day year] [a 360-day year of twelve 30-day months]. On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not distributed to Class B Certificateholders will be paid from Class B Available Funds for the related Distribution Date and, if necessary, from Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and amounts, if any, on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount.

          ["Class B Available Funds" (together with the Class A Available Funds, the "Available Funds") means, with respect to any Monthly Period, an amount equal to the sum of:

     a) the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to the Monthly Period, including any investment earnings and other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange;

     b) if the Monthly Period relates to a Distribution Date that occurs on or after the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; [and]

     c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series Supplement with respect to the Distribution Date; [and

     d)   Excess Spread, if any, for the Monthly Period].]

Principal Payments

          The "Revolving Period" begins on the close of business on [ ] (the "Cut-Off Date"), and ends on the day before the commencement of the [Controlled Amortization Period] [Accumulation Period] or, if earlier, the Rapid Amortization Period. During the Revolving Period no principal payments will be made to Certificateholders.

          [On each Distribution Date during the Revolving Period, unless a reduction in the Required Cash Collateral Amount has occurred, collections of Principal Receivables allocable to the Certificateholders' Interest and the Collateral Indebtedness Interest will, subject to limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Required Amount, be paid to the Seller to purchase additional Receivables in order to maintain the Invested Amount, and if necessary, be treated as Shared Principal Collections. If a reduction in the Required Cash Collateral Amount has occurred, collections of Principal Receivables allocable to the Collateral Indebtedness Amount will be applied in accordance with a collateral agreement to reduce the Collateral Indebtedness Amount to the Required Cash Collateral Amount.]

          [Unless a Pay Out Event occurs and the Rapid Amortization Period commences, the Certificates will have an accumulation period (the "Accumulation Period"), which will commence at the close of business on [ ]; provided, that subject to the conditions set forth in this prospectus supplement, the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on [ ]. The Accumulation Period will end on the earliest of:

          (a)  the commencement of the Rapid Amortization Period,

          (b)  payment in full of the Invested Amount, and

          (c)  the Termination Date.

During the Accumulation Period, until the Certificates are paid in full, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest will be deposited on each Distribution Date in a trust account (the "Principal Funding Account") and used to make principal distributions to the Certificateholders when due.]

          [During the Accumulation Period, on or prior to the respective Expected Final Payment Dates, principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A Invested Amount [and then to Class B Certificateholders on the Class B Expected Final Payment Date up to the Class B Invested Amount]. During any Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date occurs, principal will be paid [first] to the Class A Certificateholders until the Class A Invested Amount has been paid in full[, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full].]

          The "Controlled Amortization Period" is scheduled to commence at the close of business on the last day of the [ ]. The Controlled Amortization Period will end on the earliest of"

          (a)  the commencement of the Rapid Amortization Period,

          (b)  the payment in full of the Invested Amount, or

          (c)  the Termination Date.

          [During the Controlled Amortization Period, which is scheduled to begin on [ ], and during any Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date, principal will be paid to the Certificateholders on each Distribution Date until the Invested Amount has been paid in full.]

          [On each Distribution Date during the Controlled Amortization Period, unless a Rapid Amortization Period commences, the Certificateholders will be entitled to receive [for each related Monthly Period since the previous Interest Payment Date] the lesser of:

     o collections of Principal Receivables received during each Controlled Amortization Period allocated to the Series 200[ ]- [ ] Certificates [Shared Principal Collections allocated to Series 200[ ]- [ ]], [and

     o miscellaneous payments allocated to Series 200[ ]- [ ] other amounts].]

          [On each Distribution Date with respect to the "Class A Accumulation Period", amounts equal to the least of:

     o Available Investor Principal Collections for the related Distribution Date on deposit in the Collection Account,

     o the applicable Controlled Deposit Amount for the Distribution Date, and

     o the Class A Adjusted Invested Amount, will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class A Invested Amount.

Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. [After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the "Class B Accumulation Period" an amount equal to the least of:

     o Available Investor Principal Collections for the related Distribution Date on deposit in the Collection Account, minus the portion of Available Investor Principal Collections applied to Class A Monthly Principal on the Distribution Date,

     o    the applicable Controlled Deposit Amount for the Monthly Period, and

     o the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the Class B Invested Amount.

Amounts on deposit in the Principal Funding Account in respect of the Class B Certificates will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date].]

          [If a Pay Out Event occurs with respect to Series 200[ ]- [ ] during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid [first] to the Class A Certificateholders on the first Special Payment Date [and then, to the extent the Class A Invested Amount is paid in full, to the Class B Certificateholders]. If, on any Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Rapid Amortization Period will commence. [After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount].]

          The "Rapid Amortization Period" is the period beginning with the occurrence of any Pay Out Event and ending on the earlier of:

          (a) the day after the Payment Date on which the Invested Amount has been paid in full, and

          (b)  the Termination Date.

          "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to [the sum of:

     a) ]an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during the Monthly Period, minus the amount of Reallocated Principal Collections with respect to the Monthly Period used to fund the Class A Required Amount, [plus

     b) the amount of miscellaneous payments, if any, for the Monthly Period allocated to Series 200[ ]- [ ],] [plus

     c) any Shared Principal Collections with respect to other Series that are allocated to Series 200[ ]- [ ],] [plus

     d) any other amounts which pursuant to the Series Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date].

          [The Accumulation Period is scheduled to commence at the close of business on [ ]; however, the [Depositor] [Seller] may, upon notice to [the Trustee,] [the Seller,] [the Servicer,] [the Depositor,] [each Rating Agency] [and the Cash Collateral Holder] elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period. The Depositor may make an election only if the Accumulation Period Length (determined as described below) is less than [ ]. On each Determination Date until the Accumulation Period begins, the [Depositor] [Seller] [Servicer] will determine the "Accumulation Period Length"), which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Payment Date, based on:

     o expected Monthly Period collections of Principal Receivables expected to be distributable to the Certificateholders of all Series, excluding other Series, assuming a principal payment rate no greater than the lowest Monthly Principal payment rate on the Receivables for the preceding twelve months, and

     o the amount of principal expected to be distributable to Certificateholders of all Series, excluding other Series, which are not expected to be in their revolving period during the Accumulation Period.

If the Accumulation Period Length is less than [ ], the [Depositor] [Seller] may, at its option, postpone the commencement of the Accumulation Period so that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the Invested Amounts of other Series which are expected to be in their revolving periods during the Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. The [Depositor] [Seller] may not postpone or further postpone the commencement date of the Accumulation Period after a Pay Out Event, as defined with respect to each other outstanding Series, shall have occurred and is continuing with respect to any other outstanding Series. The length of the Accumulation Period will not be less than one month. If the commencement of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, then it is probable that the Certificateholders would receive some of their principal later than if the Accumulation Period had not been delayed.]

          On each Distribution Date with respect to the Rapid Amortization Period until the Class A Invested Amount has been paid in full or the Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Invested Amount. [After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive on each Distribution Date, Available Principal Collections until the earlier of the date on which the Class B Invested Amount is paid in full or the Termination Date.] In addition, on the first Special Payment Date following the occurrence of a Pay Out Event, after giving effect to any payment of principal on that date, principal payments will be made to the Class A Certificateholders [and the Class B Certificateholders] from amounts on deposit in the Cash Collateral Account.

          [On the Distribution Date following the Class A Expected Final Payment (the "Class B Principal Commencement Date"), unless a Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account to pay principal with respect to the Class B Certificates to the extent that the amount initially invested in Class B (the "Class B Initial Invested Amount") minus the sum of the aggregate amount of principal payments previously distributed to Class B Certificateholders or deposited in the Principal Funding Account in respect of the Class B Certificates exceeds the Class B Invested Amount on the last day of the related Monthly Period, determined after giving effect to any change made to the Class B Invested Amount as a result of unreimbursed charge-offs on the following Distribution Date.]

          [During the Rapid Amortization Period, collections of Principal Receivables allocable to the Collateral Indebtedness will be deposited in the Cash Collateral Account. Amounts will be retained in the Cash Collateral Account at its required level and be made available to cover shortfalls with respect to the Certificates. [In addition, on the first Special Payment Date following the occurrence of any Pay Out Event, after giving effect to any payment of principal on that date as described under "Application of Collections--Payments of Principal," principal payments will be made to the Certificateholders from amounts on deposit in the Cash Collateral Account as described under "Cash Collateral Account" below.]]

[Subordination of the Class B Certificates]

          [The Class B Certificateholders' Interest will be subordinated, other than with respect to the Initial Class B Collateral Amount, to the extent necessary to fund specified payments with respect to the Class A Certificates. Some principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be decreased. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of the reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced.]

Allocation Percentages

          Pursuant to the Agreement, the [Seller] [Servicer] will allocate among the Certificateholders' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller's Interest [and the Collateral Interest], all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each Monthly Period.

          Collection of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 200[ ]- [ ] based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is the sum of the Adjusted Invested Amount and the Collateral Invested Amount, if any, as of the last day of the preceding Monthly Period, or with respect to the first Monthly Period, the Initial Invested Amount as of the Issuance Date, and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of the day, or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Cut-Off Date, and the principal amount on deposit in an account (the "Excess Funding Account"), the [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust as an Eligible Account held for the benefit of the Certificateholders. [These amounts so allocated will be further allocated between the Class A Certificateholders and the Class B Certificateholders in accordance with the Class A Floating Percentage and the Class B Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is equal to the Class A Adjusted Investment Amount as of the close of business on the last day of the preceding Monthly Period, or with respect to the first Monthly Period, as of the Issuance Date, and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on the day, or with respect to the first Monthly Period, the Initial Invested Amount. The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the day, or with respect to the first Monthly Period, the Initial Invested Amount.]

          Collections of Principal Receivables will be allocated to Series 200 []- [ ] based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is:

               (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period, or, in the case of the first Monthly Period, the Issuance Date, and

               (b) during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period, and the denominator of which is the greater of:

                    (1) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of the last day, or, in the case of the first Monthly Period, the Cut-Off Date, and

                    (2) the sum of the numerators used to calculate the
               principal allocation percentages for all Series outstanding as of the date as to which a determination is being made;

provided, however, that because the Certificates offered by this prospectus supplement are subject to being paired with a future Series, if a Pay Out Event occurs with respect to the Paired Series during the [Controlled Amortization Period] [Accumulation Period] with respect to Series 200[ ]- [ ], [the Depositor] [the Seller] [the Servicer] may, by written notice delivered to [the Trustee] [and] [the Seller] [and] [the Servicer], designate a different numerator for the foregoing fraction, provided that the numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for the Paired Series and [the Depositor] [the Seller] [the Servicer] shall have received written notice from each Rating Agency that the designation will not have a Ratings Effect, and [the Depositor] [the Seller] [the Servicer] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of [the Depositor] [the Seller] [the Servicer], the designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 200[ ]- [ ].

          [Amounts so allocated to the Certificateholders will be further allocated between the Class A Certificateholders and the Class B
Certificateholders based on the Class A Principal Percentage and the Class B Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period:

     o during the Revolving Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period, or, in the case of the first Monthly Period, the amount initially invested in Class A (the "Class A Initial Invested Amount"), and the denominator of which is equal to the Invested Amount as of the day, or, in the case of the first Monthly Period, the Initial Invested Amount, and

     o during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of the last day.

The "Class B Principal Percentage" means, with respect to any Monthly Period,

     o during the Revolving Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period, or, in the case of the first Monthly Period, the Class B Initial Invested Amount, and the denominator of which is the Invested Amount as of that day, or, in the case of the first Monthly Period, the Initial Invested Amount, and

     o during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of that last day.]

          As used in this prospectus supplement, the following terms have the meanings indicated:

          "Class A Invested Amount" for any date means an amount equal to:

               (a) the Class A Initial Invested Amount, minus

               (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to the date, minus

               (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to that date.

          ["Class B Invested Amount" for any date means an amount equal to:

               (a) the Initial Class B Invested Amount, minus

               (b) the aggregate amount of principal payments made to Class B Certificateholders on or prior to the date, other than principal payments made from the proceeds of amounts received from the Cash Collateral Account for the purpose of reimbursing previous reductions in the Class B Invested Amount, minus

               (c) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding the date, minus

               (d) the amount of Reallocated Principal Receivables for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to the Distribution Dates, excluding any Reallocated Principal Receivables that have resulted in a reduction of the Collateral Invested Amount, minus

               (e) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Default Amount on all prior Distribution Dates as described under "Class A Investor Charge-Offs ", plus

               (f) the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e).]

          "Class A Adjusted Invested Amount", for any date of determination, means an amount equal to:

               (a) then current Class A Invested Amount, minus

               (b) the funds on deposit in the Principal Funding Account of the date.

          ["Class B Adjusted Invested Amount"(together with the Class A Adjusted Invested Amount, the "Adjusted Invested Amount"), for any date of determination, means:

               (a) if the date occurs prior to the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount, and

               (b) if the date occurs on or after the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount minus the funds on deposit in the Principal Funding Account on the date.]

          ["Collateral Indebtedness Amount" means an amount equal to:

               (a) the initial Collateral Indebtedness Amount, minus

               (b) the aggregate amount of deposits made to the Cash Collateral Account from Principal Collections, minus

               (c) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Indebtedness Amount for all prior Distribution Dates which have been used to fund the Required Amount, minus

               (d) an amount equal to the aggregate amount by which the Collateral Indebtedness Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "-- Defaulted Receivables; Investor Charge-Offs", minus

               (e) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "Collateral Defaulted Amount") with respect to any Distribution Date that is not funded out of Available Funds [and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for the purpose on the related Distribution Date], plus

               (f) the aggregate amount of Available Funds [and Excess Finance Charges] allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (c), (d) and (e) provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.]

          ["Collateral Invested Amount" means for any date, an amount equal to:

               (a) the amount withdrawn from the Cash Collateral Account and applied to the payment of principal of the Certificates on the first Special Payment Date following an Pay Out Event, minus

               (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to the date, minus

               (c) the amount by which the Collateral Invested Amount has been reduced to fund the Class A Default Amount [and the Class B Default Amount] on all prior Distribution Dates as described below, minus

               (d) the amount by which the Collateral Invested Amount has been reduced by Reallocated Principal Receivables applied to reimburse the Required Amount, plus

               (e) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

In the absence of the occurrence of a Pay Out Event and a related withdrawal from the Cash Collateral Account to pay principal of the Certificates, the Collateral Invested Amount will be zero.]

          ["Invested Amount", for any date, means an amount equal to the sum of:

               (a) the Class A Invested Amount,

               (b) the Class B Invested Amount,] and

               (c) [the Collateral Invested Amount].]

               (d) [Principal Funding Account]

          [The [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account, as an Eligible Account held for the benefit of the Certificateholders. During the Accumulation Period, the Servicer will transfer collections from one or more accounts, established and maintained on behalf of the related Certificateholders and, into which payments are made on or with respect to the related Receivables (each, a "Collection Account"), in respect of Principal Receivables, Shared Principal Collections allocated to Series 200[ ]- [ ], [miscellaneous payments allocated to Series 200[ ]- [ ]] and other amounts described in this prospectus supplement, to be treated in the same manner as collections of Principal Receivables, to the Principal Funding Account.

          [Unless a Pay Out Event has occurred with respect to the Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date, after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on the Distribution Date, will be invested until the following Distribution Date by the Trustee at the direction of [the Seller] [the Servicer] [the Depositor] in investments specified in the Pooling and Servicing Agreement and limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Certificates (the "Eligible Investments"). On each Distribution Date with respect to the Accumulation Period [, on or prior to the Class B Expected Final Payment Date,] the interest and other investment income, net of investment expenses and losses, earned on the investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, [prior to the Class B Principal Commencement Date and, after, as a portion of Class B Available Funds]. If the investments with respect to any Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to the Distribution Date will be less than the Covered Amount for the following Distribution Date. It is intended that any shortfall will be funded from Class A Available Funds [or Class B Available Funds, as the case may be], including a withdrawal from the Reserve Account, if necessary, [or a withdrawal from the Cash Collateral Account] [other sources]. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any shortfall.

          The "Covered Amount" shall mean:

          (a) for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date, [if the related Special Payment Date occurs prior to the Class B Principal Commencement Date,] an amount equal to one [twelfth] [quarter] [half] of the product of,

               (1) the Class A Certificate Rate, and

               (2) the Principal Funding Account Balance, if any, as of the preceding Distribution Date, [and

          (b) for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment Date, if this Special Payment Date occurs on or after the Class B Principal Commencement Date, an amount equal to one [twelfth] [quarter] [half] of the product of,

               (1) the Class B Certificate Rate, and

               (2) the Principal Funding Account Balance, if any, as of the preceding Distribution Date].

[Reserve Account]

          The [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Certificates as provided in this prospectus supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the [Servicer's] [Seller's] [Depositor's] instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 200[ ]-[ ] (to the extent described below under "Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account, to the extent the amount is less than the Required Reserve Account Amount. [In addition, on each Distribution Date, the [Seller] [Depositor] will have the option, but will not be required, to make a deposit in the Reserve Account, to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount.]

          [The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Distribution Date with respect to the Monthly Period which commences the Class A Accumulation Period or an earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to the product of [ ]% of the Class A Invested Amount as of the preceding Distribution Date and the Reserve Account Factor as of the Distribution Date, or a lower amount approved by each Rating Agency. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on the Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute the excess to, or at the direction of, [the Seller] [the Depositor]. The "Reserve Account Factor for any Distribution Date will be equal to the percentage, not to exceed 100%, equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period, which may have been postponed at the option of the [Seller] [Depositor] [Servicer], as of the Distribution Date and the denominator of which is [ ] .]

          [Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date, after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on the Distribution Date, will be invested until the following Distribution Date by the Trustee at the direction of the [Seller] [Servicer] [Depositor] in Eligible Investments. The interest and other investment income, net of investment expenses and losses, earned on the investments will be retained in the Reserve Account, to the extent the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount, or deposited in the Collection Account and treated as collections of Finance Charge Receivables.]

          [On or before each Distribution Date with respect to the Accumulation Period, on or prior to the Class A Expected Final Payment Date, and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of the withdrawal will be deposited in the Collection Account and included in Class A Available Funds, prior to the Class B Principal Commencement Date, and, then, in Class B Available Funds,] in an amount equal to the lesser of:

          (a) the Available Reserve Account Amount with respect to the Distribution Date or Special Payment Date, and

          (b) the excess, if any, of the Covered Amount with respect to the Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to the Distribution Date or Special Payment Date;

provided that the amount of the withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on the Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account, before giving effect to any deposit to be made to the Reserve Account on the Distribution Date, and the Required Reserve Account Amount for the Distribution Date.]

          [The Reserve Account will be terminated following the earlier to occur of:

          (a) the termination of the Trust pursuant to the Agreement,

          (b) the date on which the Certificates are paid in full, and

          (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series 200[ ]- [ ] or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the [Class B] Expected Final Payment Date.

Upon the termination of the Reserve Account, all amounts on deposit in the Reserve Account, after giving effect to any withdrawal from the Reserve Account on the date as described above, will be distributed to, or at the direction of, the Depositor. Any amounts withdrawn from the Reserve Account and distributed to, or at the direction of, the Depositor as described above will not be available for distribution to the Certificateholders.]

Reallocation of Cash Flows; Class B Invested Amount

          With respect to each Distribution Date, on each Determination Date, the Servicer will determine the "Class A Required Amount," which will be equal to the amount, if any, by which, the sum of:

               (a) Class A [Monthly] [Quarterly] [Semi-Annual] Interest for the Distribution Date,

               (b) any Class A [Monthly] [Quarterly] [Semi-Annual] Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date,

               (c) any Class A additional Interest,

               (d) the Class A Servicing Fee for the Distribution Date and any unpaid Class A Servicing Fee, and

               (e) the Class A Default Amount, if any, for the Distribution
               Date,

exceeds the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for that purpose will be used to fund the Class A Required Amount with respect to the Distribution Date. If the Excess Spread and Excess Finance Charges available with respect to the Distribution Date are less than the Class A Required Amount, then amounts, if any, on deposit in the Cash Collateral Account available to pay amounts in respect of the Class A Certificates will then be used to fund the remaining Class A Required Amount. [If the Excess Spread and Excess Finance Charges and amounts available from the Cash Collateral Account are insufficient to fund the Class A Required Amount, then collections of Principal Receivables allocable to the Class B Certificates for the related Monthly Period will then be used to fund the remaining Class A Required Amount ("Reallocated Principal Receivables").] If Reallocated Principal Receivables with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and amounts available from the Cash Collateral Account, are insufficient to fund the Class A Required Amount for the related Monthly Period, then the Collateral Invested Amount, if any, will be reduced by the amount of the excess, but not by more than the Class A Default Amount for the Distribution Date. In the event that the reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess of the Class A Default Amount, if any, for the Distribution Date over the amount of the reduction, if any, of the Collateral Invested Amount with respect to the Distribution Date. In the event that the reduction would cause the Class B Invested Amount to be a negative number, then the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for the Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to the Distribution Date as described above. Any reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In this case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

          [The "Class B Required Amount" (and together with the Class A Required Amount, the "Required Amount") means, with respect to any Distribution Date, the amount, if any, by which the sum of:

     (a) current and overdue Class B Monthly Interest,

     (b) current and overdue Class B Additional Interest,

     (c) current and overdue Class B Servicing Fee, and

     (d) the Class B Default Amount

exceeds Class B Available Funds. If the Class B Required Amount is greater than zero, then Excess Spread and Excess Finance Charges allocable to the Series 200[ ]- [ ], and not required to pay the Class A Required Amount or reimburse Class A Charge-Offs, will be applied to fund the deficiency. [If Excess Spread and Excess Finance Charges allocable to Series 200[ ]-[ ] with respect to the Distribution Date and not required to pay the Class A Required Amount are less than the Class B Required Amount, then the amounts, if any, on deposit in the Cash Collateral Account and available to make payments with respect to the Class B Certificates with respect to that Distribution Date will be withdrawn and applied to fund the Class B Required Amount.] If [amounts, if any, in deposit in the Cash Collateral Account and available to make payments with respect to the Class B Certificates with respect to the Distribution Date (together with] Excess Spread and Excess Finance Charges with respect to the Distribution Date [)] are insufficient to fund the remaining Class B Required Amount, then the [Collateral] Invested Amount, if any, will be reduced by the amount of the deficiency, but not more than the Class B Default Amount for the relevant Monthly Period. If the reduction would cause the [Collateral] Invested Amount to be reduced below zero, then the Class B Invested amount will be reduced by the amount by which the [Collateral] Invested Amount would have been reduced below zero, but not by more than the excess of the Class B Default Amount for the related Monthly Period over the reduction in the [Collateral] Invested Amount with respect to the Monthly Period, (this reduction, a "Class B Charge-Off"). In the event of a reduction of the Class B Invested Amount, the amount of principal and interest available to fund payments with respect to the Class B Certificates will be decreased.]

          Reductions of the Class A or Class B Invested Amount shall subsequently be reimbursed and the Class A [or Class B] Invested Amount will be increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges. See "APPLICATION OF COLLECTIONS -- Excess Spread; Excess Finance Charges". When reductions of the Class A and Class B Invested Amount have been fully reimbursed, reductions of the [Collateral] Invested Amount shall be reimbursed and the [Collateral] Invested Amount increased in a similar manner.

Application of Collections

          Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will apply the Class A Available Funds [and Class B Available Funds] (see "--Interest Payments" above) on deposit in the Collection Account in the following priority:

          (a) On each Distribution Date, an amount equal to the Class A Available Funds with respect to the Distribution Date will be distributed in the following priority:

               (1) an amount equal to Class A Monthly Interest for the Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not distributed to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate [plus __% per annum ("Class A Additional Interest"),] will be:

                    [(A)] distributed to Class A Certificateholders [if the
               Distribution Date is an Interest Payment Date, or

                    (B) deposited in the Interest Funding Account, if the
               Distribution Date is not an Interest Payment Date or Special Payment Date for distribution to Class A Certificateholders on the next Interest Payment Date or Special Payment Date];

               (2) an amount equal to the Class A Servicing Fee for the Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer, unless the amount has been netted against deposits to the Collection Account;

               (3) an amount equal to the Class A Default Amount for the Distribution Date will be treated as a portion of Available Investor Principal Collections for the Distribution Date; and

               (4) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

          [(b) On each Distribution Date, an amount equal to the Class B Available Funds with respect to the Distribution Date will be distributed in the following priority:]

               [(1) an amount equal to Class B Monthly Interest for the Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not distributed to the Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate plus __% per annum ("Class B Additional Interest"), will be:]

                    [(A)] distributed to Class B Certificateholders [if the
               Distribution Date is an Interest Payment Date, or

                    (B) deposited in the Interest Funding Account, if the
               Distribution Date is not an Interest Payment Date or Special Payment Date for distribution to Class B Certificateholders on the next Interest Payment Date or Special Payment Date];]

               [(2) an amount equal to the Class B Servicing Fee for the Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer, unless the amount has been netted against deposits to the Collection Account; and]

               [(3) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.]

          "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of:

               (a) a fraction, the numerator of which is the actual number of days in the period from and including the prior Distribution Date to but excluding Distribution Date and the denominator of which is 360,

               (b) the Class A Certificate Rate, and

               (c) the Class A Invested Amount as of the preceding Record Date.

          ["Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of:

          (a) a fraction, the numerator of which is the actual number of days in the period from and including the prior Distribution Date to but excluding that Distribution Date and the denominator of which is 360,

          (b) the Class B Certificate Rate, and

          (c) the Class B Invested Amount as of the preceding Record Date.]

          "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (a)(4) above [and clause (b)(3) above,] [in the definition of Class A Monthly Interest [and Class B Monthly Interest]].

          Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] with respect to the related Monthly Period to make the following distributions in the following priority to the extent funds are available:

          [(a)] an amount equal to the Class A Required Amount, if any, with respect to the Distribution Date will be used to fund any deficiency pursuant to clauses (a) (1), (2) and (3) above in the order of priority;

          [(b)] [an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed, after giving effect to the allocation on the Distribution Date of other amounts applied for that purpose, will be treated as a portion of Available Investor Principal Collections for the Distribution Date as described under "--Payments of Principal" below;]

          [(c)] [an amount equal to the Class B Required Amount, if any, with respect to the Distribution Date will be used first;

                    (1) to fund any deficiency pursuant to clauses (b) (1) and
               (2) above under "--Payment of Interest, Fees and Other Items" in the order of priority, and

                    (2) second to pay any Class B Default Amount with respect to the Distribution Date];

               [(d)] [an amount equal to the aggregate by which the Class B Invested Amount has been reduced pursuant to clauses (4), (5) and (6) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above, but not in excess of the aggregate amount of the reductions which have not been previously reimbursed, shall be treated as a portion of Available Investor Principal Collections for the Distribution Date;]

               [(e)] [an amount equal to the "Cash Collateral Fee" as described in the [Loan] Agreement among the [Depositor] [Seller], [ ] (the "Cash Collateral Depositor") and the Trustee for the Distribution Date shall be distributed to the Cash Collateral Depositor for application in accordance with the [Loan] Agreement;]

               [(f)] [an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (c) and (d) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above, but not in excess of the aggregate amount of the reductions which have not been previously reimbursed, shall be treated as a portion of Available Principal Collections for the Distribution Date;]

               [(g)] [an amount equal to the Monthly Servicing Fee due but not paid to the Servicer on the Distribution Date or a prior Distribution Date shall be paid to the Servicer;]

               [(h)] [an amount up to the excess, if any, of the Required Cash Collateral Amount over the remaining Available Cash Collateral Amount shall be deposited into the Cash Collateral Account;]

               [(i)] [on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;]

               [(j)] [an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the [Loan] Agreement, to the extent these amounts are payable pursuant to the [Loan] Agreement out of Excess Spread and Excess Finance Charges, shall be distributed to the Collateral Interest Holder for application in accordance with the [Loan] Agreement; and

               [(k)] the balance, if any, will constitute a portion of Excess Finance Charges for the Distribution Date and will be available for allocation to other Series in the Group __ or to the [Seller] [Depositor] as described in "Description of the Certificates -- Sharing of Excess Finance Charges" in the Prospectus.

          Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will distribute Available Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

          (a) on each Distribution Date with respect to the Revolving Period, all Available Principal Collections will be distributed [or deposited] in the following priority:

               [(1)] [an amount equal to the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount will be paid to the Collateral Interest Holder; and]

               [(2)] [the balance] [these Available Principal Collections] will be treated as Shared Principal Collections and applied in accordance with the Agreement and the Series Supplement.]

          (b) on each Distribution Date with respect to the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, all Available Principal Collections will be distributed [or deposited] in the following priority:

               [(1)] [an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on the Distribution Date will be distributed to Class A Certificateholders [if the Distribution Date is a Principal Distribution Date or deposited in the Principal Funding Account if the Distribution Date is not a Principal Distribution Date], during the Class A Accumulation Period, or distributed to the Class A Certificateholders, during the Rapid Amortization Period[; and]]

               [(2) for each Distribution Date after the Class A Adjusted Invested Amount has been paid in full, an amount equal to Class B Monthly Principal, up to the Class B Adjusted Invested Amount on the Distribution Date, will be distributed to Class B Certificateholders if the Distribution Date is a Principal Distribution Date or deposited in the Principal Funding Account if the Distribution Date is not a Principal Distribution Date, during the Class B Accumulation Period, or distributed to the Class B Certificateholders, during the Rapid Amortization Period;]

          [(c)] [an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on the Distribution Date will be deposited in the Principal Funding Account, during the Class A Accumulation Period, or distributed to the Class A Certificateholders, during the Rapid Amortization Period;]

          [(d)] [for each Distribution Date beginning on the Class B Principal Commencement Date, an amount equal to Class B Monthly Principal for the Distribution Date, up to the Class B Adjusted Invested Amount on that Distribution Date, will be deposited in the Principal Funding Account, during the Class B Accumulation Period, or distributed to the Class B Certificateholders, during the Rapid Amortization Period;]

          (e) for each Distribution Date with respect to the Rapid Amortization Period, beginning with the Distribution Date on which the Invested Amount is paid in full, an amount equal to the balance, if any, of the Available Principal Collections then on deposit in the Collection Account, to the extent of the Collateral Invested Amount, if any, shall be distributed to the Collateral Interest Holder for application in accordance with the [Loan] Agreement; and

          (f) for each Distribution Date, after giving effect to paragraphs (c),
          (d) and (e) above, an amount equal to the balance, if any, of the Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Agreement.

          "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period will equal the lesser of:

          (a) the Available Principal Collections on deposit in the Collection Account with respect to the Distribution Date,

          (b) for each Distribution Date with respect to the Class A [Controlled Amortization Period] [Accumulation Period], [and on or prior to the Class A Expected Final Payment Date,] the [Controlled Distribution Amount] [Controlled Deposit Amount] for the Distribution Date, and

          (c) the Class A Adjusted Invested Amount on that Distribution Date.

          ["Class B Monthly Principal" with respect to any Distribution Date relating to the Class B [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, after the Class A Certificates have been paid in full, will equal the lesser of:

          (a) the Available Principal Collections on deposit in the Collection Account with respect to the Distribution Date, minus the portion of the Available Principal Collections applied to Class A Monthly Principal on the Distribution Date,

          (b) for each Distribution Date with respect to the Class B [Controlled Amortization Period] [Accumulation Period], [and on or prior to the Class B Expected Final Payment Date,] the [Controlled Distribution Amount] [Controlled Deposit Amount] for the Distribution Date, and

          (c) the Class B Adjusted Invested Amount on the Distribution Date.]

          ["Controlled Accumulation [Amortization] Amount" means:

          [(a)] for any Distribution Date with respect to the Class A Accumulation Period, $ [ ] ; provided, however, that, if the commencement of the Class A Accumulation Period is delayed as described above under "--Principal Payments", the Accumulation Amount for each Distribution Date may be different for each Distribution Date with respect to the Class A Accumulation Period and will be determined by the [Seller] [Servicer] [Depositor] in accordance with the [Agreement] [and the Series Supplement] based on the principal payment rates for the Accounts and on the Invested Amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Class A Accumulation Period[; and

          (b) for any Distribution Date with respect to the Class B Accumulation Period, an amount equal to $ [ ] [the Class B Invested Amount] as of the Class B Principal Commencement Date].]

          ["Deficit Controlled Accumulation Amount" means:

          (a) on the first Distribution Date with respect to the Class A Accumulation Period [or the Class B Accumulation Period,] the excess, if any, of the Controlled Accumulation Amount for the Distribution Date over the amount [deposited in the Principal Funding Account on the Distribution Date] [distributed from the Collection Account as Class A Monthly Principal [or Class B Monthly Principal, as the case may be,] for the Distribution Date, and

          (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period [or the Class B Accumulation Period,] the excess, if any, of the Controlled Deposit Amount for a subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount [deposited in the Principal Funding Account on the Distribution Date] [distributed from the Collection Account as Class A Monthly Principal [or Class B Monthly Principal, as the case may be,] for the subsequent Distribution Date].]]

          "Controlled Distribution Amount") is equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount.

          ["Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of:

          (a) the Controlled Accumulation Amount for the Distribution Date, and

          (b) any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.]

          ["Shared Principal Collections" means, Collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, [will] [may] be applied to cover principal payments due to or for the benefit of the holders of the Certificates.]

[Cash Collateral Account]

          [The Trust will have the benefit of the Cash Collateral Account for the benefit of the Certificateholders [and the Collateral Interest Holder], as their interests appear in the Series Supplement, and in the case of the Collateral Interest Holder, in the [Loan] Agreement, which interest, in the case of the Collateral Interest Holder, will be subordinated to the interests of the Certificateholders as provided in the Series Supplement. The "Cash Collateral Account" will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in specified Eligible Investments that mature on or before the business day immediately preceding the next Distribution[, accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account shall be paid to the Collateral Interest Holder for application in accordance with the [Loan] Agreement].]

          [The Cash Collateral Account will be funded on the Issuance Date in the amount of $[ ] (the "Initial Cash Collateral Amount"), [of which not less than $[ ] (the "Initial Shared Collateral Amount") will be for the benefit of both the Class A Certificates and the Class B Certificates and the remaining $[ ] (the "Initial Class B Collateral Amount") will be for the exclusive benefit of the Class B Certificates], which amount will include the proceeds of an advance to be made by one or more lenders to be selected by the [Depositor] (the lender or lenders, the "Collateral Interest Holders"). The advance will be repaid pursuant to the [Loan] Agreement. The Cash Collateral Account will be terminated following the earliest to occur of:

          (a) the date on which the Certificates are paid in full,

          (b) the date on which the entire Available Cash Collateral Amount is distributed to the Certificateholders as a result of the occurrence of any Pay Out Event,

          (c) the Termination Date, and

          (d) the termination of the Trust pursuant to the Agreement.]

          [On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account, before giving effect to any deposit to be made to, or withdrawal from, the Cash Collateral Account on the related Distribution Date, or the Required Cash Collateral Amount.]

          [The "Required Cash Collateral Amount" means, with respect to any Distribution Date, the lesser of:

          (a) [the sum of] [the Required Shared Collateral Amount] [and] [the Initial Class B Collateral Amount] as of the Distribution Date, and

          (b) the adjusted Invested Amount as of the Distribution Date.]

          [The "Required Shared Collateral Amount means, with respect to any Distribution Date, the product of:

          (a) the Adjusted Invested Amount as of the Distribution Date after taking into account distributions made on that date, and

          (b) [ ]% or any higher percentage specified by each Rating Agency; provided, however, that:

               (1) if there are any withdrawals from the Cash Collateral Account to fund the Class A Required Amount [or the Class B Required Amount,] or a Pay Out Event occurs with respect to Series 200[ ]- [ ], then the Required Shared Collateral Amount for any Distribution Date shall equal the Required Shared Collateral Amount on the Distribution Date immediately preceding a withdrawal from the Cash Collateral Account or Pay Out Event, and

               (2) notwithstanding the foregoing, the Required Shared Collateral Amount with respect to any Distribution Date will not be less than $[ ].]

          [The Required Shared Collateral Amount [and the Initial Class B Collateral Amount] may be reduced without the consent of the Certificateholders, if the [Depositor] [Seller] shall have received written notice from each Rating Agency that the reduction will not have a Ratings Effect and the [Depositor] [Seller] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Depositor] [Seller], the reduction will not cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 200 []- [ ].]

          [On each Distribution Date, one or more withdrawals will be made from the Cash Collateral Account in an amount up to the Available Shared Collateral Amount, to fund the following amounts in the following priority:]

               [(a)] the excess, if any, of the Class A Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available to fund the Class A Required Amount will be used first to fund any deficiency in current Class A Monthly Interest, overdue Class A Monthly Interest and any current or overdue Class A Additional Interest, second to fund any deficiency in the Class A Servicing Fee and any overdue Class A Servicing Fee and third to pay the Class A Default Amount, if any, for the Distribution Date[; and]

               [(b) the excess, if any, of the Class B Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available to fund the Class B Required Amount will be used first to fund any deficiency in current Class B Monthly Interest, overdue Class B Monthly Interest and any current or overdue Class B Additional Interest, second to fund any deficiency in the Class B Servicing Fee and any overdue Class B Servicing Fee, and third to pay the Class B Default Amount, if any, for the Distribution Date.]

          On each Distribution Date, the "Available Shared Collateral Amount" shall equal the lesser of:

               (a) the Required Shared Collateral Amount, and

               (b) the excess, if any, of the amount on deposit in the Cash Collateral Account for the relevant Distribution Date over the Initial Class B Collateral Amount.

          On the first Special Payment Date following a Pay Out Event described in clause (e) under "--Pay Out Events" after giving effect to any payment of principal on the date described under "--Application of Collections - -- Payments of Principal", the Available Shared Collateral Amount, after giving effect to any withdrawal from the Cash Collateral Account on the date to fund the Required Amount, will be applied to pay principal of the Class A Certificates [and the remainder of the Available Cash Collateral Amount will be applied to pay principal of the Class B Certificates].

          [On each Distribution Date commencing with the Class B Principal Commencement Date, unless a Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, in an amount equal to the excess, if any, of the Class B Initial Invested Amount, minus the sum of the aggregate amount of principal payments previously deposited to the Principal Funding Account or distributed in respect of the Class B Certificates, over the Class B Invested Amount on the last day of the related Monthly Period, determined after giving effect to any changes to be made in the Class B Invested Amount pursuant to clauses (c), (d),
(e) or (f) of the definition of "Class B Invested Amount" under "--Allocation Percentages" on the following Distribution Date.]

          [In the event of:

          (a) a sale of the Receivables and an early termination of the Trust due to an Insolvency event,

          (b) an optional repurchase of the Certificateholders' Interest by the [Depositor] [Seller] [Servicer],

          (c) a sale of a portion of the Receivables in connection with the Termination Date,

          (d) a repurchase or sale of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a Servicer Default, or,

          (e) a reassignment of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a breach by the [Seller] [Depositor] [Servicer] of related representations and warranties, any Available Cash Collateral Amount on the related Distribution Date, after giving effect to all other withdrawals from the Cash Collateral Account on the Distribution Date as described above, will be withdrawn from the Cash Collateral Account and the proceeds withdrawn from the Cash Collateral Account will be distributed to Class B Certificateholders to the extent of all previous reductions of the Class B Invested Amount pursuant to clauses (c), (d) or (e) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above.]

          On each Distribution Date, the [Seller] [Servicer] or the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] (to the extent described above under "--Application of Collections -- Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Cash Collateral Account to the extent that amount is less than the Required Cash Collateral Amount. In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, this excess will be withdrawn and paid to the Collateral Interest Holder for application in accordance with the [Loan] Agreement.

Defaulted Receivables Charge-Offs

          On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of:

               (a) the Floating Allocation Percentage with respect to the related Monthly Period, and

               (b) the Defaulted Amount for that Monthly Period.

[A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for that Monthly Period.

A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for that Monthly Period. An amount equal to the Class A Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] or from amounts available under the Cash Collateral Account and Reallocated Principal Receivables and applied as described above in "--Application of Collections -- Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows; Class B Invested Amount". An amount equal to the Class B Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] or from amounts, if any, available under the Cash Collateral Account and applied as described above in "--Application of Collections -- Payment of Interest, Fees and Other Items".]

          On each Distribution Date, if the Class A Required Amount for that Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 200[ ]- [ ], then amounts, if any, on deposit in the Cash Collateral Account up to the Available Shared Collateral Amount and Reallocated Principal Receivables, the Collateral Invested Amount, if any, will be reduced by the amount of the excess, but not by more than the Class A Default Amount for the related Distribution Date. [In the event that a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for the Distribution Date over the amount of the reduction, if any, of the Collateral Invested Amount with respect to the Distribution Date. In the event that a reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for the Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to the Distribution Date as described above (a "Class A Charge-Off"),] which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders.] If the Class A Invested Amount has been reduced by the amount of any Class A Charge-Offs, it will subsequently be increased on any Distribution Date, but not by an amount in excess of the aggregate Class A Charge-Offs, by the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for that purpose.

          [On each Distribution Date, if the Class B Required Amount for that Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 200[ ]- [ ] and not required to pay the Class A Required Amount and amounts, if any, on deposit in the Cash Collateral Account which are allocated and available to fund the amount, then the Collateral Invested Amount, if any, will be reduced by the amount of any excess. In the event that a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Default Amount for the relevant Distribution Date over the amount of the reduction, if any, of the Collateral Invested Amount with respect to the Distribution Date.]

          [If on any Distribution Date Reallocated Principal Receivables for that Distribution Date are applied to fund the Required Amount, the Collateral Invested Amount, if any, will be reduced by the amount of the Reallocated Principal Receivables. In the event the reductions would cause the Collateral Investment Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.]

          [The Class B Invested Amount will subsequently be reimbursed, but not in excess of the aggregate unreimbursed Class B Charge-Offs, on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for that purpose.]

          [Any reductions of the Collateral Invested Amount shall subsequently be reimbursed and the Collateral Invested Amount increased, but not by any amount in excess of the aggregate reductions of the Collateral Invested Amount, on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for that purpose as described under "--Application of Collections -- Payment of Interest, Fees and Other Items".]

Issuance of Additional Certificates

          The Series Supplement provides that from time to time during the Revolving Period, the [Depositor] [Seller] may, subject to specific conditions described below, cause the Trustee to issue additional Certificates, each an "Issuance". When issued, the additional Certificates [of each class] will be identical in all respects to the other outstanding Certificates [of that class] and will be equally and ratably entitled to the benefits of the Agreement and the Series Supplement without preference, priority or distinction.

          In connection with each additional Issuance, the outstanding principal amounts of the Class A Certificates [and the Class B Certificates] and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an additional Issuance may take the form of an increase in the Required Cash Collateral Amount or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a Ratings Effect.

          Following an additional Issuance, the [Controlled Amortization Amount] [Controlled Accumulation Amounts] of each Class will be increased proportionately to reflect the principal amount of additional Certificates.

          Additional Certificates may be issued only upon the satisfaction of specific conditions provided in the Series Supplement, including the following:

          (a) on or before the fifth business day immediately preceding the date on which the additional Certificates are to be issued, the [Depositor] [Seller] shall have given the Trustee, [the Seller,] [the Servicer,] each Rating Agency and any provider of Credit Enhancement written notice of the issuance and the date upon which it is to occur;

          (b) after giving effect to the additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Principal Balance;

          (c) the [Depositor] [Seller] shall have delivered to the Trustee an amended Series Supplement, executed by each of the parties to the agreement;

          (d) the [Depositor] [Seller] shall have received written notice from each Rating Agency that this additional Issuance will not have a Ratings Effect;

          (e) the [Depositor] [Seller] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Depositor] [Seller], the additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 200[ ]- [ ];

          (f) as of the date of the additional Issuance and taking the additional Issuance into account, the amount of Credit Enhancement with respect to Series 200[ ]- [ ], together with any additional Credit Enhancement, shall not be less than the amount required so that the additional issuance will not result in a Ratings Effect;

          (g) as of the date of the additional Issuance, all amounts due and owing to the holders of Certificates shall have been paid, and there shall not be any unreimbursed Class A Charge-Offs [or Class B Charge-Offs];

          (h) the excess of the principal amount of the additional Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount;

          (i) the [Seller's] remaining interest in Principal Receivables shall not be less than [ ]% of the total amount of Principal Receivables, in each case as of the date upon which the additional Issuance is to occur after giving effect to the issuance;

          (j) the [Depositor] [Seller] shall have delivered to the Trustee, each Rating Agency and any provider of Credit Enhancement, a Tax opinion with respect to the additional Issuance;

          (k) the [Depositor] [Seller] shall have obtained additional Credit Enhancement for the benefit of the holders of Certificates, provided that the ratio of the sum of the Required Cash Collateral Amount and the amount of the additional Credit Enhancement to the Invested Amount, after giving effect to the additional Issuance, shall be greater than or equal to the ratio of the Required Cash Collateral Amount to the Invested Amount, before giving effect to the additional Issuance;

          (l) the [Depositor] [Seller] shall have delivered to each Rating
Agency:

               (1) an opinion of counsel to the effect that the Issuance will not violate applicable Federal Securities laws, and

               (2) any other documents as the Rating Agencies may request; and

          (m) the ratio of the [Controlled Amortization Amount] [Controlled Accumulation Amount], after giving effect to the Additional Issuance, to the Invested Amount, after giving effect to the Additional Issuance, shall be equal to the ratio of the [Controlled Amortization Amount] [Controlled Accumulated Amount], before giving effect to the Additional Issuance, to the Invested Amount, before giving effect to the Additional Issuance.

          There are no restrictions on the time or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount [and the Class B Invested Amount] will be increased to reflect the initial principal balance of the Additional Certificates of the respective classes.

[Paired Series]

          [The Series 200[ ]- [ ] Certificates may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of each Paired Series and primarily from the proceeds of the sale of the Paired Series or will have a variable principal amount. Any prefunding account will be held for the benefit of the Paired Series and not for the benefit of Certificateholders. As funds are accumulated in the Principal Funding Account, either:

               (a) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for that prefunded Paired Series will be released, which funds will be distributed to the Seller, or

               (b) in the case of a Paired Series having a variable principal amount, an interest in that variable Paired Series, in an equal or lesser amount may be sold by the Trust, and the proceeds distributed to the Seller, and, in either case, the Invested Amount in the Trust of the Paired Series will increase by up to a corresponding amount.

Upon payment in full of Series 200[ ]- [ ], assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate Invested Amount of the related Paired Series will have been increased by an amount up to an aggregate amount equal to the Series 200[ ]- [ ] Invested Amount paid to the Certificateholders. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by Certificateholders. See "Maturity Considerations" in this prospectus supplement.]

Required Principal Balance; Addition to Accounts

          The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described in the Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to the issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance means, as of any date of determination, the sum of:

          (a) the initial Invested Amount (see the relevant Supplement) of each Series outstanding on that date, other than any Series or portion of a Series (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series, minus

          (b) the principal amount on deposit in the Excess Funding Account on that date;

provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more Series, the Required Principal Balance shall mean the sum of:

          (a) the "Invested Amount" (see the relevant Supplement) of each Excluded Series as of the earliest date on which any Pay Out Event is deemed to have occurred, minus

          (b) the principal amount on deposit in the Excess Funding Account;

and provided further that the Required Principal Balance may be reduced to a lesser amount without the consent of the Certificateholders, if the [Depositor] [Seller] shall have received written notice from each Rating Agency that the reduction will not have a Ratings Effect.

          If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on that date, the [Depositor] [Seller] shall on or before the [ ] business day following that day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of the Monthly Period and prior to the tenth business day, make an addition to the Trust so that, after giving effect to the addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

Pay Out Events

          The "Pay Out Events" with respect to the Certificates will include each of the events specified in the Prospectus and the following:

               (a)  failure on the part of the [Depositor] [Seller] [Servicer],

                    (1) to make any payment or deposit required by it under the
               Agreement or the Series Supplement within [ ] business days after the day a payment or deposit is required to be made; or

                    (2) to observe or perform any of its other covenants or
               agreements set forth in the Agreement or the Series Supplement, which failure has a material adverse effect on the Series 200[ ]-
               [ ] Certificateholders and which continues unremedied for a period of [ ] days, or for a longer period, not in excess of [ ] days, as may be reasonably necessary to remedy the failure; provided that the failure is capable of remedy within [ ] days or less and the [Seller] [Servicer] [Depositor] delivers an officer's certificate to the effect that the [Seller] [Servicer] [Depositor] has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the failure, after the earlier to occur of the discovery of the failure by the [Seller] [Servicer] [Depositor] or written notice;

               (b) any representation or warranty made by [Seller] [Servicer] [Depositor] in the Agreement or the Series Supplement or any information required to be given by the [Depositor] [Seller] [Servicer] to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [ ] days, or for a longer period, not in excess of [ ] days, as may be reasonably necessary to remedy the breach; provided that the misrepresentation is capable of remedy within [ ] days or less and the [Seller] [Servicer] [Depositor] delivers an officer's certificate to the effect that the [Seller] [Servicer] [Depositor] has commenced or will promptly commence and diligently pursue, all reasonable efforts to remedy the misrepresentation, after the earlier to occur of discovery of the breach by the [Seller] [Servicer] [Depositor] or written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur if the [Seller] [Servicer] [Depositor] has repurchased the related Receivables or all Receivables, if applicable, during the period in accordance with the provisions of the Agreement;

               (c) a failure by the [Depositor] [Seller] to make an addition to the Trust within five business days after the day on which it is required to make an addition pursuant to the Agreement or the Series Supplement;

               (d) the occurrence of any Servicer Default with respect to the Certificates;

               (e) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 200[ ]- [ ] for the Monthly Periods;

               (f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date[, or the Class B Invested Amount on the Class B Expected Final Payment Date]; and

                           (g) the [Depositor] [Seller] is unable for any reason
                  to transfer Receivables to the Trust in accordance with the Agreement or the Series Supplement.

          Then, in the case of any event described in subparagraph (a), (b) or
(d), after the applicable grace period, if any, set forth in those subparagraphs, either the Trustee or the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 200[ ]- [ ] by notice then given in writing to the [Seller] [Servicer] [Depositor], and to the Trustee if given by the Certificateholders, may declare that a Pay Out Event has occurred with respect to Series 200[ ]- [ ] as of the date of notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 200[ ]- [ ], without any notice or other action on the part of the Trustee immediately upon the occurrence of the event.

          For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Certificates:

          "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, [Class B Monthly Interest] and the Monthly Servicing Fee with respect to Series 200[ ]- [ ] for the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

          "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to:

               (a) the Floating Allocation Percentage of collections of Finance Charge Receivables, including any investment earnings and other amounts that are to be treated as Finance Charge Receivables in accordance with the Agreement, for the Monthly Period calculated on a billed basis, plus

               (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, plus

               (c) the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds [or Class B Available Funds], in each case for the Distribution Date with respect to the relevant Monthly Period, minus

               (d) the Investor Default Amount for the Distribution Date with respect to the Monthly Period, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

          If the proceeds of any sale of the Receivables following the occurrence of an Insolvency event with respect to the [Depositor] [Seller] [Servicer] allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, then the Class A Certificateholders will suffer a corresponding loss [and no proceeds will be available to the Class B Certificateholders].

Servicing Compensation and Payment of Expenses

          The share of the Servicing Fee allocable to Series 200[ ]- [ ] with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one twelfth of the product of:

               (a) [ ]% (the "Servicing Fee Rate"), and

               (b) the sum of the Adjusted Invested Amount and the Collateral Invested Amount, if any, as of the last day of the Monthly Period preceding the Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount");

provided, however, that the Monthly Servicing Fee with respect to the first Distribution Date will be $[ ] [equal to the Servicing Fee accrued on the Initial Invested Amount at the Servicing Fee Rate for the period from the Issuance Date to but excluding the first Distribution Date calculated on the basis of the actual number of days in the period from the Issuance Date to the first Distribution Date and a 360-day year]. On each Distribution Date, but only if [ ] or the Trustee is the Servicer, Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer as payment of a portion of the Monthly Servicing Fee with respect to the Monthly Period. The "Servicer Interchange" for any Monthly Period for which [ ] or the Trustee is the Servicer will be equal to the product of:

               (a) the Floating Allocation Percentage for the Monthly Period, and

               (b) the portion of Finance Charge Receivables allocated to the Trust with respect to the Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one twelfth of the product of:

                    (1) the sum of the Invested Amount and the Collateral Investment amount, if any, as of the last day of the Monthly Period, and

                    (2) [ ]%.

In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to the Monthly Period will not be paid to the extent of that insufficiency and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid out of the Servicer Interchange.

          [The share of the Monthly Servicing Fee allocable to the Class A Certificateholders, after giving effect to the distribution of any Servicer Interchange to the Servicer, with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one twelfth of the product of:

               (a) the Class A Floating Percentage,

               (b) [ ]%, or if [ ] or the Trustee is not the Servicer, [ ]% (the "Net Servicing Fee Rate"), and

               (c) the Servicing Base Amount;

provided, however, with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to the Class A Certificateholders' share of the Monthly Servicing Fee for the period from the Issuance Date to but excluding the first Distribution Date.

[The share of the Monthly Servicing Fee allocable to the Class B
Certificateholders, after giving effect to any distribution of Servicer Interchange to the Servicer, with respect to any Distribution Date (the "Class B Servicing Fee", and together with the Class A Servicing Fee, the "Servicing Fee") shall be equal to one twelfth of the product of:

               (a) the Class B Floating Percentage,

               (b) the Net Servicing Fee Rate, and

               (c) the Servicing Base Amount;

provided, however, with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to the Class B Certificateholders' share of the Monthly Servicing Fee for the period from the Series Issuance Date to but excluding the first Distribution Date.

The remainder of the Servicing Fee shall be paid by the [Depositor] [Seller] or the certificateholders of other Series, as provided in the related Supplements, or, to the extent of any insufficiency of the Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid by the [Depositor] [the Seller] or the Certificateholders of any other Series or to be paid out of the Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution of the servicing fees.]

Series Termination

          If on the Distribution Date which is two months prior to the Termination Date, the Invested Amount or the Collateral Invested Amount, if any, in each case after giving effect to all changes in these amounts on that date, exceeds zero, the Servicer will, within the 40-day period beginning on that date, solicit bids for the sale of interests in the Principal Receivables or particular Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the sum of the Invested Amount and the Collateral Invested Amount, if any, at the close of business on the last day of the Monthly Period preceding the Termination Date, after giving effect to all distributions required to be made on the Termination Date. The [Depositor] [Seller], provided that the sum of the Invested Amount and the Collateral Invested Amount, if any, is less than or equal to [ ]% of the Initial Invested Amount, and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, the bidding. Upon the expiration of the 40-day period, the Trustee will determine:

          o which bid is the highest cash purchase offer (the "Highest Bid"), and

          o the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Certificateholders and the Collateral Interest Holder.

The Servicer will sell the Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of the sale in the Collection Account for allocation, together with the Available Final Distribution Amount, to the Certificateholders' Interest.

Reports

          No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, [the Collateral Interest Holder] [the Cash Collateral Depositor] [the Depositor] the Paying Agent and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth information with respect to the Trust and the Certificates, including:

          (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of the Monthly Period;

          (b) the Class A Invested Amount [and] [the Class B Invested Amount] [and] [the Collateral Invested Amount] at the close of business on the last day of the preceding Monthly Period;

          (c) the Floating Allocation Percentage and, during the [Controlled Amortization Period] [Accumulation Period] or Rapid Amortization Period with respect to the Series, the Principal Allocation Percentage with respect to the Certificates;

          (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion of these Receivables allocated to the Certificateholders' Interest;

          (e) the aggregate outstanding balance of Accounts which were 30, 60, and 90 days or more delinquent as of the end of the Monthly Period;

          (f) the Defaulted Amount with respect to the Monthly Period and the portion of this Defaulted Amount allocated to the Certificateholders' Interest [and the Collateral Interest Holder];

          (g) the amount, if any, of Class A Charge-Offs [and Class B Charge-Offs];

          (h) the Monthly Servicing Fees;

          (i) the Portfolio Yield for the Monthly Period;

          (j) the amount to be withdrawn from the Cash Collateral Account, if any, to fund the Class A Required Amount [or the Class B Required Amount] for the Distribution Date;

          (k) the Available Cash Collateral Amount, the Available Shared Collateral Amount and the Required Cash Collateral with respect to Series 200[ ]- [ ], and

          (l) Reallocated Principal Receivables.

                              ERISA CONSIDERATIONS

          [State whether the Notes may be classified as indebtedness without substantial equity features for ERISA purposes.]

                         LEGAL INVESTMENT CONSIDERATIONS

          The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the "Underwriting Agreement" between the Depositor and the underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates [and Class B Certificates] set forth opposite its name (the "Underwritten Certificates"):

                               Principal Amount          Principal Amount
UNDERWRITER                    OF CLASS A CERTIFICATES   OF CLASS B CERTIFICATES
-----------                    -----------------------   -----------------------

Deutsche Banc Alex. Brown...
[Other underwriter].........
Total.......................

          The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Underwritten Certificates are subject to the approval of related legal matters by their counsel and to other conditions. All of the Certificates offered by this prospectus supplement will be issued if any are issued. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Underwritten Certificates offered by this prospectus supplement, if any are taken.

          The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this prospectus supplement and to some dealers at price less concessions not in excess of [ ] % of the principal amount of the Class A Certificates. The Underwriters may allow, and dealers may reallow, concessions not in excess of [ ] % of the principal amount of the Class A Certificates to specific brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

          [The Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page of this prospectus supplement and to some dealers at price less concessions not in excess of [ ]% of the principal amount of the Class B Certificates. The Underwriters may allow, and dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B Certificates to some brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.]

          The Depositor will indemnify the Underwriters against specific liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make.

          In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Depositor and its affiliates.

          If and to the extent required by applicable law or regulation, this prospectus supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Certificates in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

          Some related legal matters with respect to the Certificates will be passed upon by [ ], New York, New York.

                                     RATINGS

          It is a condition to issuance that the Class A Certificates be rated in the highest rating category by [Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.] [Duff & Phelps Credit Rating Co.] [Moody's Investors Service, Inc.], referred to as the "Rating Agencies". [It is a condition to issuance that the Class B Certificates be rated in one of the three highest rating categories by a Rating Agency.]

          A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Securities. The rating takes into consideration the characteristics of the Securities and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however constitute statements regarding the possibility that Certificateholders might realize a lower than anticipated yield.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             Index of Defined Terms

Accumulation Period......................................................S-27
Accumulation Period Length...............................................S-30
Adjusted Invested Amount.................................................S-36
Agreement................................................................S-13
Available Cash Collateral Amount.........................................S-50
Available Final Distribution Amount......................................S-64
Available Funds..........................................................S-27
Available Principal Collections..........................................S-30
Available Reserve Account Amount.........................................S-40
Available Shared Collateral Amount.......................................S-52
Base Rate................................................................S-61
Cash Collateral Account..................................................S-50
Cash Collateral Depositor................................................S-46
Cash Collateral Fee......................................................S-46
Certificateholders.......................................................S-13
Certificates.............................................................S-24
Class A Accumulation Period..............................................S-29
Class A Additional Interest..............................................S-43
Class A Adjusted Invested Amount.........................................S-35
Class A Available Funds..................................................S-26
Class A Certificate Rate.................................................S-25
Class A Certificateholders...............................................S-13
Class A Certificates.....................................................S-24
Class A Charge-Off.......................................................S-54
Class A Default Amount...................................................S-54
Class A Floating Percentage..............................................S-33
Class A Initial Invested Amount..........................................S-34
Class A Invested Amount..................................................S-35
Class A Investor Charge-Offs.............................................S-35
Class A Monthly Interest.................................................S-44
Class A Monthly Principal................................................S-48
Class A Principal Percentage.............................................S-34
Class A Required Amount..................................................S-41
Class A Servicing Fee....................................................S-62
Class B Accumulation Period..............................................S-29
Class B Additional Interest..............................................S-44
Class B Adjusted Invested Amount.........................................S-36
Class B Available Funds..................................................S-27
Class B Certificate Rate.................................................S-25
Class B Certificateholders...............................................S-13
Class B Certificates.....................................................S-24
Class B Charge-Off.......................................................S-42
Class B Default Amount...................................................S-54
Class B Floating Percentage..............................................S-33
Class B Initial Invested Amount..........................................S-31
Class B Invested Amount..................................................S-35
Class B Monthly Interest.................................................S-44
Class B Monthly Principal................................................S-48
Class B Principal Commencement Date......................................S-31
Class B Principal Percentage.............................................S-34
Class B Required Amount..................................................S-42
Class B Servicing Fee....................................................S-63
Collateral Defaulted Amount..............................................S-36
Collateral Indebtedness Amount...........................................S-36
Collateral Interest Holders..............................................S-50
Collateral Invested Amount...............................................S-37
Collection Account.......................................................S-37
Controlled Accumulation [Amortization] Amount............................S-49
Controlled Amortization Period...........................................S-28
Controlled Deposit Amount................................................S-49
Controlled Distribution Amount...........................................S-49
Covered Amount...........................................................S-38
Cut-Off Date.............................................................S-27
Deficit Controlled Accumulation Amount...................................S-49
Distribution Date....................................................S-13, 25
Eligible Investments.....................................................S-38
Excess Funding Account...................................................S-32
Excess Spread............................................................S-45
Excluded Series..........................................................S-58
Finance Charge Receivables...............................................S-17
Floating Allocation Percentage...........................................S-32
Highest Bid..............................................................S-64
Identified Pool..........................................................S-18
Initial Cash Collateral Amount...........................................S-50
Initial Class B Collateral Amount........................................S-50
Initial Shared Collateral Amount.........................................S-50
Interest Funding Account.................................................S-25
Interest Payment Date....................................................S-25
Interest Period..........................................................S-25
Invested Amount..........................................................S-37
Investor Default Amount..................................................S-53
Issuance.................................................................S-55
Monthly Period...........................................................S-13
Monthly Report...........................................................S-64
Monthly Servicing Fee....................................................S-61
Net Servicing Fee Rate...................................................S-62
Paired Series............................................................S-57
Pay Out Events...........................................................S-59
Portfolio Yield..........................................................S-61
Principal Allocation Percentage..........................................S-33
Principal Funding Account................................................S-28
Principal Funding Account Balance........................................S-38
Principal Funding Investment Proceeds....................................S-38
Rating Agencies..........................................................S-66
Ratings Effect...........................................................S-17
Reallocated Principal Receivables........................................S-41
Record Date..............................................................S-25
Required Amount..........................................................S-42
Required Cash Collateral Amount..........................................S-51
Required Principal Balance...............................................S-58
Required Reserve Account Amount..........................................S-39
Required Share Collateral Account........................................S-51
Reserve Account..........................................................S-39
Reserve Account Factor...................................................S-39
Reserve Account Funding Date.............................................S-39
Revolving Period.........................................................S-27
Securities...............................................................S-24
Seller...................................................................S-23
Series...................................................................S-24
Series Enhancement.......................................................S-16
Series Supplement........................................................S-13
Servicer.................................................................S-24
Servicing Base Amount....................................................S-62
Servicing Fee............................................................S-63
Servicing Fee Rate.......................................................S-61
Special Payment Date.....................................................S-13
Supplement...............................................................S-13
Termination Date.........................................................S-13
Trust....................................................................S-24
Trust Portfolio..........................................................S-18
Trustee..................................................................S-25
Underwriters.............................................................S-65
Underwriting Agreement...................................................S-65
Underwritten Certificates................................................S-65

=============================================

$[ ]





CARD ACCOUNT
RECEIVABLES TRUSTS





$[ ] [ ]% Floating Rate
Adjustable Rate Variable Rate
Asset Backed Certificates, Class A

$[ ] [ ]% Floating Rate
Adjustable Rate Variable Rate
Asset Backed Certificates, Class B






ACE SECURITIES CORP.
(DEPOSITOR)






PROSPECTUS SUPPLEMENT
[ ]



DEUTSCHE BANC ALEX. BROWN







==============================================

                        SUBJECT TO COMPLETION, [ ], 2000

                                   PROSPECTUS

                                 CARD RECEIVABLE
                ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)
                              ACE SECURITIES CORP.
                                    DEPOSITOR

THE TRUSTS:

     Each trust will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust will generally consist of one or more of the following:

1.   One or more pools of:

     o receivables arising from time to time in the ordinary course of business in one or more portfolios of credit card, charge card or other types of accounts,
     o participation certificates evidencing participation interests in loans similar to the types of loans described above,
     o    government securities,
     o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

2. All monies due under the above assets (which may be net of amounts payable to the servicer); and
3. Funds or accounts established for the related trust or one or more forms of enhancement.

     The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

THE SECURITIES:

     ACE Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

                    The date of this Prospectus is [ ], 2000

The information in this prospectus supplement is not complete and may not be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
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                                TABLE OF CONTENTS

                                                                            PAGE

Risk Factors................................................................
The Trusts..................................................................
Trust Assets................................................................
Series Enhancement..........................................................
Servicing of Receivables....................................................
Certain Matters Regarding the Servicer......................................
Description of the Notes....................................................
Description of the Certificates.............................................
Certain Information Regarding the Securities................................
Description of the Trust Agreements or Pooling and Servicing Agreements.....
Certain Legal Aspects of the Receivables....................................
The Depositor...............................................................
Use of Proceeds.............................................................
Material Federal Income Tax Consequences....................................
Certain State and Local Tax Considerations..................................
ERISA Considerations........................................................
Plan of Distribution........................................................
Legal Matters...............................................................
Index of Defined Terms......................................................
Annex I; Global Clearance, Settlement and Tax Documentation Procedures......

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                                  RISK FACTORS


     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY MAY RESULT IN
DELAYS IN YOUR ABILITY TO SELL
SECURITIES OR LOWER RETURNS             There will be no market for the
                                        securities of any series prior to their
                                        issuance, and there can be no assurance
                                        that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Deutsche Banc Alex. Brown presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

LIMITED ASSETS FOR PAYMENTS - NO
RECOURSE TO DEPOSITOR, SELLER OR
SERVICER The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust for that series. Except for any related insurance policies or credit support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series. Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

                                        The only obligations, if any, of the
                                        depositor with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

LIMITS ON ENHANCEMENT MAY RESULT
IN LOSSES TO YOU                        Although we intend the enhancement for
                                        the securities to reduce the risk of
                                        delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

TIMING AND RATE OF PREPAYMENTS
MAY RESULT IN LOWER YIELD               The yield to maturity experienced by a
                                        holder of securities may be affected by
                                        the rate and timing of payments of
                                        principal of the receivables or of the
                                        underlying loans relating to the private securities. The receivables or underlying receivables may be paid at any time and we can not assure you that there will be new receivables created in the related accounts or that new receivables will be added to the related trust or underlying trust. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

                                        o    the extent of repayments,
                                        o    the manner of allocating principal
                                             payments among the classes of
                                             securities of a series as specified
                                             in the related prospectus
                                             supplement, and
                                        o    the exercise of any right of
                                             optional termination.

                                        Prepayments may also result from
                                        repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller's or the depositor's representations or warranties.

                                        Interest payable on the securities of a
                                        series on a distribution date will
                                        include all interest accrued during the
                                        period specified in the related
                                        prospectus supplement. In the event
                                        interest accrues during the calendar
                                        month prior to a distribution date, the
                                        effective yield to holders will be
                                        reduced from the yield that would
                                        otherwise be obtainable if interest
                                        payable on the security were to accrue
                                        through the day immediately preceding
                                        each distribution date, and the
                                        effective yield at par to holders will
                                        be less than the indicated coupon rate.

RISK OF EARLY AMORTIZATION              The continuation of the revolving period
                                        for any series will depend on the
                                        continued generation of new receivable
                                        for the related trust. A decline in the
                                        amount of receivables may result in the
                                        commencement of a rapid amortization
                                        period with respect to the related
                                        series. Receivables are generally
                                        prepaid upon the retail sale of the
                                        underlying consumer or commercial
                                        product. In these events, you would bear the risk of reinvestment of the principal amount of your securities. The seller's or depositor's interest will need to be maintained at a minimum level equal to an amount specified in the related prospectus supplement. If it falls below the minimum level, the seller or depositor will be required to transfer additional accounts to the
                                        Trust. In addition, subject to some
                                        exceptions, which if applicable, will be set forth in the related prospectus supplement, a rapid amortization period will commence if the seller or depositor fails to transfer these additional accounts to the trust.

POSSIBLE ADVERSE IMPACT OF FUTURE
SERIES Each trust that is a master trust may issue new series from time to time. The terms of any new series will not be subject to your prior review or consent. The terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other series enhancements, provisions subordinating the series to other series or subordinating other series if the supplement relating to this series so permits) to the new series, and any other amendment or supplement to the transaction documents which is made applicable only to the new series. The obligation of the trustee to issue any new series is subject to the condition that the issuance will not result in any rating agency reducing or withdrawing its then existing rating of your securities. You can not be certain, however, that the issuance of any other series, from time to time, might not have an impact on the timing or amount of payments received by you.

RISKS OF SUBORDINATED SECURITIES        To the extent specified in the
                                        applicable prospectus supplement,
                                        distributions of interest on and
                                        principal of one or more classes of
                                        securities of a series may be
                                        subordinated in priority of payment to
                                        interest and principal due on one or
                                        more other classes of securities of the
                                        related series. Any subordinated
                                        securities will be affected to a greater degree by any losses on the mortgage loans, contracts or of the underlying loans relating to the private securities.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST          Issuance of the securities in book-entry
                                        form may reduce the liquidity of these
                                        securities in the secondary trading
                                        market since investors may be unwilling
                                        to purchase securities for which they
                                        cannot obtain physical certificates.
                                        Since transactions in the securities can be effected only through The Depository
                                        Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust
                                        Company or any other entities or
                                        otherwise to take actions in respect of
                                        the related securities may be limited
                                        due to lack of a physical certificate
                                        representing the securities.

                                        You may experience some delay in the
                                        receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants.

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                                   THE TRUSTS

          ACE Securities Corp., a Delaware corporation (the "Depositor") will establish a trust or master trust (the "Trust") pursuant to a Trust Agreement or a Master Trust Agreement (a "Trust Agreement"). The Trustee of each Trust will be a commercial bank, savings and loan association or trust company identified as the Trustee (the "Trustee") in the related prospectus supplement. The property of the Trust will include Base Assets and may also include Series Enhancements and other assets specified in the related prospectus supplement.

          Each Trust will issue one or more series (each, a "Series") of asset backed notes (the "Notes") and/or asset backed certificates (the "Certificates", and together with the Notes, the "Securities"), that will include one or more Classes of Certificates and may also include one or more Classes of Notes (each, a "Class"). Any Notes included in a Series will be issued pursuant to an indenture (the "Indenture") entered into between the related Trust and an indenture trustee (the "Indenture Trustee"). The Indenture Trustee will also be a commercial bank, savings and loan association or trust company identified as the Indenture Trustee in the related prospectus supplement.

          A form of Trust Agreement, a form of the Pooling and Servicing Agreement and a form of the Series Supplement to the Pooling and Servicing Agreement and a form of Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. If applicable, the Trust Agreement, the Pooling and Servicing Agreement, the Series Supplement and the Indenture (collectively the "Agreements"), relating to a particular Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Securities and Exchange Commission (the "Commission") within 15 days following the issuance of this Series of Securities.

                                  TRUST ASSETS

          The assets of the Trust for a Series of Certificates will include some or all of the Base Assets described below and may include Series Enhancements with respect to these Series and other assets described in the related prospectus supplement.

          The "Base Assets" for a Series will consist of one or more of the following types of assets:

          (a) receivables arising from time to time in the ordinary course of business in one or more portfolios of credit card, charge card or other types of accounts (the "Receivables") and/or participations ("Participations") in Receivables,

          (b) securities backed by Receivables ("CRB Securities"),

          (c) Government Securities; and

          (d) Private Label Custody Receipt Securities.

The Base Assets for a Series may be purchased by the Depositor from the Seller identified in the related prospectus supplement or, with respect to CRB Securities, may be purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates of the Depositor, and then, in each case, will be transferred by the Depositor to the Trust in exchange for Securities issued by the Trust. Alternatively, the Trust may purchase some or all of the Base Assets in the open market or in privately negotiated transactions with cash obtained by the Trust in exchange for the issuance of Securities of the Trust to the Depositor.

          If so specified in the related prospectus supplement, the assets of the Trust for a Series may include monies or government securities on deposit in a Pre-Funding Account" established with the Trustee, or the Indenture Trustee, which monies or government securities are to be used for the purchase of additional Base Assets during a funding period specified in the related prospectus supplement.

          The following is a brief description of the Base Assets expected to be included in Trusts. Specific information regarding the Base Assets with respect to a Series of Securities will be provided in the related prospectus supplement and, to the extent not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of the Securities.

Receivables and Participations

          The Base Assets for a Series may consist, in whole or in part, of Receivables arising from time to time in the ordinary course of business in a portfolio of consumer, corporate, revolving, credit card, charge and or debit card accounts (collectively, the "Accounts"). The Receivables may be payable in U.S. dollars or in any other foreign currency. The Accounts will consist of the initial accounts (the "Initial Accounts") described below, as well as any additional accounts (the "Additional Accounts") added to the Trust from time to time as provided below, but will not include any Receivables in particular Accounts removed from the Trusts (the "Removed Accounts") as provided below.

          A seller or sellers designated in the related prospectus supplement (collectively, the "Seller") will initially convey to the related Trust, or will convey to the Depositor, which will promptly reconvey to the Trust all Receivables existing on the series cut-off date specified in the related prospectus supplement (the "Series Cut-Off Date") in the Initial Accounts, together with all Receivables arising in these Initial Accounts from time to time after the Series Cut-Off Date until the termination of the Trust. After the Series Cut-Off Date, a Seller may convey to the related Trust, which conveyance may be through the Depositor, Receivables arising in Additional Accounts, in each case in accordance with the provisions of the applicable Pooling and Servicing Agreement. In addition, pursuant to the related Pooling and Servicing Agreement, a Seller in some circumstances will be obligated to designate Additional Accounts, together with the Receivables arising in these Additional Accounts, to convey to the related Trust. The Seller will convey to the Trust all Receivables arising in any of the Additional Accounts, whether the Receivables are then existing or later created. The addition to a Trust of Receivables arising in Additional Accounts or Participations will be subject to conditions set forth in the applicable Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement and Series Supplement, the Depositor will also have the right, subject to specified limitations and conditions, but not the obligation, to remove the Receivables in any Account that becomes a Removed Account. The amount of Receivables in a Trust will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible, removed or otherwise adjusted. If so specified in the related prospectus supplement, a Seller will be able to include Participations in the related Trust in lieu of or in addition to Receivables.

          CREDIT CARD ACCOUNTS AND RECEIVABLES. "Credit Card Receivables" are Receivables arising under credit card accounts ("Credit Card Accounts"), including Finance Charge Receivables and Principal Receivables. In addition, certain Interchange attributed to cardholder charges for merchandise and services in the Accounts may be treated as Finance Charge Receivables. Recoveries of charged-off Finance Charge Receivables will be treated as collections of Finance Charge Receivables and recoveries of charged-off Principal Receivables will be applied against charge-offs of Principal Receivables. From time to time, subject to certain conditions, certain of the amounts described above which are included in Principal Receivables may be treated as Finance Charge Receivables. "Interchange" consists of certain fees received by a credit card issuer from the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

          CHARGE CARD ACCOUNTS AND RECEIVABLES. "Charge Card Receivables" are receivables arising under customer charge accounts ("Charge Card Accounts"), and generally represent amounts charged on designated Accounts for merchandise and services, and all annual membership fees and certain other administrative fees billed to the designated Accounts. Receivables arising under Charge Card Accounts are generally not subject to monthly finance charges.

          There are distinctions between Credit Card Accounts and Charge Card Accounts. Credit Card Accounts offer revolving credit plans to customers. Charge Card Accounts generally have no pre-set spending limit and are designed for use as a convenient method of payment for the purchase of merchandise and services. Charge Card Accounts generally cannot be used as a means of financing such purchases. Accordingly, the full balance of a month's purchases is billed to cardmembers and is due upon receipt of the billing statement. By contrast, revolving credit plans allow customers to make a minimum monthly payment and to borrow the remaining outstanding balance from the credit card issuer up to a predetermined limit. As a result of these payment requirement differences, the Charge Card Accounts have a high monthly payment rate and balances which turn over rapidly relative to their charge volume when compared to Credit Card Accounts.

          Another distinction between Charge Card Accounts and Credit Card Accounts is that Charge Card Account balances are generally not subject to monthly finance charges. As described above, the full Account balance is billed monthly and is due upon receipt of the billing statement. Cardmembers do not have the option of using their Charge Card Accounts to extend payment and to pay a finance charge on the remaining outstanding balance. Credit Card Accounts, by contrast, do allow customers to pay a specified minimum portion of an outstanding amount and to finance the balance at a finance charge rate determined by the credit card issuer. (Because Charge Card Account balances are not assessed finance charges, for the purpose of providing yield to the Trust, a portion of Collections on Receivables in Charge Card Accounts received in any Monthly Period equal to the product of Collections and a yield factor which may be specified in the related Prospectus Supplement (the "Yield Factor") will generally be treated as Yield Collections). Each related Prospectus Supplement, where applicable, will describe the Yield Calculation for a specific portfolio of Charge Card Accounts.

Additional Information Relating to Receivables

          The related prospectus supplement for each Series will provide information with respect to any Receivables that constitute Base Assets as of the Series Cut-off Date, including, among other things, the aggregate principal balance of the Receivables and whether the Receivables are Credit Card Receivables or Charge Card Receivables.

          The eligibility criteria which shall apply with respect to the inclusion of Receivables in the Base Assets for a Series will be specified in the related prospectus supplement. The information provided in the related prospectus supplement with respect to the Receivables will include, among other things:

          (a) underwriting criteria;

          (b) the loss and delinquency experience for the portfolio of Receivables;

          (c) the composition of the portfolio by account balance; and

          (d) the geographic distribution of Accounts and Receivables.

The related prospectus supplement will also specify any other limitations on the types or characteristics of Receivables included in the Base Assets for a Series.

          If information of the nature described above respecting the Receivables included in the Base Assets of a Series is not known to the Seller at the time the Securities of the Series are initially offered, approximate or more general information of the nature described above will be provided in the related prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Securities and to be filed with the Commission within 15 days after the initial issuance of these Securities.

CRB Securities

          Base Assets for a Series may consist, in whole or in part, of receivables backed securities consisting of Certificates evidencing an undivided interest in, or Notes or loans secured by, Receivables generated in Accounts. These certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement registered under the Securities Act of 1933, as amended (the "Securities Act"), or will be so registered, offered and distributed concurrently with the offering of the related Series of Securities. CRB Securities will have been issued pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, indenture or similar agreement (a "CRB Agreement"). The CRB Securities represent an undivided interest in or obligation of a trust formed pursuant to a CRB Agreement (a "CRB Trust"). The seller/servicer of the underlying Receivables will have entered into the CRB Agreement with the trustee under this CRB Agreement (the "CRB Trustee"). Receivables underlying a CRB Security will be serviced by a servicer (the "CRB Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the CRB Servicer.

          The issuer of the CRB Securities (the "CRB Issuer") will be a financial institution, corporation or other entity engaged generally in the business of issuing credit or charge cards; any form of store, merchandiser or service provider that issues credit or charge card; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to these trusts, and selling beneficial interests in these trusts, or one of these trusts. If so specified in the related prospectus supplement, the CRB Issuer may be an affiliate of the Depositor. The obligations of the CRB Issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The CRB Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the CRB Securities issued under the CRB Agreement.

          Distributions of principal and interest will be made on the CRB Securities on the dates specified in the related prospectus supplement. The CRB Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the CRB Securities by the CRB Trustee or the CRB Servicer. The CRB Issuer or the CRB Servicer may have the right to repurchase assets underlying the CRB Securities after a specified date or under other circumstances specified in the related prospectus supplement.

          UNDERLYING RECEIVABLES. The Receivables underlying the CRB Securities will consist of Credit Card Receivables, Charge Card Receivables or other specified types of Receivables.

          CREDIT ENHANCEMENT RELATING TO CRB SECURITIES. Credit Enhancement in the form of reserve funds, subordination of other CRB Securities, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Credit Enhancement may be provided with respect to the Receivables underlying the CRB Securities or with respect to the CRB Securities themselves. The type, characteristics and amount of Credit Enhancement will be a function of characteristics of the Receivables and other factors and will have been established for the CRB Securities on the basis of requirements of the applicable Rating Agencies.

          ADDITIONAL INFORMATION. The related prospectus supplement for a Series whose Base Assets include CRB Securities will specify, to the extent relevant and to the extent information is reasonably available to the Depositor, and to the extent the Depositor reasonably believes the information to be reliable:

          (a) the aggregate approximate principal amount and type of the CRB Securities to be included in the Base Assets;

          (b) characteristics of the Receivables which comprise the underlying assets for the CRB Securities,

          o whether the Receivables are Credit Card Receivables or other types of Receivables,

          o    the fees and charges associated with the Receivables, and

          o the servicing fee or range of servicing fees with respect to the Receivables;

          (c) the expected and final maturity of the CRB Securities;

          (d) the interest rate of the CRB Securities;

          (e) the CRB Issuer, the CRB Servicer, if other than the CRB Issuer, and the CRB Trustee for the CRB Securities;

          (f) characteristics of the credit enhancement, if any, relating to the Receivables underlying the CRB Securities or relating to the CRB Securities themselves;

          (g) the terms on which the underlying Receivables for the CRB Securities may be, or are required to be, purchased prior to their stated maturity or the stated maturity of the CRB Securities; and

          (h) the terms on which Receivables may be substituted for those originally underlying the CRB Securities.

          If information of the nature described above representing the CRB Securities is not known to the Depositor at the time the related Series of Securities are initially offered, approximate or more general information of the nature described above will be provided in the related prospectus supplement and the additional information, to the extent available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series of Securities and to be filed with the Commission within 15 days of the initial issuance of the Securities.

          As a general rule, each CRB Issuer will be subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act, will file reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is (http://www.sec.gov). In the event that any CRB Issuer is not subject to the information requirements of the Exchange Act on the date of issuance of the Certificates of the related Series or ceases to be subject to the information requirements after that date, the Depositor or the Trustee will provide, or cause to be provided, or make available, or cause to be made available, to holders of the Securities upon request, the information contained in all periodic trustee reports, or similar reports, that are received by the Trustee with respect to the related CRB Securities where the CRB Securities represent 20% or more of the aggregate principal balance of the related Base Assets.

Government Securities

If so specified in the applicable prospectus supplement, the Base Assets for a Series may include any combination of:

          o receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on specified United States Treasury Bonds ("Treasury Bonds");

          o    Treasury Bonds; and

          o other debt securities ("GSE Bonds") of United States government sponsored enterprises ("GSEs", and together with Treasury Strips and Treasury Bonds, the "Government Securities").

The Government Securities, if any, included in a Trust Fund are intended to assure investors that funds will be available to make suggested payments of principal and/or interest due on the related Securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to:

          o    support the ratings assigned to the related Securities, and

          o perform a function similar to that described in this Prospectus under "Series Enhancement".

A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below. The specific terms of the Government Securities, if any, and the private label custody receipt securities, if any, included in Base Assets will be set forth in the applicable prospectus supplement.

Private Label Custody

          RECEIPT SECURITIES. Private Label Custody Receipt Securities will consist of any combination of:

          o receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on Treasury Bonds held by a custodian ("Private Label Custody Strips"), and

          o receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities", also referred to as "Receivables Pooling Certificates").

The specific terms of the Private Label Custody Receipt Securities, if any, included in a Trust will be set forth in the applicable prospectus supplement.

          The prospectus supplement for each Series of Securities, the Base Assets of which include Government Securities will contain information as to:

          (a) the title and series, the aggregate principal amount, denomination and form of each Government Security;

          (b) the limit, if any, upon the aggregate principal amount of the related Government Security;

          (c) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the related Government Security will be payable;

          (d) the rate or rates, or the method of determination of the rate or rates, at which the related Government Security will be payable;

          (e) the date or dates from which interest will accrue, and the dates on which interest will be payable;

          (f) whether the related Government Security was issued at a price lower than the principal amount of that Government Security;

          (g) material events of default or restrictive covenants provided for with respect to the related Government Security;

          (h) the rating of the Government Security, if any;

          (i) the issuer of each Government Security;

          (j) the material risks, if any, posed by the related Government Securities and the issuers of those Government Securities, which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplements; and

          (k) any other material terms of the related Government Security.

With respect to Base Assets which include a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities' pool, material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (d), (e), and (f) of the preceding sentence and any other material terms regarding the related pool.

          The Government Securities included in a Trust will be senior unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency (a "Rating Agency"). In addition, the inclusion of Government Securities in the Base Assets of a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of Securities.

          TREASURY BONDS. Treasury Bonds are issued by and are the obligations of The United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

          TREASURY STRIPS. In general, Treasury Strips are created by separating, or "stripping", the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

          In 1985 the Department of the Treasury, announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under - "Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

          Treasury Strips may be either "serial" or "callable". A serial treasury strip (a "Serial Treasury Strip") evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip . Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Callable Treasury Strips (the "Callable Treasury Strips") evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of these Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on that Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the applicable Treasury Strips.

          GSE BONDS. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in Base Assets:
The Federal National Mortgage Association ("Fannie Mae"), The Federal Home Loan Mortgage Association ("Freddie Mac"), The Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), The Federal Home Loan Banks ("FHLB"), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and The Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act ,or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE will be included in Base Assets only to the extent that:

          o its obligations are supported by the full faith and credit of the United States government, or

          o the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a "GSE Issuer").

Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

          Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

          GSE Bonds may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities that will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require a GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

          THE FEDERAL NATIONAL MORTGAGE ASSOCIATION. Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending.

          Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, consequently expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

          Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016; telephone (202)752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

          THE FEDERAL HOME LOAN MORTGAGE CORPORATION. Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in conventional residential mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

          Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703)759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

          THE STUDENT LOAN MARKETING ASSOCIATION. Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if these obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

          Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007; telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

          THE RESOLUTION FUNDING CORPORATION. REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

          The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

          Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

          THE FEDERAL HOME LOAN BANKS. The Federal Home Loan Banks constitute a system of twelve federally chartered corporations, each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

          The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding these financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of these reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

          TENNESSEE VALLEY AUTHORITY. TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

          TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer; telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

          FEDERAL FARM CREDIT BANKS. The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

          The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

          Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the most recently issued annual statement and press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

          If so specified in the applicable prospectus supplement, the Trust for a Series may include any combination of Private Label Custody Strips and Private Label Custody Receipt Securities. The Private Label Custody Receipt Securities, if any, included in a Trust Fund are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related Securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to:

          o    support the ratings assigned to the relevant Securities, and

          o perform a function similar to that described in this Prospectus under "Series Enhancement".

A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

          The prospectus supplement, for each Series of Securities of the Trust Fund with respect to which contains Private Label Custody Receipt Securities, will contain information as to:

          (a) the title and series of each relevant Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of that Private Label Custody Receipt Security;

          (b) the limit, if any, upon the aggregate principal amount of the relevant Private Label Custody Receipt Security;

          (c) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the relevant Private Label Custody Receipt Security will be payable;

          (d) the rate or rates, or the method of determination of the rate or rates, at which the relevant Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the relevant interest will accrue; and the dates on which the relevant interest will be payable;

          (e) whether the relevant Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

          (f) material events of default or restrictive covenants provided for with respect to the relevant Private Label Custody Receipt Security;

          (g) the rating of the Private Label Custody Receipt Security, if any;

          (h) the issuer of the relevant Private Label Custody Receipt Security;

          (i) the material risks, if any, posed by the Private Label Custody Receipt Security and the issuer of the Private Label Custody Receipt Security, which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement; and

          (j) any other material terms of the relevant Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (c), (d) and (e) of the preceding sentence and any other material terms regarding the pool.

          The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Each Trust which includes Private Label Custody Securities will be provided with an opinion of Stroock & Stroock & Lavan LLP or other counsel specified in the related prospectus supplement to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the Securities Act. A copy of the related opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

          PRIVATE LABEL CUSTODY STRIPS. The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates (the "Definitive Certificates ") and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of these strips to accrue a portion of the discount toward par annually and report the accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

          The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, accordingly, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for custodial receipts was segmented.

          In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

          Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

          A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury; instead, the holder must look to the custodian for payment. The custodian and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond can enforce payment of the underlying Treasury Bond against the Treasury. In the event any Private Label Custody Strips are included in a Trust with respect to any Series of Securities, the prospectus supplement for that Series will include the identity and a brief description of each custodian that issued the related Private Label Custody Strips. In the event the Company knows that the depositor of the Treasury Bonds underlying the related Private Label Custody Strips is the Company or any of its affiliates, the Company will disclose this fact in the applicable prospectus supplement.

          REFCO STRIPS. A REFCO Bond may be divided into its separate components, consisting of:

          o each future semi-annual interest distribution (an "Interest Component"); and

          o the principal payment (the "Principal Component") (each component individually referred to as a "REFCO Strip").

REFCO Strips are not created by REFCO; instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

          For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semi-annual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

          A holder of a REFCO Strip cannot enforce payment on that REFCO Strip against REFCO; instead, the holder must look to the custodian for payment . This custodian and the holder of a REFCO Strip who obtains ownership of the underlying REFCO Bond can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. In the event the Company knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the Company or any of its affiliates, the Company will disclose this fact in the related prospectus supplement.

Collection and Payment Accounts

          A separate Collection Account will be established by the Trustee, or, in the case of a Series that includes Notes, the Indenture Trustee, or by the Servicer in the name of the Trustee, or the Indenture Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related prospectus supplement to be initially deposited in the same Collection Account by the Depositor, all amounts received on or with respect to the Base Assets and, to the extent specified in the related prospectus supplement, any income earned on the Collection Account. Specified amounts on deposit in the Collection Account and specified amounts available pursuant to any Series Enhancement, as provided in the related prospectus supplement, will be deposited in one or more related payment accounts (the "Payment Accounts "), which will also be established by the Trustee, or the Indenture Trustee, for the related Series of Securities, for payment to the related holders of these Securities. The Trustee, or Indenture Trustee, will invest the funds in the Collection and Payment Accounts in Eligible Investments maturing, with some exceptions, in the case of funds in the Collection Account, not later than the day preceding the date the related funds are due to be deposited in the applicable Payment Account or otherwise paid, and in the case of funds in a Payment Account, not later than the day preceding the next Payment Date for the related Class or Classes of Securities. Eligible Investments include among other investments, obligations of the United States and some agencies of the United States, federal funds, certificates of deposits, commercial paper, demand and time deposits and banker's acceptances, specified repurchase agreements of United States government securities and specified guaranteed investment contracts, in each case, acceptable to the applicable Rating Agencies.

          From time to time, various other accounts, which may include a Pre-Funding Account may be created under the terms of the documents related to a specific Series.

                               SERIES ENHANCEMENT

          For any Series of Securities, "Series Enhancement" may be provided with respect to one or more Classes of the related Series of Securities. Series Enhancement may consist of Credit Enhancement, Ancillary Arrangements, or both.

Credit Enhancement

          "Credit Enhancement" with respect to a Series of Securities or one or more specific Classes of a Series may take the form of the subordination of one or more Classes of Securities to other Classes of the same Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Credit Enhancement described in the related prospectus supplement, or any combination of the foregoing. If so specified in the related prospectus supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class of Securities of a Series to the extent described in the applicable prospectus supplement

          Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest on the Securities. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, holders of Securities will bear their allocable share of deficiencies.

          If Credit Enhancement is provided with respect to a Series, the related prospectus supplement will include a description of:

          o    the amount payable under Credit Enhancement,

          o any conditions to payment under the related prospectus supplement not described in this Prospectus,

          o the conditions, if any under which the amount payable under Credit Enhancement may be reduced and under which Credit Enhancement may be terminated or replaced; and

          o any material provisions of any agreement relating to Credit Enhancement.

Additionally, the related prospectus supplement may set forth specific information with respect to the issuer of any third-party Credit Enhancement, including:

          o    a brief description of its principal business activities,

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

          o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

          o its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, the issuer of a third party Credit Enhancement may have a subordinated interest in the Trust, the Receivables or cash flows in respect of the Receivables to the extent described in the related prospectus supplement (the "Enhancement Invested Amount").

Subordination

          If so specified in the related prospectus supplement, one or more Series of Securities or one or more Classes of Securities of a Series or one or more classes of other certificated or uncertificated interests in the assets of the related Trust ("Collateral Indebtedness Interests") may be subordinated to one or more other Series or one or more Classes of a Series. If so specified in the related prospectus supplement, the rights of holders of the subordinate Securities or Collateral Indebtedness Interests to receive distributions of principal and/or interest on any Payment Date will be subordinated to the rights of the holders of the Securities which are senior to the subordinate Securities or Collateral Indebtedness Interests to the extent set forth in the related prospectus supplement. The related prospectus supplement will also set forth information concerning the amount of subordination of a Series or Class of subordinate Securities or Collateral Indebtedness Interests, the circumstances in which this subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time and the conditions under which amounts available from payments that would otherwise be made to holders of subordinate Securities or Collateral Indebtedness Interests will be distributed to holders of Securities which are senior to the subordinate Securities or Collateral Indebtedness Interests. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinate Securities or Collateral Indebtedness Interests are paid to the holders of the Securities which are senior to these subordinated Securities or Collateral Indebtedness Interests. If so specified in the related prospectus supplement, subordination may apply only in the event of specific types of losses not covered by another Credit Enhancement.

Letter of Credit

          If so specified in the related prospectus supplement, support for a Series of Securities or one or more Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against specific losses in addition to or in lieu of another form of Credit Enhancement. The issuer of the letter of credit named in the related prospectus supplement (the "L/C Bank") will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to conditions specified in the related prospectus supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments under that same letter of credit.

          The maximum liability of a L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related prospectus supplement of the initial principal amount of a Series of Securities or a Class of a Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified in the letter of credit and in the related prospectus supplement.

Cash Collateral Guaranty or Cash Collateral Account

          If so specified in the related prospectus supplement, support for a Series of Securities or one or more Classes of a Series may be provided by a guaranty (a "Cash Collateral Guaranty") secured by the deposit of cash, government securities or other permitted investments in an account (a "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty, or by a Cash Collateral Account alone. A Cash Collateral Account will generally take the form of a cash collateral trust formed pursuant to a trust agreement involving a cash collateral depositor and a cash collateral trustee. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee, except to the extent of amounts on deposit in the Cash Collateral Account, or the related Trustee, Indenture Trustee, Seller, Servicer or the Depositor. The amount available pursuant to a Cash Collateral Guaranty or a Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments will be made to beneficiaries of a Cash Collateral Guaranty from the related Cash Collateral Account or from the Cash Collateral Account directly.

Reserve Account

          If so specified in the related prospectus supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, government securities or other instruments acceptable to the applicable Rating Agency or Rating Agencies in one or more reserve accounts (each, a "Reserve Account") to be established in the name of the Trustee, or the Indenture Trustee. A Reserve Account will be used, as specified in the related prospectus supplement, by the Trustee, or the Indenture Trustee, to make required payments of principal of or interest on the Securities of the related Series or one or more Classes of the Series, to make adequate provision for future payments on one or more Classes of the Securities or for any other purpose specified in the applicable Agreement with respect to the Series, to the extent that funds are not otherwise available for that purpose. In the alternative or in addition to a deposit, a Reserve Account for a Series may be funded through application of all or a portion of the excess cash flow from the Base Assets for the Series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the Reserve Account and the Reserve Account maintenance requirements for a Series will be described in the related prospectus supplement. Amounts deposited in a Reserve Account will be invested by the Trustee, or the Indenture Trustee, in Eligible Investments meeting specified maturity criteria.

Surety Bond or Insurance Policy

          If so specified in the related prospectus supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may be provided by the issuance of insurance by one or more insurance companies. The insurance will guarantee distributions of interest or principal on the affected Securities in the manner and amount specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may take the form of a surety bond purchased for the benefit of the holders of the related Securities to assure distributions of interest or principal with respect to the related Securities in the manner and amount specified in the related prospectus supplement.

Spread Account

          If so specified in the related prospectus supplement, support for a Series or one or more Classes of Securities of a Series may be provided by the periodic deposit of available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the related Securities in the manner specified in the prospectus supplement.

Ancillary Arrangements

          If so specified in the related prospectus supplement, the Trust may enter into one or more derivative arrangements that are related to or incidental to one or more of the Base Assets for a Series ("Ancillary Arrangements"). Ancillary Arrangements may take the form of guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate caps, floor or collar agreements, interest rate or currency swap agreements or other similar arrangements. If so specified in the related prospectus supplement, Ancillary Arrangements may be entered into with the Depositor or an affiliate of the Depositor. The related prospectus supplement will to the extent appropriate contain analogous disclosure with respect to any Ancillary Arrangements as is set forth in this Prospectus or in the related prospectus supplement with respect to the Base Assets.

                            SERVICING OF RECEIVABLES

          Customary servicing functions with respect to any Receivables included in the Base Assets for a Series or underlying any Participations included in the Base Assets will be provided by the Servicer named in the related prospectus supplement pursuant to the related Pooling and Servicing Agreement. In general, comparable servicing functions will be performed by the CRB Servicer with respect to the Receivables underlying any CRB Securities included in the Base Assets.

Collection Procedures

          The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Pooling and Servicing Agreement for a Series and any applicable Credit Enhancement, follow the same collection procedures as it follows with respect to comparable receivables held in its own portfolio.

Deposits to the Collection Account

          The Servicer will deposit, subject to some exceptions which, if applicable, will be specified in the related prospectus supplement, any collections on the Receivables in a monthly period (the "Monthly Period"), which period will be defined for each Servicer in the related prospectus supplement, into the Collection Account within two business days of the Date of Processing, or, in the case of interchange, on each Distribution Date, to the extent the collections are allocable among the Certificateholders of the Series (the "Investor Certificateholders' Interest ") of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Investor Certificateholders of any Series or the issuer of any Series Enhancement. In limited circumstances, the Servicer will not be required to segregate, and will be permitted to use for its own benefit collections on the Receivables received by it during each Monthly Period until the related Distribution Date. The "Distribution Date" for each calendar month will be specified in the prospectus supplement. To the extent and in the manner specified in the related prospectus supplement and subject to specific exceptions that will be described in the applicable prospectus supplement, on the earlier of:

          o    the second business day following the Date of Processing, and

          o the day on which the Servicer deposits any collections into the Collection Account.

The Servicer will pay to the holder of the Depositor Certificate its allocable portion of any collections then held by the Servicer. The "Date of Processing" will generally be the business day on which a record of any transaction is first recorded on the Servicer's computer file of consumer revolving accounts, without regard to the effective date of recordation.

          To the extent and in the manner specified in the related prospectus supplement, the Servicer will establish the Collection Account in the name of the Trustee or, for a Series that includes Notes, the Indenture Trustee. To the extent and in the manner indicated in the related prospectus supplement, the Collection Account will be an account maintained:

          o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the depository institution are rated as described in the related prospectus supplement and as specified by the Rating Agencies rating the Securities of the Series, or

          o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by the Rating Agencies.

          To the extent and in the manner specified in the related prospectus supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, or the Indenture Trustee, in Eligible Investments. If so specified in the related prospectus supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. The related prospectus supplement will describe the obligations of the Servicer, if different from those described above, the Seller, the Trustee, the Indenture Trustee and/or the Depositor to deposit payments and/or collections received by them in respect of the Trust assets into the Collection Account. In addition, to the extent so provided in the related prospectus supplement, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited in the Collection Account, it may, at any time, withdraw that amount from the related Collection Account.

Servicing Compensation and Payment of Expenses

          The related prospectus supplement may provide that the Servicer will be entitled to receive a servicing fee in an amount to be determined as specified in the related prospectus supplement (the "Servicing Fee"). The Servicing Fee may be fixed or variable, as specified in the related prospectus supplement.

          As specified in the related prospectus supplement, the Servicer may be required to pay expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee, and Indenture Trustee, and independent accountants, payment of the cost of any Series Enhancement and payment of expenses incurred in preparation of reports to holders of Securities. To the extent specified in the related prospectus supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinated to the rights of holders of the Securities of the related Series.

Evidence as to Compliance

          The Pooling and Servicing Agreement for a Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined specific documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of this examination, the firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement, except for:

          o    exceptions the firm believes to be immaterial, and

          o    other exceptions set forth in a related statement.

The Pooling and Servicing Agreement for a Series will provide for delivery to the Trustee for the Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year. Comparable statements and reports may be required to be delivered to the Indenture Trustee pursuant to any Indenture relating to this Series.


                     CERTAIN MATTERS REGARDING THE SERVICER

          Any Servicer for a Series will be identified in the related prospectus supplement. The Servicer may be an affiliate of the Seller or the Depositor and may have other business relationships with the Seller, the Depositor or their respective affiliates.

          If specific events (each a "Servicer Default") occur with respect to the Servicer under an applicable Agreement, the related Trustee, or a specified percentage of the holders of Securities or of each Class of Securities as set forth in the related prospectus supplement may terminate the Servicer, in which case the Trustee will appoint a successor Servicer. Servicer Defaults and the rights of the Trustee and the holders of Securities upon the occurrence of a Servicer Default under the applicable Agreement for a Series will be substantially similar to those described under "Description of the Trust Agreements or Pooling and Servicing Agreements-- Servicer Defaults" and "-- Rights upon Servicer Defaults" or will be as described in the related prospectus supplement.

          The Servicer generally may not resign from its obligations and duties under the applicable Agreement, except:

          (a) upon determination that,

               (1) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law, and

               (2) there is no reasonable action which the Servicer could take to make the performance of its duties under the applicable Agreement permissible under applicable law,

          (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the applicable Agreement, or

          (c) upon the satisfaction of the following conditions:

               (1) the acceptance and assumption, by agreement supplemental to the applicable Agreement, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer under the related supplemental agreement by a proposed successor Servicer,

               (2) the Servicer having given written notice to each applicable Rating Agency of a transfer and each Rating Agency having notified the Servicer in writing to the effect that its then current rating of the Securities of any Series will not be reduced or withdrawn as a result of the transfer,

               (3) the provider of Credit Enhancement, if any, having consented in writing to a transfer consent not to be unreasonably withheld, and

               (4) the proposed successor Servicer being an Eligible Servicer.

Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to that effect delivered to the Trustee. No resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

          "Eligible Servicer" means the Trustee, or the Indenture Trustee, or an entity which, at the time of its appointment as Servicer:

          (a) is an established financial institution having capital or a net worth of not less than $100,000,000,

          (b) is servicing a portfolio of consumer credit card or charge card accounts,

          (c) is legally qualified and has the capacity to service the Accounts,

          (d) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry, and

          (e) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Pooling and Servicing Agreement.

Indemnification

          Except to the extent otherwise provided in the Pooling and Servicing Agreement, each Pooling and Servicing Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the holders of all Securities of a Series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to the Pooling and Servicing Agreement, including those arising from acts or omissions of the Servicer pursuant to the Pooling and Servicing Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify:

          o the Trust or the Trustee if any acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Trustee;

          o the Trust, the Trustee or the holders of Securities for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of the holders in accordance with the Pooling and Servicing Agreement or with respect to any Federal, state or local income or franchise taxes, or any interest or penalties with respect to state or local income or franchise taxes required to be paid by the Trust or by holders to any taxing authority; or

          o the Trust or the holders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless the write-off is caused by a breach of the Pooling and Servicing Agreement by the Servicer.

Subject to exceptions in the Pooling and Servicing Agreement, any indemnification pursuant to the Pooling and Servicing Agreement will be only from the assets of the Servicer.

                            DESCRIPTION OF THE NOTES

          The following summaries describe the material provisions of the Indentures which are anticipated to be common to any Notes included in a Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Notes and the Indenture. Where particular provisions or terms used in the Notes or Indentures are referred to in this Prospectus, the actual provisions, including definitions of terms, are incorporated in this Prospectus by reference as part of the summaries. The Notes included in any Series will be issued in one or more Classes. The Notes will only be issued in fully registered form, without coupons, in the authorized denominations for each Class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Notes of a Series, as described in the related prospectus supplement, the transfer of the Notes may be registered, and the instruments evidencing the Notes may be exchanged, at the office of the registrar, which may be the Indenture Trustee, appointed from time to time pursuant to the Indenture (the "Registrar") without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more Classes of Notes of a Series may be available in book-entry form only.

          Payments of principal of and interest, if any, on the Notes of a Series will be made on the dates specified in the related prospectus supplement (the "Payment Dates") by check mailed to holders of these Notes, registered at the close of business on the record date applicable to the Payment Dates at their addresses appearing on the register of Notes for the related Series or in any other manner specified in the related prospectus supplement, except that:

          o payments may be made by wire transfer, at the expense of the Noteholder requesting payment by wire transfer, in specific circumstances described in the related prospectus supplement, and

          o final payments of principal in retirement of any Note will be made only upon presentation and surrender of the Note at the office of the Indenture Trustee specified in the related prospectus supplement.

Notice of the final payment on a Note will be mailed to the holder of the Note before the Payment Date on which the final principal payment on any Note is expected to be made to the holder of that Note.

          Payments of principal of and interest on the Notes will be made by the Indenture Trustee, or a paying agent provided for under the Indenture, as specified in the related prospectus supplement.

Payments of Interest and Principal

          Each Class of Notes of a Series will have a stated principal amount, notional amount or no principal amount and will bear interest at a specified "Note Interest Rate " or will not bear interest. Each Class of Notes may have a different Note Interest Rate, which may be fixed, variable or an adjustable Note Interest Rate, or any combination of the foregoing. The Notes included in any Series may include one or more Classes of Notes entitled to:

          o principal payments with disproportionate, nominal or no interest payments, or

          o interest payments with disproportionate, nominal or no principal payments.

The related prospectus supplement will specify the Note Interest Rate for each Class of Notes or the method for determining the Note Interest Rate. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other Class or Classes of Notes of the related Series, as described in the related prospectus supplement. The prospectus supplement may specify that payments of interest, if any, on Notes will be made prior to payments of principal on the Notes or any other order or priority as shall be specified in the related prospectus supplement.

          One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as the result of the exercise by the Servicer, the Seller or the Depositor of any option that it may have to purchase the Base Assets of the related Trust. To the extent specified in the related prospectus supplement, one or more Classes of Notes of a Series may have fixed principal payment schedules as set forth in the prospectus supplement. Holders of Notes will have the right to receive payments of principal on any given Payment Date in the applicable amount set forth in the related schedule with respect to the Notes. Notes may also be subject to prepayment of principal to the extent set forth in the related prospectus supplement.

          With respect to a Series that includes two or more Classes of Notes, each Class may differ as to the timing and priority of payments, seniority, allocations of losses, Note Interest Rates or amount of payments of principal or interest, and payments of principal or interest in respect of any related Class or Classes may be subject to the occurrence of specified events or may be made on the basis of collections from designated portions of the Base Assets. If specified in the related prospectus supplement, one or more Classes of Notes ("Strip Notes") may be entitled to:

          o principal payments with disproportionate, nominal or no interest payments, or

          o interest payments with disproportionate, nominal or no principal payments.

Provisions of the Indenture

          EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of events specified in the related prospectus supplement, which events will include:

          (a) a default for five days or more in the payment of any interest on any Note;

          (b) a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;

          (c) a default by the related Trust in the observance or performance in any material respect of any covenant or an applicable agreement made in the related Indenture and the continuation of any default for a period of 30 days after notice of default is given to the related Trust by the applicable Indenture Trustee or to the related Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Notes;

          (d) any representation or warranty made by the related Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in any material respect as of the time made, if the breach is not cured within 30 days after notice of the breach is given to the related Trust by the applicable Indenture Trustee or to the related Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Notes;

          (e) events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust; or

          (f) any other events as shall be specified in the related prospectus supplement.

The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Payment Date generally will be limited to amounts available to be deposited in the applicable Payment Account; therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Payment Date for the related Class of Notes.

          If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of the Notes may declare the principal of the Notes to be immediately due and payable. A declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding. If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due on the Notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Base Assets or elect to have the applicable Trust maintain possession of the related Base Assets and continue to apply collections on these Base Assets as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Base Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of the related Series, unless one of the conditions specified in the related prospectus supplement are met, which conditions generally will include:

          (a) the holders of all outstanding Notes consent to the sale,

          (b) the proceeds of the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on related outstanding Notes at the date of the sale, or

          (c) the related Indenture Trustee determines that the proceeds of the Base Assets would not be sufficient on an ongoing basis to make all payments on the Notes as payments would become due if the obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Notes.

          Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the related Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of the related Notes may, in some cases, waive any default with respect to the related Notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the related Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of the Series.

          No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless specified conditions in the Indenture have been satisfied, which conditions generally will include:

          (a) the holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

          (b) the holders of not less than 25% of the outstanding principal amount of the Notes have made written request to the related Indenture Trustee to so institute the proceeding in its own name as Indenture Trustee;

          (c) the holder or holders have offered the related Indenture Trustee reasonable indemnity;

          (d) the related Indenture Trustee has for 60 days failed to institute the proceeding; and

          (e) no direction inconsistent with the written request has been given to the related Indenture Trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the Notes of the Series.

          With respect to any Series of Securities that includes Notes, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in the related Trust or any other holder of an interest in the related Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of a related express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the applicable agreements of Trust contained in the related Indenture.

          No Trust may engage in any activity other than as described in this Prospectus or in the related prospectus supplement. Except as and to the extent provided in the related prospectus supplement, no Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture.

          COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless specific conditions, which shall be specified in the related Indenture shall be satisfied, which conditions generally will include:

          (a) the entity formed by or surviving consolidation or merger is organized under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the entity expressly assumes the related Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every applicable agreement and covenant of the related Trust under the Indenture;

          (c) no Event of Default shall have occurred and be continuing immediately after merger or consolidation;

          (d) the Trust has been advised by each Rating Agency that merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of the Notes or Certificates of the Series;

          (e) the related Trust has received an opinion of counsel to the effect that consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder;

          (f) any action that is necessary to maintain the lien and security interest created by this Indenture will have been taken; and

          (g) the Trust will have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel each stating that consolidation or merger and supplemental indenture comply with the covenants of the Indenture and that all conditions precedent provided for in the Indenture relating to the transaction have been complied with.

          No Trust relating to a Series of Securities that includes Notes will:

          (a) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement or Pooling and Servicing Agreement or other documents with respect to the related Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the related Trust;

          (b) claim any credit on or make any deduction from principal and interest payments in respect of the related Notes, other than amounts withheld under the Code or applicable state tax laws or assert any claim against any present or former holder of the related Notes because of the payment of taxes levied or assessed upon the related Trust;

          (c) dissolve or liquidate in whole or in part;

          (d) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under the related Indenture except as may be expressly permitted by the related Indenture;

          (e) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the related Trust or any part of the related Trust, or any interest in the related Trust or the proceeds; or

          (f) permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics' or similar lien, in the assets of the related Trust.

          Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          MODIFICATION OF INDENTURE. The Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify, except as provided below, in any manner the rights of the related Noteholders, provided that, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, without the consent of the holder of each outstanding Note affected by the related Indenture, no supplemental indenture will:

          (a) change the due date of any installment of principal of or interest on any related Note or reduce the principal amount of any related Note, the interest rate specified on the related Note or the redemption price with respect to the related Note or change any place of payment where or the coin or currency in which any related Note or any interest on the related Note is payable;

          (b) impair the right to institute suit for the enforcement of specific provisions of the related Indenture regarding payment;

          (c) reduce the percentage of the aggregate amount of the outstanding Notes of the related Series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of specific defaults under the related Indenture and their consequences as provided for in the related Indenture;

          (d) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on the related Notes, the Seller or an affiliate of any of them;

          (e) reduce the percentage of the aggregate outstanding amount of the related Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Base Assets in the Trust if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of the related Series;

          (f) decrease the percentage of the aggregate principal amount of the related Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of the Series necessary to amend the related Indenture or other related Agreements; or

          (g) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the related Notes or, except as otherwise permitted or contemplated in the related Indenture, terminate the lien of the related Indenture on any related collateral or deprive the holder of any the related Note of the security afforded by the lien of the related Indenture.

          The Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of the Noteholders; provided that this action will not materially and adversely affect the interest of any related Noteholder.

          ANNUAL COMPLIANCE STATEMENT. Each Trust for a Series of Securities that includes Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

          INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust for a Series of Securities that includes Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of indebtedness owing by the related Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the related Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

          SATISFACTION AND DISCHARGE OF INDENTURE. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all related Notes or, with limitations, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of all related Notes.

The Indenture Trustee

          The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Trust will be obligated to appoint a successor indenture trustee for the related Series. The Trust may also remove the related Indenture Trustee if the related Indenture Trustee ceases to be eligible to continue as Indenture Trustee under the related Indenture or if the related Indenture Trustee becomes insolvent. In these circumstances, the related Trust will be obligated to appoint a successor indenture trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for the related Series.

                         DESCRIPTION OF THE CERTIFICATES

          The following summaries describe the material provisions in the applicable Agreements which generally are anticipated to be common to the Trust Agreements and to the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the prospectus supplement and Agreement relating to each Series of Certificates. Where particular provisions or terms used in the related Certificates or Agreements are referred to in this Prospectus, the actual provisions, including definitions of terms, are incorporated in this Prospectus by reference as part of the summaries.

          The related prospectus supplement will provide that each Class of Certificates will have an original principal amount, no principal amount or notional amount and will accrue interest on the original principal amount or notional amount at a specified Certificate Interest Rate or will not bear interest. Each Class of Certificates may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Certificate Interest Rate, or any combination of the foregoing. The related prospectus supplement will specify the Certificate Interest Rate, or the method for determining the applicable Certificate Interest Rate, for each Class of Certificates.

          A Series of Securities may include two or more Classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Base Assets. If specified in the related prospectus supplement, one or more Classes of Certificates may be Strip Certificates. If a Series of Securities includes Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related prospectus supplement.

          Certificates will be available for purchase in a minimum denomination of $100,000 or other minimum denominations as the prospectus supplement shall provide and in integral multiples of $1,000 in excess of the minimum denominations and will be available in book-entry form or if provided in the related prospectus supplement, as Definitive Certificates. If the Certificates will be available in book-entry form only, the related prospectus supplement will provide that Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described in this Prospectus or in the related prospectus supplement. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Certificates of a Series, as described in the related prospectus supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange.

          Payments of principal of and interest, if any, on the Certificates of a Series will be made on the dates specified in the related prospectus supplement by check mailed to Certificateholders of the related Series, registered as Certificateholders of the Series at the close of business on the record date applicable to each Payment Date at their addresses appearing on the register of Certificates for the related Series or in any other manner as shall be specified in the related prospectus supplement, except that:

          o payments may be made by wire transfer, at the expense of the Certificateholder requesting payment by wire transfer, in circumstances described in the related prospectus supplement, and

          o final payments of principal in retirement of any Certificate will be made only upon presentation and surrender of the related Certificate at the office of the Trustee specified in the related prospectus supplement.

Notice of the final payment on a Certificate will be mailed to the holder of the Certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of that Certificate.

          Payments of principal of and interest, if any, on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related prospectus supplement. All payments with respect to the Base Assets for a Series, together with reinvestment income on these payments, amounts withdrawn from any Reserve Account and amounts available pursuant to any other Series Enhancement generally will be deposited directly into the Collection Account net, if and as provided in the related prospectus supplement, of amounts payable to the Servicer under the related Agreement and specified in the related prospectus supplement, and will then be deposited into the applicable Payment Accounts and be available to make payments on Certificates of the related Series on the next Payment Date, as the case may be. See "The Trust Assets --Collection and Payment Accounts" .

Payments of Interest

          The Certificates of each Class which by their terms are entitled to receive interest will bear interest, calculated on the basis of a 360-day year of twelve 30-day months or any other basis as is specified in the related prospectus supplement, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the Certificates of a Series will be payable on the Payment Dates specified in the related prospectus supplement. The rate of interest on one or more Classes of Certificates of a Series may be fixed, floating, variable or adjustable. A Class of Certificates may by its terms be "Principal Only Certificates", which may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. A Class of Certificates may by its terms be "Zero Coupon Certificates", the interest on which is not paid on the related Payment Date, but will accrue and be added to the principal of the Certificates on the related Payment Date.

          Interest payable on the Certificates on a Payment Date will include all interest accrued during the related period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a Payment Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding the related Payment Date.

Payments of Principal

          On each Payment Date for Certificates of a Series, principal payments will be made to the holders of the related Certificates on which principal is then payable, to the extent set forth in the related prospectus supplement. The payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority, which may, in some cases, include allocation by random lot, set forth in the related prospectus supplement.

          With respect to each Class of Certificates not issued pursuant to a Pooling and Servicing Agreement, a "Final Scheduled Payment Date" will be specified in the related prospectus supplement, which will be the date, calculated on the basis of the assumptions applicable to the Series described in the related prospectus supplement, on which the entire aggregate principal balance of the related Class is expected to be reduced to zero. Because payments received on the Base Assets will generally be used to make distributions in reduction of the outstanding principal amounts of the Certificates, it is likely that the final principal payment with respect to a Class of Certificates will occur earlier, and may occur substantially earlier than its Final Scheduled Payment Date.

Receivables Pooling Certificates

          INVESTOR CERTIFICATEHOLDERS' INTEREST; DEPOSITOR'S INTEREST. In the case of a Series of Receivables Pooling Certificates, a portion of the assets of the related Trust will be allocated among the Investor Certificateholders' Interest and the remainder will be allocated to the depositor's interest (the "Depositor's Interest") and as provided in the related prospectus supplement. The Depositor's Interest represents the rights to the assets of the Trust not allocated to the Investor Certificateholders' Interest of any Series or any interests in the Trust issued as Series Enhancement. In the case of a Master Trust, the related Seller may cause the issuance of additional Series of Certificates from time to time and this issuance will have the effect of decreasing the Depositor's Interest. The Depositor's Interest may be evidenced by an exchangeable certificate that is subject to specific transfer restrictions. The aggregate principal amount of the Investor Certificateholders' Interest will, except as provided in this Prospectus or in the related prospectus supplement, remain fixed at the aggregate initial principal amount of the Certificates of the related Series and the principal amount of the Depositor's Interest will fluctuate as the amount of the "Principal Receivables", as defined in the related prospectus supplement, Government Securities, if any, and Private Label Custody Receipt Securities, if any, held by the Trust changes from time to time. If so provided in the related prospectus supplement, in some circumstances, interests in the assets of a Trust may be allocated to a credit enhancer, and in the case of a Master Trust, interests in the assets of the Trust may be allocated to the Investor Certificateholders of more than one Series.

          EFFECT OF ISSUANCE OF ADDITIONAL SERIES. In the case of a Master Trust, the Pooling and Servicing Agreement may provide that, pursuant to any one or more supplements to the related Pooling and Servicing Agreement (each, a "Supplement"), the Depositor may direct the Trustee to authenticate from time to time new Series, subject to the conditions described below (each issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Depositor's Interest to the extent of the initial Invested Amount of a Series. Under the Pooling and Servicing Agreement, the Depositor may designate, with respect to any newly issued Series:

          (a) its name or designation;

          (b) its initial principal amount or method for calculating its amount, and its Invested Amount in the Trust which is generally based on the aggregate amount of Principal Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Trust allocated to the related Series, and its Series Invested amount;

          (c) its certificate rate, or formula for the determination of the certificate rate;

          (d) the interest payment date or dates and the dates from which interest shall accrue;

          (e) the method for allocating collections to Certificateholders of the Series;

          (f) any bank accounts to be used by the related Series and the terms governing the operation of these bank accounts;

          (g) the percentage used to calculate the Monthly Servicing Fee;

          (h) the provider and terms of any form of Series Enhancement with respect to any newly issued Series;

          (i) the terms on which the Certificates of the Series may be repurchased or remarketed to other investors;

          (j) the Series Termination Date;

          (k) the number of Classes of Certificates of the Series, and if the Series consists of more than one Class, the rights and priorities of each related Class;

          (l) the extent to which the Certificates of the Series will be issuable in temporary or permanent global form, and, in this case, the depositary for these global certificate or certificates, the terms and conditions, if any, upon which these global certificate or certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on this global certificate or certificates will be paid;

          (m) whether the Certificates of the Series may be issued in bearer form and any limitations imposed on the Certificates;

          (n) the priority of the Series with respect to any other Series; and

          (o) any other relevant terms (all relevant terms, the "Principal Terms" of the related Series).

None of the Depositor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series.

          The Pooling and Servicing Agreement may provide that the Depositor may designate Principal Terms so that each Series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than the Controlled Accumulation Periods or the Controlled Amortization Periods for any other Series. Further, one or more Series may be in their Controlled Accumulation Period or Controlled Amortization Period while other Series are not. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any Series Enhancement only on behalf of the Certificateholders of the Series to which the Series Enhancement relates. With respect to each Series Enhancement, the Depositor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Depositor or remarketed to other investors. There is no limit to the number of New Issuances the Depositor may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

          Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of a new Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions:

          (a) on or before the fifth day immediately preceding the date upon which the New Issuance is to occur, the Depositor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer so entitled pursuant to the relevant Supplement, written notice of the New Issuance and the date upon which the New Issuance is to occur;

          (b) the Depositor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee;

          (c) the Depositor shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to the applicable Agreement;

          (d) the Depositor shall have received notice from each Rating Agency that the New Issuance shall not cause the Rating Agency to reduce or withdraw the then current rating of the Certificates of any outstanding Series or Class;

          (e) the Depositor shall have delivered to the Trustee and providers of Series Enhancement a certificate of an authorized representative, dated the date upon which the New Issuance is to occur, to the effect that the Depositor reasonably believes that the issuance will not, based on the facts known to the representative at the time of certification, cause a Pay Out Event; and

          (f) the Depositor shall have delivered to the Trustee, each Rating Agency and providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes:

               (1) following a New Issuance the Trust will not be deemed to be an association, or publicly traded partnership taxable as a corporation,

               (2) a New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance,

               (3) a New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders, and

               (4) except as is otherwise provided in a Supplement with respect to any Series, the Certificates of the related Series will be properly characterized as debt.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Depositor the Certificates of the new Series for execution and redelivery to the Trustee for authentication.

          ALLOCATION PERCENTAGE. Pursuant to the Pooling and Servicing Agreement, all amounts collected with respect to:

          (a) finance charge receivables (as defined in the related prospectus supplement, the "Finance Charge Receivables") and Principal Receivables and the Defaulted Amount,

          (b) the Government Securities, if any, and

          (c) the Private Label Custody Receipt Securities, if any, with respect to any Monthly Period will be allocated among the Investor Certificateholders' Interest of each Series, the Depositor's Interest and in some circumstances to the provider of Series Enhancement, and all Adjustment Payments and Deposit Amounts deposited in the Collection Account (collectively, "Miscellaneous Payments") with respect to any Monthly Period will be allocated among the Investor Certificateholders' Interest of each Series, as follows:

               (1)  collections of:

                    (A) Finance Charge Receivables and the Defaulted Amount,

                    (B) interest on the Government Securities, if any, and

                    (C) interest on the Private Label Custody Receipt Securities, if any, will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Floating Allocation Percentage of the related Series;

               (2)  collections of:

                    (A) Principal Receivables;

                    (B) principal of the Government Securities, if any, and

                    (C) principal of the Private Label Custody Receipt Securities, if any, will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Principal Allocation Percentage of the related Series; and

               (3) miscellaneous Payments will at all times be allocated among the Investor Certificateholder's Interest of each Series based on their respective Invested amounts.

The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered by this Prospectus, in the related prospectus supplement. Amounts not allocated to the Investor Certificateholders' Interest of any Series as described above will be allocated to the Depositor's Interest.

          COLLECTIONS. All collections in respect of Receivables and Participations with respect to a given Trust will be allocated by the related Servicer or Trustee as amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate between the Investor Certificateholders' Interest of each Series, if more than one, of the related Trust and the Depositor's Interest all amounts collected with respect to:

          o Finance Charge Receivables and Principal Receivables and the Defaulted Amount,

          o    the Government Securities, if any, and

          o    Private Label Custody Receipt Securities, if any.

The "Defaulted Amount" for any Monthly Period will be an amount, not less than zero, equal to:

          (a) the amount of Principal Receivables which were charged off as uncollectible in the Monthly Period in accordance with the Servicer's customary and usual servicing procedures ("Defaulted Receivables") for the Monthly Period, minus

          (b) the sum of:

               (1) the amount of any Defaulted Receivables of which either the Depositor or the Servicer becomes obligated to accept reassignment or assignment during the Monthly Period, unless an Insolvency Event shall have occurred with respect to the Depositor, the Seller or the Servicer, in which event the amount of the Defaulted Receivables will not be added to the sum so subtracted,

               (2) the aggregate amount of recoveries, net of collection expenses, received in the Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged off as uncollectible, and

               (3) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) for the Monthly Period over the amount of Principal Receivables which became Defaulted Receivables in the Monthly Period.

Collections of:

          o    Finance Charge Receivables and the Defaulted Amount,

          o    interest on the Government Securities, if any, and

          o interest on the Private Label Custody Receipt Securities, if any, will be allocated to each Series at all times based upon its Floating Allocation Percentage.

Collections of:

          o    Principal Receivables,

          o    principal of the Government Securities, if any, and

          o principal of the Private Label Custody Receipt Securities, if any, will be allocated to each related Series at all times based upon its Principal Allocation Percentage.

The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each related Series will be determined as set forth in the related Supplement and, with respect to each Series offered by this Prospectus, in the related prospectus supplement. Collections will be deposited in the related Collection Account and invested in the manner described under "Servicing of Receivables -- Deposits in the Collection Account".

          INTEREST. Interest will accrue on the Invested amount of the Receivables Pooling Certificates of a Series or Class (the "Invested Amount" of the Series or Class) offered by this Prospectus at the per annum rate either specified, or determined in the manner specified, in the related prospectus supplement (the "Certificate Interest Rate "). If the prospectus supplement for a Series of Receivables Pooling Certificates so provides, the interest rate and interest payment dates applicable to each Class of Certificates of that Series may be subject to adjustment from time to time. Any interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the prospectus supplement for the related Series. To the extent provided in this Prospectus or in the related prospectus supplement, collections of Finance Charge Receivables and other amounts allocable to the Investor Certificateholders' Interest of a Series offered by this Prospectus will be used to make interest payments to Certificateholders of the related Series on each Interest Payment Date with respect to these collections, provided that if a rapid amortization period commences with respect to the related Series, interest will then be distributed to these Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, collections or other amounts, or the portion allocable to the related Class, will be deposited in one or more trust accounts (in the case of the deposit of interest, an "Interest Funding Account") and used to make interest payments to Certificateholders of the related Series or Class on the following Interest Payment Date with respect to the related Series or Class. If a Series has more than one Class of Receivables Pooling Certificates, each related Class may have a separate Interest Funding Account.

          PRINCIPAL. The principal of any Receivables Pooling Certificates will be scheduled to be paid either in full on an expected date specified in the related prospectus supplement (the "Expected Final Payment Date "), in which case the related Series will have an accumulation period, as described below under " -- Accumulation Period", or in installments commencing on a date specified in the related prospectus supplement (the "Principal Commencement Date "), in which case the Receivables Pooling Certificates will have a Controlled Amortization Period as described below under " -- Controlled Amortization Period". If the related Series has more than one Class of Certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be assigned to each Class. The principal with respect to the Certificates of the related Series or Class may be made or commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, as the case may be, and the final principal payment with respect to the Certificates of the related Series or Class may be made earlier or later than the applicable Expected Final Payment Date or Principal Commencement Date, if a Pay Out Event occurs with respect to the related Series or Class or under other circumstances described in this Prospectus or in the related prospectus supplement.

          REVOLVING PERIOD. Receivables Pooling Certificates will have a "Revolving Period", which will commence on the date specified in the related prospectus supplement as the Series Cut-Off Date and continue until the earliest to occur of:

          o the commencement of the Rapid Amortization Period with respect to the Series, and

          o the date specified in the related prospectus supplement as the last day of the Revolving Period with respect to the Series.

During the Revolving Period with respect to the Series, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and other amounts otherwise allocable to the Investor Certificateholders' Interest of the Series will be distributed to or for the benefit of the Certificateholders of other Series, if so provided in the related prospectus supplement or the Seller or the Depositor in respect of the Depositor's Interest.

          CONTROLLED ACCUMULATION PERIOD. If so specified by the related prospectus supplement in the case of a Series of Receivables Pooling Certificates, and unless a Rapid Amortization Period commences with respect to the related Series, one or more Classes of Certificates of the Series will have a Controlled Accumulation Period. The controlled accumulation period (the "Controlled Accumulation Period") will commence on the close of business on the date specified, or determined in the manner specified, in the related prospectus supplement and will continue until the earliest to occur of:

          o the commencement of a Rapid Amortization Period with respect to the Series,

          o payment in full of the Invested Amount of the Certificates of the Series, or

          o    the Series Termination Date with respect to the Series.

          During the Controlled Accumulation Period with respect to a Series of Receivables Pooling Certificates, collections of Principal Receivables, principal of the Government Securities, if any, principal of the Private Label Custody Receipt Securities, if any, and other amounts allocable to the Investor Certificateholders' Interest of the Series will be deposited on each Distribution Date in a trust account established for the benefit of the Investor Certificateholders of the Series (the "Principal Funding Account") and used to make principal distributions to the Certificateholders when due. The amount to be deposited in the Principal Funding Account on the applicable Distribution Date may, but will not necessarily, be limited to the "Controlled Deposit Amount " equal to the "Controlled Accumulation Amount" specified in the related prospectus supplement plus any existing deficit with respect to the Controlled Accumulation Amount arising from prior Distribution Dates (the "Deficit Controlled Accumulation Amount "). If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related prospectus supplement may describe priorities among Classes with respect to deposits of principal into Principal Funding Accounts. In general, unless a Pay Out Event shall have occurred prior to the Expected Final Payment Date for a Series, on the Expected Final Payment Date for a particular Series or Class, all amounts accumulated in the Principal Funding Account with respect to the Series or Class during the Controlled Accumulation Period will be distributed as a single repayment of principal with respect to the Series or Class.

          RAPID ACCUMULATION PERIOD. If so specified and under the conditions set forth in the prospectus supplement relating to a Series having a Controlled Accumulation Period, during the period (the "Rapid Accumulation Period" and together with the Controlled Accumulation Period, each an "Accumulation Period") from the day on which a Pay Out Event has occurred until the earliest of:

          o    the commencement of the Rapid Amortization Period,

          o payment in full of the Investor Interest of the Certificates of the Series and, if so specified in the related prospectus supplement, of the Collateral Interest, if any, with respect to the Series, and

          o    the related Series Termination Date,

collections of Principal Receivables allocable to the Investor Interest of the Series, and other amounts if so specified in the related prospectus supplement, will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of the Series or Class on the Scheduled Payment Date.

The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount.

          During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of the funds. Investment earnings on the funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related prospectus supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificate, the Series may be subject to a principal guaranty or other similar agreement.

          CONTROLLED AMORTIZATION PERIOD. If the related prospectus supplement so specifies with respect to a Series of Receivables Pooling Certificates, unless a Rapid Amortization Period commences with respect to a Series, one or more Classes of Certificates of the Series will have a Controlled Amortization Period. The controlled amortization period (the "Controlled Amortization Period") will commence at the close of business on the date specified or determined in the manner specified in the related prospectus supplement and will continue until the earliest to occur of:

          o the commencement of the Rapid Amortization Period with respect to a Series,

          o payment in full of the Invested Amount of the Certificates of a Series, or

          o    the Series Termination Date with respect to a Series.

During the Controlled Amortization Period with respect to a Series, collections of Principal Receivables, principal of the Government Securities, if any, principal of the Private Label Custody Receipt Securities, if any, and other amounts allocable to the Investor Certificateholders' Interest of a Series will be used on each Distribution Date to make principal distributions to Certificateholders of the Series or any Class of the Series then scheduled to receive the related distributions. The amount to be distributed to Certificateholders of any Series on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution Amount") which will be equal to the "Controlled Amortization Amount" specified in the related prospectus supplement plus any existing deficit with respect to the Controlled Amortization Amount arising from prior Distribution Dates (the "Deficit Controlled Amortization Amount". If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Controlled Amortization Amount. In addition, the related prospectus supplement may describe priorities among the Classes with respect to these distributions.

          RAPID AMORTIZATION PERIOD. During the Rapid Amortization Period, collections of Principal Receivables and other amounts allocable to the Investor Certificateholders' Interest of the Series will be distributed as principal payments to the Investor Certificateholders of the Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to the Series. The "Rapid Amortization Period" will commence and end on the dates set forth in the related prospectus supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal to Investor Certificateholders will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to a Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to the related Series. See "Description of the Certificates -- Pay Out Events" below for a discussion of the events which might lead to the commencement of the Rapid Amortization Period with respect to a Series.

          PAY OUT EVENTS. As described above, the Revolving Period with respect to a Series of Receivables Pooling Certificates will commence on the Series Cut-Off Date and continue until the commencement of the Controlled Accumulation Period or the Controlled Amortization Period, unless a Pay Out Event occurs with respect to the Series prior to any of these dates. A "Pay Out Event" with respect to the Series refers to any events specified in the related prospectus supplement, which events may include:

          o the occurrence of an "Insolvency Event", which shall mean the appointment of the FDIC as receiver of the Depositor or the Seller or another person specified in the related prospectus supplement, or other events relating to the bankruptcy, insolvency or receivership of the Depositor or the Seller, or another person specified in the related prospectus supplement; or

          o the Trust becoming an investment company within the meaning of the Investment Company Act of 1940 (the "Investment Company Act").

          In the case of any event described above, a Pay Out Event with respect to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders of the affected Series immediately upon the occurrence of this event. The Rapid Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect to the related Series. Distributions of principal to the Investor Certificateholders of the related Series will begin on the Distribution Date next following the month during which the Pay Out Event occurs (the Distribution Date and each following Distribution Date with respect to the related Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to the related Series at that time will be distributed on the first Special Payment Date to the Investor Certificateholders of the Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered by this Prospectus, will be described in the related prospectus supplement.

          In addition to the consequences of a Pay Out Event discussed above, if any Insolvency Event occurs with respect to the Depositor or the Seller, pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, on the day of the Insolvency Event, the Depositor or the Seller will immediately cease to transfer Principal Receivables directly or indirectly to the Trust and promptly give notice to the Trustee of the Insolvency Event. Under the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement applicable to the Series, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date notice is published the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of the related Series evidencing more than 50% of the aggregate unpaid principal amount of each related Series or Class and other interested parties specified in the related prospectus supplement instruct the Trustee not to dispose of or liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, and to continue transferring Principal Receivables as before the Insolvency Event. The proceeds from any sale, disposition or liquidation of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, will be deposited in the Collection Account and allocated as described in the applicable Pooling and Servicing Agreement and the related prospectus supplement. If the sum of:

          o the portion of the proceeds allocated to the Investor Certificateholders' Interest of any Series, and

          o the proceeds of any collections of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Collection Account allocated to the Investor Certificateholders' Interest of the related Series, together with any related rights under any applicable Series Enhancement, is not sufficient to pay the Invested Amount of the Certificates of the related Series in full, the Investor Certificateholders will incur a loss.

          PAIRED SERIES. If so provided in the related prospectus supplement, one or more Series or a portion of one or more Series previously issued by a Trust (a "Prior Series ") may be paired with one or more other series (a "Paired Series ") issued by the Trust. As the Invested Amount of the Prior Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of the Paired Series will be equal to the Invested Amount paid to Certificateholders of the Prior Series. If a Pay Out Event occurs with respect to the Prior Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the Prior Series and the Series Allocation Percentage and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related prospectus supplement and the Early Amortization Period or Early Accumulation Period for the related Series could be lengthened. It shall be a condition to the issuance of a Paired Series that this issuance shall not result in the reduction by any Rating Agency of the rating of the Prior Series.

          OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL. If specified in the prospectus supplement, subject to any conditions described in the prospectus supplement, on any day occurring on or after the day that the principal amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to the Series is reduced to a percentage of the initial outstanding aggregate principal amount of the Certificates of the related Series set forth in the related prospectus supplement, the Depositor will have the option to repurchase the Investor Certificateholders' Interest of the related Series. The purchase price will be equal to the sum of the principal amount of the Series, less the amount, if any, on deposit in any Principal Funding Account with respect to the related Series, plus the Enhancement Invested Amount, if any, with respect to the related Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates, including the Collateral Indebtedness Interests, if any, and, if applicable, on the Enhancement Invested Amount, and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date, through:

          o if the day on which the repurchase occurs is a Distribution Date, the day preceding this Distribution Date, or

          o if the day on which the repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following that day, at the applicable Certificate Interest Rate.

Following any repurchase and the deposit of the aggregate purchase price into the Collection Account, the Investor Certificateholders of the related Series will have no further rights with respect to the Receivables. In the event that the Depositor shall fail for any reason to deposit the aggregate purchase price for the Investor Certificateholders' Interest of a Series, payments would continue to be made to the Investor Certificateholders of the related Series as described in this Prospectus and in the related prospectus supplement.

          In any event, the last payment of principal and interest on the Securities of a Series will be due and payable not later than the date (the "Series Termination Date") specified in the related prospectus supplement. In the event that the principal amount of the Securities of any related Series or the Enhancement Invested Amount is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, of the related Trust, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of the principal amount of the outstanding Securities and the Enhancement Invested Amount, if any, with respect to the related Series at the close of business on the Series Termination Date. The net proceeds of the sale will be deposited in the Collection Account and allocated to the Certificateholders of the related Series or the holder of the Enhancement Invested Amount after the Certificateholders are paid in full, as provided in the Pooling and Servicing Agreement with respect to the Series.

          The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the prospectus supplement relating to that Series. Alternatively, if so specified in the related prospectus supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, from the Trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the Certificates or Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a purchase or termination must be given by the Depositor, the Servicer or the Trustee prior to the related date. The purchase or repurchase price will be set forth in the related prospectus supplement.

          In addition, the related prospectus supplement may provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of a Rapid Amortization Event.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

          If so specified in the related prospectus supplement, holders of Securities may hold their Securities through the Depository Trust Company ("DTC" in the United States) or Clearstream Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems.

          Cede & Co. ("Cede"), as nominee for DTC, will hold one or more global Securities. Unless and until definitive securities are issued in fully registered, certified form ("Definitive Securities ") under the limited circumstances described in the related prospectus supplement, all references in this Prospectus or in the related prospectus supplement to actions by holders of Securities shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this Prospectus to distributions, notices, reports and statements to holders of Securities shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Securities, as the case may be, for distribution to the beneficial owners of the related Securities in accordance with DTC procedures.

          Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective Depositaries which in turn will hold these positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in these capacities, the "Depositaries").

          Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers among Clearstream Luxembourg Participants or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear.

          Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

          Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear Participant or Clearstream Luxembourg Participant on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Securities, see Annex I to this Prospectus and for information with respect to tax documentation procedures relating to the Securities, see Annex I to this Prospectus and "Certain Federal Income Tax Consequences -- Foreign Investors."

          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations, including the Underwriters. Indirect access to the DTC System also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

          Holders of Securities that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, holders of Securities will receive all distributions of principal of and interest on the Securities from the Trustee, or the Indenture Trustee, as paying agent, or its successor in this capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Securities may experience some delay in their receipt of payments, since these payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward these payments to its Participants which will then forward them to Indirect Participants or holders of Securities. It is anticipated that the only holder of the Certificates (the "Certificateholder"), holder of the Note (the "Noteholder" and together with the Certificateholder, the "Securityholder") for a Series will be Cede, as nominee of DTC. Holders of Securities would not then be recognized by the Trustee as "Certificateholders", "Noteholders" or "Securityholders", as these terms are used in the related Agreement, and holders of Securities would only be permitted to exercise the rights of a "Certificateholder", "Noteholder" or "Securityholder" indirectly through the Participant who in turn will exercise those rights through DTC.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which holders of Securities have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders of Securities. Accordingly, although holders of Securities will not possess Securities, holders of Securities will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a holder of Securities to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Securities, may be limited due to the lack of a physical certificate or instrument for the Securities.

          DTC will take any action permitted to be taken by a "Certificateholder", "Noteholder" or "Securityholder" under the applicable Agreement or Indenture only at the direction of one or more Participants to whose account with DTC the relevant Securities are credited. Additionally, DTC will take these actions with respect to specified percentages of the Certificateholders', Noteholders' or Securityholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy the specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include these undivided interests.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thus eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

          The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants counterparties both in Clearstream Luxembourg and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Accordingly, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

          Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions with respect to Securities held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences". Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder, Noteholder or Securityholder under the applicable Agreement or Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect these actions on its behalf through DTC.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the procedures and these procedures may be discontinued at any time.

Definitive Securities

          If the Securities of any Series will be available in book entry form, the related Securities will be issued as Definitive Securities, rather than to DTC or its nominee, only under circumstances specified in the related prospectus supplement, which circumstances may include that,

          o the Depositor advises the Trustee, and any Indenture Trustee, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities, and the Trustee, or the Indenture Trustee, or the Depositor are unable to locate a qualified successor,

          o the Depositor, at its option, elects to terminate the book-entry system through DTC, or

          o after the occurrence of a Servicer Default, holders of Securities of the related Series evidencing not less than 50% of the aggregate unpaid principal amount of the Securities advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the holders of the Securities.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the physical certificates or notes held by Cede that represent the Securities, and instructions for registration, the Trustee, or the Indenture Trustee, will issue the related Securities in the form of Definitive Securities, and the Trustee, or the Indenture Trustee, will then recognize the holders of these Definitive Securities as holders of Securities, under the applicable Agreement or Indenture and the related prospectus supplement ("Holders").

          If Definitive Securities are issued, distribution of principal and interest on the Definitive Securities will be made by the Paying Agent or the Trustee, or the Indenture Trustee, directly to the Holders in whose names the Definitive Securities were registered on the related Record Date in accordance with the procedures set forth in this Prospectus and in the related Agreement, Indenture and prospectus supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, or the Indenture Trustee, except that the final payment on any Definitive Security will be made only upon presentation and surrender of the Definitive Security on the date for final payment at the office or agency as is specified in the notice of final distribution to Holders. The Trustee, or the Indenture Trustee, will provide notice to Holders not later than the date specified in the related prospectus supplement.

          Definitive Securities will be transferable and exchangeable at the offices of the Transfer Agent specified pursuant to the applicable Agreement or Indenture (the "Transfer Agent") and the Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange.

                       DESCRIPTION OF THE TRUST AGREEMENTS
                     OR THE POOLING AND SERVICING AGREEMENTS

          The following summaries describe the material provisions of the Trust Agreements and Pooling and Servicing Agreements which are anticipated to be common to any Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement. Where particular provisions or terms used in a related Agreement are referred to in this Prospectus, the actual provisions, including definitions of terms, are incorporated in this Prospectus by reference as part of the summaries.

Assignment of Base Assets to the Trust

          ASSIGNMENT OF RECEIVABLES; PRE-FUNDING ACCOUNT. For any Series of Receivables Pooling Certificates, pursuant to the related Pooling and Servicing Agreement and Receivables Purchase Agreement, the Seller will sell and assign to the related Trust on the Closing Date specified in the related prospectus supplement (the "Closing Date"), either directly or by assignment to the Depositor and reassignment by the Depositor to the Trust, without recourse to the Seller, or the Depositor, all Receivables in the Initial Accounts outstanding as of the Series Cut-Off Date, and will similarly sell and assign to the Trust all Receivables in the Additional Accounts as of the applicable additional cut-off dates and all Receivables later created under the Initial Accounts or the Additional Accounts, other than the Removed Accounts, any Participations added to the Trust and the proceeds of all of the foregoing. To the extent specified in the related prospectus supplement, a portion of the proceeds from the sale of the Securities of a Series may be applied by the Depositor to the deposit of an amount on deposit in a Pre-Funding Account (the "Pre-Funded Amount"). If a Pre-Funding Account is provided for, the related prospectus supplement will specify the terms, conditions and manner under which additional Receivables will be purchased by the Trust from time to time during the funding period provided for in the related prospectus supplement.

          In connection with any transfer of any Receivables, the Seller will annotate and indicate in its computer files that these Receivables have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the initial Series Cut-Off Date, or additional Cut-Off Date. The Seller will not deliver to the Trustee any other records or agreements relating to these Accounts or the Receivables. The records and agreements relating to these Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "Risk Factors - Certain Legal Aspects -- Transfer of Receivables" and "Risk Factors-- Risk of Commingling" and "Certain Legal Aspects of the Receivables".

          ASSIGNMENT OF CRB SECURITIES; PRE-FUNDING ACCOUNT. All or a portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist entirely or in part of CRB Securities, will be applied to the purchase of the related CRB Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related prospectus supplement. If a Pre-Funding Account is provided for, the related prospectus supplement will specify the terms, conditions and manner under which additional CRB Securities will be purchased by the Trust from time to time during the funding period provided for in the related prospectus supplement. The Trustee will cause any CRB Securities purchased by the Trust to be registered in the name of the Trustee, or its nominee or correspondent, or, where applicable, the Indenture Trustee, and the Trustee, or its agent or correspondent, or the Indenture Trustee will have possession of any certificated CRB Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a CRB Security. See "The Trust Assets -- CRB Securities".

          Each CRB Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "CRB Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, or subsequent cut-off date, annual Certificate Interest Rate or interest rate and maturity date for each CRB Security. In the Trust Agreement, to the extent that any CRB Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the CRB Securities:

          (a) that the information contained in the CRB Schedule is true and correct in all material respects;

          (b) that, immediately prior to the conveyance of the CRB Securities, the Depositor had good title to, and was the sole owner of the CRB Securities;

          (c) that there has been no other sale by it of the CRB Securities; and

          (d) that there is no existing lien, charge, security interest or other encumbrance on the CRB Securities.

          ASSIGNMENT OF GOVERNMENT SECURITIES; PRE-FUNDING ACCOUNT. A portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist in part of Government Securities, will be applied to the purchase of the related Government Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related prospectus supplement. If a Pre-Funding Account is provided for, the related prospectus supplement will specify the terms, conditions and manner under which additional Government Securities will be purchased by the Trust from time to time during the funding period provided for in the related prospectus supplement. The Trustee will cause any Government Securities purchased by the Trust to be registered in the name of the Trustee, or its nominee or correspondent, or, where applicable, the Indenture Trustee, and the Trustee, or its agent or correspondent, or the related Indenture Trustee will have possession of any certificated Government Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Government Security. See "The Trust Assets -- Government Securities".

          Each Government Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Government Security Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, or subsequent cut-off date, annual interest rate and maturity date for each Government Security. In the Trust Agreement, to the extent that any Government Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the Government Securities:

          (a) that the information contained in the Government Schedule is true and correct in all material respects;

          (b) that immediately prior to the conveyance of the Government Securities, the Depositor had good title to and was the sole owner of the Government Securities;

          (c) that there has been no other sale by it of Government Securities; and

          (d) that there is no existing lien, charge, security interest or other encumbrance on the Government Securities.

          ASSIGNMENT OF PRIVATE LABEL CUSTODY RECEIPT SECURITIES; PRE-FUNDING ACCOUNT. A portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist in part of Private Label Custody Receipt Securities, will be applied to the purchase of the related Private Label Custody Receipt Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related prospectus supplement. If a Pre-Funding Account is provided for, the related prospectus supplement will specify the terms, conditions and manner under which additional Private Label Custody Receipt Securities will be purchased by the Trust from time to time during the funding period provided for in the related prospectus supplement. The Trustee will cause any Private Label Custody Receipt Securities purchased by the Trust to be registered in the name of the Trustee, or its nominee or correspondent, or, where applicable, the Indenture Trustee, and the Trustee, or its agent or correspondent, or the Indenture Trustee will have possession of any certificated Private Label Custody Receipt Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Label Custody Receipt Security. See "The Trust Assets -- Government Securities".

          Each Private Label Custody Receipt Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Private Label Custody Receipt Security Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, or subsequent cut-off date, annual interest rate and maturity date for each Private Label Custody Receipt Security. In the Trust Agreement, to the extent that any Private Label Custody Receipt Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the Private Label Custody Receipt Securities:

          (a) that the information contained in the Private Label Custody Receipt Schedule is true and correct in all material respects;

          (b) that immediately prior to the conveyance of the Private Label Custody Receipt Securities, the Depositor had good title to and was the sole owner of the Private Label Custody Receipt Securities;

          (c) that there has been no other sale by it of the related Private Label Custody Receipt Securities; and

          (d) that there is no existing lien, charge, security interest or other encumbrance on the related Private Label Custody Receipt Securities.

Repurchase and Substitution of Non-Conforming Base Assets

          In general, the Depositor and/or the Seller or another entity will make specific representations and warranties to the Trust regarding the Base Assets to be purchased by the Trust. To the extent described in the related prospectus supplement, the applicable Agreement will provide that if the Depositor, the Seller or another entity cannot cure a breach of representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the Trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of a Base Asset, then the Depositor, the Seller or another entity will be required to repurchase the affected Base Assets on the terms and conditions and in the manner described in the related prospectus supplement. If provided in the related prospectus supplement, the Depositor, the Seller or another entity may, rather than repurchase a Base Asset as described above, remove the affected Base Asset from the Trust (the "Removed Base Asset") and substitute in its place one or more other Base Assets meeting the qualifications described in the related prospectus supplement each, a "Qualifying Substitute Base Asset". The above-described cure, repurchase or substitution obligations, subject to specific exceptions which, if applicable, will be specified in the related prospectus supplement, shall constitute the sole remedies available to holders of Securities or the Trustee, or Indenture Trustee, for a breach of a representation or warranty in respect of a Base Asset. Where Base Assets are purchased by a Depositor from a Seller and reconveyed to the Trustee, the Depositor's only source of funds to effect any cure, repurchase or substitution generally will be through the enforcement of the corresponding obligations of the Seller to the Depositor.

Trust Accounts

          With respect to any Series of Securities that includes Notes, the Owner Trustee will establish and maintain with the related Indenture Trustee:

          o one or more accounts, in the name of the Indenture Trustee on behalf of the related Securityholders, into which all payments made on or in respect of the related Base Assets will be deposited (the "Collection Account"), and

          o one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for payment to the Noteholders will be deposited and from which all payments to these Noteholders will be made (the "Note Payment Account").

With respect to each Trust, the Trustee will establish and maintain one or more accounts with the related Trustee, in the name of that Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Payment Account "). With respect to any Series that does not include Notes, the Trustee will also establish and maintain the Collection Account and any other account in the name of the related Trustee on behalf of the related Certificateholders.

          For each Series of Securities, funds in the Collection Account, Note Payment Account and Certificate Payment Account and any Reserve Account or other accounts, identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Agreement or Indenture in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Except as described in this Prospectus or in the related prospectus supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the related Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections with respect to the related Base Assets, as provided in the related prospectus supplement, exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. The related prospectus supplement may provide that investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be treated as collections of interest on the related Base Assets.

          The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either:

          o    a segregated account with an Eligible Institution, or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the segregated trust account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

"Eligible Institution" means, with respect to a Trust:

          (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or

          (b) a depository institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank,

               (1) that has either,

                    (A) a long-term unsecured debt rating acceptable to the Rating Agencies, or

                    (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and

               (2) whose deposits are insured by the FDIC.

Reports to Certificateholders

          The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon after each Distribution Date as is practicable, a statement setting forth, to the extent applicable to any Series, the information specified in the related prospectus supplement for the related Series. In addition, within a reasonable period of time after the end of each calendar year, the Trustee will be required to furnish to each holder of record at any time during the calendar year a statement setting forth the information specified in the related prospectus supplement, which will include information intended to enable holders of Certificates to prepare their tax returns. Information in the Distribution Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, any Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables. See "Servicing of Receivables -- Evidence as to Compliance".

Servicer Defaults

          With respect to a Series of Receivables Pooling Certificates, "Servicer Defaults" under the Pooling and Servicing Agreement for a Series generally include:

          (a) any failure by the Servicer to deposit amounts in the Collection Account and any Payment Account to enable the Trustee to distribute to Certificateholders of the Series any required payment, which failure continues unremedied for five days after the giving of written notice of failure to the Servicer by the Trustee for the Series, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of the related Series specified in the related prospectus supplement,

          (b) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of the failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of the related Series,

          (c) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and specific actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations, and

          (d) other events that shall be specified in the related prospectus supplement.

Rights Upon Servicer Defaults

          With respect to a Series of Receivables Pooling Certificates, so long as a Servicer Default remains unremedied under the Pooling and Servicing Agreement for a Series, and subject to any right of any Indenture Trustee, the Trustee for the Series or holders of the required percentage of any Class of Securities specified in the related prospectus supplement may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or as otherwise provided in the Pooling and Servicing Agreement.

          In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a financial institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

          During the continuance of any Servicer Default under the Pooling and Servicing Agreement for a Series, the Trustee for the Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of the Series, and holders of the required percentages of the Certificates specified in the related prospectus supplement may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. The Trustee, however, will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee in or by pursuit of remedy or exercise of trusts or powers. Also, the Trustee may decline to follow any direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

          No Certificateholder of a Series, solely by virtue of the holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for the related Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless the holder previously has given to the Trustee for the Series written notice of default and unless the holders of the required percentages of the outstanding Securities specified in the related prospectus supplement have made written request upon the Trustee to institute a proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any proceeding.

The Trustee

          The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related prospectus supplement. The entity serving as Trustee may have normal banking relationships with the Depositor, the Seller or the Servicer. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the applicable Agreement relating to the Series will be conferred or imposed upon the Trustee and each separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform specific acts, singly upon the separate trustee or co-trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by the appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the applicable Agreement.

Duties of the Trustee

          The Trustee will make no representations as to the validity or sufficiency of the applicable Agreement, the Securities or of any Base Asset, Series Enhancement or related documents. If no Servicer Default, as defined in the related Pooling and Servicing Agreement, if applicable, has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of the documents furnished by it or the Securityholders to the Servicer under the Agreement.

          The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders upon a Servicer Default. See "-- Rights Upon Servicer Defaults" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under an Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against risk or liability is not reasonably assured to it.

Replacement of the Trustee

          The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time:

          o by the Depositor, if the Trustee ceases to be eligible to continue as under the related Agreement,

          o    if the Trustee becomes insolvent, or

          o by the holders of the required percentages of the outstanding Securities specified in the related prospectus supplement upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of the Agreement

          The Agreement for each Series of Securities may be amended by the Depositor and the related Trustee, and where applicable the Seller and the Servicer, without notice to or consent of the Securityholders:

          (a) to cure any ambiguity,

          (b) to correct any defective provisions or to correct or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement,

          (c) to add to the duties of the Depositor, Seller or Servicer,

          (d) to add any other provisions with respect to matters or questions arising under the related Agreement or related Series Enhancement,

          (e) to add or amend any provisions of the Agreement as required by a Rating Agency in order to maintain or improve the rating of any Class of the Securities,

          (f) to comply with any requirements imposed by the Code, or

          (g) to make other amendments as are specified in the related prospectus supplement;

provided that any amendment pursuant to clause (d) or (g) above will not adversely affect in any material respect the interests of any Securityholders of the related Series, as evidenced by an opinion of counsel.

Any amendment except pursuant to clause (f) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Securityholder if the Trustee receives written confirmation from each Rating Agency rating the Securities that the amendment will not cause the Rating Agency to reduce the then current rating of the Securities. The Agreement for each Series may also be amended by the Depositor and the Trustee, and where applicable the Seller and the Servicer, with the consent of the holders of the required percentages of the outstanding Securities of each Series affected by the amendment of the Agreement specified in the related prospectus supplement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Securityholders of the related Series; provided, however, that no amendment may:

          o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

          o reduce the aforesaid percentage of aggregate outstanding principal amount of Securities of each Class, the holders of which are required to consent to any amendment.

List of Certificateholders

          Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for the Series, which request is accompanied by a copy of the communication which the Certificateholders propose to transmit, the Trustee will afford these Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

          No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

Termination

          The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to that Agreement after the earliest to occur of:

          o the final payment or other liquidation of the last Base Asset remaining in the Trust for the related Series, or

          o the repurchase, as described below, by the Servicer from the Trustee for the related Series of all Base Assets and other property at that time subject to the Agreement.

The Agreement for each Series will permit, but will not require, the Servicer, the Seller and/or the Depositor to repurchase from the Trust for the Series all remaining Base Assets at a price equal to 100% of the aggregate principal amount of the Base Assets plus, with respect to any property acquired in respect of a Base Asset, if any, the outstanding principal amount of the related Base Asset, and unreimbursed expenses, that are reimbursable pursuant to the terms of the Agreement, plus accrued interest on the unreimbursed expenses at the weighted average rate on the related Base Assets through the last day of the Monthly Period in which the repurchase occurs. The exercise of this right will effect early retirement of the Certificates of the Series, but the Servicer's right to so purchase is subject to the aggregate principal balance of the Base Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the Cut-off Date aggregate principal balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of persons identified in the related prospectus supplement. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in the related prospectus supplement. See "Description of the Certificates-- Receivables Pooling Certificates -- Optional Termination; Final Payment of Principal".

Payment in Full of the Notes

          With respect to any Series of Securities that includes Notes, the Trust Agreement will provide that upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of the Series will succeed to all the rights of the Noteholders of the Series under the related Trust Agreement, to the extent and in the matter provided in the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

          The following discussion contains summaries of some legal aspects of credit, charge and debit card receivables which are general in nature. As a consequence, investors should consider the issues raised by the following discussion as relevant in connection with both the Receivables and the Receivables underlying the CRB Securities. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor purport to reflect the laws of any particular state, nor purport to encompass the laws of all states in which Receivables, or the Receivables underlying the CRB Securities, originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables, and the Receivables underlying the CRB Securities.

Transfer of Receivables

          With respect to each transfer of Receivables to a Trust, the Seller and/or the Depositor will warrant in the applicable Agreement that the transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller, and/or the Depositor, in and to the Receivables free and clear from liens arising from or through the Seller, or the Depositor, except, to the extent specified in the related prospectus supplement, for potential tax liens, any interest of the Seller or the Depositor as holder of the Depositor's Interest and the Servicer's right to receive interest and investment earnings ,net of losses and investment expenses, in respect of the Collection Account, or a valid grant to the Trust of a security interest in the Receivables. The Seller and/or the Depositor will also warrant in the Agreement that, in the event that the transfer of the Receivables to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC") as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables later created in the relevant Accounts in favor of the Trust upon their creation except for specific liens as described in the Agreement.

          The Receivables are generally considered to be "general intangibles" or "accounts" for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest in the Receivables and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor and the Trust.

          There are limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which the Receivables are transferred to the Trust could have an interest in these Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Seller and/or the Depositor will warrant that the Receivables have been transferred to the Trust free and clear of the lien of any third party, except for some tax and other governmental liens. In addition, the Seller and the Depositor will each covenant that, except as permitted by the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivables, or any interest in the Receivables, other than to the Trust. A tax or other government lien on property of the Seller or the Depositor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in the Receivables. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, some administrative expenses of the receiver may also have priority over the interest of the Trust in these Receivables.

          A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Securityholders could experience a delay or reduction in distributions.

Certain Matters Relating to Receivership

          It is likely that the Sellers of Receivables to a Trust or the sellers of Receivables to CRB Trusts will be banking institutions. FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as receiver of a Seller which is a national bank.

          Subject to clarification by FDIC regulations or interpretations, it would appear from the positions taken by the FDIC before the passage of FIRREA that the FDIC in its capacity as receiver for a Seller would not interfere with the timely transfer to the Trust or to a CRB Trust of payments collected on the Receivables or interfere with the timely liquidation of Receivables as described below. To the extent that a Seller granted a security interest in the Receivables to the related Trust (or granted such a security interest to the Depositor which was then assigned the related Trust) or to a CRB Trust, and that interest was validly perfected before the Seller's insolvency and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the Seller or its creditors, that security interest should not be subject to avoidance, and payments to the Trust or to a CRB Trust with respect to Receivables should not be subject to recovery by the FDIC as receiver of the Seller. If, however, the FDIC were to assert a contrary position, or were to require the related Trustee or CRB Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, delays in payments on the Securities of any Series relating to such Seller (or delays in payments on CRB Securities relating to a similarly insolvent seller) outstanding at such time and possible reductions in the amount of those payments could occur.

          Each Pooling and Servicing Agreement and Receivables Purchase Agreement as to which a banking institution is the Seller will provide that, upon the appointment of a receiver for the Seller, the Seller will promptly give notice thereof to the Depositor, and a Pay Out Event will occur. Under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of the required percentages of outstanding Securities specified in the related Prospectus Supplement or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could by delayed as described above. The net proceeds of any such sale will first be treated by the Trustee as collections on the Finance Charge Receivables, if any. Upon the occurrence of a Pay Out Event, if a conservator or receiver is appointed for the Seller or the Depositor and no Pay Out Event other than such conservatorship or receivership or insolvency of the Seller or the Depositor exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period with respect to any outstanding Series. In addition, a conservator or receiver for the Seller or the Depositor may have the power to cause early payment of the Certificates.

          If a Seller that is a banking institution is servicing its Receivables and a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exist, the conservator or receiver may have the power to prevent either the Trustee or the Certificateholders from effecting a transfer of servicing to a successor Servicer.

Consumer Protection Laws

          The relationship of cardholder and card issuer is extensively regulated by Federal and state consumer protection laws. The most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and, to the extent that the Seller is a national banking association, the National Bank Act, as well as the banking statutes of the state in which the bank is located, and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when an account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed, and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of account-related charges that may be assessed. Newly adopted Federal legislation requires card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods, and balance calculation methods associated with their accounts. Cardholders are entitled under current law to have payments and credits applied to the account promptly, to receive prescribed notices and to have billing errors resolved promptly.

          Various proposed laws and amendments to existing laws have been introduced in Congress and certain state and local legislatures that, if enacted, would further regulate the credit card industry. Certain such laws would, among other things, impose a ceiling on the rate at which a financial institution may assess finance charges on credit card accounts that would be substantially below the rates of the finance charges currently assessed by most Sellers on their accounts. A proposed bill of this nature was defeated in the United States House of Representatives in 1987, and on November 14, 1991, the United States Senate approved by a vote of 74 to 19 a measure which could have established, if it were enacted as law, a ceiling on credit card interest rates of 4% above the rate that the IRS charges on the underpayment of taxes. Such a law would, in effect, reduce all interest rates on credit cards to 14% per annum until the IRS calculates the new rate, which is currently done on a quarterly basis. Although this proposed legislation was not passed by Congress, the issue of federal regulation of interest rates on credit cards continues to be debated, and there can be no assurance that such a bill will not become law in the future. The potential effect of any legislation which limits the amount of finance charges that may be charged on credit cards could be to reduce the Net Portfolio Yield of each Series. If such Net Portfolio Yield of a Series is reduced, a Pay Out Event for such Series may occur, and the Rapid Amortization Period for such Series would commence.

          Since October 1991, a number of lawsuits and administrative actions have been filed in several states against out-of-state banks (both federally insured state-chartered banks and federally insured national banks) which issue cards. These actions challenge various fees and charges (such as late fees, overlimit fees, returned payment check fees and annual membership fees) assessed against residents of the states in which such suits were filed, based on restrictions or prohibitions under such states' laws alleged to be applicable to the out-of-state card issuers. In October 1991, the United States District Court for the State of Massachusetts held that Greenwood Trust Company (a federally-insured, Delaware-charted bank that issues the Discover credit card) was prohibited by Massachusetts law from assessing late charges on credit card accounts of Massachusetts residents. On August 6, 1992, the decision was reversed by the United States Court of Appeals for the First Circuit, which held that the Massachusetts law was preempted by federal law permitting the charges in question. In November 1992, the Commonwealth of Massachusetts petitioned the United States Supreme Court to accept the case. On January 11, 1993, the U.S. Supreme Court denied the petition of the Commonwealth to review the decision of the First Circuit. The California Supreme Court in March 1992 refused to review a lower court's determination that the practice by Wells Fargo Bank of charging its cardholders over-the-limit and late payment fees violated California laws that require banks to limit such charges to their costs. On November 29, 1995, the Supreme Court of New Jersey ruled that a national bank that issued credit cards in New Jersey but is located in another state, and that is entitled under the National Bank Act to charge borrowers interest at a rate allowed by the laws of the state where the bank is located, was not entitled to charge New Jersey cardholders certain late payment fees, notwithstanding the fact that the state in which the bank is located permits such late payment fees, because late payment fees are not defined as interest within the meaning of the National Bank Act and because New Jersey state law forbade the charging of such late payment fees. On June 3, 1996, the U.S. Supreme Court upheld regulations issued by the U.S. Comptroller of the Currency that characterize late fees as interest and that therefore entitle a national bank to charge late fees if the state in which such national bank is located allows such late fees. Although the U.S. Supreme Court resolved certain conflicts of interpretation among the states, such actions and similar actions which may be brought in other states as a result of such actions, if resolved adversely to card issuers, could have the effect of limiting certain charges, other than periodic finance charges, that could be assessed on accounts of residents of such states and could require card issuers to pay refunds and civil penalties with respect to charges previously imposed on cardholders in such states.

          The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. Each Seller will covenant in the Agreement to accept the retransfer of all Receivables in an Account if any Receivable in such Account has not been created in compliance with the requirements of such laws.

          Application of Federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being written off as uncollectible.

                                  THE DEPOSITOR

          ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

          The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

          All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                                 USE OF PROCEEDS

          The Depositor will use the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

          (a) to purchase the related Base Assets and/or Series Enhancement,

          (b) to repay indebtedness which has been incurred to obtain funds to acquire the related Base Assets and/or Series Enhancement,

          (c) to fund the purchase of the related Base Assets and/or Series Enhancement by the related Trust on the Closing Date or to establish a Pre-Funding Account for the Series,

          (d) to establish any Reserve Account or Cash Collateral Accounts described in the related prospectus supplement, or

          (e) to pay costs of structuring and issuing the Securities.

If so specified in the related prospectus supplement, the purchase of the Base Assets for a Series may be effected in whole or in part by an exchange of Securities with the Seller of the related Base Assets.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. Stroock & Stroock & Lavan LLP, New York, New York or any other counsel specified in the related prospectus supplement ("Federal Tax Counsel"), will deliver its opinion regarding some related federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by the opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth Federal Tax Counsel's advice with respect to material federal income tax issues. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners", together with Note Owners, "Security Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

          The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding some related federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this Prospectus, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to each Trust.

                                  OWNER TRUSTS

TAX CHARACTERIZATION OF THE OWNER TRUSTS

          In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on the Federal Tax Counsel's conclusions that the nature of the income of the Trust, or the restrictions, if any, on transfers of the Certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

          If an Owner Trust were taxable as a corporation for federal income tax purposes, the Owner Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Base Assets, which might be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners, and possibly Note Owners could be liable for any tax that is unpaid by the Trust.

TAX CONSEQUENCES TO NOTE OWNERS

          Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in another manner as shall be provided in the related prospectus supplement. As noted above, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates and, as a result, the IRS might disagree with a conclusion. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met specified qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to U.S. federal income tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

          Interest Income on the Notes. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest". Interest on a Note that constitutes qualified stated interest is includible in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount", regardless of the Note Owner's method of accounting, or, in some circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term Notes".

          In general, "qualified stated interest " is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate". If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate", all or a portion of the stated interest might be treated as "qualified stated interest". See "--Original Issue Discount", below. Under Treasury Regulations under Sections 1271-1275 of the Code (the "OID Regulations"), interest is considered unconditionally payable only if late payment or nonpayment is remote or reasonable remedies exist to compel payment. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest", and it is unclear whether these payments must be treated as part of a Note's "stated redemption price at maturity" and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest under, or under rules similar to, the 1996 Contingent Debt Regulations, or in some other manner.

          Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals:

          a) the product of an otherwise qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, or

          b) an otherwise qualified floating rate, or the product described in clause (a), plus or minus a fixed rate.

If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, the rate will generally constitute an objective rate, described more fully below.

          Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer or that is unique to the circumstances of the issuer, or a related party. The IRS may designate other objective rates. An objective rate is a "qualified inverse floating rate " if:

          o the rate is equal to a fixed rate minus a qualified floating rate, and

          o the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding some related caps, floors, governors or similar restrictions.

          All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances:

          (a) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the Note determined without a floor or ceiling;

          (b) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note;

          (c) the "issue price" of the Note, as described below, exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or, in some cases, its weighted average maturity, and 15 percent of the total noncontingent principal;

          (d) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or

          (e) if interest is not unconditionally payable.

In these situations, as well as others, it is unclear whether interest payments must be treated either as part of a Note's "stated redemption price at maturity," as described below, resulting in original issue discount, or represent contingent payments subject to taxation under, or under rules similar to, the 1996 Contingent Debt Regulations, or some other manner.

          Original Issue Discount. Notes may be issued with "original issue discount "). Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the OID Regulations. The discussion in this Prospectus is based in part on the OID Regulations. Note Owners also should be aware that the OID Regulations do not address all issues relevant to prepayable securities such as the Notes.

          In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

          The original issue discount with respect to a Note will be considered to be zero if it is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note, as specially defined for tax purposes. Because of the possibility of prepayments, it is not clear how the de minimis rules will apply to the Notes. It is likely that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Depositor presently expects to apply the de minimis rule by using the Prepayment Assumption. Generally, a Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Note. Any de minimis amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

          The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect to the Note other than "qualified stated interest".

          In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of a class are sold for money to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

          If a Note is determined to be issued with original issue discount, the Note Owner must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under this section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest.

          The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of:

          (a) the sum of,

               (1) the present value of all remaining payments to be made on the Note as of the close of the "accrual period", and

               (2) the payments during the accrual period of amounts included in the stated redemption price of the Note over,

          (b) the "adjusted issue price" of the Note at the beginning of the accrual period.

Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to the Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code and related legislative history require, pending the issuance of Treasury Regulations, the present value of the remaining payments to be determined on the bases of:

          o the original yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period,

          o events, including actual prepayments, which have occurred before the close of the accrual period, and

          o the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

          In general, a subsequent purchaser of a Note will also be required to include in the purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to the Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price", but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in
Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

          If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with this Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate or qualified inverse floating rate, equals the value of the qualified floating rate as or qualified inverse floating rate as of the issue date of the Note, or, in the case of an objective rate other than a qualified floating rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of this type of Note would then recognize original issue discount during each accrual period which is calculated based upon the Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds, or is less than, the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased, or decreased, under rules set forth in the OID Regulations.

          The Depositor believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for like the Notes.

          Market Discount. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as these terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on the Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either:

          o under a constant yield method that is similar to the method for the accrual of original issue discount, or

          o in proportion to accruals of original issue discount, or, if there is no original issue discount, in proportion to accruals of stated interest, in each case computed taking into account the Prepayment Assumption.

The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on the Note is to be reduced by the amount previously treated as ordinary income under the market discount rule.

          The Code provides that the market discount in respect of a Note will be considered to be zero if the market discount is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by its weighted average remaining life as computed for tax purposes. If market discount is treated as de minimis under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of the Note, and the portion of the discount allocable to each payment would be reported as income when the payment is made.

          The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, like the Notes, that are subject to repayment. Until the time regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

          In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes the election, the holder will be exempt from this rule. The adjusted basis of a Note subject to the election will be increased to reflect market discount included in gross income, thus reducing any gain or increasing any loss on a sale or other taxable disposition.

          Amortizable Premium. A Note Owner who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect under Code Section 171 to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. Although there are Treasury regulations dealing with amortizable bond premiums, they specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6), like the Notes. However, by analogy to the regulations, any premium in excess of interest income may be deductible to the extent of prior accruals of interest. Note Owners who pay a premium for a Note should consult their tax advisors concerning an election and rules for determining the method for amortizing bond premium.

          Election to Treat All Interest as Original Issue Discount. The OID Regulations permit an election to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Note Owner acquires during the year of the election or after the year of election. See "--Market Discount" above. Similarly, a Note Owner that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Note Owner owns at the beginning of the first taxable year to which the election applies or later acquires. See "-- Amortizable Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.

          Gain or Loss on Disposition. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in the Note. The adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount and market discount on the Note included in the seller's income, and reduced, but not below zero, by any payments on the Note other than qualified stated interest and reduced further by any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain or loss if the Note is held as a capital asset and as long-term capital gain or loss if the Note Owner's holding period exceeded one year. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general, under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusions.

          Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on these Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

          Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount on a Short- Term Note in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until deferred interest income is realized. The Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount (the "Acquisition Discount") is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which an election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Owner's income on the Note.

          Taxation of Certain Foreign Note Owners. As used in this Prospectus, the term "Non- United States Person" means any Person other than a "United States Person". A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such, created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which:

          o a court of the United States is able to exercise primary supervision over the administration of the trust, and

          o one or more United States persons have the authority to control all substantial decisions of the trust.

A "Non-United States Holder" means a Non-United States Person that is a Note Owner.

          On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which these payments are made, subject to specific transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

          In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes, including original issue discount, provided that specific conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest, including original issue discount, with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest, including original issue discount, that:

          (a) the Holder does not actually or constructively own 10% or more of the equity of the Trust,

          (b) the Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership,

          (c) the Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and

          (d) either:

               (1) the Non-United States Holder certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the Holder is a Non- United States Holder and provides the Holder's name and address, or

               (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy of the certificate.

A certificate described in this paragraph is effective only with respect to payments of interest, including original issue discount, made by the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. The forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

          The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations will add "intermediary certification" options for some qualifying withholding agents. Under one option, a withholding agent will be allowed to rely on an IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners, or other intermediaries, without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided specific conditions are met.

          The 1997 Withholding Regulations will also provide presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms, including IRS Form W-8 IRS, Form 1001, and IRS Form 4224, discussed below, with restated forms and standardize the period of time for which withholding agents can rely on these certifications.

          Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate, or a lower rate as may be provided by an applicable treaty. In general, interest described in Section 871(h)(4) of the Code includes, subject to exceptions, any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in
Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Notes the interest on which the Trust believes is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any Notes will be described in the applicable prospectus supplement.

          If a Non-United States Holder is engaged in a trade or business in the United States and interest, including original issue discount, on the Note is effectively connected with the conduct of that trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on the interest, including original issue discount, in the same manner as if it were a United States person. In lieu of the certificate described above, the Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, the Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or any lower rate as may be specified by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including original issue discount, on a Note will be included in the earnings and profits of the Holder if the interest, including original issue discount, is effectively connected with the conduct by the Holder of a trade or business in the United States.

          Generally, any gain or income, other than that attributable to accrued interest, market discount or original issue discount in specific circumstances, realized upon the sale, exchange, retirement or other disposition of a Note by a Non-United States Holder will not be subject to United States federal income tax unless:

          o the gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder, or

          o in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and the individual has a "tax home" as defined in Section 911(d)(3) of the Code, in the United States.

          Backup Withholding and Information Reporting. Under current United States federal income tax law, information reporting requirements apply to interest, including original issue discount, and principal payments made to, and to the proceeds of sales before maturity by, particular Note Owners that are United States Persons.

          In addition, a 31% backup withholding tax will apply if the Note
Owner:

          (a) fails to furnish its Taxpayer Identification Number ("TIN"), which, for an individual, would be his or her Social Security Number, to the payor in the manner required,

          (b) furnishes an incorrect TIN and the payor is so notified by the IRS,

          (c) is notified by the IRS that it has failed properly to report payments of interest and dividends, or

          (d) in particular circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments.

Backup withholding will not apply with respect to payments made to some exempt recipients, like corporations, within the meaning of Section 7701(a) of the Code, and tax-exempt organizations.

          In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent of the Trust on a Note with respect to which the holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that:

          o the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person, and

          o    other conditions are satisfied.

          Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and other qualifications, and no agent of the broker who is responsible for receiving or reviewing the statement has actual knowledge that it is incorrect, and provides his or her name and address or the holder otherwise establishes an exemption.

          In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, the custodian, nominee or other agent will not be required to apply backup withholding to payments made to the owner and will not be subject to information reporting. However, if the custodian, nominee or other agent is a United States Person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, the custodian, nominee or other agent may be subject to information reporting, but not backup withholding, requirements with respect to payment unless the custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and specific conditions are met or the Note Owner otherwise establishes an exemption.

          Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting, but not backup withholding, will be required unless the broker has in its records documentary evidence that the Note Owner is not a United States person and other conditions are met or the Note Owner otherwise establishes an exemption.

          The 1997 Withholding Regulations alter the forgoing rules in some respects. In particular, the 1997 Withholding Regulations will provide specific presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

          Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against the owner's United States federal income tax, provided that the required information is furnished to the IRS.

          Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption from reporting and backup withholding, and the procedure for obtaining an exemption, if available.

TAX CONSEQUENCES TO CERTIFICATE OWNERS

          Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the Seller or the Depositor in its capacity as recipient of distributions from any reserve fund, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Depositor and the Servicer is not definite because there is no authority on transactions closely comparable to that contemplated in this Prospectus. A variety of alternative characterizations are possible. For example, to the extent the Certificates have particular features characteristic of debt, the Certificates might be considered debt of the Seller, the Depositor or the Trust. As long as the characterization did not result in the Trust being subject to tax as a corporation, the characterization is not expected to result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below.

          On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, like the Trust, to elect whether to be taxed as corporations or partnerships. Under the Check- the-Box Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable prospectus supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box-Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

          The following discussion assumes that the Certificates represent equity interests in a partnership, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to the Certificates will be disclosed in the related prospectus supplement.

          Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Owner's allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Base Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the related Base Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Notes to the extent the Notes are properly characterized as debt, as discussed above under "--Tax Consequences to Note Owners", servicing and other fees, and losses or deductions upon collection or disposition of Base Assets.

          Any collateral certificates held by the Owner Trustee will be subject to the federal income tax treatment described in this Prospectus depending on the terms of the collateral certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement is expected to provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

          (a) the interest or other income that accrues on the Certificates in accordance with their terms for the month including, as applicable, interest accruing at the related Certificate Interest Rate for the month and interest on amounts previously due on the Certificates but not yet distributed;

          (b) any Trust income attributable to discount on the related Base Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

          (c) any prepayment premium payable to the Certificate Owners for the month; and

          (d) any other amounts of income payable to the Certificate Owners for the month.

This allocation will be reduced by any amortization by the Trust of premium on Base Assets that corresponds to any excess of the issue price of Certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

          Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Interest Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of that amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will generally constitute "unrelated business taxable income" taxable to the holder under the Code.

          A non-corporate Certificate Owner's share of expenses of the Trust, including fees to the Servicer, but not interest expense, would generally be "miscellaneous itemized deductions" and thus deductible only to the extent the expenses plus all other miscellaneous itemized deductions exceed two percent of the Certificate Owner's adjusted gross income. A non-corporate Certificate Owner will be allowed no deduction for its share of the expenses of the Trust in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of all "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code $100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of:

          o 3% of the excess of adjusted gross income over the specified threshold amount, or

          o 80% of the amount of itemized deductions otherwise allowable for the relevant taxable year.

Accordingly, deductions might be disallowed to an individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. For taxable years beginning after December 31, 1997 in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership" 70% of the partnership miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that the calculations be made separately for each Base Asset, the calculations may result in timing and character differences under some circumstances.

          Discount and Premium. The purchase price paid by the Trust for the related Base Assets may be greater or less than the remaining principal balance of the Base Assets at the time of purchase. If so, the Base Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Base Asset-by-Base Asset basis.

          If the Trust acquires the Base Assets at a market discount or premium, the Trust will elect to include any discount in income currently as it accrues over the life of the Base Assets or to offset any premium against interest income on the Base Assets. As indicated above, a portion of market discount income or premium deduction may be allocated to Certificate Owners.

          Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If termination occurs, the Trust will be considered to contribute its assets to a new Trust, which will be treated as a new partnership for tax purposes, in exchange for Certificates in the new Trust. The original Trust will then be deemed to distribute the Certificates in the new Trust to each of the Owners of Certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with technical requirements that might apply when this constructive termination occurs. As a result, the Trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with those requirements due to lack of data.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal the Certificate's cost, increased by the share of Trust income allocable to the Certificate Owner with respect to the Certificates and decreased by any distributions received or losses allocated with respect to the Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share, determined under Treasury Regulations, of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the related Certificates and, upon a sale or other disposition of some of the Certificates, allocate a portion of the aggregate tax basis to the Certificates sold, rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate.

          If a Certificate Owner is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Certificates that exceeds the aggregate cash distributions with respect to these Certificates, this excess will generally give rise to a capital loss upon the retirement of the Certificates.

          Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners based on the principal amount of Certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees.

          Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make the election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

          Administrative Matters. The Trustee is required to keep complete and accurate books of the Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward information to the beneficial owners of the Certificates. Generally, Certificate Owners must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the Certificates so held. This information includes:

          (a) the name, address and taxpayer identification number of the nominee, and

          (b) as to each beneficial owner:

               (1) the name, address and identification number of the person,

               (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency, or instrumentality of either of the foregoing, and

               (3) information on Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

          Except as provided otherwise in the relevant prospectus supplement, the Depositor will be designated as the tax matters partner for each Trust in the related Trust Agreement and, accordingly, will be responsible for representing the Certificate Owners in some disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing a return for the year, determined without regard to extension. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

          The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. Unless otherwise specified in the applicable prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.

          Taxation of Certain Foreign Certificate Owners. As used in this Prospectus, the term "Non-United States Owner" means a Certificate Owner that is not a United States Person, as defined under "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting", above.

          It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

          Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income, including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Assuming that the Trust is determined not to be engaged in a U.S. trade or business, a Non-United States Owner might be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

          This interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

          Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the certificate owner is an exempt recipient under applicable provisions of the Code.

                                 GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE GRANTOR TRUSTS

          Characterization. In the case of a "Grantor Trust ", Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Grantor Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to in this Prospectus as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as "Grantor Trust Certificates".

          Taxation of Grantor Trust Certificateholders. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates", each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Base Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Base Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the Base Assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to Base Assets because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that the amounts are reasonable compensation for services rendered to the Trust. A non-corporate Grantor Trust Certificateholder's share of expenses of the Trust would generally be "miscellaneous itemized deductions" and thus deductible only to the extent the expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Certificateholder's adjusted gross income. A non-corporate Grantor Trust Certificateholder will be allowed no deduction for its share of the expenses of the Trust, other than interest, in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990 will be reduced by the lesser of:

          o 3% of the excess of adjusted gross income over the specified threshold amount, or

          o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of these partnership miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          The servicing compensation to be received by the Servicer might be questioned by the IRS with respect to specific Certificates or Base Assets as exceeding a reasonable fee for the services being performed in exchange for the fee, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Base Assets. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and therefore be subject to the original issue discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates", this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

          A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Base Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Base Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to Base Assets is less than or greater than the portion of the stated redemption price at maturity of the Base Assets, the interest in the Base Assets will have been acquired at a discount or premium. See "--Market Discount" and "--Premium", below.

          The treatment of any discount on a Base Asset will depend on whether the discount represents original issue discount or market discount. It is not expected that any Base Assets will have original issue discount, except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates". For the rules governing original issue discount, see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above. However, in the case of Base Assets that constitute short-term Government Securities or short-term Private Label Custody Receipt Securities the rules set out above dealing with short-term obligations (see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.

          The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Base Asset is acquired.

          Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Base Assets may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Base Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trust -- Tax Consequences to Note Owners -- Market Discount" above.

          Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Base Asset for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Certificateholder will be considered to have purchased the interest in the Base Asset at a "premium" equal in amount to the excess. For a discussion of the rules applicable to premium, see "Owner Trusts -- Tax Consequences to Note Owners -- Amortizable Premium" above.

          Stripped Certificates. Some classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates". In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Base Asset from ownership of the right to receive some or all of the related interest payments. In general, where separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the Base Asset is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for the right and the principal or interest payment to be received with respect to that right.

          Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          (a) if any servicing compensation is deemed to exceed a reasonable amount (see "--Taxation of Grantor Trust Certificateholders", above);

          (b) if the Company or any other party retains a retained yield with respect to the Base Assets held by the Trust;

          (c) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Base Assets; or

          (d) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

          The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and the accrual of income may be in advance of the receipt of any cash attributable to the income. See "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

          Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinated class, with a relatively higher Certificate Interest Rate, and the other is a senior class, with a relatively lower Certificate Interest Rate, (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Certificateholders would be deemed to have acquired the following assets:

          o the principal portion of each Base Asset plus a portion of the interest due on each Base Asset (the "Trust Stripped Bond"), and

          o a portion of the interest due on each Base Asset equal to the difference between the Certificate Interest Rate on the Subordinate Certificates and the Certificate Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon").

The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

          The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of the related asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of
Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

          Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Certificate Interest Rate and the portion of the Servicing Fee that does not constitute excess servicing may be treated as qualified stated interest.

          Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to the related Trust Stripped Coupon over the portion of the purchase price allocated to the Trust Strip Coupon. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income. It is unclear whether a Subordinated Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons should be treated separately, or aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules. However, the Trustee intends to treat each Subordinate Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.

          If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:

          o    received as distributions their full share of the receipts,

          o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount, and

          o retained the right to reimbursement of these amounts to the extent these amounts are otherwise available as a result of collections on the Base Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

          Under this analysis:

          o Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount on the Base Assets that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders,

          o    a loss would only be allowed to the Subordinate
               Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that the amount will not be available from any source to reimburse the loss), and

          o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

          Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Base Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or later acquires. See "--Market Discount" above. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Base Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium, including other Base Assets, that the Grantor Trust Certificateholder owns at the beginning of the first taxable year to which the election applies or later acquires. See "-- Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

          Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments, the yield on which may be affected by reason of prepayments to be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to maturity taking account of actual prepayments. The legislative history of the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on these debt instruments.

          Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will be treated as a sale or exchange of the Grantor Trust Certificateholder's interest in the assets of the Grantor Trust and will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, and the owner's adjusted basis in those assets. The adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced, but not below zero, by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Gain or loss will be capital gain or loss to an owner for which the interests in the assets of the Grantor Trust represented by the Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Depositor's Interest in accrued market discount not previously taken into income on underlying Base Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than one year.

          Non-United States Grantor Trust Certificate Owners. Amounts paid to Non-United States Persons (as defined above under "Owner Trusts--Tax Consequences to Certificate Owners--Taxation of Certain Foreign Certificate Owners) who are owners of Grantor Trust Certificates will be treated as interest for purposes of United States withholding tax. The interest attributable to the underlying Receivables will not be subject to the normal 30%, or a lower rate provided for by an applicable tax treaty, withholding tax imposed on the amounts provided that the Owner:

          o does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation, within the meaning of Section 957 of the Code, related to, any of the issuers of the Base Assets, and

          o    fulfills particular certification and other requirements.

Under these requirements, the Owner must certify, under penalty of perjury, that it is not a "United States Person" (as defined above under "Owner Trusts-- Tax Consequences to Note Owners--Backup Withholding and Information Reporting") and must provide its name and address. If interest or gain is effectively connected to the conduct of a trade or business within the United States by the Owner, the owner will be subject to United States federal income tax on the interest or gain at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

          On October 6, 1997, the1997 Withholding Regulations were issued which affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Base Assets with respect to which payments are made, subject to some related transition rules. For further discussion, see "Owner Trusts - Tax Consequences to Note Owners - Taxation of Certain Foreign Note Owners" above.

          Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of the related Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with particular identification procedures, unless the Owner is an exempt recipient under applicable provisions of the Code. See "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting," above.

                                  MASTER TRUST

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

          In the case of a Master Trust, Federal Tax Counsel will deliver its opinion that, although no transaction closely comparable to that contemplated in this Prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Depositor, or the Seller, will be properly treated as the owner of the Base Assets for federal income tax purposes and, accordingly, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness of the Depositor, or the Seller, that is secured by the Base Assets.

          The Depositor, or the Seller, and Certificate Owners will express in the Agreement the intent that, for federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Certificates will be indebtedness of the Depositor, or the Seller, secured by the Base Assets. The Depositor, or the Seller, by entering into the Agreement, each Certificate holder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates, or the beneficial interests in the Certificates, as indebtedness of the Depositor, or the Seller, secured by the Base Assets for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. However, because different criteria are used in determining the non-tax accounting treatment of a transaction, the Seller is expected to treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Base Assets and not as creating a debt obligation of the Depositor, or the Seller.

          The economic substance of a transaction generally determines its federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Based on the advice of Federal Tax Counsel, the Depositor and the Seller believe that the rationale of those cases will not apply to this transaction.

          The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished, and the transferee has obtained, substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and, in the case of accounts receivable such as the Base Assets, whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Federal Tax Counsel will consider these factors in rendering its opinion that the Certificates will be properly characterized for federal income tax purposes as indebtedness of the Depositor, or the Seller, secured by the Base Assets. Contrary characterizations that could be asserted by the IRS are described under "Possible Characterization of the Arrangement as a Partnership or Association Taxable as a Corporation" below. Except as otherwise expressly indicated, the following discussion assumes that the Certificates are properly treated as debt obligations of the Depositor, or the Seller, for federal income tax purposes.

          Interest Income to Certificate Owners. It is anticipated that the Certificates will be issued at par value, or at an insubstantial discount from par value, and therefore, except as discussed below or in the applicable prospectus supplement, will not be issued with original issue discount.

          As discussed above under "Owner Trusts--Tax Consequences to Note Owners--Interest Income on the Notes" and "--Original Issue Discount", interest that constitutes "qualified stated interest" is includible in a Certificate Owner's income as ordinary interest income when it is received or accrued in accordance with the Certificate Owner's method of tax accounting. Interest that does not constitute "qualified stated interest" may be treated either as part of a Certificate's stated redemption price at maturity (as described above under "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount") resulting in original issue discount, or be treated as contingent interest under the 1996 Contingent Debt Regulations.

          One requirement for treatment as "qualified stated interest" is that the interest be "unconditionally payable". Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. See "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount" above.

          Market Discount and Premium. A Certificate Owner who purchases a Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. See "Owner Trusts--Tax Consequences to Note Owners--Market Discount".

          If a Certificate is purchased by a Certificate Owner at a premium, the premium will be amortized as an offset to interest income, with a corresponding reduction in the Certificate Owner's basis, under a constant yield method over the term of the Certificate if an election under Section 171 of the Code is made or is previously in effect. See "Owner Trusts--Tax Consequences to Note Owners-- Amortizable Premium".

          Disposition of Certificates. If a Certificate is sold, exchanged or otherwise disposed of, a Certificate Owner generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Certificate Owner's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate generally will equal the cost of the Certificate to the Certificate Owner, increased by any original issue discount or market discount previously includible in the Certificate Owner's gross income, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificate Owner and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of a Certificate will generally be capital gain or loss if the Certificate is held by the Certificate Owner as a capital asset. Capital gain or loss will be long-term if the Certificate is held by the Certificate Owner for more than one year and otherwise will be short-term.

POSSIBLE CHARACTERIZATION OF THE ARRANGEMENT AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

          Although, as described above, Federal Tax Counsel will deliver an opinion that the Certificates are properly characterized as debt of the Depositor, or the Seller, for federal income tax purposes, this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Certificates were not debt obligations of the Seller for federal income tax purposes, the arrangement among the Seller and the Certificate Owners might be classified for federal income tax purposes as either a partnership or as a publicly traded partnership taxable as a corporation.

          If the Certificates were treated as interests in a partnership, the partnership would probably be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Qualifying income includes, among other things, "interest" that is not "derived in the conduct of a financial or insurance business." If a deemed partnership between the Depositor, or the Seller, and the Certificate Owners were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax but each item of income, gain, loss, and deduction generated as a result of the ownership of the Base Assets by the partnership would be passed through to the Depositor, or the Seller, and the Certificate Owners as partners in a partnership according to their respective interests in the partnership.

          The income reportable by the Certificate Owners as partners could differ from the income reportable by the Certificate Owners as holders of debt obligations of the Depositor, or the Seller. For example, a cash basis Certificate Owner might be required to report income when it accrued to the partnership rather than when it is received by the Certificate Owner. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they, together with other miscellaneous itemized deductions, exceed two percent of the individual's adjusted gross income, and an individual Certificate Owner's deduction for a holder's share of expenses of the partnership would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded specified limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates.

          If, alternatively, the arrangement created by the Agreement were treated as a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income from the Base Assets. Because neither the Seller nor the Depositor will provide any indemnity for income taxes, this tax might result in reduced distributions to Certificate Owners and Certificate Owners might be liable for a share of this tax. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of the distributions to Certificate Owners would generally be treated as dividend income to the Certificate Owners.

          Since the Seller will treat the Certificates as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

FOREIGN INVESTORS

          Taxation of Certain Foreign Note Owners. As used in this Prospectus, the term "Non- United States Person" means any Person other than a "United States Person." A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such, created or organized in or under the laws of the United States or any political subdivision of the United States, an estate of income which is subject to United States federal income taxation regardless of its source and any trust with respect to which:

          o a court within the United States is able to exercise primary supervision over the administration of the trust, and

          o one or more United States persons have the authority to control all substantial decisions of the trust.

A "Non-United States Holder" means a Non-United States Person that is a Note Owner.

          On October 6, 1997, the 1997 Withholding Regulations were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally proposed to be effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which payments are made, subject to some related transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to be a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

          Subject to the discussion of backup withholding below, and assuming the Certificates represent debt obligations of the Depositor, or the Seller, for federal income tax purposes, foreign investors ("Foreign Investors ") generally will not be subject to United States federal withholding tax with respect to payments of principal and interest on Certificates, provided that some specified conditions are met. Under United States federal income tax law now in effect, payments of principal and interest, including original issue discount, with respect to a Certificate to any Foreign Investor will not be subject to United States federal withholding tax, provided, in the case of interest, including original issue discount, that:

          (a) the Investor does not actually or constructively own 10% or more of the total combined voting power of all classes of equity of the Depositor, or the Seller,

          (b) the Investor is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Depositor, or the Seller, through equity ownership,

          (c) the Investor is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and

          (d) either,

          o the Foreign Investor certifies, under penalties of perjury, to the Depositor, or the Seller, or paying agent, as the case may be, that the Investor is a Foreign Investor and provides the Investor's name and address, or

          o a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Certificate, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the related Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy of the Certificate.

A certificate described in this paragraph is effective only with respect to payments of interest, including original issue discount, made to the certifying Foreign Investor after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

          The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for qualifying withholding agents. Under one option, a withholding agent will be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners, or other intermediaries, without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided some specified conditions are met.

          The 1997 Withholding Regulations also provide specific presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms, including IRS Form W-8, IRS Form 1001 and IRS Form 4224, with restated forms and standardize the period of time for which withholding agents can rely on these certifications.

          Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate, or a lower rate as may be provided by an applicable treaty. In general, interest described in Section 871(h)(4) of the Code includes, subject to some exceptions, any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Certificates the interest on which is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any related Certificates will be described in the applicable prospectus supplement.

          If a Foreign Investor is engaged in a trade or business in the United States and interest, including original issue discount, on the Certificate is effectively connected with the conduct of the trade or business, the Foreign Investor, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on the interest, including original issue discount, in the same manner as if it were a United States person. In lieu of the certificate described above, the Investor will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if the Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate as may be specified by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including original issue discount, on a Certificate will be included in the earnings and profits of the Investor if the interest, including original issue discount, is effectively connected with the conduct by the Investor of a trade or business in the United States.

          Generally, any gain or income, other than that attributable to accrued interest or original issue discount, realized upon the sale, exchange, retirement or other disposition of a Certificate will not be subject to United States federal income tax unless:

          o the gain or income is effectively connected with a trade or business in the United States of the Foreign Investor, or

          o in the case of a Foreign Investor who is a nonresident alien individual, the Foreign Investor is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition the individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

          If the IRS were to contend successfully that the Certificates represent interests in a partnership, not taxable as a corporation, a Certificate Owner that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a corporation, and would be subject to withholding tax on its share of partnership income. If the Certificates were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30%, or lower rate as provided by an applicable treaty, unless dividends are effectively connected with the holder's United States trade or business, in which case the dividends would be taxed at graduated rates applicable to U.S. persons. In either case, and assuming the Certificates are recharacterized as partnership interests, a Certificate Owner that is a nonresident alien, foreign corporation, foreign partnership or foreign estate or trust might be subject to federal income tax on any gain from the sale of the Certificates.

BACKUP WITHHOLDING

          Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owners fail to comply with particular identification procedures, unless the Owner is an exempt recipient under applicable provisions of the Code.

          The 1997 Withholding Regulations alter the forgoing rules in some respects. In particular, the 1997 Withholding Regulations provide specific presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

                   CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

          An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. These consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the Securities as equity or debt or as an undivided interest in the underlying Base Assets under the laws of a jurisdiction.

          Generally the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In this case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to the tax solely because of their ownership of the Securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of the holder's ownership or disposition of Securities.

          Interest income, including original issue discount, earned on obligations of the United States Treasury Department and of other government sponsored enterprises is generally exempt from state and local income taxation. Therefore, where a Grantor Trust holds Government Securities or Private Label Custody Receipt Securities as part of the Trust Property, interest income attributable to Government Security or Private Label Custody Receipt Security earned on Certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, some states or localities may take a contrary position. Investors should consult their own tax advisors concerning exemptions from state and local income taxes.

          If some or all of the Securities are treated as equity interests in a partnership, not treated as a publicly traded partnership taxable as a corporation, for federal income tax purposes, the related Securities generally should be treated as partnership interests for state and local income tax purposes. In this case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in the jurisdiction. However, if the state or local jurisdiction viewed the partnership as doing business in the jurisdiction, Security Owners would normally be subject to taxation in the jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with the jurisdiction. Furthermore, depending on the allocation and apportionment formula, if any, used by the jurisdiction, it is possible that Security Owners in this case may be subject to tax in the jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

          The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict the tax consequences to Note Owners and Certificate Owners in all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

          THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

          Set forth below are some consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

          In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals, including partners in a partnership, individual retirement accounts described in Section 408 of the Code and medical benefit plans.

          Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities, including the role that an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

          Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

Exempt Plans

          ERISA and Section 4975 of the Code do not apply to governmental plans and some church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under federal, state or other laws.

Ineligible Purchasers

          Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates or any of their employees:

          (a) has investment discretion with respect to the investment of the Plan assets; or

          (b) has authority or responsibility to give or regularly gives investment advice with respect to the Plan assets for a fee, pursuant to an appropriate agreement or understanding that the investment advice will serve as a primary basis for investment decisions with respect to the Plan assets and that the investment advice will be based on the particular investment needs of the Plan.

A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any purchase might result in a "prohibited transaction" under ERISA and the Code.

Plan Assets

          It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related Base Assets to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. Those rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest in those plan assets if the interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides, with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest in those plan assets if specific exceptions apply including the following:

          a) the investment by all "benefit plan investors" is not "significant"; or

          b) the security issued by the entity is a "publicly offered security".

The prospectus supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

          With respect to clause (a) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in these entities by any plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of the entity, of any person who provides investment advice for a fee with respect to the assets and of "affiliates" of the persons, within the meaning of the DOL Regulation. Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exception.

          With respect to clause (b) of the second preceding paragraph, a publicly offered security is one which is:

          (a) "freely transferable",

          (b) part of a class of securities that is "widely held", and

          (c) either,

               (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

               (2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days, or any later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer in which the offering of the security occurred.

Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

          The prospectus supplement will indicate if either of the exceptions set forth in the DOL Regulation apply. If neither exception is applicable, Securities which are Certificates will not be eligible to be purchased directly or indirectly for, or on behalf of, or with the assets of a Plan.

          Some transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Base Assets were deemed to be assets of a Plan. Under the DOL Regulation, the Base Assets would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the Trust fund and none of the exceptions contained in the DOL Regulation is applicable. The prospectus supplement will indicate whether the Notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulation.

          Without regard to whether the Notes are characterized as equity interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the Trustee, the Indentive Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Plan or in the event that a Note is purchased in the secondary market and the purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are:

          (a) Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

          (b) PTCE 91-38 regarding investments by bank collective investment funds;

          (c) PTCE 95-60, regarding investments by insurance company general accounts;

          (d) PTCE 96-23, regarding transactions affected by in-house asset managers; and

          (e) PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

          Before purchasing any Securities, a Plan Fiduciary should consult with its counsel and determine whether there exists any prohibition to the acquisition and holding of the Securities. In particular, a Plan Fiduciary should determine whether a plan asset exception or prohibited transaction class exemption is applicable in the Plan's particular circumstances and whether the exception or exemption covers all potential prohibited transactions.

          Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in Securities are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations under the Code and ERISA. No assurance can be given that administrative, judicial or legislative changes will not occur that would not make the foregoing statements incorrect or incomplete.

          ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR THE ISSUER, THE TRUSTEE, THE SERVICER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THE INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF THIS TYPE OF INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.

                              PLAN OF DISTRIBUTION

          On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of the Series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements and in the related prospectus supplement, and each underwriter will severally agree to purchase, the principal amount of each Class of Notes and Certificates, as the case may be, of the related Series set forth in the Underwriting Agreements and in the related prospectus supplement.

          In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all of the Notes and Certificates, as the case may be, described in the Underwriting Agreements that are offered by this Prospectus and by the related prospectus supplement if any Notes and Certificates, as the case may be, are purchased.

          Each prospectus supplement will either:

          o set forth the price at which each Class of Notes and Certificates, as the case may be, being offered by the prospectus supplement will be offered to the public and any concessions that may be offered to dealers participating in the offering of the Notes and Certificates, as the case may be, or

          o specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any Notes and Certificates, as the case may be, public offering prices and concessions may be changed.

          Each Underwriting Agreement will provide that the related Seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of these liabilities.

          Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

          Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any Class of Securities will be conditioned on the closing of the sale of all other Classes under the related Underwriting Agreement.

          The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related prospectus supplement.

          If and to the extent required by applicable law or regulation, this Prospectus and the applicable prospectus supplements will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

          Some related legal matters relating to the Securities of any Series will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York or any other counsel set forth in the prospectus supplement. Some related federal income tax and other matters will be passed upon for each Trust by Stroock & Stroock & Lavan LLP, New York, New York or any other counsel set forth in the prospectus supplement.

                             INDEX OF DEFINED TERMS

1996 Contingent Debt Regulations............................................67
1997 Act....................................................................86
1997 Withholding Regulations................................................73
Account Balance.............................................................69
Accounts.....................................................................6
Accumulation Period.........................................................43
Acquisition Discount........................................................72
Additional Accounts..........................................................6
adjusted issue price........................................................69
Agreements...................................................................5
Ancillary Arrangements......................................................24
Base Assets..................................................................6
benefit plan investors......................................................96
Callable Treasury Strips....................................................13
Cash Collateral Account.....................................................22
Cash Collateral Guaranty....................................................22
Cede........................................................................47
Clearstream Luxembourg......................................................49
Clearstream Luxembourg Participants.........................................49
Certificate Interest Rate...................................................41
Certificate Owners..........................................................65
Certificate Payment Account.................................................55
Certificateholder...........................................................49
Certificates.................................................................5
Check-the-Box Regulations...................................................77
Class........................................................................5
Closing Date................................................................52
Code........................................................................66
Collateral Indebtedness Interests...........................................22
Collection Account..........................................................55
Commission...................................................................5
Controlled Accumulation Amount..............................................43
Controlled Accumulation Period..............................................42
Controlled Amortization Amount..............................................44
Controlled Amortization Period..............................................44
Controlled Deposit Amount...................................................43
Controlled Distribution Amount..............................................44
CRB Agreement................................................................9
CRB Issuer...................................................................9
CRB Schedule................................................................53
CRB Securities...............................................................6
CRB Servicer.................................................................9
CRB Trust....................................................................9
CRB Trustee..................................................................9
Credit Enhancement..........................................................21
Date of Processing..........................................................24
Defaulted Amount............................................................40
Defaulted Receivables.......................................................40
Deficit Controlled Accumulation Amount......................................43
Deficit Controlled Amortization Amount......................................44
Definitive Certificates.....................................................19
Definitive Securities.......................................................47
Depositaries................................................................48
Depositor....................................................................5
Depositor's Interest........................................................37
Distribution Date...........................................................24
DOL.........................................................................96
DOL Regulation..............................................................96
DTC.........................................................................47
Eligible Deposit Account....................................................56
Eligible Institution........................................................56
Eligible Investments........................................................55
Eligible Servicer...........................................................27
Enhancement Invested Amount.................................................21
ERISA.......................................................................94
Euroclear...................................................................50
Euroclear Operator..........................................................50
Euroclear Participants......................................................50
Events of Default...........................................................30
Exchange Act................................................................10
Expected Final Payment Date.................................................42
Fannie Mae..................................................................13
Farm Credit Act.............................................................17
FCA.........................................................................17
FCBs........................................................................17
FDIC........................................................................25
Federal Tax Counsel.........................................................65
FFCB........................................................................13
FFEL........................................................................15
FHLB........................................................................13
FHLMC Act...................................................................14
Final Scheduled Payment Date................................................36
Finance Charge Receivables..................................................39
financial institution.......................................................73
FIRREA......................................................................15
Fiscal Agent................................................................14
Floating Allocation Percentage..............................................40
Foreign Investors...........................................................91
Freddie Mac.................................................................13
freely transferable.........................................................97
Funding Corporation.........................................................17
Global Securities..........................................................106
Government Securities.......................................................11
Government Security Schedule................................................53
Grantor Trust...............................................................82
Grantor Trust Certificateholders............................................82
Grantor Trust Certificates..................................................82
GSE Bonds...................................................................11
GSE Issuer..................................................................13
GSEs........................................................................11
Holders.....................................................................51
Indenture....................................................................5
Indenture Trustee............................................................5
Indirect Participants.......................................................48
Initial Accounts.............................................................6
Insolvency Event............................................................45
Interest Component..........................................................19
Interest Funding Account....................................................42
intermediary certification..................................................74
Invested Amount.............................................................41
Investment Company Act......................................................45
Investment Earnings.........................................................56
Investor Certificateholders' Interest.......................................24
IRS.........................................................................65
issue price.................................................................69
L/C Bank....................................................................22
market discount.............................................................70
MBS.........................................................................14
miscellaneous itemized deductions...........................................78
Miscellaneous Payments......................................................40
Monthly Period..............................................................24
New Issuance................................................................37
Non-United States Holder....................................................73
Non-United States Owner.....................................................81
Non-United States Person....................................................72
Note Interest Rate..........................................................29
Note Owners.................................................................65
Note Payment Account........................................................55
Noteholder..................................................................49
Notes........................................................................5
objective rate..............................................................67
OID Regulations.............................................................67
original issue discount.....................................................68
Paired Series...............................................................46
Participants................................................................47
Participations...............................................................6
Pay Out Event...............................................................45
Paying Agent................................................................49
Payment Accounts............................................................20
Payment Dates...............................................................28
Plan........................................................................95
Plan Fiduciary..............................................................94
Pooling and Servicing Agreement..............................................5
Pre-funded Amount...........................................................52
Pre-Funding Account..........................................................6
premium.....................................................................83
Prepayment Assumption.......................................................69
Principal Allocation Percentage.............................................40
Principal Commencement Date.................................................42
Principal Component.........................................................19
Principal Funding Account...................................................43
Principal Only Certificates.................................................36
Principal Receivables.......................................................37
Principal Terms.............................................................38
Prior Series................................................................46
Private Label Custody Receipt Securities....................................11
Private Label Custody Receipt Security Schedule.............................54
Private Label Custody Strips................................................11
PTCE........................................................................97
publicly traded partnership.................................................90
qualified floating rate.....................................................67 qualified inverse floating rate.............................................67 qualified stated interest...................................................67
qualifying income...........................................................90
Qualifying Substitute Base Asset............................................55
Rapid Accumulation Period...................................................43
Rapid Amortization Period...................................................44
Rating Agency...............................................................12
Receivables..................................................................6
Receivables Pooling Certificates............................................11
REFCO.......................................................................11
REFCO Strip.................................................................19
REFCO Strips................................................................11
Registrar...................................................................28
Related Documents...........................................................32
Removed Accounts.............................................................6
Removed Base Asset..........................................................55
Reserve Account.............................................................23
Revolving Period............................................................42
RTC.........................................................................15
Sallie Mae..................................................................13
Securities...................................................................5
Securities Act...............................................................9
Security Owners.............................................................65
Securityholder..............................................................49
Seller.......................................................................6
Senior Class Percentage.....................................................85
Serial Treasury Strip.......................................................13
Series.......................................................................5
Series Cut-Off Date..........................................................7
Series Enhancement..........................................................20
Series Termination Date.....................................................47
Servicer Defaults...........................................................57
Servicing Fee...............................................................25
Shortfall Amount............................................................85
Short-Term Note.............................................................72
Special Payment Date........................................................45
Spread Account..............................................................23
stated redemption price at maturity.........................................69
Strip Notes.................................................................29
Stripped Certificates.......................................................84
stripping...................................................................13
STRIPS......................................................................13
Subordinate Certificates....................................................84
Subordinate Class Percentage................................................85
Supplement..................................................................37
System......................................................................17
Systemwide Debt Securities..................................................17
TEFRA.......................................................................19
Terms and Conditions........................................................50
TIN.........................................................................75
Transfer Agent..............................................................51
Treasury Bonds..............................................................11
Treasury Strips.............................................................11
Trust........................................................................5
Trust Accounts..............................................................55
Trust Agreement..............................................................5
Trust Stripped Bond.........................................................85
Trust Stripped Coupon.......................................................85
Trustee......................................................................5
TVA.........................................................................13
TVA Act.....................................................................16
UCC.........................................................................61
unconditionally payable.....................................................89
Underwriting Agreements.....................................................98
United States Person........................................................72
unrelated business taxable income...........................................78 widely held.................................................................97
Zero Coupon Certificates....................................................36

                                                                         ANNEX I

          Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book entry form. Unless otherwise specified in a prospectus supplement for a Series, investors in the Global Securities may hold Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of Clearstream Luxembourg and Euroclear and as participants in DTC.

          Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will he held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, Citibank and Morgan, which in turn will hold these positions in accounts as participants of DTC.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desire value date.

          Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

          Trading between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Luxembourg and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Luxembourg or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Clearstream Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless the holder takes one of the following steps to obtain an exemption or reduced tax rate:

          (1) Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) in the calendar year in which the payment is made or collected or in either of the preceding two calendar years.

          (2) Exemption for non-U.S. persons with effectively connected income (Form4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) annually.

          (3) Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) every three years. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

          (4) Exemption for U.S. persons (Form W-9). U.S. persons should file a FormW-9 (Request for Taxpayer Identification Number and Certification) in order to avoid backup withholding (see "Material Federal Income Tax Consequences -- Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting", above).

          U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one taxable year.

          On October 6, 1997, the 1997 Withholding Regulations were issued which affect the documentation required from non-U.S. persons holding Global Securities. The 1997 Withholding Regulations are generally proposed to be effective for payments after December 31, 1998, regardless of the issue date of the Global Security with respect to which the payments are made, subject to some related transition rules. The 1997 Withholding Regulations will replace a number of current tax certification forms, including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed above, with a single, restated form and standardize the period of time for which withholding agents could rely on these certifications. Prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

          This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, THIS INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR DEUTSCHE BANC ALEX. BROWN. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE THIS TYPE OF OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities described in this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the Prospectus when acting as underwriters and with respect to their to their unsold allotments of subscriptions.

                        SUBJECT TO COMPLETION, [ ], 2000

                 PROSPECTUS SUPPLEMENT (to prospectus date [ ])

                               $[ ] (APPROXIMATE)

                              ACE SECURITIES CORP.

                      ACE SECURITIES CORP. DEALER FLOORPLAN
                            MASTER LOAN TRUST [ ]-[ ]

                            ASSET BACKED CERTIFICATES

                                       [ ]
                                     Seller

                                       [ ]
                                    Servicer

--------------------------------------------------------------------------------
     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

     The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

     This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

--------------------------------------------------------------------------------
The sources for payment of the certificates are a pool of wholesale receivables generated or to be generated from time to time in a portfolio of revolving financing arrangements with automobile dealers to finance their automobile and light truck inventory held by the trust, and cash held by the trust. Interest [and principal] on the certificates are scheduled to be paid [monthly] on the [ ] day of the month. The first scheduled distribution will be made in [ ].

The Trust will issue:
                                                  Final
                                                Scheduled
                  Principal    Certificate    Distribution
CERTIFICATES       BALANCE         RATE           DATE
------------       -------         ----           ----
A                              $[ ] [ ] %         [ ]
B                  $[  ]            [ ] %         [ ]

     Deutsche Banc Alex. Brown will purchase the certificates from the trust at approximately [ ] % of the principal amount of the certificates. Deutsche Banc Alex. Brown will offer the certificates from time to time in negotiated transactions or at varying prices which will be determined at the time of sale. The aggregate proceeds to the trust, before deducting expenses payable by or on behalf of the trust estimated at $[ ], will be approximately $[ ].

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  UNDERWRITER:
                            DEUTSCHE BANC ALEX. BROWN

                  The date of this prospectus supplement is [ ]

     The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                        --------------------------------

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                        --------------------------------

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT
Summary..............................................S-
Risk Factors.........................................S-
Maturity Considerations..............................S-
Master Trust Considerations..........................S-
The Identified Pool..................................S-
Use of Proceeds......................................S-
The Seller...........................................S-
The Servicer.........................................S-
The Depositor........................................S-
Description of the Certificates......................S-
Erisa Considerations.................................S-
Legal Investment Considerations......................S-
Underwriting.........................................S-
Legal Matters........................................S-
Rating...............................................S-
Index of Defined Terms...............................S-



                       PROSPECTUS
Risk Factors..........................................
The Trusts............................................
Trust Assets..........................................
Series Enhancement....................................
Servicing of Receivables..............................
Certain Matters Regarding the Service.................
Description of the Notes..............................
Description of the Certificates.......................
Certain Information Regarding the Securities..........
Description of the Trust Agreements or
  Pooling and Servicing Agreements....................
Certain Legal Aspects of the Receivables..............
The Depositor.........................................
Use of Proceeds.......................................
Material Federal Income Tax Consequences..............
Certain State and Local Tax Considerations............
ERISA Considerations..................................
Plan of Distribution..................................
Legal Matters.........................................
Index of Defined Terms................................
Annex I...............................................

                                SUMMARY OF TERMS

     o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

     o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

ISSUER

     ACE Securities Corp. Dealer Floorplan Master Trust [  ].

SELLER AND ORIGINATOR

     [                    ].

DEPOSITOR

     ACE Securities Corp., a special purpose Delaware corporation. ACE Securities Corp. will sell the home equity loans to the issuing trust.

SERVICER

     [                    ].

TRUSTEE

     [                    ].

CLOSING DATE

     [                    ].

CUT-OFF DATE

     The close of business on [                    ].

DISTRIBUTION DATE

     The [ ] day of each [month] [quarter] [semi-annual period] or if it is not a business day, then the next succeeding business day. The first distribution date for interest will be in [ ]. The first distribution date with respect to principal is expected to occur in [ ].

RECORD DATE

     With respect to any distribution date, the last business day of the month immediately preceding the calendar month in which a distribution date occurs.

THE CERTIFICATES

     GENERAL

     On the closing date, the trust will issue the certificates. Each certificate represents an undivided ownership interest in the trust.

     DENOMINATION

     The certificates will be offered for purchase in denominations of $1,000 and multiples thereof.

     BOOK-ENTRY REGISTRATION

     We will issue the certificates in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the applicable depository, or in the name of the nominee of the depository. Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

     GENERAL

     You will be entitled to receive payments of interest on each distribution date. The amount of principal you will be entitled to receive will vary. If you hold a certificate on the applicable record date, you will be entitled to receive payments on the related distribution date.

     INTEREST

     The interest rate on any distribution date for a certificate will be the interest rate set forth in this prospectus supplement.

     You can use the following formula to calculate your current interest payment on any distribution date:

  N     x  IR  x  PB= your interest payment
------
360

N= [30], [the number of days from the last distribution date (or in the case of the initial distribution date, from [ ]) until the current distribution date].

IR= the applicable per annum interest rate.

PB= the principal balance of immediately prior to any distributions on each distribution date.

     PRINCIPAL

     On each distribution date, the trustee will distribute principal of the classes of certificates depending on the amortization period and in the manner and priority discussed under the caption "Description of the Certificates - Distributions" in this prospectus supplement.

AMORTIZATION PERIOD

     [CONTROLLED AMORTIZATION PERIOD

     Unless a rapid amortization period begins, the certificates will have a controlled amortization period. During a controlled amortization period, collections of principal receivables that are allocable to the percentage interest of a series of certificates will be used to make principal distributions in scheduled amounts to the certificateholders entitled to those distributions. The amount to be distributed on any distribution date during the controlled amortization period will be limited to:

     o    an amount equal to [ ], plus

     o any existing deficit controlled amortization amount arising from prior payment dates.

      The controlled amortization period will commence at the close of business on [ ] and continue until the earliest of:

     o    the commencement of the rapid amortization period;

     o    payment in full of the certificates; and

     o    the series termination date].

     [PRINCIPAL AMORTIZATION PERIOD

     Unless a rapid amortization period begins, the certificates will have an amortization period during which collections of principal receivables allocable to the percentage interest of the certificates will be used on each payment date to make principal distributions to the holders of the certificates then entitled to distributions. The principal amortization period will commence at the close of business on [ ] and continue until the earliest of:

     o    the commencement of the rapid amortization period;

     o    payment in full of the certificates; and

     o    the series termination date].

     [ACCUMULATION PERIOD

     Unless a rapid amortization period begins, the certificates will have an accumulation period. During an accumulation period, collections of principal receivables allocable to the percentage interest of such certificates will be deposited on the business day immediately prior to each payment date in a principal funding account. The principal funding account is established for the benefit of the holders of the certificates. Amounts on deposit in the principal funding account will be used to make distributions of principal to the holders on the scheduled payment date. The amount to be deposited in the principal funding account on any transfer date will be limited to an amount equal to [ ]. The accumulation period will commence at the close of business on [ ] and continue until the earliest of:

     o    the commencement of the rapid amortization period;

     o    payment in full of the certificates; and

     o    the series termination date].

     [RAPID AMORTIZATION PERIOD

     The rapid amortization period shall run from the day on which an amortization event has occurred, to the earlier of the date on which certificates have been paid in full or the related series termination date. During the rapid amortization period, collections of principal receivables allocable to the percentage interest of a series of certificates will be distributed as principal payments to the holders of the certificates on each payment date. During the rapid amortization period, distributions of principal to holders of the certificates will not be subject to any controlled deposit amount or controlled distribution amount. In addition, upon the commencement of the rapid amortization period, any funds on deposit in a principal funding account will be paid to the holders of certificates on the first payment date in the rapid amortization period.

TRUST PROPERTY

     The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

     o a pool of wholesale receivables generated or to be generated from time to time in a portfolio of revolving financing arrangements with automobile dealers to finance their automobile and light truck inventory transferred to the trust on the closing date;

     o payments on the receivables after the cut-off date (other than payments of interest due on or prior to [ ]);

     o    certain rights of the depositor under a loan purchase agreement;

     o amounts on deposit in the accounts specified in this prospectus supplement; and

     o    proceeds of the foregoing.

THE RECEIVABLES

     On the closing date, the trust will purchase receivables having an aggregate principal balance of approximately $[ ] as of the initial cut-off date, from the depositor pursuant to the agreement. On and after the closing date, pursuant to the agreement, the depositor will sell, if available, and the trust will purchase, additional receivables from time to time during the funding period specified in this prospectus supplement. We expect the amount of additional receivables to be purchased with moneys in the pre-funding account to have an aggregate principal balance equal to approximately $[ ].

     The statistical information presented in this prospectus supplement is with respect to the initial receivables as of the initial cut-off date. Certain of the initial receivables may not be purchased by the trust and other receivables may be purchased by the trust on the closing date.

     The initial receivables have been selected, and the subsequent receivables will be selected, from the receivables owned or originated by the seller based on the criteria specified in the pooling and servicing agreement and described in this prospectus supplement.

     After the transfer of subsequent receivables to the trust, the characteristics of the entire pool of receivables included in the trust may vary significantly from those of the initial receivables.

     The initial receivables will have the following characteristics as of the cut-off date:

     o    number of receivables: [ ]
     o    aggregate principal balance: $[ ]
     o    average principal balance: $[ ]
     o    maximum principal balance: $____
     o    minimum principal balance: $[ ]
     o    latest maturity date: [ ]
     o    weighted average current interest rate:
     o    current interest rates range: [ ]% to [ ]%
     o    weighted average gross margin: [ ]% (approximate)
     o    gross margin range: [ ]
     o    weighted average maximum interest rate:
     o    maximum interest rate range: [ ]% to [ ]%
     o    weighted average minimum interest rate:
     o    minimum interest rate range: [ ]% to [ ]%
     o    weighted average remaining term: [ ]months (approximate)
     o    remaining term range: [ ] months to [ ] months

CREDIT ENHANCEMENT

     Credit enhancement refers to a mechanism that is intended to protect the holders of certain classes of certificates against losses due to defaults by the borrowers under the home equity loans.

     The certificates have the benefit of [four] types of credit enhancement:

     o    [a cash collateral account],
     o    [     ]
     o    [     ]
     o with respect to the class A certificates, subordination of the class B certificates; and

OPTIONAL TERMINATION

     On any date when the adjusted invested amount is less than or equal to [ ]% of the invested amount on the closing date and to the extent certain conditions specified in the agreement are satisfied, the [depositor] [seller] will have the right to purchase the invested amount from the trust.

FEDERAL TAX CONSEQUENCES

     Stroock & Stroock & Lavan LLP has acted as counsel to the depositor and is of the opinion that:

     o The certificates will be treated as indebtedness of the seller that is secured by the receivables.

ERISA CONSIDERATIONS

     An employee benefit plan subject to the requirements of the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or the provisions of Section 4975 of the Internal Revenue Code of 1986 as amended, contemplating the purchase of the class A certificates should consult its counsel before making a purchase, and the fiduciary and such legal advisors should consider whether the class A certificates will satisfy all of the requirements of the "publicly offered securities" exemption described herein and the possible application of other ERISA prohibited transaction exemptions described herein. Although the depositor expects that the "publicly offered securities" exemption or the other ERISA prohibited transaction exemptions will apply to certain purchases of the class A certificates by employee benefit plans, there can be no assurance that such exemption will apply to all purchases of the class A certificates by such plans. The class B certificates are not eligible for purchase by plans. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

CERTIFICATE RATING

     Before the certificates can be issued, the trust must obtain the following ratings:

     CLASS A CERTIFICATES

     o    [the highest rating category by [     ]]


     CLASS B CERTIFICATES

     o    [One of the four highest rating category by [     ]]

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES.

YOU MAY HAVE DIFFICULTY SELLING YOUR
CERTIFICATES..........................  The certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriter intends to make a secondary market for the offered certificates. The underwriter may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset backed securities, and there may be times again in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

[GEOGRAPHIC CONCENTRATION MAY
AFFECT PERFORMANCE....................  Discuss any geographic risks, if applicable]

THE SUBORDINATED CERTIFICATES HAVE A
GREATER RISK OF LOSS THAN THE OTHER
CERTIFICATES..........................  The class B certificates will not be paid any distributions of interest until the class A certificates receive their interest distributions and will not receive any distributions of principal until the class A certificates receive their principal distributions. If the available funds are insufficient to make all of the required distributions on the class A, and class B certificates, the class B certificates will not receive all of their distributions. In addition, losses due to defaults by [ ], will be allocated first to the class B certificates to the extent not covered by excess interest at that time. Any allocation of a loss to class B certificates will reduce the amount of interest and, to the extent not reimbursed from future excess interest, principal they will receive. As a result of the foregoing, the class B certificates will be affected to a larger degree by any losses on the receivables. In addition, following the exercise of the clean-up call, the class B certificates and consequently, may not receive amounts with respect to any losses allocated to the class B certificates that have not been previously reimbursed.

THE TRUST ASSETS ARE THE ONLY
SOURCE OF PAYMENTS ON THE
CERTIFICATES..........................  All distributions on the certificates will be made from payments by borrowers
                                        under the receivables. The trust has no
                                        other assets [other than [ ]] to make
                                        distributions on the certificates. The
                                        receivables are NOT insured or
                                        guaranteed by any person. The trust is
                                        the only person that is obligated to
                                        make distributions on the certificates.
                                        The certificates are NOT insured by any
                                        governmental agency.

CERTIFICATE RATING....................  The rating of the certificates will depend on an assessment by the rating
                                        agencies of the receivables. The rating
                                        by the rating agencies of the
                                        certificates is not a recommendation for you to purchase, hold or sell the certificates, and the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. The ratings do not address the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons. No rating of the originator, the servicer or the company is required to maintain the rating of the offered certificates.


THE CERTIFICATES ARE NOT SUITABLE
INVESTMENTS FOR ALL INVESTORS.........  The certificates are not suitable investments for any investor that
                                        requires a regular or predictable
                                        schedule of payments or payment on any
                                        specific date. The offered certificates
                                        are complex investments that should be
                                        considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

[THE RECEIVABLES, THE PRE-FUNDING
ACCOUNT AND THE RISK OF PREPAYMENT....  On the closing date, the depositor will transfer to the trust the approximately
                                        $[ ] of initial receivables and the
                                        approximately $[ ] pre-funded amount on
                                        deposit in the pre-funding account. If
                                        the principal amount of eligible
                                        receivables originated by [seller] and
                                        acquired by the depositor during the
                                        funding period is less than the
                                        pre-funded amount, the depositor will
                                        have insufficient receivables to sell to the trust on the subsequent transfer dates, resulting in a prepayment of principal to the Certificateholders as described in the following paragraph.

                                        [To the extent that amounts on deposit
                                        in the pre-funding account have not been fully applied to the conveyance of subsequent receivables to the trust by the end of the funding period, you will receive, on the distribution date on or immediately following the last day of the funding period, a prepayment of principal from amounts remaining in the pre- funding account. We anticipate that the principal amount of subsequent receivables sold to the trust will not be exactly equal to the amount on deposit in the pre-funding account and that therefore there will be at least a nominal amount of principal prepaid to you.]

[RISKS ATTENDANT TO INVESTMENTS IN
INTEREST-ONLY OR PRINCIPAL-ONLY
CERTIFICATES..........................  [If certificates are interest-only or principal-only certificates, discuss
                                        risks attendant to these types of
                                        certificates.]]

                             MATURITY CONSIDERATIONS

          The Pooling and Servicing Agreement (the "Agreement") and the series supplement to the Agreement (the "Series Supplement" or a "Supplement") provide that holders of Class A Certificates (the "Class A Certificateholders") will not receive payments of principal until the first Distribution Date with respect to the Controlled Amortization Period, which is the [ ]Distribution Date, unless a Pay Out Event shall occur. Class A Certificateholders will receive payments of principal on the [ ] day of each [month] [quarter] [semi-annual period] or if it is not a business day, then the next succeeding business day (the "Distribution Date") following the Monthly Period in which a Pay Out Event occurs (each Distribution Date following a Pay Out Event, a "Special Payment Date") until the Class A Invested Amount has been paid in full or until [ ] (the "Termination Date"). The "Monthly Period" is [the calendar month preceding the Distribution Date]. The holders of Class B Certificates (the "Class B Certificateholders", and together with the Class A Certificateholders, the "Certificateholders")) will not begin to receive payments of principal until the final principal payment on the Class A Certificates has been made.

          On each Distribution Date with respect to the Class A Accumulation Period, amounts equal to the lesser of:

     o Available Principal Collections for the related Monthly Period on deposit in the Collection Account,

     o the sum of the applicable Controlled Accumulation Amount for the Monthly Period and any applicable Deficit Controlled Accumulation Amount, (the "Controlled Deposit Amount") and

     o    the Class A Adjusted Invested Amount

will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class A Invested Amount.

After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the Class B Accumulation Period amounts equal to the lesser of:

     o Available Principal Collections for the related Monthly Period on deposit in the Collection Account,

     o    the applicable Controlled Deposit Amount, and

     o    the Class B Adjusted Invested Amount
will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the Class B Invested Amount.

See "Description of the Certificates -- Principal Payments" for a discussion of circumstances under which the commencement of an Accumulation Period may be delayed.

          On each Distribution Date during the Controlled Amortization Period, the Certificateholders will be entitled to receive monthly payments of principal, until the Certificates have been paid in full, in an amount equal to the lesser of:

     o Available Principal Collections for the related Monthly Period on deposit in the Collection Account,

     o the sum of the applicable Controlled Distribution Amount and any applicable Deficit Controlled Amortization Amount, and

     o    the Invested Amount.

          The [Seller] [Depositor] may, at or after the time at which the [Controlled Amortization Period] [Accumulation Period] commences for Series 200[ ]- [ ], cause the Trust to issue another Series, or some portion of another Series, to the extent that the full principal amount of the other Series is not otherwise outstanding at that time, as a Paired Series with respect to Series 200[ ]- [ ] to be used to finance the increase in the Seller's Interest caused by the accumulation of principal in the Principal Funding Account with respect to Series 200[ ]- [ ]. No assurances can be given as to whether the other Series will be issued and, if issued, the terms of the newly issued Series. Because the terms of the Certificates may vary from the terms of the other series, the Pay Out Events with respect to the series may vary from the Pay Out Events with respect to Series 200[ ]- [ ] and may include Pay Out Events which are unrelated to the status of the Seller, or the Servicer or the Receivables, such as Pay Out Events related to the continued availability and rating of specific providers of enhancement to the other Series. If a Pay Out Event does occur with respect to any Paired Series prior to the payment in full of the Certificates, the final payment of principal to the Certificateholders may be delayed.

          Should a Pay Out Event occur with respect to the Certificates and the Rapid Amortization Period commence,

     o any amount on deposit in the Principal Funding Account will be paid to the Certificateholders on the first Special Payment Date, and the Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to the Rapid Amortization Period or following the Expected Final Payment Date, as the case may be, as described in this prospectus supplement until the Class A Invested Amount and Class B Invested Amount are paid in full or until the Termination Date occurs, and

     o any amount on deposit in the Excess Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series entitled to the benefits of Shared Principal Collections.

In addition, on the first Special Payment Date following the occurrence of a Pay Out Event, after giving effect to any payment of principal on that date,

     (a)  an amount equal to the lesser of:

          (i) the Available Shared Collateral Amount, after giving effect to any withdrawal from the Cash Collateral Account on that date of amounts to fund the Class A Required Amount and the Class B Required Amount, and

          (ii) the unpaid principal amount of the Class A Certificates, less the Principal Funding Account Balance allocable to the Class A Certificates, will be withdrawn from the Cash Collateral Account and distributed to the Class A Certificateholders as a payment of principal of the Class A Certificates, and

     (b)  an amount equal to the lesser of:

          (i) the remainder of the Available Cash Collateral Amount, and

          (ii) the unpaid principal amount of the Class B Certificates, less the Principal Funding Account Balance, if any, allocable to the Class B Certificates, will be withdrawn from the Cash Collateral Account and distributed to the Class B Certificateholders as a payment of principal of the Class B Certificates.

          The ability of Certificateholders to receive payments of principal on the applicable Expected Final Payment Date on each Distribution Date during the Controlled Amortization Period depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. The amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual accountholders. Monthly payment rates on the Receivables may vary because, among other things, accountholders may fail to make a required minimum payment, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of accountholders and to changes in any terms of rebate programs in which accountholders participate. The Depositor cannot predict, and no assurance can be given, as to the accountholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Certificates or whether the terms of any previously or subsequently issued Series might have an impact on the amount or timing of any payment of principal. The foregoing factors will affect both the Class A Certificates and the Class B Certificates.

          There can be no assurance that collections of Principal Receivables with respect to the Trust, and thus the rate at which Certificateholders could expect to receive payments of principal on the Certificates during the Rapid Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, or the rate at which payments of principal will be made during the Controlled Amortization Period, will be similar to the historical experience set forth in the "Accountholder Monthly Payment Rates for the Identified Pool" table under "The Identified Pool" in this prospectus supplement. The Depositor may shorten the Class A Accumulation Period and, in that event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount on the Class A Expected Final Payment Date.

          The Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any additional Series might not have an impact on the timing or amount of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates and Class B Certificates, respectively, could be significantly reduced.

          Due to the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made in accordance with the applicable Controlled Accumulation Amount that payments of principal will be made in accordance with the applicable Controlled Amortization Amount or that the actual number of months elapsed from the date of issuance of the Class A Certificates and the Class B Certificates to their respective final Distribution Dates will equal the expected number of months.

                           MASTER TRUST CONSIDERATIONS

          IMPACT OF ADDITIONAL SERIES. The Trust, as a master trust, may issue additional Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to prior review by, or consent of, holders of the Certificates of any previously issued Series. These terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement for the Series ("Series Enhancement"), provisions subordinating the Series to another Series or other Series, if the Supplement relating to the Series so permits, to the Series, and any other amendment or supplement to the Agreement which is made applicable only to the Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others:

     o the [Seller] [Depositor] shall have received written notice that the new issuance will not result in any Rating Agency's reducing or withdrawing its rating of the Certificates of any outstanding Series (any reduction or withdrawal is referred to in this prospectus supplement as a "Ratings Effect"), and

     o the [Seller] [Depositor] shall have delivered to the Trustee and specific providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Seller] [Depositor], the new issuance will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series.

There can be no assurance, however, that the terms of any other Series, including any Series later issued, might not have an impact on the timing or amount of payments received by a Certificateholder.

          IMPACT OF DISCOUNT OPTION. Pursuant to the Agreement, the [Seller] [Depositor] has the option from time to time to designate a fixed or variable percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any designation would result in an increase in the amount of Finance Charge Receivables and a slower payment rate of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the [Seller] [Depositor] can make a designation without notice to or the consent of Certificateholders. Subsequently, pursuant to the Agreement, the [Seller] [Depositor] may, without notice to or the consent of Certificateholders, reduce or eliminate the percentage of Receivables subject to this designation. The [Seller] [Depositor] must provide 30 days prior written notice to the Servicer, the Trustee, any provider of Series Enhancement and each Rating Agency of any designation or reduction of Principal Receivables to be treated as Finance Charge Receivables, and the designation or reduction will become effective only if:

     o the [Seller] [Depositor] shall have delivered to the Trustee and specific providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Seller] [Depositor], the designation or reduction would not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time would constitute a Pay Out Event, to occur with respect to any Series,

     o the [Seller] [Depositor] shall have received written notice from each Rating Agency that the designation or reduction will not have a Ratings Effect, and

     o in the case of a reduction or withdrawal, the [Seller] [Depositor] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the [Seller] [Depositor], the reduction or withdrawal shall not have adverse regulatory implications for the [Seller] [Depositor].

          IMPACT OF ADDITION OF TRUST ASSETS. The [Seller] [Depositor] expects, and in some cases will be obligated to designate additional Accounts, the Receivables in which will be conveyed to the Trust. These additional Accounts may include accounts originated using criteria different from those which were applied to the Accounts previously included in the Trust because the additional Accounts were originated at a different date or were part of a portfolio of accounts which were not part of the Seller's portfolio at the time Accounts were previously conveyed to the Trust or which were acquired from other institutions. Moreover, additional Accounts may or may not be accounts of the same type as those previously included in the Trust. Consequently, there can be no assurance that the additional Accounts will be of the same credit quality as the Accounts previously included in the Trust. In addition, the additional Accounts may consist of accounts which have characteristics different from the characteristics of Accounts previously included in the Trust, including lower periodic rate finance charges and other fees and charges, which may have the effect of reducing the average yield on the portfolio of Accounts included in the Trust, different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the portfolio of accounts included in the Trust. The designation of additional Accounts will be subject to the satisfaction of particular conditions, including that:

     o the [Seller] [Depositor] shall have received written notice from each Rating Agency that the addition will not have a Ratings Effect, and

     o the [Seller] [Depositor] shall have delivered to the Trustee and specific providers of Series Enhancement a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Seller] [Depositor], the addition will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series.

Although the addition of participations will require an amendment to the Pooling and Servicing Agreement, no consent of Certificateholders will be required for any amendment.


                               THE IDENTIFIED POOL

          A pool of wholesale receivables (the "Receivables") generated or to be generated from time to time in a portfolio of revolving financing arrangements (the "Accounts") with automobile dealers ("Dealers") to finance their automobile and light truck inventory transferred to the Trust by the Seller pursuant to the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances made by the Seller, to approximately [ ] domestic motor vehicle dealers. As of [ ], the principal balance of the Seller's outstanding Receivables was approximately $[ ].

          As of [ ], the average credit lines per dealer in the Seller's portfolio for new and used vehicles were $[ ] and $[ ], respectively, and the average balance of principal per dealer was $[ ]. As of [ ], the aggregate total Receivables balance as a percentage of the aggregate total credit line was approximately [ ]%.

          The following table sets forth the percentages of dealer account balances by year of credit line origination for the Seller's portfolio as of [].

          Portfolio Percentages by Year of Credit Line Origination


    2000         1999           1998             1997               1996
-------------  ----------    ----------     ------------       -------------

          As of [ ], the weighted average spread over the Prime Rate charged to Dealers was approximately [ ]%.

          As of [ ], approximately [ ]% of all dealers participating in the installment payment plan were remitting [ ]% of the Installment Balance following the sale of the related vehicle.

          Used vehicles represented approximately [ ]% of the aggregate principal amount of Receivables in the Seller's portfolio as of [ ]. As of [ ], used vehicles represented approximately [ ]% of the aggregate principal amount of Receivables in the Trust.

          The following table provides the percentage of dealers in the Seller's portfolio that were subject to finance hold as of the dates indicated.

Finance Hold Experience

                                         As of                                                 As of
                                         [     ],                                          December 31,
                                         --------------------------------------------------------------------------
                                             2000         1999         1998         1997        1996       1995
                                         ------------- ------------ ----------- -----------------------------------
Percentage of Dealers


          The following table provides the number and percentage of Dealers in Dealer Trouble Status in the Seller's portfolio as of the dates indicated.


Dealer Trouble Experience

                                          As of                                 As of
                                          [ ],                               December 31,
                                                    ---------------------------------------------------------------
                                          2000        1999        1998       1997       1996      1995      1994
                                         ------      ------      ------     ------     ------    ------    ------
Number of Dealers
Percentage of Dealers


                                  THE ACCOUNTS

     As of [ ], with respect to the Accounts in the Trust:

     o there were [ ] Accounts and the outstanding principal balance was approximately $[ ] billion;

     o the average credit lines per Dealer for new and used vehicles were approximately $[ ] million and $[ ] million, respectively, and the average balance of Principal Receivables per Dealer was approximately $[ ] million; and

     o the aggregate total Receivables balance as a percentage of the aggregate total credit line was approximately [ ]%.

     Unless otherwise indicated, the statistics included in this paragraph, in the table below and under " -- Geographic Distribution" with respect to the Accounts and the Receivables in the Trust give effect to approximately $[ ] million of principal Receivables balances with respect to particular Dealers (the "Excluded Receivables") and the "Excluded Dealers"), respectively) that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to particular limitations, are being voluntarily removed by the Seller, or the Servicer on its behalf, from the Trust. A portion of the principal Receivables was created after the Dealers entered into this status or were designated by the Seller, or the Servicer on its behalf, for removal from the Trust and, as a result, are owned by the Seller and not the Trust. Principal balances created prior to the Dealers entering into this status or being designated for removal from the Trust are included in the Principal Receivables balance. See "Description of the Certificates -- Removal of Accounts" in the Prospectus for a description of the manner in which an Account can be removed from the Trust.

     The following table sets forth the percentages of Dealer account balances by year of credit line origination for the accounts in the Trust as of [ ].

Portfolio Percentages by Year of Credit Line Origination

      2000              1999             1998             1997            1996            1995            1994
     ------            ------           ------           ------          ------          ------          ------

     As of [ ], the weighted average spread over the Prime Rate charged to Dealers was approximately [ ]%.

Loss Experience

     The following tables set forth the average outstanding principal balance and loss experience for each of the periods shown on the Seller's portfolio. Because the Eligible Accounts will be only a portion of the Seller's entire portfolio, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Seller's portfolio.

Loss Experience for the Seller's portfolio


                                         [ ]Months
                                            Ended
                                            [ ],         Year Ended December 31,
                                            2000         1999       1998      1997      1996      1995       1994
                                           ------       ------     ------    ------    ------    ------     ------
                              (Dollars in millions)
Average Principal
  Receivables Balance (1)
Net Losses (Recoveries)(2)
Net Losses (Recoveries)/
  Liquidations
Net Losses (Recoveries)/
  Average Principal
  Receivables Balance(3)

(1) "Average Principal Receivables Balance" is the average of the month-end principal balances for the thirteen months ending on the last day of the period.

(2) "Net Losses" in any period are gross losses less recoveries for the period.

(3) Percentages are expressed on an annualized basis.

Aging Experience

     The following table provides the age distribution of vehicle inventory for all Dealers in the Seller's portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the Seller's entire portfolio, actual age distribution with respect to the Eligible Accounts may be different.

Age Distribution for the Seller's portfolio

                                         As of                                   As of
                                         [ ],                                 December 31,
                                                   ----------------------------------------------------------------
Days                                     2000         1999        1998        1997          1996          1995
                                        ------       ------      ------      ------        ------        ------
1-120..........................
121-180........................
181-270........................
Over 270.......................

Geographic Distribution

     The following table provides the geographic distribution of the vehicle inventory for all Dealers in the Trust on the basis of Receivables outstanding and the number of Dealers generating the portfolio.

Geographic Distribution of Accounts in the Trust

                                   As of [     ]


                                                    Percentage                               Percentage of Total
                               Receivables          Receivables        Number                of Number of
                               Outstanding(2)       Outstanding        of Dealers(2)(4)      Dealers(3)(4)
[     ]...............         $
[     ]...............
[     ]...............
Other (1).............         --------------       ------------       ------------          ---------------

 Total................         $
                               ==============       ============       ============          ===============

(1) No other state includes more than 5% of the outstanding Receivables.
(2) Includes Excluded Receivables.
(3) Includes Excluded Dealers.
(4) May not add to 100.0% due to rounding.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Depositor. The Depositor will use the net proceeds to pay the Seller the purchase price of the Receivables [and the Seller will use the net proceeds for general corporate purposes.]

                                   THE SELLER

     The "Seller" is [ ]. [Insert description of the Seller.]

                                  THE SERVICER

     The "Servicer" is [ ]. [Insert description of the Servicer, if different from the Seller.]

                                  THE DEPOSITOR

     ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The limited purposes of the depositor are, in general, to acquire, own and sell loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in loans and other financial assets, collections on the loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

     All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.


                         DESCRIPTION OF THE CERTIFICATES

     Pursuant to the Agreement and the Series Supplement, ACE Securities Corp. Dealer Floorplan Master Trust [ ] - [ ] (the "Trust") will issue Class A Certificates (the "Class A Certificates") and Class B Certificates (the "Class B Certificates", and together with the Class A Certificates, the "Certificates" or the "Securities") which are a separate series (the "Series") of securities issued under the Prospectus. The following summary describes the material terms of the Certificates, the Agreement and the Series Supplement. The summaries do not purport to be complete descriptions of all of the terms of the Certificates, the Agreement and the Series Supplement and therefore are subject to, and qualified in their entirety by reference to, all the provisions of the Certificates, the Agreement and the Series Supplement. Reference should be made to the Prospectus for additional information concerning the Certificates, the Agreement and the Series Supplement.

     The final expected Payment Date for the Class A Certificates is [ ] (the "Class A Expected Final Payment Date") and the final expected Payment Date for the Class B Certificates is [ ] (the "Class B Expected Final Payment Date" and together with the Class A Expected Final Payment Date, the "Expected Final Payment Date").

Interest Payments

     Interest on the Class A Certificates and the Class B Certificates will accrue from the [Issuance Date] [Closing Date] on the Class A Invested Amount and Class B Invested Amount, respectively, at the Class A Certificate Rate and Class B Certificate Rate, respectively. ").] Interest with respect to the Certificates will be distributed on the [ ] day of each [month] [quarter] [semi-annual period] (an "Interest Period") (or if such a day is not a business day, the next succeeding business day) commencing on [ ] and on each [ ] thereafter (each a "Distribution Date"). The "Class A Certificate Rate" for an Interest Period will be a rate per annum equal to [insert Class A Certificate Rate formula] for a period of [one] [three] [six] months [or following a Pay Out Event, for a period of one month]. The "Class B Certificate Rate" for an Interest Period will be a rate per annum equal to [insert Class B Certificate Rate formula] for a period of [one] [three] [six] months [or following a Pay Out Event, for a period one month.]. Interest will be distributed on [ ] the [ ] day of each month (the "Interest Payment Date"), and on each subsequent Interest Payment Date, or if any of these days is not a business day, the next succeeding business day, commencing on the [ ] Distribution Date, to Certificateholders in whose names the Certificates were registered at the close of business on the last day of the calendar month preceding the date of payment (a "Record Date"). Interest for any Interest Payment Date or Special Payment Date will accrue from and including the preceding Interest Payment Date or Special Payment Date, or in the case of the first Interest Payment Date, from and including the [Issuance Date] [Closing Date], to but excluding the Interest Payment Date or Special Payment Date.

     Interest payments or deposits with respect to the Class A Certificates for each Distribution Date will be calculated on the Class A Invested Amount as of the preceding Record Date, or in the case of the initial Distribution Date, on the initial Class A Invested Amount, based upon the Class A Certificate Rate. Interest payments or deposits with respect to each Distribution Date will be calculated on the basis of [the actual number of days in the period from and including the preceding Distribution Date, or in the case of the initial Distribution Date the Closing Date, to but excluding the Distribution Date and a 360-day year] [a 360-day year of twelve 30-day months]. On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not deposited in the Interest Funding Account or distributed in respect of Class A Certificates will be:

     a) paid to Class A Certificateholders from Class A Available Funds if the Distribution Date is an Interest Payment Date or Special Payment Date, or

     b) deposited in an Eligible Deposit Account in the name of the [ ] (the "Trustee") and for the benefit of the Certificateholders (the "Interest Funding Account"), if the Distribution Date is not an Interest Payment Date or a Special Payment Date.

"Eligible Deposit Account" means either:

     o    a segregated account with an eligible institution, or

     o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states of the United States or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

To the extent Class A Available Funds allocated to the Class A
Certificateholders' Interest for the Monthly Period are insufficient to pay the interest, Excess Spread and Excess Finance Charges allocated to Series 200[ ]-
[ ], amounts, if any, on deposit in the Cash Collateral Account up to the Available Shared Collateral Amount and Reallocated Principal Receivables will be used to make these payments.

          "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of:

     a) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to the Monthly Period, including any investment earnings and other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement and the Series Supplement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange;

     b) [if the Monthly Period relates to a Distribution Date that occurs prior to the Class B Principal Commencement Date,] the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; [and]

     c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class A Available Funds pursuant to the Series Supplement with respect to the Distribution Date; [and

     d)   Excess Spread, if any, for the Monthly Period.]

          [Interest payments on the Class B Certificates for each Payment Date will be calculated on the Class B Invested Amount as of the preceding Record Date, or in the case of the initial Interest Payment Date, on the initial Class B Invested Amount, based upon the Class B Certificate Rate. Interest will be calculated on the basis of [the actual number of days in the period from and including the preceding Distribution Date or in the case of the initial Distribution Date the Closing Date, to but excluding the Distribution Date and 360-day year] [a 360-day year of twelve 30-day months]. On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not distributed to Class B Certificateholders will be paid from Class B Available Funds for the related Distribution Date and, if necessary, from Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and amounts, if any, on deposit in the Cash Collateral Account up to the Available Cash Collateral Amount.

          ["Class B Available Funds" (together with the Class A Available Funds, the "Available Funds") means, with respect to any Monthly Period, an amount equal to the sum of:

     a) the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Certificates with respect to the Monthly Period, including any investment earnings and other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Agreement, but excluding the portion of collections of Finance Charge Receivables attributable to Interchange that is allocable to Servicer Interchange;

     b) if the Monthly Period relates to a Distribution Date that occurs on or after the Class B Principal Commencement Date, the Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date; [and]

     c) amounts, if any, to be withdrawn from the Reserve Account which are required to be included in Class B Available Funds pursuant to the Series Supplement with respect to the Distribution Date; [and

     d)   Excess Spread, if any, for the Monthly Period].]

Principal Payments

          The "Revolving Period" begins on the close of business on [ ] (the "Cut-Off Date"), and ends on the day before the commencement of the [Controlled Amortization Period] [Accumulation Period] or, if earlier, the Rapid Amortization Period. During the Revolving Period no principal payments will be made to Certificateholders.

          [On each Distribution Date during the Revolving Period, unless a reduction in the Required Cash Collateral Amount has occurred, collections of Principal Receivables allocable to the Certificateholders' Interest and the Collateral Indebtedness Interest will, subject to limitations, including the allocation of any Reallocated Principal Collections with respect to the related Monthly Period to pay the Required Amount, be paid to the Seller to purchase additional Receivables in order to maintain the Invested Amount, and if necessary, be treated as Shared Principal Collections. If a reduction in the Required Cash Collateral Amount has occurred, collections of Principal Receivables allocable to the Collateral Indebtedness Amount will be applied in accordance with a collateral agreement to reduce the Collateral Indebtedness Amount to the Required Cash Collateral Amount.]

          [Unless a Pay Out Event occurs and the Rapid Amortization Period commences, the Certificates will have an accumulation period (the "Accumulation Period"), which will commence at the close of business on [ ]; provided, that subject to the conditions set forth in this prospectus supplement, the day on which the Revolving Period ends and the Accumulation Period begins may be delayed to no later than the close of business on [ ]. The Accumulation Period will end on the earliest of:

          (a) the commencement of the Rapid Amortization Period,

          (b) payment in full of the Invested Amount, and

          (c) the Termination Date.

During the Accumulation Period, until the Certificates are paid in full, collections of Principal Receivables and certain other amounts allocable to the Certificateholders' Interest will be deposited on each Distribution Date in a trust account (the "Principal Funding Account") and used to make principal distributions to the Certificateholders when due.]

          [During the Accumulation Period, on or prior to the respective Expected Final Payment Dates, principal will be deposited in the Principal Funding Account as described below and on the Class A Expected Final Payment Date will be distributed to Class A Certificateholders up to the Class A Invested Amount [and then to Class B Certificateholders on the Class B Expected Final Payment Date up to the Class B Invested Amount]. During any Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date occurs, principal will be paid [first] to the Class A Certificateholders until the Class A Invested Amount has been paid in full[, and then to the Class B Certificateholders until the Class B Invested Amount has been paid in full].]

          The "Controlled Amortization Period" is scheduled to commence at the close of business on the last day of the [ ]. The Controlled Amortization Period will end on the earliest of"

          (a) the commencement of the Rapid Amortization Period,

          (b) the payment in full of the Invested Amount, or

          (c) the Termination Date.

          [During the Controlled Amortization Period, which is scheduled to begin on [ ], and during any Rapid Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Termination Date, principal will be paid to the Certificateholders on each Distribution Date until the Invested Amount has been paid in full.]

          [On each Distribution Date during the Controlled Amortization Period, unless a Rapid Amortization Period commences, the Certificateholders will be entitled to receive [for each related Monthly Period since the previous Interest Payment Date] the lesser of:

     o collections of Principal Receivables received during each Controlled Amortization Period allocated to the Series 200[ ]- [ ] Certificates [Shared Principal Collections allocated to Series 200[ ]- [ ]], [and

     o miscellaneous payments allocated to Series 200[ ]- [ ] other amounts].]

          [On each Distribution Date with respect to the "Class A Accumulation Period", amounts equal to the least of:

     o Available Investor Principal Collections for the related Distribution Date on deposit in the Collection Account,

     o the applicable Controlled Deposit Amount for the Distribution Date, and

     o the Class A Adjusted Invested Amount, will be deposited in the Principal Funding Account until the Principal Funding Account Balance is equal to the Class A Invested Amount.

Amounts on deposit in the Principal Funding Account will be paid to the Class A Certificateholders on the Class A Expected Final Payment Date. [After the Class A Invested Amount has been paid in full, on each Distribution Date with respect to the "Class B Accumulation Period" an amount equal to the least of:

     o Available Investor Principal Collections for the related Distribution Date on deposit in the Collection Account, minus the portion of Available Investor Principal Collections applied to Class A Monthly Principal on the Distribution Date,

     o    the applicable Controlled Deposit Amount for the Monthly Period, and

     o the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account until the Principal Funding Account Balance equals the Class B Invested Amount.

Amounts on deposit in the Principal Funding Account in respect of the Class B Certificates will be paid to the Class B Certificateholders on the Class B Expected Final Payment Date].]

          [If a Pay Out Event occurs with respect to Series 200[ ]- [ ] during the Accumulation Period, the Rapid Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid [first] to the Class A Certificateholders on the first Special Payment Date [and then, to the extent the Class A Invested Amount is paid in full, to the Class B Certificateholders]. If, on any Expected Final Payment Date, monies on deposit in the Principal Funding Account are insufficient to pay the scheduled principal amount, a Pay Out Event will occur and the Rapid Amortization Period will commence. [After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive an amount equal to the Class B Invested Amount].]

          The "Rapid Amortization Period" is the period beginning with the occurrence of any Pay Out Event and ending on the earlier of:

          (a) the day after the Payment Date on which the Invested Amount has been paid in full, and

          (b) the Termination Date.

          "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to [the sum of:

     a) ]an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during the Monthly Period, minus the amount of Reallocated Principal Collections with respect to the Monthly Period used to fund the Class A Required Amount, [plus

     b) the amount of miscellaneous payments, if any, for the Monthly Period allocated to Series 200[ ]- [ ],] [plus

     c) any Shared Principal Collections with respect to other Series that are allocated to Series 200[ ]- [ ],] [plus

     d) any other amounts which pursuant to the Series Supplement are to be treated as Available Investor Principal Collections with respect to the related Distribution Date].

          [The Accumulation Period is scheduled to commence at the close of business on [ ]; however, the [Depositor] [Seller] may, upon notice to [the Trustee,] [the Seller,] [the Servicer,] [the Depositor,] [each Rating Agency] [and the Cash Collateral Holder] elect to postpone the commencement of the Accumulation Period, and extend the length of the Revolving Period. The Depositor may make an election only if the Accumulation Period Length (determined as described below) is less than [ ]. On each Determination Date until the Accumulation Period begins, the [Depositor] [Seller] [Servicer] will determine the "Accumulation Period Length"), which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Expected Final Payment Date, based on:

     o expected Monthly Period collections of Principal Receivables expected to be distributable to the Certificateholders of all Series, excluding other Series, assuming a principal payment rate no greater than the lowest Monthly Principal payment rate on the Receivables for the preceding twelve months, and

     o the amount of principal expected to be distributable to Certificateholders of all Series, excluding other Series, which are not expected to be in their revolving period during the Accumulation Period.

If the Accumulation Period Length is less than [ ], the [Depositor] [Seller] may, at its option, postpone the commencement of the Accumulation Period so that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the Invested Amounts of other Series which are expected to be in their revolving periods during the Accumulation Period or on increases in the principal payment rate occurring after the Series Issuance Date. The [Depositor] [Seller] may not postpone or further postpone the commencement date of the Accumulation Period after a Pay Out Event, as defined with respect to each other outstanding Series, shall have occurred and is continuing with respect to any other outstanding Series. The length of the Accumulation Period will not be less than one month. If the commencement of the Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Accumulation Period, then it is probable that the Certificateholders would receive some of their principal later than if the Accumulation Period had not been delayed.]

          On each Distribution Date with respect to the Rapid Amortization Period until the Class A Invested Amount has been paid in full or the Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Invested Amount. [After payment in full of the Class A Invested Amount, the Class B Certificateholders will be entitled to receive on each Distribution Date, Available Principal Collections until the earlier of the date on which the Class B Invested Amount is paid in full or the Termination Date.] In addition, on the first Special Payment Date following the occurrence of a Pay Out Event, after giving effect to any payment of principal on that date, principal payments will be made to the Class A Certificateholders [and the Class B Certificateholders] from amounts on deposit in the Cash Collateral Account.

          [On the Distribution Date following the Class A Expected Final Payment (the "Class B Principal Commencement Date"), unless a Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account to pay principal with respect to the Class B Certificates to the extent that the amount initially invested in Class B (the "Class B Initial Invested Amount") minus the sum of the aggregate amount of principal payments previously distributed to Class B Certificateholders or deposited in the Principal Funding Account in respect of the Class B Certificates exceeds the Class B Invested Amount on the last day of the related Monthly Period, determined after giving effect to any change made to the Class B Invested Amount as a result of unreimbursed charge-offs on the following Distribution Date.]

          [During the Rapid Amortization Period, collections of Principal Receivables allocable to the Collateral Indebtedness will be deposited in the Cash Collateral Account. Amounts will be retained in the Cash Collateral Account at its required level and be made available to cover shortfalls with respect to the Certificates. [In addition, on the first Special Payment Date following the occurrence of any Pay Out Event, after giving effect to any payment of principal on that date as described under "Application of Collections--Payments of Principal," principal payments will be made to the Certificateholders from amounts on deposit in the Cash Collateral Account as described under "Cash Collateral Account" below.]]

[Subordination of the Class B Certificates]

          [The Class B Certificateholders' Interest will be subordinated, other than with respect to the Initial Class B Collateral Amount, to the extent necessary to fund specified payments with respect to the Class A Certificates. Some principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be decreased. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of the reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B Certificateholders will be reduced.]

Allocation Percentages

          Pursuant to the Agreement, the [Seller] [Servicer] will allocate among the Certificateholders' Interest, the certificateholders' interest for all other Series of certificates issued and outstanding and the Seller's Interest [and the Collateral Interest], all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to each Monthly Period.

          Collection of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 200[ ]- [ ] based on the Floating Allocation Percentage. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is the sum of the Adjusted Invested Amount and the Collateral Invested Amount, if any, as of the last day of the preceding Monthly Period, or with respect to the first Monthly Period, the Initial Invested Amount as of the Issuance Date, and the denominator of which is the sum of the total amount of the Principal Receivables in the Trust as of the day, or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Cut-Off Date, and the principal amount on deposit in an account (the "Excess Funding Account"), the [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust as an Eligible Account held for the benefit of the Certificateholders. [These amounts so allocated will be further allocated between the Class A Certificateholders and the Class B Certificateholders in accordance with the Class A Floating Percentage and the Class B Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is equal to the Class A Adjusted Investment Amount as of the close of business on the last day of the preceding Monthly Period, or with respect to the first Monthly Period, as of the Issuance Date, and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on the day, or with respect to the first Monthly Period, the Initial Invested Amount. The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the day, or with respect to the first Monthly Period, the Initial Invested Amount.]

          Collections of Principal Receivables will be allocated to Series 200[ ]-[ ] based on the Principal Allocation Percentage. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is:

               (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period, or, in the case of the first Monthly Period, the Issuance Date, and

               (b) during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period, and the denominator of which is the greater of:

                    (1) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of the last day, or, in the case of the first Monthly Period, the Cut-Off Date, and

                    (2) the sum of the numerators used to calculate the
               principal allocation percentages for all Series outstanding as of the date as to which a determination is being made;

provided, however, that because the Certificates offered by this prospectus supplement are subject to being paired with a future Series, if a Pay Out Event occurs with respect to the Paired Series during the [Controlled Amortization Period] [Accumulation Period] with respect to Series 200[ ]- [ ], [the Depositor] [the Seller] [the Servicer] may, by written notice delivered to [the Trustee] [and] [the Seller] [and] [the Servicer], designate a different numerator for the foregoing fraction, provided that the numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for the Paired Series and [the Depositor] [the Seller] [the Servicer] shall have received written notice from each Rating Agency that the designation will not have a Ratings Effect, and [the Depositor] [the Seller] [the Servicer] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of [the Depositor] [the Seller] [the Servicer], the designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 200[ ]- [ ].

          [Amounts so allocated to the Certificateholders will be further allocated between the Class A Certificateholders and the Class B
Certificateholders based on the Class A Principal Percentage and the Class B Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period:

     o during the Revolving Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period, or, in the case of the first Monthly Period, the amount initially invested in Class A (the "Class A Initial Invested Amount"), and the denominator of which is equal to the Invested Amount as of the day, or, in the case of the first Monthly Period, the Initial Invested Amount, and

     o during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of the last day.

The "Class B Principal Percentage" means, with respect to any Monthly Period,

     o during the Revolving Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period, or, in the case of the first Monthly Period, the Class B Initial Invested Amount, and the denominator of which is the Invested Amount as of that day, or, in the case of the first Monthly Period, the Initial Invested Amount, and

     o during the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, the percentage equivalent, which percentage shall never exceed 100%, of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of that last day.]

          As used in this prospectus supplement, the following terms have the meanings indicated:

          "Class A Invested Amount" for any date means an amount equal to:

               (a) the Class A Initial Invested Amount, minus

               (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to the date, minus

               (c) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to that date.

          ["Class B Invested Amount" for any date means an amount equal to:

               (a) the Initial Class B Invested Amount, minus

               (b) the aggregate amount of principal payments made to Class B Certificateholders on or prior to the date, other than principal payments made from the proceeds of amounts received from the Cash Collateral Account for the purpose of reimbursing previous reductions in the Class B Invested Amount, minus

               (c) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursement of Class B Investor Charge-Offs for all Distribution Dates preceding the date, minus

               (d) the amount of Reallocated Principal Receivables for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to the Distribution Dates, excluding any Reallocated Principal Receivables that have resulted in a reduction of the Collateral Invested Amount, minus

               (e) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Default Amount on all prior Distribution Dates as described under "Class A Investor Charge-Offs ", plus

               (f) the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e).]

          "Class A Adjusted Invested Amount", for any date of determination, means an amount equal to:

               (a) then current Class A Invested Amount, minus

               (b) the funds on deposit in the Principal Funding Account of the date.

          ["Class B Adjusted Invested Amount"(together with the Class A Adjusted Invested Amount, the "Adjusted Invested Amount"), for any date of determination, means:

               (a) if the date occurs prior to the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount, and

               (b) if the date occurs on or after the Class B Principal Commencement Date, an amount equal to the Class B Invested Amount minus the funds on deposit in the Principal Funding Account on the date.]

          ["Collateral Indebtedness Amount" means an amount equal to:

               (a) the initial Collateral Indebtedness Amount, minus

               (b) the aggregate amount of deposits made to the Cash Collateral Account from Principal Collections, minus

               (c) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Indebtedness Amount for all prior Distribution Dates which have been used to fund the Required Amount, minus

               (d) an amount equal to the aggregate amount by which the Collateral Indebtedness Amount has been reduced to fund the Investor Default Amount on all prior Distribution Dates as described under "-- Defaulted Receivables; Investor Charge-Offs", minus

               (e) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "Collateral Defaulted Amount") with respect to any Distribution Date that is not funded out of Available Funds [and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for the purpose on the related Distribution Date], plus

               (f) the aggregate amount of Available Funds [and Excess Finance Charges] allocated and available to reimburse amounts deducted pursuant to the foregoing clauses (c), (d) and (e) provided, however, that the Collateral Indebtedness Amount may not be reduced below zero.]

          ["Collateral Invested Amount" means for any date, an amount equal to:

               (a) the amount withdrawn from the Cash Collateral Account and applied to the payment of principal of the Certificates on the first Special Payment Date following an Pay Out Event, minus

               (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to the date, minus

               (c) the amount by which the Collateral Invested Amount has been reduced to fund the Class A Default Amount [and the Class B Default Amount] on all prior Distribution Dates as described below, minus

               (d) the amount by which the Collateral Invested Amount has been reduced by Reallocated Principal Receivables applied to reimburse the Required Amount, plus

               (e) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d).

In the absence of the occurrence of a Pay Out Event and a related withdrawal from the Cash Collateral Account to pay principal of the Certificates, the Collateral Invested Amount will be zero.]

          ["Invested Amount", for any date, means an amount equal to the sum of:

               (a) the Class A Invested Amount,

               (b) the Class B Invested Amount,] and

               (c) [the Collateral Invested Amount].]

               (d) [Principal Funding Account]

          [The [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account, as an Eligible Account held for the benefit of the Certificateholders. During the Accumulation Period, the Servicer will transfer collections from one or more accounts, established and maintained on behalf of the related Certificateholders and, into which payments are made on or with respect to the related Receivables (each, a "Collection Account"), in respect of Principal Receivables, Shared Principal Collections allocated to Series 200[ ]-[ ], [miscellaneous payments allocated to Series 200[ ]- [ ]] and other amounts described in this prospectus supplement, to be treated in the same manner as collections of Principal Receivables, to the Principal Funding Account.

          [Unless a Pay Out Event has occurred with respect to the Certificates, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date, after giving effect to any deposits to, or withdrawals from the Principal Funding Account to be made on the Distribution Date, will be invested until the following Distribution Date by the Trustee at the direction of [the Seller] [the Servicer] [the Depositor] in investments specified in the Pooling and Servicing Agreement and limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Certificates (the "Eligible Investments"). On each Distribution Date with respect to the Accumulation Period [, on or prior to the Class B Expected Final Payment Date,] the interest and other investment income, net of investment expenses and losses, earned on the investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds, [prior to the Class B Principal Commencement Date and, after, as a portion of Class B Available Funds]. If the investments with respect to any Distribution Date yield less than the applicable Certificate Rate, the Principal Funding Investment Proceeds with respect to the Distribution Date will be less than the Covered Amount for the following Distribution Date. It is intended that any shortfall will be funded from Class A Available Funds [or Class B Available Funds, as the case may be], including a withdrawal from the Reserve Account, if necessary, [or a withdrawal from the Cash Collateral Account] [other sources]. The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any shortfall.

          The "Covered Amount" shall mean:

          (a) for any Distribution Date with respect to the Class A Accumulation Period or the first Special Payment Date, [if the related Special Payment Date occurs prior to the Class B Principal Commencement Date,] an amount equal to one [twelfth] [quarter] [half] of the product of,

               (1) the Class A Certificate Rate, and

               (2) the Principal Funding Account Balance, if any, as of the preceding Distribution Date, [and

          (b) for any Distribution Date with respect to the Class B Accumulation Period or the first Special Payment Date, if this Special Payment Date occurs on or after the Class B Principal Commencement Date, an amount equal to one [twelfth] [quarter] [half] of the product of,

               (1) the Class B Certificate Rate, and

               (2) the Principal Funding Account Balance, if any, as of the preceding Distribution Date].

[Reserve Account]

          The [Seller] [Servicer] [Depositor] will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Certificateholders (the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Certificates as provided in this prospectus supplement during the Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the [Servicer's] [Seller's] [Depositor's] instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 200[ ]-[ ] (to the extent described below under "Application of Collections--Payment of Interest, Fees and Other Items") to increase the amount on deposit in the Reserve Account, to the extent the amount is less than the Required Reserve Account Amount. [In addition, on each Distribution Date, the [Seller] [Depositor] will have the option, but will not be required, to make a deposit in the Reserve Account, to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount.]

          [The "Reserve Account Funding Date" will be the Distribution Date with respect to the Monthly Period which commences no later than three months prior to the Distribution Date with respect to the Monthly Period which commences the Class A Accumulation Period or an earlier date as the Servicer may designate. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to the product of [ ]% of the Class A Invested Amount as of the preceding Distribution Date and the Reserve Account Factor as of the Distribution Date, or a lower amount approved by each Rating Agency. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on the Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute the excess to, or at the direction of, [the Seller] [the Depositor]. The "Reserve Account Factor for any Distribution Date will be equal to the percentage, not to exceed 100%, equivalent of a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period, which may have been postponed at the option of the [Seller] [Depositor] [Servicer], as of the Distribution Date and the denominator of which is [ ] .]

          [Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date, after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on the Distribution Date, will be invested until the following Distribution Date by the Trustee at the direction of the [Seller] [Servicer] [Depositor] in Eligible Investments. The interest and other investment income, net of investment expenses and losses, earned on the investments will be retained in the Reserve Account, to the extent the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount, or deposited in the Collection Account and treated as collections of Finance Charge Receivables.]

          [On or before each Distribution Date with respect to the Accumulation Period, on or prior to the Class A Expected Final Payment Date, and on the first Special Payment Date, a withdrawal will be made from the Reserve Account, and the amount of the withdrawal will be deposited in the Collection Account and included in Class A Available Funds, prior to the Class B Principal Commencement Date, and, then, in Class B Available Funds,] in an amount equal to the lesser of:

          (a) the Available Reserve Account Amount with respect to the Distribution Date or Special Payment Date, and

          (b) the excess, if any, of the Covered Amount with respect to the Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to the Distribution Date or Special Payment Date;

provided that the amount of the withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on the Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account, before giving effect to any deposit to be made to the Reserve Account on the Distribution Date, and the Required Reserve Account Amount for the Distribution Date.]

          [The Reserve Account will be terminated following the earlierto occur of:

          (a) the termination of the Trust pursuant to the Agreement,

          (b) the date on which the Certificates are paid in full, and

          (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to Series 200[ ]- [ ] or, if the Accumulation Period has commenced, the earlier of the first Special Payment Date and the [Class B] Expected Final Payment Date.

Upon the termination of the Reserve Account, all amounts on deposit in the Reserve Account, after giving effect to any withdrawal from the Reserve Account on the date as described above, will be distributed to, or at the direction of, the Depositor. Any amounts withdrawn from the Reserve Account and distributed to, or at the direction of, the Depositor as described above will not be available for distribution to the Certificateholders.]

Reallocation of Cash Flows; Class B Invested Amount

          With respect to each Distribution Date, on each Determination Date, the Servicer will determine the "Class A Required Amount," which will be equal to the amount, if any, by which, the sum of:

          (a) Class A [Monthly] [Quarterly] [Semi-Annual] Interest for the Distribution Date,

          (b) any Class A [Monthly] [Quarterly] [Semi-Annual] Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date,

          (c) any Class A additional Interest,

          (d) the Class A Servicing Fee for the Distribution Date and any unpaid Class A Servicing Fee, and

          (e) the Class A Default Amount, if any, for the Distribution Date,

exceeds the Class A Available Funds. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for that purpose will be used to fund the Class A Required Amount with respect to the Distribution Date. If the Excess Spread and Excess Finance Charges available with respect to the Distribution Date are less than the Class A Required Amount, then amounts, if any, on deposit in the Cash Collateral Account available to pay amounts in respect of the Class A Certificates will then be used to fund the remaining Class A Required Amount. [If the Excess Spread and Excess Finance Charges and amounts available from the Cash Collateral Account are insufficient to fund the Class A Required Amount, then collections of Principal Receivables allocable to the Class B Certificates for the related Monthly Period will then be used to fund the remaining Class A Required Amount ("Reallocated Principal Receivables").] If Reallocated Principal Receivables with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and amounts available from the Cash Collateral Account, are insufficient to fund the Class A Required Amount for the related Monthly Period, then the Collateral Invested Amount, if any, will be reduced by the amount of the excess, but not by more than the Class A Default Amount for the Distribution Date. In the event that the reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess of the Class A Default Amount, if any, for the Distribution Date over the amount of the reduction, if any, of the Collateral Invested Amount with respect to the Distribution Date. In the event that the reduction would cause the Class B Invested Amount to be a negative number, then the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for the Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to the Distribution Date as described above. Any reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In this case, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

          [The "Class B Required Amount" (and together with the Class A Required Amount, the "Required Amount") means, with respect to any Distribution Date, the amount, if any, by which the sum of:

          (a) current and overdue Class B Monthly Interest,

          (b) current and overdue Class B Additional Interest,

          (c) current and overdue Class B Servicing Fee, and

          (d) the Class B Default Amount

exceeds Class B Available Funds. If the Class B Required Amount is greater than zero, then Excess Spread and Excess Finance Charges allocable to the Series 200[ ]- [ ], and not required to pay the Class A Required Amount or reimburse Class A Charge-Offs, will be applied to fund the deficiency. [If Excess Spread and Excess Finance Charges allocable to Series 200[ ]- [ ] with respect to the Distribution Date and not required to pay the Class A Required Amount are less than the Class B Required Amount, then the amounts, if any, on deposit in the Cash Collateral Account and available to make payments with respect to the Class B Certificates with respect to that Distribution Date will be withdrawn and applied to fund the Class B Required Amount.] If [amounts, if any, in deposit in the Cash Collateral Account and available to make payments with respect to the Class B Certificates with respect to the Distribution Date (together with] Excess Spread and Excess Finance Charges with respect to the Distribution Date [)] are insufficient to fund the remaining Class B Required Amount, then the [Collateral] Invested Amount, if any, will be reduced by the amount of the deficiency, but not more than the Class B Default Amount for the relevant Monthly Period. If the reduction would cause the [Collateral] Invested Amount to be reduced below zero, then the Class B Invested amount will be reduced by the amount by which the [Collateral] Invested Amount would have been reduced below zero, but not by more than the excess of the Class B Default Amount for the related Monthly Period over the reduction in the [Collateral] Invested Amount with respect to the Monthly Period, (this reduction, a "Class B Charge-Off"). In the event of a reduction of the Class B Invested Amount, the amount of principal and interest available to fund payments with respect to the Class B Certificates will be decreased.]

          Reductions of the Class A or Class B Invested Amount shall subsequently be reimbursed and the Class A [or Class B] Invested Amount will be increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charges. See "Application of Collections -- Excess Spread; Excess Finance Charges". When reductions of the Class A and Class B Invested Amount have been fully reimbursed, reductions of the [Collateral] Invested Amount shall be reimbursed and the [Collateral] Invested Amount increased in a similar manner.

Application of Collections

          Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will apply the Class A Available Funds [and Class B Available Funds] (see "--Interest Payments" above) on deposit in the Collection Account in the following priority:

          (a) On each Distribution Date, an amount equal to the Class A Available Funds with respect to the Distribution Date will be distributed in the following priority:

               (1) an amount equal to Class A Monthly Interest for the Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not distributed to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate [plus [ ]% per annum ("Class A Additional Interest"),] will be:

                    [(A)] distributed to Class A Certificateholders [if the
               Distribution Date is an Interest Payment Date, or

                    (B) deposited in the Interest Funding Account, if the
               Distribution Date is not an Interest Payment Date or Special Payment Date for distribution to Class A Certificateholders on the next Interest Payment Date or Special Payment Date];

               (2) an amount equal to the Class A Servicing Fee for the Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer, unless the amount has been netted against deposits to the Collection Account;

               (3) an amount equal to the Class A Default Amount for the Distribution Date will be treated as a portion of Available Investor Principal Collections for the Distribution Date; and

               (4) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

          [(b) On each Distribution Date, an amount equal to the Class B Available Funds with respect to the Distribution Date will be distributed in the following priority:]

               [(1) an amount equal to Class B Monthly Interest for the Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to interest amounts that were due but not distributed to the Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate plus [ ]% per annum ("Class B Additional Interest"), will be:]

                    [(A)] distributed to Class B Certificateholders [if the
               Distribution Date is an Interest Payment Date, or

                    (B) deposited in the Interest Funding Account, if the
               Distribution Date is not an Interest Payment Date or Special Payment Date for distribution to Class B Certificateholders on the next Interest Payment Date or Special Payment Date];]

               [(2) an amount equal to the Class B Servicing Fee for the Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer, unless the amount has been netted against deposits to the Collection Account; and]

               [(3) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.]

          "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of:

               (a) a fraction, the numerator of which is the actual number of days in the period from and including the prior Distribution Date to but excluding Distribution Date and the denominator of which is 360,

               (b) the Class A Certificate Rate, and

               (c) the Class A Invested Amount as of the preceding Record Date.

          ["Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of:

               (a) a fraction, the numerator of which is the actual number of days in the period from and including the prior Distribution Date to but excluding that Distribution Date and the denominator of which is 360,

               (b) the Class B Certificate Rate, and

               (c) the Class B Invested Amount as of the preceding Record Date.]

          "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (a)(4) above [and clause (b)(3) above,] [in the definition of Class A Monthly Interest [and Class B Monthly Interest]].

          Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 200[ ]-[ ] with respect to the related Monthly Period to make the following distributions in the following priority to the extent funds are available:

                    [(a)] an amount equal to the Class A Required Amount, if
               any, with respect to the Distribution Date will be used to fund any deficiency pursuant to clauses (a) (1), (2) and (3) above in the order of priority;

                    [(b)] [an amount equal to the aggregate amount of Class A
               Investor Charge-Offs which have not been previously reimbursed, after giving effect to the allocation on the Distribution Date of other amounts applied for that purpose, will be treated as a portion of Available Investor Principal Collections for the Distribution Date as described under "--Payments of Principal" below;]

                    [(c)] [an amount equal to the Class B Required Amount, if
               any, with respect to the Distribution Date will be used first;

                         (1) to fund any deficiency pursuant to clauses (b) (1)
                    and (2) above under "--Payment of Interest, Fees and Other Items" in the order of priority, and

                         (2) second to pay any Class B Default Amount with
                    respect to the Distribution Date];

                    [(d)] [an amount equal to the aggregate by which the Class B
               Invested Amount has been reduced pursuant to clauses (4), (5) and
               (6) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above, but not in excess of the aggregate amount of the reductions which have not been previously reimbursed, shall be treated as a portion of Available Investor Principal Collections for the Distribution Date;]

                    [(e)] [an amount equal to the "Cash Collateral Fee" as
               described in the [Loan] Agreement among the [Depositor] [Seller], [ ] (the "Cash Collateral Depositor") and the Trustee for the Distribution Date shall be distributed to the Cash Collateral Depositor for application in accordance with the [Loan] Agreement;]

                    [(f)] [an amount equal to the aggregate amount by which the
               Collateral Invested Amount has been reduced pursuant to clauses
               (c) and (d) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above, but not in excess of the aggregate amount of the reductions which have not been previously reimbursed, shall be treated as a portion of Available Principal Collections for the Distribution Date;]

                    [(g)] [an amount equal to the Monthly Servicing Fee due but not paid to the Servicer on the Distribution Date or a prior Distribution Date shall be paid to the Servicer;]

                    [(h)] [an amount up to the excess, if any, of the Required
               Cash Collateral Amount over the remaining Available Cash Collateral Amount shall be deposited into the Cash Collateral Account;]

                    [(i)] [on each Distribution Date from and after the Reserve
               Account Funding Date, but prior to the date on which the Reserve Account terminates, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;]

                    [(j)] [an amount equal to the aggregate of any other amounts then due to the Collateral Interest Holder pursuant to the [Loan] Agreement, to the extent these amounts are payable pursuant to the [Loan] Agreement out of Excess Spread and Excess Finance Charges, shall be distributed to the Collateral Interest Holder for application in accordance with the [Loan] Agreement; and

                    [(k)] the balance, if any, will constitute a portion of
               Excess Finance Charges for the Distribution Date and will be available for allocation to other Series in the Group [ ] or to the [Seller] [Depositor] as described in "Description of the Certificates -- Sharing of Excess Finance Charges" in the Prospectus.

          Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will distribute Available Principal Collections (see "--Principal Payments" above) on deposit in the Collection Account in the following priority:

          (a) on each Distribution Date with respect to the Revolving Period, all Available Principal Collections will be distributed [or deposited] in the following priority:

               [(1)] [an amount equal to the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount will be paid to the Collateral Interest Holder; and]

               [(2)] [the balance] [these Available Principal Collections] will be treated as Shared Principal Collections and applied in accordance with the Agreement and the Series Supplement.]

          (b) on each Distribution Date with respect to the [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, all Available Principal Collections will be distributed [or deposited] in the following priority:

               [(1)] [an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on the Distribution Date will be distributed to Class A Certificateholders [if the Distribution Date is a Principal Distribution Date or deposited in the Principal Funding Account if the Distribution Date is not a Principal Distribution Date], during the Class A Accumulation Period, or distributed to the Class A Certificateholders, during the Rapid Amortization Period[; and]]

               [(2) for each Distribution Date after the Class A Adjusted Invested Amount has been paid in full, an amount equal to Class B Monthly Principal, up to the Class B Adjusted Invested Amount on the Distribution Date, will be distributed to Class B Certificateholders if the Distribution Date is a Principal Distribution Date or deposited in the Principal Funding Account if the Distribution Date is not a Principal Distribution Date, during the Class B Accumulation Period, or distributed to the Class B Certificateholders, during the Rapid Amortization Period;]

          [(c)] [an amount equal to Class A Monthly Principal, up to the Class A Adjusted Invested Amount on the Distribution Date will be deposited in the Principal Funding Account, during the Class A Accumulation Period, or distributed to the Class A Certificateholders, during the Rapid Amortization Period;]

          [(d)] [for each Distribution Date beginning on the Class B Principal Commencement Date, an amount equal to Class B Monthly Principal for the Distribution Date, up to the Class B Adjusted Invested Amount on that Distribution Date, will be deposited in the Principal Funding Account, during the Class B Accumulation Period, or distributed to the Class B Certificateholders, during the Rapid Amortization Period;]

          (e) for each Distribution Date with respect to the Rapid Amortization Period, beginning with the Distribution Date on which the Invested Amount is paid in full, an amount equal to the balance, if any, of the Available Principal Collections then on deposit in the Collection Account, to the extent of the Collateral Invested Amount, if any, shall be distributed to the Collateral Interest Holder for application in accordance with the [Loan] Agreement; and

          (f) for each Distribution Date, after giving effect to paragraphs (c),
          (d) and (e) above, an amount equal to the balance, if any, of the Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Agreement.

          "Class A Monthly Principal" with respect to any Distribution Date relating to the Class A [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period will equal the lesser of:

          (a) the Available Principal Collections on deposit in the Collection Account with respect to the Distribution Date,

          (b) for each Distribution Date with respect to the Class A [Controlled Amortization Period] [Accumulation Period], [and on or prior to the Class A Expected Final Payment Date,] the [Controlled Distribution Amount] [Controlled Deposit Amount] for the Distribution Date, and

          (c) the Class A Adjusted Invested Amount on that Distribution Date.

          ["Class B Monthly Principal" with respect to any Distribution Date relating to the Class B [Controlled Amortization Period] [Accumulation Period] or the Rapid Amortization Period, after the Class A Certificates have been paid in full, will equal the lesser of:

          (a) the Available Principal Collections on deposit in the Collection Account with respect to the Distribution Date, minus the portion of the Available Principal Collections applied to Class A Monthly Principal on the Distribution Date,

          (b) for each Distribution Date with respect to the Class B [Controlled Amortization Period] [Accumulation Period], [and on or prior to the Class B Expected Final Payment Date,] the [Controlled Distribution Amount] [Controlled Deposit Amount] for the Distribution Date, and

          (c) the Class B Adjusted Invested Amount on the Distribution Date.]

          ["Controlled Accumulation [Amortization] Amount" means:

          [(a)] for any Distribution Date with respect to the Class A Accumulation Period, $ [ ] ; provided, however, that, if the commencement of the Class A Accumulation Period is delayed as described above under "--Principal Payments", the Accumulation Amount for each Distribution Date may be different for each Distribution Date with respect to the Class A Accumulation Period and will be determined by the [Seller] [Servicer] [Depositor] in accordance with the [Agreement] [and the Series Supplement] based on the principal payment rates for the Accounts and on the Invested Amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Class A Accumulation Period[; and

          (b) for any Distribution Date with respect to the Class B Accumulation Period, an amount equal to $ [ ] [the Class B Invested Amount] as of the Class B Principal Commencement Date].]

          ["Deficit Controlled Accumulation Amount" means:

          (a) on the first Distribution Date with respect to the Class A Accumulation Period [or the Class B Accumulation Period,] the excess, if any, of the Controlled Accumulation Amount for the Distribution Date over the amount [deposited in the Principal Funding Account on the Distribution Date] [distributed from the Collection Account as Class A Monthly Principal [or Class B Monthly Principal, as the case may be,] for the Distribution Date, and

          (b) on each subsequent Distribution Date with respect to the Class A Accumulation Period [or the Class B Accumulation Period,] the excess, if any, of the Controlled Deposit Amount for a subsequent Distribution Date plus any Deficit Controlled Accumulation Amount for the prior Distribution Date over the amount [deposited in the Principal Funding Account on the Distribution Date] [distributed from the Collection Account as Class A Monthly Principal [or Class B Monthly Principal, as the case may be,] for the subsequent Distribution Date].]]

          "Controlled Distribution Amount") is equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount.

          ["Controlled Deposit Amount" means, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of:

          (a) the Controlled Accumulation Amount for the Distribution Date, and

          (b) any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.]

          ["Shared Principal Collections" means, Collections of Principal Receivables and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to or deposits for the benefit of the certificateholders of such other Series, [will] [may] be applied to cover principal payments due to or for the benefit of the holders of the Certificates.]

[Cash Collateral Account]

          [The Trust will have the benefit of the Cash Collateral Account for the benefit of the Certificateholders [and the Collateral Interest Holder], as their interests appear in the Series Supplement, and in the case of the Collateral Interest Holder, in the [Loan] Agreement, which interest, in the case of the Collateral Interest Holder, will be subordinated to the interests of the Certificateholders as provided in the Series Supplement. The "Cash Collateral Account" will be one or more Eligible Deposit Accounts. Funds on deposit in the Cash Collateral Account will be invested in specified Eligible Investments that mature on or before the business day immediately preceding the next Distribution[, accrued since the preceding Distribution Date on funds on deposit in the Cash Collateral Account shall be paid to the Collateral Interest Holder for application in accordance with the [Loan] Agreement].]

          [The Cash Collateral Account will be funded on the Issuance Date in the amount of $[ ] (the "Initial Cash Collateral Amount"), [of which not less than $[ ] (the "Initial Shared Collateral Amount") will be for the benefit of both the Class A Certificates and the Class B Certificates and the remaining $[ ] (the "Initial Class B Collateral Amount") will be for the exclusive benefit of the Class B Certificates], which amount will include the proceeds of an advance to be made by one or more lenders to be selected by the [Depositor] (the lender or lenders, the "Collateral Interest Holders"). The advance will be repaid pursuant to the [Loan] Agreement. The Cash Collateral Account will be terminated following the earliest to occur of:

          (a) the date on which the Certificates are paid in full,

          (b) the date on which the entire Available Cash Collateral Amount is distributed to the Certificateholders as a result of the occurrence of any Pay Out Event,

          (c) the Termination Date, and

          (d) the termination of the Trust pursuant to the Agreement.]

          [On each Distribution Date, the amount available to be withdrawn from the Cash Collateral Account (the "Available Cash Collateral Amount") will be equal to the lesser of the amount on deposit in the Cash Collateral Account, before giving effect to any deposit to be made to, or withdrawal from, the Cash Collateral Account on the related Distribution Date, or the Required Cash Collateral Amount.]

          [The "Required Cash Collateral Amount" means, with respect to any Distribution Date, the lesser of:

          (a) [the sum of] [the Required Shared Collateral Amount] [and] [the Initial Class B Collateral Amount] as of the Distribution Date, and

          (b) the adjusted Invested Amount as of the Distribution Date.]

          [The "Required Shared Collateral Amount means, with respect to any Distribution Date, the product of:

          (a) the Adjusted Invested Amount as of the Distribution Date after taking into account distributions made on that date, and

          (b) [ ]% or any higher percentage specified by each Rating Agency; provided, however, that:

               (1) if there are any withdrawals from the Cash Collateral Account to fund the Class A Required Amount [or the Class B Required Amount,] or a Pay Out Event occurs with respect to Series 200[ ]- [ ], then the Required Shared Collateral Amount for any Distribution Date shall equal the Required Shared Collateral Amount on the Distribution Date immediately preceding a withdrawal from the Cash Collateral Account or Pay Out Event, and

               (2) notwithstanding the foregoing, the Required Shared Collateral Amount with respect to any Distribution Date will not be less than $[ ].]

          [The Required Shared Collateral Amount [and the Initial Class B Collateral Amount] may be reduced without the consent of the Certificateholders, if the [Depositor] [Seller] shall have received written notice from each Rating Agency that the reduction will not have a Ratings Effect and the [Depositor] [Seller] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Depositor] [Seller], the reduction will not cause a Pay Out Event or an event that, after the giving of notice of the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 200[ ]- [ ].]

          [On each Distribution Date, one or more withdrawals will be made from the Cash Collateral Account in an amount up to the Available Shared Collateral Amount, to fund the following amounts in the following priority:]

               [(a)] the excess, if any, of the Class A Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available to fund the Class A Required Amount will be used first to fund any deficiency in current Class A Monthly Interest, overdue Class A Monthly Interest and any current or overdue Class A Additional Interest, second to fund any deficiency in the Class A Servicing Fee and any overdue Class A Servicing Fee and third to pay the Class A Default Amount, if any, for the Distribution Date[; and]

               [(b) the excess, if any, of the Class B Required Amount with respect to the related Distribution Date over the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available to fund the Class B Required Amount will be used first to fund any deficiency in current Class B Monthly Interest, overdue Class B Monthly Interest and any current or overdue Class B Additional Interest, second to fund any deficiency in the Class B Servicing Fee and any overdue Class B Servicing Fee, and third to pay the Class B Default Amount, if any, for the Distribution Date.]

          On each Distribution Date, the "Available Shared Collateral Amount" shall equal the lesser of:

               (a) the Required Shared Collateral Amount, and

               (b) the excess, if any, of the amount on deposit in the Cash Collateral Account for the relevant Distribution Date over the Initial Class B Collateral Amount.

          On the first Special Payment Date following a Pay Out Event described in clause (e) under "--Pay Out Events" after giving effect to any payment of principal on the date described under "--Application of Collections - -- Payments of Principal", the Available Shared Collateral Amount, after giving effect to any withdrawal from the Cash Collateral Account on the date to fund the Required Amount, will be applied to pay principal of the Class A Certificates [and the remainder of the Available Cash Collateral Amount will be applied to pay principal of the Class B Certificates].

          [On each Distribution Date commencing with the Class B Principal Commencement Date, unless a Pay Out Event has occurred, a withdrawal will be made from the Cash Collateral Account, to the extent of the Available Cash Collateral Amount, in an amount equal to the excess, if any, of the Class B Initial Invested Amount, minus the sum of the aggregate amount of principal payments previously deposited to the Principal Funding Account or distributed in respect of the Class B Certificates, over the Class B Invested Amount on the last day of the related Monthly Period, determined after giving effect to any changes to be made in the Class B Invested Amount pursuant to clauses (c), (d),
(e) or (f) of the definition of "Class B Invested Amount" under "--Allocation Percentages" on the following Distribution Date.]

          [In the event of:

          (a) a sale of the Receivables and an early termination of the Trust due to an Insolvency event,

          (b) an optional repurchase of the Certificateholders' Interest by the [Depositor] [Seller] [Servicer],

          (c) a sale of a portion of the Receivables in connection with the Termination Date,

          (d) a repurchase or sale of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a Servicer Default, or,

          (e) a reassignment of the Certificateholders' Interest and the certificateholders' interest of all other Series in connection with a breach by the [Seller] [Depositor] [Servicer] of related representations and warranties, any Available Cash Collateral Amount on the related Distribution Date, after giving effect to all other withdrawals from the Cash Collateral Account on the Distribution Date as described above, will be withdrawn from the Cash Collateral Account and the proceeds withdrawn from the Cash Collateral Account will be distributed to Class B Certificateholders to the extent of all previous reductions of the Class B Invested Amount pursuant to clauses (c), (d) or (e) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above.]

          On each Distribution Date, the [Seller] [Servicer] or the Trustee, acting pursuant to the [Seller's] [Servicer's] instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] (to the extent described above under "--Application of Collections -- Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Cash Collateral Account to the extent that amount is less than the Required Cash Collateral Amount. In addition, if on any Distribution Date the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Amount, this excess will be withdrawn and paid to the Collateral Interest Holder for application in accordance with the [Loan] Agreement.

Defaulted Receivables Charge-Offs

          On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "Investor Default Amount" means, for any Monthly Period, the product of:

               (a) the Floating Allocation Percentage with respect to the related Monthly Period, and

               (b) the Defaulted Amount for that Monthly Period.

[A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "Class A Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for that Monthly Period.

A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "Class B Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for that Monthly Period. An amount equal to the Class A Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 200[ ]-[ ] or from amounts available under the Cash Collateral Account and Reallocated Principal Receivables and applied as described above in "--Application of Collections -- Payment of Interest, Fees and Other Items" and "--Reallocation of Cash Flows; Class B Invested Amount". An amount equal to the Class B Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 200[ ]-[ ] or from amounts, if any, available under the Cash Collateral Account and applied as described above in "--Application of Collections -- Payment of Interest, Fees and Other Items".]

          On each Distribution Date, if the Class A Required Amount for that Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 200[ ]-[ ], then amounts, if any, on deposit in the Cash Collateral Account up to the Available Shared Collateral Amount and Reallocated Principal Receivables, the Collateral Invested Amount, if any, will be reduced by the amount of the excess, but not by more than the Class A Default Amount for the related Distribution Date. [In the event that a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for the Distribution Date over the amount of the reduction, if any, of the Collateral Invested Amount with respect to the Distribution Date. In the event that a reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for the Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to the Distribution Date as described above (a "Class A Charge-Off"),] which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders.] If the Class A Invested Amount has been reduced by the amount of any Class A Charge-Offs, it will subsequently be increased on any Distribution Date, but not by an amount in excess of the aggregate Class A Charge-Offs, by the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for that purpose.

          [On each Distribution Date, if the Class B Required Amount for that Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 200[ ]- [ ] and not required to pay the Class A Required Amount and amounts, if any, on deposit in the Cash Collateral Account which are allocated and available to fund the amount, then the Collateral Invested Amount, if any, will be reduced by the amount of any excess. In the event that a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Default Amount for the relevant Distribution Date over the amount of the reduction, if any, of the Collateral Invested Amount with respect to the Distribution Date.]

          [If on any Distribution Date Reallocated Principal Receivables for that Distribution Date are applied to fund the Required Amount, the Collateral Invested Amount, if any, will be reduced by the amount of the Reallocated Principal Receivables. In the event the reductions would cause the Collateral Investment Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero.]

          [The Class B Invested Amount will subsequently be reimbursed, but not in excess of the aggregate unreimbursed Class B Charge-Offs, on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for that purpose.]

          [Any reductions of the Collateral Invested Amount shall subsequently be reimbursed and the Collateral Invested Amount increased, but not by any amount in excess of the aggregate reductions of the Collateral Invested Amount, on any Distribution Date by the amount of Excess Spread and Excess Finance Charges allocated to Series 200[ ]- [ ] and available for that purpose as described under "--Application of Collections -- Payment of Interest, Fees and Other Items".]

Issuance of Additional Certificates

          The Series Supplement provides that from time to time during the Revolving Period, the [Depositor] [Seller] may, subject to specific conditions described below, cause the Trustee to issue additional Certificates, each an "Issuance". When issued, the additional Certificates [of each class] will be identical in all respects to the other outstanding Certificates [of that class] and will be equally and ratably entitled to the benefits of the Agreement and the Series Supplement without preference, priority or distinction.

          In connection with each additional Issuance, the outstanding principal amounts of the Class A Certificates [and the Class B Certificates] and the aggregate amount of Credit Enhancement will all be increased pro rata. The additional Credit Enhancement provided in connection with an additional Issuance may take the form of an increase in the Required Cash Collateral Amount or another form of Credit Enhancement, provided that the form and amount of additional Credit Enhancement will not cause a Ratings Effect.

          Following an additional Issuance, the [Controlled Amortization Amount] [Controlled Accumulation Amounts] of each Class will be increased proportionately to reflect the principal amount of additional Certificates.

          Additional Certificates may be issued only upon the satisfaction of specific conditions provided in the Series Supplement, including the following:

          (a) on or before the fifth business day immediately preceding the date on which the additional Certificates are to be issued, the [Depositor] [Seller] shall have given the Trustee, [the Seller,] [the Servicer,] each Rating Agency and any provider of Credit Enhancement written notice of the issuance and the date upon which it is to occur;

          (b) after giving effect to the additional Issuance, the total amount of Principal Receivables shall be at least equal to the Required Principal Balance;

          (c) the [Depositor] [Seller] shall have delivered to the Trustee an amended Series Supplement, executed by each of the parties to the agreement;

          (d) the [Depositor] [Seller] shall have received written notice from each Rating Agency that this additional Issuance will not have a Ratings Effect;

          (e) the [Depositor] [Seller] shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to the officer at the time, in the reasonable belief of the [Depositor] [Seller], the additional Issuance will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to Series 200[ ]- [ ];

          (f) as of the date of the additional Issuance and taking the additional Issuance into account, the amount of Credit Enhancement with respect to Series 200[ ]- [ ], together with any additional Credit Enhancement, shall not be less than the amount required so that the additional issuance will not result in a Ratings Effect;

          (g) as of the date of the additional Issuance, all amounts due and owing to the holders of Certificates shall have been paid, and there shall not be any unreimbursed Class A Charge-Offs [or Class B Charge-Offs];

          (h) the excess of the principal amount of the additional Certificates over their issue price shall not exceed the maximum amount permitted under the Code without the creation of original issue discount;

          (i) the [Seller's] remaining interest in Principal Receivables shall not be less than [ ]% of the total amount of Principal Receivables, in each case as of the date upon which the additional Issuance is to occur after giving effect to the issuance;

          (j) the [Depositor] [Seller] shall have delivered to the Trustee, each Rating Agency and any provider of Credit Enhancement, a Tax opinion with respect to the additional Issuance;

          (k) the [Depositor] [Seller] shall have obtained additional Credit Enhancement for the benefit of the holders of Certificates, provided that the ratio of the sum of the Required Cash Collateral Amount and the amount of the additional Credit Enhancement to the Invested Amount, after giving effect to the additional Issuance, shall be greater than or equal to the ratio of the Required Cash Collateral Amount to the Invested Amount, before giving effect to the additional Issuance;

          (l) the [Depositor] [Seller] shall have delivered to each Rating
Agency:

               (1) an opinion of counsel to the effect that the Issuance will not violate applicable Federal Securities laws, and

               (2) any other documents as the Rating Agencies may request; and

          (m) the ratio of the [Controlled Amortization Amount] [Controlled Accumulation Amount], after giving effect to the Additional Issuance, to the Invested Amount, after giving effect to the Additional Issuance, shall be equal to the ratio of the [Controlled Amortization Amount] [Controlled Accumulated Amount], before giving effect to the Additional Issuance, to the Invested Amount, before giving effect to the Additional Issuance.

          There are no restrictions on the time or amount of any Additional Issuance, provided that the conditions described above are met. As of the date of any Additional Issuance, the Class A Invested Amount [and the Class B Invested Amount] will be increased to reflect the initial principal balance of the Additional Certificates of the respective classes.

[Paired Series]

          [The Series 200[ ]- [ ] Certificates may be paired with one or more other Series (each a "Paired Series"). Each Paired Series either will be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of each Paired Series and primarily from the proceeds of the sale of the Paired Series or will have a variable principal amount. Any prefunding account will be held for the benefit of the Paired Series and not for the benefit of Certificateholders. As funds are accumulated in the Principal Funding Account, either:

               (a) in the case of a prefunded Paired Series, an equal amount of funds on deposit in any prefunding account for that prefunded Paired Series will be released, which funds will be distributed to the Seller, or

               (b) in the case of a Paired Series having a variable principal amount, an interest in that variable Paired Series, in an equal or lesser amount may be sold by the Trust, and the proceeds distributed to the Seller, and, in either case, the Invested Amount in the Trust of the Paired Series will increase by up to a corresponding amount.

Upon payment in full of Series 200[ ]- [ ], assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate Invested Amount of the related Paired Series will have been increased by an amount up to an aggregate amount equal to the Series 200[ ]- [ ] Invested Amount paid to the Certificateholders. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by Certificateholders. See "Maturity Considerations" in this prospectus supplement.]

Required Principal Balance; Addition to Accounts

          The obligation of the Trustee to authenticate certificates of a new Series and to execute and deliver the related Series Supplement shall be subject to the conditions described in the Prospectus and to the additional condition that, as of the Series Issuance Date and after giving effect to the issuance, the aggregate amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance. The "Required Principal Balance means, as of any date of determination, the sum of:

               (a) the initial Invested Amount (see the relevant Supplement) of each Series outstanding on that date, other than any Series or portion of a Series (an "Excluded Series") which is designated in the relevant Supplement as then being an Excluded Series, minus

               (b) the principal amount on deposit in the Excess Funding Account on that date;

provided, however, that if at any time the only Series outstanding are Excluded Series and a Pay Out Event has occurred with respect to one or more Series, the Required Principal Balance shall mean the sum of:

               (a) the "Invested Amount" (see the relevant Supplement) of each Excluded Series as of the earliest date on which any Pay Out Event is deemed to have occurred, minus

               (b) the principal amount on deposit in the Excess Funding
Account;

and provided further that the Required Principal Balance may be reduced to a lesser amount without the consent of the Certificateholders, if the [Depositor] [Seller] shall have received written notice from each Rating Agency that the reduction will not have a Ratings Effect.

          If, as of the close of business on the last business day of any Monthly Period, the aggregate amount of Principal Receivables in the Trust is less than the Required Principal Balance on that date, the [Depositor] [Seller] shall on or before the [ ] business day following that day, unless the amount of Principal Receivables in the Trust equals or exceeds the Required Principal Balance as of the close of business on any day after the last business day of the Monthly Period and prior to the tenth business day, make an addition to the Trust so that, after giving effect to the addition, the amount of Principal Receivables in the Trust is at least equal to the Required Principal Balance.

Pay Out Events

          The "Pay Out Events" with respect to the Certificates will include each of the events specified in the Prospectus and the following:

               (a) failure on the part of the [Depositor] [Seller] [Servicer],

                    (1) to make any payment or deposit required by it under the
               Agreement or the Series Supplement within [ ] business days after the day a payment or deposit is required to be made; or

                    (2) to observe or perform any of its other covenants or
               agreements set forth in the Agreement or the Series Supplement, which failure has a material adverse effect on the Series 200[ ]-
               [ ] Certificateholders and which continues unremedied for a period of [ ] days, or for a longer period, not in excess of [ ] days, as may be reasonably necessary to remedy the failure; provided that the failure is capable of remedy within [ ] days or less and the [Seller] [Servicer] [Depositor] delivers an officer's certificate to the effect that the [Seller] [Servicer] [Depositor] has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the failure, after the earlier to occur of the discovery of the failure by the [Seller] [Servicer] [Depositor] or written notice;

               (b) any representation or warranty made by [Seller] [Servicer] [Depositor] in the Agreement or the Series Supplement or any information required to be given by the [Depositor] [Seller] [Servicer] to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of [ ] days, or for a longer period, not in excess of [ ] days, as may be reasonably necessary to remedy the breach; provided that the misrepresentation is capable of remedy within [ ] days or less and the [Seller] [Servicer] [Depositor] delivers an officer's certificate to the effect that the [Seller] [Servicer] [Depositor] has commenced or will promptly commence and diligently pursue, all reasonable efforts to remedy the misrepresentation, after the earlier to occur of discovery of the breach by the [Seller] [Servicer] [Depositor] or written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Pay Out Event shall not be deemed to occur if the [Seller] [Servicer] [Depositor] has repurchased the related Receivables or all Receivables, if applicable, during the period in accordance with the provisions of the Agreement;

               (c) a failure by the [Depositor] [Seller] to make an addition to the Trust within five business days after the day on which it is required to make an addition pursuant to the Agreement or the Series Supplement;

               (d) the occurrence of any Servicer Default with respect to the Certificates;

               (e) the average Portfolio Yield for any three consecutive Monthly Periods is less than the average of the Base Rates with respect to Series 200[ ]- [ ] for the Monthly Periods;

               (f) the failure to pay in full the Class A Invested Amount on the Class A Expected Final Payment Date[, or the Class B Invested Amount on the Class B Expected Final Payment Date]; and

               (g) the [Depositor] [Seller] is unable for any reason to transfer Receivables to the Trust in accordance with the Agreement or the Series Supplement.

          Then, in the case of any event described in subparagraph (a), (b) or
(d), after the applicable grace period, if any, set forth in those subparagraphs, either the Trustee or the holders of Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 200[ ]- [ ] by notice then given in writing to the [Seller] [Servicer] [Depositor], and to the Trustee if given by the Certificateholders, may declare that a Pay Out Event has occurred with respect to Series 200[ ]- [ ] as of the date of notice, and, in the case of any event described in subparagraph (c), (e), (f) or (g), a Pay Out Event shall occur with respect to Series 200[ ]- [ ], without any notice or other action on the part of the Trustee immediately upon the occurrence of the event.

          For purposes of the Pay Out Event described in clause (e) above, the terms "Base Rate" and "Portfolio Yield" will be defined as follows with respect to the Certificates:

          "Base Rate" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, [Class B Monthly Interest] and the Monthly Servicing Fee with respect to Series 200[ ]- [ ] for the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

          "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to:

               (a) the Floating Allocation Percentage of collections of Finance Charge Receivables, including any investment earnings and other amounts that are to be treated as Finance Charge Receivables in accordance with the Agreement, for the Monthly Period calculated on a billed basis, plus

               (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, plus

               (c) the amount of funds withdrawn from the Reserve Account and which are required to be included as Class A Available Funds [or Class B Available Funds], in each case for the Distribution Date with respect to the relevant Monthly Period, minus

               (d) the Investor Default Amount for the Distribution Date with respect to the Monthly Period, and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

          If the proceeds of any sale of the Receivables following the occurrence of an Insolvency event with respect to the [Depositor] [Seller] [Servicer] allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, then the Class A Certificateholders will suffer a corresponding loss [and no proceeds will be available to the Class B Certificateholders].

Servicing Compensation and Payment of Expenses

          The share of the Servicing Fee allocable to Series 200[ ]- [ ] with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one twelfth of the product of:

               (a) [ ]% (the "Servicing Fee Rate"), and

               (b) the sum of the Adjusted Invested Amount and the Collateral Invested Amount, if any, as of the last day of the Monthly Period preceding the Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount");

provided, however, that the Monthly Servicing Fee with respect to the first Distribution Date will be $[ ] [equal to the Servicing Fee accrued on the Initial Invested Amount at the Servicing Fee Rate for the period from the Issuance Date to but excluding the first Distribution Date calculated on the basis of the actual number of days in the period from the Issuance Date to the first Distribution Date and a 360-day year]. On each Distribution Date, but only if [ ] or the Trustee is the Servicer, Interchange with respect to the related Monthly Period that is on deposit in the Collection Account shall be withdrawn from the Collection Account and paid to the Servicer as payment of a portion of the Monthly Servicing Fee with respect to the Monthly Period. The "Servicer Interchange" for any Monthly Period for [ ]or the Trustee is the Servicer will be equal to the product of:

               (a) the Floating Allocation Percentage for the Monthly Period, and

               (b) the portion of Finance Charge Receivables allocated to the Trust with respect to the Monthly Period that is attributed to Interchange; provided, however, that Servicer Interchange for a Monthly Period shall not exceed one twelfth of the product of:

                    (1) the sum of the Invested Amount and the Collateral Investment amount, if any, as of the last day of the Monthly Period, and

                    (2) [ ]%.

In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account, a portion of the Monthly Servicing Fee with respect to the Monthly Period will not be paid to the extent of that insufficiency and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid out of the Servicer Interchange.

          [The share of the Monthly Servicing Fee allocable to the Class A Certificateholders, after giving effect to the distribution of any Servicer Interchange to the Servicer, with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one twelfth of the product of:

               (a) the Class A Floating Percentage,

               (b) [ ]%, or if [ ] or the Trustee is not the Servicer, [ ]% (the "Net Servicing Fee Rate"), and

               (c) the Servicing Base Amount;

provided, however, with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to the Class A Certificateholders' share of the Monthly Servicing Fee for the period from the Issuance Date to but excluding the first Distribution Date.

[The share of the Monthly Servicing Fee allocable to the Class B
Certificateholders, after giving effect to any distribution of Servicer Interchange to the Servicer, with respect to any Distribution Date (the "Class B Servicing Fee", and together with the Class A Servicing Fee, the "Servicing Fee") shall be equal to one twelfth of the product of:

               (a) the Class B Floating Percentage,

               (b) the Net Servicing Fee Rate, and

               (c) the Servicing Base Amount;

provided, however, with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to the Class B Certificateholders' share of the Monthly Servicing Fee for the period from the Series Issuance Date to but excluding the first Distribution Date.

The remainder of the Servicing Fee shall be paid by the [Depositor] [Seller] or the certificateholders of other Series, as provided in the related Supplements, or, to the extent of any insufficiency of the Servicer Interchange as described above, not be paid and in no event shall the Trust, the Trustee or the Certificateholders be liable for the share of the Servicing Fee to be paid by the [Depositor] [the Seller] or the Certificateholders of any other Series or to be paid out of the Servicer Interchange. The Class A Servicing Fee and the Class B Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution of the servicing fees.]

Series Termination

          If on the Distribution Date which is two months prior to the Termination Date, the Invested Amount or the Collateral Invested Amount, if any, in each case after giving effect to all changes in these amounts on that date, exceeds zero, the Servicer will, within the 40-day period beginning on that date, solicit bids for the sale of interests in the Principal Receivables or particular Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the sum of the Invested Amount and the Collateral Invested Amount, if any, at the close of business on the last day of the Monthly Period preceding the Termination Date, after giving effect to all distributions required to be made on the Termination Date. The [Depositor] [Seller], provided that the sum of the Invested Amount and the Collateral Invested Amount, if any, is less than or equal to [ ] % of the Initial Invested Amount, and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, the bidding. Upon the expiration of the 40-day period, the Trustee will determine:

          o which bid is the highest cash purchase offer (the "Highest Bid"), and

          o the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Termination Date for distribution to the Certificateholders and the Collateral Interest Holder.

The Servicer will sell the Receivables on the Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of the sale in the Collection Account for allocation, together with the Available Final Distribution Amount, to the Certificateholders' Interest.

Reports

          No later than the third business day prior to each Distribution Date, the Servicer will forward to the Trustee, [the Collateral Interest Holder] [the Cash Collateral Depositor] [the Depositor] the Paying Agent and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth information with respect to the Trust and the Certificates, including:

               (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of the Monthly Period;

               (b) the Class A Invested Amount [and] [the Class B Invested Amount] [and] [the Collateral Invested Amount] at the close of business on the last day of the preceding Monthly Period;

               (c) the Floating Allocation Percentage and, during the [Controlled Amortization Period] [Accumulation Period] or Rapid Amortization Period with respect to the Series, the Principal Allocation Percentage with respect to the Certificates;

               (d) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion of these Receivables allocated to the Certificateholders' Interest;

               (e) the aggregate outstanding balance of Accounts which were 30, 60, and 90 days or more delinquent as of the end of the Monthly Period;

               (f) the Defaulted Amount with respect to the Monthly Period and the portion of this Defaulted Amount allocated to the Certificateholders' Interest [and the Collateral Interest Holder];

               (g) the amount, if any, of Class A Charge-Offs [and Class B Charge-Offs];

               (h) the Monthly Servicing Fees;

               (i) the Portfolio Yield for the Monthly Period;

               (j) the amount to be withdrawn from the Cash Collateral Account, if any, to fund the Class A Required Amount [or the Class B Required Amount] for the Distribution Date;

               (k) the Available Cash Collateral Amount, the Available Shared Collateral Amount and the Required Cash Collateral with respect to Series 200 []- [ ] and

               (l) Reallocated Principal Receivables.

                               ERISA CONSIDERATION

          [State whether the Notes may be classified as indebtedness without substantial equity features for ERISA purposes.]

                         LEGAL INVESTMENT CONSIDERATIONS

          The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the "Underwriting Agreement" between the Depositor and the underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Certificates [and Class B Certificates] set forth opposite its name (the "Underwritten Certificates"):

                               Principal Amount         Principal Amount
UNDERWRITER                    OF CLASS A CERTIFICATES  OF CLASS B CERTIFICATES
-----------                    -----------------------  -----------------------

Deutsche Banc Alex. Brown....
[Other underwriter]..........
Total........................

          The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Underwritten Certificates are subject to the approval of related legal matters by their counsel and to other conditions. All of the Certificates offered by this prospectus supplement will be issued if any are issued. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Underwritten Certificates offered by this prospectus supplement, if any are taken.

          The Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this prospectus supplement and to some Dealers at price less concessions not in excess of [ ] % of the principal amount of the Class A Certificates. The Underwriters may allow, and Dealers may reallow, concessions not in excess of [ ] % of the principal amount of the Class A Certificates to specific brokers and Dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

          [The Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page of this prospectus supplement and to some Dealers at price less concessions not in excess of [ ]% of the principal amount of the Class B Certificates. The Underwriters may allow, and Dealers may reallow, concessions not in excess of [ ]% of the principal amount of the Class B Certificates to some brokers and Dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.]

          The Depositor will indemnify the Underwriters against specific liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make.

          In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Depositor and its affiliates.

          If and to the extent required by applicable law or regulation, this prospectus supplement and the Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Certificates in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

          Some related legal matters with respect to the Certificates will be passed upon by [ ], New York, New York.

                                     RATING

          It is a condition to issuance that the Class A Certificates be rated in the highest rating category by [Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.] [Duff & Phelps Credit Rating Co.] [Moody's Investors Service, Inc.], referred to as the "Rating Agencies". [It is a condition to issuance that the Class B Certificates be rated in one of the three highest rating categories by a Rating Agency.]

          A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Securities. The rating takes into consideration the characteristics of the Securities and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however constitute statements regarding the possibility that Certificateholders might realize a lower than anticipated yield.

          A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             Index of Defined Terms

Accounts..................................................................S-18
Accumulation Period.......................................................S-27
Accumulation Period Length................................................S-30
Adjusted Invested Amount..................................................S-35
Agreement.................................................................S-13
Available Cash Collateral Amount..........................................S-50
Available Final Distribution Amount.......................................S-63
Available Funds...........................................................S-26
Available Principal Collections...........................................S-29
Available Reserve Account Amount..........................................S-39
Available Shared Collateral Amount........................................S-51
Average Principal Receivables Balance.....................................S-21
Base Rate.................................................................S-60
Cash Collateral Account...................................................S-49
Cash Collateral Depositor.................................................S-45
Cash Collateral Fee.......................................................S-45
Certificateholders........................................................S-13
Certificates..............................................................S-23
Class A Accumulation Period...............................................S-28
Class A Additional Interest...............................................S-42
Class A Adjusted Invested Amount..........................................S-35
Class A Available Funds...................................................S-25
Class A Certificate Rate..................................................S-24
Class A Certificateholders................................................S-13
Class A Certificates......................................................S-23
Class A Charge-Off........................................................S-54
Class A Default Amount....................................................S-53
Class A Floating Percentage...............................................S-32
Class A Initial Invested Amount...........................................S-33
Class A Invested Amount...................................................S-34
Class A Investor Charge-Offs..............................................S-35
Class A Monthly Interest..................................................S-43
Class A Monthly Principal.................................................S-47
Class A Principal Percentage..............................................S-33
Class A Required Amount...................................................S-40
Class A Servicing Fee.....................................................S-62
Class B Accumulation Period...............................................S-28
Class B Additional Interest...............................................S-43
Class B Adjusted Invested Amount..........................................S-35
Class B Available Funds...................................................S-26
Class B Certificate Rate..................................................S-24
Class B Certificateholders................................................S-13
Class B Certificates......................................................S-23
Class B Charge-Off........................................................S-42
Class B Default Amount....................................................S-53
Class B Floating Percentage...............................................S-32
Class B Initial Invested Amount...........................................S-31
Class B Invested Amount...................................................S-34
Class B Monthly Interest..................................................S-44
Class B Monthly Principal.................................................S-47
Class B Principal Commencement Date.......................................S-31
Class B Principal Percentage..............................................S-33
Class B Required Amount...................................................S-41
Class B Servicing Fee.....................................................S-62
Collateral Defaulted Amount...............................................S-36
Collateral Indebtedness Amount............................................S-35
Collateral Interest Holders...............................................S-49
Collateral Invested Amount................................................S-36
Collection Account........................................................S-37
Controlled Accumulation [Amortization] Amount.............................S-48
Controlled Amortization Period............................................S-27
Controlled Deposit Amount.................................................S-49
Controlled Distribution Amount............................................S-49
Covered Amount............................................................S-37
Cut-Off Date..............................................................S-26
Dealers...................................................................S-18
Deficit Controlled Accumulation Amount....................................S-48
Distribution Date.....................................................S-13, 24
Eligible Investments......................................................S-37
Excess Funding Account....................................................S-32
Excess Spread.............................................................S-44
Excluded Dealers..........................................................S-20
Excluded Receivables......................................................S-20
Excluded Series...........................................................S-58
Finance Charge Receivables................................................S-17
Floating Allocation Percentage............................................S-31
Highest Bid...............................................................S-63
Initial Cash Collateral Amount............................................S-49
Initial Class B Collateral Amount.........................................S-49
Initial Shared Collateral Amount..........................................S-49
Interest Funding Account..................................................S-25
Interest Payment Date.....................................................S-24
Interest Period...........................................................S-24
Invested Amount...........................................................S-36
Investor Default Amount...................................................S-53
Issuance..................................................................S-55
Monthly Period............................................................S-13
Monthly Report............................................................S-63
Monthly Servicing Fee.....................................................S-61
Net Losses................................................................S-21
Net Servicing Fee Rate....................................................S-62
Paired Series.............................................................S-57
Pay Out Events............................................................S-58
Portfolio Yield...........................................................S-60
Principal Allocation Percentage...........................................S-32
Principal Funding Account.................................................S-27
Principal Funding Account Balance.........................................S-37
Principal Funding Investment Proceeds.....................................S-37
Rating Agencies...........................................................S-66
Ratings Effect............................................................S-17
Reallocated Principal Receivables.........................................S-40
Receivables...............................................................S-18
Record Date...............................................................S-24
Required Amount...........................................................S-41
Required Cash Collateral Amount...........................................S-50
Required Principal Balance................................................S-57
Required Reserve Account Amount...........................................S-38
Required Share Collateral Account.........................................S-50
Reserve Account...........................................................S-38
Reserve Account Factor....................................................S-38
Reserve Account Funding Date..............................................S-38
Revolving Period..........................................................S-26
Securities................................................................S-23
Seller....................................................................S-23
Series....................................................................S-23
Series Enhancement........................................................S-16
Series Supplement.........................................................S-13
Servicer..................................................................S-23
Servicing Base Amount.....................................................S-61
Servicing Fee.............................................................S-62
Servicing Fee Rate........................................................S-61
Special Payment Date......................................................S-13
Supplement................................................................S-13
Termination Date..........................................................S-13
Trust.....................................................................S-23
Trustee...................................................................S-25
Underwriters..............................................................S-65
Underwriting Agreement....................................................S-65
Underwritten Certificates.................................................S-65

=============================================

$[ ]




DEALER FLOORPLAN
RECEIVABLES TRUSTS








$[ ] [ ]% Floating Rate
Adjustable Rate Variable Rate
Asset Backed Certificates, Class A

$[ ] [ ]% Floating Rate
Adjustable Rate Variable Rate
Asset Backed Certificates, Class B




ACE SECURITIES CORP.
(DEPOSITOR)




PROSPECTUS SUPPLEMENT
[ ]



DEUTSCHE BANC ALEX. BROWN






==============================================

                        SUBJECT TO COMPLETION, [ ], 2000

                                   PROSPECTUS

                           DEALER FLOORPLAN RECEIVABLE
                ASSET-BACKED CERTIFICATES AND ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                              ACE SECURITIES CORP.
                                    DEPOSITOR
THE TRUST FUNDS:

          Each trust fund will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust fund will generally consist of one or more of the following:

          1. One or more pools of:

          o consumer and commercial product receivables generated from time to time in revolving financing arrangements with dealers, manufacturers and distributors,

          o participation certificates evidencing participation interests in loans similar to the types of loans described above,

          o    government securities,

          o private securities evidencing ownership interests in or secured by loans similar to the types of loans described above;

          2. All monies due under the above assets (which may be net of amounts payable to the servicer); and

          3. Funds or accounts established for the related trust or one or more forms of enhancement.

          The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

          ACE Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

          NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

The date of this Prospectus is [     ]


The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  RISK FACTORS


          THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

LIMITED LIQUIDITY MAY RESULT IN
DELAYS IN YOUR ABILITY TO SELL
SECURITIES OR LOWER RETURNS             There will be no market for the
                                        securities of any series prior to their
                                        issuance, and there can be no assurance
                                        that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. Credit Suisse First Boston
                                        Corporation presently expects to make a
                                        secondary market in the securities, but
                                        has no obligation to do so. Absent a
                                        secondary market for the securities you
                                        may experience a delay if you choose to
                                        sell your securities or the price you
                                        receive may be less than you would
                                        receive for a comparable liquid
                                        security.

LIMITED ASSETS FOR PAYMENTS - NO
RECOURSE TO DEPOSITOR, SELLER
OR SERVICER                             The depositor does not have, nor is it
                                        expected to have, any significant
                                        assets. The securities of a series will
                                        be payable solely from the assets of the trust for that series. Except for any related insurance policies or credit support, there will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates with respect to any series.
                                        Consequently, holders of securities of
                                        each series must rely solely upon
                                        payments with respect to the assets
                                        constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

                                        The only obligations, if any, of the
                                        depositor with respect to the securities of any series will be with respect to its breach of specific representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a receivable, its only sources of funds to make the repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the receivable, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective assets, you may experience a loss.

LIMITS ON ENHANCEMENT MAY
RESULT IN LOSSES TO YOU                 Although we intend the enhancement for
                                        the securities to reduce the risk of
                                        delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

TIMING AND RATE OF PREPAYMENTS
MAY RESULT IN LOWER YIELD               The yield to maturity experienced by a
                                        holder of securities may be affected by
                                        the rate and timing of payments of
                                        principal of the receivables or of the
                                        underlying loans relating to the private securities. The receivables or underlying receivables may be paid at any time and we can not assure you that there will be new receivables created in the related accounts or that new receivables will be added to the related trust or underlying trust. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

                                        o the extent of repayments,

                                        o the manner of allocating principal
                                          payments among the classes of
                                          securities of a series as specified
                                          in the related prospectus supplement,
                                          and

                                        o the exercise of any right of optional
                                          termination.

                                        Prepayments may also result from
                                        repurchases of receivables or underlying receivables, as applicable, due to material breaches of the seller's or the depositor's representations or warranties.

                                        Interest payable on the securities of a
                                        series on a distribution date will
                                        include all interest accrued during the
                                        period specified in the related
                                        prospectus supplement. In the event
                                        interest accrues during the calendar
                                        month prior to a distribution date, the
                                        effective yield to holders will be
                                        reduced from the yield that would
                                        otherwise be obtainable if interest
                                        payable on the security were to accrue
                                        through the day immediately preceding
                                        each distribution date, and the
                                        effective yield at par to holders will
                                        be less than the indicated coupon rate.

RISK OF EARLY AMORTIZATION              The continuation of the revolving period
                                        for any series will depend on the
                                        continued generation of new receivable
                                        for the related trust. A decline in the
                                        amount of receivables may result in the
                                        commencement of a rapid amortization
                                        period with respect to the related
                                        series. Receivables are generally
                                        prepaid upon the retail sale of the
                                        underlying consumer or commercial
                                        product. In these events, you would bear the risk of reinvestment of the principal amount of your securities. The seller's or depositor's interest will need to be maintained at a minimum level equal to an amount specified in the related prospectus supplement. If it falls below the minimum level, the seller or depositor will be required to transfer additional accounts to the
                                        Trust. In addition, subject to some
                                        exceptions, which if applicable, will be set forth in the related prospectus supplement, a rapid amortization period will commence if the seller or depositor fails to transfer these additional accounts to the trust.

POSSIBLE ADVERSE IMPACT OF
FUTURE SERIES                           Each trust that is a master trust may
                                        issue new series from time to time. The
                                        terms of any new series will not be
                                        subject to your prior review or consent.
                                        The terms may include methods for
                                        determining applicable investor
                                        percentages and allocating collections,
                                        provisions creating different or
                                        additional security or other series
                                        enhancements, provisions subordinating
                                        the series to other series or
                                        subordinating other series if the
                                        supplement relating to this series so
                                        permits) to the new series, and any
                                        other amendment or supplement to the
                                        transaction documents which is made
                                        applicable only to the new series. The
                                        obligation of the trustee to issue any
                                        new series is subject to the condition
                                        that the issuance will not result in any rating agency reducing or withdrawing its then existing rating of your securities. You can not be certain, however, that the issuance of any other series, from time to time, might not have an impact on the timing or amount of payments received by you.

RISKS OF SUBORDINATED SECURITIES        To the extent specified in the
                                        applicable prospectus supplement,
                                        distributions of interest on and
                                        principal of one or more classes of
                                        securities of a series may be
                                        subordinated in priority of payment to
                                        interest and principal due on one or
                                        more other classes of securities of the
                                        related series. Any subordinated
                                        securities will be affected to a greater degree by any losses on the mortgage loans, contracts or of the underlying loans relating to the private securities.

POTENTIAL LACK OF SECURITY              The depositor will assign security
                                        interests in the consumer and commercial products the receivables to the related trust. Generally, under applicable state laws, a security interest in consumer and commercial products which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. The seller will take all actions necessary under applicable state laws to perfect the seller's security interest in the consumer and commercial products. However, at the time a product is sold, the seller's security interest in the product will terminate.
                                        Therefore, if a dealer fails to remit to the seller amounts owed with respect to products that have been sold, the related receivables will no longer be secured by products.

RISK OF INABILITY TO SELL PRODUCTS      Payment of the receivables and
                                        accordingly, your securities, is largely dependent upon the retail sale of the related consumer and commercial products. The level of retail sales of consumer and commercial products may change as the result of a variety of social and economic factors. These factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. In addition, the use of incentive programs
                                        (e.g., manufacturers' rebate programs)
                                        may affect retail sales. However, the
                                        depositor is unable to determine and has no basis to predict the extent economic or social factors will affect the level of consumer and commercial product sales.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST          Issuance of the securities in book-entry
                                        form may reduce the liquidity of these
                                        securities in the secondary trading
                                        market since investors may be unwilling
                                        to purchase securities for which they
                                        cannot obtain physical certificates.
                                        Since transactions in the securities can be effected only through The Depository
                                        Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in The Depository Trust
                                        Company or any other entities or
                                        otherwise to take actions in respect of
                                        the related securities may be limited
                                        due to lack of a physical certificate
                                        representing the securities.

                                        You may experience some delay in the
                                        receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will then credit them to your account either directly or indirectly through indirect participants.

                                   THE TRUSTS

          ACE Securities Corp., a Delaware corporation (the "Depositor") will establish a trust or master trust (the "Trust") pursuant to a Trust Agreement or a Master Trust Agreement (a "Trust Agreement"). The Trustee of each Trust will be a commercial bank, savings and loan association or trust company identified as the Trustee (the "Trustee") in the related prospectus supplement. The property of the Trust will include Base Assets and may also include Series Enhancements and other assets specified in the related prospectus supplement.

          Each Trust will issue one or more series (each, a "Series") of asset backed notes (the "Notes") and/or asset backed certificates (the "Certificates", and together with the Notes, the "Securities"), that will include one or more Classes of Certificates and may also include one or more Classes of Notes (each, a "Class"). Any Notes included in a Series will be issued pursuant to an indenture (the "Indenture") entered into between the related Trust and an indenture trustee (the "Indenture Trustee"). The Indenture Trustee will also be a commercial bank, savings and loan association or trust company identified as the Indenture Trustee in the related prospectus supplement.

          A form of the Pooling and Servicing Agreement and a form of the Series Supplement to the Pooling and Servicing Agreement have each been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. If applicable, the Trust Agreement, the Pooling and Servicing Agreement, the Series Supplement and the Indenture (collectively the "Agreements"), relating to a particular Series of Securities will be filed as an exhibit to a report on Form 8-K to be filed with the Securities and Exchange Commission (the "Commission") within 15 days following the issuance of this Series of Securities.

                                  TRUST ASSETS

          The assets of the Trust for a Series of Certificates will include some or all of the Base Assets described below and may include Series Enhancements with respect to these Series and other assets described in the related prospectus supplement.

          The "Base Assets" for a Series will consist of one or more of the following types of assets:

               (a) extensions of credit under revolving credit agreements with dealers, manufacturers and distributors of various consumer and commercial products (the "Receivables") and/or participations ("Participations") in Receivables,

               (b) securitites backed by Receivables ("WALTR Securities"),

               (c) Government Securities; and

               (d) Private Label Custody Receipt Securities.

The Base Assets for a Series may be purchased by the Depositor from the Seller identified in the related prospectus supplement or, with respect to WALTR Securities, may be purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates of the Depositor, and then, in each case, will be transferred by the Depositor to the Trust in exchange for Securities issued by the Trust. Alternatively, the Trust may purchase some or all of the Base Assets in the open market or in privately negotiated transactions with cash obtained by the Trust in exchange for the issuance of Securities of the Trust to the Depositor.

          If so specified in the related prospectus supplement, the assets of the Trust for a Series may include monies or government securities on deposit in a Pre-Funding Account" established with the Trustee, or the Indenture Trustee, which monies or government securities are to be used for the purchase of additional Base Assets during a funding period specified in the related prospectus supplement.

          The following is a brief description of the Base Assets expected to be included in Trusts. Specific information regarding the Base Assets with respect to a Series of Securities will be provided in the related prospectus supplement and, to the extent not contained in the related prospectus supplement, in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of the Securities.

Receivables and Participations

          The Base Assets for a Series may consist, in whole or in part, of Receivables arising from time to time in the ordinary course of business in wholesale receivables, generated from time to time in a portfolio of revolving financing arrangements (collectively, the "Accounts") with consumer and commercial product dealers, manufacturers and distributors (the "Dealers"). The Dealers use the related advances to purchase new or used consumer and commercial products (the "Products"). The Receivables may be payable in U.S. dollars or in any other foreign currency. The Accounts will consist of the initial accounts (the "Initial Accounts") described below, as well as any aditional accounts (the "Additional Accounts") added to the Trust from time to time as provided below, but will not include any Receivables in particular Accounts removed from the Trusts (the "Removed Accounts") as provided below.

          A seller or sellers designated in the related prospectus supplement (collectively, the "Seller") will initially convey to the related Trust, or will convey to the Depositor, which will promptly reconvey to the Trust all Receivables existing on the series cut-off date specified in the related prospectus supplement (the "Series Cut-Off Date") in the Initial Accounts, together with all Receivables arising in these Initial Accounts from time to time after the Series Cut-Off Date until the termination of the Trust. After the Series Cut-Off Date, a Seller may convey to the related Trust, which conveyance may be through the Depositor, Receivables arising in Additional Accounts, in each case in accordance with the provisions of the applicable Pooling and Servicing Agreement. In addition, pursuant to the related Pooling and Servicing Agreement, a Seller in some circumstances will be obligated to designate Additional Accounts, together with the Receivables arising in these Additional Accounts, to convey to the related Trust. The Seller will convey to the Trust all Receivables arising in any of the Additional Accounts, whether the Receivables are then existing or later created. The addition to a Trust of Receivables arising in Additional Accounts or Participations will be subject to conditions set forth in the applicable Pooling and Servicing Agreement. Pursuant to the related Pooling and Servicing Agreement and Series Supplement, the Depositor will also have the right, subject to specified limitations and conditions, but not the obligation, to remove the Receivables in any Account that becomes a Removed Account. The amount of Receivables in a Trust will fluctuate from day to day as new Receivables are generated or added to the Trust and as existing Receivables are collected, charged-off as uncollectible, removed or otherwise adjusted. If so specified in the related prospectus supplement, a Seller will be able to include Participations in the related Trust in lieu of or in addition to Receivables.

Additional Information Relating to Receivables

          The related prospectus supplement for each Series will provide information with respect to any Receivables that constitute Base Assets as of the Series Cut-off Date, including, among other things, the aggregate principal balance of the Receivables.

          The eligibility criteria which shall apply with respect to the inclusion of Receivables in the Base Assets for a Series will be specified in the related prospectus supplement. The information provided in the related prospectus supplement with respect to the Receivables will include, among other things:

          (a)  underwriting criteria;

          (b) the loss and delinquency experience for the portfolio of Receivables;

          (c)  the composition of the portfolio by account balance; and

          (d)  the geographic distribution of Accounts and Receivables.

The related prospectus supplement will also specify any other limitations on the types or characteristics of Receivables included in the Base Assets for a Series.

          If information of the nature described above respecting the Receivables included in the Base Assets of a Series is not known to the Seller at the time the Securities of the Series are initially offered, approximate or more general information of the nature described above will be provided in the related prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Securities and to be filed with the Commission within 15 days after the initial issuance of these Securities.

WALTR Securities

          Base Assets for a Series may consist, in whole or in part, of receivables backed securities consisting of Certificates evidencing an undivided interest in, or Notes or loans secured by, Receivables generated in Accounts. These certificates, notes or loans will have previously been offered and distributed to the public pursuant to an effective registration statement registered under the Securities Act of 1933, as amended (the "Securities Act"), or will be so registered, offered and distributed concurrently with the offering of the related Series of Securities. WALTR Securities will have been issued pursuant to a pooling and servicing agreement, a master pooling and servicing agreement, a sale and servicing agreement, a trust agreement, indenture or similar agreement (a "WALTR Agreement"). The WALTR Securities represent an undivided interest in or obligation of a trust formed pursuant to a WALTR Agreement (a "WALTR Trust"). The seller/servicer of the underlying Receivables will have entered into the WALTR Agreement with the trustee under this WALTR Agreement (the "WALTR Trustee"). Receivables underlying a WALTR Security will be serviced by a servicer (the "WALTR Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the WALTR Servicer.

          The issuer of the WALTR Securities (the "WALTR Issuer") will be a financial institution, corporation or other entity engaged generally in the business of the financing of Products, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling receivables to these trusts, and selling beneficial interests in these trusts, or one of these trusts. If so specified in the related prospectus supplement, the WALTR Issuer may be an affiliate of the Depositor. The obligations of the WALTR Issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The WALTR Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the WALTR Securities issued under the WALTR Agreement.

          Distributions of principal and interest will be made on the WALTR Securities on the dates specified in the related prospectus supplement. The WALTR Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the WALTR Securities by the WALTR Trustee or the WALTR Servicer. The WALTR Issuer or the WALTR Servicer may have the right to repurchase assets underlying the WALTR Securities after a specified date or under other circumstances specified in the related prospectus supplement.

          UNDERLYING RECEIVABLES. The receivables underlying the WALTR Securities will consist of Receivables.

          CREDIT ENHANCEMENT RELATING TO WALTR SECURITIES. Credit Enhancement in the form of reserve funds, subordination of other WALTR Securities, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of Credit Enhancement may be provided with respect to the Receivables underlying the WALTR Securities or with respect to the WALTR Securities themselves. The type, characteristics and amount of Credit Enhancement will be a function of characteristics of the Receivables and other factors and will have been established for the WALTR Securities on the basis of requirements of the applicable Rating Agencies.

          ADDITIONAL INFORMATION. The related prospectus supplement for a Series whose Base Assets include WALTR Securities will specify, to the extent relevant and to the extent information is reasonably available to the Depositor, and to the extent the Depositor reasonably believes the information to be reliable:

          (a) the aggregate approximate principal amount and type of the WALTR Securities to be included in the Base Assets;

          (b) characteristics of the Receivables which comprise the underlying assets for the WALTR Securities, including the servicing fee or range of servicing fees with respect to these Receivables;

          (c) the expected and final maturity of the WALTR Securities;

          (d) the interest rate of the WALTR Securities;

          (e) the WALTR Issuer, the WALTR Servicer, if other than the WALTR Issuer, and the WALTR Trustee for the WALTR Securities;

          (f) characteristics of the credit enhancement, if any, relating to the Receivables underlying the WALTR Securities or relating to the WALTR Securities themselves;

          (g) the terms on which the underlying Receivables for the WALTR Securities may be, or are required to be, purchased prior to their stated maturity or the stated maturity of the WALTR Securities; and

          (h) the terms on which Receivables may be substituted for those originally underlying the WALTR Securities.

          If information of the nature described above representing the WALTR Securities is not known to the Depositor at the time the related Series of Securities are initially offered, approximate or more general information of the nature described above will be provided in the related prospectus supplement and the additional information, to the extent available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series of Securities and to be filed with the Commission within 15 days of the initial issuance of the Securities.

          As a general rule, each WALTR Issuer will be subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act, will file reports and other information with the Commission. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is (http://www.sec.gov). In the event that any WALTR Issuer is not subject to the information requirements of the Exchange Act on the date of issuance of the Certificates of the related Series or ceases to be subject to the information requirements after that date, the Depositor or the Trustee will provide, or cause to be provided, or make available, or cause to be made available, to holders of the Securities upon request, the information contained in all periodic trustee reports, or similar reports, that are received by the Trustee with respect to the related WALTR Securities where the WALTR Securities represent 20% or more of the aggregate principal balance of the related Base Assets.

Government Securities

If so specified in the applicable prospectus supplement, the Base Assets for a Series may include any combination of:

          o receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on specified United States Treasury Bonds ("Treasury Bonds");

          o    Treasury Bonds; and

          o other debt securities ("GSE Bonds") of United States government sponsored enterprises ("GSEs", and together with Treasury Strips and Treasury Bonds, the "Government Securities").

The Government Securities, if any, included in a Trust Fund are intended to assure investors that funds will be available to make suggested payments of principal and/or interest due on the related Securities. Accordingly, the Government Securities, if any, included in a Trust are intended both to:

          o    support the ratings assigned to the related Securities, and

          o perform a function similar to that described in this Prospectus under "Series Enhancement".

A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below. The specific terms of the Government Securities, if any, and the private label custody receipt securities, if any, included in Base Assets will be set forth in the applicable prospectus supplement.

Private Label Custody

          RECEIPT SECURITIES. Private Label Custody Receipt Securities will consist of any combination of:

          o receipts or other instruments, other than Treasury Strips, evidencing ownership of specific interest and/or principal payments to be made on Treasury Bonds held by a custodian ("Private Label Custody Strips"), and

          o receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities", also referred to as "Receivables Pooling Certificates").

The specific terms of the Private Label Custody Receipt Securities, if any, included in a Trust will be set forth in the applicable prospectus supplement.

          The prospectus supplement for each Series of Securities, the Base Assets of which include Government Securities will contain information as to:

          (a) the title and series, the aggregate principal amount, denomination and form of each Government Security;

          (b) the limit, if any, upon the aggregate principal amount of the related Government Security;

          (c) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the related Government Security will be payable;

          (d) the rate or rates, or the method of determination of the rate or rates, at which the related Government Security will be payable;

          (e) the date or dates from which interest will accrue, and the dates on which interest will be payable;

          (f) whether the related Government Security was issued at a price lower than the principal amount of that Government Security;

          (g) material events of default or restrictive covenants provided for with respect to the related Government Security;

          (h) the rating of the Government Security, if any;

          (i) the issuer of each Government Security;

          (j) the material risks, if any, posed by the related Government Securities and the issuers of those Government Securities, which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplements; and

          (k) any other material terms of the related Government Security.

With respect to Base Assets which include a pool of Government Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Government Securities' pool, material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (d), (e), and (f) of the preceding sentence and any other material terms regarding the related pool.

          The Government Securities included in a Trust will be senior unsecured, nonredeemable obligations of the issuer of the Government Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency (a "Rating Agency". In addition, the inclusion of Government Securities in the Base Assets of a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related series of Securities.

          TREASURY BONDS. Treasury Bonds are issued by and are the obligations of The United States of America. Accordingly, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples of these amounts.

          TREASURY STRIPS. In general, Treasury Strips are created by separating, or "stripping", the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments, generally semiannual, due on the Treasury Bond to which the Treasury Strip relates.

          In 1985 the Department of the Treasury, announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under - "Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

          Treasury Strips may be either "serial" or "callable". A serial treasury strip (a "Serial Treasury Strip") evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on the Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount of the Treasury Strip . Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Callable Treasury Strips (the "Callable Treasury Strips") evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of these Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received on that Treasury Strip. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders of the Treasury Strips in accordance with procedures applicable to the particular issue of the applicable Treasury Strips.

          GSE BONDS. As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in Base Assets:
The Federal National Mortgage Association ("Fannie Mae"), The Federal Home Loan Mortgage Association ("Freddie Mac"), The Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), The Federal Home Loan Banks ("FHLB"), to the extent the obligations represent the joint and several obligations of the twelve Federal Home Loan Banks, and The Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act ,or are deemed by statute to be so exempt, and are not required to be registered under the Exchange Act. The securities of any GSE will be included in Base Assets only to the extent that:

          o its obligations are supported by the full faith and credit of the United States government, or

          o the organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to the organization (a "GSE Issuer").

Unless otherwise specified in the related prospectus supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality of the United States other than the related GSE.

          Unless otherwise specified in the related prospectus supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

          GSE Bonds may be subject to contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of specified events. Unless otherwise specified in the related prospectus supplement, each GSE is limited to activities that will promote its statutory purposes as set forth in the publicly available information with respect to the issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require a GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

          THE FEDERAL NATIONAL MORTGAGE ASSOCIATION. Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thus replenishing their funds for additional lending.

          Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, consequently expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

          Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016; telephone (202)752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

          THE FEDERAL HOME LOAN MORTGAGE CORPORATION. Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages, including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac, by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in conventional residential mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

          Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703)759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

          THE STUDENT LOAN MARKETING ASSOCIATION. Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if these obligations are issued by the eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

          Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007; telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

          THE RESOLUTION FUNDING CORPORATION. REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

          The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

          Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

          THE FEDERAL HOME LOAN BANKS. The Federal Home Loan Banks constitute a system of twelve federally chartered corporations, each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

          The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable prospectus supplement, questions regarding these financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable prospectus supplement, copies of these reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

          TENNESSEE VALLEY AUTHORITY. TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

          TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable prospectus supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499,
Attention: Vice President and Treasurer; telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

          FEDERAL FARM CREDIT BANKS. The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, some farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to some related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

          The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

          Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent to the most recently issued annual statement and press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable prospectus supplement, this information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302; telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

Private Label Custody Receipt Securities

          If so specified in the applicable prospectus supplement, the Trust for a Series may include any combination of Private Label Custody Strips and Private Label Custody Receipt Securities. The Private Label Custody Receipt Securities, if any, included in a Trust Fund are intended to assure investors that funds are available to make specified payments of principal and/or interest due on the related Securities. Accordingly, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to:

          o    support the ratings assigned to the relavant Securities, and

          o perform a function similar to that described in this Prospectus under "Series Enhancement".

A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

          The prospectus supplement, for each Series of Securities of the Trust Fund with respect to which contains Private Label Custody Receipt Securities, will contain information as to:

          (a) the title and series of each relevant Private Label Custody Receipt Security, the aggregate principal amount, denomination and form of that Private Label Custody Receipt Security;

          (b) the limit, if any, upon the aggregate principal amount of the relevant Private Label Custody Receipt Security;

          (c) the dates on which, or the range of dates within which, the principal of, and premium, if any, on, the relevant Private Label Custody Receipt Security will be payable;

          (d) the rate or rates, or the method of determination of the rate or rates, at which the relevant Private Label Custody Receipt Security will bear interest, if any, the date or dates from which the relevant interest will accrue; and the dates on which the relevant interest will be payable;

          (e) whether the relevant Private Label Custody Receipt Security was issued at a price lower than the principal amount of that Private Label Custody Receipt Security;

          (f) material events of default or restrictive covenants provided for with respect to the relevant Private Label Custody Receipt Security;

          (g) the rating of the Private Label Custody Receipt Security, if any;

          (h) the issuer of the relevant Private Label Custody Receipt Security;

          (i) the material risks, if any, posed by the Private Label Custody Receipt Security and the issuer of the Private Label Custody Receipt Security, which risks, if appropriate, will be described in the "Risk Factors" section of the related prospectus supplement; and

          (j) any other material terms of the relevant Private Label Custody Receipt Security.

With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related prospectus supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (c), (d) and (e) of the preceding sentence and any other material terms regarding the pool.

          The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers of the Private Label Custody Receipt Securities, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Each Trust which includes Private Label Custody Securities will be provided with an opinion of Stroock & Stroock & Lavan LLP or other counsel specified in the related prospectus supplement to the effect that the Private Label Custody Receipt Securities included in the Trust are exempt from the registration requirements of the Securities Act. A copy of the related opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

          PRIVATE LABEL CUSTODY STRIPS. The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates (the "Definitive Certificates ") and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of these strips to accrue a portion of the discount toward par annually and report the accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

          The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would then issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, accordingly, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for custodial receipts was segmented.

          In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

          Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

          A holder of a Private Label Custody Strip, as opposed to a STRIP, cannot enforce payment on a Treasury Strip against the Treasury; instead, the holder must look to the custodian for payment. The custodian and the holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond can enforce payment of the underlying Treasury Bond against the Treasury. In the event any Private Label Custody Strips are included in a Trust with respect to any Series of Securities, the prospectus supplement for that Series will include the identity and a brief description of each custodian that issued the related Private Label Custody Strips. In the event the Company knows that the depositor of the Treasury Bonds underlying the related Private Label Custody Strips is the Company or any of its affiliates, the Company will disclose this fact in the applicable prospectus supplement.

          REFCO STRIPS. A REFCO Bond may be divided into its separate components, consisting of:

          o each future semi-annual interest distribution (an "Interest Component"); and

          o the principal payment (the "Principal Component") (each component individually referred to as a "REFCO Strip").

REFCO Strips are not created by REFCO; instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

          For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semi-annual interest payment of $1,000 or an integral multiple of $1,000. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

          A holder of a REFCO Strip cannot enforce payment on that REFCO Strip against REFCO; instead, the holder must look to the custodian for payment . This custodian and the holder of a REFCO Strip who obtains ownership of the underlying REFCO Bond can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related prospectus supplement. In the event the Company knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the Company or any of its affiliates, the Company will disclose this fact in the related prospectus supplement.

Collection and Payment Accounts

          A separate Collection Account will be established by the Trustee, or, in the case of a Series that includes Notes, the Indenture Trustee, or by the Servicer in the name of the Trustee, or the Indenture Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related prospectus supplement to be initially deposited in the same Collection Account by the Depositor, all amounts received on or with respect to the Base Assets and, to the extent specified in the related prospectus supplement, any income earned on the Collection Account. Specified amounts on deposit in the Collection Account and specified amounts available pursuant to any Series Enhancement, as provided in the related prospectus supplement, will be deposited in one or more related payment accounts (the "Payment Accounts "), which will also be established by the Trustee, or the Indenture Trustee, for the related Series of Securities, for payment to the related holders of these Securities. The Trustee, or Indenture Trustee, will invest the funds in the Collection and Payment Accounts in Eligible Investments maturing, with some exceptions, in the case of funds in the Collection Account, not later than the day preceding the date the related funds are due to be deposited in the applicable Payment Account or otherwise paid, and in the case of funds in a Payment Account, not later than the day preceding the next Payment Date for the related Class or Classes of Securities. Eligible Investments include among other investments, obligations of the United States and some agencies of the United States, federal funds, certificates of deposits, commercial paper, demand and time deposits and banker's acceptances, specified repurchase agreements of United States government securities and specified guaranteed investment contracts, in each case, acceptable to the applicable Rating Agencies.

          From time to time, various other accounts, which may include a Pre-Funding Account may be created under the terms of the documents related to a specific Series.

                               SERIES ENHANCEMENT

          For any Series of Securities, "Series Enhancement" may be provided with respect to one or more Classes of the related Series of Securities. Series Enhancement may consist of Credit Enhancement, Ancillary Arrangements, or both.

Credit Enhancement

          "Credit Enhancement" with respect to a Series of Securities or one or more specific Classes of a Series may take the form of the subordination of one or more Classes of Securities to other Classes of the same Series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, insurance, the use of cross support features or another method of Credit Enhancement described in the related prospectus supplement, or any combination of the foregoing. If so specified in the related prospectus supplement, any form of Credit Enhancement may be structured so as to be drawn upon by more than one Class of Securities of a Series to the extent described in the applicable prospectus supplement

          Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest on the Securities. If losses occur which exceed the amount covered by the Credit Enhancement or which are not covered by the Credit Enhancement, holders of Securities will bear their allocable share of deficiencies.

          If Credit Enhancement is provided with respect to a Series, the related prospectus supplement will include a description of:

          o    the amount payable under Credit Enhancement,

          o any conditions to payment under the related prospectus supplement not described in this Prospectus,

          o the conditions, if any under which the amount payable under Credit Enhancement may be reduced and under which Credit Enhancement may be terminated or replaced; and

          o any material provisions of any agreement relating to Credit Enhancement.

Additionally, the related prospectus supplement may set forth specific information with respect to the issuer of any third-party Credit Enhancement, including:

          o    a brief description of its principal business activities,

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

          o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business, and

          o its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, the issuer of a third party Credit Enhancement may have a subordinated interest in the Trust, the Receivables or cash flows in respect of the Receivables to the extent described in the related prospectus supplement (the "Enhancement Invested Amount").

Subordination

          If so specified in the related prospectus supplement, one or more Series of Securities or one or more Classes of Securities of a Series or one or more classes of other certificated or uncertificated interests in the assets of the related Trust ("Collateral Indebtedness Interests") may be subordinated to one or more other Series or one or more Classes of a Series. If so specified in the related prospectus supplement, the rights of holders of the subordinate Securities or Collateral Indebtedness Interests to receive distributions of principal and/or interest on any Payment Date will be subordinated to the rights of the holders of the Securities which are senior to the subordinate Securities or Collateral Indebtedness Interests to the extent set forth in the related prospectus supplement. The related prospectus supplement will also set forth information concerning the amount of subordination of a Series or Class of subordinate Securities or Collateral Indebtedness Interests, the circumstances in which this subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time and the conditions under which amounts available from payments that would otherwise be made to holders of subordinate Securities or Collateral Indebtedness Interests will be distributed to holders of Securities which are senior to the subordinate Securities or Collateral Indebtedness Interests. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinate Securities or Collateral Indebtedness Interests are paid to the holders of the Securities which are senior to these subordinated Securities or Collateral Indebtedness Interests. If so specified in the related prospectus supplement, subordination may apply only in the event of specific types of losses not covered by another Credit Enhancement.

Letter of Credit

          If so specified in the related prospectus supplement, support for a Series of Securities or one or more Classes of a Series may be provided by one or more letters of credit. A letter of credit may provide limited protection against specific losses in addition to or in lieu of another form of Credit Enhancement. The issuer of the letter of credit named in the related prospectus supplement (the "L/C Bank") will be obligated to honor demands with respect to the letter of credit, to the extent of the amount available under the letter of credit, to provide funds under the circumstances and subject to conditions specified in the related prospectus supplement. The liability of the L/C Bank under its letter of credit may be reduced by the amount of unreimbursed payments under that same letter of credit.

          The maximum liability of a L/C Bank under its letter of credit will generally be an amount equal to a percentage specified in the related prospectus supplement of the initial principal amount of a Series of Securities or a Class of a Series. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified in the letter of credit and in the related prospectus supplement.

Cash Collateral Guaranty or Cash Collateral Account

          If so specified in the related prospectus supplement, support for a Series of Securities or one or more Classes of a Series may be provided by a guaranty (a "Cash Collateral Guaranty") secured by the deposit of cash, government securities or other permitted investments in an account (a "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty, or by a Cash Collateral Account alone. A Cash Collateral Account will generally take the form of a cash collateral trust formed pursuant to a trust agreement involving a cash collateral depositor and a cash collateral trustee. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee, except to the extent of amounts on deposit in the Cash Collateral Account, or the related Trustee, Indenture Trustee, Seller, Servicer or the Depositor. The amount available pursuant to a Cash Collateral Guaranty or a Cash Collateral Account will be the lesser of the amount on deposit in the Cash Collateral Account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which payments will be made to beneficiaries of a Cash Collateral Guaranty from the related Cash Collateral Account or from the Cash Collateral Account directly.

Reserve Account

          If so specified in the related prospectus supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, government securities or other instruments acceptable to the applicable Rating Agency or Rating Agencies in one or more reserve accounts (each, a "Reserve Account") to be established in the name of the Trustee, or the Indenture Trustee. A Reserve Account will be used, as specified in the related prospectus supplement, by the Trustee, or the Indenture Trustee, to make required payments of principal of or interest on the Securities of the related Series or one or more Classes of the Series, to make adequate provision for future payments on one or more Classes of the Securities or for any other purpose specified in the applicable Agreement with respect to the Series, to the extent that funds are not otherwise available for that purpose. In the alternative or in addition to a deposit, a Reserve Account for a Series may be funded through application of all or a portion of the excess cash flow from the Base Assets for the Series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the Reserve Account and the Reserve Account maintenance requirements for a Series will be described in the related prospectus supplement. Amounts deposited in a Reserve Account will be invested by the Trustee, or the Indenture Trustee, in Eligible Investments meeting specified maturity criteria.

Surety Bond or Insurance Policy

          If so specified in the related prospectus supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may be provided by the issuance of insurance by one or more insurance companies. The insurance will guarantee distributions of interest or principal on the affected Securities in the manner and amount specified in the related prospectus supplement.

          If so specified in the related prospectus supplement, Credit Enhancement for a Series or one or more Classes of Securities of a Series may take the form of a surety bond purchased for the benefit of the holders of the related Securities to assure distributions of interest or principal with respect to the related Securities in the manner and amount specified in the related prospectus supplement.

Spread Account

          If so specified in the related prospectus supplement, support for a Series or one or more Classes of Securities of a Series may be provided by the periodic deposit of available excess cash flow from the Trust assets into an account (the "Spread Account") intended to assure the subsequent distribution of interest and principal on the related Securities in the manner specified in the prospectus supplement.

Ancillary Arrangements

          If so specified in the related prospectus supplement, the Trust may enter into one or more derivative arrangements that are related to or incidental to one or more of the Base Assets for a Series ("Ancillary Arrangements"). Ancillary Arrangements may take the form of guaranteed rate agreements, maturity liquidity facilities, tax protection agreements, interest rate caps, floor or collar agreements, interest rate or currency swap agreements or other similar arrangements. If so specified in the related prospectus supplement, Ancillary Arrangements may be entered into with the Depositor or an affiliate of the Depositor. The related prospectus supplement will to the extent appropriate contain analogous disclosure with respect to any Ancillary Arrangements as is set forth in this Prospectus or in the related prospectus supplement with respect to the Base Assets.

                            SERVICING OF RECEIVABLES

          Customary servicing functions with respect to any Receivables included in the Base Assets for a Series or underlying any Participations included in the Base Assets will be provided by the Servicer named in the related prospectus supplement pursuant to the related Pooling and Servicing Agreement. In general, comparable servicing functions will be performed by the WALTR Servicer with respect to the Receivables underlying any WALTR Securities included in the Base Assets.

Collection Procedures

          The Servicer will make reasonable efforts to collect all payments required to be made under the Accounts and will, consistent with the terms of the related Pooling and Servicing Agreement for a Series and any applicable Credit Enhancement, follow the same collection procedures as it follows with respect to comparable receivables held in its own portfolio.

Deposits to the Collection Account

          The Servicer will deposit, subject to some exceptions which, if applicable, will be specified in the related prospectus supplement, any collections on the Receivables in a monthly period (the "Monthly Period"), which period will be defined for each Servicer in the related prospectus supplement, into the Collection Account within two business days of the Date of Processing, or, in the case of interchange, on each Distribution Date, to the extent the collections are allocable among the Certificateholders of the Series (the "Investor Certificateholders' Interest ") of any Series and are required to be deposited into an account for the benefit of, or distributed to, the Investor Certificateholders of any Series or the issuer of any Series Enhancement. In limited circumstances, the Servicer will not be required to segregate, and will be permitted to use for its own benefit collections on the Receivables received by it during each Monthly Period until the related Distribution Date. The "Distribution Date" for each calendar month will be specified in the prospectus supplement. To the extent and in the manner specified in the related prospectus supplement and subject to specific exceptions that will be described in the applicable prospectus supplement, on the earlier of:

          o    the second business day following the Date of Processing, and

          o the day on which the Servicer deposits any collections into the Collection Account.

The Servicer will pay to the holder of the Depositor Certificate its allocable portion of any collections then held by the Servicer. The "Date of Processing" will generally be the business day on which a record of any transaction is first recorded on the Servicer's computer file of consumer revolving accounts, without regard to the effective date of recordation.

          To the extent and in the manner specified in the related prospectus supplement, the Servicer will establish the Collection Account in the name of the Trustee or, for a Series that includes Notes, the Indenture Trustee. To the extent and in the manner indicated in the related prospectus supplement, the Collection Account will be an account maintained:

          o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit in the depository institution are rated as described in the related prospectus supplement and as specified by the Rating Agencies rating the Securities of the Series, or

          o in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by the Rating Agencies.

          To the extent and in the manner specified in the related prospectus supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, or the Indenture Trustee, in Eligible Investments. If so specified in the related prospectus supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account. The related prospectus supplement will describe the obligations of the Servicer, if different from those described above, the Seller, the Trustee, the Indenture Trustee and/or the Depositor to deposit payments and/or collections received by them in respect of the Trust assets into the Collection Account. In addition, to the extent so provided in the related prospectus supplement, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited in the Collection Account, it may, at any time, withdraw that amount from the related Collection Account.

Servicing Compensation and Payment of Expenses

          The related prospectus supplement may provide that the Servicer will be entitled to receive a servicing fee in an amount to be determined as specified in the related prospectus supplement (the "Servicing Fee"). The Servicing Fee may be fixed or variable, as specified in the related prospectus supplement.

          As specified in the related prospectus supplement, the Servicer may be required to pay expenses incurred in connection with the servicing of the Receivables including, without limitation, the payment of the fees and expenses of the Trustee, and Indenture Trustee, and independent accountants, payment of the cost of any Series Enhancement and payment of expenses incurred in preparation of reports to holders of Securities. To the extent specified in the related prospectus supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of expenses or otherwise, may be subordinated to the rights of holders of the Securities of the related Series.

Evidence as to Compliance

          The Pooling and Servicing Agreement for a Series may provide that, each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that the firm has examined specific documents and records relating to the servicing of the Receivables by the Servicer and that, on the basis of this examination, the firm is of the opinion that the servicing has been conducted in compliance with the Pooling and Servicing Agreement, except for:

          o    exceptions the firm believes to be immaterial, and

          o    other exceptions set forth in a related statement.

The Pooling and Servicing Agreement for a Series will provide for delivery to the Trustee for the Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding calendar year. Comparable statements and reports may be required to be delivered to the Indenture Trustee pursuant to any Indenture relating to this Series.

                     CERTAIN MATTERS REGARDING THE SERVICER

          Any Servicer for a Series will be identified in the related prospectus supplement. The Servicer may be an affiliate of the Seller or the Depositor and may have other business relationships with the Seller, the Depositor or their respective affiliates.

          If specific events (each a "Servicer Default") occur with respect to the Servicer under an applicable Agreement, the related Trustee, or a specified percentage of the holders of Securities or of each Class of Securities as set forth in the related prospectus supplement may terminate the Servicer, in which case the Trustee will appoint a successor Servicer. Servicer Defaults and the rights of the Trustee and the holders of Securities upon the occurrence of a Servicer Default under the applicable Agreement for a Series will be substantially similar to those described under "Description of the Trust Agreements or Pooling and Servicing Agreements-- Servicer Defaults" and "-- Rights upon Servicer Defaults" or will be as described in the related prospectus supplement.

          The Servicer generally may not resign from its obligations and duties under the applicable Agreement, except:

          (a) upon determination that,

               (1) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law, and

               (2) there is no reasonable action which the Servicer could take to make the performance of its duties under the applicable Agreement permissible under applicable law,

          (b) in connection with a conveyance, consolidation or merger by the Servicer with any corporation, or conveyance or transfer of its properties or assets substantially as an entirety to any other person permitted under the applicable Agreement, or

          (c) upon the satisfaction of the following conditions:

               (1) the acceptance and assumption, by agreement supplemental to the applicable Agreement, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer under the related supplemental agreement by a proposed successor Servicer,

               (2) the Servicer having given written notice to each applicable Rating Agency of a transfer and each Rating Agency having notified the Servicer in writing to the effect that its then current rating of the Securities of any Series will not be reduced or withdrawn as a result of the transfer,

               (3) the provider of Credit Enhancement, if any, having consented in writing to a transfer consent not to be unreasonably withheld, and

               (4) the proposed successor Servicer being an Eligible Servicer.

Notwithstanding anything in the Pooling and Servicing Agreement to the contrary, any successor Servicer appointed under clause (c) will be deemed to be a successor Servicer. Any determination permitting the resignation of the Servicer will be evidenced as to clause (a) above by an opinion of counsel to that effect delivered to the Trustee. No resignation will become effective until the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

         "Eligible Servicer" means the Trustee, or the Indenture Trustee, or an entity which, at the time of its appointment as Servicer:

          (a) is an established financial institution having capital or a net worth of not less than $100,000,000,

          (b) is servicing a portfolio of, unless otherwise specified in the related prospectus supplement, Products,

          (c) is legally qualified and has the capacity to service the Accounts,

          (d) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with standards of skill and care customary in the industry, and

          (e) is qualified to use the software that is then currently being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under the Pooling and Servicing Agreement.

Indemnification

          Except to the extent otherwise provided in the Pooling and Servicing Agreement, each Pooling and Servicing Agreement will provide that the Servicer will indemnify the Trust, the Trustee and the holders of all Securities of a Series from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer with respect to the Trust or the Trustee or any co-trustee pursuant to the Pooling and Servicing Agreement, including those arising from acts or omissions of the Servicer pursuant to the Pooling and Servicing Agreement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify:

          o the Trust or the Trustee if any acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or misconduct by the Trustee;

          o the Trust, the Trustee or the holders of Securities for any liability, cost or expense of the Trust with respect to any action taken by the Trust at the request of the holders in accordance with the Pooling and Servicing Agreement or with respect to any Federal, state or local income or franchise taxes, or any interest or penalties with respect to state or local income or franchise taxes required to be paid by the Trust or by holders to any taxing authority; or

          o the Trust or the holders for any losses incurred by any of them as a result of defaulted Receivables or Receivables which are written off as uncollectible unless the write-off is caused by a breach of the Pooling and Servicing Agreement by the Servicer.

Subject to exceptions in the Pooling and Servicing Agreement, any indemnification pursuant to the Pooling and Servicing Agreement will be only from the assets of the Servicer.

                            DESCRIPTION OF THE NOTES

          The following summaries describe the material provisions of the Indentures which are anticipated to be common to any Notes included in a Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Notes and the Indenture. Where particular provisions or terms used in the Notes or Indentures are referred to in this Prospectus, the actual provisions, including definitions of terms, are incorporated in this Prospectus by reference as part of the summaries. The Notes included in any Series will be issued in one or more Classes. The Notes will only be issued in fully registered form, without coupons, in the authorized denominations for each Class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Notes of a Series, as described in the related prospectus supplement, the transfer of the Notes may be registered, and the instruments evidencing the Notes may be exchanged, at the office of the registrar, which may be the Indenture Trustee, appointed from time to time pursuant to the Indenture (the "Registrar") without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more Classes of Notes of a Series may be available in book-entry form only.

          Payments of principal of and interest, if any, on the Notes of a Series will be made on the dates specified in the related prospectus supplement (the "Payment Dates") by check mailed to holders of these Notes, registered at the close of business on the record date applicable to the Payment Dates at their addresses appearing on the register of Notes for the related Series or in any other manner specified in the related prospectus supplement, except that:

          o payments may be made by wire transfer, at the expense of the Noteholder requesting payment by wire transfer, in specific circumstances described in the related prospectus supplement, and

          o final payments of principal in retirement of any Note will be made only upon presentation and surrender of the Note at the office of the Indenture Trustee specified in the related prospectus supplement.

Notice of the final payment on a Note will be mailed to the holder of the Note before the Payment Date on which the final principal payment on any Note is expected to be made to the holder of that Note.

          Payments of principal of and interest on the Notes will be made by the Indenture Trustee, or a paying agent provided for under the Indenture, as specified in the related prospectus supplement.

Payments of Interest and Principal

          Each Class of Notes of a Series will have a stated principal amount, notional amount or no principal amount and will bear interest at a specified "Note Interest Rate " or will not bear interest. Each Class of Notes may have a different Note Interest Rate, which may be fixed, variable or an adjustable Note Interest Rate, or any combination of the foregoing. The Notes included in any Series may include one or more Classes of Notes entitled to:

          o principal payments with disproportionate, nominal or no interest payments, or

          o interest payments with disproportionate, nominal or no principal payments.

The related prospectus supplement will specify the Note Interest Rate for each Class of Notes or the method for determining the Note Interest Rate. The right of holders of any Class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other Class or Classes of Notes of the related Series, as described in the related prospectus supplement. The prospectus supplement may specify that payments of interest, if any, on Notes will be made prior to payments of principal on the Notes or any other order or priority as shall be specified in the related prospectus supplement.

          One or more Classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as the result of the exercise by the Servicer, the Seller or the Depositor of any option that it may have to purchase the Base Assets of the related Trust. To the extent specified in the related prospectus supplement, one or more Classes of Notes of a Series may have fixed principal payment schedules as set forth in the prospectus supplement. Holders of Notes will have the right to receive payments of principal on any given Payment Date in the applicable amount set forth in the related schedule with respect to the Notes. Notes may also be subject to prepayment of principal to the extent set forth in the related prospectus supplement.

          With respect to a Series that includes two or more Classes of Notes, each Class may differ as to the timing and priority of payments, seniority, allocations of losses, Note Interest Rates or amount of payments of principal or interest, and payments of principal or interest in respect of any related Class or Classes may be subject to the occurrence of specified events or may be made on the basis of collections from designated portions of the Base Assets. If specified in the related prospectus supplement, one or more Classes of Notes ("Strip Notes") may be entitled to:

          o principal payments with disproportionate, nominal or no interest payments, or

          o interest payments with disproportionate, nominal or no principal payments.

 Provisions of the Indenture

          EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of events specified in the related prospectus supplement, which events will include:

          (a) a default for five days or more in the payment of any interest on any Note;

          (b) a default in the payment of the principal of, or any installment of the principal of, any Note when the same becomes due and payable;

          (c) a default by the related Trust in the observance or performance in any material respect of any covenant or an applicable agreement made in the related Indenture and the continuation of any default for a period of 30 days after notice of default is given to the related Trust by the applicable Indenture Trustee or to the related Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Notes;

          (d) any representation or warranty made by the related Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in any material respect as of the time made, if the breach is not cured within 30 days after notice of the breach is given to the related Trust by the applicable Indenture Trustee or to the related Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of the Notes;

          (e) events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust; or

          (f) any other events as shall be specified in the related prospectus supplement.

The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Payment Date generally will be limited to amounts available to be deposited in the applicable Payment Account; therefore, the failure to pay principal on a Class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Payment Date for the related Class of Notes.

          If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of the Notes may declare the principal of the Notes to be immediately due and payable. A declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding. If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due on the Notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Base Assets or elect to have the applicable Trust maintain possession of the related Base Assets and continue to apply collections on these Base Assets as if there had been no declaration of acceleration. The Indenture Trustee, however, will be prohibited from selling the Base Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of the related Series, unless one of the conditions specified in the related prospectus supplement are met, which conditions generally will include:

          (a) the holders of all outstanding Notes consent to the sale,

          (b) the proceeds of the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on related outstanding Notes at the date of the sale, or

          (c) the related Indenture Trustee determines that the proceeds of the Base Assets would not be sufficient on an ongoing basis to make all payments on the Notes as payments would become due if the obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Notes.

          Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the related Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee; in addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of the related Notes may, in some cases, waive any default with respect to the related Notes, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of the related Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of the Series.

          No holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless specified conditions in the Indenture have been satisfied, which conditions generally will include:

          (a) the holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;

          (b) the holders of not less than 25% of the outstanding principal amount of the Notes have made written request to the related Indenture Trustee to so institute the proceeding in its own name as Indenture Trustee;

          (c) the holder or holders have offered the related Indenture Trustee reasonable indemnity;

          (d) the related Indenture Trustee has for 60 days failed to institute the proceeding; and

          (e) no direction inconsistent with the written request has been given to the related Indenture Trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the Notes of the Series.

          With respect to any Series of Securities that includes Notes, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in the related Trust or any other holder of an interest in the related Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of a related express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the applicable agreements of Trust contained in the related Indenture.

          No Trust may engage in any activity other than as described in this Prospectus or in the related prospectus supplement. Except as and to the extent provided in the related prospectus supplement, no Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture.

          COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless specific conditions, which shall be specified in the related Indenture shall be satisfied, which conditions generally will include:

          (a) the entity formed by or surviving consolidation or merger is organized under the laws of the United States, any state of the United States or the District of Columbia;

          (b) the entity expressly assumes the related Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every appliable agreement and covenant of the related Trust under the Indenture;

          (c) no Event of Default shall have occurred and be continuing immediately after merger or consolidation;

          (d) the Trust has been advised by each Rating Agency that merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of the Notes or Certificates of the Series;

          (e) the related Trust has received an opinion of counsel to the effect that consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder;

          (f) any action that is necessary to maintain the lien and security interest created by this Indenture will have been taken; and

          (g) the Trust will have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel each stating that consolidation or merger and supplemental indenture comply with the covenants of the Indenture and that all conditions precedent provided for in the Indenture relating to the transaction have been complied with.

          No Trust relating to a Series of Securities that includes Notes will:

          (a) except as expressly permitted by the applicable Indenture, the applicable Trust Agreement or Pooling and Servicing Agreement or other documents with respect to the related Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the related Trust;

          (b) claim any credit on or make any deduction from principal and interest payments in respect of the related Notes, other than amounts withheld under the Code or applicable state tax laws or assert any claim against any present or former holder of the related Notes because of the payment of taxes levied or assessed upon the related Trust;

          (c) dissolve or liquidate in whole or in part;

          (d) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under the related Indenture except as may be expressly permitted by the related Indenture;

          (e) permit any lien, charge, excise, claim, security interest, mortgage, or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the related Trust or any part of the related Trust, or any interest in the related Trust or the proceeds; or

          (f) permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics' or similar lien, in the assets of the related Trust.

          Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          MODIFICATION OF INDENTURE. The Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify, except as provided below, in any manner the rights of the related Noteholders, provided that, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, without the consent of the holder of each outstanding Note affected by the related Indenture, no supplemental indenture will:

          (a) change the due date of any installment of principal of or interest on any related Note or reduce the principal amount of any related Note, the interest rate specified on the related Note or the redemption price with respect to the related Note or change any place of payment where or the coin or currency in which any related Note or any interest on the related Note is payable;

          (b) impair the right to institute suit for the enforcement of specific provisions of the related Indenture regarding payment;

          (c) reduce the percentage of the aggregate amount of the outstanding Notes of the related Series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of specific defaults under the related Indenture and their consequences as provided for in the related Indenture;

          (d) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on the related Notes, the Seller or an affiliate of any of them;

          (e) reduce the percentage of the aggregate outstanding amount of the related Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Base Assets in the Trust if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of the related Series;

          (f) decrease the percentage of the aggregate principal amount of the related Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of the Series necessary to amend the related Indenture or other related Agreements; or

          (g) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the related Notes or, except as otherwise permitted or contemplated in the related Indenture, terminate the lien of the related Indenture on any related collateral or deprive the holder of any the related Note of the security afforded by the lien of the related Indenture.

          The Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of the Noteholders; provided that this action will not materially and adversely affect the interest of any related Noteholder.

          ANNUAL COMPLIANCE STATEMENT. Each Trust for a Series of Securities that includes Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

          INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Trust for a Series of Securities that includes Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of indebtedness owing by the related Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the related Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

          SATISFACTION AND DISCHARGE OF INDENTURE. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all related Notes or, with limitations, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of all related Notes.

The Indenture Trustee

          The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Trust will be obligated to appoint a successor indenture trustee for the related Series. The Trust may also remove the related Indenture Trustee if the related Indenture Trustee ceases to be eligible to continue as Indenture Trustee under the related Indenture or if the related Indenture Trustee becomes insolvent. In these circumstances, the related Trust will be obligated to appoint a successor indenture trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for the related Series.

                         DESCRIPTION OF THE CERTIFICATES

          The following summaries describe the material provisions in the applicable Agreements which generally are anticipated to be common to the Trust Agreements and to the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the prospectus supplement and Agreement relating to each Series of Certificates. Where particular provisions or terms used in the related Certificates or Agreements are referred to in this Prospectus, the actual provisions, including definitions of terms, are incorporated in this Prospectus by reference as part of the summaries.

          The related prospectus supplement will provide that each Class of Certificates will have an original principal amount, no principal amount or notional amount and will accrue interest on the original principal amount or notional amount at a specified Certificate Interest Rate or will not bear interest. Each Class of Certificates may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Certificate Interest Rate, or any combination of the foregoing. The related prospectus supplement will specify the Certificate Interest Rate, or the method for determining the applicable Certificate Interest Rate, for each Class of Certificates.

          A Series of Securities may include two or more Classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Base Assets. If specified in the related prospectus supplement, one or more Classes of Certificates may be Strip Certificates. If a Series of Securities includes Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes to the extent specified in the related prospectus supplement.

          Certificates will be available for purchase in a minimum denomination of $100,000 or other minimum denominations as the prospectus supplement shall provide and in integral multiples of $1,000 in excess of the minimum denominations and will be available in book-entry form or if provided in the related prospectus supplement, as Definitive Certificates. If the Certificates will be available in book-entry form only, the related prospectus supplement will provide that Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described in this Prospectus or in the related prospectus supplement. The Certificates of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a Class of Certificates of a Series, as described in the related prospectus supplement, the transfer of the Certificates may be registered and the Certificates may be exchanged at the office of the Trustee specified in the related prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange.

          Payments of principal of and interest, if any, on the Certificates of a Series will be made on the dates specified in the related prospectus supplement by check mailed to Certificateholders of the related Series, registered as Certificateholders of the Series at the close of business on the record date applicable to each Payment Date at their addresses appearing on the register of Certificates for the related Series or in any other manner as shall be specified in the related prospectus supplement, except that:

          o payments may be made by wire transfer, at the expense of the Certificateholder requesting payment by wire transfer, in circumstances described in the related prospectus supplement, and

          o final payments of principal in retirement of any Certificate will be made only upon presentation and surrender of the related Certificate at the office of the Trustee specified in the related prospectus supplement.

Notice of the final payment on a Certificate will be mailed to the holder of the Certificate before the Payment Date on which the final principal payment on any Certificate is expected to be made to the holder of that Certificate.

          Payments of principal of and interest, if any, on the Certificates will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related prospectus supplement. All payments with respect to the Base Assets for a Series, together with reinvestment income on these payments, amounts withdrawn from any Reserve Account and amounts available pursuant to any other Series Enhancement generally will be deposited directly into the Collection Account net, if and as provided in the related prospectus supplement, of amounts payable to the Servicer under the related Agreement and specified in the related prospectus supplement, and will then be deposited into the applicable Payment Accounts and be available to make payments on Certificates of the related Series on the next Payment Date, as the case may be. See "The Trust Assets --Collection and Payment Accounts" .

Payments of Interest

          The Certificates of each Class which by their terms are entitled to receive interest will bear interest, calculated on the basis of a 360-day year of twelve 30-day months or any other basis as is specified in the related prospectus supplement, from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on the Certificates of a Series will be payable on the Payment Dates specified in the related prospectus supplement. The rate of interest on one or more Classes of Certificates of a Series may be fixed, floating, variable or adjustable. A Class of Certificates may by its terms be "Principal Only Certificates", which may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. A Class of Certificates may by its terms be "Zero Coupon Certificates", the interest on which is not paid on the related Payment Date, but will accrue and be added to the principal of the Certificates on the related Payment Date.

          Interest payable on the Certificates on a Payment Date will include all interest accrued during the related period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a Payment Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding the related Payment Date.

Payments of Principal

          On each Payment Date for Certificates of a Series, principal payments will be made to the holders of the related Certificates on which principal is then payable, to the extent set forth in the related prospectus supplement. The payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority, which may, in some cases, include allocation by random lot, set forth in the related prospectus supplement.

          With respect to each Class of Certificates not issued pursuant to a Pooling and Servicing Agreement, a "Final Scheduled Payment Date" will be specified in the related prospectus supplement, which will be the date, calculated on the basis of the assumptions applicable to the Series described in the related prospectus supplement, on which the entire aggregate principal balance of the related Class is expected to be reduced to zero. Because payments received on the Base Assets will generally be used to make distributions in reduction of the outstanding principal amounts of the Certificates, it is likely that the final principal payment with respect to a Class of Certificates will occur earlier, and may occur substantially earlier than its Final Scheduled Payment Date.

Receivables Pooling Certificates

          INVESTOR CERTIFICATEHOLDERS' INTEREST; DEPOSITOR'S INTEREST. In the case of a Series of Receivables Pooling Certificates, a portion of the assets of the related Trust will be allocated among the Investor Certificateholders' Interest and the remainder will be allocated to the depositor's interest (the "Depositor's Interest") and as provided in the related prospectus supplement. The Depositor's Interest represents the rights to the assets of the Trust not allocated to the Investor Certificateholders' Interest of any Series or any interests in the Trust issued as Series Enhancement. In the case of a Master Trust, the related Seller may cause the issuance of additional Series of Certificates from time to time and this issuance will have the effect of decreasing the Depositor's Interest. The Depositor's Interest may be evidenced by an exchangeable certificate that is subject to specific transfer restrictions. The aggregate principal amount of the Investor Certificateholders' Interest will, except as provided in this Prospectus or in the related prospectus supplement, remain fixed at the aggregate initial principal amount of the Certificates of the related Series and the principal amount of the Depositor's Interest will fluctuate as the amount of the "Principal Receivables", as defined in the related prospectus supplement, Government Securities, if any, and Private Label Custody Receipt Securities, if any, held by the Trust changes from time to time. If so provided in the related prospectus supplement, in some circumstances, interests in the assets of a Trust may be allocated to a credit enhancer, and in the case of a Master Trust, interests in the assets of the Trust may be allocated to the Investor Certificateholders of more than one Series.

          EFFECT OF ISSUANCE OF ADDITIONAL SERIES. In the case of a Master Trust, the Pooling and Servicing Agreement may provide that, pursuant to any one or more supplements to the related Pooling and Servicing Agreement (each, a "Supplement"), the Depositor may direct the Trustee to authenticate from time to time new Series, subject to the conditions described below (each issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Depositor's Interest to the extent of the initial Invested Amount of a Series. Under the Pooling and Servicing Agreement, the Depositor may designate, with respect to any newly issued Series:

          (a) its name or designation;

          (b) its initial principal amount or method for calculating its amount, and its Invested Amount in the Trust which is generally based on the aggregate amount of Principal Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Trust allocated to the related Series, and its Series Invested amount;

          (c) its certificate rate, or formula for the determination of the certificate rate;

          (d) the interest payment date or dates and the dates from which interest shall accrue;

          (e) the method for allocating collections to Certificateholders of the Series;

          (f) any bank accounts to be used by the related Series and the terms governing the operation of these bank accounts;

          (g) the percentage used to calculate the Monthly Servicing Fee;

          (h) the provider and terms of any form of Series Enhancement with respect to any newly issued Series;

          (i) the terms on which the Certificates of the Series may be repurchased or remarketed to other investors;

          (j) the Series Termination Date;

          (k) the number of Classes of Certificates of the Series, and if the Series consists of more than one Class, the rights and priorities of each related Class;

          (l) the extent to which the Certificates of the Series will be issuable in temporary or permanent global form, and, in this case, the depositary for these global certificate or certificates, the terms and conditions, if any, upon which these global certificate or certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on this global certificate or certificates will be paid;

          (m) whether the Certificates of the Series may be issued in bearer form and any limitations imposed on the Certificates;

          (n) the priority of the Series with respect to any other Series; and

          (o) any other relevant terms (all relevant terms, the "Principal Terms" of the related Series).

None of the Depositor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series.

          The Pooling and Servicing Agreement may provide that the Depositor may designate Principal Terms so that each Series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than the Controlled Accumulation Periods or the Controlled Amortization Periods for any other Series. Further, one or more Series may be in their Controlled Accumulation Period or Controlled Amortization Period while other Series are not. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any Series Enhancement only on behalf of the Certificateholders of the Series to which the Series Enhancement relates. With respect to each Series Enhancement, the Depositor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Depositor or remarketed to other investors. There is no limit to the number of New Issuances the Depositor may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Certificateholder of another Series.

          Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Certificates of a new Series and to execute and deliver the related Series Supplement is subject to the satisfaction of the following conditions:

          (a) on or before the fifth day immediately preceding the date upon which the New Issuance is to occur, the Depositor shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer so entitled pursuant to the relevant Supplement, written notice of the New Issuance and the date upon which the New Issuance is to occur;

          (b) the Depositor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee;

          (c) the Depositor shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to the applicable Agreement;

          (d) the Depositor shall have received notice from each Rating Agency that the New Issuance shall not cause the Rating Agency to reduce or withdraw the then current rating of the Certificates of any outstanding Series or Class;

          (e) the Depositor shall have delivered to the Trustee and providers of Series Enhancement a certificate of an authorized representative, dated the date upon which the New Issuance is to occur, to the effect that the Depositor reasonably believes that the issuance will not, based on the facts known to the representative at the time of certification, cause a Pay Out Event; and

          (f) the Depositor shall have delivered to the Trustee, each Rating Agency and providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for federal income tax purposes:

               (1) following a New Issuance the Trust will not be deemed to be an association,or publicly traded partnership taxable as a corporation,

               (2) a New Issuance will not adversely affect the tax characterization as debt of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance,

               (3) a New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Certificateholders, and

               (4) except as is otherwise provided in a Supplement with respect to any Series, the Certificates of the related Series will be properly characterized as debt.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Depositor the Certificates of the new Series for execution and redelivery to the Trustee for authentication.

          ALLOCATION PERCENTAGE. Pursuant to the Pooling and Servicing Agreement, all amounts collected with respect to:

          (a) finance charge receivables (as defined in the related prospectus supplement, the "Finance Charge Receivables") and Principal Receivables and the Defaulted Amount,

          (b) the Government Securities, if any, and

          (c) the Private Label Custody Receipt Securities, if any, with respect to any Monthly Period will be allocated among the Investor Certificateholders' Interest of each Series, the Depositor's Interest and in some circumstances to the provider of Series Enhancement, and all Adjustment Payments and Deposit Amounts deposited in the Collection Account (collectively, "Miscellaneous Payments") with respect to any Monthly Period will be allocated among the Investor Certificateholders' Interest of each Series, as follows:

               (1)  collections of:

                    (A) Finance Charge Receivables and the Defaulted Amount,

                    (B) interest on the Government Securities, if any, and

                    (C) interest on the Private Label Custody Receipt Securities, if any, will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Floating Allocation Percentage of the related Series;

               (2)  collections of:

                    (A) Principal Receivables;

                    (B) principal of the Government Securities, if any, and

                    (C) principal of the Private Label Custody Receipt Securities, if any, will at all times be allocated to the Investor Certificateholders' Interest of a Series based on the Principal Allocation Percentage of the related Series; and

               (3) miscellaneous Payments will at all times be allocated among the Investor Certificateholder's Interest of each Series based on their respective Invested amounts.

The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered by this Prospectus, in the related prospectus supplement. Amounts not allocated to the Investor Certificateholders' Interest of any Series as described above will be allocated to the Depositor's Interest.

          COLLECTIONS. All collections in respect of Receivables and Participations with respect to a given Trust will be allocated by the related Servicer or Trustee as amounts collected on Principal Receivables and on Finance Charge Receivables. The Servicer will allocate between the Investor Certificateholders' Interest of each Series, if more than one, of the related Trust and the Depositor's Interest all amounts collected with respect to:

          o Finance Charge Receivables and Principal Receivables and the Defaulted Amount,

          o    the Government Securities, if any, and

          o    Private Label Custody Receipt Securities, if any.

The "Defaulted Amount" for any Monthly Period will be an amount, not less than zero, equal to:

          (a) the amount of Principal Receivables which were charged off as uncollectible in the Monthly Period in accordance with the Servicer's customary and usual servicing procedures ("Defaulted Receivables") for the Monthly Period, minus

         (b) the sum of:

               (1) the amount of any Defaulted Receivables of which either the Depositor or the Servicer becomes obligated to accept reassignment or assignment during the Monthly Period, unless an Insolvency Event shall have occurred with respect to the Depositor, the Seller or the Servicer, in which event the amount of the Defaulted Receivables will not be added to the sum so subtracted,

               (2) the aggregate amount of recoveries, net of collection expenses, received in the Monthly Period with respect to both Finance Charge Receivables and Principal Receivables previously charged off as uncollectible, and

               (3) the excess, if any, for the immediately preceding Monthly Period of the sum computed pursuant to this clause (b) for the Monthly Period over the amount of Principal Receivables which became Defaulted Receivables in the Monthly Period.

Collections of:

          o Finance Charge Receivables and the Defaulted Amount,

          o interest on the Government Securities, if any, and

          o interest on the Private Label Custody Receipt Securities, if any, will be allocated to each Series at all times based upon its Floating Allocation Percentage.

Collections of:

          o Principal Receivables,

          o principal of the Government Securities, if any, and

          o principal of the Private Label Custody Receipt Securities, if any, will be allocated to each related Series at all times based upon its Principal Allocation Percentage.

The Floating Allocation Percentage and the Principal Allocation Percentage with respect to each related Series will be determined as set forth in the related Supplement and, with respect to each Series offered by this Prospectus, in the related prospectus supplement. Collections will be deposited in the related Collection Account and invested in the manner described under "Servicing of Receivables -- Deposits in the Collection Account".

          INTEREST. Interest will accrue on the Invested amount of the Receivables Pooling Certificates of a Series or Class (the "Invested Amount" of the Series or Class) offered by this Prospectus at the per annum rate either specified, or determined in the manner specified, in the related prospectus supplement (the "Certificate Interest Rate "). If the prospectus supplement for a Series of Receivables Pooling Certificates so provides, the interest rate and interest payment dates applicable to each Class of Certificates of that Series may be subject to adjustment from time to time. Any interest rate adjustment would be determined by reference to one or more indices or by a remarketing firm, in each case as described in the prospectus supplement for the related Series. To the extent provided in this Prospectus or in the related prospectus supplement, collections of Finance Charge Receivables and other amounts allocable to the Investor Certificateholders' Interest of a Series offered by this Prospectus will be used to make interest payments to Certificateholders of the related Series on each Interest Payment Date with respect to these collections, provided that if a rapid amortization period commences with respect to the related Series, interest will then be distributed to these Certificateholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, collections or other amounts, or the portion allocable to the related Class, will be deposited in one or more trust accounts (in the case of the deposit of interest, an "Interest Funding Account") and used to make interest payments to Certificateholders of the related Series or Class on the following Interest Payment Date with respect to the related Series or Class. If a Series has more than one Class of Receivables Pooling Certificates, each related Class may have a separate Interest Funding Account.

          PRINCIPAL. The principal of any Receivables Pooling Certificates will be scheduled to be paid either in full on an expected date specified in the related prospectus supplement (the "Expected Final Payment Date "), in which case the related Series will have an accumulation period, as described below under " -- Accumulation Period", or in installments commencing on a date specified in the related prospectus supplement (the "Principal Commencement Date "), in which case the Receivables Pooling Certificates will have a Controlled Amortization Period as described below under " -- Controlled Amortization Period". If the related Series has more than one Class of Certificates, a different method of paying principal, Expected Final Payment Date and/or Principal Commencement Date may be assigned to each Class. The principal with respect to the Certificates of the related Series or Class may be made or commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date, as the case may be, and the final principal payment with respect to the Certificates of the related Series or Class may be made earlier or later than the applicable Expected Final Payment Date or Principal Commencement Date, if a Pay Out Event occurs with respect to the related Series or Class or under other circumstances described in this Prospectus or in the related prospectus supplement.

          REVOLVING PERIOD. Receivables Pooling Certificates will have a "Revolving Period", which will commence on the date specified in the related prospectus supplement as the Series Cut-Off Date and continue until the earliest to occur of:

          o the commencement of the Rapid Amortization Period with respect to the Series, and

          o the date specified in the related prospectus supplement as the last day of the Revolving Period with respect to the Series.

During the Revolving Period with respect to the Series, collections of Principal Receivables, collections of principal of the Government Securities, if any, collections of principal of the Private Label Custody Receipt Securities, if any, and other amounts otherwise allocable to the Investor Certificateholders' Interest of the Series will be distributed to or for the benefit of the Certificateholders of other Series, if so provided in the related prospectus supplement or the Seller or the Depositor in respect of the Depositor's Interest.

          CONTROLLED ACCUMULATION PERIOD. If so specified by the related prospectus supplement in the case of a Series of Receivables Pooling Certificates, and unless a Rapid Amortization Period commences with respect to the related Series, one or more Classes of Certificates of the Series will have a Controlled Accumulation Period. The controlled accumulation period (the "Controlled Accumulation Period") will commence on the close of business on the date specified, or determined in the manner specified, in the related prospectus supplement and will continue until the earliest to occur of:

          o the commencement of a Rapid Amortization Period with respect to the Series,

          o payment in full of the Invested Amount of the Certificates of the Series, or

          o    the Series Termination Date with respect to the Series.

          During the Controlled Accumulation Period with respect to a Series of Receivables Pooling Certificates, collections of Principal Receivables, principal of the Government Securities, if any, principal of the Private Label Custody Receipt Securities, if any, and other amounts allocable to the Investor Certificateholders' Interest of the Series will be deposited on each Distribution Date in a trust account established for the benefit of the Investor Certificateholders of the Series (the "Principal Funding Account") and used to make principal distributions to the Certificateholders when due. The amount to be deposited in the Principal Funding Account on the applicable Distribution Date may, but will not necessarily, be limited to the "Controlled Deposit Amount " equal to the "Controlled Accumulation Amount" specified in the related prospectus supplement plus any existing deficit with respect to the Controlled Accumulation Amount arising from prior Distribution Dates (the "Deficit Controlled Accumulation Amount "). If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount. In addition, the related prospectus supplement may describe priorities among Classes with respect to deposits of principal into Principal Funding Accounts. In general, unless a Pay Out Event shall have occurred prior to the Expected Final Payment Date for a Series, on the Expected Final Payment Date for a particular Series or Class, all amounts accumulated in the Principal Funding Account with respect to the Series or Class during the Controlled Accumulation Period will be distributed as a single repayment of principal with respect to the Series or Class.

          RAPID ACCUMULATION PERIOD. If so specified and under the conditions set forth in the prospectus supplement relating to a Series having a Controlled Accumulation Period, during the period (the "Rapid Accumulation Period" and together with the Controlled Accumulation Period, each an "Accumulation Period") from the day on which a Pay Out Event has occurred until the earliest of:

          o    the commencement of the Rapid Amortization Period,

          o payment in full of the Investor Interest of the Certificates of the Series and, if so specified in the related prospectus supplement, of the Collateral Interest, if any, with respect to the Series, and

          o    the related Series Termination Date,

collections of Principal Receivables allocable to the Investor Interest of the Series, and other amounts if so specified in the related prospectus supplement, will be deposited on each Transfer Date in the Principal Funding Account and used to make distributions of principal to the Certificateholders of the Series or Class on the Scheduled Payment Date.

The amount to be deposited in the Principal Funding Account during the Rapid Accumulation Period will not be limited to the Controlled Deposit Amount.

          During the Rapid Accumulation Period, funds on deposit in any Principal Funding Account may be invested in permitted investments or subject to a guaranteed rate or investment contract or other arrangement intended to assure a minimum return on the investment of the funds. Investment earnings on the funds may be applied to pay interest on the related Series of Certificates or make other payments as specified in the related prospectus supplement. In order to enhance the likelihood of payment in full of principal at the end of the Rapid Accumulation Period with respect to a Series of Certificate, the Series may be subject to a principal guaranty or other similar agreement.

          CONTROLLED AMORTIZATION PERIOD. If the related prospectus supplement so specifies with respect to a Series of Receivables Pooling Certificates, unless a Rapid Amortization Period commences with respect to a Series, one or more Classes of Certificates of the Series will have a Controlled Amortization Period. The controlled amortization period (the "Controlled Amortization Period") will commence at the close of business on the date specified or determined in the manner specified in the related prospectus supplement and will continue until the earliest to occur of:

          o the commencement of the Rapid Amortization Period with respect to a Series,

          o payment in full of the Invested Amount of the Certificates of a Series, or

          o    the Series Termination Date with respect to a Series.

During the Controlled Amortization Period with respect to a Series, collections of Principal Receivables, principal of the Government Securities, if any, principal of the Private Label Custody Receipt Securities, if any, and other amounts allocable to the Investor Certificateholders' Interest of a Series will be used on each Distribution Date to make principal distributions to Certificateholders of the Series or any Class of the Series then scheduled to receive the related distributions. The amount to be distributed to Certificateholders of any Series on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution Amount") which will be equal to the "Controlled Amortization Amount" specified in the related prospectus supplement plus any existing deficit with respect to the Controlled Amortization Amount arising from prior Distribution Dates (the "Deficit Controlled Amortization Amount". If a Series of Receivables Pooling Certificates has more than one Class, each Class may have a separate Controlled Amortization Amount. In addition, the related prospectus supplement may describe priorities among the Classes with respect to these distributions.

          RAPID AMORTIZATION PERIOD. During the Rapid Amortization Period, collections of Principal Receivables and other amounts allocable to the Investor Certificateholders' Interest of the Series will be distributed as principal payments to the Investor Certificateholders of the Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to the Series. The "Rapid Amortization Period" will commence and end on the dates set forth in the related propsectus supplement. During the Rapid Amortization Period with respect to a Series, distributions of principal to Investor Certificateholders will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Rapid Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to a Series will be paid to the Certificateholders of the relevant Class or Series on the first Special Payment Date with respect to the related Series. See "Description of the Certificates -- Pay Out Events" below for a discussion of the events which might lead to the commencement of the Rapid Amortization Period with respect to a Series.

          PAY OUT EVENTS. As described above, the Revolving Period with respect to a Series of Receivables Pooling Certificates will commence on the Series Cut-Off Date and continue until the commencement of the Controlled Accumulation Period or the Controlled Amortization Period, unless a Pay Out Event occurs with respect to the Series prior to any of these dates. A "Pay Out Event" with respect to the Series refers to any events specified in the related prospectus supplement, which events may include:

          o the occurrence of an "Insolvency Event", which shall mean the appointment of the FDIC as receiver of the Depositor or the Seller or another person specified in the related prospectus supplement, or other events relating to the bankruptcy, insolvency or receivership of the Depositor or the Seller, or another person specified in the related prospectus supplement; or

          o the Trust becoming an investment company within the meaning of the Investment Company Act of 1940 (the "Investment Company Act").

          In the case of any event described above, a Pay Out Event with respect to the affected Series will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders of the affected Series immediately upon the occurrence of this event. The Rapid Amortization Period with respect to a Series will commence at the close of business on the day immediately preceding the day on which a Pay Out Event occurs with respect to the related Series. Distributions of principal to the Investor Certificateholders of the related Series will begin on the Distribution Date next following the month during which the Pay Out Event occurs (the Distribution Date and each following Distribution Date with respect to the related Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to the related Series at that time will be distributed on the first Special Payment Date to the Investor Certificateholders of the Series. If a Series has more than one Class of Certificates, each Class may have different Pay Out Events which, in the case of any Series of Certificates offered by this Prospectus, will be described in the related prospectus supplement.

          In addition to the consequences of a Pay Out Event discussed above, if any Insolvency Event occurs with respect to the Depositor or the Seller, pursuant to the Pooling and Servicing Agreement and the Receivables Purchase Agreement, on the day of the Insolvency Event, the Depositor or the Seller will immediately cease to transfer Principal Receivables directly or indirectly to the Trust and promptly give notice to the Trustee of the Insolvency Event. Under the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement applicable to the Series, within 15 days the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in a commercially reasonable manner and on commercially reasonable terms unless within 90 days from the date notice is published the holders of Certificates of each Series or, if a Series includes more than one Class, each Class of the related Series evidencing more than 50% of the aggregate unpaid principal amount of each related Series or Class and other interested parties specified in the related prospectus supplement instruct the Trustee not to dispose of or liquidate the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, and to continue transferring Principal Receivables as before the Insolvency Event. The proceeds from any sale, disposition or liquidation of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, will be deposited in the Collection Account and allocated as described in the applicable Pooling and Servicing Agreement and the related prospectus supplement. If the sum of:

          o the portion of the proceeds allocated to the Investor Certificateholders' Interest of any Series, and

          o the proceeds of any collections of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, in the Collection Account allocated to the Investor Certificateholders' Interest of the related Series, together with any related rights under any applicable Series Enhancement, is not sufficient to pay the Invested Amount of the Certificates of the related Series in full, the Investor Certificateholders will incur a loss.

          PAIRED SERIES. If so provided in the related prospectus supplement, one or more Series or a portion of one or more Series previously issued by a Trust (a "Prior Series ") may be paired with one or more other series (a "Paired Series ") issued by the Trust. As the Invested Amount of the Prior Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of the Paired Series will be equal to the Invested Amount paid to Certificateholders of the Prior Series. If a Pay Out Event occurs with respect to the Prior Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the Prior Series and the Series Allocation Percentage and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related prospectus supplement and the Early Amortization Period or Early Accumulation Period for the related Series could be lengthened. It shall be a condition to the issuance of a Paired Series that this issuance shall not result in the reduction by any Rating Agency of the rating of the Prior Series.

          OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL. If specified in the prospectus supplement, subject to any conditions described in the prospectus supplement, on any day occurring on or after the day that the principal amount of the Certificates of a Series and the Enhancement Invested Amount, if any, with respect to the Series is reduced to a percentage of the initial outstanding aggregate principal amount of the Certificates of the related Series set forth in the related prospectus supplement, the Depositor will have the option to repurchase the Investor Certificateholders' Interest of the related Series. The purchase price will be equal to the sum of the principal amount of the Series, less the amount, if any, on deposit in any Principal Funding Account with respect to the related Series, plus the Enhancement Invested Amount, if any, with respect to the related Series, plus accrued and unpaid interest on the unpaid principal amount of the Certificates, including the Collateral Indebtedness Interests, if any, and, if applicable, on the Enhancement Invested Amount, and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Payment Date, through:

          o if the day on which the repurchase occurs is a Distribution Date, the day preceding this Distribution Date, or

          o if the day on which the repurchase occurs is not a Distribution Date, the day preceding the Distribution Date following that day, at the applicable Certificate Interest Rate.

Following any repurchase and the deposit of the aggregate purchase price into the Collection Account, the Investor Certificateholders of the related Series will have no further rights with respect to the Receivables. In the event that the Depositor shall fail for any reason to deposit the aggregate purchase price for the Investor Certificateholders' Interest of a Series, payments would continue to be made to the Investor Certificateholders of the related Series as described in this Prospectus and in the related prospectus supplement.

          In any event, the last payment of principal and interest on the Securities of a Series will be due and payable not later than the date (the "Series Termination Date") specified in the related prospectus supplement. In the event that the principal amount of the Securities of any related Series or the Enhancement Invested Amount is greater than zero on the Series Termination Date, the Trustee will sell or cause to be sold interests in the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, of the related Trust, as specified in the Pooling and Servicing Agreement, in an amount equal to the sum of the principal amount of the outstanding Securities and the Enhancement Invested Amount, if any, with respect to the related Series at the close of business on the Series Termination Date. The net proceeds of the sale will be deposited in the Collection Account and allocated to the Certificateholders of the related Series or the holder of the Enhancement Invested Amount after the Certificateholders are paid in full, as provided in the Pooling and Servicing Agreement with respect to the Series.

          The Depositor may, at its option, purchase a Class of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the prospectus supplement relating to that Series. Alternatively, if so specified in the related prospectus supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a Trust by repurchasing all of the Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, from the Trust on or after a date specified in the related prospectus supplement, or on or after that time as the aggregate outstanding principal amount of the Certificates or Receivables, Government Securities, if any, and Private Label Custody Receipt Securities, if any, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of a purchase or termination must be given by the Depositor, the Servicer or the Trustee prior to the related date. The purchase or repurchase price will be set forth in the related prospectus supplement.

          In addition, the related prospectus supplement may provide other circumstances under which holders of Certificates of a Series could be fully paid significantly earlier than would otherwise be the case as a result of the occurrence of a Rapid Amortization Event.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration

          If so specified in the related prospectus supplement, holders of Securities may hold their Securities through the Depository Trust Company ("DTC" (in the United States) or Clearstream Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems.

          Cede & Co. ("Cede"), as nominee for DTC, will hold one or more global Securities. Unless and until definitive securities are issued in fully registered, certified form ("Definitive Securities ") under the limited circumstances described in the related prospectus supplement, all references in this Prospectus or in the related prospectus supplement to actions by holders of Securities shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this Prospectus to distributions, notices, reports and statements to holders of Securities shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Securities, as the case may be, for distribution to the beneficial owners of the related Securities in accordance with DTC procedures.

          Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective Depositaries which in turn will hold these positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in these capacities, the "Depositaries").

          Transfers between DTC Participants will occur in the ordinary way in accordance with DTC rules. Transfers among Clearstream Luxembourg Participants or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear.

          Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

          Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the securities settled during processing will be reported to the relevant Euroclear Participant or Clearstream Luxembourg Participant on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Securities, see Annex I to this Prospectus and for information with respect to tax documentation procedures relating to the Securities, see Annex I to this Prospectus "Certain Federal Income Tax Consequences -- Foreign Investors."

          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations, including the Underwriters. Indirect access to the DTC System also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

          Holders of Securities that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, holders of Securities will receive all distributions of principal of and interest on the Securities from the Trustee, or the Indenture Trustee, as paying agent, or its successor in this capacity (the "Paying Agent"), through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Securities may experience some delay in their receipt of payments, since these payments will be forwarded by the Paying Agent to Cede, as nominee for DTC. DTC will forward these payments to its Participants which will then forward them to Indirect Participants or holders of Securities. It is anticipated that the only holder of the Certificates (the "Certificateholder"), holder of the Note (the "Noteholder" and together with the Certificateholder, the "Securityholder") for a Series will be Cede, as nominee of DTC. Holders of Securities would not then be recognized by the Trustee as "Certificateholders", "Noteholders" or "Securityholders", as these terms are used in the related Agreement, and holders of Securities would only be permitted to exercise the rights of a "Certificateholder", "Noteholder" or "Securityholder" indirectly through the Participant who in turn will exercise those rights through DTC.

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which holders of Securities have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders of Securities. Accordingly, although holders of Securities will not possess Securities, holders of Securities will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a holder of Securities to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Securities, may be limited due to the lack of a physical certificate or instrument for the Securities.

          DTC will take any action permitted to be taken by a "Certificateholder", "Noteholder" or "Securityholder" under the applicable Agreement or Indenture only at the direction of one or more Participants to whose account with DTC the relevant Securities are credited. Additionally, DTC will take these actions with respect to specified percentages of the Certificateholders', Noteholders' or Securityholders' interests only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy the specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include these undivided interests.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          The Euroclear System ("Euroclear") was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thus eliminating both the need for physical movement of certificates and the risk resulting from transfers of securities and cash that are not simultaneous.

          The Euroclear System has subsequently been extended to clear and settle transactions between Euroclear Participants counterparties both in Clearstream Luxembourg and in many domestic securities markets. Transactions may be settled in any of 32 settlement currencies, including United States dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear System includes securities lending and borrowing and money transfer services. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. Accordingly, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern all transfers of securities and cash, both within the Euroclear System and receipts and withdrawals of securities and cash. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

          Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions with respect to Securities held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences". Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder, Noteholder or Securityholder under the applicable Agreement or Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect these actions on its behalf through DTC.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform the procedures and these procedures may be discontinued at any time.

Definitive Securities

          If the Securities of any Series will be available in book entry form, the related Securities will be issued as Definitive Securities, rather than to DTC or its nominee, only under circumstances specified in the related prospectus supplement, which circumstances may include that,

          o the Depositor advises the Trustee, and any Indenture Trustee, in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities, and the Trustee, or the Indenture Trustee, or the Depositor are unable to locate a qualified successor,

          o the Depositor, at its option, elects to terminate the book-entry system through DTC, or

          o after the occurrence of a Servicer Default, holders of Securities of the related Series evidencing not less than 50% of the aggregate unpaid principal amount of the Securities advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the holders of the Securities.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the physical certificates or notes held by Cede that represent the Securities, and instructions for registration, the Trustee, or the Indenture Trustee, will issue the related Securities in the form of Definitive Securities, and the Trustee, or the Indenture Trustee, will then recognize the holders of these Definitive Securities as holders of Securities, under the applicable Agreement or Indenture and the related prospectus supplement ("Holders").

          If Definitive Securities are issued, distribution of principal and interest on the Definitive Securities will be made by the Paying Agent or the Trustee, or the Indenture Trustee, directly to the Holders in whose names the Definitive Securities were registered on the related Record Date in accordance with the procedures set forth in this Prospectus and in the related Agreement, Indenture and prospectus supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, or the Indenture Trustee, except that the final payment on any Definitive Security will be made only upon presentation and surrender of the Definitive Security on the date for final payment at the office or agency as is specified in the notice of final distribution to Holders. The Trustee, or the Indenture Trustee, will provide notice to Holders not later than the date specified in the related prospectus supplement.

          Definitive Securities will be transferable and exchangeable at the offices of the Transfer Agent specified pursuant to the applicable Agreement or Indenture (the "Transfer Agent") and the Registrar. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange.

                       DESCRIPTION OF THE TRUST AGREEMENTS
                       OR POOLING AND SERVICING AGREEMENTS

          The following summaries describe the material provisions of the Trust Agreements and Pooling and Servicing Agreements which are anticipated to be common to any Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement. Where particular provisions or terms used in a related Agreement are referred to in this Prospectus, the actual provisions, including definitions of terms, are incorporated in this Prospectus by reference as part of the summaries.

Assignment of Base Assets to the Trust

          ASSIGNMENT OF RECEIVABLES; PRE-FUNDING ACCOUNT. For any Series of Receivables Pooling Certificates, pursuant to the related Pooling and Servicing Agreement and Receivables Purchase Agreement, the Seller will sell and assign to the related Trust on the Closing Date specified in the related prospectus supplement (the "Closing Date"), either directly or by assignment to the Depositor and reassignment by the Depositor to the Trust, without recourse to the Seller, or the Depositor, all Receivables in the Initial Accounts outstanding as of the Series Cut-Off Date, and will similarly sell and assign to the Trust all Receivables in the Additional Accounts as of the applicable additional cut-off dates and all Receivables later created under the Initial Accounts or the Additional Accounts, other than the Removed Accounts, any Participations added to the Trust and the proceeds of all of the foregoing. To the extent specified in the related prospectus supplement, a portion of the proceeds from the sale of the Securities of a Series may be applied by the Depositor to the deposit of an amount on deposit in a Pre-Funding Account (the "Pre-Funded Amount"). If a Pre-Funding Account is provided for, the related prospectus supplement will specify the terms, conditions and manner under which additional Receivables will be purchased by the Trust from time to time during the funding period provided for in the related prospectus supplement.

          In connection with any transfer of any Receivables, the Seller will annotate and indicate in its computer files that these Receivables have been conveyed to the Trust. In addition, the Seller will provide to the Trustee a computer file or a microfiche list containing a true and complete list showing each Account, the Receivables of which have been designated for inclusion in the Trust, identified by account number, collection status, the amount of Receivables outstanding and the amount of Principal Receivables as of the initial Series Cut-Off Date, or additional Cut-Off Date. The Seller will not deliver to the Trustee any other records or agreements relating to these Accounts or the Receivables. The records and agreements relating to these Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. Each Seller will file the UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "Risk Factors - Certain Legal Aspects -- Transfer of Receivables" and "Risk Factors-- Risk of Commingling" and "Certain Legal Aspects of the Receivables".

          ASSIGNMENT OF WALTR SECURITIES; PRE-FUNDING ACCOUNT. All or a portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist entirely or in part of WALTR Securities, will be applied to the purchase of the related WALTR Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related prospectus supplement. If a Pre-Funding Account is provided for, the related prospectus supplement will specify the terms, conditions and manner under which additional WALTR Securities will be purchased by the Trust from time to time during the funding period provided for in the related prospectus supplement. The Trustee will cause any WALTR Securities purchased by the Trust to be registered in the name of the Trustee, or its nominee or correspondent, or, where applicable, the Indenture Trustee, and the Trustee, or its agent or correspondent, or the Indenture Trustee will have possession of any certificated WALTR Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a WALTR Security. See "The Trust Assets -- WALTR Securities".

          Each WALTR Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "WALTR Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, or subsequent cut-off date, annual Certificate Interest Rate or interest rate and maturity date for each WALTR Security. In the Trust Agreement, to the extent that any WALTR Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the WALTR Securities:

          (a) that the information contained in the WALTR Schedule is true and correct in all material respects;

          (b) that, immediately prior to the conveyance of the WALTR Securities, the Depositor had good title to, and was the sole owner of the WALTR Securities;

          (c) that there has been no other sale by it of the WALTR Securities;
and

          (d) that there is no existing lien, charge, security interest or other encumbrance on the WALTR Securities.

          ASSIGNMENT OF GOVERNMENT SECURITIES; PRE-FUNDING ACCOUNT. A portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist in part of Government Securities, will be applied to the purchase of the related Government Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related prospectus supplement. If a Pre-Funding Account is provided for, the related prospectus supplement will specify the terms, conditions and manner under which additional Government Securities will be purchased by the Trust from time to time during the funding period provided for in the related prospectus supplement. The Trustee will cause any Government Securities purchased by the Trust to be registered in the name of the Trustee, or its nominee or correspondent, or, where applicable, the Indenture Trustee, and the Trustee, or its agent or correspondent, or the related Indenture Trustee will have possession of any certificated Government Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Government Security. See "The Trust Assets -- Government Securities".

          Each Government Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Government Security Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, or subsequent cut-off date, annual interest rate and maturity date for each Government Security. In the Trust Agreement, to the extent that any Government Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the Government Securities:

          (a) that the information contained in the Government Schedule is true and correct in all material respects;

          (b) that immediately prior to the conveyance of the Government Securities, the Depositor had good title to and was the sole owner of the Government Securities;

          (c) that there has been no other sale by it of Government Securities; and

          (d) that there is no existing lien, charge, security interest or other encumbrance on the Government Securities.

          ASSIGNMENT OF PRIVATE LABEL CUSTODY RECEIPT SECURITIES; PRE-FUNDING ACCOUNT. A portion of the net proceeds received from the sale of the Securities of a Series, the Base Assets of which consist in part of Private Label Custody Receipt Securities, will be applied to the purchase of the related Private Label Custody Receipt Securities from the Depositor or other Seller on the Closing Date and, to the deposit of a Pre-Funded Amount into a Pre-Funding Account, if and to the extent specified in the related prospectus supplement. If a Pre-Funding Account is provided for, the related prospectus supplement will specify the terms, conditions and manner under which additional Private Label Custody Receipt Securities will be purchased by the Trust from time to time during the funding period provided for in the related prospectus supplement. The Trustee will cause any Private Label Custody Receipt Securities purchased by the Trust to be registered in the name of the Trustee, or its nominee or correspondent, or, where applicable, the Indenture Trustee, and the Trustee, or its agent or correspondent, or the Indenture Trustee will have possession of any certificated Private Label Custody Receipt Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Label Custody Receipt Security. See "The Trust Assets -- Government Securities".

          Each Private Label Custody Receipt Security to be transferred to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Agreement (the "Private Label Custody Receipt Security Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, or subsequent cut-off date, annual interest rate and maturity date for each Private Label Custody Receipt Security. In the Trust Agreement, to the extent that any Private Label Custody Receipt Securities are purchased from the Depositor, the Depositor will represent and warrant to the Trustee regarding the Private Label Custody Receipt Securities:

          (a) that the information contained in the Private Label Custody Receipt Schedule is true and correct in all material respects;

          (b) that immediately prior to the conveyance of the Private Label Custody Receipt Securities, the Depositor had good title to and was the sole owner of the Private Label Custody Receipt Securities;

          (c) that there has been no other sale by it of the related Private Label Custody Receipt Securities; and

          (d) that there is no existing lien, charge, security interest or other encumbrance on the related Private Label Custody Receipt Securities.

Repurchase and Substitution of Non-Conforming Base Assets

          In general, the Depositor and/or the Seller or another entity will make specific representations and warranties to the Trust regarding the Base Assets to be purchased by the Trust. To the extent described in the related prospectus supplement, the applicable Agreement will provide that if the Depositor, the Seller or another entity cannot cure a breach of representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the Trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of a Base Asset, then the Depositor, the Seller or another entity will be required to repurchase the affected Base Assets on the terms and conditions and in the manner described in the related prospectus supplement. If provided in the related prospectus supplement, the Depositor, the Seller or another entity may, rather than repurchase a Base Asset as described above, remove the affected Base Asset from the Trust (the "Removed Base Asset") and substitute in its place one or more other Base Assets meeting the qualifications described in the related prospectus supplement each, a "Qualifying Substitute Base Asset". The above-described cure, repurchase or substitution obligations, subject to specific exceptions which, if applicable, will be specified in the related prospectus supplement, shall constitute the sole remedies available to holders of Securities or the Trustee, or Indenture Trustee, for a breach of a representation or warranty in respect of a Base Asset. Where Base Assets are purchased by a Depositor from a Seller and reconveyed to the Trustee, the Depositor's only source of funds to effect any cure, repurchase or substitution generally will be through the enforcement of the corresponding obligations of the Seller to the Depositor.

Trust Accounts

          With respect to any Series of Securities that includes Notes, the Owner Trustee will establish and maintain with the related Indenture Trustee:

          o one or more accounts, in the name of the Indenture Trustee on behalf of the related Securityholders, into which all payments made on or in respect of the related Base Assets will be deposited (the "Collection Account"), and

          o one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for payment to the Noteholders will be deposited and from which all payments to these Noteholders will be made (the "Note Payment Account").

With respect to each Trust, the Trustee will establish and maintain one or more accounts with the related Trustee, in the name of that Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of Series Enhancement for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the "Certificate Payment Account "). With respect to any Series that does not include Notes, the Trustee will also establish and maintain the Collection Account and any other account in the name of the related Trustee on behalf of the related Certificateholders.

          For each Series of Securities, funds in the Collection Account, Note Payment Account and Certificate Payment Account and any Reserve Account or other accounts, identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the related Agreement or Indenture in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Except as described in this Prospectus or in the related prospectus supplement, Eligible Investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the related Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections with respect to the related Base Assets, as provided in the related prospectus supplement, exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. The related prospectus supplement may provide that investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be treated as collections of interest on the related Base Assets.

          The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either:

          o    a segregated account with an Eligible Institution, or

          o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the segregated trust account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

"Eligible Institution" means, with respect to a Trust:

          (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or

          (b) a depository institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank,

               (1) that has either,

                 (A) a long-term unsecured debt rating acceptable to the Rating Agencies, or

                 (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and

               (2) whose deposits are insured by the FDIC.

Reports to Certificateholders

          The Trustee will prepare and forward to each Certificateholder on each Distribution Date, or as soon after each Distribution Date as is practicable, a statement setting forth, to the extent applicable to any Series, the information specified in the related prospectus supplement for the related Series. In addition, within a reasonable period of time after the end of each calendar year, the Trustee will be required to furnish to each holder of record at any time during the calendar year a statement setting forth the information specified in the related prospectus supplement, which will include information intended to enable holders of Certificates to prepare their tax returns. Information in the Distribution Date reports and the annual reports provided to the holders will not have been examined and reported upon by an independent public accountant. However, any Servicer will provide to the Trustee an annual report by independent public accountants with respect to the Servicer's servicing of the Receivables. See "Servicing of Receivables -- Evidence as to Compliance".

Servicer Defaults

          With respect to a Series of Receivables Pooling Certificates, "Servicer Defaults" under the Pooling and Servicing Agreement for a Series generally include:

          (a) any failure by the Servicer to deposit amounts in the Collection Account and any Payment Account to enable the Trustee to distribute to Certificateholders of the Series any required payment, which failure continues unremedied for five days after the giving of written notice of failure to the Servicer by the Trustee for the Series, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of the related Series specified in the related prospectus supplement,

          (b) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of the failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of the required percentage of any Class of Securities of the related Series,

          (c) events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and specific actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations, and

          (d) other events that shall be specified in the related prospectus supplement.

Rights Upon Servicer Defaults

          With respect to a Series of Receivables Pooling Certificates, so long as a Servicer Default remains unremedied under the Pooling and Servicing Agreement for a Series, and subject to any right of any Indenture Trustee, the Trustee for the Series or holders of the required percentage of any Class of Securities specified in the related prospectus supplement may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement in and to the Receivables, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or as otherwise provided in the Pooling and Servicing Agreement.

          In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a financial institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Receivables. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement.

          During the continuance of any Servicer Default under the Pooling and Servicing Agreement for a Series, the Trustee for the Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of the Series, and holders of the required percentages of the Certificates specified in the related prospectus supplement may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. The Trustee, however, will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee in or by pursuit of remedy or exercise of trusts or powers. Also, the Trustee may decline to follow any direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

          No Certificateholder of a Series, solely by virtue of the holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for the related Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless the holder previously has given to the Trustee for the Series written notice of default and unless the holders of the required percentages of the outstanding Securities specified in the related prospectus supplement have made written request upon the Trustee to institute a proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any proceeding.

The Trustee

          The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Certificates will be set forth in the related prospectus supplement. The entity serving as Trustee may have normal banking relationships with the Depositor, the Seller or the Servicer. In addition, for the purpose of meeting the legal requirements of some local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust relating to a Series of Securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the applicable Agreement relating to the Series will be conferred or imposed upon the Trustee and each separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform specific acts, singly upon the separate trustee or co-trustee who shall exercise and perform these rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by the appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the applicable Agreement.

Duties of the Trustee

          The Trustee will make no representations as to the validity or sufficiency of the applicable Agreement, the Securities or of any Base Asset, Series Enhancement or related documents. If no Servicer Default, as defined in the related Pooling and Servicing Agreement, if applicable, has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of the documents furnished by it or the Securityholders to the Servicer under the Agreement.

          The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders upon a Servicer Default. See "-- Rights Upon Servicer Defaults" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under an Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against risk or liability is not reasonably assured to it.

Replacement of the Trustee

          The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time:

          o by the Depositor, if the Trustee ceases to be eligible to continue as under the related Agreement,

          o    if the Trustee becomes insolvent, or

          o by the holders of the required percentages of the outstanding Securities specified in the related prospectus supplement upon 30 days' advance written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment of the Agreement

          The Agreement for each Series of Securities may be amended by the Depositor and the related Trustee, and where applicable the Seller and the Servicer, without notice to or consent of the Securityholders:

          (a) to cure any ambiguity,

          (b) to correct any defective provisions or to correct or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement,

          (c) to add to the duties of the Depositor, Seller or Servicer,

          (d) to add any other provisions with respect to matters or questions arising under the related Agreement or related Series Enhancement,

          (e) to add or amend any provisions of the Agreement as required by a Rating Agency in order to maintain or improve the rating of any Class of the Securities,

          (f) to comply with any requirements imposed by the Code, or

          (g) to make other amendments as are specified in the related prospectus supplement;

provided that any amendment pursuant to clause (d) or (g) above will not adversely affect in any material respect the interests of any Securityholders of the related Series, as evidenced by an opinion of counsel.

Any amendment except pursuant to clause (f) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Securityholder if the Trustee receives written confirmation from each Rating Agency rating the Securities that the amendment will not cause the Rating Agency to reduce the then current rating of the Securities. The Agreement for each Series may also be amended by the Depositor and the Trustee, and where applicable the Seller and the Servicer, with the consent of the holders of the required percentages of the outstanding Securities of each Series affected by the amendment of the Agreement specified in the related prospectus supplement, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Securityholders of the related Series; provided, however, that no amendment may:

          o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

          o reduce the aforesaid percentage of aggregate outstanding principal amount of Securities of each Class, the holders of which are required to consent to any amendment.

List of Certificateholders

          Upon written request of three or more Certificateholders of record of a Series for purposes of communicating with other Certificateholders with respect to their rights under the Agreement or under the Certificates for the Series, which request is accompanied by a copy of the communication which the Certificateholders propose to transmit, the Trustee will afford these Certificateholders access during business hours to the most recent list of Certificateholders of that Series held by the Trustee.

          No Agreement will provide for the holding of any annual or other meeting of Certificateholders.

Termination

          The obligations created by the Agreement for a Series will terminate upon the distribution to Certificateholders of all amounts distributable to them pursuant to that Agreement after the earliest to occur of:

          o the final payment or other liquidation of the last Base Asset remaining in the Trust for the related Series, or

          o the repurchase, as described below, by the Servicer from the Trustee for the related Series of all Base Assets and other property at that time subject to the Agreement.

The Agreement for each Series will permit, but will not require, the Servicer, the Seller and/or the Depositor to repurchase from the Trust for the Series all remaining Base Assets at a price equal to 100% of the aggregate principal amount of the Base Assets plus, with respect to any property acquired in respect of a Base Asset, if any, the outstanding principal amount of the related Base Asset, and unreimbursed expenses, that are reimbursable pursuant to the terms of the Agreement, plus accrued interest on the unreimbursed expenses at the weighted average rate on the related Base Assets through the last day of the Monthly Period in which the repurchase occurs. The exercise of this right will effect early retirement of the Certificates of the Series, but the Servicer's right to so purchase is subject to the aggregate principal balance of the Base Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the Cut-off Date aggregate principal balance. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of persons identified in the related prospectus supplement. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust under the circumstances described in the related prospectus supplement. See "Description of the Certificates-- Receivables Pooling Certificates -- Optional Termination; Final Payment of Principal".

Payment in Full of the Notes

          With respect to any Series of Securities that includes Notes, the Trust Agreement will provide that upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of the Series will succeed to all the rights of the Noteholders of the Series under the related Trust Agreement, to the extent and in the matter provided in the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

          The following discussion contains summaries of some legal aspects of Products which are general in nature. As a consequence, investors should consider the issues raised by the following discussion as relevant in connection with both the Receivables and the Receivables underlying the WALTR Securities. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor purport to reflect the laws of any particular state, nor purport to encompass the laws of all states in which Receivables, or the Receivables underlying the WALTR Securities, originate. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Receivables, and the Receivables underlying the WALTR Securities.

Transfer of Receivables

          With respect to each transfer of Receivables to a Trust, the Seller and/or the Depositor will warrant in the applicable Agreement that the transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Seller, and/or the Depositor, in and to the Receivables free and clear from liens arising from or through the Seller, or the Depositor, except, to the extent specified in the related prospectus supplement, for potential tax liens, any interest of the Seller or the Depositor as holder of the Depositor's Interest and the Servicer's right to receive interest and investment earnings ,net of losses and investment expenses, in respect of the Collection Account, or a valid grant to the Trust of a security interest in the Receivables. The Seller and/or the Depositor will also warrant in the Agreement that, in the event that the transfer of the Receivables to the Trust is deemed to create a security interest under the Uniform Commercial Code (the "UCC") as in effect in the state in which its principal office is located, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Receivables in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables later created in the relevant Accounts in favor of the Trust upon their creation except for specific liens as described in the Agreement.

          The Receivables are generally considered to be "chattel paper", "general intangibles" or "accounts" for purposes of the UCC. Both the transfer of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest in the Receivables and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. Financing statements covering the Receivables will be filed with the appropriate governmental authority to protect the interest of the Depositor and the Trust.

          There are limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the date on which the Receivables are transferred to the Trust could have an interest in these Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Seller and/or the Depositor will warrant that the Receivables have been transferred to the Trust free and clear of the lien of any third party, except for some tax and other governmental liens. In addition, the Seller and the Depositor will each covenant that, except as permitted by the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivables, or any interest in the Receivables, other than to the Trust. A tax or other government lien on property of the Seller or the Depositor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in the Receivables. In addition, if a Seller is a Bank, if the FDIC were appointed as receiver of the Bank, some administrative expenses of the receiver may also have priority over the interest of the Trust in these Receivables.

          A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. If a Seller were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit, Securityholders could experience a delay or reduction in distributions.

                                  THE DEPOSITOR

          ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

          The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

          All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                                 USE OF PROCEEDS

          The Depositor will use the net proceeds from the sale of each Series of Securities for one or more of the following purposes:

          (a) to purchase the related Base Assets and/or Series Enhancement,

          (b) to repay indebtedness which has been incurred to obtain funds to acquire the related Base Assets and/or Series Enhancement,

          (c) to fund the purchase of the related Base Assets and/or Series Enhancement by the related Trust on the Closing Date or to establish a Pre-Funding Account for the Series,

          (d) to establish any Reserve Account or Cash Collateral Accounts described in the related prospectus supplement, or

          (e) to pay costs of structuring and issuing the Securities.

If so specified in the related prospectus supplement, the purchase of the Base Assets for a Series may be effected in whole or in part by an exchange of Securities with the Seller of the related Base Assets.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. Stroock & Stroock & Lavan LLP, New York, New York or any other counsel specified in the related prospectus supplement ("Federal Tax Counsel"), will deliver its opinion regarding some related federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by the opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth Federal Tax Counsel's advice with respect to material federal income tax issues. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners", together with Note Owners, "Security Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

          The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding some related federal income tax matters. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this Prospectus, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to each Trust.

OWNER TRUSTS

TAX CHARACTERIZATIONS OF THE OWNER TRUSTS

          In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on the Federal Tax Counsel's conclusions that the nature of the income of the Trust, or the restrictions, if any, on transfers of the Certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

          If an Owner Trust were taxable as a corporation for federal income tax purposes, the Owner Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Base Assets, which might be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners, and possibly Note Owners could be liable for any tax that is unpaid by the Trust.

TAX CONSEQUENCES TO NOTE OWNERS

          Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in another manner as shall be provided in the related prospectus supplement. As noted above, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates and, as a result, the IRS might disagree with a conclusion. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met specified qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity. Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to U.S. federal income tax and U.S. federal tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

          Interest Income on the Notes. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest". Interest on a Note that constitutes qualified stated interest is includible in a Note Owner's income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount", regardless of the Note Owner's method of accounting, or, in some circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "--Short Term Notes".

          In general, "qualified stated interest " is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate". If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate", all or a portion of the stated interest might be treated as "qualified stated interest". See "--Original Issue Discount", below. Under Treasury Regulations under Sections 1271-1275 of the Code (the "OID Regulations"), interest is considered unconditionally payable only if late payment or nonpayment is remote or reasonable remedies exist to compel payment. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest", and it is unclear whether these payments must be treated as part of a Note's "stated redemption price at maturity" and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest under, or under rules similar to, the 1996 Contingent Debt Regulations, or in some other manner.

          Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals:

          a) the product of an otherwise qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, or

          b) an otherwise qualified floating rate, or the product described in clause (a), plus or minus a fixed rate.

If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or less than or equal to 0.65, however, the rate will generally constitute an objective rate, described more fully below.

          Stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is within the control of the issuer or that is unique to the circumstances of the issuer, or a related party. The IRS may designate other objective rates. An objective rate is a "qualified inverse floating rate " if:

          o the rate is equal to a fixed rate minus a qualified floating rate, and

          o the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding some related caps, floors, governors or similar restrictions.

          All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances:

          (a) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the Note determined without a floor or ceiling;

          (b) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note;

          (c) the "issue price" of the Note, as described below, exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or, in some cases, its weighted average maturity, and 15 percent of the total noncontingent principal;

          (d) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the Note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or

          (e) if interest is not unconditionally payable.

In these situations, as well as others, it is unclear whether interest payments must be treated either as part of a Note's "stated redemption price at maturity," as described below, resulting in original issue discount, or represent contingent payments subject to taxation under, or under rules similar to, the 1996 Contingent Debt Regulations, or some other manner.

          Original Issue Discount. Notes may be issued with "original issue discount "). Rules governing original issue discount are set forth in Sections 1271-1275 of the Code and the OID Regulations. The discussion in this Prospectus is based in part on the OID Regulations. Note Owners also should be aware that the OID Regulations do not address all issues relevant to prepayable securities such as the Notes.

          In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

          The original issue discount with respect to a Note will be considered to be zero if it is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of the Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note, as specially defined for tax purposes. Because of the possibility of prepayments, it is not clear how the de minimis rules will apply to the Notes. It is likely that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Depositor presently expects to apply the de minimis rule by using the Prepayment Assumption. Generally, a Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Note. Any de minimis amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

          The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect to the Note other than "qualified stated interest".

          In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of a class are sold for money to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

          If a Note is determined to be issued with original issue discount, the Note Owner must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under this section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest.

          The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of:

         (a) the sum of,

               (1) the present value of all remaining payments to be made on the Note as of the close of the "accrual period", and

               (2) the payments during the accrual period of amounts included in the stated redemption price of the Note over,

          (b) the "adjusted issue price" of the Note at the beginning of the accrual period.

Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to the Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code and related legislative history require, pending the issuance of Treasury Regulations, the present value of the remaining payments to be determined on the bases of:

          o the original yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period,

          o events, including actual prepayments, which have occurred before the close of the accrual period, and

          o the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

          In general, a subsequent purchaser of a Note will also be required to include in the purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to the Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price", but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in
Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

          If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with this Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate or qualified inverse floating rate, equals the value of the qualified floating rate as or qualified inverse floating rate as of the issue date of the Note, or, in the case of an objective rate other than a qualified floating rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of this type of Note would then recognize original issue discount during each accrual period which is calculated based upon the Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds, or is less than, the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased, or decreased, under rules set forth in the OID Regulations.

          The Depositor believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for like the Notes.

          Market Discount. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as these terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on the Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either:

          o under a constant yield method that is similar to the method for the accrual of original issue discount, or

          o in proportion to accruals of original issue discount, or, if there is no original issue discount, in proportion to accruals of stated interest, in each case computed taking into account the Prepayment Assumption.

The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on the Note is to be reduced by the amount previously treated as ordinary income under the market discount rule.

          The Code provides that the market discount in respect of a Note will be considered to be zero if the market discount is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by its weighted average remaining life as computed for tax purposes. If market discount is treated as de minimis under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of the Note, and the portion of the discount allocable to each payment would be reported as income when the payment is made.

          The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, like the Notes, that are subject to repayment. Until the time regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

          In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes the election, the holder will be exempt from this rule. The adjusted basis of a Note subject to the election will be increased to reflect market discount included in gross income, thus reducing any gain or increasing any loss on a sale or other taxable disposition.

          Amortizable Premium. A Note Owner who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect under Code Section 171 to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. Although there are Treasury regulations dealing with amortizable bond premiums, they specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6), like the Notes. However, by analogy to the regulations, any premium in excess of interest income may be deductible to the extent of prior accruals of interest. Note Owners who pay a premium for a Note should consult their tax advisors concerning an election and rules for determining the method for amortizing bond premium.

          Election to Treat All Interest as Original Issue Discount. The OID Regulations permit an election to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to a Note, the Note Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Note Owner acquires during the year of the election or after the year of election. See "--Market Discount" above. Similarly, a Note Owner that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Note Owner owns at the beginning of the first taxable year to which the election applies or later acquires. See "-- Amortizable Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable.

          Gain or Loss on Disposition. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in the Note. The adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount and market discount on the Note included in the seller's income, and reduced, but not below zero, by any payments on the Note other than qualified stated interest and reduced further by any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain or loss if the Note is held as a capital asset and as long-term capital gain or loss if the Note Owner's holding period exceeded one year. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general, under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusions.

          Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on these Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

          Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount on a Short- Term Note in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry the Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until deferred interest income is realized. The Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to "acquisition discount" rather than original issue discount. Acquisition discount (the "Acquisition Discount") is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which an election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in the Owner's income on the Note.

          Taxation of Certain Foreign Note Owners. As used in this Prospectus, the term "Non- United States Person" means any Person other than a "United States Person". A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such, created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is subject to United States federal income taxation regardless of its source and any trust with respect to which:

          o a court of the United States is able to exercise primary supervision over the administration of the trust, and

          o one or more United States persons have the authority to control all substantial decisions of the trust.

A "Non-United States Holder" means a Non-United States Person that is a Note Owner.

          On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which these payments are made, subject to specific transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

          In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes, including original issue discount, provided that specific conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest, including original issue discount, with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest, including original issue discount, that:

          (a) the Holder does not actually or constructively own 10% or more of the equity of the Trust,

          (b) the Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership,

          (c) the Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and

          (d) either:

               (1) the Non-United States Holder certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the Holder is a Non- United States Holder and provides the Holder's name and address, or

               (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy of the certificate.

A certificate described in this paragraph is effective only with respect to payments of interest, including original issue discount, made by the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. The forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

          The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations will add "intermediary certification" options for some qualifying withholding agents. Under one option, a withholding agent will be allowed to rely on an IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners, or other intermediaries, without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided specific conditions are met.

          The 1997 Withholding Regulations will also provide presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms, including IRS Form W-8 IRS, Form 1001, and IRS Form 4224, discussed below, with restated forms and standardize the period of time for which withholding agents can rely on these certifications.

          Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate, or a lower rate as may be provided by an applicable treaty. In general, interest described in Section 871(h)(4) of the Code includes, subject to exceptions, any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in
Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Notes the interest on which the Trust believes is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any Notes will be described in the applicable prospectus supplement.

          If a Non-United States Holder is engaged in a trade or business in the United States and interest, including original issue discount, on the Note is effectively connected with the conduct of that trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on the interest, including original issue discount, in the same manner as if it were a United States person. In lieu of the certificate described above, the Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, the Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or any lower rate as may be specified by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including original issue discount, on a Note will be included in the earnings and profits of the Holder if the interest, including original issue discount, is effectively connected with the conduct by the Holder of a trade or business in the United States.

          Generally, any gain or income, other than that attributable to accrued interest, market discount or original issue discount in specific circumstances, realized upon the sale, exchange, retirement or other disposition of a Note by a Non-United States Holder will not be subject to United States federal income tax unless:

          o the gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder, or

          o in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and the individual has a "tax home" as defined in Section 911(d)(3) of the Code, in the United States.

         Backup Withholding and Information Reporting. Under current United States federal income tax law, information reporting requirements apply to interest, including original issue discount, and principal payments made to, and to the proceeds of sales before maturity by, particular Note Owners that are United States Persons.

          In addition, a 31% backup withholding tax will apply if the Note
Owner:

          (a) fails to furnish its Taxpayer Identification Number ("TIN"), which, for an individual, would be his or her Social Security Number, to the payor in the manner required,

          (b) furnishes an incorrect TIN and the payor is so notified by the IRS,

          (c) is notified by the IRS that it has failed properly to report payments of interest and dividends, or

          (d) in particular circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments.

Backup withholding will not apply with respect to payments made to some exempt recipients, like corporations, within the meaning of Section 7701(a) of the Code, and tax-exempt organizations.

          In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent of the Trust on a Note with respect to which the holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that:

          o the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person, and

          o    other conditions are satisfied.

          Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and other qualifications, and no agent of the broker who is responsible for receiving or reviewing the statement has actual knowledge that it is incorrect, and provides his or her name and address or the holder otherwise establishes an exemption.

          In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, the custodian, nominee or other agent will not be required to apply backup withholding to payments made to the owner and will not be subject to information reporting. However, if the custodian, nominee or other agent is a United States Person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, the custodian, nominee or other agent may be subject to information reporting, but not backup withholding, requirements with respect to payment unless the custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and specific conditions are met or the Note Owner otherwise establishes an exemption.

          Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting, but not backup withholding, will be required unless the broker has in its records documentary evidence that the Note Owner is not a United States person and other conditions are met or the Note Owner otherwise establishes an exemption.

          The 1997 Withholding Regulations alter the forgoing rules in some respects. In particular, the 1997 Withholding Regulations will provide specific presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

          Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against the owner's United States federal income tax, provided that the required information is furnished to the IRS.

          Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption from reporting and backup withholding, and the procedure for obtaining an exemption, if available.

TAX CONSEQUENCE TO CERTIFICATE OWNERS

          Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the Seller or the Depositor in its capacity as recipient of distributions from any reserve fund, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Depositor and the Servicer is not definite because there is no authority on transactions closely comparable to that contemplated in this Prospectus. A variety of alternative characterizations are possible. For example, to the extent the Certificates have particular features characteristic of debt, the Certificates might be considered debt of the Seller, the Depositor or the Trust. As long as the characterization did not result in the Trust being subject to tax as a corporation, the characterization is not expected to result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below.

          On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, like the Trust, to elect whether to be taxed as corporations or partnerships. Under the Check- the-Box Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable prospectus supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box-Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

          The following discussion assumes that the Certificates represent equity interests in a partnership, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to the Certificates will be disclosed in the related prospectus supplement.

          Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Owner's allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Base Assets, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the related Base Assets. The Trust's deductions will consist primarily of interest accruing with respect to the Notes to the extent the Notes are properly characterized as debt, as discussed above under "--Tax Consequences to Note Owners", servicing and other fees, and losses or deductions upon collection or disposition of Base Assets.

          Any collateral certificates held by the Owner Trustee will be subject to the federal income tax treatment described in this Prospectus depending on the terms of the collateral certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement is expected to provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

          (a) the interest or other income that accrues on the Certificates in accordance with their terms for the month including, as applicable, interest accruing at the related Certificate Interest Rate for the month and interest on amounts previously due on the Certificates but not yet distributed;

          (b) any Trust income attributable to discount on the related Base Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price;

          (c) any prepayment premium payable to the Certificate Owners for the month; and

          (d) any other amounts of income payable to the Certificate Owners for the month.

This allocation will be reduced by any amortization by the Trust of premium on Base Assets that corresponds to any excess of the issue price of Certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

          Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Interest Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of that amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will generally constitute "unrelated business taxable income" taxable to the holder under the Code.

          A non-corporate Certificate Owner's share of expenses of the Trust, including fees to the Servicer, but not interest expense, would generally be "miscellaneous itemized deductions" and thus deductible only to the extent the expenses plus all other miscellaneous itemized deductions exceed two percent of the Certificate Owner's adjusted gross income. A non-corporate Certificate Owner will be allowed no deduction for its share of the expenses of the Trust in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of all "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of:

          o 3% of the excess of adjusted gross income over the specified threshold amount, or

          o 80% of the amount of itemized deductions otherwise allowable for the relevant taxable year.

Accordingly, deductions might be disallowed to an individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. For taxable years beginning after December 31, 1997 in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership" 70% of the partnership miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis. If the IRS were to require that the calculations be made separately for each Base Asset, the calculations may result in timing and character differences under some circumstances.

          Discount and Premium. The purchase price paid by the Trust for the related Base Assets may be greater or less than the remaining principal balance of the Base Assets at the time of purchase. If so, the Base Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Base Asset-by-Base Asset basis.

          If the Trust acquires the Base Assets at a market discount or premium, the Trust will elect to include any discount in income currently as it accrues over the life of the Base Assets or to offset any premium against interest income on the Base Assets. As indicated above, a portion of market discount income or premium deduction may be allocated to Certificate Owners.

          Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If termination occurs, the Trust will be considered to contribute its assets to a new Trust, which will be treated as a new partnership for tax purposes, in exchange for Certificates in the new Trust. The original Trust will then be deemed to distribute the Certificates in the new Trust to each of the Owners of Certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with technical requirements that might apply when this constructive termination occurs. As a result, the Trust may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with those requirements due to lack of data.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificate Owner's holding period exceeded one year. A Certificate Owner's tax basis in a Certificate will generally equal the Certificate's cost, increased by the share of Trust income allocable to the Certificate Owner with respect to the Certificates and decreased by any distributions received or losses allocated with respect to the Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share, determined under Treasury Regulations, of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the related Certificates and, upon a sale or other disposition of some of the Certificates, allocate a portion of the aggregate tax basis to the Certificates sold, rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate.

          If a Certificate Owner is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Certificates that exceeds the aggregate cash distributions with respect to these Certificates, this excess will generally give rise to a capital loss upon the retirement of the Certificates.

          Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners based on the principal amount of Certificates owned by them as of the close of the last day of that month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees.

          Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make the election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

          Administrative Matters. The Trustee is required to keep complete and accurate books of the Trust. These books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward information to the beneficial owners of the Certificates. Generally, Certificate Owners must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the Certificates so held. This information includes:

          (a) the name, address and taxpayer identification number of the nominee, and

          (b) as to each beneficial owner:

               (1) the name, address and identification number of the person,

               (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency, or instrumentality of either of the foregoing, and

               (3) information on Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

          Except as provided otherwise in the relevant prospectus supplement, the Depositor will be designated as the tax matters partner for each Trust in the related Trust Agreement and, accordingly, will be responsible for representing the Certificate Owners in some disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing a return for the year, determined without regard to extension. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

          The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. Unless otherwise specified in the applicable prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.

          Taxation of Certain Foreign Certificate Owners. As used in this Prospectus, the term "Non-United States Owner" means a Certificate Owner that is not a United States Person, as defined under "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting", above.

          It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

          Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income, including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. Assuming that the Trust is determined not to be engaged in a U.S. trade or business, a Non-United States Owner might be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

          This interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

          Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the certificate owner is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS

TAX CHARACTERIZATION OF THE GRANTOR TRUSTS

          Characterization. In the case of a "Grantor Trust ", Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Grantor Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to in this Prospectus as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to in this Prospectus as "Grantor Trust Certificates".

          Taxation of Grantor Trust Certificateholders. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated Certificates", each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Base Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Base Assets, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the Base Assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to Base Assets because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that the amounts are reasonable compensation for services rendered to the Trust. A non-corporate Grantor Trust Certificateholder's share of expenses of the Trust would generally be "miscellaneous itemized deductions" and thus deductible only to the extent the expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Certificateholder's adjusted gross income. A non-corporate Grantor Trust Certificateholder will be allowed no deduction for its share of the expenses of the Trust, other than interest, in determining its liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of "itemized deductions" otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990 will be reduced by the lesser of:

          o 3% of the excess of adjusted gross income over the specified threshold amount, or

          o 80% of the amount of itemized deductions otherwise allowable for that taxable year.

For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of these partnership miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          The servicing compensation to be received by the Servicer might be questioned by the IRS with respect to specific Certificates or Base Assets as exceeding a reasonable fee for the services being performed in exchange for the fee, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Base Assets. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and therefore be subject to the original issue discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates", this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

          A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Base Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Base Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to Base Assets is less than or greater than the portion of the stated redemption price at maturity of the Base Assets, the interest in the Base Assets will have been acquired at a discount or premium. See "--Market Discount" and "--Premium", below.

          The treatment of any discount on a Base Asset will depend on whether the discount represents original issue discount or market discount. It is not expected that any Base Assets will have original issue discount, except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates". For the rules governing original issue discount, see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above. However, in the case of Base Assets that constitute short-term Government Securities or short-term Private Label Custody Receipt Securities the rules set out above dealing with short-term obligations (see "Owner Trusts -- Tax Consequences to Note Owners -- Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if the obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.

          The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Base Asset is acquired.

          Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Base Assets may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an undivided interest in a Base Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trust -- Tax Consequences to Note Owners -- Market Discount" above.

          Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Base Asset for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Certificateholder will be considered to have purchased the interest in the Base Asset at a "premium" equal in amount to the excess. For a discussion of the rules applicable to premium, see "Owner Trusts -- Tax Consequences to Note Owners -- Amortizable Premium" above.

          Stripped Certificates. Some classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates". In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Base Asset from ownership of the right to receive some or all of the related interest payments. In general, where separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the Base Asset is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for the right and the principal or interest payment to be received with respect to that right.

          Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          (a) if any servicing compensation is deemed to exceed a reasonable amount (see "--Taxation of Grantor Trust Certificateholders", above);

          (b) if the Company or any other party retains a retained yield with respect to the Base Assets held by the Trust;

          (c) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Base Assets; or

          (d) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

          The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and the accrual of income may be in advance of the receipt of any cash attributable to the income. See "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

          Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinated class, with a relatively higher Certificate Interest Rate, and the other is a senior class, with a relatively lower Certificate Interest Rate, (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Certificateholders would be deemed to have acquired the following assets:

          o the principal portion of each Base Asset plus a portion of the interest due on each Base Asset (the "Trust Stripped Bond"), and

          o a portion of the interest due on each Base Asset equal to the difference between the Certificate Interest Rate on the Subordinate Certificates and the Certificate Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon").

The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

          The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of the related asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of
Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

          Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Certificate Interest Rate and the portion of the Servicing Fee that does not constitute excess servicing may be treated as qualified stated interest.

          Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to the related Trust Stripped Coupon over the portion of the purchase price allocated to the Trust Strip Coupon. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income. It is unclear whether a Subordinated Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons should be treated separately, or aggregated and treated as a single debt instrument for purposes of applying the original issue discount rules. However, the Trustee intends to treat each Subordinate Certificateholder's interest in Trust Stripped Bonds and Trust Stripped Coupons as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount.

          If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:

          o    received as distributions their full share of the receipts,

          o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount, and

          o retained the right to reimbursement of these amounts to the extent these amounts are otherwise available as a result of collections on the Base Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

          Under this analysis:

          o Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount on the Base Assets that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders,

          o    a loss would only be allowed to the Subordinate
               Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that the amount will not be available from any source to reimburse the loss), and

          o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

          Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Base Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Certificateholder acquires during the year of the election or later acquires. See "--Market Discount" above. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Base Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium, including other Base Assets, that the Grantor Trust Certificateholder owns at the beginning of the first taxable year to which the election applies or later acquires. See "-- Premium", above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

          Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments, the yield on which may be affected by reason of prepayments to be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to maturity taking account of actual prepayments. The legislative history of the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on these debt instruments.

          Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will be treated as a sale or exchange of the Grantor Trust Certificateholder's interest in the assets of the Grantor Trust and will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, and the owner's adjusted basis in those assets. The adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced, but not below zero, by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Gain or loss will be capital gain or loss to an owner for which the interests in the assets of the Grantor Trust represented by the Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Depositor's Interest in accrued market discount not previously taken into income on underlying Base Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period, currently more than one year.

          Non-United States Grantor Trust Certificate Owners. Amounts paid to Non-United States Persons (as defined above under "Owner Trusts--Tax Consequences to Certificate Owners--Taxation of Certain Foreign Certificate Owners) who are owners of Grantor Trust Certificates will be treated as interest for purposes of United States withholding tax. The interest attributable to the underlying Receivables will not be subject to the normal 30%, or a lower rate provided for by an applicable tax treaty, withholding tax imposed on the amounts provided that the Owner:

          o does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation, within the meaning of Section 957 of the Code, related to, any of the issuers of the Base Assets, and

          o    fulfills particular certification and other requirements.

Under these requirements, the Owner must certify, under penalty of perjury, that it is not a "United States Person" (as defined above under "Owner Trusts-- Tax Consequences to Note Owners--Backup Withholding and Information Reporting") and must provide its name and address. If interest or gain is effectively connected to the conduct of a trade or business within the United States by the Owner, the owner will be subject to United States federal income tax on the interest or gain at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

          On October 6, 1997, the1997 Withholding Regulations were issued which affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Base Assets with respect to which payments are made, subject to some related transition rules. For further discussion, see "Owner Trusts - Tax Consequences to Note Owners - Taxation of Certain Foreign Note Owners" above.

          Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of the related Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with particular identification procedures, unless the Owner is an exempt recipient under applicable provisions of the Code. See "Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting," above.

MASTER TRUST

TREATMENT OF THE CERTIFICATES AS INDEBTEDNESS

          In the case of a Master Trust, Federal Tax Counsel will deliver its opinion that, although no transaction closely comparable to that contemplated in this Prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, based upon its analysis of the factors discussed below, the Depositor, or the Seller, will be properly treated as the owner of the Base Assets for federal income tax purposes and, accordingly, the Certificates, when issued, will be properly characterized for federal income tax purposes as indebtedness of the Depositor, or the Seller, that is secured by the Base Assets.

          The Depositor, or the Seller, and Certificate Owners will express in the Agreement the intent that, for federal, state and local income and franchise tax purposes, and for the purposes of any other tax imposed on or measured by income, the Certificates will be indebtedness of the Depositor, or the Seller, secured by the Base Assets. The Depositor, or the Seller, by entering into the Agreement, each Certificate holder, by the acceptance of a Certificate, and each Certificate Owner, by virtue of accepting a beneficial interest in a Certificate, will agree to treat the Certificates, or the beneficial interests in the Certificates, as indebtedness of the Depositor, or the Seller, secured by the Base Assets for federal, state and local income and franchise tax purposes and for the purposes of any other tax imposed on or measured by income. However, because different criteria are used in determining the non-tax accounting treatment of a transaction, the Seller is expected to treat the Agreement for financial accounting purposes as a transfer of an ownership interest in the Base Assets and not as creating a debt obligation of the Depositor, or the Seller.

          The economic substance of a transaction generally determines its federal income tax consequences and the form of a transaction, while a relevant factor, is generally not conclusive evidence of its economic substance. In appropriate circumstances the courts have allowed taxpayers, as well as the IRS, to treat a transaction in accordance with its economic substance, notwithstanding that participants characterized the transaction differently for nontax purposes. In some instances, however, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Based on the advice of Federal Tax Counsel, the Depositor and the Seller believe that the rationale of those cases will not apply to this transaction.

          The determination of whether the economic substance of a transfer of an interest in property is a sale or a loan secured by the transferred property depends on numerous factors that indicate whether the transferor has relinquished, and the transferee has obtained, substantial incidents of ownership in the property. Among the primary factors considered are whether the transferee has obtained the opportunity for gain if the property increases in value, has assumed the risk of loss if the property decreases in value and, in the case of accounts receivable such as the Base Assets, whether the transferee, at the time of transfer, has a fixed interest in the proceeds of the receivable when collected. Federal Tax Counsel will consider these factors in rendering its opinion that the Certificates will be properly characterized for federal income tax purposes as indebtedness of the Depositor, or the Seller, secured by the Base Assets. Contrary characterizations that could be asserted by the IRS are described under "Possible Characterization of the Arrangement as a Partnership or Association Taxable as a Corporation" below. Except as otherwise expressly indicated, the following discussion assumes that the Certificates are properly treated as debt obligations of the Depositor, or the Seller, for federal income tax purposes.

          Interest Income to Certificate Owners. It is anticipated that the Certificates will be issued at par value, or at an insubstantial discount from par value, and therefore, except as discussed below or in the applicable prospectus supplement, will not be issued with original issue discount.

          As discussed above under "Owner Trusts--Tax Consequences to Note Owners--Interest Income on the Notes" and "--Original Issue Discount", interest that constitutes "qualified stated interest" is includible in a Certificate Owner's income as ordinary interest income when it is received or accrued in accordance with the Certificate Owner's method of tax accounting. Interest that does not constitute "qualified stated interest" may be treated either as part of a Certificate's stated redemption price at maturity (as described above under "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount") resulting in original issue discount, or be treated as contingent interest under the 1996 Contingent Debt Regulations.

          One requirement for treatment as "qualified stated interest" is that the interest be "unconditionally payable". Interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. See "Owner Trusts - Tax Consequences to Note Owners - Original Issue Discount" above.

          Market Discount and Premium. A Certificate Owner who purchases a Certificate at a market discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Certificate. See "Owner Trusts--Tax Consequences to Note Owners--Market Discount".

          If a Certificate is purchased by a Certificate Owner at a premium, the premium will be amortized as an offset to interest income, with a corresponding reduction in the Certificate Owner's basis, under a constant yield method over the term of the Certificate if an election under Section 171 of the Code is made or is previously in effect. See "Owner Trusts--Tax Consequences to Note Owners-- Amortizable Premium".

          Disposition of Certificates. If a Certificate is sold, exchanged or otherwise disposed of, a Certificate Owner generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or disposition and the Certificate Owner's adjusted tax basis in the Certificate. The adjusted tax basis of a Certificate generally will equal the cost of the Certificate to the Certificate Owner, increased by any original issue discount or market discount previously includible in the Certificate Owner's gross income, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate previously received by the Certificate Owner and any amortized premium. Subject to the market discount rules, gain or loss on the sale or other disposition of a Certificate will generally be capital gain or loss if the Certificate is held by the Certificate Owner as a capital asset. Capital gain or loss will be long-term if the Certificate is held by the Certificate Owner for more than one year and otherwise will be short-term.

POSSIBLE CHARACTERIZATION OF THE ARRANGEMENT AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

          Although, as described above, Federal Tax Counsel will deliver an opinion that the Certificates are properly characterized as debt of the Depositor, or the Seller, for federal income tax purposes, this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that the Certificates were not debt obligations of the Seller for federal income tax purposes, the arrangement among the Seller and the Certificate Owners might be classified for federal income tax purposes as either a partnership or as a publicly traded partnership taxable as a corporation.

          If the Certificates were treated as interests in a partnership, the partnership would probably be treated as a "publicly traded partnership." A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of "qualifying income." Qualifying income includes, among other things, "interest" that is not "derived in the conduct of a financial or insurance business." If a deemed partnership between the Depositor, or the Seller, and the Certificate Owners were to qualify for the foregoing exception from taxation as a corporation, the deemed partnership would not be subject to federal income tax but each item of income, gain, loss, and deduction generated as a result of the ownership of the Base Assets by the partnership would be passed through to the Depositor, or the Seller, and the Certificate Owners as partners in a partnership according to their respective interests in the partnership.

          The income reportable by the Certificate Owners as partners could differ from the income reportable by the Certificate Owners as holders of debt obligations of the Depositor, or the Seller. For example, a cash basis Certificate Owner might be required to report income when it accrued to the partnership rather than when it is received by the Certificate Owner. Moreover, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they, together with other miscellaneous itemized deductions, exceed two percent of the individual's adjusted gross income, and an individual Certificate Owner's deduction for a holder's share of expenses of the partnership would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded specified limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Certificates.

          If, alternatively, the arrangement created by the Agreement were treated as a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income from the Base Assets. Because neither the Seller nor the Depositor will provide any indemnity for income taxes, this tax might result in reduced distributions to Certificate Owners and Certificate Owners might be liable for a share of this tax. Moreover, distributions by the entity would probably not be deductible in computing the entity's taxable income and all or part of the distributions to Certificate Owners would generally be treated as dividend income to the Certificate Owners.

          Since the Seller will treat the Certificates as indebtedness for federal income tax purposes, the Seller will not comply with the tax reporting requirements that would apply under these alternative characterizations of the Certificates.

FOREIGN INVESTORS

          Taxation of Certain Foreign Note Owners. As used in this Prospectus, the term "Non- United States Person" means any Person other than a "United States Person." A "United States Person" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity treated as such, created or organized in or under the laws of the United States or any political subdivision of the United States, an estate of income which is subject to United States federal income taxation regardless of its source and any trust with respect to which:

          o a court within the United States is able to exercise primary supervision over the administration of the trust, and

          o one or more United States persons have the authority to control all substantial decisions of the trust.

A "Non-United States Holder" means a Non-United States Person that is a Note Owner.

          On October 6, 1997, the 1997 Withholding Regulations were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally proposed to be effective for payments after December 31, 1999, regardless of the issue date of the Note with respect to which payments are made, subject to some related transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting", below, is not intended to be a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

          Subject to the discussion of backup withholding below, and assuming the Certificates represent debt obligations of the Depositor, or the Seller, for federal income tax purposes, foreign investors ("Foreign Investors ") generally will not be subject to United States federal withholding tax with respect to payments of principal and interest on Certificates, provided that some specified conditions are met. Under United States federal income tax law now in effect, payments of principal and interest, including original issue discount, with respect to a Certificate to any Foreign Investor will not be subject to United States federal withholding tax, provided, in the case of interest, including original issue discount, that:

          (a) the Investor does not actually or constructively own 10% or more of the total combined voting power of all classes of equity of the Depositor, or the Seller,

          (b) the Investor is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Depositor, or the Seller, through equity ownership,

          (c) the Investor is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and

          (d) either,

          o the Foreign Investor certifies, under penalties of perjury, to the Depositor, or the Seller, or paying agent, as the case may be, that the Investor is a Foreign Investor and provides the Investor's name and address, or

          o a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the Certificate, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that the related Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy of the Certificate.

A certificate described in this paragraph is effective only with respect to payments of interest, including original issue discount, made to the certifying Foreign Investor after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

          The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for qualifying withholding agents. Under one option, a withholding agent will be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners, or other intermediaries, without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided some specified conditions are met.

          The 1997 Withholding Regulations also provide specific presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations will replace a number of current tax certification forms, including IRS Form W-8, IRS Form 1001 and IRS Form 4224, with restated forms and standardize the period of time for which withholding agents can rely on these certifications.

          Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate, or a lower rate as may be provided by an applicable treaty. In general, interest described in Section 871(h)(4) of the Code includes, subject to some exceptions, any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Certificates the interest on which is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any related Certificates will be described in the applicable prospectus supplement.

          If a Foreign Investor is engaged in a trade or business in the United States and interest, including original issue discount, on the Certificate is effectively connected with the conduct of the trade or business, the Foreign Investor, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on the interest, including original issue discount, in the same manner as if it were a United States person. In lieu of the certificate described above, the Investor will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if the Investor is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate as may be specified by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest, including original issue discount, on a Certificate will be included in the earnings and profits of the Investor if the interest, including original issue discount, is effectively connected with the conduct by the Investor of a trade or business in the United States.

          Generally, any gain or income, other than that attributable to accrued interest or original issue discount, realized upon the sale, exchange, retirement or other disposition of a Certificate will not be subject to United States federal income tax unless:

          o the gain or income is effectively connected with a trade or business in the United States of the Foreign Investor, or

          o in the case of a Foreign Investor who is a nonresident alien individual, the Foreign Investor is present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition the individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

          If the IRS were to contend successfully that the Certificates represent interests in a partnership, not taxable as a corporation, a Certificate Owner that is a nonresident alien, foreign corporation or foreign estate or trust might be required to file a U.S. individual or corporate income tax return and pay tax on its share of partnership income at regular U.S. rates, including the branch profits tax in the case of a corporation, and would be subject to withholding tax on its share of partnership income. If the Certificates were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions under the Agreement were treated as dividends, a nonresident alien individual or foreign corporation would generally be subject to withholding tax on the gross amount of the dividends at the rate of 30%, or lower rate as provided by an applicable treaty, unless dividends are effectively connected with the holder's United States trade or business, in which case the dividends would be taxed at graduated rates applicable to U.S. persons. In either case, and assuming the Certificates are recharacterized as partnership interests, a Certificate Owner that is a nonresident alien, foreign corporation, foreign partnership or foreign estate or trust might be subject to federal income tax on any gain from the sale of the Certificates.

BACKUP WITHHOLDING

          Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owners fail to comply with particular identification procedures, unless the Owner is an exempt recipient under applicable provisions of the Code.

          The 1997 Withholding Regulations alter the forgoing rules in some respects. In particular, the 1997 Withholding Regulations provide specific presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

                   CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

          An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. These consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the Securities as equity or debt or as an undivided interest in the underlying Base Assets under the laws of a jurisdiction.

          Generally the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In this case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to the tax solely because of their ownership of the Securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of the holder's ownership or disposition of Securities.

          Interest income, including original issue discount, earned on obligations of the United States Treasury Department and of other government sponsored enterprises is generally exempt from state and local income taxation. Therefore, where a Grantor Trust holds Government Securities or Private Label Custody Receipt Securities as part of the Trust Property, interest income attributable to Government Security or Private Label Custody Receipt Security earned on Certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, some states or localities may take a contrary position. Investors should consult their own tax advisors concerning exemptions from state and local income taxes.

          If some or all of the Securities are treated as equity interests in a partnership, not treated as a publicly traded partnership taxable as a corporation, for federal income tax purposes, the related Securities generally should be treated as partnership interests for state and local income tax purposes. In this case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject to taxation on income received through the partnership unless they are already subject to tax in the jurisdiction. However, if the state or local jurisdiction viewed the partnership as doing business in the jurisdiction, Security Owners would normally be subject to taxation in the jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with the jurisdiction. Furthermore, depending on the allocation and apportionment formula, if any, used by the jurisdiction, it is possible that Security Owners in this case may be subject to tax in the jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

          The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict the tax consequences to Note Owners and Certificate Owners in all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

          THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

          Set forth below are some consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

          In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals, including partners in a partnership, individual retirement accounts described in Section 408 of the Code and medical benefit plans.

          Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities, including the role that an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary, before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

          Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

Exempt Plans

          ERISA and Section 4975 of the Code do not apply to governmental plans and some church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under federal, state or other laws.

Ineligible Purchasers

          Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Depositor, the Trustee, the Issuer, the Servicer or any of their respective affiliates or any of their employees:

          (a) has investment discretion with respect to the investment of the Plan assets; or

          (b) has authority or responsibility to give or regularly gives investment advice with respect to the Plan assets for a fee, pursuant to an appropriate agreement or understanding that the investment advice will serve as a primary basis for investment decisions with respect to the Plan assets and that the investment advice will be based on the particular investment needs of the Plan.

A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any purchase might result in a "prohibited transaction" under ERISA and the Code.

Plan Assets

          It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related Base Assets to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. Those rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest in those plan assets if the interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides, with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest in those plan assets if specific exceptions apply including the following:

          a) the investment by all "benefit plan investors" is not "significant"; or

          b) the security issued by the entity is a "publicly offered security".

The prospectus supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

          With respect to clause (a) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in these entities by any plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of the entity, of any person who provides investment advice for a fee with respect to the assets and of "affiliates" of the persons, within the meaning of the DOL Regulation. Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exception.

          With respect to clause (b) of the second preceding paragraph, a publicly offered security is one which is:

          (a) "freely transferable",

          (b) part of a class of securities that is "widely held", and

          (c) either,

               (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

               (2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days, or any later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer in which the offering of the security occurred.

Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

          The prospectus supplement will indicate if either of the exceptions set forth in the DOL Regulation apply. If neither exception is applicable, Securities which are Certificates will not be eligible to be purchased directly or indirectly for, or on behalf of, or with the assets of a Plan.

          Some transactions involving the purchase of Securities which are Notes might be deemed to constitute prohibited transactions under ERISA and the Code if the Base Assets were deemed to be assets of a Plan. Under the DOL Regulation, the Base Assets would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an equity interest in the Trust fund and none of the exceptions contained in the DOL Regulation is applicable. The prospectus supplement will indicate whether the Notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulation.

          Without regard to whether the Notes are characterized as equity interests, the acquisition, transfer or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund, the Trustee, the Indentive Trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the Plan or in the event that a Note is purchased in the secondary market and the purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to the Plan. Some exemptions from the prohibited transaction rules may be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are:

          (a) Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

          (b) PTCE 91-38 regarding investments by bank collective investment funds;

          (c) PTCE 95-60, regarding investments by insurance company general accounts;

          (d) PTCE 96-23, regarding transactions affected by in-house asset managers; and

          (e) PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

          Before purchasing any Securities, a Plan Fiduciary should consult with its counsel and determine whether there exists any prohibition to the acquisition and holding of the Securities. In particular, a Plan Fiduciary should determine whether a plan asset exception or prohibited transaction class exemption is applicable in the Plan's particular circumstances and whether the exception or exemption covers all potential prohibited transactions.

          Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA of an investment in Securities are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations under the Code and ERISA. No assurance can be given that administrative, judicial or legislative changes will not occur that would not make the foregoing statements incorrect or incomplete.

          ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR THE ISSUER, THE TRUSTEE, THE SERVICER OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THE INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF THIS TYPE OF INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.

                              PLAN OF DISTRIBUTION

          On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of the Series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreements and in the related prospectus supplement, and each underwriter will severally agree to purchase, the principal amount of each Class of Notes and Certificates, as the case may be, of the related Series set forth in the Underwriting Agreements and in the related prospectus supplement.

          In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreements, to purchase all of the Notes and Certificates, as the case may be, described in the Underwriting Agreements that are offered by this Prospectus and by the related prospectus supplement if any Notes and Certificates, as the case may be, are purchased.

          Each prospectus supplement will either:

          o set forth the price at which each Class of Notes and Certificates, as the case may be, being offered by the prospectus supplement will be offered to the public and any concessions that may be offered to dealers participating in the offering of the Notes and Certificates, as the case may be, or

          o specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of any Notes and Certificates, as the case may be, public offering prices and concessions may be changed.

          Each Underwriting Agreement will provide that the related Seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect of these liabilities.

          Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

          Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any Class of Securities will be conditioned on the closing of the sale of all other Classes under the related Underwriting Agreement.

          The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related prospectus supplement.

          If and to the extent required by applicable law or regulation, this Prospectus and the applicable prospectus supplements will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

          Some related legal matters relating to the Securities of any Series will be passed upon by Stroock & Stroock & Lavan LLP, New York, New York or any other counsel set forth in the prospectus supplement. Some related federal income tax and other matters will be passed upon for each Trust by Stroock & Stroock & Lavan LLP, New York, New York or any other counsel set forth in the prospectus supplement.

                             Index of Defined Terms

1996 Contingent Debt Regulations.........................64
1997 Act.................................................84
1997 Withholding Regulations.............................70
Account Balance..........................................67
Accounts..................................................7
Accumulation Period......................................43
Acquisition Discount.....................................70
Additional Accounts.......................................7
adjusted issue price.....................................67
Agreements................................................6
Ancillary Arrangements...................................23
Base Assets...............................................6
benefit plan investors...................................94
Callable Treasury Strips.................................12
Cash Collateral Account..................................22
Cash Collateral Guaranty.................................22
Cede.....................................................47
Clearstream Luxembourg...................................49
Clearstream Luxembourg Participants......................49
Certificate Interest Rate................................41
Certificate Owners.......................................63
Certificate Payment Account..............................55
Certificateholder........................................48
Certificates..............................................6
Check-the-Box Regulations................................74
Class.....................................................6
Closing Date.............................................51
Code.....................................................63
Collateral Indebtedness Interests........................21
Collection Account.......................................55
Commission................................................6
Controlled Accumulation Amount...........................42
Controlled Accumulation Period...........................42
Controlled Amortization Amount...........................44
Controlled Amortization Period...........................43
Controlled Deposit Amount................................42
Controlled Distribution Amount...........................44
Credit Enhancement.......................................20
Date of Processing.......................................24
Dealers...................................................7
Defaulted Amount.........................................40
Defaulted Receivables....................................40
Deficit Controlled Accumulation Amount...................43
Deficit Controlled Amortization Amount...................44
Definitive Certificates..................................18
Definitive Securities....................................47
Depositaries.............................................47
Depositor.................................................6
Depositor's Interest.....................................36
Distribution Date........................................24
DOL......................................................93
DOL Regulation...........................................93
DTC......................................................47
Eligible Deposit Account.................................55
Eligible Institution.....................................56
Eligible Investments.....................................55
Eligible Servicer........................................26
Enhancement Invested Amount..............................21
ERISA....................................................92
Euroclear................................................49
Euroclear Operator.......................................49
Euroclear Participants...................................49
Events of Default........................................29
Exchange Act.............................................10
Expected Final Payment Date..............................41
Fannie Mae...............................................13
Farm Credit Act..........................................16
FCA......................................................16
FCBs.....................................................16
FDIC.....................................................24
Federal Tax Counsel......................................62
FFCB.....................................................13
FFEL.....................................................14
FHLB.....................................................13
FHLMC Act................................................14
Final Scheduled Payment Date.............................36
Finance Charge Receivables...............................39
financial institution....................................71
FIRREA...................................................15
Fiscal Agent.............................................13
Floating Allocation Percentage...........................40
Foreign Investors........................................89
Freddie Mac..............................................13
freely transferable......................................94
Funding Corporation......................................17
Global Securities........................................04
Government Securities....................................10
Government Security Schedule.............................53
Grantor Trust............................................79
Grantor Trust Certificateholders.........................79
Grantor Trust Certificates...............................79
GSE Bonds................................................10
GSE Issuer...............................................13
GSEs.....................................................10
Holders..................................................51
Indenture.................................................6
Indenture Trustee.........................................6
Indirect Participants....................................48
Initial Accounts..........................................7
Insolvency Event.........................................44
Interest Component.......................................19
Interest Funding Account.................................41
intermediary certification...............................71
Invested Amount..........................................41
Investment Company Act...................................44
Investment Earnings......................................55
Investor Certificateholders' Interest....................24
IRS......................................................63
issue price..............................................66
L/C Bank.................................................22
market discount..........................................67
MBS......................................................14
miscellaneous itemized deductions........................75
Miscellaneous Payments...................................39
Monthly Period...........................................24
New Issuance.............................................37
Non-United States Holder.................................70
Non-United States Owner..................................78
Non-United States Person.................................70
Note Interest Rate.......................................28
Note Owners..............................................63
Note Payment Account.....................................55
Noteholder...............................................48
Notes.....................................................6
objective rate...........................................65
OID Regulations..........................................64
original issue discount..................................66
Paired Series............................................45
Participants.............................................47
Participations............................................6
Pay Out Event............................................44
Paying Agent.............................................48
Payment Accounts.........................................20
Payment Dates............................................28
Plan.....................................................92
Plan Fiduciary...........................................92
Pooling and Servicing Agreement...........................6
Pre-funded Amount........................................52
Pre-Funding Account.......................................7
premium..................................................81
Prepayment Assumption....................................66
Principal Allocation Percentage..........................40
Principal Commencement Date..............................41
Principal Component......................................19
Principal Funding Account................................42
Principal Only Certificates..............................36
Principal Receivables....................................36
Principal Terms..........................................38
Prior Series.............................................45
Private Label Custody Receipt Securities.................11
Private Label Custody Receipt Security Schedule..........54
Private Label Custody Strips.............................11
Products..................................................7
PTCE.....................................................95
publicly traded partnership..............................87
qualified floating rate..................................64
qualified inverse floating rate..........................65
qualified stated interest................................64
Qualifiying Substitute Base Asset........................54
qualifying income........................................87
Rapid Accumulation Period................................43
Rapid Amortization Period................................44
Rating Agency............................................12
Receivables...............................................6
Receivables Pooling Certificates.........................11
REFCO....................................................11
REFCO Strip..............................................19
REFCO Strips.............................................11
Registrar................................................28
Related Documents........................................32
Removed Accounts..........................................7
Removed Base Asset.......................................54
Reserve Account..........................................22
Revolving Period.........................................42
RTC......................................................15
Sallie Mae...............................................13
Securities................................................6
Securities Act............................................8
Security Owners..........................................63
Securityholder...........................................48
Seller....................................................7
Senior Class Percentage..................................82
Serieal Treasury Strip...................................12
Series....................................................6
Series Cut-Off Date.......................................7
Series Enhancement.......................................20
Series Termination Date..................................46
Servicer Defaults........................................56
Servicing Fee............................................25
Shortfall Amount.........................................83
Short-Term Note..........................................69
Special Payment Date.....................................45
Spread Account...........................................23
stated redemption price at maturity......................66
Strip Notes..............................................29
Stripped Certificates....................................81
stripping................................................12
STRIPS...................................................12
Subordinate Certificates.................................82
Subordinate Class Percentage.............................82
Supplement...............................................37
System...................................................16
Systemwide Debt Securities...............................16
TEFRA....................................................18
Terms and Conditions.....................................50
TIN......................................................72
Transfer Agent...........................................51
Treasury Bonds...........................................10
Treasury Strips..........................................10
Trust.....................................................6
Trust Accounts...........................................55
Trust Agreement...........................................6
Trust Stripped Bond......................................82
Trust Stripped Coupon....................................82
Trustee...................................................6
TVA......................................................13
TVA Act..................................................16
UCC......................................................61
unconditionally payable..................................87
Underwriting Agreements..................................96
United States Person.....................................70
unrelated business taxable income........................75
WALTR Agreement...........................................8
WALTR Issuer..............................................8
WALTR Schedule...........................................52
WALTR Securities..........................................6
WALTR Servicer............................................8
WALTR Trust...............................................8
WALTR Trustee.............................................8
widely held..............................................94
Zero Coupon Certificates.................................36

                                     ANNEX I

          Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Certificates (the "Global Securities") will be available only in book entry form. Unless otherwise specified in a prospectus supplement for a Series, investors in the Global Securities may hold Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through Citibank and Morgan as the respective depositaries of Clearstream Luxembourg and Euroclear and as participants in DTC.

          Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet particular requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will he held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, Citibank and Morgan, which in turn will hold these positions in accounts as participants of DTC.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desire value date.

          Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to conventional asset-backed securities.

          Trading between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Clearstream Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct Citibank or Morgan, respectively, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by Citibank or Morgan to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

          Trading between Clearstream Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Luxembourg and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to a DTC participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct Citibank or Morgan, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Luxembourg or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Clearstream Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Clearstream Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless the holder takes one of the following steps to obtain an exemption or reduced tax rate:

          (1) Exemption for non-U.S. persons (Form W-8). Non U.S. persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) in the calendar year in which the payment is made or collected or in either of the preceding two calendar years.

          (2) Exemption for non-U.S. persons with effectively connected income (Form4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) annually.

          (3) Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) every three years. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

          (4) Exemption for U.S. persons (Form W-9). U.S. persons should file a FormW-9 (Request for Taxpayer Identification Number and Certification) in order to avoid backup withholding (see "Material Federal Income Tax Consequences -- Owner Trusts -- Tax Consequences to Note Owners -- Backup Withholding and Information Reporting", above).

          U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one taxable year.

          On October 6, 1997, the 1997 Withholding Regulations were issued which affect the documentation required from non-U.S. persons holding Global Securities. The 1997 Withholding Regulations are generally proposed to be effective for payments after December 31, 1998, regardless of the issue date of the Global Security with respect to which the payments are made, subject to some related transition rules. The 1997 Withholding Regulations will replace a number of current tax certification forms, including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed above, with a single, restated form and standardize the period of time for which withholding agents could rely on these certifications. Prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulations.

          This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, THIS INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR DEUTSCHE BANC ALEX. BROWN. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE THIS TYPE OF OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the securities described in this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the Prospectus when acting as underwriters and with respect to their to their unsold allotments of subscriptions.

                        SUBJECT TO COMPLETION, [ ], 2000

                 PROSPECTUS SUPPLEMENT (to prospectus date [ ])

                               $[ ] (APPROXIMATE)

                              ACE SECURITIES CORP.
                                     SPONSOR

                     [ ] EQUIPMENT TRUST SECURITIES [ ]-[ ]
                                   OWNER TRUST

                             RECEIVABLE-BACKED NOTES

                                       [ ]
                                    DEPOSITOR
                                       [ ]
                                    SERVICER



-------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

          For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

          The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

          This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The owner trust will issue the following classes of notes:
-------------------------------------------------------------------------------

              Initial    Interest
Class of     Aggregate     Rate       First    Stated     Price to  Underwriting
 Notes       Principal   (per        Payment   Maturity   Public      Discount
              Amount      annum)       Date    Date       Per Note    Per Note
---------- ----------- ---------- ----------- ---------- ---------- -----------
  A-1       $ [  ]      [   ]%        [   ]     [    ]     [   ]%     [    ]%
---------- ----------- ---------- ----------- ---------- ---------- -----------
  A-2       $ [  ]      [   ]%        [   ]     [    ]     [   ]%     [    ]%
---------- ----------- ---------- ----------- ---------- ---------- -----------
  A-3       $ [  ]      Floating      [   ]     [    ]     [   ]%     [    ]%
---------- ----------- ---------- ----------- ---------- ---------- -----------
  A-4       $ [  ]      [   ]%        [   ]     [    ]     [   ]%     [    ]%
---------- ----------- ---------- ----------- ---------- ---------- -----------
  A-5       $ [  ]      [   ]%        [   ]     [    ]     [   ]%     [    ]%
---------- ----------- ---------- ----------- ---------- ---------- -----------
   B        $ [  ]      [   ]%        [   ]     [    ]     [   ]%     [    ]%
---------- ----------- ---------- ----------- ---------- ---------- -----------
   C        $ [  ]      [   ]%        [   ]     [    ]     [   ]%     [    ]%
---------- ----------- ---------- ----------- ---------- ---------- ------------
   D        $ [  ]      [   ]%        [   ]     [    ]     [   ]%     [    ]%
---------- ----------- ---------- ----------- ---------- ---------- ------------

         The total price to the public is $[       ].
         The total underwriting discount is $[       ].
         The total proceeds to the owner trust are $[     ].

               NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  UNDERWRITER:
                            DEUTSCHE BANC ALEX. BROWN

                  The date of this prospectus supplement is [ ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

          We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

          IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                               -----------------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                             -------------------

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                     PAGE

PROSPECTUS SUPPLEMENT

Background Information....................................14

Risk Factors..............................................15

     Some Note Classes Will be Entitled to Interest or
        Principal Payments Before Other Note Classes and the Swap Counterparty Will be Entitled to Payment Before
        Some Note Classes................................ 15

The Owner Trust...........................................24

     The Owner Trust......................................24

     The Indenture........................................24

     Capitalization of the Owner Trust....................24

     The Owner Trustee....................................24

The Originators, the Servicer, the Seller
and the Depositor.........................................25

Origination Of The Contracts..............................25

The Contracts.............................................25

     Description of the Contracts.........................25

     Statistics Relating to the Initial Cut-Off
       Date Contract Pool.................................25

     Statistics Relating to Delinquencies and Defaults....29

Weighted Average Life Of The Notes........................31

Description Of The Notes And Indenture....................40

     Distributions........................................41

     Interest.............................................43

     Principal............................................44

     Class A-3 Swap Agreement.............................54

     Optional Purchase of Class A-5 Notes.................56

     Cash Collateral Account..............................56

     Optional Purchase of Contracts and
       Redemption of Notes................................58

     Reports to Noteholders...............................59

     Servicing............................................59

     The Indenture Trustee................................60

     Representation and Warranties........................60

     Indemnification......................................61

     Amendments...........................................62

Ratings Of The Notes......................................62

Use Of Proceeds...........................................64

Legal Proceedings.........................................64

Plan Of Distribution......................................64

Legal Matters.............................................67

Index Of Defined Terms....................................68


PROSPECTUS:


Prospectus Summary................................

Risk Factors......................................

The Sponsor.......................................

The Depositor.....................................

The Owner Trusts..................................

The Originators, The Seller
  And The Servicer................................

The Contracts.....................................

Description Of The
  Notes And Indenture.............................

Description Of The Pooling
  And Servicing Agreements........................

Material Federal Income
  Tax Consequences................................

Erisa Considerations..............................

Ratings Of The Notes..............................

Use Of Proceeds...................................

Plan Of Distribution..............................

Legal Matters.....................................

Where You Can Find
  More Information................................

Index Of Terms....................................

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.


Owner Trustee...........................The owner trustee is [ ], acting not in its individual capacity but solely as
                                        owner trustee under the trust agreement
                                        with the sponsor and the depositor, and
                                        its telephone number is [ ]. See "THE
                                        OWNER TRUST" in this prospectus
                                        supplement.

Originators.............................[ ] and [ ].

                                        The address of each originator is [ ].

Sponsor.................................ACE Securities Corp., an affiliate of
                                        Deutsche Banc Alex. Brown. Neither
                                        Deutsche Banc Alex. Brown nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

Indenture and Indenture
   Trustee..............................The notes will be issued under an indenture. [ ] will serve as indenture
                                        trustee. See "DESCRIPTION OF THE NOTES
                                        AND INDENTURE-- THE INDENTURE TRUSTEE,"
                                        in this prospectus supplement.

Terms of the Notes:

  o  Payment Dates......................The [20]th day of each month, beginning
                                        [ ], or if that day is not a business
                                        day, the next business day.

  o  Interest...........................See the cover page for the rates as to all classes other than Class A-3. The
                                        Class A-3 interest rate will be the
                                        one-month London interbank offered rate, plus [ ]%. See "DESCRIPTION OF THE NOTES AND INDENTURE-- INTEREST." The owner trust will calculate interest on the Class A-1 and Class A-3 Notes on the basis of the actual number of days elapsed and a 360-day year. The owner trust will calculate interest on the Class A-2, Class A-4, Class A-5, Class B, Class C and Class D Notes on the basis of a 360-day year comprised of twelve 30-day months.

                                        On each payment date and after the owner trust repays any outstanding servicer advances and pays the servicer's monthly servicing fee, the owner trust will pay interest on the notes in the following order:

                                        CLASS OF             RECEIVES INTEREST
                                         NOTES                 BEFORE CLASS

                                        A-1, A-2, A-3,          B C and D
                                          A-4 and A-5
                                               B                C and D
                                               C                D
                                               D                None

                                        If the available funds are insufficient
                                        to pay interest on all classes of Class
                                        A Notes, the owner trust will apply the
                                        available funds pro rata to the classes
                                        of Class A Notes based on their
                                        respective principal balances.

                                        See "DESCRIPTION OF THE NOTES AND
                                        INDENTURE -- DISTRIBUTIONS" in this
                                        prospectus supplement.

  o  Principal..........................After paying interest on the notes, the owner trust will pay principal on the
                                        notes on each payment date. The owner
                                        trust will pay principal in the
                                        following order:

                                        BEFORE AN EVENT OF DEFAULT:

                                        1.(A) Until the Class A-1 Note
                                             principal amount becomes zero, [ ]%
                                             of the total principal payment
                                             amount to the Class A-1 Notes and
                                             [ ]% of the total principal payment
                                             amount to the Class A-5 Notes;

                                          (B)on the payment date when the Class
                                             A-1 Note principal amount becomes
                                             zero, first, the remaining Class
                                             A-1 principal amount to the Class
                                             A-1 noteholders, second, [ ]% of
                                             the total principal payment amount,
                                             but not greater than the Class A
                                             principal payment amount, to the
                                             Class A-5 noteholders and third,
                                             the remaining Class A principal
                                             payment amount to the Class A-2,
                                             A-3, A-4 and A-5 Notes in that
                                             order, with each successive class
                                             not being entitled to principal
                                             until the prior class' principal
                                             amount is reduced to zero;

                                          (C)after the Class A-1 Note principal
                                             amount is reduced to zero, [ ]% of
                                             the total principal payment amount,
                                             but not greater than the Class A
                                             principal payment amount to the
                                             Class A-5 Notes and then the
                                             remaining Class A principal payment
                                             amount to the Class A-2, A-3, A-4
                                             and A-5 Notes in that order, with
                                             each successive class not being
                                             entitled to principal until the
                                             prior class' principal amount is
                                             reduced to zero.

                                        If the available amount is insufficient
                                        for the full payment of the amounts
                                        called for in (A), (B), or (C) above,
                                        the allocation of the available amount
                                        will be as provided in "DESCRIPTION OF
                                        THE NOTES AND INDENTURE -- PRINCIPAL" in this prospectus supplement;

                                        2.   after the Class A-1 Note principal
                                             amount is reduced to zero, the
                                             Class B principal payment amount to
                                             the Class B Notes;

                                        3.   after the Class A-1 Note principal
                                             amount is reduced to zero, the
                                             Class C principal payment amount to
                                             the Class C Notes; and

                                        4.   after the Class A-1 Note principal
                                             amount is reduced to zero, the
                                             Class D principal payment amount to
                                             the Class D Notes.

                                        The principal payment amount on each
                                        class of the notes on each payment date
                                        will be based on the difference between
                                        the aggregate principal balance of that
                                        class of notes on that payment date and
                                        the target amount set for the class or
                                        in the case of Class B, C and D a floor
                                        amount set for the class, if greater
                                        than the target amount.

                                        AFTER AN EVENT OF DEFAULT:

                                        Following an event of default with
                                        respect to the notes, the owner trust
                                        will pay principal in the following
                                        order:

                                        CLASS OF    RECEIVES PRINCIPAL
                                         NOTES        BEFORE CLASSES
                                        -----       ------------------
                                         A-1      A-2, A-3, A-4, A-5, B, C and D
                                         A-2      A-3, A-4, A-5, B, C and D
                                         A-3      A-4, A-5, B, C and D
                                         A-4      A-5, B, C and D
                                         A-5      B, C and D
                                          B       C and D
                                          C       D
                                          D       None

                                        See "DESCRIPTION OF THE NOTES AND
                                        INDENTURE -- DISTRIBUTIONS" in this
                                        prospectus supplement.

o Class A-3 Swap
    Agreement...........................The owner trust will enter into a swap agreement with a swap counterparty
                                        solely for the benefit of the Class A-3
                                        noteholders. Under the swap agreement,
                                        the swap counterparty's payments will be calculated at the Class A-3 Note interest rate and the owner trust's payments will be calculated at the assumed fixed rate of [ ]%.

                                        To the extent that interest on any
                                        payment date at the Class A-3 Note
                                        interest rate exceeds interest
                                        calculated at the assumed fixed rate:

                                        o    the swap counterparty will be
                                             obligated to pay an amount equal to
                                             the excess to the owner trust,

                                        o    that payment will constitute a
                                             portion of the amount available but
                                             only in respect of the Class A-3
                                             Notes and

                                        o    the Class A-3 Notes will be
                                             dependent upon that payment for
                                             receipt of interest to the extent
                                             of the excess.

                                        Likewise under the swap agreement, to
                                        the extent that interest calculated at
                                        the assumed fixed rate exceeds interest
                                        calculated at the Class A-3 Note
                                        interest rate

                                        o    the owner trust will be obligated
                                             to pay an amount equal to the
                                             excess to the swap counterparty,
                                             and
                                        o    the payment will have the same
                                             priority, in terms of application
                                             of the amount available, as payment
                                             of interest on the Class A-3 Notes.

                                        Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount needed to pay:

                                        o    the servicing fee and servicer
                                             advances,

                                        o    all interest and principal payable
                                             on the notes, with Class A-3 Note
                                             interest being calculated at the
                                             assumed fixed rate for this
                                             purpose, and

                                        o    all amounts payable in connection
                                             with the cash collateral account,

                                        no amounts in addition to those
                                        available under the swap agreement will
                                        be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement. See "DESCRIPTION OF THE NOTES AND INDENTURE -- THE CLASS A-3 SWAP AGREEMENT" in this prospectus supplement.

o Class A-3 Swap
   Counterparty.........................[ ] will be the counterparty to the owner trust under the swap agreement.
                                        The swap counterparty currently has an
                                        "[ ]" long-term unsecured senior debt
                                        credit rating from [ ] and an "[ ]"
                                        long-term unsecured senior debt credit
                                        rating from [ ]. See "DESCRIPTION OF THE
                                        NOTES AND INDENTURE-- THE CLASS A-3 SWAP
                                        COUNTERPARTY" in this prospectus
                                        supplement.

o Stated Maturity Dates.................The notes will mature on the respective dates shown on the cover of this
                                        prospectus supplement. However, if the
                                        stated maturity date is not a business
                                        day, then the stated maturity date will
                                        be the next business day.

o Optional Purchase of
     Class A-5 Notes....................The owner trust will have the right to purchase all of the Class A-5 Notes, on
                                        any payment date, at a purchase price
                                        equal to the principal balance of the
                                        Class A-5 Notes plus a premium.

                                        Following any purchase, the Class A-5
                                        Notes will not be retired, but will
                                        continue to be entitled to interest and
                                        principal payments. See "DESCRIPTION OF
                                        THE NOTES AND INDENTURE -- OPTIONAL
                                        PURCHASE OF CLASS A-5 NOTES" in this
                                        prospectus supplement.

o Optional Redemption When
     the Aggregate Note Principal
     Amount is Less Than 10%
     of Initial Contract Pool
     Principal Balance..................[ ], the seller of contracts to the depositor, has the option to purchase
                                        the owner trust's assets when the
                                        outstanding note principal balance is
                                        less than 10% of the initial contract
                                        pool principal balance. If the seller
                                        exercises this option, the indenture
                                        trustee will redeem all notes on the
                                        next payment date. The redemption price
                                        for each note will be the note's
                                        principal amount plus unpaid accrued
                                        interest to but excluding the redemption date.

                                        The contract principal balance of any
                                        contract is the present value of the
                                        unpaid scheduled payments due on that
                                        contract discounted at the discount
                                        rate, called the "discount rate," of [
                                        ]%. This prospectus supplement uses this discount rate to calculate principal balances of contracts throughout. The "contract pool principal balance" is the aggregate of the individual discounted contract principal balances.

                                        See "DESCRIPTION OF THE NOTES AND
                                        INDENTURE -- OPTIONAL PURCHASE OF
                                        CONTRACTS" in this prospectus
                                        supplement.

Cut-off Date............................[ ].

Closing Date............................On or about [  ].

Servicing; Servicing Fee................The servicer will be responsible for servicing, managing and administering
                                        the contracts and related interests, and enforcing and making collections on the contracts. The servicer may make advances for delinquent scheduled payments, to the extent it determines that advances will be recoverable in future periods. Servicer advances are reimbursable from contract payments. See "Description of the Pooling and Servicing Agreements -- Servicing" in the accompanying prospectus.

                                        The servicer's monthly fee will equal
                                        the product of

                                        o    one twelfth of one percent and

                                        o    the aggregate contract pool
                                             principal balance as of the last
                                             day of the second preceding
                                             collection period.

                                        The servicer fee is payable out of
                                        contract payments. The servicer will pay any sub-servicer servicing fees from its monthly servicing fee. See "DESCRIPTION OF THE NOTES -- SERVICING" in this prospectus supplement.

Ratings.................................The owner trust will not issue any class of notes unless [ ], and [ ]. assign at
                                        least the following ratings to each
                                        class of notes:

                                        CLASS             [     ]  [       ]
                                        -----
                                         A-1
                                         A-2
                                         A-3
                                         A-4
                                         A-5
                                         B
                                         C
                                         D

                                        See "Ratings of the Notes" in this
                                        prospectus supplement and the
                                        accompanying prospectus.

Owner Trust Assets
     A. The Contracts...................The contracts will consist of the following:

                                        o    equipment lease contracts,
                                        o    installment payment agreements,
                                        o    conditional sales/financing
                                             agreements,
                                        o    promissory notes, and
                                        o    loan and security agreements.

                                        As of [ ]the pool of contracts for the
                                        owner trust had the following
                                        characteristics. Percentages are based
                                        on the contract pool principal balance:

                                        o    Initial contract pool principal
                                             balance..............$[ ]

                                        o    Number of contracts [ ]

                                        o    Average contract principal
                                             balance.............$[ ]

                                        o    Leases as a percentage of the
                                             contracts..........[ ]%

                                        o    Loans and other financing
                                             arrangements as a percentage of the
                                             contracts...............[ ]%;

                                        o    Underlying equipment type
                                             concentration:

                                                              PRINCIPAL BALANCE
                                            EQUIPMENT TYPE      CONCENTRATION
                                            --------------    -----------------
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%

                                        No other single type of equipment
                                        accounted for more than 5% of the
                                        initial contract pool principal balance.

                                        o    Geographic concentration:

                                                              PRINCIPAL BALANCE
                                            STATE              CONCENTRATION
                                            -----              -------------
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%
                                            [  ]................   [  ]%
                                            [  ]................   [  ]

                                             No other state represented more
                                             than 5% of the initial contract
                                             pool principal balance.

                                        o    Remaining terms of the
                                             contracts....[ ]month to [ ] months

                                        o    The weighted average remaining term
                                             of the contracts........[ ] months

                                        o    Weighted average age of the
                                             contracts............[ ] months

                                        See "THE CONTRACTS -- STATISTICS
                                        RELATING TO THE CUT-OFF DATE CONTRACT
                                        POOL" in this prospectus supplement.

B. Cash Collateral
    Account.............................The indenture trustee will establish a cash collateral account having an
                                        initial balance of $[ ] ([ ]% of initial contract pool principal balance) for the benefit of the noteholders, which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement. The indenture trustee will use cash collateral account funds to pay the following amounts if payments on the contracts are insufficient:

                                        o    interest due on the notes, with
                                             interest on the Class A-3 Notes
                                             being calculated for this purpose
                                             at the assumed fixed rate of [ ]%
                                             in connection with the swap
                                             agreement;

                                        o    the lesser of

                                             o    losses on liquidation of
                                                  defaulted contracts during the
                                                  relevant collection period,
                                                  and

                                             o    the excess of the aggregate
                                                  note principal amount over the
                                                  contract pool principal
                                                  balance, including all
                                                  scheduled payments for the
                                                  relevant collection period and
                                                  unpaid scheduled payments from
                                                  prior periods; and

                                        o    principal on the notes on the
                                             applicable stated maturity date.

                                        See "DESCRIPTION OF THE NOTES AND
                                        INDENTURE -- CASH COLLATERAL ACCOUNT" in this prospectus supplement.

Use of Proceeds.........................After the deposit of funds from the note sale proceeds into the cash collateral
                                        account and payment of expenses, the
                                        indenture trustee will pay the remaining proceeds of the sale of notes to the depositor. The depositor will pay the proceeds to a warehousing trustor to [ ]. in payment of the purchase price of contracts acquired from them, respectively. See "USE OF PROCEEDS" in this prospectus supplement.

Legal Investment........................The Class A-1 Notes will be eligible securities for purchase by money market
                                        funds under Rule 2a-7 under the
                                        Investment Company Act of 1940.

                             BACKGROUND INFORMATION

          The information in this section will help you understand the information in this prospectus supplement and the accompanying prospectus.

          The principal balance of any contract is the present value of the unpaid scheduled payments due on the contract after a cut-off date. The principal balance of a contract excludes all scheduled payments due on or prior to, but not received as of, that date, as well as any scheduled payments due after but received before that date. The principal balance also excludes any prepayments received on or prior to that date. The scheduled payments are discounted monthly at the rate of [ ]% per annum.

          The aggregate principal balance of the contracts expected to be held by the owner trust as of any particular date is referred to as the contract pool principal balance. The contract pool principal balance, as of the initial cut-off date, is referred to as the initial cut-off date contract pool principal balance or the initial contract pool. The initial cut-off date is [ ]for all contracts transferred to the owner trust on the closing date for the sale of the notes. It will be the first day of the month of transfer to the owner trust for each substitute contract.

          Contract balance percentages and amounts discussed below are based on the aggregate principal balance of the contracts being transferred to the owner trust as of the initial cut-off date, unless a different date is noted. Changes in the characteristics of the contract pool between the initial cut-off date and the closing date will not affect more than 5% of the initial cut-off date contract pool principal balance.

                                  RISK FACTORS

          THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES.

FUTURE CONTRACT DELINQUENCY AND              The sponsor presents the historical
LOSS EXPERIENCE OF THE CONTRACT         contract delinquency and loss experience
POOL MAY VARY SUBSTANTIALLY             of the originators' portfolios of
FROM THE ORIGINATORS'                   contracts similar to those being
HISTORICAL EXPERIENCE                   transferred to the owner trust under
                                        "THE CONTRACTS -- STATISTICS RELATING TO
                                        DELINQUENCIES AND DEFAULTS." However,
                                        the actual results for the owner trust's contracts could be substantially worse.
                                        If so, you may not receive note interest and principal payments in the amounts and at the times you expect.

SOME NOTE CLASSES WILL BE                    The owner trust will pay interest,
ENTITLED TO INTEREST OR PRINCIPAL       principal or both on some classes of
PAYMENTS BEFORE OTHER NOTE CLASSES      notes prior to paying interest,
AND THE SWAP COUNTERPARTY WILL BE       principal or both on other classes of
ENTITLED TO PAYMENT BEFORE SOME NOTE    notes. CLASSES The subordination of some
                                        classes of notes to others means that
                                        the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See "DESCRIPTION OF THE NOTES
                                        AND INDENTURE -- DISTRIBUTIONS," "--
                                        SUBORDINATION OF SUBORDINATE NOTES" and
                                        "-- CASH COLLATERAL ACCOUNT" in this
                                        prospectus supplement.

                                             Similarly, if the owner trust has
                                        to pay any amounts to the swap
                                        counterparty under the Class A-3 Notes
                                        swap agreement, that amount will have
                                        the same priority of payment as interest owed to the Class A-3 noteholders. This means that the amount owed to the swap counterparty must be paid before the payment of interest to the Class B, C and D noteholders and before the payment of principal to any noteholders. See "DESCRIPTION OF THE NOTES AND INDENTURE -- CLASS A-3 SWAP AGREEMENT" in this prospectus supplement.

                                             Moreover, the more senior classes
                                        of notes could lose the credit
                                        enhancement provided by the more
                                        subordinate classes and the cash
                                        collateral account if delinquencies and
                                        defaults on contracts increase and the
                                        collections on contracts and amounts in
                                        the cash collateral account are
                                        insufficient to pay even the more senior classes of notes.

ANY FAILURE BY THE SWAP                      The Class A-3 Notes will be
COUNTERPARTY TO PAY AMOUNTS             dependent upon payments to be made by
OWED UNDER THE SWAP AGREEMENT           the swap counterparty under the swap
WOULD REDUCE THE FUNDS AVAILABLE        agreement for receipt of the full amount
TO PAY INTEREST ON THE CLASS A-3 NOTES  of interest on the Class A-3 Notes. This will be the case if the interest due on
                                        the Class A-3 Notes at their floating
                                        rate exceeds the amount available to the owner trust to pay the Class A-3 Note interest at the assumed fixed rate of [
                                        ]%. Any shortfall in the payment of
                                        interest on the Class A-3 Notes due
                                        entirely to the failure of the swap
                                        counterparty to make a required payment
                                        under the swap agreement will not
                                        constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay

                                                o   the servicing fee and
                                                    servicer advances,

                                                o   all interest and principal
                                                    payable on the notes, with
                                                    Class A-3 Note interest
                                                    being calculated at the
                                                    assumed fixed rate for this
                                                    purpose and

                                                o   all amounts payable in
                                                    connection with the cash
                                                    collateral account, no
                                                    amounts in addition to those
                                                    available under the swap
                                                    agreement will be available
                                                    under the indenture to make
                                                    up the shortfall. The only
                                                    remedies in these
                                                    circumstances will be those
                                                    available to the owner trust
                                                    under the swap agreement.

                                             As a general matter, the
                                        obligations of the swap counterparty
                                        under the swap agreement are unsecured.
                                        However, in the event that the swap
                                        counterparty's long-term unsecured
                                        senior debt ceases to be rated at a
                                        level acceptable to [ ] and [ ], the
                                        swap counterparty will be obligated
                                        either to (a) post collateral or
                                        establish other arrangements to secure
                                        its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take either of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap from a swap counterparty satisfactory to the note rating agencies. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

ADVERSE EVENTS IN [ ] HIGH                   If adverse events or economic
CONCENTRATION STATES MAY                conditions were particularly severe in a
CAUSE INCREASED DEFAULTS AND            geographic region where there is a
DELINQUENCIES                           substantial concentration of obligors,
                                        the amount of delinquent payments and
                                        defaults on the contracts may increase.
                                        As a result, the overall timing and
                                        amount of collections on the contracts
                                        held by the owner trust may differ from
                                        what you expect, and you may experience
                                        delays or reductions in payments.

                                             The following are the approximate
                                        percentages of the initial contract pool principal balance of the owner trust's contracts whose obligors are located in the following states:

                                                o   [ ]% in [ ],

                                                o   [ ]% in [ ],

                                                o   [ ]% in [ ],

                                                o   [ ]% in [ ] and

                                                o   [ ]% in [ ].

                                        The remaining states accounted for [ ]%
                                        of the initial contract pool principal
                                        balance, and none of these remaining
                                        states accounted for more than 5% of the initial contract pool principal balance.

                                             [Although the sponsor does not know
                                        of any matters likely to increase the
                                        rate of delinquencies or defaults in
                                        these states, an example of an adverse
                                        event specific to a geographic region is the possibility of a catastrophic earthquake in California. An earthquake in California could have negative regional economic repercussions and potentially cause obligors in that region to delay or reduce their payments on contracts. Additionally, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce revenues for obligors in those states and ultimately reduce the associated obligors' ability to make timely payments on their related contracts].

ADVERSE ECONOMIC CONDITIONS                  If the industries in which there is
IN HIGH CONCENTRATION INDUSTRIES        a substantial concentration of contracts
MAY CAUSE INCREASED DEFAULTS AND        experience adverse events or economic
DELINQUENCIES                           conditions, the timing and amount of
                                        collections on the contracts held by the owner trust may differ from what you expect. This could result in delays or reduced payments to you. As of the initial cut-off date, of the contract pool principal balance, approximately

                                                o   [ ]% related to the
                                                    manufacturing industry,

                                                o   [ ]% related to equipment
                                                    used in the services
                                                    industry, excluding medical
                                                    and professional services,

                                                o   [ ]% related to the retail
                                                    and wholesale trade
                                                    industry,

                                                o   [ ]% related to equipment
                                                    used in transportation,

                                                o   [ ]% related to equipment
                                                    used in professional
                                                    services, and

                                                o   [ ]% related to the
                                                    financial services industry.

                                             While the sponsor does not know of
                                        any industry conditions, practices or
                                        other matters likely to increase the
                                        rate of delinquencies or defaults on
                                        contracts with end-users in these
                                        industries, some of them may be
                                        adversely affected by various economic
                                        conditions. For example, a rise in
                                        interest rates may weaken the demand for construction services. Moreover, the retail trade industry is dependent upon the level of consumer confidence and spending. Adverse developments concerning these conditions will tend to increase the rate of delinquencies and defaults by contract obligors in those industries. This, in turn, could result in reductions of or delays in the collection of funds for payment of the notes.

                                             The sponsor does not believe that
                                        any other industry accounts for more
                                        than 5.00% of the contract pool
                                        principal balance. However, as shown in
                                        the table below under the heading "Types of Obligor," the depositor's records list [ ]% of the contract pool principal balance in the category of "Other" obligor. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this "Other" category that relate to any particular industry would be subject to all economic and other risks associated with that industry. Any adverse developments in that industry will tend to increase the rate of delinquencies and defaults by contract obligors in that industry. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

PRODUCT DEFECTS OR OBSOLESCENCE              [ ], a [ ]and [ ] a [ ] is the
OR ADVERSE ECONOMIC EVENTS              vendor of equipment for approximately
FOR TWO VENDORS ACCOUNTING FOR HIGH     [  ]% of the contract pool principal
PROPORTIONS OF THE CONTRACTS MAY        balance calculated as of the initial
CAUSE INCREASED DEFAULTS AND            cut-off date. Products of [ ], a leading
DELINQUENCIES                           producer of computer systems, accounted
                                        for approximately [ ]% of the contract
                                        pool balance calculated as of the
                                        initial cut-off date. Although the
                                        sponsor is unaware of conditions likely
                                        to increase the rate of defaults or
                                        delinquencies on contracts pertaining to equipment produced by these two vendors, some events concerning these vendors or their products could have that effect.
                                        For example, if either of these vendors
                                        were to experience financial
                                        difficulties, the obligors' payment
                                        performance with respect to the related
                                        contracts may decline as the obligors
                                        may be less inclined to make payments on contracts with respect to a vendor which is suffering financial difficulties.
                                        Additionally, the occurrence of a
                                        substantial number of defects in
                                        products produced by either of these
                                        vendors may result in decisions by the
                                        obligors on the contracts relating to
                                        equipment that proved defective not to
                                        pay the contract amounts, to pay late or to pay smaller amounts. This could result in reductions of or delays in payments you expect on the notes.
                                        Moreover, obsolescence of the products
                                        of either of these vendors could result
                                        in prepayments of contracts that would
                                        cause the notes to be paid earlier than
                                        you expect. No other single vendor
                                        originated more than [ ]% of the
                                        contract pool principal balance as of
                                        the initial cut-off date.

PRODUCT DEFECTS OR OBSOLESCENCE OF           If the types of equipment in which
TYPES OF EQUIPMENT ACCOUNTING FOR       contracts are concentrated suffer
HIGH PROPORTIONS OF THE CONTRACTS       unexpectedly high rates of defects or
MAY CAUSE INCREASED DEFAULTS OR         become obsolete, the obligors on the
DELINQUENCIES                           contracts may default, pay late or pay
                                        less than the amounts owed on the
                                        contracts. This could result in
                                        reductions of or delays in payments you
                                        expect on the notes.

                                             As of the initial cut-off date, of
                                        the contract pool principal balance,
                                        approximately

                                                o   [ ]% related to contracts
                                                    involving telecommunications
                                                    equipment,

                                                o   [ ]% related to contracts
                                                    involving transportation
                                                    equipment,

                                                o   [ ]% related to contracts
                                                    involving computer and
                                                    point-of-sale equipment,

                                                o   [ ]% related to contracts
                                                    involving computer software,

                                                o   [ ]% related to contracts
                                                    involving manufacturing,

                                                o   [ ]% related to contracts
                                                    involving construction
                                                    equipment, and

                                                o   [ ]% related to contracts
                                                    involving medical equipment.

                                        The depositor does not believe that any
                                        other type of equipment accounts for
                                        more than [ ]% of the contract pool
                                        principal balance. However, as shown in
                                        the table below under the heading "Types of Equipment," the depositor's records list [ ]% of the contract pool principal balance in the category of "Other" types of equipment. The depositor has not analyzed this category to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category. Any contracts in this "Other" category that relate to any particular type of equipment would be subject to all defect, obsolescence and other risks associated with that type of equipment. Any adverse developments concerning that type of equipment will tend to increase the rate of delinquencies and defaults by obligors on contracts involving that type of equipment. This, in turn, could result in reductions or delays in collection of funds for payment of the notes.

THE OWNER TRUST'S NOT HAVING            The owner trust will have no security
SECURITY INTERESTS IN COMPUTER          interest in computer software and
SOFTWARE AND SERVICES AND THE           computer services contracts, which
OWNER TRUST'S NOT bEING NAMED           accounted for [ ]% of the initial
AS SECURED PARTY IN MOTOR VEHICLE       contract pool balance, and the owner
TITLE CERTIFICATES WILL LEAVE           trust will not be named as a secured
THE OWNER TRUST WITHOUT COLLATERAL      party in the title certificates for
FOR THE ASSOCIATED CONTRACTS            motor vehicle contracts, which accounted
                                        for a substantial portion of the [ ]% of the initial contract pool principal balance attributable to the transportation industry. If the obligor on this type of contract fails to pay or is late in paying, the owner trust will have no recourse to the software, services or motor vehicles, as the case may be, underlying the contracts. This increases the risk that the owner trust will be unable to pay or will be late in paying the amounts you expect on the notes.

THE TRUST ASSETS ARE THE ONLY SOURCE    All distributions on the notes will be
OF PAYMENTS ON THE NOTES                made from payments by borrowers under
                                        the receivables. The Trust has no other
                                        assets [other than[ ]] to make
                                        distributions on the notes. The
                                        receivables are NOT insured or
                                        guaranteed by any person. The Trust is
                                        the only person that is obligated to
                                        make distributions of the notes.

                                 THE OWNER TRUST

THE OWNER TRUST

          The sponsor created the owner trust on [ ] under a trust agreement, which the parties will amend and restate on the closing date for the sale of the notes, among the sponsor the depositor and the owner trustee.

          Under a pooling and servicing agreement, dated as of [ ], among

               o    the depositor,

               o    the owner trust,

               o [ ], an originator and the seller of contracts to the depositor and

               o    the servicer.

The depositor will transfer all of the contracts and the related security interests to the owner trust. As noted in "THE SELLER AND ORIGINATORS -- UNDERWRITING AND SERVICING - DOCUMENTATION" and "THE CONTRACTS -- SOFTWARE AND SERVICES" in the accompanying prospectus, some transferred contracts will not have associated security interests.

         The owner trust will issue an equity certificate, representing the beneficial ownership interest in the owner trust, to the depositor. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of servicer advances and payment of servicing fees, principal and interest on the notes, any amount owed to the swap counterparty and amounts payable in connection with the cash collateral account. See "DESCRIPTION OF THE INDENTURE AND NOTES -- DISTRIBUTIONS" in this prospectus supplement. The sponsor is not offering and selling the equity certificate under this prospectus supplement and the accompanying prospectus.

THE INDENTURE

          Under an indenture dated as of [ ] between the owner trust and [ ], as indenture trustee, the indenture trustee will authenticate and deliver the notes.

CAPITALIZATION OF THE OWNER TRUST

          If the issuance and sale of the notes had taken place on the initial cut-off date, the capitalization of the owner trust on that date would have consisted of notes with an aggregate principal amount of $[ ] and an equity certificate.

THE OWNER TRUSTEE

          [ ] will be the owner trustee under the trust agreement. The owner trustee is a [ ] and its principal offices are located at [ ].

           THE ORIGINATORS, THE SERVICER, THE SELLER AND THE DEPOSITOR

[TO BE INSERTED]


ORIGINATION OF THE CONTRACTS

[TO BE INSERTED]

                                  THE CONTRACTS

DESCRIPTION OF THE CONTRACTS

          All of the contracts are commercial, rather than consumer, leases, loans or agreements. See "THE CONTRACTS" in the accompanying prospectus.

STATISTICS RELATING TO THE INITIAL CUT-OFF DATE CONTRACT POOL

          The initial contract pool principal balance is $[ ]. This amount is based upon the contract pool principal balance determined as of the initial cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date. The following tables set forth the characteristics of the contracts as of the cut-off date. Tables presented in this section may not total due to rounding.

              COMPOSITION OF THE INITIAL CUT-OFF DATE CONTRACT POOL

                                                    WEIGHTED             WEIGHTED         AVERAGE
                              INITIAL               AVERAGE              AVERAGE         CONTRACT
                           CONTRACT POOL           ORIGINAL             REMAINING         PRINCIPAL
  NUMBER OF                  PRINCIPAL               TERM                 TERM             BALANCE
   CONTRACTS                  BALANCE              (RANGE)              (RANGE)           (RANGE)
  -----------              -------------          ----------        ------------        -------------
     [ ]                     $[     ]              [ ] months         [ ] months           $[ ]
                                                  ([ ] months to     ([ ] month to        ($[ ] to
                                                   [ ] months)        [ ] months)          $[ ])

                                TYPE OF CONTRACTS

                                                                        AGGREGATE        % OF INITIAL
  TYPE                     AGGREGATE            % OF TOTAL              CONTRACT         CONTRACT POOL
   OF                      NUMBER OF             NUMBER OF              PRINCIPAL          PRINCIPAL
 CONTRACT                  CONTRACTS             CONTRACTS               BALANCE            BALANCE
------------               ---------             ---------                -------           -------
True Lease...........
Finance Leases.......
Loans/Conditional Sales.
Installment Payment
    Agreements..........
       Total.............                           100.00%             $                     100.00%
                           =========               ===========          =========            =========

                             GEOGRAPHICAL DIVERSITY

                                                                       AGGREGATE         % OF INITIAL
                           AGGREGATE            % OF TOTAL              CONTRACT         CONTRACT POOL
                           NUMBER OF            NUMBER OF              PRINCIPAL           PRINCIPAL
   STATE                   CONTRACTS            CONTRACTS               BALANCE             BALANCE

---------.........
----------........
---------.........
---------.........
-----------.......
----------........
----------........
----------........
--------..........
---------.........
        Total.....                            100.00%                  $                      100.00%
                           =========         ==========                =========              ===========

                                 PAYMENT STATUS

                                                                       AGGREGATE         % OF INITIAL
                           AGGREGATE         % OF TOTAL                 CONTRACT         CONTRACT POOL
                           NUMBER OF         NUMBER OF                 PRINCIPAL         PRINCIPAL
  DAYS DELINQUENT          CONTRACTS         CONTRACTS                   BALANCE         BALANCE
Current, including 1 to
  30 day delinquent
  contracts...............
31 - 60 days delinquent...
    Total.................                     100.00%                                        100.00%
                           =========           =======                 =========              =======


                               TYPES OF EQUIPMENT

                                                                       AGGREGATE         % OF INITIAL
                           AGGREGATE         % OF TOTAL                CONTRACT          CONTRACT POOL
                           NUMBER OF          NUMBER OF                PRINCIPAL         PRINCIPAL
TYPE OF EQUIPMENT          CONTRACTS          CONTRACTS                BALANCE           BALANCE
-----------------          ---------          ---------                ---------         ---------
Telecommunications.......
Transportation...........
Computer.................
Computer Software........
Manufacturing............
Construction.............
Medical..................
Automotive Diagnostic
   Equipment.............
Printing.................
Resources................
Office Equipment.........
Commercial Retail Fixtures
Industrial................
Other, including $[     ]
   as the largest and $[  ]
   as the average contract
   principal balance.......

      Total...............                   100.00%                    $                100.00%
                           =========        ============               =========         ========

The depositor does not believe that any other type of equipment accounts for more than 5% of the contract pool principal balance. However, the depositor has not analyzed the contracts included in the category "Other" in the above table to determine whether or not the contracts included in it could be grouped into some other more specific type of equipment category.

                           CONTRACT PRINCIPAL BALANCES

                                                                                    AGGREGATE         % OF INITIAL
                                             AGGREGATE          % OF TOTAL           CONTRACT         CONTRACT POOL
                                             NUMBER OF           NUMBER OF          PRINCIPAL           PRINCIPAL
      CONTRACT PRINCIPAL BALANCE             CONTRACTS           CONTRACTS           BALANCE             BALANCE
      --------------------------             ---------           ---------           -------             -------

$         0.01 to $    5,000.00.....
$     5,000.01 to $   25,000.00.....
$    25,000.01 to $   50,000.00.....
$    50,000.01 to $  100,000.00.....
$   100,000.01 to $  500,000.00.....
$   500,000.01 to $1,000,000.00
$ 1,000,000.01 to $2,000,000.00.....
$ 2,000,000.01 to $3,000,000.00.....
$3,000,000.01 to $4,000,000.00
$ 4,000,000.01 to $5,000,000.00.....
Over $5,000,000, the largest
   single contract principal
   balance being $[     ]...........
         Total......................                               100.00%       $                       100.00%
                                         =========                 ========     =========               =========

                                         REMAINING TERMS OF CONTRACTS

                                                                                    AGGREGATE         % OF INITIAL
                                             AGGREGATE          % OF TOTAL           CONTRACT         CONTRACT POOL
                                             NUMBER OF           NUMBER OF          PRINCIPAL           PRINCIPAL
     REMAINING TERMS OF CONTRACTS            CONTRACTS           CONTRACTS           BALANCE             BALANCE
               (MONTHS)
0 -  12.............................
13 -  24............................
25 -  36............................
37 -  48............................
49 -  60............................
61 -  72............................
73 -  84............................
85 -  96............................
97 - 108............................
Over 108............................

      Total.........................                                 100.00         $                     100.00
                                          =========                  ======         =========             ======

                                TYPES OF OBLIGOR

                                                                                    AGGREGATE         % OF INITIAL
                                             AGGREGATE          % OF TOTAL           CONTRACT         CONTRACT POOL
                                             NUMBER OF           NUMBER OF          PRINCIPAL           PRINCIPAL
TYPE OF OBLIGOR                              CONTRACTS           CONTRACTS           BALANCE             BALANCE
---------------                              ---------           ---------           -------             -------
Manufacturing......................
Service Organizations..............
Retail & Wholesale.................
Transportation.....................
Professional.......................
Financial Services.................
Manufacturing &
   Construction....................
Machine tools......................
Medical............................
Resources..........................
Government.........................
Print Center.......................
Other, including $[     ]
   as the largest and $[     ]
   as the average principal
   balance.........................

     Total.........................                                  100.00%        $                        100.00%
                                             ==========              ======         =============            =======

The sponsor does not believe that any other industry accounts for more than 5.00% of the contract pool principal balance. However, the depositor has not analyzed the contracts included in the category "Other" in the above table to determine whether or not the contracts could be grouped into some other more specific industry category.

                              OBLIGOR CONCENTRATION


                                                                          AGGREGATE
                                                AGGREGATE                  CONTRACT                % OF INITIAL
     OBLIGORS (INCLUDING CONTRACTS              NUMBER OF                 PRINCIPAL               CONTRACT POOL
        SECURING VENDOR LOANS)                  CONTRACTS                  BALANCE              PRINCIPAL BALANCE
        ----------------------                  ---------                  -------              -----------------
Top 5..............................                [ ]                       $[ ]                      [ ]%

STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

          The following table shows contract delinquency statistics for the originators' portfolios of receivables similar to the contracts, on an aggregate basis, as of December 31 in each of the past five years and as of [ ] and [ ]. The applicable originators used the underwriting standards described in the prospectus under the section titled "THE ORIGINATORS -- UNDERWRITING --" for all of these receivables. For these purposes, a "DELINQUENCY" means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 60 days of the due date. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. These statistics are not necessarily indicative of the future performance of the contracts. The following table is based on the net investment for all contracts originated by [ ]. and the gross receivable for contracts originated by the other originators. Net investment is the sum of all payments plus any expected equipment residual value under a contract discounted to present value using the contract's implicit interest rate. The gross receivable is the undiscounted sum of all payments under a contract.

                             CONTRACT DELINQUENCIES

                                                                           PERCENT OF CONTRACT BALANCES
                                                                              WHICH WERE DELINQUENT
                                                               --------------------------------------------------
                                               CONTRACT        31 TO 60      61 TO 90        OVER 90
                                               BALANCE           DAYS          DAYS           DAYS          TOTAL
                                               -------           ----          ----           ----          -----
AS OF                                       (IN THOUSANDS)
-----
12/31/[     ]........................            $[     ]        [     ]%       [     ]%       [     ]%      [     ]%
12/31/[     ]........................            $[     ]        [     ]%       [     ]%       [     ]%      [     ]%
12/31/[     ]........................            $[     ]        [     ]%       [     ]%       [     ]%      [     ]%
12/31/[     ]........................             [     ]        [     ]%       [     ]%       [     ]%      [     ]%
12/31/[     ]........................            $[     ]        [     ]%       [     ]%       [     ]%      [     ]%

03/31/[     ]........................            $[     ]        [     ]%       [     ]%       [     ]%      [     ]%
03/31/[     ]........................            $[     ]        [     ]%       [     ]%       [     ]%      [     ]%

                              LOSSES AND RECOVERIES

          The following table shows statistics for gross losses and losses net of recoveries on defaulted contracts within the originators' portfolios of receivables similar to the contracts during the twelve-month period ending December 31 in each of the past five years and the three-month periods ended March 31, [ ] and [ ]. Gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses. Losses net of recoveries means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses. These statistics are not necessarily indicative of the future performance of the contracts.


                                             AGGREGATE NET           GROSS LOSSES AS A           NET LOSSES AS A
                                             INVESTMENT OF           PERCENTAGE OF NET          PERCENTAGE OF NET
         TWELVE MONTHS ENDED                   CONTRACTS                 INVESTMENT                INVESTMENT
                                            (IN THOUSANDS)
12/31/[     ]...................               $[     ]               [     ]%                     [     ]%
12/31/[     ]...................               $[     ]               [     ]%                     [     ]%
12/31/[     ]...................               $[     ]               [     ]%                     [     ]%
12/31/[     ]...................               $[     ]               [     ]%                     [     ]%
12/31/[     ]...................               $[     ]               [     ]%                     [     ]%

THREE MONTHS ENDED

03/31/[     ]...................               $[     ]               [     ]%                     [     ]%
03/31/[     ]...................               $[     ]               [     ]%                     [     ]%

                       WEIGHTED AVERAGE LIFE OF THE NOTES

          The rate of payments on contracts will directly affect

          o    the rate of note principal payments;

          o    the aggregate amount of each note interest payment; and

          o    the yield to maturity of the notes.

          The payments on the contracts may be in the form of payments scheduled to be made under the terms of the contracts, prepayments or liquidations due to default, casualty and other events which cannot be predicted. [ ] may purchase contracts from the owner trust if the contracts were ineligible for transfer at the time of transfer to the owner trust. Any payments for these reasons, other than scheduled payments may result in distributions to you of amounts which would otherwise have been distributed over the remaining term of the contracts. Each prepayment, liquidation or repurchase of a contract, if the contract is not replaced by the depositor with a comparable substitute contract as described under "THE CONTRACTS -- SUBSTITUTION OF CONTRACTS" in the accompanying prospectus, will shorten the weighted average remaining term of the contracts and the weighted average life of the notes. See "RISK FACTORS -- CONTRACT PREPAYMENTS, INELIGIBILITY OR DEFAULT MAY CAUSE EARLIER REPAYMENT OF THE NOTES THAN YOU EXPECT AND YOU MAY NOT BE ABLE TO FIND INVESTMENTS WITH THE SAME YIELD AS THE NOTES AT THE TIME OF REPAYMENT" in the accompanying prospectus.

          The following chart sets forth the percentage of the initial principal amount of each class of notes which would be outstanding on the distribution dates set forth below assuming the conditional prepayment rates ("CPR") indicated in the chart. This information is hypothetical. The conditional prepayment rate assumes that a fraction of the outstanding contracts is prepaid on each payment date, which implies that each contract in the pool of contracts is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the conditional prepayment rate for the contracts. The conditional prepayment rate measures prepayments based on the contract pool principal balance, after the payment of all payments scheduled to be made under the terms of the contracts during each collection period. The conditional prepayment rate further assumes that all contracts are the same size and amortize at the same rate. The conditional prepayment rate also assumes that each contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly contract payments, and assume that:

          o the seller exercises its option to cause a redemption of the notes when the aggregate note principal balance is less than 10% of the initial aggregate discounted contract balance of the contracts, and

          o the closing date for the sale of the contracts to the owner trust is [ ].

          These tables are based upon the contract pool principal balance determined using the discount rate of [ ]%. In addition, it is assumed for the purposes of these tables only, that the owner trust issues the notes in the following initial principal amounts and at the following fixed interest rates:

      CLASS                   INITIAL PRINCIPAL AMOUNT          INTEREST RATE
      -----                   ------------------------          -------------
      A-1................           $[     ]                       [     ]%
      A-2................            [     ]                       [     ]
      A-3................            [     ]                       [     ]
      A-4................            [     ]                       [     ]
      A-5................            [     ]                       [     ]
      B..................            [     ]                       [     ]
      C..................            [     ]                       [     ]
      D..................            [     ]                       [     ]

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-1 NOTES

                                                             CPR
                                          ----------------------------------
               PAYMENT DATE               0%      6%     9%     12%     18%
Closing Date......................
_____________.....................
_____________.....................
_____________.....................
____________......................
_____________.....................
____________......................
____________......................
____________......................
____________......................
____________......................
____________......................
____________......................
____________......................
____________......................
____________......................
____________......................
------------
------------......................
------------......................
------------......................
------------......................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
-------------.....................
--------------....................
---------------...................
-------------.....................
--------------....................
---------------...................
----------........................
Weighted Average Life To Call (in years......
Weighted Average Life To Maturity (in years).

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-2 NOTES

                                                        CPR
                                          -------------------------------------
                PAYMENT DATE              0%      6%      9%      12%      18%
                ------------              --      --      --      ---      ---

Closing Date.......................
________________...................
_________________..................
___________________................
___________________................
_______________....................
__________________.................
___________________................
_________________..................
___________________................
__________________.................
_____________________..............
_______________....................
___________________................
_________________..................
____________.......................
_________________..................
_____________________..............
__________________.................
________________...................
___________________................
________________...................
______________.....................
_________________..................
______________.....................
________________...................
_____________......................
_________________..................
_________________..................
_____________________..............
_______________________............
____________________...............
_________________..................
______________.....................
_________________..................
______________.....................
_________________..................
______________.....................
_________________..................
______________.....................
______________.....................
____________.......................
______________.....................
_________________..................
_____________......................
________________...................
_____________......................
____________.......................
_________________..................
_____________......................
----------
Weighted Average Life To Call (in years).......
Weighted Average Life To Maturity (in years)...

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-3 NOTES

                                                          CPR
                                      -----------------------------------------

            PAYMENT DATE              0%      6%        9%       12%       18%
             ------------             --      --        --       ---       ---
Closing Date......................
_________________.................
________________..................
______________....................
______________....................
____________......................
____________......................
_______________...................
____________......................
____________......................
______________....................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
_____________.....................
________________..................
________________..................
_________________.................
___________________...............
________________..................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
___________________...............
________________..................
__________________................
______________....................
________________..................
______________....................
_________________.................
______________....................
______________....................
_____________.....................
________________..................
______________....................
________________..................
_________________.................
____________________..............
________________..................
_______________...................
_________________.................
__________________................
_______________...................
________________..................
______________....................
__________________................
---------
Weighted Average Life To Call (in years).......
Weighted Average Life To Maturity (in years)...

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-4 NOTES

                                                         CPR
                                      -----------------------------------------

          PAYMENT DATE                0%     6%     9%       12%         18%
          ------------                --     --     --       ---         ---
Closing Date......................
_________________.................
________________..................
______________....................
______________....................
____________......................
____________......................
_______________...................
____________......................
____________......................
______________....................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
_____________.....................
________________..................
________________..................
_________________.................
___________________...............
________________..................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
___________________...............
________________..................
__________________................
______________....................
________________..................
______________....................
_________________.................
______________....................
______________....................
_____________.....................
________________..................
______________....................
________________..................
_________________.................
____________________..............
________________..................
_______________...................
_________________.................
__________________................
_______________...................
________________..................
______________....................
__________________................
---------
Weighted Average Life To Call (in years)......
Weighted Average Life To Maturity (in years)..

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                             OF THE CLASS A-5 NOTES
                                                       CPR
                                      -----------------------------------------

             PAYMENT DATE             0%      6%       9%       12%         18%
             ------------             --      --       --       ---         ---
Closing Date......................
_________________.................
________________..................
______________....................
______________....................
____________......................
____________......................
_______________...................
____________......................
____________......................
______________....................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
_____________.....................
________________..................
________________..................
_________________.................
___________________...............
________________..................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
___________________...............
________________..................
__________________................
______________....................
________________..................
______________....................
_________________.................
______________....................
______________....................
_____________.....................
________________..................
______________....................
________________..................
_________________.................
____________________..............
________________..................
_______________...................
_________________.................
__________________................
_______________...................
________________..................
______________....................
__________________................
---------
Weighted Average Life To Call (in years)......
Weighted Average Life To Maturity (in years)..

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS B NOTES

                                                          CPR
                                      -----------------------------------------

              PAYMENT DATE            0%       6%       9%       12%       18%
              ------------            --       --       --       ---       ---
Closing Date......................
_________________.................
________________..................
______________....................
______________....................
____________......................
____________......................
_______________...................
____________......................
____________......................
______________....................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
_____________.....................
________________..................
________________..................
_________________.................
___________________...............
________________..................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
___________________...............
________________..................
__________________................
______________....................
________________..................
______________....................
_________________.................
______________....................
______________....................
_____________.....................
________________..................
______________....................
________________..................
_________________.................
____________________..............
________________..................
_______________...................
_________________.................
__________________................
_______________...................
________________..................
______________....................
__________________................
---------
Weighted Average Life To Call (in years)........
Weighted Average Life To Maturity (in years)....

                       PERCENTAGE OF THE INITIAL PRINCIPAL
                              OF THE CLASS C NOTES
                                                        CPR
                                                        CPR
                                      -----------------------------------------
          PAYMENT DATE                0%     6%      9%        12%         18%
          ------------                --     --      --        ---         ---
Closing Date......................
_________________.................
________________..................
______________....................
______________....................
____________......................
____________......................
_______________...................
____________......................
____________......................
______________....................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
_____________.....................
________________..................
________________..................
_________________.................
___________________...............
________________..................
______________....................
____________......................
_______________...................
_________________.................
_______________...................
___________________...............
________________..................
__________________................
______________....................
________________..................
______________....................
_________________.................
______________....................
______________....................
_____________.....................
________________..................
______________....................
________________..................
_________________.................
____________________..............
________________..................
_______________...................
_________________.................
__________________................
_______________...................
________________..................
______________....................
__________________................
---------
Weighted Average Life To Call (in years)......
Weighted Average Life To Maturity (in years)..

DESCRIPTION OF THE NOTES AND INDENTURE

          This section adds to the information in the accompanying prospectus under the caption "DESCRIPTION OF THE NOTES AND INDENTURE." However, as these statements are only summaries, you should read the pooling and servicing agreement and the indenture. The sponsor filed the forms of these documents as exhibits to the registration statement it filed with the Securities and Exchange Commission for the notes.

          The notes will be issued under an indenture between the owner trust and the indenture trustee.

          The owner trust will issue eight classes of notes, consisting of five classes of senior notes, designated as the

               o    Class A-1 Notes,

               o    Class A-2 Notes,

               o    Class A-3 Notes,

               o    Class A-4 Notes and

               o    Class A-5 Notes.

These are referred to in this document as "Class A Notes." The owner trust will also issue three classes of subordinate notes, designated as the Class B Notes, the Class C Notes and the Class D Notes. The Class B, Class C and Class D Notes are the "Subordinate Classes."

         Investors may purchase the notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1 in excess of $1,000. Each class will initially be represented by one or more notes registered in the name of the nominee of The Depository Trust Company. The owner trustee will pay note interest and principal on the 20th day of each month, or, if not a business day, the next succeeding business day, commencing in [ ], to registered noteholders as of the related record date. So long as the notes remain in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. If the notes are no longer in book-entry form, the record date will be the last business day of the month immediately preceding the payment date. However, the owner trust will make the final payment on the notes only upon presentation and surrender of the notes to the indenture trustee. The owner trust will make all payments on the notes in immediately available funds. See "DESCRIPTION OF THE NOTES AND INDENTURE -- BOOK-ENTRY REGISTRATION" in the accompanying prospectus.

DISTRIBUTIONS

         The owner trust will pay note principal and interest on each payment date from the "Available Pledged Revenues" for the payment date, as well as amounts permitted to be withdrawn from the cash collateral account. See "--CASH COLLATERAL ACCOUNT" below. The "Available Pledged Revenues" as of any payment date are the sum of

          (a) the following amounts on deposit in the collection account which the owner trust received during the related collection period

               (1)  scheduled contract payments, except payments in respect of

               o    taxes,

               o    insurance premium reimbursements,

               o    security deposits,

               o    late charges,

               o    documentation fees,

               o    extension fees,

               o    administrative charges or,

               o    maintenance premiums,

               (2)  prepayments of contracts, and

               (3)  proceeds of liquidating defaulted contracts,

          (b) the purchase price paid by the seller in repurchasing ineligible contracts from the owner trust,

          (c) the amounts that the seller paid to purchase the contracts in exercise of its option to do so when the aggregate note principal amount is reduced to less than 10% of the initial contract pool principal balance and that were on deposit in the collection account as of the business day before the payment date,

          (d) investment earnings on amounts held in the collection or note distribution account and

          (e) to the extent necessary to pay interest, amounts of the type described in (a) above that the owner trust received after the end of the related collection period.

         However, Available Pledged Revenues do not include any amount allocable to the depositor as representing the residual value of equipment subject to a lease, except to the extent that the end-user or a vendor guaranteed the equipment residual value.

         On each payment date, the servicer will direct the indenture trustee to apply Available Pledged Revenues to the following payments in the following order of priority:

          (1)  reimbursement of servicer advances;

          (2)  the servicing fee;

          (3)  interest on the notes in the following order of priority:

               (a) interest on the Class A-1, A-2, A-3, A-4, and A-5 Notes, including any overdue interest, allocated pro rata based on the respective principal amounts of the Class A-1, A-2, A-3, A-4 and A-5 Notes,

               (b) interest on the Class B Notes, including any overdue interest,

               (c) interest on the Class C Notes, including any overdue interest,

               (d) interest on the Class D Notes, including any overdue interest,

          (4) principal on the notes in the amounts and priority described under "PRINCIPAL" below;

          (5) any amount necessary to increase the cash collateral account balance to its required level;

          (6)  amounts payable in connection with the cash collateral account;

          (7) any shortfall in the payment of interest on the Class A-3 Notes due to the failure of the swap counterparty to pay amounts owed to the owner trust under the swap agreement, together with interest on the shortfall; and

          (8)  any remainder to the holder of the equity certificate.

The owner trust is to make payments first from the Available Pledged Revenues, and second, but only as to amounts described in clauses (3) and (4) immediately above, from amounts permitted to be withdrawn from the cash collateral account as described under "CASH COLLATERAL ACCOUNT" below. For purposes of the above allocation of Available Pledged Revenues in respect of interest, the Class A-3 interest rate will be assumed to be the assumed fixed rate of [ ]% determined in connection with the swap agreement.

INTEREST

         The priorities of interest payments are set forth under "DISTRIBUTIONS" above.

          The owner trust will pay interest on each class of notes from and including the closing date to but excluding [ ], and after that date for each successive interest period. Interest on the Class A-1 and A-3 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the other classes of notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The rates for classes other than Class A-3 are set forth on the cover page of this prospectus supplement. The Class A-3 interest rate shall be the one-month London interbank offered rate, referred to as One-Month LIBOR, plus
[  ]%.

          One-Month LIBOR means as of any LIBOR Determination Date and with respect to the related interest period, the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having a maturity of one month which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, One-Month LIBOR for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of one month and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on the LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the indenture trustee. If at least two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary, to the nearest .01%, of the offered rates. If fewer than two quotations are provided, One-Month LIBOR will be the arithmetic mean, rounded upwards, if necessary to the nearest .01%, of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date to the indenture trustee by three major banks in New York, New York, selected by the servicer, for loans in United States dollars to leading European banks having a maturity of one month and in a principal amount of not less than U.S. $1,000,000. However, if those banks do not quote a rate to the indenture trustee as described in this sentence, One-Month LIBOR will be the One-Month LIBOR in effect for the immediately preceding interest period.

          LIBOR Determination Date means for the interest period from and including the closing date to but excluding [ ] the second business day preceding the closing date for the sale of the notes, and for each subsequent interest period the second business day preceding the interest period. For purposes of computing One-Month LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service, or another page replacing that page on that service for the purpose of displaying comparable rates or prices.

          Reference Banks means four leading banks, selected by the servicer, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

          If on any payment date, the owner trust does not have sufficient funds, after payment of servicer advances and the servicing fee, to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward and, together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

PRINCIPAL

          This section gives only an overview of how the owner trust will pay principal. The sponsor recommends that you read this section in connection with the more detailed terms set forth in the pooling and servicing agreement included as an exhibit to the registration statement filed with the Securities and Exchange Commission for the notes.

  OVERVIEW OF PRINCIPAL DISTRIBUTIONS

          The principal required to be paid on the notes on each payment date will be the amount necessary to pay the notes down so that their aggregate principal balance equals the contract pool principal balance as of the last day of the prior month. This amount will be allocated among the various classes of notes according to the priorities described in this section.

          For so long as the Class A-1 Notes are outstanding, 100% of the principal will be allocated between the Class A-1 Notes and the Class A-5 Notes. After the Class A-1 note principal balance has been paid to zero, the principal will be allocated:

               first, among the Class A Notes as a group, between the Class A-5 Notes on one hand and the Class A-2, Class A-3 and Class A-4 Notes, on the other hand, sequentially in that order, then again to the Class A-5 Notes;

               second, to the Class B Notes;

               third, to the Class C Notes; and

               fourth, to the Class D Notes

          Subject to the operation of the floors for each of the Subordinate Classes, after the payment date on which the the Class A-1 note principal amount has been paid to zero, the owner trust will pay principal proportionately, among the Class A Notes as a group, the Class B Notes, the Class C Notes and the Class D Notes, in the priorities listed above. However, the principal paydown rules incorporate a concept of a floor on each class of the Subordinate Classes, which means that the Subordinate Classes, for so long as any notes senior to that class are outstanding, cannot be paid an amount of principal which would reduce that Subordinate Class below its floor principal amount. If a Subordinate Class is at its floor level, that Subordinate Class is "locked out" from receiving further principal payments, with the additional effect of reallocating the principal that would otherwise have been paid to that Subordinate Class to the most senior class then outstanding. The levels of the floors are not static, but are subject to increase if the owner trust experiences contract pool losses that cannot be funded from the current period's Available Pledged Revenues or the cash collateral account. This increase in the level of the floors tends to "lock out" the Subordinate Classes earlier, which accelerates the payment of the reallocated principal to the senior classes. If unfunded losses become severe and the cash collateral account is depleted, the unfunded loss amount could be so large that the principal paydown rules result in a sequential-pay senior subordinated structure among the various note classes, with no principal being paid to a Subordinate Class unless the note principal amount of each class senior to it has been paid in full. The floors operate both before and after an event of default.

         BEFORE AN EVENT OF DEFAULT

          This chart summarizes how principal will be paid on the notes before any event of default. The section headed "Definitions Concerning Principal Payments" below defines various terms relating to the payment of principal.

---------------         -------------------------------------------------------
       CLASS                             PRINCIPAL PAYMENTS
---------------         -------------------------------------------------------
Class A-1                o    Begins receiving principal on first payment date
                         o    Receives [ ]% of Total Principal Payment Amount
                              until paid in full, but will receive 100% of the
                              Total Principal Payment Amount if any of its
                              principal is outstanding after its stated maturity
                              date until paid in full
                       --------------------------------------------------------
Class A-2                o    Begins receiving principal once Class A-1 is paid
                              in full
                         o    Receives the Class A Principal Payment Amount
                              reduced by any amount paid to Class A-5, until
                              Class A-2 is paid in full, but will receive 100%
                              of the Class A Principal Payment Amount if any of
                              its principal is outstanding after its stated
                              maturity date, until paid in full
                         o    May also receive principal payments reallocated
                              away from the Subordinate Classes through the
                              operation of the floors
-------------------------------------------------------------------------------
 Class A-3               o    Begins receiving principal once Class A-2 is paid
                              in full
                         o    Receives the Class A Principal Payment Amount
                              reduced by any amount paid to Class A-5, until
                              Class A-3 is paid in full, but will receive 100%
                              of the Class A Principal Payment Amount if any of
                              its principal is outstanding after its stated
                              maturity date, until paid in full
                         o    May also receive principal payments reallocated
                              away from the Subordinate Classes through the
                              operation of the floors
-------------------------------------------------------------------------------
Class A-4                o    Begins receiving principal once Class A-3 is paid
                              in full
                         o    Receives the Class A Principal Payment Amount
                              reduced by any amount paid to Class A-5, until
                              Class A-4 is paid in full, but will receive 100%
                              of the Class A Principal Payment Amount if any of
                              its principal is outstanding after its stated
                              maturity date, until paid in full
                         o    May also receive principal payments reallocated
                              away from the Subordinate Classes through the
                              operation of the floors
-------------------------------------------------------------------------------
Class A-5                o    Begins receiving principal on first payment date
                         o    Receives [ ]% of the Total Principal Payment
                              Amount until Class A-1 is paid in full and the
                              same percentage after Class A-1 is paid in full
                              until Class A-4 is paid in full but only to the
                              extent of the Class A Principal Payment Amount
                         o    Once Class A-4 is paid in full, Class A-5 receives
                              100% of the Class A Principal Payment Amount until
                              paid in full
                         o    May also receive principal payments reallocated
                              away from the Subordinate Classes through the
                              operation of the floors
-------------------------------------------------------------------------------
Class B                  o    Begins receiving principal once Class A-1 is paid
                              in full
                         o    Receives the Class B Principal Payment Amount
                              until paid in full
                         o    Through the operation of its floor, Class B's
                              principal payments are subject to reallocation for the benefit of Class A
                         o    May also receive principal payments reallocated
                              away from Class C and Class D through the operation of the floors

-------------------------------------------------------------------------------
Class C                  o    Begins receiving principal once Class A-1 is paid
                              in full
                         o    Receives the Class C Principal Payment Amount
                              until paid in full
                         o    Through the operation of its floor, Class C's
                              principal payments are subject to reallocation for
                              the benefit of Class A and Class B
                         o    May also receive principal payments reallocated
                              away from Class D through the operation of the
                              floors
-------------------------------------------------------------------------------
Class D                  o    Begins receiving principal once Class A-1 is paid
                              in full
                         o    Receives the Class D Principal Payment Amount
                              until paid in full

                         o Through the operation of its floor, Class D's principal payments are subject to re-allocation for the benefit of Class A, Class B and Class C
-------------------------------------------------------------------------------

DETAILED PRINCIPAL DISTRIBUTION RULES

          The priority of principal payments will be in the following order:

          (1) prior to the payment date on which the Class A-1 Note principal amount has been reduced to zero, the Class A Principal Payment Amount will be equal to the Total Principal Payment Amount and will be allocated [ ]% to the Class A-1 Notes and [ ]% to the Class A-5 Notes. However, if the Class A-1 Notes have not been paid to zero by their stated maturity date, 100% of the Class A Principal Payment Amount will be paid to the Class A-1 Notes on their stated maturity date and on each subsequent payment date until their note principal amount is zero;

          (2) on and after the payment date on which the Class A-1 principal amount has been reduced to zero, and disregarding the amount that must first be applied to reduce the Class A-1 principal amount to zero, the Total Principal Payment Amount will be allocated among the various classes in the following order of priority:

               (a) the Class A Principal Payment Amount to the Class A noteholders, allocated as follows:

                    (1) [ ]% of the Total Principal Payment Amount, but in no event greater than the Class A Principal Payment Amount, to the Class A-5 noteholders, and

                    (2) the Class A Principal Payment Amount reduced by any payments to the Class A-5 noteholders under clause
                         (2)(a)(1) to the Class A-2 noteholders until the Class A-2 principal amount equals zero, then to the Class A-3 noteholders until the Class A-3 principal amount equals zero, then to the Class A-4 noteholders until the Class A-4 principal amount equals zero and then to the Class A-5 noteholders until the Class A-5 principal amount equals zero;

                         However, if the Class A-2, Class A-3 or Class A-4 Notes have not been paid to zero by their respective stated maturity dates, 100% of the Class A Principal Payment Amount will be paid to that class on its stated maturity date and on each subsequent payment date until its note principal amount is zero;

               (b) the Class B Principal Payment Amount to the Class B noteholders;

               (c) the Class C Principal Payment Amount to the Class C noteholders;

               (d) the Class D Principal Payment Amount to the Class D noteholders; and

               (e) any Reallocated Principal, sequentially to the Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and Class D Notes.

PRINCIPAL DISTRIBUTIONS AFTER AN EVENT OF DEFAULT

          After an event of default occurs, all principal distributions among the classes will be made as follows:

  CLASS                          PRINCIPAL PAYMENTS
  -----                          -------------------

Class A-1       100% of the Class A Principal Payment Amount until paid in full
Class A-2       100% of the Class A Principal Payment Amount until paid in full
Class A-3       100% of the Class A Principal Payment Amount until paid in full
Class A-4       100% of the Class A Principal Payment Amount until paid in full
Class A-5       100% of the Class A Principal Payment Amount until paid in full
Class B         100% of the Class B Principal Payment Amount until paid in full
Class C         100% of the Class C Principal Payment Amount until paid in full
Class D         100% of the Class D Principal Payment Amount until paid in full

          The principles described above in the sections labelled
"PRINCIPAL--OVERVIEW OF PRINCIPAL DISTRIBUTIONS," "--BEFORE AN EVENT OF DEFAULT" and "DETAILED PRINCIPAL DISTRIBUTION RULES" will also apply after an event of default except that the allocations between Class A-5, on the one hand, and the other classes of Class A Notes, on the other hand, as described in those sections, will not apply after an event of default.

          Also, any Reallocated Principal will be allocated sequentially to the Class A-1, A-2, A-3, A-4, A-5, B, C and D noteholders in that order.

DEFINITIONS CONCERNING PRINCIPAL PAYMENTS

          The CLASS A BASE PRINCIPAL PAYMENT AMOUNT is:

          (1) as to any payment date until the payment date on which the Class A-1 principal amount equals zero, 100% of the Total Principal Payment Amount; and

          (2) for any subsequent payment date, and disregarding any amount first used on the payment date on which the Class A-1 principal amount is paid to zero, the excess of:

               (x) the sum of the Class A-2, A-3, A-4 and A-5 notes principal amounts over

               (y)  the Class A Target Principal Amount;

          However, the Class A Principal Payment Amount may not exceed the Class A principal balance.

          The CLASS A PERCENTAGE will be approximately [ ]%.

          The CLASS A TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

          The CLASS A PRINCIPAL PAYMENT AMOUNT is the sum of the Class A Base Principal Payment Amount plus the Class A Principal Shortfall Amount.

          The CLASS A PRINCIPAL SHORTFALL AMOUNT means, for any payment date that is the stated maturity date for a class of Class A Notes and any subsequent payment date until that class' principal amount is zero, the excess of (a) sum of the principal amount of that class, plus, until the Class A-4 principal amount has been reduced to zero, [ ]% of the Total Principal Payment Amount, over (b) the Total Principal Payment Amount.

          The CLASS B FLOOR for any payment date will equal:

          (1) [ ]% of the initial contract pool principal balance, plus

          (2) the Unfunded Loss Amount, if any, for that payment date, minus,

          (3) the sum of the Class C principal amount, and the Class D principal amount, prior to giving effect to any payments of principal on the Class C or D Notes on that payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class B Floor may not be greater than the Class B principal amount or less than zero.

          The CLASS B PERCENTAGE will be approximately [ ]%.

          The CLASS B PRINCIPAL PAYMENT AMOUNT will equal

               (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

               (2)  for any subsequent payment date the excess, if any, of:

                    (a)  the Class B principal amount over

                    (b)  the greater of

                         (x)  the Class B Target Principal Amount and

                         (y)  the Class B Floor.

          However, the Class B Principal Payment Amount may not exceed the Class B principal amount.

          The CLASS B TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

          The CLASS C FLOOR for any payment date will equal:

          (1) [ ]% of the initial contract pool principal balance, plus

          (2) the Unfunded Loss Amount, if any, for the payment date, minus

          (3) the sum of the Class D principal amount, prior to giving effect to any payments of principal on the Class D Notes on the payment date, and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class C Floor may not be greater than the Class C principal amount or less than zero. Furthermore, if the Class B principal amount immediately prior to any payment date is less than or equal to the Class B Floor for that payment date, the Class C Floor for that payment date will equal the Class C principal amount immediately prior to that payment date.

          The CLASS C PERCENTAGE will be approximately [ ]%.

          The CLASS C PRINCIPAL PAYMENT AMOUNT will equal

               (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

               (2)  for any subsequent payment date, the excess, if any, of:

                    (a)  the Class C principal amount over

                    (b)  the greater of

                         (x)  the Class C Target Principal Amount and

                         (y)  the Class C Floor.

          However, the Class C Principal Payment Amount may not exceed the Class C principal amount.

          The CLASS C TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

          The CLASS D FLOOR for any payment date will equal:

          (1) [ ]% of the initial contract pool principal balance, plus

          (2) the Unfunded Loss Amount, if any, for the payment date, minus,

          (3) the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on the payment date.

However, the Class D Floor may not be greater than the Class D principal amount or less than zero. Furthermore, if the Class C principal amount on any payment date is less than or equal to the Class C Floor on that payment date, the Class D Floor for that payment date will equal the Class D principal amount immediately prior to that payment date.

          The CLASS D PERCENTAGE will be approximately [ ]%.

          The CLASS D PRINCIPAL PAYMENT AMOUNT will equal:

          (1) zero until the payment date on which the Class A-1 principal amount equals zero; and

          (2)  for any subsequent payment date, the excess, if any, of:

               (a)  the Class D principal amount minus

               (b)  the greater of

                    (x)  the Class D Target Principal Amount and

                    (y)  the Class D Floor.

          However, Class D Principal Payment Amount may not exceed the Class D principal balance.

          The CLASS D TARGET PRINCIPAL AMOUNT for any payment date will be the product of (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date.

          The COLLECTION PERIOD for any payment date is the calendar month preceding the month in which the payment date occurs.

          A DEFAULTED CONTRACT as to any collection period is any contract:

          (a) which the servicer has determined is uncollectible in accordance with its credit and collection policies and procedures,

          (b) as to which during the collection period 10% or more of a scheduled payment shall have become delinquent 180 days or more, or

          (c) as to which the end-user has suffered an insolvency event.

          PLEDGED REVENUES means the sum of

          o all scheduled payments on the contracts received on or after the cut-off date;

          o any prepayment received on the contracts on or after the cut-off date;

          o    the purchase amount of any contracts purchased by the seller;

          o the amount paid by the depositor to purchase the contracts under its option to purchase all contracts when the aggregate principal amount of the notes is less than 10% of the initial contract pool principal balance;

          o    the liquidation proceeds received in respect of any contracts;
               and

          o any earnings on the investment of amounts credited to the collection account or the note distribution account.

          However, Pledged Revenues shall not include any amounts received with respect to any residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

          PRINCIPAL AMOUNT means, when used with respect to a class of notes, the initial principal balance of the class set forth on the cover page of this prospectus supplement, less the sum of all distributions previously made to the class and all amounts held on deposit for payment to that class in respect of principal.

          The REALLOCATED PRINCIPAL for any payment date will equal the excess, if any, of (1) the Total Principal Payment Amount, over (2) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

          The RELATED COLLECTION PERIOD PLEDGED REVENUE means as to any payment date, the amount of Pledged Revenues in the collection account as of the business day preceding the payment date which were received by the depositor during the related collection period, including all liquidation proceeds as to Defaulted Contracts, but not including the residual value of leased equipment except to the extent guaranteed by a vendor or end-user.

          The REQUIRED PAYOFF AMOUNT as to a collection period for any contract is the sum of

          (1) the scheduled payment due in that collection period plus any scheduled payments not received that were due in prior collection periods and

          (2) the contract principal balance determined as if the scheduled payment due in that collection period had been received.

          The TOTAL PRINCIPAL PAYMENT AMOUNT for any payment date is the excess of (x) the aggregate note principal amount immediately prior to that payment date over (y) the contract pool principal balance as of the last day of the collection period immediately preceding the payment date. For this purpose, the contract pool principal balance will be deemed to be zero on any payment date on which the contract pool principal balance is less than $10,000,000. The contract principal balance of any contract which became a defaulted contract during a given collection period or which was a contract subject to a warranty claim which the depositor was obligated to purchase as of the end of a given collection period will, for purposes of computing the Total Principal Payment Amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of the collection period.

          The UNFUNDED LOSS AMOUNT for any payment date will equal any excess of:

               (a) the remainder of

                    (1) the aggregate note principal amount, prior to giving effect to the payment of principal on the notes on the payment date, minus

                    (2)  the lesser of

                         (A) the contract pool principal balance as of the last day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding the payment date, or

                         (B) the Related Collection Period Pledged Revenue remaining after payment of amounts owing to the servicer and note interest on the payment date plus any withdrawal from the cash collateral account for payment of note principal on the payment date, over

          (b) the Required Payoff Amount for all contracts as of the end of the related collection period.

CLASS A-3 SWAP AGREEMENT

          The owner trust will enter into a swap agreement with [ ] as swap counterparty for the sole benefit of the Class A-3 Notes. Under the swap agreement, the swap counterparty's payments will be calculated at the Class A-3
Note interest rate and the owner trust's payments will be calculated at an assumed fixed rate of [ ]%. To the extent that on any payment date interest calculated at the Class A-3 Note interest rate exceeds interest calculated at the assumed fixed rate:

          o the swap counterparty will be obligated to pay an amount equal to the excess to the owner trust,

          o the payment will constitute a portion of the Available Pledged Revenues, but only in respect of the Class A-3 Notes, and

          o the Class A-3 Notes will be dependent upon the payment for receipt of the interest to the extent of the excess.

Likewise, under the swap agreement to the extent that interest calculated at the assumed fixed rate exceeds interest calculated at the Class A-3 Note interest rate,

          o the owner trust will be obligated to pay an amount equal to the excess to the swap counterparty, and

          o the payment will have the same priority, in terms of application of the Available Pledged Revenues, as payment of interest on the Class A-3 Notes.

          Any shortfall in the payment of interest on the Class A-3 Notes due entirely to the failure of the swap counterparty to make a required payment under the swap agreement will not constitute an event of default under the indenture. Except to the extent the amount available on any payment date exceeds the amount necessary to pay the servicing fee, all interest and principal payable on the notes, with Class A-3 Note interest being calculated at the assumed fixed rate for this purpose, and all amounts payable in connection with the cash collateral account, no amounts in addition to those available under the swap agreement will be available under the indenture to make up the shortfall. The only remedies in these circumstances will be those available to the owner trust under the swap agreement.

          As a general matter, the obligations of the swap counterparty under the swap agreement are unsecured. However, if the swap counterparty's long-term unsecured senior debt ceases to be rated at a level acceptable to [ ] and [ ], the swap counterparty will be obligated either to (a) post collateral or establish other arrangements to secure its obligations under the swap agreement or (b) arrange for a substitute swap counterparty to assume the rights and obligations of the swap counterparty under the swap agreement, in either case so that the ratings of the notes are maintained or, if applicable, restored to their level immediately prior to the downgrading or withdrawal of the swap counterparty's debt. If the swap counterparty fails to take either of these actions, the owner trust will be entitled to terminate the swap agreement and to claim from the swap counterparty the cost of obtaining a replacement swap agreement from a swap counterparty satisfactory to the note rating agencies. The Class A-3 noteholders bear the risk of any failure by the swap counterparty to take the actions required of it and the risk of any inability of the owner trust to obtain a replacement swap agreement.

          The swap counterparty currently has an "[ ]" long-term unsecured senior debt credit rating from [ ] and an "[ ]" long-term unsecured senior debt credit rating from [ ].

OPTIONAL PURCHASE OF CLASS A-5 NOTES

          The depositor may purchase all of the Class A-5 Notes, on any payment date. The purchase price shall be equal to the Class A-5 principal amount plus a premium equal to the excess, discounted as described below, of (1) the scheduled future interest payments on the Class A-5 Notes, over (2) the interest that would have accrued on the Class A-5 Notes over the same period at a per annum rate of interest equal to [ ]% plus the bond equivalent yield to maturity on the fifth business day preceding that payment date on a United States Treasury security maturing on a date closest to the end of the remaining weighted average life of the Class A-5 Notes. That excess shall be discounted to present value to the payment date at the yield described in clause (2) above. For purposes of this paragraph only, the depositor will determine (1) the Class A-5 principal amount upon which interest will be deemed to accrue, and (2) the weighted average remaining life of the Class A-5 Notes, based upon the amortization of the contract pool principal balance remaining at the payment date at a conditional prepayment rate of [ ]%. The depositor will pay the holders of record on the related record date interest payable on the Class A-5 Notes on the payment date in the ordinary manner. Following purchase, the owner trust will not retire the Class A-5 Notes, but will, after the authentication and issuance of replacement notes to the depositor, continue to treat them as being entitled to interest and principal payments on each payment date in the manner described above. Following the giving of proper notice of purchase, all holders of Class A-5 Notes must surrender them for purchase on the relevant purchase date. Effective on the purchase date, the owner trust will not treat the former holders of the Class A-5 Notes as the holders of the notes except for purposes of their right to be paid the purchase price.

CASH COLLATERAL ACCOUNT

          The indenture trustee will establish the cash collateral account on or prior to the closing date. It will be available to the indenture trustee for the benefit of the noteholders. The depositor will initially fund the cash collateral account in the amount of $[ ] ([ ]% of initial contract pool principal balance), which may include proceeds of loans from third party lenders to the owner trust under a cash collateral account loan agreement. Available amounts on deposit from time to time in the cash collateral account shall be used to fund the amounts specified below in the following order of priority to the extent that amounts on deposit in the collection account, after payment of servicer fees and advances, as of any deposit date are insufficient:

          (1) to pay interest on the notes in the order of priority described under "DISTRIBUTIONS" above;

          (2) to pay any principal deficiency amount, which is equal to the lesser of:

               (a) the aggregate Liquidation Losses on all contracts that became Defaulted Contracts during the related collection period, or

               (b)  the excess, if any, of

                    (A) the aggregate principal amount of the notes, after giving effect to all distributions of principal from Available Pledged Revenues on the payment date, over

                    (B) the aggregate of the Required Payoff Amounts for all contracts as of the last day of the related collection period; and

               (3) to pay principal on the notes at the applicable stated maturity dates and on the first payment date on which the contract pool principal balance is less than $10,000,000.

          Liquidation Loss means, as to any Defaulted Contract, the excess, if any, of

               (1) the required payoff amount of the contract for the collection period during which the contract became a Defaulted Contract, over

               (2) that portion of the liquidation proceeds for the Defaulted Contract allocated to the owner trust, as described under "DESCRIPTION OF THE NOTES AND INDENTURE--LIQUIDATION PROCEEDS" in the accompanying prospectus.

          To the extent that the amount on deposit in the cash collateral account as of any payment date is less than the required amount, the servicer is to restore this deficiency from the remaining amount available in the collection account, after payment of any servicer advances, the servicing fee, interest and principal on the notes and amounts due to the swap counterparty under the swap agreement, as described under "DISTRIBUTIONS" above.

          The required amount of the cash collateral account will be

               (1) for any payment date on or prior to the payment date occurring in [ ], $[ ] ([ ]% of the initial contract pool principal balance), and

               (2)  for any payment date after that, the greater of

                    (a)  the sum of

                         (1) [ ]% of the contract pool principal balance for the payment date, plus

                         (2)  the excess, if any, of

                              (A)  the sum of the principal amounts of the
                                   notes, after giving effect to all
                                   distributions of principal on the payment date, over

                              (B) the contract pool principal balance for the payment date, and

               (b)  $[ ] ([ ]% of the initial contract pool principal balance).

          However, in no event will the requisite amount exceed the sum of the principal amounts of the notes.

          The servicer or the indenture trustee acting at the direction of the servicer will release any amount on deposit in the cash collateral account in excess of the required amount and all investment earnings on funds in the cash collateral account. The indenture trustee will pay these amounts to or upon the servicer's order, and they will not be available to make payments on the notes.

          The cash collateral account must be maintained with a qualified institution. Funds on deposit in the cash collateral account will be invested in eligible investments, as defined under "DESCRIPTION OF THE NOTES AND INDENTURE--TRUST ACCOUNTS" in the accompanying prospectus.

OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

          The seller may purchase all of the contracts on any payment date following the date on which the aggregate note principal amount at the time is less than 10% of the initial contract pool principal balance. The purchase price that the seller would pay in connection with a purchase shall be the sum of the

               o    unpaid servicer fees and advances,

               o remaining principal amount of the notes, together with accrued interest calculated at the swap agreement assumed fixed rate in the case of the Class A-3 Notes,

               o    unreimbursed servicer advances and unpaid servicer fees, and

               o any other amounts payable at the time from Available Pledged Revenues, minus

               o    available amounts on deposit in the collection account.

          If the seller does purchase the contracts, the notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes redeemed plus accrued and unpaid interest on the principal amount of each class of notes to but excluding the redemption date.

REPORTS TO NOTEHOLDERS

          The servicer will furnish to the indenture trustee, and the indenture trustee will include with each distribution, a statement in respect of the related payment date. The statement shall set forth, among other things, all information necessary to enable the indenture trustee to make the distribution required for the notes and to reconcile all deposits to and withdrawals from accounts. See "DESCRIPTION OF THE NOTES AND INDENTURE--REPORTS TO NOTEHOLDERS" in the accompanying prospectus. You will not receive reports directly from the indenture trustee. The servicer will file the reports with the Securities and Exchange Commission. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission, the owner trust expects that its obligation to file these reports will be terminated at the end of [ ].

SERVICING

          The servicer will be responsible for

               o    managing,

               o    administering,

               o    servicing and

               o    making collections

on the contracts.  Compensation to the servicer will include

               (1) a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of one percent per annum multiplied by the contract pool principal balance determined as of the first day of the related collection period;

               (2) any late fees, late payment interest, documentation fees, insurance administration charges, extension fees and other administrative charges, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and

               (3) any investment earnings on collections prior to their deposit in the collection account.

          The indenture trustee may terminate the servicer as servicer under some circumstances, in which event the indenture trustee would appoint a successor servicer to service the contracts. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--SERVICING--EVENTS OF TERMINATION" in the accompanying prospectus.

THE INDENTURE TRUSTEE

          [ ] will serve as the indenture trustee. The indenture trustee may resign at any time, in which event the owner trust will be obligated to appoint a successor trustee. The owner trust may also remove the indenture trustee if

               (1) the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture,

               (2) a bankruptcy proceeding results in the event of relief or appointment of a receiver as to the indenture trustee,

               (3) the indenture trustee commences bankruptcy or similar proceedings or

               (4)  the indenture trustee becomes incapable of acting.

Any resignation or removal of the indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

REPRESENTATION AND WARRANTIES

          The seller will make representations and warranties with respect to the contracts as described in the accompanying prospectus under "THE CONTRACTS--REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER."

          On the date that the depositor adds a substitute contract to the contract pool, the seller and the depositor will make the same representations and warranties as if the transfer occurred on the closing date. However, for these purposes (a) the contract pool on the closing date shall be deemed to include the substitute contract in lieu of the contract being replaced or substituted and (b) the contract principal balance of the substitute contract shall be equal to or greater than the contract principal balance of the contract being replaced or substituted as of the related cut-off date.

          The owner trust shall reassign to the depositor, and the seller will be obligated to purchase from the depositor, any contract transferred by the owner trust at any time there is a breach of any of these representations or warranties. However, the cure of the breach in all material respects, or the waiver of the breach, will be an adequate remedy. This purchase shall occur no later than the second deposit date after the servicer becomes aware, or receives written notice, of the breach. The "deposit date" means the business day preceding a payment date. This purchase obligation will constitute the sole remedy against the depositor and the seller available to the owner trust, the indenture trustee and the noteholders or equity certificateholder for a breach of these representations or warranties.

          Under the pooling and servicing agreement, a contract transferred by the owner trust shall be reassigned to the seller and the seller shall make a deposit in the collection account in immediately available funds in an amount equal to the contract principal balance of the contract. Any amount the seller deposits into the collection account in connection with the reassignment of a contract transferred by the owner trust shall be considered payment in full of the ineligible contract. This amount shall be treated as Available Pledged Revenues. In the alternative, the seller may cause the depositor to convey to the owner trust a substitute contract satisfying the terms and conditions applicable to substitute contracts in replacement for the affected contract. The affected contract shall be deemed released by the owner trust and indenture trustee and reconveyed to the depositor and by the depositor to the seller.

INDEMNIFICATION

          The pooling and servicing agreement provides that the servicer will indemnify

               o    the depositor,

               o    the sponsor,

               o    the owner trust,

               o    the owner trustee,

               o    the indenture trustee,

               o    the holder of the equity certificate and

               o    the noteholders

from and against any loss or injury sustained from third party claims resulting from acts or omissions of the servicer with respect to trust assets or any duty or obligations of the servicer under the agreement, except where the claims result from willful misconduct, gross negligence or bad faith of the indemnified person.

AMENDMENTS

          When the pooling and servicing agreement and the indenture may be amended only with the consent of the required majority of the noteholders, see "DESCRIPTION OF THE NOTES AND INDENTURES--MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT" and "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--AMENDMENT," the required majority means 66 2/3% of the principal amount of the Class A Notes until paid in full, then of the Class B Notes until paid in full, then of the Class C Notes until paid in full and then of the Class D Notes.

          The parties may amend the cash collateral account loan agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the noteholders. The parties may also amend the cash collateral account loan agreement in any other manner with the consent of the required majority of noteholders determined as provided above. However, without the consent of all noteholders, no amendment may reduce the amount available in the cash collateral account for the payment of interest or principal on notes or reduce the noteholder consent required for any amendment.

          The parties may amend the swap agreement without noteholder consent to cure any ambiguity or inconsistency or to address any other matter but only if the amendment will not adversely affect the Class A-3 noteholders. The parties may also amend the swap agreement in any other manner with the consent of at least 66 2/3% of the principal amount of the Class A-3 Notes. However, without the consent of all Class A-3 noteholders, no amendment may reduce the amount available under the swap agreement for paying Class A-3 Note interest or reduce the Class A-3 noteholder consent required for any amendment. Also, without the consent of the swap counterparty, the parties may not amend the pooling and servicing agreement so as to adversely affect the priority of payments from the owner trust to the swap counterparty under the swap agreement.

          Also, any amendment of the cash collateral account loan agreement or the swap agreement requiring noteholder approval will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the relevant notes.

                              RATINGS OF THE NOTES

          It is a condition of issuance that each of [ ] and [ ].

               o rate the Class A-1 Notes [in its highest short-term rating category],

               o rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating category,

               o    rate the Class B Notes at least [ ] and [ ], respectively,

               o rate the Class C Notes at least [ ], [ ] and [ ], respectively, and

               o rate the Class D Notes at least [ ], [ ] and [ ], respectively.

          The ratings address the likelihood of the timely receipt of interest and payment of principal on each class of notes on or before the stated maturity date for the class. The ratings will be based primarily upon the Available Pledged Revenues, the cash collateral account and the subordination provided by

               o    the Subordinate Classes, in the case of the Class A Notes,

               o the Class C and Class D Notes, in the case of the Class B Notes and

               o    the Class D Notes, in the case of the Class C Notes.

          There is no assurance that any rating will not be lowered or withdrawn by the assigning rating agency. In the event that ratings with respect to the notes are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.

          The ratings should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

          The term "United States Person" means

               (1) a citizen or resident of the United States,

               (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States,

               (3) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or

               (4) a trust,

                    (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or

                    (B) otherwise, the income of which is subject to U.S.
               federal income tax regardless of its source.


                                 USE OF PROCEEDS

          The owner trust will use the proceeds from the sale of notes, after paying funds into the cash collateral account and paying expenses, to pay the purchase price for the contracts to the depositor. The depositor will use the proceeds to pay amounts owed to another trust for the acquisition of contracts from the trust. The trust from which the owner trust acquired contracts will use the proceeds it receives to pay down a warehouse receivables securitization facility.

                                LEGAL PROCEEDINGS

          None of

               o    the depositor,

               o    the sponsor,

               o    the servicer,

               o    the originators,

               o    the seller or

               o    the owner trust

are parties to any legal proceedings which could have a material adverse impact on noteholders' interests in notes or the owner trust's assets.


                              PLAN OF DISTRIBUTION

          Under the terms of an underwriting agreement dated [ ], the underwriters have severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

                            INITIAL            INITIAL            INITIAL            INITIAL            INITIAL
                            PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL
                            AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF
      UNDERWRITER           CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES    CLASS A-4 NOTES    CLASS A-5 NOTES
      -----------           ---------------    ---------------    ---------------    ---------------    ---------------

Deutsche Banc Alex. Brown

[     ]


                                                 INITIAL                  INITIAL                    INITIAL
                                                PRINCIPAL                PRINCIPAL                  PRINCIPAL
                                                AMOUNT OF                AMOUNT OF                  AMOUNT OF
              UNDERWRITER                     CLASS B NOTES            CLASS C NOTES              CLASS D NOTES
              -----------                     -------------            -------------              --------------

Deutsche Banc Alex.Brown

[     ]

          In the underwriting agreement, the underwriters have agreed to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the sponsor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.


                                   DEALER                       DEALER
                                 CONCESSION                    DISCOUNT
     CLASS OF NOTE              NOT TO EXCEED                NOT TO EXCEED

          A-1
          A-2
          A-3
          A-4
          A-5
           B
           C
           D

          After the notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

          In connection with the offering of the notes, Deutsche Banc Alex. Brown, on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open markets for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If Deutsche Banc Alex. Brown, on behalf of the Underwriters, engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

          The sponsor, the depositor and some of its affiliates have agreed to indemnify the underwriters against some liabilities in connection with the sale of notes, including liabilities under the Securities Act of 1933, as amended.

          The notes are new issues of securities with no established trading market. The underwriters have advised the sponsor that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

          The sponsor has estimated that it will spend approximately $[ ] for printing, rating agency, trustee and legal fees and other expenses related to the offering.

                                  LEGAL MATTERS

          Stroock & Stroock & Lavan LLP, has provided a legal opinion relating to the notes in its capacity as special counsel to the owner trust, the Underwriters and the sponsor. Other legal matters for the underwriters will be passed upon by [ ]. The indenture, the pooling and servicing agreement, the trust agreement and the notes will be governed by the laws of the State of New York.

                             Index of Defined Terms

Available Pledged Revenues.........................................S-36
Class A Base Principal Payment Amount..............................S-43
Class A Percentage.................................................S-44
Class A Principal Payment Amount...................................S-44
Class A Principal Shortfall Amount.................................S-44
Class B Floor......................................................S-44
Class B Percentage.................................................S-44
Class B Principal Payment Amount...................................S-44
Class B Target Principal Amount....................................S-45
Class C Floor......................................................S-45
Class C Percentage.................................................S-45
Class C Principal Payment Amount...................................S-45
Class C Target Principal Amount....................................S-46
Class D Floor......................................................S-46
Class D Percentage.................................................S-46
Class D Principal Payment Amount...................................S-46
Class D Target Principal Amount....................................S-46
collection period..................................................S-10 contract pool principal balance....................................S-10 contract principal balance.........................................S-10
CPR................................................................S-26
Defaulted Contract.................................................S-47
delinquency........................................................S-14
deposit date.......................................................S-51
LIBOR Determination Date...........................................S-38
Liquidation Loss...................................................S-51
One-Month LIBOR....................................................S-38
Pledged Revenues...................................................S-47
principal amount...................................................S-47
principal deficiency amount........................................S-51
Reallocated Principal..............................................S-47
Reference Banks....................................................S-38
Related Collection Period Pledged Revenue..........................S-48
Required Payoff Amount.............................................S-48
Subordinate Classes................................................S-35
Telerate Page 3750.................................................S-38
Total Principal Payment Amount.....................................S-48
Unfunded Loss Amount...............................................S-48
United States Person...............................................S-57

                        SUBJECT TO COMPLETION, [ ], 2000

                                   PROSPECTUS

                        EQUIPMENT RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                              ACE SECURITIES CORP.
                                     SPONSOR

THE OWNER TRUST:

          The sponsor will form an owner trust for each series of notes. Each owner trust will offer equipment receivable-backed notes under this prospectus and a prospectus supplement. The prospectus supplement will be prepared separately for each series of notes. Each series may include one or more classes of notes.

          Each owner trust will use the note sale proceeds to acquire a pool of contracts from the depositor specified in your prospectus supplement.

          The assets in your owner trust are specified in the prospectus supplement for that particular owner trust, while the types of assets that may be included in a owner trust, whether or not in your owner trust, are described in greater detail in this prospectus.

THE SECURITIES:

          ACE Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the owner trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this prospectus is [ ], 2000

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  RISK FACTORS

          THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.

THE ABSENCE OF AN EXISTING MARKET            There is currently no public market
FOR THE NOTES MAY LIMIT                 for the notes and the sponsor cannot
YOUR ABILITY TO RESELL THE NOTES        assure you that one will develop. Thus,
                                        you may not be able to resell your notes at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the notes but they are not obligated to do so. The sponsor does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system.
                                        Even if a secondary market does develop, it may not continue.

CONTRACT PREPAYMENT, INELIGIBILITY OR        A higher than anticipated level of
DEFAULT MAY CAUSE EARLIER               prepayments or liquidation of contracts
REPAYMENTS OF THE NOTES THAN            that become defaulted may cause an owner
YOU EXPECT AND YOU MAY NOT BE           trust to pay principal on the notes
ABLE TO FIND INVESTMENTS WITH           sooner than you expected. Also, an owner
THE SAME YIELD AS THE NOTES AT          trust may pay principal sooner than you
THE TIME OF THE REPAYMENT               expected if the depositor or a seller
                                        repurchases ineligible contracts.
                                        Similarly, upon the occurrence of an
                                        event of default under the indenture,
                                        you may receive principal of the notes
                                        sooner than you expected. See
                                        "DESCRIPTION OF THE NOTES AND INDENTURE
                                        -- EVENTS OF DEFAULT; RIGHTS UPON EVENT
                                        OF DEFAULT." You may not be able to
                                        reinvest those distributions of
                                        principal at yields equivalent to the
                                        yield on the notes; therefore, the
                                        ultimate return you receive on your
                                        investment in the notes may be less than the return you expected on the notes.

                                             The rate of early terminations or
                                        repurchases of contracts due to
                                        prepayments ineligibility, or defaults
                                        is influenced by various factors
                                        including:

                                             o technological change;

                                             o changes in customer requirements;

                                             o the level of interest rates;

                                             o the level of casualty losses; and

                                             o the overall economic environment.

                                             Unless otherwise set forth in your
                                        prospectus supplement, under the pooling and servicing agreement, the servicer may allow an obligor to prepay a contract at any time if the payment, alone, or together with the contract's remaining contract principal balance and any scheduled payment owed and not yet received, is equal to the entire contract principal balance of the contract. The principal balance of a contract is the present value of the future scheduled payments under the contract, discounted at a discount rate that will be specified in the prospectus supplement for your notes.

                                             The sponsor cannot predict the
                                        actual rate of prepayments which will be experienced on the contracts. However, your prospectus supplement will present information as to the principal balances of the notes remaining at various times under several hypothetical prepayment rates. See "WEIGHTED AVERAGE LIFE OF THE NOTES" in your prospectus supplement.

THE PRICE AT WHICH YOU CAN RESELL            At any time, the rating agencies
YOUR NOTES MAY DECREASE IF THE          may lower their respective ratings of
RATINGS OF YOUR NOTES CHANGE            the notes or withdraw their ratings
                                        entirely. In the event that a rating
                                        assigned to any note is subsequently
                                        lowered or withdrawn for any reason, you may not be able to resell your notes or to resell them without a substantial discount. For more detailed information regarding the ratings assigned to any class of the notes, See "RATINGS OF THE
                                        NOTES" in this prospectus and the
                                        prospectus supplement.

THE SUBORDINATION OF SOME                    An owner trust will pay interest
CLASSES OF NOTES IS ONLY A              and principal on some classes of notes
LIMITED FORM OF CREDIT ENHANCEMENT      prior to paying interest and principal
AND DOES NOT ENSURE PAYMENT             on other classes of notes. The
OF THE MORE SENIOR CLASSES              subordination of some classes of notes
                                        to others means that the subordinated
                                        classes of notes are more likely to
                                        suffer the consequences of delinquent
                                        payments and defaults on the contracts
                                        than the more senior classes of notes.

                                             The more senior classes of notes
                                        could lose the credit enhancement
                                        provided by the more subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the more senior classes of notes.

                                             Your prospectus supplement will
                                        describe any subordination provisions
                                        applicable to your notes.

LIMITED ASSETS ARE AVAILABLE FOR             Each owner trust will be a limited
PAYMENT OF THE NOTES; NOTEHOLDERS       purpose trust with limited assets.
WILL HAVE NO RECOURSE TO THE            Moreover, you have no originator or
ORIGINATORS, SPONSOR, DEPOSITOR,        their affiliates. Therefore, you must
SERVICER OR THEIR AFFILIATES IN         recourse to the general credit of the
THE EVENT DELINQUENCIES AND             servicer, rely solely upon sponsor,
LOSSES REDUCE THE TRUST'S ASSETS        depositor, the contracts and any credit
                                        enhancement described in your prospectus supplement for payment of principal and interest on the notes.

                                             An increase in delinquent or
                                        defaulted payments on contracts could
                                        result in your being paid less than you
                                        expect on the notes or in delays in
                                        payment.

                                             If a contract is a vendor loan, you
                                        must rely solely upon the end-user
                                        contracts securing the vendor loan for
                                        payments in respect of that contract.
                                        Most vendor loans are non-recourse to
                                        the vendors. In non-recourse loans you
                                        are limited to recovering amounts due
                                        solely from the end-user contracts and
                                        related security.

EVEN IF AN OWNER TRUST REPOSSESSES           If a contract held by the trust
AND SELLS THE EQUIPMENT RELATING TO     becomes a defaulted contract, the only
A CONTRACT AFTER AN OBLIGOR DEFAULTS,   sources of payment for amounts owed on
SHORTFALLS IN AMOUNTS AVAILABLE TO PAY  that contract will be the income and
THE NOTES MAY OCCUR IF THE MARKET       proceeds from the sale of any related
VALUE OF THE EQUIPMENT HAS DECLINED     equipment and a deficiency judgment, if
                                        any, against the obligor under the
                                        defaulted contract. Since the market
                                        value of the equipment may decline
                                        faster than the discounted contract
                                        balance, the owner trust may not recover the entire amount due on the contract and might not receive any recoveries on the equipment. The prospectus supplement for your notes may describe some forms of credit enhancement which are intended to make up for deficiencies in the proceeds and recoveries on the contracts. However, this protection is limited and could be depleted if those deficiencies are larger than the sponsor anticipates.

NOT HAVING POSSESSION OF CONTRACT            To facilitate servicing and reduce
FILES MAY HINDER AN                     administrative costs, the servicer or a
OWNER TRUST'S ABILITY TO REALIZE        sub-servicer, unless otherwise specified
THE VALUE OF EQUIPMENT SECURING         in your prospectus supplement, will
THE CONTRACTS                           retain possession of the documents
                                        evidencing the contracts held by the
                                        owner trust. As a result, a subsequent
                                        purchaser of contracts could take
                                        physical possession of the documents
                                        without knowledge of their assignment.
                                        That subsequent purchaser could then
                                        have a security interest in the
                                        contracts senior to the owner trust's
                                        security interest. In the event that the owner trust must rely upon repossession and sale of the equipment securing defaulted contracts to recover amounts due on the defaulted contracts, the owner trust's ability to realize upon the equipment would be limited by the existence of the third party's senior security interest in those contracts. In this event, there may be a delay or reduction in distributions to you.

                                             Similarly, with respect to
                                        contracts securing vendor loans, the
                                        vendor will retain the original
                                        documents associated with some
                                        contracts. The applicable originator
                                        will file Uniform Commercial Code
                                        financing statements reflecting the
                                        pledge of those contracts to the
                                        applicable originator as security for
                                        the vendor loans. However, the related
                                        documents will remain in the vendor's
                                        possession. If a subsequent purchaser
                                        were able to take physical possession of the related documents without knowledge of the pledge to the originator, the owner trust's security interest in those contracts could be defeated. In this event, there may be a delay or reduction in distributions to you.

FAILURE TO TAKE ALL STEPS NECESSARY          The depositor will receive security
TO PERFECT SECURITY INTERESTS IN        interests in financed equipment securing
EQUIPMENT, TO RECORD ASSIGNMENT OF      contracts from the seller of such
SECURITY  INTERESTS TO THE              financed equipment, which will obtain
OWNER TRUST OR TO RECORD SECURITY       security interests in financed equipment
INTERESTS IN TITLED EQUIPMENT           from other originator or through its own
MAY HINDER THE OWNER TRUST'S            origination activities. The depositor
ABILITY TO REALIZE THE VALUE OF         will assign the security interests to
EQUIPMENT SECURING THE  CONTRACTS       the owner trust. However, in some
                                        instances, the originators may not file
                                        financing statements for equipment
                                        relating to a single obligor in a single jurisdiction when the value of the equipment is less than a minimum amount which will be specified in the related prospectus supplement. As a result, the originator will not acquire, and the depositor and owner trust will not have, a perfected security interest in the equipment. As a result, creditors of the end-user may acquire superior interests in the equipment.

                                             Additionally, regardless of
                                        equipment value, the sponsor will
                                        require the originators to annotate
                                        their records to note the depositor's
                                        security interest but may not require
                                        the filing of assignments of financing
                                        statements for the equipment to reflect
                                        the depositor's, the owner trust's or
                                        the indenture trustee's interests.
                                        Because of this, an originator or the
                                        servicer could inadvertently release the security interest in the equipment securing a contract. The owner trust would then not have a security interest in the equipment.

                                             Also, any transfer to the depositor
                                        of an originator's security interest in
                                        motor vehicles securing the contracts is subject to state vehicle registration laws. The depositor's transfer of a security interest in motor vehicles to the owner trust is also subject to these registration laws. These registration laws require that the secured party's name appear on the certificate of title or similar registration of title to a motor vehicle in order for the secured party's security interest to be perfected. The applicable originator will be identified on the certificates or similar registrations of title. However, the certificates of title or similar registrations of title will not identify the depositor or owner trust as secured party. In addition, some equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the state in which the equipment is located. The relevant originator will not file assignments of fixture filings in favor of the depositor or owner trusts. Therefore, a third party could acquire an interest in the motor vehicles or real estate fixtures superior to that of the owner trusts.

REPURCHASE OBLIGATION OF THE SELLER          Federal or state law may grant
PROVIDES YOU ONLY LIMITED               liens on contracts or equipment that
PROTECTION AGAINST PRIOR LIENS          have priority over the owner trust's
ON THE CONTRACTS OR EQUIPMENT           interest. If the creditor associated
                                        with any prior lien exercises its
                                        remedies it is unlikely that sufficient
                                        cash proceeds from the contract and
                                        related equipment will be available to
                                        pay the contract balance to the trust.
                                        In that event, there may be a delay or
                                        reduction in distributions to you. An
                                        example of a lien arising under federal
                                        or state law is a tax lien on property
                                        of the originator or the depositor
                                        arising prior to the time a contract is
                                        conveyed to the owner trust. The tax
                                        lien has priority over the interest of
                                        the owner trust in the contracts.

                                             In most cases where vendors have
                                        assigned contracts to originators, the
                                        vendors have warranted to the
                                        originators that there are no prior
                                        liens on the contracts. Additionally,
                                        where vendors have assigned contracts to originators, the vendors have agreed not to grant any lien on any contracts transferred to the originators. In all cases, the seller will warrant to the depositor and the owner trust that there are no prior liens on the contracts. The seller also will warrant to the depositor and the owner trust that it will not grant any lien on the contracts. In the event that those warranties are not true as to any contract, the seller will be required under the pooling and servicing agreement to repurchase the contract. There can be no assurance that the seller will be able to repurchase a contract at the time when it is asked to do so.

IF A BANKRUPTCY COURT RULES THAT             Vendors sell contracts to the
THE TRANSFER OF CONTRACTS               originators, which contracts will be
FROM A VENDOR TO AN ORIGINATOR          transferred directly or indirectly to
WAS NOT A TRUE SALE THEN PAYMENTS       the depositor and then the owner trust.
ON THE CONTRACTS MAY BE REDUCED         If a bankruptcy court decides that the
OR DELAYED                              acquisition of a contract by an
                                        originator is not a sale of the contract from the vendor to the originator, the contract would be part of the vendor's bankruptcy estate. Accordingly, the contract would be available to the vendor's creditors. In that case, it is unlikely the trust will receive all of the scheduled payments on the contracts, and there may be a delay or reduction in distributions to you. In order to treat the transfer of contracts to the trust as not being a true sale, the bankruptcy court would recharacterize the transfer as a pledge of the contracts to secure borrowings by the vendor. Additionally, if the transfer of contracts to an originator from a vendor is recharacterized as a pledge, then a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the owner trust's interest in the contracts.

A BANKRUPTCY COURT DETERMINATION THAT        If an originator, the seller or the
THE TRANSFER OF CONTRACTS FROM          depositor became a debtor in a
ORIGINATORS TO THE SELLER, FROM THE     bankruptcy case, creditors of that
SELLER  TO THE DEPOSITOR OR FROM        party, or that party acting as a
THE DEPOSITOR TO THE OWNER TRUST        debtor-in-possession, may assert that
WAS NOT A TRUE SALE THEN PAYMENTS       the transfer of the contracts was
ON THE CONTRACTS COULD BE REDUCED       ineffective to remove the contracts from
OR DELAYED                              that party's estate. In that case, the
                                        distribution of contract payments to the trust might be subject to the automatic stay provisions of the United States
                                        Bankruptcy Code. This would delay the
                                        distribution of those payments to the
                                        noteholders for an uncertain period of
                                        time. Furthermore, if the bankruptcy
                                        court rules in favor of the creditors or the debtor in possession, the result may be reductions in payments under the contracts to the trust. In either case, you may experience delays or reduction in distributions to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the originator, the seller or the depositor, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt.
                                        Additionally, the bankruptcy court could adjust the debt if the originator, the seller or the depositor were to file for reorganization under Chapter 11 of the Bankruptcy Code. Each of these parties will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts. In addition, in agreements conveying the contracts, the originators, the seller and the depositor have agreed that they will each treat the transactions described in this prospectus as a sale of the contracts.

INSOLVENCY OF THE VENDORS COULD              In the event a vendor under a
DELAY OR REDUCE PAYMENTS TO YOU         vendor loan becomes subject to
                                        insolvency proceedings, the end-user
                                        contracts and equipment securing the
                                        vendor loan as well as the vendor's
                                        obligation to make payments would also
                                        become subject to the insolvency
                                        proceedings. In that event, payments to
                                        the owner trust in respect of those
                                        vendor contracts may be reduced or
                                        delayed. Payments to you may be reduced
                                        if collections from the remaining
                                        unaffected contracts are insufficient to cover losses to the owner trust. In those cases in which transfers of end-user contracts by vendors to originator provide that the originator have recourse to the vendor for all or a portion of the losses the originator may incur as a result of a default under those end-user contracts, the vendor's bankruptcy, may similarly result in reductions or payment delays in amounts due from the vendor.

END-USER BANKRUPTCY MAY REDUCE OR            Bankruptcy and insolvency laws
DELAY COLLECTIONS ON THE                could affect your interests in contracts
CONTRACTS, AND DISPOSITION OF           with end-user obligors who become
EQUIPMENT RELATING TO THESE OR          subject to bankruptcy proceedings. Those
OTHER DEFAULTING END-USERS MAY          laws could result in contracts of a
BE DELAYED OR MAY NOT RESULT            bankrupt end-user being written off as
IN COMPLETE RECOVERY OF AMOUNTS DUE     uncollectible or result in delay in
                                        payments due on the contracts. As a
                                        result, you may be subject to delays in
                                        receiving payments, and you may also
                                        suffer losses if collections from the
                                        remaining unaffected contracts are
                                        insufficient to cover losses to the
                                        trust. Foreclosure sales of equipment
                                        and obtaining deficiency judgments
                                        following foreclosure sales may not
                                        yield sufficient proceeds to pay off the balance owed on a contract. If you must rely on repossession and disposition of equipment to recover amounts due on defaulted contracts, those amounts may be insufficient. Factors that may affect whether you receive the full amount due on a contract include the failure to file financing statements to perfect the originator's or owner trust's security interest in the equipment securing the contract. The depreciation, obsolescence, damage, or loss of any item of equipment will also affect whether you receive the full amount due on a contract.

COMMINGLING OF COLLECTIONS                   Cash held by the servicer may be
COULD RESULT IN REDUCED                 commingled and used for the benefit of
PAYMENTS TO YOU                         the servicer prior to the date on which
                                        the collections are required to be
                                        deposited in a collection account as
                                        described under "DESCRIPTION OF THE
                                        POOLING AND SERVICING AGREEMENTS --
                                        COLLECTIONS ON CONTRACTS." In the event
                                        of the insolvency or receivership of the servicer, an owner trust may not have a perfected ownership or security interest in these collections. In that case, you may suffer losses on your investment as a result.

BANKRUPTCY OF DEPOSITOR OR THE               If an owner trust or the depositor
OWNER TRUST MAY CAUSE                   becomes insolvent under any federal
DELAYS IN OR REDUCE COLLECTIONS         bankruptcy or similar state laws, the
UNDER THE CONTRACTS                     right of an indenture trustee to
                                        foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws. This would be the case before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust.
                                        Under the bankruptcy laws, payments on
                                        debts are not made, and secured
                                        creditors are prohibited from
                                        repossessing their security from a
                                        debtor in a bankruptcy case or from
                                        disposing of security repossessed from
                                        the debtor, without bankruptcy court
                                        approval. Moreover, the bankruptcy laws
                                        may permit the debtor to continue to
                                        retain and to use collateral even though the debtor is in default under the applicable debt instruments, if the secured creditor is provided adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of its use by the debtor during the pendency of the bankruptcy case. Because there is no precise definition of the term adequate protection and because the bankruptcy court has broad discretionary powers, it is impossible to predict if or how you would be compensated for any diminution in value of the owner trust assets.

THE SELLER'S OBLIGATION TO                   The seller of contracts to the
REPURCHASE CONTACTS COULD BE            depositor, will make representations and
IMPAIRED BY BANKRUPTCY                  warranties regarding the contracts, the
                                        equipment and other matters. See "THE
                                        CONTRACTS -- REPRESENTATIONS AND
                                        WARRANTIES MADE BY THE SELLER." If any
                                        representation or warranty with regard
                                        to a specific contract is breached, is
                                        not cured within a specified period of
                                        time, and the value of the contract is
                                        materially and adversely affected by the breach, the seller must purchase the contract from the applicable owner trust at a price equal to the amount required to pay off the contract. If the seller becomes bankrupt or insolvent, each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of any available
                                        "assets" of the seller's bankruptcy
                                        estate. In that case, you may suffer a
                                        loss on your investment in a note as a
                                        result.

CONTRACTS RELATING TO SOFTWARE               Some of the contracts held by the
OR RELATED SUPPORT AND CONSULTING       owner trust may relate to software that
SERVICES ARE NOT SECURED BY THE         is not owned by an originator or related
SOFTWARE OR RELATED SERVICES            support and consulting services. In
                                        these cases, the vendor or a licensor
                                        traditionally owns the software, and the software and related support and consulting services do not serve as collateral for the contracts. Thus, the owner trust will not have an interest in the software or related support and consulting services. The owner trust will own solely the associated contracts' cash flow. Accordingly, if any of these contracts becomes a defaulted contract, the owner trust will not be able to foreclose on the software or related support and consulting services. Because there will be no proceeds from the software or related support and consulting services which could be used to make payments to you, the owner trust must look solely to the obligor to collect amounts due on the contract. There can be no assurance that the obligor will be able to pay in full amounts due under the contract.

LIMITATIONS ON ENFORCEABILITY                State law limitations on the
OF SECURITY INTERESTS IN THE            enforceability of security interests and
EQUIPMENT MAY HINDER THE OWNER          the manner in which a secured party may
TRUST'S ABILITY TO REALIZE THE          dispose of collateral may limit the
VALUE OF EQUIPMENT SECURING             owner trust's ability to obtain or
THE CONTRACTS                           dispose of collateral in a timely
                                        fashion. This could reduce or delay the
                                        availability of funds to pay the notes.
                                        Under these state law limitations:

                                             o if the obligor becomes bankrupt
                                             or insolvent, the owner trust may
                                             need the permission of a bankruptcy
                                             court to obtain and sell its
                                             collateral;

                                             o some jurisdictions require that
                                             the obligor be notified of the
                                             default and be given a time period
                                             within which it may cure the
                                             default prior to repossession; and

                                             o the obligor may have the right to
                                             redeem collateral for its
                                             obligations prior to actual sale by
                                             paying the lessor or secured party
                                             the unpaid balance of the
                                             obligation plus the secured party's
                                             expenses for repossessing, holding
                                             and preparing the collateral for
                                             disposition.

BANKRUPTCY COURT REJECTION OF "TRUE          A bankruptcy trustee or
LEASES" MAY REDUCE FUNDS AVAILABLE      debtor-in-possession under federal
TO PAY NOTES                            bankruptcy or similar state laws has the
                                        right to assume or reject any executory
                                        contract or unexpired lease which is
                                        considered to be a "true lease" under
                                        applicable law. A "true lease" is a
                                        contract under which the applicable
                                        originator or vendor holds a residual
                                        interest in equipment of more than a
                                        nominal amount. Some contracts will be
                                        true leases and thus subject to
                                        rejection by the lessor under federal
                                        bankruptcy or similar state laws. For
                                        this reason, the originator, as
                                        debtor-in-possession or the originator's bankruptcy trustee may reject the leases of which that originator is the lessor.
                                        Upon any rejection, payments to the
                                        applicable originator under the rejected contract may terminate and your investment may be subject to losses. In addition, any contract which is a true lease that a vendor originated and transferred to an originator in a transaction in which the vendor continues to be the lessor, will be subject to rejection by the vendor, as debtor in possession, or by the vendor's bankruptcy trustee. An example of this transaction is a transfer by a vendor to an originator of a security interest in the lease contract or a transfer by a vendor to an originator of an interest in the right to payments only under the lease contract. Upon any rejection, payments to the applicable originator under the rejected contract may terminate and your investment may be subject to losses.

                                   THE SPONSOR

          ACE Securities Corp., the sponsor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The sponsor does not have, nor is it expected in the future to have, any significant assets.

The limited purposes of the depositor are, in general, to acquire, own and sell loans, leases and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in loans, leases and other financial assets, collections on the loans, leases and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                                  THE DEPOSITOR

          The depositor will be a special purpose entity specified in your prospectus supplement. The depositor will not be responsible for payment of any principal, interest or any other amount in respect of any series of notes.

                                THE OWNER TRUSTS

          The sponsor will form each owner trust under a trust agreement among the sponsor, the depositor and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the owner trust. The trust will not offer the beneficial ownership interests under this prospectus.

          The assets of each owner trust, as further specified in your prospectus supplement, will consist of:

          (1) a pool including some or all of the following types of contracts:

               o    equipment lease contracts,

               o    conditional sale/financing agreements,

               o    installment payment agreements,

               o    promissory notes, and

               o    loan and security agreements;

          (2) amounts on deposit in, and any eligible investments allocated to, accounts established under the related indenture and the pooling and servicing agreement;

          (3) the depositor's rights under the related purchase and sale agreement or other instrument by which it acquired contracts, if any; and

          (4) the depositor's rights with respect to any cash collateral account or other form of credit enhancement for the notes.

          The owner trust will have the right, as set forth in your prospectus supplement, to:

               o all funds payable under the contracts after the cut-off date, the date on which the owner trust's right to contract payments commences. This includes all scheduled but unpaid amounts due prior to the cut-off date, but excludes any scheduled payments due on or after, but received prior to, the date the depositor transfers the contracts to an owner trust. This does not include contract payments in respect of taxes, insurance premiums, security deposits, late charges, administrative fees or charges;

               o prepayments, except for any portion allocated to the depositor in respect of equipment leases;

               o liquidation proceeds received with respect to defaulted contracts, except for any portion allocable to the depositor under an equipment lease;

               o earnings from the investment of funds in the collection account and note distribution account maintained by the servicer; and

               o security interests in the equipment related to the contracts, but excluding ownership rights.

          No owner trust will engage in any business activity unless otherwise specified in your prospectus supplement, other than

               o    issuing notes and ownership interests in the owner trust;

               o    purchasing contracts and related assets;

               o    holding and dealing with the assets of the owner trust;

               o    making payments on the notes and other securities it issued;

               o entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents; and

               o    matters incidental to the above.

          The assets of an owner trust will be separate from the assets of all other owner trusts the sponsor or depositor creates. Accordingly, the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.

          The sponsor will specify the owner trustee of the owner trust for notes being offered to you in your prospectus supplement. The owner trustee's liability in connection with the sale of notes will be limited to the express obligations of the owner trustee in the related trust agreement and indenture. An owner trustee may resign at any time, in which event the depositor or the sponsor, as specified in your prospectus supplement or any designee must appoint a successor owner trustee. The depositor or the sponsor, as specified in your prospectus supplement or any designee may also remove an owner trustee if the owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

                  THE ORIGINATORS, THE SELLER AND THE SERVICER

          Your prospectus supplement will provide information on the originators, the seller and the servicer.

                                  THE CONTRACTS

          With respect to any series of notes, this prospectus and any prospectus supplement refer to the aggregate of the contracts in an owner trust, as of any particular date, as the contract pool. This prospectus and any prospectus supplement refer to the contract pool, as of the cut-off date specified in the prospectus supplement for your notes, as the cut-off date or initial contract pool. This prospectus and any prospectus supplement refer to equipment, software and services collectively as financed items.

DESCRIPTION OF THE CONTRACTS

          The following description of the contracts describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

END-USER CONTRACTS

          Each owner trust will include contracts to which the end-user of the equipment is a party. The sponsor lists the types of contracts under "THE OWNER TRUSTS" above.

          There will be no limit on the number of contracts in a particular contract pool which may consist of any of those types. Each contract is required, however, to be an "eligible contract," as of the date the depositor transfers the contracts to the respective owner trusts. An eligible contract is a contract as to which the representations and warranties listed below under "--REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER" are true as of the transfer date.

   CONDITIONAL SALE AGREEMENTS

          Each originator may offer financing for equipment under conditional sale agreements assigned to the applicable originator by the vendor of the equipment. Each originator will either use its standard pre-printed form or a vendor's standard, pre-printed form to document the conditional sale agreements in a contract pool. The conditional sale agreement sets forth the description of each financed item and the schedule of installment payments. Typically, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements typically are due monthly. Conditional sale agreements typically:

               o provide for a grant by the end-user of the equipment of a security interest in the equipment, which security interest is assigned by the vendor to the originator;

               o may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

               o require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

               o restrict the modification or disposal of the equipment without the vendor's, or its assignee's, consent;

               o    include a disclaimer of warranties;

               o include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;

               o include the end-user's absolute and unconditional obligation to pay the installment payments on the loan; and

               o    include specific events of default and remedies for default.

A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement often may be modified at its inception at the end-user's request.

   LEASES

          The originators, either directly or by assignment from vendors, may offer financing of equipment, software and services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item. Alternatively, the individual leases may be governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. The originator or the vendor originates each lease in the ordinary course of business. Vendors who originate leases assign them to the originator. An originator also may purchase leases on a portfolio basis.

          The initial terms of the leases in the contract pool typically range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. The periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

          A contract pool will include "NET LEASES" under which the end-user assumes responsibility for

               o the financed items, including operation, maintenance, repair, and insurance or self-insurance,

               o return of the equipment at the expiration or termination of the lease, and

               o the payment of all sales, use and property taxes relating to the financed items during the lease term.

          The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the end-user also authorized the lessor to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases often contain "HELL OR HIGH WATER" clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If an originator is the lessor, the lease will often contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment. However, the end-user typically agrees not to assert any warranty claims against any assignee, including the originator, of the vendor by way of setoff, counterclaim or otherwise, and further agrees that it may only bring that type of claim against the vendor. Leases of equipment often require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against these risks, if approved in advance by the originator or vendor, as applicable.

          The leases may include both "TRUE LEASES" and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a "TRUE LEASE", the lessor bears the risk of ownership, except for the risk of loss of the equipment, which is passed to the end-user under the leases. The lessor also takes any tax benefits associated with the ownership of depreciable property under applicable law. No title is conferred upon the lessee. The lessee under a "TRUE LEASE" has the right to the temporary use of property for a term shorter than the economic life of the property in exchange for payments at scheduled intervals during the lease term. Additionally, the lessor retains a significant "RESIDUAL" economic interest in the leased property. End of lease options for "TRUE LEASES" include purchase or renewal at fair market value.

          Under leases intended for security, the lessor in effect finances the "PURCHASE" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for these leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but often these terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of "TRUE LEASES" in a contract pool should have no federal income tax impact on holders of notes since the notes are treated as debt for federal income tax purposes. However, the inclusion of "TRUE LEASES" may result in the imposition of state and local taxes which would reduce cash available for payment on the notes.

          A lease will either prohibit the end-user from altering or modifying the equipment or permit the end-user to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under some master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor. Under some leases, the lessee may relocate the equipment upon giving the lessor prompt written notice of the relocation. The right to grant or deny consent or to receive written notice will be exercised by the servicer under the authority delegated to it in the related pooling and servicing agreement. Some leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

          While the terms and conditions of the leases will not usually permit cancellation by the end-user, the lessor and the end-user may modify or terminate some leases before the end of the lease term. The originator, or a vendor, with the consent of the originator, may permit the modifications to a lease term or early lease terminations. The modifications typically arise in connection with additional financing opportunities from the same end-user. End-users may also negotiate with the originator, at the originator's discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease. The early-termination purchase price is often equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. The originator may permit early termination of a lease in connection with the acquisition of new technology requiring replacement of the equipment. In these cases, the end-user returns the related equipment to the vendor or originator and pays an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally the lessor and the end-user may modify a lease in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to the equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In some cases, subject to conditions described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- SERVICING," base lease extensions may remain in a contract pool. The sponsor expects that the servicer will continue to permit these modifications and terminations with respect to leases included in a contract pool under the authority delegated to it in the related pooling and servicing agreement. The servicer's ability to modify leases is limited by the conditions and covenants of the servicer described under "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- SERVICING."

          The originator may modify the standard terms and conditions of the lease agreement at the inception of a lease at the request of the end-user. Common permitted modifications include, but are not limited to:

               o prearranged mid-lease purchase options, early termination options and lease extension options as described above;

               o    modifications to the lessor's equipment inspection rights;

               o modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;

               o the end-user's right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of the assignment or sublease; and

               o    extended grace periods for late payments of rent.

          In some cases, after a lease term expires the originator may permit the end-user to continue to use the related equipment for so long as the end-user continues to make lease payments. After the expiration of the term of a lease, any continued lease payments will belong to the depositor, not the owner trust.

   SECURED NOTES

          Each originator may also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment or software. In a refinancing transaction, the originator pays off an end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of the original financing party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to "sale" or "purchase" of equipment, a secured note contains terms and conditions substantially similar to those contained in conditional sale agreements.

INSTALLMENT PAYMENT/FINANCING AGREEMENTS

          Each originator may provide financing for software license fees and related support and consulting services under

               o installment payment supplements to software license agreements,

               o    separate installment payment agreements, and

               o other forms of financing agreements assigned to the originator by vendors of software.

Each financing agreement of this type:

               o    generally is an unsecured obligation of the end-user;

               o generally provides for a fixed schedule of payments with no end-user right of prepayment;

               o    generally is noncancellable for its term;

               o generally contains a "HELL OR HIGH WATER" clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified. If a financing agreement does not provide for noncancellability or a "HELL OR HIGH WATER" clause, the financing agreement will typically have the benefit of a vendor guarantee;

               o generally permits the assignment of the payment agreement to a third party, including the originator, and includes the end-user's agreement not to assert against assignee any claims or defenses the end-user may have against the vendor; and

               o generally contains default and remedy provisions that usually include acceleration of amounts due and to become due and, in some cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

EQUIPMENT

         The end-user contracts may consist of some or all of the following types of new and used equipment:

               1)   information technology equipment, including:

               o    computer work stations,

               o    mainframe, mid-range and personal computers,

               o    data storage devices,

               o    media and video production/post production equipment,

               o    servers and

               o    computer related peripheral equipment,

               2) communications equipment, such as telephone switching and networking systems,

               3)   commercial business and industrial equipment, such as:

               o    printing presses,

               o    machine tools and other manufacturing equipment,

               o    photocopiers, facsimile machines and other office equipment,

               o    energy savings and control equipment,

               o    corrugated boards,

               o    plastic injections,

               o    folding cartons

               o    silk screening equipment,

               o    automotive diagnostic and

               o    automated testing equipment,

               4)   retail equipment, such as

               o    petroleum retail equipment,

               o    fuel dispensers,

               o    ATM units,

               o    convenience store operating equipment,

               o    embroidery machines,

               o coin operated, vending, amusement and coffee service equipment and

               o    restaurant equipment,

               5) medical and dental equipment, such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment,

               6)   resources equipment, such as feller-bunchers and grapplers,

               7)   transportation and construction equipment, such as:

               o heavy and medium duty trucks, highway trailers and other title vehicles,

               o    school buses,

               o    bulldozers,

               o    loaders,

               o    graders,

               o    excavators,

               o    machine tools,

               o    forklifts,

               o    other materials handling equipment,

               o    golf carts,

               o    aircraft engines,

               o    other road and off-road machinery and

               o    electronics manufacturing and testing equipment,

               8)   other equipment

               o    forestry,

               o    pollution control,

               o    mining and steel mill equipment,

               o    laundry, janitorial, and cleaning equipment,

               o    photographic equipment,

               o    refuse equipment and

               o    furniture and fixtures equipment.

          In each case, the depositor will transfer the security interests of the originator in the equipment subject to each related end-user contract, but not ownership interests in the case of leased equipment, to the relevant owner trust.

SOFTWARE AND SERVICES

          Some end-user contracts may cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the end-user's use of computer software programs. The end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate of the vendor or a third party contract party and which facilitate the obligor's use of the software. Neither the vendors or licensors of the software nor the end-users under the related end-user contracts will convey to the originator any interest in the software or the software license agreement, other than the right to collect the payment of software license fees. However, in some cases, the vendors may convey to the originator the right to exercise rights and remedies under the relevant software license agreement or related agreements. Consequently, unless otherwise specified in your prospectus supplement, an owner trust will not have title to or a security interest in the software, nor will it own the related services, and would not be able to realize any value from the software or related servicer under a related end-user contract upon a default by the end-user.

VENDOR LOANS

          The contracts may include limited recourse loan or repayment obligations of a vendor. These may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements. Each of the obligations is secured by all of the vendor's interest in an individual end-user contract originated by the vendor and by the equipment related to the end-user contract.

          The originator may originate vendor loans through, and the vendor loans may incorporate terms and conditions of, a program agreement. See "PROGRAM AGREEMENTS WITH VENDORS." Vendor loans generally are non-recourse to the vendor, meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. However, the originator may have recourse to a vendor for nonpayment of a vendor loan through a limited recourse arrangement in the related program agreement or other related agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under the vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate these representations and warranties included in any related program agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

          An originator's program agreement is typically an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States. The program agreement provides an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software, services or other products. Vendor program arrangements provide an originator with a steady, sustainable flow of new business, often with lower costs of origination than asset-based financings marketed directly to end-users. Some of the program agreements take the form of a referral relationship, which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

          Each program agreement under which vendors or another party originate and document contracts and assign them to the originator typically includes vendor representations, warranties and covenants regarding each contract assigned to an originator, including that:

               o the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with their terms and free from any rights of offset, counterclaim or defense;

               o the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

               o the equipment and the contract are free and clear of all liens, claims or encumbrances except for permitted liens;

               o the end-user has irrevocably accepted the equipment or the software; and

               o the end-user duly authorized and signed the assigned contract;

          Each program agreement under which the originators document and originate contracts typically include vendor representations, warranties and covenants regarding each contract, including that

               o the equipment has been delivered to and accepted by the end-user;

               o    the vendor has not received any advance payments;

               o    the vendor has good title to the equipment; and

               o the vendor has not made any misrepresentations to the end-user.

          In each of the two above described program structures, relevant agreements also typically provide for

               o remedies for misrepresentations or breaches of warranties or covenants by the vendor regarding an assigned contract. These remedies usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement; and

               o the right of an originator to further assign its interests in assigned contracts, all related payments and any related interest in equipment.

         In addition, the originators may enter into profit sharing arrangements with some vendors. These arrangements typically will provide for sharing of revenues generated under the program and for joint participation in management. Under the terms of these arrangements, the originators typically maintain direct or indirect control over all credit decision-making activities.

          Also, a program agreement or profit sharing arrangement may include recourse against a vendor with respect to end-user defaults under some end-user contracts,

               o by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

               o by specifying that the vendor will absorb a limited fixed dollar or percentage amount of "FIRST LOSSES" on the contract;

               o by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain "HELL OR HIGH WATER" provisions; or

               o by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to the contract.

If an end-user defaults under a contract subject to a net loss pool, the originator may be permitted to draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted contract. The originator may also be permitted to draw against the net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available with respect to a defaulted contract included in the pool of contracts owned by a particular owner trust.

          The manner in which the vendor assigns contracts to the originator varies from one program agreement to another, depending upon

               o    the nature of the items financed,

               o    the form of the contract,

               o the accounting treatment sought by the vendor and the end-user, and

               o    tax considerations.

          For example, an originator might:

               o accept a vendor loan and collateral assignment of the contract and related equipment or security interest in the equipment from the vendor; or

               o accept a full assignment of the contract and a collateral assignment of the related equipment or security interest from the vendor, which collateral assignment secures the end-user's obligations under the contract or lease.

The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. These assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time, e.g., one year, unless the end-user cures its default.

          Some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, may consist of contracts originated by vendors and assigned to the originator in vendor assignments, each of which relates to an individual contract, rather than under a program agreement. Each vendor assignment will either be with or without recourse against the vendor for end-user defaults. Each vendor assignment will typically contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of the representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

RESIDUAL INVESTMENTS

          Any of the originators may finance all or a portion of the residual interest in the equipment under program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in a residual interest shall be referred to as a residual investment. Program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a lease of equipment, make a residual investment in that equipment by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, typically not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract.

          With respect to vendor assignments, the originator may advance the entire purchase price of the equipment subject to a true lease, take title to the equipment, and accept an assignment of the true lease contract from a vendor. With respect to the leases originated by the originator the originator may advance the entire purchase price of the equipment to the vendor, take title to the equipment from the vendor, and enter into a true lease contract with an obligor. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

          In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor. That loan is repayable by the vendor at the expiration or termination of the contract with interest and is secured by a security interest in the financed equipment. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator's residual investment in the equipment with accrued interest. Any transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a "GUARANTEED RESIDUAL INVESTMENT". Other than guaranteed residual investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the notes. This type residual investment is referred to in this prospectus as the "EXCLUDED RESIDUAL INVESTMENT."

          The seller or an affiliate of the seller will transfer the excluded residual investment associated with any contract included in a pool of contracts to the depositor or another affiliate under the terms of a purchase and sale agreement or other transfer agreement. Unless otherwise specified in your prospectus supplement, the depositor will not transfer the excluded residual investment to an owner trust under the related pooling and servicing agreement. The related owner trust's interest in contracts with associated residual investments, other than with guaranteed residual investments, will typically be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its excluded residual investment to a third party, including the security interest in the equipment in respect of the residual investment.

CONTRACT FILES

          Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that the originator has transferred the contracts for the benefit of the holders of the notes. Each originator will also deliver to the indenture trustee a computer file, microfiche or written list containing a true and complete list of all contracts which it has transferred, identified by account number and by the discounted contract balance of the contracts as of the transfer date.

COLLECTION ON CONTRACTS

          Your prospectus supplement will describe how all collections received with respect to the contracts will be allocated.

PAYMENTS GENERALLY

          The contracts usually require that an obligor make periodic payments on a monthly basis. Some contracts, however, provide for quarterly, semi-annual or annual payments. Obligors typically must make the payments under all of the contracts in United States dollars. Payment requirements usually are fixed and specified, rather than being tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

EXPENSES RELATING TO EQUIPMENT

          The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation,

               o any expenses in connection with the maintenance and repair of the related equipment,

               o the payment of any and all premiums for casualty and liability insurance, and

               o    the payment of all taxes relating to the equipment.

INSURANCE; REPAIR AND REPLACEMENT

          Unless otherwise set forth in your prospectus supplement, lease contracts require that the obligors will maintain liability insurance and which must name the lessor as additional insured.

               o    leases, or

               o    loan and security agreements

An originator may waive this requirement from time to time. For some lease contracts, the obligor's already existing self-insurance program permits the obligor to self-insure the equipment. The originators may not track or verify insurance coverage as to the equipment related to a contract after the commencement of the contract.

          Often, the failure to maintain this insurance constitutes an event of default under the applicable contract. Usually, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

          If the equipment is damaged or destroyed, each lease contract, unless otherwise set forth in your prospectus supplement, requires that the obligor:

               o    repair the equipment;

               o make a termination payment to the lessor in an amount not less than the amount required to pay off the contract; or

               o in some cases, replace the damaged or destroyed equipment with other equipment of comparable use and value.

The related pooling and servicing agreement, unless otherwise set forth in your prospectus supplement, permits the servicer, in the case of the destruction of the equipment related to a particular lease contract, either to:

               o allow the lessee to replace this equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or

               o    accept the termination payment referred to above.

ASSIGNMENT OF CONTRACTS

         Typically the contracts will permit the assignment of the contract by the lessor or secured party without the consent of the obligor. However, occasionally, contracts require notification of the assignment to, or the consent of, the obligor. The seller will represent and warrant in the purchase and sale agreement that these notices have been given, or approvals will have been received, not more than ten days following the date of the transfer of the contract to the depositor. Typically, the contracts do not permit assignment of the contracts, or the related equipment, by the obligor without the prior consent of the lessor or secured party, except the contracts often may permit:

               o    assignments to a parent, subsidiary or affiliate;

               o the assignment to a third party, provided the obligor remains liable under the contract; or

               o assignment to a third party with a credit standing, which the originator determines in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, to be equal to or better than the original obligor.

Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities, determines that the third party is of sufficient credit quality that the servicer would permit the third party to become an obligor with respect to a contract that the servicer originates.

EVENTS OF DEFAULT AND REMEDIES

          Events of default under the contracts ordinarily include:

               o the failure to pay all amounts required by the contract when due;

               o the failure of the obligor to perform its agreements and covenants under the applicable contract;

               o    material misrepresentations made by the obligor;

               o the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

               o in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor typically include the right

               o to cancel or terminate in the case of a contract subject to a true lease,

               o to accelerate payments in the case of a contract subject to financing,

               o    to recover possession of the related equipment and

               o to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, which the lessor or secured party incurs as a result of the default.

Notwithstanding these events of default and remedies, unless otherwise set forth in your prospectus supplement, the pooling and servicing agreement, permits the servicer to take the actions, with respect to delinquent and defaulted contracts, a reasonably prudent creditor would take under similar circumstances. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS -- SERVICING". The originators may occasionally provide payment extensions, typically of three months or less. Longer extensions are occasionally granted to customers experiencing delays in payment due to cash flow shortages or other reasons. However, originators do not intend extensions to be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the related owner trust with respect to the contract.

PREPAYMENTS AND EARLY TERMINATION

          Any contract may either:

               o not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its scheduled expiration date;

               o allow for a prepayment or early termination upon payment of an amount that is at least equal to the contract principal balance, determined using a discount rate specified in your prospectus supplement; or

               o allow for a prepayment or early termination without the payment of the contract principal balance.

Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor to prepay the contract, in whole or in part, at any time at par plus accrued interest.

          Under each pooling and servicing agreement, the servicer may allow the prepayment of any contract, but only if the amount paid, or, in the case of a partial prepayment, the sum of that amount and the remaining principal balance of the contract after application of that amount, is at least equal to the amount required to pay off the contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

               o the scheduled payment due in that collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus

               o the discounted contract principal balance of the contract as of the last day of that collection period, after taking into account the scheduled payment due in that collection period.

          In no event will revenues pledged for a series of notes include, nor will the notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for that contract.

          Under the pooling and servicing agreement, the depositor may replace any prepaid contract with a substitute contract. See " -- SUBSTITUTION OF CONTRACTS" below.

DISCLAIMER OF WARRANTIES

          The contracts which are subject to a true lease contain provisions by which the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment. The lessor often assigns the manufacturer's warranties to the obligor for the term of the lease. Under true leases, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

ADDITIONAL EQUIPMENT

          If specified in your prospectus supplement, some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, the parties document leases for additional equipment on a written form that the lessor prepares and delivers to the obligor, but the obligor does not execute, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of this additional equipment.

REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER

          Unless otherwise set forth in your prospectus supplement, the seller of contracts to the depositor, will make the representations and warranties set forth below regarding the contracts and the related equipment included in each pool of contracts transferred to an owner trust as of the related transfer date. The representations and warranties will also apply to contracts that the depositor reacquires from a trust to which the depositor previously transferred the contracts in connection with a warehouse receivables securitization facility.

          (1) the information with respect to the contracts is true and correct in all material respects;

          (2) immediately prior to the transfer of a contract, the contract was owned by the transferring party free and clear of any adverse claim except for permitted claims;

          (3) the contract is not a defaulted or delinquent contract;

          (4) no provision of the contract has been waived, altered or modified in any material respect, except by instruments or documents contained in the files relating to the contract;

          (5) the contract is a valid and binding payment obligation of the obligor and its terms are enforceable, except as may be limited by insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights and the availability of equitable remedies;

          (6) the contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense;

          (7) the contract, at the time it was made, did not violate the laws of the United States or any state in any material respect;

          (8) (A) the contract and any related equipment have not been sold, transferred, assigned or pledged by the originator to any person other than the end-user, the seller, the depositor or any related financing trust; and

              (B)  either

               (x) the contract is secured by a perfected lien, subject to permitted liens and subject to minimum filing value exceptions, on the related equipment or, in the case of any vendor loan, related end-user contract or equipment or

               (y) in the case of a contract secured by a vehicle, within 90 calendar days of the origination or a acquisition of the contract by the originator all required state registration or recording procedures were initiated, and the originator's interest will be so noted or recorded within 180 days of the acquisition or origination;

          (9) if the contract constitutes either an "INSTRUMENT" or "CHATTEL PAPER" for purposes of the Uniform Commercial Code, there is not more than one "SECURED PARTY'S ORIGINAL" counterpart of the contract;

          (10) all filings necessary to evidence the conveyance or transfer of the contract to the depositor have been made or provided for in all appropriate jurisdictions, except that the parties have not made filings to note the seller;

          (11) the obligor is not, to the seller's knowledge, subject to bankruptcy or other insolvency proceedings;

          (12) the contract is a U.S. dollar-denominated obligation and the obligor's billing address is located in the United States or Puerto Rico;

          (13) the contract does not require the prior written notifications to a consent of an obligor or contain any other restriction on the transfer or assignment of the contract other than notifications that will have been given and consents or waivers of restrictions that will have been obtained within ten days after the date the contract was sold to the trust;

          (14) the obligations of the related obligor under the contract are irrevocable and unconditional and non-cancelable or, if not irrevocable and unconditional, are guaranteed by the vendor; or in the case of leases with governments, upon a cancellation of the lease, either the vendor is obligated to repurchase the lease or the seller will indemnify the depositor in respect of the cancellation;

          (15) no adverse selection procedure was used in selecting the contract for transfer;

          (16) the obligor under the contract is required to maintain casualty insurance with respect to the related equipment or to self-insure against casualty with respect to the related equipment in an amount that is consistent with servicer's normal servicing requirements;

          (17) the contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the Uniform Commercial Code;

          (18) no lease is a "CONSUMER LEASE" as defined in Section 2A-103(1)(e) of the Uniform Commercial Code;

          (19) to the best knowledge of the relevant originator each lessee has accepted the related equipment and has had a reasonable opportunity to inspect the equipment;

          (20) except as provided in (14) above, the contract is not guaranteed by any originator nor has the originator established any specific credit reserve with respect to the related obligor;

          (21) each lease is a "TRIPLE NET LEASE" under which the obligor is responsible for the maintenance of the related equipment in a manner that conforms with general industry standards;

          (22) each vendor loan is secured by an eligible end-user contract(s) having an aggregate contract principal balance(s) equal to the outstanding principal amount of the vendor loan. In this context, an eligible end-user contract is one that

               A. satisfies all of these representations and warranties except number (2) above and number (8) above, in respect of ownership by the applicable originator;

               B. in which the relevant originator or financing trust has a perfected lien; and

               C. in which the transfer of the relevant originator's or
                 financing trust's security interest in the contract to the owner trust creates a duly perfected lien;

          (23) the obligor is not the United States of America or any agency, department, subdivision or instrumentality of the United States of America;

          (24) the contract contains customary provisions for this type of financing, and the provisions are sufficient and enforceable, except as listed as noted in (5) above, to enable the relevant originator or its assignees to realize against the financed items securing the contract; and

          (25) if the obligor is a state or local government entity, the transfer of the contract does not violate any applicable state or local laws restricting or prohibiting transfer.

          The owner trust may modify the above representations and warranties and will describe any modification in the relevant prospectus supplement.

         In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the owner trust's or any noteholder's or equity certificateholder's interest in the contract or the collectibility of the contract, the owner trust will have a warranty claim against the seller. The seller will then be obligated to repurchase the contract. However, the seller need not do so if the seller cures the breach by the second deposit date after the date on which the servicer becomes aware and gives notice to the seller of the breach. Any purchase shall be made on the deposit date immediately following the end of the second collection period at a price equal to the required payoff amount of the contract. The purchase price will be allocated to the related owner trust plus, if applicable, the book value of the related equipment which will be allocated to the depositor. The related indenture trustee may enforce this purchase obligation on your behalf, and this will constitute your sole remedy available against the seller, the depositor, the trust or the originators for any uncured breach, except that the seller will indemnify

               o    the related indenture trustee,

               o    the related owner trustee, and

               o    the related owner trust

against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach. The seller may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract as provided in the next-following section of this prospectus.

          Upon the purchase by the seller of a contract, the depositor will release the contract and related equipment to the seller.

SUBSTITUTION OF CONTRACTS

          The depositor will have the option to substitute one or more contracts having similar characteristics for contracts which are in default or have been prepaid or which have undergone material modification. In addition, in the case of a contract subject to a warranty claim, as described in " -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER" above, the seller may choose to replace the contract with a substitute contract.

          Some contracts may permit the obligor to prepay the amounts due under the contract or otherwise to terminate the contract prior to its scheduled expiration date. The depositor may replace any prepaid contract with a substitute contract in lieu of applying the proceeds of the prepaid contract to the pledged revenues as described in this section.

          Material modification of a contract means a termination, release, amendment, modification or waiver of a contract that is not otherwise permitted under the pooling and servicing agreement. The depositor may provide substitute contracts for any that have been so materially modified. The depositor may also replace any defaulted contract with a substitute contract. The aggregate contract principal balances of the defaulted contracts for which the depositor may cause substitution is limited to 10% of the cut-off contract pool principal balance. The depositor may replace a prepaid contract with a substitute contract and the seller may choose to replace contracts subject to a warranty claim or a material modification with substitute contracts, in either case without regard to the 10% limitation described above.

          The same credit criteria and eligibility standards for the contracts in the contract pool on the closing date will also apply to substitute contracts added to the assets of the owner trust. The servicer will include information with respect to these substitute contracts, to the extent the servicer deems them material, in required periodic reports under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission on behalf of the owner trust. The substitute contracts will have contract principal balances equal to or greater than the contracts being replaced. The representations and warranties the seller makes with respect to the contracts in " -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER" above will be equally applicable to substitute contracts.

DELINQUENCY AND NET LOSS EXPERIENCE

          Your prospectus supplement will set forth statistics relating to the delinquency and net loss experience on contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool.

                     DESCRIPTION OF THE NOTES AND INDENTURE

          The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series. The following summary describes certain material terms which may be common to each indenture and the related notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related notes and the description set forth in your prospectus supplement.

          The notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust.

          Payments on the notes will be made by the indenture trustee on each payment date to persons in whose names the notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the notes will be the 20th day of each month, or if the 20th is not a business day, the next succeeding business day. Unless otherwise specified in your prospectus supplement, for so long as the notes are in book-entry form, the record date for any payment date will be the business day immediately preceding the payment date. Unless otherwise specified in your prospectus supplement, if the owner trust issues certificated notes, the record date will be the last business day of the month immediately preceding the payment date.

          A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City or such other jurisdictions specified in your prospectus supplement are open for regular business.

DISTRIBUTIONS

          Your prospectus supplement will describe as to your series of notes

               o    the timing and priority of distributions,

               o    the amount or method of determining distributions,

               o    allocations of loss and

               o    the interest rates.

          If specified in the related prospectus supplement, the trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to the notes of your series.


CREDIT ENHANCEMENT

          As further specified in the your prospectus supplement,

               o    a cash collateral account,

               o    a financial guaranty insurance policy,

               o    subordination of one or more classes of notes,

               o    overcollateralization,

               o    letters of credit or liquidity facilities,

               o    repurchase obligations,

               o    third party payments or other support,

               o    cash deposits,

               o    a reserve fund or

               o other form of credit enhancement which may become suitable in light of credit enhancement practices or developments in the future may be established on or prior to the date the contracts are transferred. The credit enhancement would be available to the related indenture trustee to pay interest and principal on the notes in the manner and to the extent specified in your prospectus supplement.

LIQUIDATION AND INSURANCE PROCEEDS

          The allocation of liquidation proceeds which will consist generally of all amounts the servicer receives in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses, and the allocation of insurance proceeds for physical damage to or loss of equipment covered by contracts, will be as follows unless otherwise specified in your prospectus supplement:

               1) with respect to any contract subject to financing, the proceeds will be allocated to the owner trust; and

               2) with respect to any contract subject to a lease, the proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on

                    (a) the book value of the related equipment and

                    (b) the required payoff amount for the contract.

However, if the proceeds in respect of any contract subject to a lease and the related equipment exceed the sum of the required payoff amount for the contract and the book value of the equipment, the excess shall be allocated solely to the depositor. For example, if the servicer, in connection with a defaulted contract subject to a lease, derived liquidation proceeds in the amount of $100 from the liquidation of the contract and disposition of the related equipment, and if the required payoff amount of the contract was, as of the collection period during which the contract became a liquidated contract, $120 and the book value of the equipment was $30, the liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the notes in accordance with the priorities described under " -- DISTRIBUTIONS" above.


OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

          The seller or other entity specified in your prospectus supplement may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related notes is less than 10%, or such other percentage specified in your prospectus supplement, of the initial contract pool principal balance. Except as otherwise described in the prospectus supplement for your notes, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of

               o the unpaid principal balance of the related notes as of that payment date,

               o    accrued but unpaid interest,

               o    unreimbursed servicer advances, and

               o    accrued but unpaid servicer fees.


If the seller or another entity does purchase the contracts, the related notes shall be redeemed on the payment date on which the purchase occurs. The redemption price will be the principal amount of the notes plus accrued and unpaid interest to but excluding the redemption date.

TRUST ACCOUNTS

          Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be with a qualified institution. These accounts will include, among others, the "COLLECTION ACCOUNT" and the "DISTRIBUTION ACCOUNT." The accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement. All of these accounts are referred to collectively as the "TRUST ACCOUNTS."

          "Qualified institution" means the corporate trust department of the indenture trustee or any other depository institution

               o organized under the laws of the United States or any state or any domestic branch of a foreign bank,

               o the deposits of which are insured by the Federal Deposit Insurance Corporation and

               o which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Duff & Phelps Credit Rating Co.

          The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts. All investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date or any other date approved by the rating agencies. Eligible investments include, among other investments:

               o obligations of the United States or of any agency of the United States backed by the full faith and credit of the United States;

               o demand deposits, certificates of deposit, time deposits demand notes or bankers acceptance of eligible financial institutions;

               o    highly rated commercial paper or money market funds;

               o repurchase agreements in respect of United States government securities or securities guaranteed or otherwise backed by the full faith and credit of the United States Government with eligible institutions; and

               o other investments which have been approved by each rating agency.


REPORTS TO NOTEHOLDERS

          With respect to each series of notes, the servicer will furnish to the applicable indenture trustee, and the indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date.

          If you purchase a note, you may receive these reports by making a written request to The Depository Trust Company. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. None of the depositor, the sponsor, nor the servicer intends to send any of their respective financial reports to owners of notes. The servicer, on behalf of an owner trust, will file with the Securities and Exchange Commission legally required periodic reports concerning the owner trust.

          With respect to any series, the notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive notes are issued in the limited circumstances described under " -- ISSUANCE OF CERTIFICATED NOTES AT A LATER DATE" below, the indenture trustee will not recognize you as a noteholder, as that term is used in the related indenture. Hence, until that time, you will receive reports and other information provided for under the related indenture only if, when and to the extent The Depository Trust Company and its participating organizations provide this information. The servicer will file a copy of each report with the Securities and Exchange Commission on Form 8-K to the extent the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under the Exchange Act require it.

BOOK-ENTRY REGISTRATION

          Unless your prospectus supplement states otherwise, you may hold your notes through The Depository Trust Company, referred to as "DTC," in the United States, or Clearstream, Luxembourg or Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under to Section 17A of the Exchange Act. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thus eliminating the need for physical movement of certificates. DTC's direct participants include

               o    the underwriters offering the notes to you,

               o    securities brokers and dealers,

               o    banks,

               o    trust companies and

               o    clearing corporations, and may include other organizations.

Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

          To facilitate subsequent transfers, DTC will register all deposited notes in the name of DTC's nominee, Cede & Co. You will maintain beneficial ownership of the notes despite the deposit of notes with DTC and their registration in the name of Cede. DTC has no knowledge of the actual noteholders; DTC's records reflect only the identity of its direct participants to whose accounts the notes are credited, which may or may not be the noteholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

          You have no entitlement to receive a certificate representing your interest in a class of notes. As long as the notes are registered in the name of Cede & Co., any action to be taken by you or any other noteholders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to noteholders will be delivered to Cede, as the registered holder of the notes, for distribution to noteholders in compliance with DTC procedures.

          You will receive all payments of principal and interest on the notes through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to indirect participants or noteholders. Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede as nominee of DTC. The indenture trustee will not recognize you as a noteholder, as that term is used in the indenture. You may exercise the rights of noteholders only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to notes, due to the absence of physical notes for the notes.

          Arrangements among the various parties govern conveyance of notices and other communications by

               o    DTC to direct participants,

               o    by direct participants to indirect participants and

               o by direct participants and indirect participants to noteholders, subject to any statutory or regulatory requirements as may be in effect from time to time.

Standing instructions and customary practices govern payments by DTC participants to noteholders, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the owner trustee, the originators or the originator, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of the payments to direct participants shall be the responsibility of DTC and disbursement of payments to noteholders shall be the responsibility of direct participants and indirect participants.

          Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual noteholder is in turn to be recorded on the direct participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase, but noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holders, from the direct participant or indirect participant through which the noteholder entered into the transaction. Entries made on the books of DTC's participants acting on behalf of noteholders evidence transfers of ownership interests in the notes.

          DTC will not comment or vote with respect to the notes. DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more direct participants to whose accounts with DTC the notes are credited. Additionally, DTC has advised that to the extent that the indenture requires that any action may be taken only by noteholders representing a specified percentage of the aggregate outstanding principal amount of the notes, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

          DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the indenture trustee. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated notes are required to be printed and delivered. The originator may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated notes will be delivered to noteholders. See " -- ISSUANCE OF DEFINITIVE NOTES AT A LATER DATE."

          The information in this section concerning DTC and DTC's book-entry system are from sources that the sponsor believes to be reliable, but neither the sponsor nor the owner trustee take any responsibility for the accuracy of this information.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream, Luxembourg and Euroclear systems, respectively, through customers' securities accounts in Clearstream, Luxembourg 's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

          Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thus eliminating the need for physical movement of certificates.

          Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

          Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

          Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

          Transfers between direct participants will comply with DTC rules. Transfers between Clearstream, Luxembourg 's participants and Euroclear's participants will comply with their rules and operating procedures.

          DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, through the relevant European international clearing system through its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

          Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          Except as required by law, none of the seller, the company, any originator, the owner trustee, the depositor or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

ISSUANCE OF CERTIFIED NOTES AT A LATER DATE

          The owner trust will issue notes in fully registered, certificated form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

               (1) the owner trustee advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the owner trustee or the indenture trustee is unable to locate a qualified successor,

               (2) the owner trustee elects to terminate the book-entry system, or

               (3) after the occurrence of an event of default under the indenture, the holder of at least 66 2/3% of the principal amount of its outstanding notes advises the indenture trustee that the continuation of the book-entry system is met in their best interests.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee must notify all beneficial owners for each class of notes held through DTC of the availability of notes in fully registered, certificated form. Upon surrender by DTC of the global note representing the notes and instructions for reregistration, the indenture trustee will issue these fully registered, certificated notes, and the indenture trustee will recognize the holders of fully registered, certificated notes as noteholders under the indenture.

          Additionally, upon the occurrence of any event described above, the indenture trustee will distribute principal of and interest on the notes directly to you as required by the indenture. Distributions will be made by check, mailed to your address as it appears on the note register. Upon at least five days' notice to noteholders for the class, however, the indenture trustee will make the final payment on any note only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will make the final payment in this manner whether the notes are fully registered, certificated notes or the note for the class registered in the name of Cede & Co. representing the notes of the class.

          You may transfer any fully registered, certificated notes of any class at the offices of the indenture trustee or its agent in New York, New York, which the indenture trustee shall designate on or prior to the issuance of any fully registered, certificated notes with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

          Unless your prospectus supplement states otherwise, the owner trust and the indenture trustee for a note series may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

               o    to change the collateral description;

               o to provide for a successor to the owner trust to assume the notes and the indenture obligations;

               o to add additional covenants for your benefit, or to surrender any rights or power of the owner trust;

               o    to transfer or pledge any property to the indenture trustee;

               o if not adverse to the interests of noteholders, to correct or supplement any provision in the indenture that is ambiguous or inconsistent with any other provision of the indenture or to make any other provision in respect of matters under the indenture;

               o to accept a successor indenture trustee or to change the provisions of the indenture to facilitate the administration by more than one trustee;

               o    to comply with the Trust Indenture Act of 1939, as amended;
                    or

               o to elect to come under the FASIT provision of the Internal Revenue Code, if the owner trust provides an opinion of counsel as to no adverse impact on noteholders.


MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

         Unless your prospectus supplement states otherwise, with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, prior notice to each rating agency and an opinion of counsel, the owner trustee and the indenture trustee may modify the indenture and your rights under it.

         Without the consent of the holder of each outstanding note affected, however, no modification of the indenture may:

               o reduce the note principal amount, interest rate or redemption price or change the timing of payments;

               o modify the manner of application of payments in respect to contracts to the notes;

               o impair your right to sue to enforce payment provisions of the indenture;

               o    reduce the percentage needed for consents of noteholders;

               o permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

               o adversely affect the manner of determining notes outstanding or the requisite note for liquidating the trust estate; or

               o modify the provisions of the indenture relating to these types of indenture modification without the consent of all noteholders.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

          Except as otherwise provided in the prospectus supplement for your notes, events of default under each indenture will consist of:

               o a default for five calendar days or more in the payment of interest due on any note;

               o failure to pay the unpaid principal amount of any class of notes on the maturity date for the notes;

               o failure of the owner trust or the depositor to observe any provisions set forth in the pooling and servicing agreement or the indenture, which failure has a material adverse effect on the noteholders and continues for 60 calendar days after written notice;

               o any representation or warranty made by the owner trust or the depositor in the pooling and servicing agreement or indenture was incorrect as of the time made, and continues to be incorrect for a period of 60 calendar days after notice is given and as a result of which the noteholders are materially and adversely affected. A breach of a representation or warranty as to a contract will be considered not to have occurred if the seller purchases the contract or effects a substitution for it, as provided in "THE CONTRACTS -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER" and " -- SUBSTITUTION OF CONTRACTS" above;

               o events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor; or

               o    the owner trust becomes an investment company.

          If an event of default should occur and be continuing with respect to the notes of a series, the required holders may, except as to a bankruptcy or insolvency event of default, deem the event not to have occurred.

         If the indenture trustee declares the notes of a series due and payable following an event of default, the indenture trustee may:

               o institute proceedings to collect amounts due or foreclose on the indenture collateral,

               o    exercise remedies as a secured party, or

               o sell the indenture collateral, or elect to have the owner trust maintain possession of the pledged revenues.

         Unless otherwise provided in your prospectus supplement, the indenture trustee, however, may not sell the indenture collateral following an event of default, except an event arising from the owner trust's failure to pay interest or principal, unless:

               o the holders of all the outstanding notes consent to the sale;

               o the proceeds of the sale distributable to holders of the notes are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

               o the indenture trustee determines, in complete reliance on investment banking or accounting firm certifications, that the trust estate would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the required holders.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of liquidation of the pledged revenues will be in the order of priority described in the prospectus supplement for your class of notes.

         If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. A majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Additionally, a majority of the noteholders may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

         Unless otherwise provided in your prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

               o the holder previously has given to the indenture trustee written notice of a continuing event of default;

               o the holders of not less than 25% in principal amount of the outstanding notes make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

               o the holder or holders offer the indenture trustee reasonable indemnity;

               o the indenture trustee has for 60 days failed to institute the proceeding; and

               o no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding notes.

          In addition, the indenture trustee and you, by accepting the notes, will covenant that they will not at any time institute against the sponsor, the seller, the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          Neither the indenture trustee nor the owner trustee in its individual capacity, nor the sponsor, the seller, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the owner trust contained in the indenture.

OWNER TRUST COVENANTS

          Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

               o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

               o the entity expressly assumes the owner trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

               o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

               o the rating agencies advise the owner trustee that the rating of the notes then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

               o the owner trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and

               o the owner trust or the person, if other than the owner trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to the consolidation or merger.

          Each owner trust will not, among other things:

               o except as expressly permitted by the related indenture or trust agreement, transfer any of the assets of the owner trust;

               o claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the bankruptcy code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the owner trust;

               o    dissolve or liquidate in whole or in part;

               o permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

               o except as expressly permitted in the indenture, the pooling and servicing agreement or the trust agreement, permit any lien or claim to burden any assets of the owner trust.

         No owner trust may engage in any activity other than as specified above under "THE OWNER TRUSTS." Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

ANNUAL COMPLIANCE STATEMENT

         Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

               o its eligibility and qualification to continue as indenture trustee under the related indenture,

               o    any amounts advanced by it under the indenture,

               o the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity,

               o the property and funds physically held by the indenture trustee and

               o any action taken by it that materially affects the notes and that has not been previously reported.


SATISFACTION AND DISCHARGE OF INDENTURE

         The discharge of an indenture will occur with respect to the collateral securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

THE INDENTURE TRUSTEE

         The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, in which event the depositor or the sponsor will be obligated to appoint a successor trustee. The owner trust may also remove an indenture trustee

               o if the indenture trustee ceases to be eligible to continue to serve under the indenture,

               o if the indenture trustee becomes subject to bankruptcy proceedings, or

               o    if the indenture trustee becomes incapable of acting.

In these circumstances, the owner trust will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

         The following summarizes the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of notes will be filed with the Securities and Exchange Commission following the sale of those notes. This summary describes terms expected to be common to each pooling and servicing agreement, but the sponsor does not intend this summary to be complete. This summary is subject to the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement. You should read the form of the pooling and servicing agreement filed as noted above.

TRANSFER OF CONTRACTS AND EQUIPMENT

         Prior to the offering of a series of notes, the seller may have sold contracts to the depositor for deposit into a trust used in connection with temporary financing arrangements. The depositor may reacquire some or all of these contracts for deposit into the owner trust in connection with the offering and sale of a particular series of notes. On or before the applicable closing date, the seller will transfer to the depositor under one or more purchase agreements all of its interest in the following:

               o the contracts, its security interest in the related equipment and the related equipment,

               o the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer, but excluding any scheduled payments due on or after, but received prior to, the transfer date,

               o all rights under insurance policies maintained on the equipment under the contracts,

               o    all documents contained in the files and

               o    all proceeds derived from any of the above.

         Under the pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the owner trust:

               o all of its rights in the contracts and rights in the equipment and other rights listed above, except that in the case of leased equipment, the depositor will typically retain ownership of the equipment, any rights to payments made or attributable to the leased equipment upon expiration of the related lease contract, of contract prepayments and liquidation proceeds allocable to the depositor under the pooling and servicing agreement and of any portion of the purchase amount attributable to the book value of the leased equipment, other than any guaranteed residual investment;

               o all funds on deposit from time to time in the trust accounts; and

               o    all its rights under the purchase and sale agreement.

         Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all related documents. To facilitate servicing and save administrative costs, the documents often will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting:

               o the transfer of the contracts and the equipment by the originators, other than the seller, to the seller,

               o the transfer of the contracts and the equipment by the seller to the depositor and, as applicable by any temporary financing trust to the depositor,

               o    the transfer by the depositor to the owner trust, and

               o    the pledge by the owner trust to the indenture trustee.

         The originators' accounting records and computer systems will also reflect these assignments and this pledge.

COLLECTIONS ON CONTRACTS

         The applicable indenture trustee will maintain a collection account, into which the servicer will deposit the following amounts no later than, unless otherwise set forth in your prospectus supplement, the second business day after their processing:

               o    all scheduled payments made under the contracts;

               o all prepayments, excluding any portion which your prospectus supplement states is allocable to the depositor;

               o amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

               o all payments made by the seller under the pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under "THE CONTRACTS -- REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER," excluding, in the case of a lease contract, any portion which your prospectus supplement states is allocable to the depositor; and

               o the amount paid by the depositor to purchase the contracts, as described under "DESCRIPTION OF THE NOTES AND INDENTURE."

          So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the required remittances to the collection account net of its servicing fees.

         The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

          The servicer will pay to the depositor all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor.

REVOLVING PERIOD

          The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent leases during a specified period rather than used to distribute payments of principal to noteholders during that period. These notes would then possess an interest only period, also commonly referred to as a "revolving period", which will be followed by an "amortization period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes.

SERVICING

          Your prospectus supplement will identify the servicer for your trust. The servicer will be obligated under each pooling and servicing agreement to service the contracts typically with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of the servicing responsibilities.

          The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the equipment's fair market value. The servicer may choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In these cases, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of the equipment, less liquidation expenses, and the servicer will be entitled to all subsequent payments in respect of the equipment. Any amounts the servicer pays will constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under "DESCRIPTION OF THE NOTES AND INDENTURE -- LIQUIDATION AND INSURANCE PROCEEDS."

          The servicer is, unless otherwise set forth in your prospectus supplement, responsible for:

               o reviewing and certifying that the contract files are complete;

               o monitoring and tracking any property and sales taxes to be paid by obligors;

               o    billing, collecting, and recording payments from obligors;

               o communicating with and providing billing records to obligors;

               o    depositing funds into the collection account;

               o receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

               o issuing reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

               o repossessing and remarketing of equipment following obligor defaults; and

               o paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

         The servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related equipment. The servicer is entitled to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to the expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. The servicer is permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that an extension is necessary to avoid a termination and liquidation of the contract and will maximize the amount to be received by the owner trust under the contract. The servicer is permitted to agree to modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

         PREPAYMENTS

         The servicer may allow a prepayment of any lease contract, but only if the amount paid or, in the case of a partial prepayment, the sum of its prepayment and the remaining contract principal balance, is at least equal to the required payoff amount of the contract.

         EVIDENCE AS TO COMPLIANCE

         Annually, the servicer must deliver to the indenture trustee a report from a nationally recognized accounting firm stating that the accounting firm has audited the financial statements of the servicer or its parent and issued an opinion on those financial statements and that the accounting firm has examined and provided a report as to statements of the servicer concerning the servicer's controls over the servicing of:

               o    equipment contracts,

               o    installment sales contracts,

               o    promissory notes,

               o    loan and security agreements and

               o other similar types of receivables under servicing agreements substantially similar one to another.


         MATTERS REGARDING THE SERVICER

         The servicer may not resign from its obligations under a pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of an event of termination as discussed below.

         The servicer typically must maintain an insurance policy or financial guarantee bond in customary form covering errors and omissions by the servicer.

         SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Compensation to the servicer will include a monthly fee equal:

               o to the product of one-twelfth of a percentage per annum specified in your prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period, or

               o in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the cut-off date,

               plus any

               o    late fees,

               o    late payment interest,

               o    documentation fees,

               o insurance administration charges, other administrative fees and any extension fees collected with respect to the contracts during the prior collection period and investment earnings on collections prior to deposit of these amounts in the collection account.

The servicer will pay all expenses incurred by it in connection with its activities under the pooling and servicing agreement and, unless otherwise set forth in your prospectus supplement, the annual fees and expenses of the owner trustee as indenture trustee in connection with the notes. The servicer is authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

         EVENTS OF TERMINATION

         An event of termination under a pooling and servicing agreement will occur if:

               o the servicer fails to make any required payment or deposit and the failure continues for five business days after notice from the indenture trustee or discovery by the servicer;

               o the servicer fails to observe in any material respect any agreements of the servicer set forth in the pooling and servicing agreement and the failure (1) materially and adversely affects the rights of the owner trust, the equity certificate holder or you, and (2) continues unremedied for 30 days after written notice to the servicer;

               o events of bankruptcy or insolvency occur with respect to the servicer; or

               o any representation, warranty or statement of the servicer made under the pooling and servicing agreement is incorrect in any material respect, and (1) has a material adverse effect on the owner trust or holders of the notes, and (2) continues uncured for 30 days after the acquiring of written notice.

         RIGHTS UPON EVENT OF TERMINATION

         If an event of termination remains unremedied, the indenture trustee may, and at the written direction of the required majority of the noteholders, which shall be the same as that required for amendment of the pooling and servicing agreement, See "AMENDMENT" below, shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. A successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement. The successor servicer will be entitled to similar compensation arrangements, except that any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations. A majority of the noteholders may waive any default by the servicer under the pooling and servicing agreement and its consequences.

AMENDMENT

         The parties may amend any pooling and servicing agreement:

               o    to cure any ambiguity,

               o to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision, or

               o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement but only if the amendment will not adversely affect in any material respect the interests of the noteholders.

         Any pooling and servicing agreement may also be amended in any respect by the parties with the consent of the required majority of the noteholders determined as described in the prospectus supplement for your notes, except that no amendment

               o that reduces the amount or changes the timing of any contract collections on any contracts or payments required to be distributed on any note,

               o that changes the interest rate on any note, that adversely affects the priority of payment of principal or interest to noteholders or

               o that reduces the noteholder percentage required to consent to these amendments or any waiver under the pooling and servicing agreement,

may be effective without the consent of the holder of each note. Also, an amendment under the foregoing sentence will not be effective unless each rating agency confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the notes.

                  CERTAIN LEGAL MATTERS AFFECTING THE CONTRACTS

          To the extent provided in your prospectus supplement, certain of the contracts are "chattel paper", "general intangibles" and "accounts" as defined in the Uniform Commercial Code, or the UCC, in effect in the applicable state. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in your prospectus supplement, the depositor will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. The servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the trust's interests in such contracts and their proceeds.

THE SECURITY INTEREST IN THE EQUIPMENT

          The seller will convey the seller's interest in the equipment to the depositor. The depositor will convey such security interest in the equipment to the trust. UCC financing statements will not be filed to perfect any security interest in the equipment unless otherwise specified in your prospectus supplement. Moreover, in the event of the repossession and resale of equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the servicer on behalf of the trust.

          In the event of a default by the lessee, the servicer on behalf of the trust may take action to enforce such defaulted contract by repossession and resale of the leased equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

          In the event of a default by the lessee, some jurisdictions require that the lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

          The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each pooling and servicing agreement may require the servicer to sell promptly any repossessed item of equipment, reacquire such equipment, re-lease such equipment for the benefit of the noteholders or take such other action as specified in your prospectus supplement.

          Under most state laws, a lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

          In addition, because the market value of the equipment of the type financed pursuant to the contracts generally declines with age and because of obsolescence, the net disposition proceeds of leased equipment at any time during the term of the lease may be less than the outstanding balance on the contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased equipment superior to those of the trust, the servicer may not be able to recover the entire amount due on a defaulted contract in the event that the servicer elects to repossess and sell such leased equipment at any time.

          Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the servicer's repossession and sale of the leased equipment is found to be a retention discharging the lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the lessee for the shortfall, but a defaulting lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

          Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a lessee, various provisions of the Bankruptcy Code of 1978 and related laws may interfere with or eliminate the ability of the servicer or the trustee to enforce its rights under the contracts. If bankruptcy proceedings were instituted in respect of a lessee, the trustee could be prevented from continuing to collect payments due from or on behalf of such lessee or exercising any remedies assigned to such trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the lessee to use or dispose of the leased equipment and provide the trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

          In addition, certain of the contracts may be leased by the seller to governmental entities. Payment by governmental authorities of amounts due under such contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in your prospectus supplement may limit collections with respect to certain governmental contracts.

          These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of equipment, may limit the amount realized on the sale of the collateral to less than the amount due on the related contract.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. The discussion that follows constitutes the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the sponsor, and is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.

          The following does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. Additionally, this summary does not include some of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors, such as dealers in securities. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, THE SPONSOR SUGGESTS THAT YOU CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

          This summary of material federal income tax matters is divided into two parts. The first part describes the classification of the notes as debt and the treatment of the trust as a pass-through entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. Under the caption "GENERAL TAX TREATMENT OF NOTEHOLDERS" is a description of the tax consequences for what is expected to be the typical investment situation. The description of "GENERAL TAX TREATMENT OF NOTEHOLDERS" provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated notes for investment at a purchase price equal to the principal amount of the notes plus accrued interest, if any. There are a variety of technical tax rules which can be expected to apply only to particular types of investors or in particular special circumstances. Those rules and the investors and circumstances to which they apply are separately described under the caption "SPECIAL TAX RULES." THE SPONSOR SUGGESTS THAT YOU CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE.

CLASSIFICATION OF THE NOTES AND THE TRUST

          Under existing federal income tax law each trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be treated as indebtedness. In rendering these opinions Stroock & Stroock & Lavan LLP has assumed that the terms of the various documents relating to the issuance of the notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a note, that the trust and the investors in the notes treat the notes as indebtedness for federal income tax purposes. The opinion of Stroock & Stroock & Lavan LLP does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court or of a contrary position by the Internal Revenue Service or Treasury Department in regulations or rulings issued in the future.

          Although it is the opinion of Stroock & Stroock & Lavan LLP that the trust will not be treated as an association or publicly traded partnership taxable as a corporation and the notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that this characterization of the trust or the notes will prevail. If, contrary to the opinion of Stroock & Stroock & Lavan LLP, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, the trust might be classified as a publicly traded partnership taxable as a corporation. If the trust were classified as a publicly traded partnership taxable as a corporation, the trust would be subject to United States federal income tax on its net income. An imposition of a corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the notes. Alternatively, if the trust were classified as a partnership, other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United States federal income tax. Instead, holders of notes that were determined to be equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions. This treatment may have adverse federal income tax consequences for some noteholders. For example:

               (1) income to some tax-exempt entities, including pension funds, may constitute "UNRELATED BUSINESS TAXABLE INCOME,"

               (2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements,

               (3) individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and

               (4) income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the trust or any particular noteholder's method of tax accounting.

         The discussion that follows assumes that the notes will be treated as indebtedness for federal income tax purposes.

GENERAL TAX TREATMENT OF NOTEHOLDERS

         PAYMENTS OF INTEREST. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.

         SALE OR OTHER DISPOSITION OF A NOTE. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income, i.e., up to 39.6%. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of these capital losses which can be deducted.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than noteholders who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate, Form W-9, containing the noteholder's:

               o    name,

               o    address,

               o    correct federal taxpayer identification number, and

               o a statement that the noteholder is not subject to backup withholding.

Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld 31% of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

SPECIAL TAX RULES

         SPECIAL TYPES OF INVESTORS. The reference to United States citizens or residents in the description of "GENERAL TAX TREATMENT OF NOTEHOLDERS" set forth above applies not only to individuals but also to any investor who is:

               (1) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision of the United States,

               (2) an estate the income of which is subject to United States federal income taxation regardless of its source, or

               (3) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

         Any investor which is not a United States citizen or resident should review the summary below for investment in notes by foreign persons. Also, neither the description of "GENERAL TAX TREATMENT OF NOTEHOLDERS" above nor this discussion of "SPECIAL TAX RULES" describes tax consequences to special classes of investors, including investors who are:

               o    dealers in securities or currencies,

               o    persons holding notes as a part of a hedging transaction,

               o    certain financial institutions, or

               o    insurance companies.

Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" does not describe tax consequences for those types of investors.

          PURCHASE AT A DISCOUNT. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its "stated redemption price at maturity" will generally be considered to have purchased the note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

          In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold.

          If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using the constant yield method, i.e., the original issue discount method. Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, which has a maximum tax rate of 39.6%, rather than long term capital gain maximum tax rate of 20%.

          If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of, the investor can file an election to do so. This election would apply to all of the investor's debt investments acquired in or after the taxable year in which the notes are acquired and not just to the notes.

          Limitations imposed by the federal tax law which are intended to match deductions with the taxation of income may defer deductions for interest paid by an investor on indebtedness incurred or continued, or short sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

          Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

          In general, if the amount of original issue discount or market discount would be less than 1/4th of one percent of the note's principal or other stated redemption price at maturity, the investor can disregard the original issue discount or market discount rules.

          PURCHASE AT A PREMIUM. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the note. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

          If an investor purchases in a secondary market transaction a note which was originally issued with original issue discount for an amount which is less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price, I.E., the original issue price plus any accrued original issue discount as those terms are described above, the excess is referred to for tax purposes as "acquisition premium." The investor would be permitted to reduce the daily portions of original issue discount the investor would otherwise include in income by an amount corresponding to the ratio of (1) the excess of the investor's purchase price for the note over the adjusted issue price of the note as of the purchase date to (2) the excess of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

          ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. An investor may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading "PURCHASE AT A DISCOUNT" with modifications described below. For purposes of this election, interest includes:

               o    qualified stated interest,

               o    original issue discount,

               o    DE MINIMIS original issue discount,

               o    market discount,

               o    DE MINIMIS market discount, and

               o    unstated interest,

as adjusted by any amortizable bond premium or acquisition premium.

          In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing investor's adjusted basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisition by the electing investor, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Investors should consult with their own tax advisors as to the effect in their circumstances of making this election.

          FOREIGN INVESTORS. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

               (1) a citizen or resident of the United States,

               (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision of the United States,

               (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

               (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

         Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership. Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement Form W-8, that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If the foreign investor fails to satisfy these requirements so that interest on the investor's Notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form 1001. This form is also effective for three years.

         The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that

               (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor and

               (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

         If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form 4224 is furnished to the paying agent. Form 4224 is effective for only one calendar year. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "EFFECTIVELY CONNECTED EARNINGS AND PROFITS" for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

         Regardless of when a foreign investor acquired a note, Treasury Regulations which will become effective for note payments made after December 31, 2000 may change reporting requirements for certain withholding agents.

         If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

STATE AND LOCAL TAX CONSEQUENCES

         Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the notes and no opinions of counsel have been obtained regarding state tax matters. ACCORDINGLY, THE SPONSOR RECOMMENDS THAT YOU CONSULT YOUR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended, imposes specific requirements on employee benefit plans subject to ERISA and prohibits some transactions between ERISA-regulated plans and persons who are "PARTIES IN INTEREST," as defined under ERISA, with respect to assets of these plans. Section 4975 of the Internal Revenue Code prohibits a similar set of transactions between specified plans or individual retirement accounts and persons who are "DISQUALIFIED PERSONS," as defined in the Internal Revenue Code, with respect to Internal Revenue Code-regulated plans. Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of the plans may be invested in the notes, subject to the provisions of other applicable federal and state law, including Section 503 of the Internal Revenue Code.

         Investments by ERISA-regulated plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments comply with the terms of the documents governing the ERISA-regulated plan. Before investing in the notes, an ERISA- regulated plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA plan.

PROHIBITED TRANSACTIONS

         In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest and disqualified persons with respect to plans subject to those sections from engaging in some transactions involving the plans or plan assets of the plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code of 1986, as amended and Sections 502(i) and 502(1) of ERISA provide for the imposition of excise taxes and civil penalties on persons that engage or participate in prohibited transactions. The

               o    originators,

               o    sponsor,

               o    depositor,

               o    underwriters,

               o    servicer,

               o    indenture trustee or

               o    owner trustee,

or their affiliates may be considered or may become parties in interest or disqualified persons with respect to a plan. If so, the acquisition or holding of the notes by, on behalf of or with plan assets of the plan may be considered to give rise to a prohibited transaction within the meaning of ERISA and/or
Section 4975 of the Internal Revenue Code, unless an administrative exemption described below or some other exemption is available.

         The notes may not be purchased with the assets of a plan if the originators, sponsor, the depositor, the underwriters, the servicer, the indenture trustee, or the owner trustee or any of their affiliates either;

               (a) has discretionary authority or control with respect to the investment or management of the assets: or

               (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the assets under an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular needs of the plan; or

               (c) is an employer of employees covered under the plan unless the investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

         Depending on the relevant facts and circumstances, some prohibited transaction exemptions may apply to the purchase or holding of the notes -- for example,

               o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts transactions effected on behalf of a plan by an in-house asset manager;

               o PTCE 95-60, which exempts transactions between bank collective investment funds and parties in interest;

               o PTCE 91-38, which exempts transactions between bank collective investment funds and parties in interest;

               o PTCE 90-1, which exempts transactions between insurance company pooled separate accounts and parties in interest; or

               o PTCE 84-14, which exempts transactions effected on behalf of a plan by a qualified professional asset manager.

There can be no assurance that any of these exemptions will apply with respect to any plan's investment in the notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

         Due to the complexity of these rules and the penalties imposed, any fiduciary or other plan investor who proposes to invest assets of a plan in the notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Internal Revenue Code of doing so.

                              RATINGS OF THE NOTES

         The owner trust will not sell notes of a series unless one or more nationally recognized rating agencies rate the notes of that series in a rating category that signifies investment grade. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes so qualified, reduced or withdrawn.

         The rating of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the notes do not address the likelihood of payment of principal on any class of notes prior to the stated maturity date of the notes, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

                                 USE OF PROCEEDS

         The proceeds from the sale of the notes of each series, after funding a portion of the cash collateral account or other form of credit enhancement for the series and paying the expenses of the sponsor, will be used to pay the purchase price due to the depositor.

                              PLAN OF DISTRIBUTION

         The sponsor or the owner trust may sell notes to or through underwriters at the prices set forth in your prospectus supplement or in negotiated transactions at varying prices, and also may sell notes directly to other purchasers or through agents. The sponsor intends to offer the notes through these various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of notes may be made through a combination of these methods.

         The underwriters will be obligated to purchase all of the notes described in your prospectus supplement if any such notes are purchased. The place and time of delivery for your notes will be set forth in your prospectus supplement.

         The sponsor, the originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

         Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

         If and to the extent required by applicable law or regulation, this prospectus and your prospectus supplement will also be used by the underwriters after the completion of the offering for market-making transactions in the notes. Sales will be made at negotiated prices determined at the time of sales.

         If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the notes in which the underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

         Stroock & Stroock & Lavan LLP or other counsel specified in your prospectus supplement, will provide a legal opinion relating to the notes in its capacity as special counsel to the sponsor and the underwriters. Other legal matters for underwriters will be passed upon by counsel to underwriters.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy the reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:

         New York Regional Office       Chicago Regional Office
         Seven World Trade Center       Citicorp Center
         Suite 1300                     500 West Madison Street, Suite 1400
         New York,  NY  10048           Chicago,  IL  60661

          Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

          The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. The information that the sponsor incorporates by reference is considered to be part of this prospectus, and later information that the sponsor files with the Securities and Exchange Commission will automatically update and supersede this information.

          All documents filed by the servicer, on behalf of a respective owner trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes will be incorporated by reference into this prospectus.

          If you are a beneficial owner of the notes to whom a prospectus has been delivered, the sponsor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The sponsor will provide this information at no cost to you. Please address requests to: ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Telephone No. (704) 365-0569.

                                 INDEX OF TERMS

Collection Account.............................................35
Distribution Account...........................................35
DTC............................................................36
ERISA..........................................................64
excluded residual investment...................................24 guaranteed residual investment.................................24
Material modification..........................................32
PTCE...........................................................65
Qualified institution..........................................35 true lease......................................................9
Trust Account..................................................35

                        SUBJECT TO COMPLETION, [ ], 2000

                 PROSPECTUS SUPPLEMENT (to prospectus date [ ])

                               $[ ] (APPROXIMATE)

                              ACE SECURITIES CORP.
                           STUDENT LOAN TRUST [ ]-[ ]
                     FLOATING RATE ASSET-BACKED SENIOR NOTES

                                     [     ]
                                     SELLER

                    The trust will issue the following notes:

-------------------------------------------------------------------------------
     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

     For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

     The notes will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

     This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
-------------------------------------------------------------------------------

                                                                            PROCEEDS
            ORIGINAL     INSURANCE                                           TO THE
            PRINCIPAL      RATE        MATURITY   PRICE TO   UNDERWRITING   DEPOSITOR
             AMOUNT     (PER ANNUM)      DATE(1)   PUBLIC        DISCOUNT     (2)

Per        $[    ]      Three-Month    [     ]    [     ]%      [ ]%          [   ]%
Class                   LIBOR
A-1 Note                plus
                        ----%
                        annually,
                        subject
                        to an
                        interest
                        rate cap

Per        $[   ]       Three-Month    [     ]    [     ]%      [ ]%          [   ]%
Class                   LIBOR
A-2 Note                plus
                        ----%
                        annually,
                        subject
                        to an
                        interest
                        rate cap
Total      $[   ]       $[    ]        $[    ]    $[    ]       $[ ]          $[  ]

(1)  The quarterly payment date of [     ] and [     ], as applicable.
(2)  Plus accrued interest, if any, from the date of initial issuance.

     The sources for payment of the senior notes are a pool of education loans originated under the Federal Family Education Loan Program to students and parents of students, substantially all of which are guaranteed by [ ] , held by the trust, cash, held by the trust and an interest rate swap.

     The senior notes will be delivered in book-entry form only through The Depository Trust Company, Clearstream, Luxembourg, societe anonyme and the Euroclear System on or about [ ] against payment in immediately available funds.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  UNDERWRITER:
                            DEUTSCHE BANC ALEX. BROWN


                  The date of this prospectus supplement is [ ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

          We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

          IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                        --------------------------------

          Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                        --------------------------------

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Summary of terms.....................................
Risk Factors.........................................
Formation of the Trust...............................
The Seller and the Servicer..........................
The Financed Student Loan Pool.......................
Description of the Notes.............................
Description of the Transfer and Servicing Agreements.
Federal Family Education Loan Program................
Certain Federal Income Tax and State Tax Consequences
ERISA Considerations.................................
Underwriting.........................................
Legal Matters........................................
Reports to Securityholders...........................
Forward Looking Statements...........................
Annex I..............................................
Index of Principal Terms.............................
Exhibit A...........................................

                                   PROSPECTUS

Risk Factors.........................................
Formation of the Trusts..............................
The Depositor........................................
Use of Proceeds......................................
the Seller and the Servicer..........................
The Student Loan Pools...............................
The Student Loan Financing Business..................
Weighted Average Life of the Securities..............
Pool Factors and Trading Information.................
Description of the Notes.............................
Description of the Certificates......................
Certain Information Regarding the
     Securities......................................
Description of the Transfer and
     Servicing Agreements............................
Certain Legal Aspects of the Student
     Loans...........................................
Certain Federal Income Tax
     Consequences....................................
Certain State Tax Consequences.......................
ERISA Considerations.................................
Plan of Distribution.................................
Legal Matters........................................
Available Information................................
Incorporation of Certain Documents by
     Reference.......................................
Index of Principal Terms.............................

                                SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

PRINCIPAL PARTIES

     THE TRUST
     o    ACE Securities Corp. Student Loan Trust [     ]-[  ]

     THE DEPOSITOR
     o    ACE Securities Corp.

     THE SELLER AND ADMINISTRATOR
     o    [    ]

     THE SERVICER
     o    [    ]

     THE ELIGIBLE LENDER TRUSTEE
     o    [    ]

     THE INDENTURE TRUSTEE
     o    [    ]

     THE SWAP COUNTERPARTY
     o    [    ]

DATES

QUARTERLY PAYMENT DATES

Payments on the senior notes will be made to you on the 28th day of each January, April, July and October. If the 28th is not a business day, payments will be made to you on the next business day. The first quarterly payment date is [ ].

CUTOFF DATE

[ ]. The trust will receive payments made on the related student loans on and after this date.

CLOSING DATE

On or about [    ].

DESCRIPTION OF THE SECURITIES

The Trust is offering the following student loan floating rate asset-backed senior notes pursuant to this prospectus:

     o    Class A-1 Notes in the aggregate principal amount of $[ ]; and

     o    Class A-2 Notes in the aggregate principal amount of $[ ].

The trust is also issuing $[ ] aggregate principal amount of floating rate asset-backed subordinate notes. The trust is not offering the subordinate notes pursuant to this prospectus.

The trust will issue the senior notes in book-entry form in minimum denominations of $1,000 and in multiples of $1,000 in excess of $1,000.

You may hold your senior notes through The Depository Trust Company, Clearstream, Luxembourg or the Euroclear System.

INTEREST PAYMENTS

The note rate for each class of senior notes is specified on the cover page of this prospectus supplement. The interest rate on a class of senior notes is subject to an interest rate cap. Interest with respect to the senior notes will be calculated on the basis of the actual number of days elapsed in the related quarterly interest period and a 360-day year.

The first step in computing the interest rate cap for any quarterly interest period is to determine the percent equivalent of (1) the sum of expected interest collections and any net trust swap receipt less any net trust swap payment, the administration fee and the servicing fee divided by (2) the aggregate principal amount of the notes as of the last day of this quarterly interest period. The servicer determines the interest rate cap by multiplying the percent obtained in the preceding sentence by 365 (or 366 in the case of a leap year) and then dividing it by the number of days in the related quarterly interest period.

Expected interest collections equal the sum of:

     o the amount of interest accrued on the student loans, net of any monthly rebate fees and other amounts required to be remitted to the Department of Education;

     o    all interest subsidy payments and special allowance payments accrued;
          and

     o    specified investment earnings.

Since your senior notes are subject to an interest rate cap, you may not receive interest on your senior notes at the applicable note rate. The difference between interest payable at the note rate and interest actually paid to you on a quarterly payment date may be paid to you on a future quarterly payment date. The ratings of the notes do not address the likelihood of the payment to you of any these amounts.

PRINCIPAL PAYMENTS

No principal will be paid to you prior to the end of the revolving period. The revolving period will begin on the date the senior notes are issued and will end [ ] (or earlier as described in this prospectus supplement). Following the end of the revolving period, principal will be paid on the senior notes on each quarterly payment date in an amount generally equal to the principal collections with respect to the related student loans for the preceding quarterly period until the senior notes have been paid in full.

Principal payments on the senior notes generally will be made to the holders of the senior notes sequentially. No principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal will be paid on the subordinate notes until the senior notes have been paid in full.

An exception to this rule is that following a default under the indenture and the acceleration of the notes, principal will be paid first on a pro rata basis, to each class of senior notes until they have been paid in full, and second, to the subordinate notes until they have been paid in full.

PRIORITY OF PAYMENTS

On each quarterly payment date, the indenture trustee will make the following distributions to the extent of available funds:

     o    to the servicer and administrator, specified fees;

     o pro rata, to the senior noteholders, interest and to the swap counterparty, any net swap payment;

     o    to the subordinate noteholders, interest;

     o following the termination of the revolving period to the senior noteholders, principal; and

     o    to the reserve account, remaining funds.

Any shortfalls in funds available to make interest and principal distributions required to be made on the notes on a quarterly payment date may be paid on future quarterly payment dates.

FINAL MATURITY DATES

To the extent not previously paid prior to these dates, the unpaid principal amount of each class of senior notes will be payable in full on the final maturity date listed on the cover page of this prospectus supplement.

AUCTION SALE

Any student loans remaining in the trust as of the end of the collection period immediately preceding the [ ] quarterly payment date will be offered for sale. The proceeds of any sale will be used to redeem your senior notes. The auction price must at least equal the unpaid principal amount of the notes, plus accrued and unpaid interest thereon.

OPTIONAL REDEMPTION

Any notes that remain outstanding on any quarterly payment date on which [ ], or an assignee of [ ], exercises its option to purchase all of the assets of the trust will be prepaid in whole at the applicable redemption price on this quarterly payment date. The redemption price for any class of notes will equal the unpaid principal amount of that class, plus accrued and unpaid interest thereon. The redemption price may not include payment of all interest that you did not receive as a result of the interest rate cap. Neither [ ] nor its assignee may exercise this option until the unpaid principal amount of the senior notes and the subordinate notes is less than or equal to 20% of the initial unpaid principal amount of the senior notes plus the subordinate notes.


TRUST PROPERTY


The primary property of the trust will include:

     o    the student loans;

     o all amounts collected on the student loans on or after the cutoff date; (net of interest accrued prior to the cutoff date);

     o    amounts on deposit in the accounts of the trust; and

     o    the interest rate swap.

THE INITIAL FINANCED STUDENT LOANS

The student loans consist of specified guaranteed education loans to students and parents of students made under the Federal Family Education Loan Program. All of the student loans are reinsured by the Department of Education. The student loans to be transferred by [ ] to the trust on the closing date have the following characteristics as of [ ]:

     o     Aggregate principal amount:              $[    ]
     o     Weighted average original term:          [    ] mths
     o     Weighted average remaining term:         [    ] mths
     o     Stafford Loans (%):                      [    ]%
     o     Federal Consolidation Loans (%):         [    ]%
     o     PLUS Loans (%):                          [    ]%
     o     SLS Loans (%):                           [    ]%
     o     Percent guaranteed by [    ]:            [    ]%

ADDITIONAL STUDENT LOANS; REVOLVING PERIOD

From time to time after the closing date and before the earlier of the occurrence of an early amortization event and [ ], the trust will acquire additional student loans. The trust will purchase additional student loans from collections received on the student loans owned by the trust that are not used to cover specified fees and expenses of the trust, distributions on the notes, deposits to the reserve account and payments due to the swap counterparty.

ADDITIONAL STUDENT LOANS; SERIAL LOANS

Following the earlier of the occurrence of an early amortization event and [ ], the trust may acquire additional student loans relating to borrowers with student loans already owned by the trust. The trust will purchase additional student loans from collections received on the student loans owned by the trust that are not used to cover specified fees and expenses of the trust, distributions on the notes, deposits to the reserve account and payments due to the swap counterparty.

THE COLLECTION ACCOUNT

On the closing date, the depositor will make an initial deposit of $[ ] into the collection account.

CREDIT ENHANCEMENT

The credit enhancement for the senior notes will consist primarily of the following:

     o    reserve account; and
     o    subordination of the subordinate notes.

THE RESERVE ACCOUNT

The depositor will establish a reserve account with the indenture trustee. Funds on deposit in the reserve account on each quarterly payment date will be available to cover shortfalls in distributions of interest and principal on the senior notes to the extent described in this prospectus supplement. The reserve account will be funded as follows:

     o On the closing date, the depositor will make an initial deposit of $[ ] into the reserve account.

     o On each quarterly payment date, any available funds remaining after making all prior distributions required to be made, will be deposited into the reserve account.

Amounts in the reserve account on any quarterly payment date (after giving effect to all distributions to be made on this date) in excess of the specified reserve account balance will be released to [ ] or an affiliate. The specified reserve account balance for any quarterly payment date will be the greater of
(1) [ ]% of the outstanding principal balance of the notes and (2) $[ ].

SUBORDINATION OF THE SUBORDINATE NOTES

The subordination of the subordinate notes to the senior notes as described in this prospectus supplement will provide additional credit enhancement for the senior notes. Any losses on the student loans not covered by other forms of credit enhancement will be allocated to the subordinate notes before being allocated to the senior notes.

INTEREST RATE SWAP

The trust and the swap counterparty have entered into an interest rate swap. Unless terminated earlier, the interest rate swap will terminate on the [ ] quarterly payment date. The trust will owe the swap counterparty a net swap payment when (1) the weighted average discount rate per annum for direct obligations of the United States with a maturity of 13 weeks plus a specified percentage is greater than (2) the London interbank offered rate for deposits in U.S. dollars having a maturity of three months. The swap counterparty will owe the trust a net swap receipt when the calculation described in the immediately preceding sentence is negative.

The amount of a net swap payment or a net swap receipt is the product of the difference in the rates described in clause (1) and clause (2) above and the interest rate swap's scheduled notional amount.

The scheduled notional amount for any quarterly payment date will be the lesser of (1) the outstanding principal balance of the notes and (2) the amounts set forth in Exhibit A to this prospectus supplement. The depositor expects the scheduled notional amount for any quarterly payment date to initially equal approximately [ ]% of the then outstanding principal balance of the senior notes and the subordinate notes. However, following the closing date, the depositor may agree with the swap counterparty to cause the scheduled notional amount to equal the outstanding principal balance of the notes.

While the interest rate swap is in effect, it will reduce, but not eliminate, the risk that a note rate will be determined by the interest rate cap.

TAX STATUS

Stroock & Stroock & Lavan LLP, special federal income tax counsel to the depositor, is of the opinion that (1) the trust will not be treated as an association or a publicly traded partnership taxable as a corporation and (2) the senior notes will be characterized as indebtedness for federal income tax purposes. Each noteholder, by accepting a senior note, will agree to treat the senior notes as indebtedness.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," the senior notes are eligible for purchase by employee benefit plans.

RATINGS

At least two nationally recognized rating agencies must each rate the senior notes in the highest long-term rating category.

                                  RISK FACTORS

          THE FOLLOWING INFORMATION,W HICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES.

YOU MAY HAVE DIFFICULTY SELLING
  YOUR NOTES..........................  The senior notes will not be listed on any securities exchange. As a result, if you want to sell your senior notes you must locate a purchaser that is willing to purchase those notes. The underwriters intend to make a secondary market for the senior notes. The underwriters will do so by offering to buy the senior notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the senior notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities (i.e., there has been a lack of liquidity), and there may be these times in the future. As a result, you may not be able to sell your senior notes when you want to do so or you may not be able to obtain the price that you wish to receive.

THE TRUST HAS LIMITED ASSETS TO
  MAKE PAYMENTS ON
  YOUR NOTES..........................  The trust does not have, nor is it permitted or expected to have, any
                                        significant assets or sources of funds
                                        other than the student loans (and the
                                        related guarantee agreements), the
                                        reserve account and the interest rate
                                        swap. The notes represent obligations
                                        solely of the trust and will not be
                                        insured or guaranteed by any entity.
                                        Consequently, you must rely for
                                        repayment upon payments with respect to
                                        the student loans and amounts on deposit in the reserve account. Monies to be deposited in the reserve account are limited in amount and will be reduced, subject to a specified minimum, as the aggregate principal amount of the notes is reduced. If the reserve account is exhausted, the trust will depend solely on payments with respect to the student loans to make payments on the notes and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor, the seller, [ ] or the servicer from time to time. Neither Deutsche Banc Alex. Brown nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any notes.

YOU MAY EXPERIENCE LOSSES ON YOUR
  INVESTMENT RESULTING FROM
  PRINCIPAL BALANCE OF NOTES
  EXCEEDING POOL BALANCE..............  As of the closing date, the aggregate principal amount of the senior notes and subordinate notes will be equal to approximately [ ]% of the sum of the outstanding principal balance of the student loans as of the cutoff date and the amount deposited by the depositor in the reserve account and the collection account on the closing date. During the revolving period, any collections on the student loans that are not used to cover specified fees and expenses of the trust, distributions on the notes, deposits to the reserve account or payments to the swap counterparty will be deposited in the collateral reinvestment account. The trust will apply amounts in the collateral reinvestment account to increase the outstanding principal balance of the student loans. If the outstanding principal balance of the student loans at the end of the revolving period does not equal the aggregate principal amount of the senior notes and subordinate notes, amounts in the collateral reinvestment account will be used to pay principal on the notes.

                                        You may experience losses to the extent
                                        that excess interest collections are
                                        insufficient to cause the outstanding
                                        principal balance of the student loans
                                        to equal the aggregate principal amount
                                        of the senior notes and subordinate
                                        notes. The occurrence of any of the
                                        following will increase the likelihood
                                        of an insufficiency:

                                        o    A high rate of prepayments;

                                        o    An increase in the weighted average
                                             discount rate per annum for direct
                                             obligations of the United States
                                             with a maturity of 13 weeks; or

                                        o    An increase in the London interbank
                                             offered rate for deposits in U.S.
                                             dollars having a maturity of three
                                             months.

RISK OF CHANGE IN CHARACTERISTICS
  OF THE STUDENT LOANS ...............  Following the transfer of additional student loans to the trust after the
                                        closing date, the characteristics of the student loans may differ significantly from the information presented in this prospectus supplement. The characteristics that may differ include the composition of the student loans and of the borrowers of the student loans, the related guarantors (which may include additional guarantors whose ability to fulfill their insurance obligations may vary from that of the initial guarantor), the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity. You should consider potential variances when making your investment decision concerning the senior notes.

THE RETURN ON YOUR INVESTMENT
  WILL CHANGE OVER TIME...............  Your pre-tax return on your investment will change from time to time for a
                                        number of reasons including the
                                        following:

                                        o    THE RATE OF RETURN OF PRINCIPAL IS
                                             UNCERTAIN. The amount of
                                             distributions of principal on the
                                             senior notes and the time when you
                                             receive those distributions depends
                                             on the amount and the times at
                                             which borrowers make principal
                                             payments on the student loans.
                                             Those principal payments may be
                                             regularly scheduled payments or
                                             unscheduled payments resulting from
                                             prepayments, defaults or
                                             consolidations of the student
                                             loans. In addition, if the trust is
                                             not able to purchase sufficient
                                             additional student loan principal
                                             balances during the revolving
                                             period, the noteholders will
                                             receive a principal prepayment
                                             immediately following the end of
                                             the revolving period.

                                        o    The revolving period may terminate
                                             earlier than [ ] if

                                             o    the student loans fail
                                                  specified performance tests,

                                             o    the amount of excess interest
                                                  for two successive quarterly
                                                  payment dates is below a
                                                  specified level,

                                             o    an event of default occurs
                                                  under the indenture or other
                                                  transaction documents or

                                             o    specified other events occur.

                                        o    YOU BEAR REINVESTMENT RISK. Asset
                                             backed securities, like the senior
                                             notes, usually produce more returns
                                             of principal to investors when
                                             market interest rates fall below
                                             the interest rates on the student
                                             loans and produce less returns of
                                             principal when market interest
                                             rates are above the interest rates
                                             on the student loans. As a result,
                                             you are likely to receive more
                                             money to reinvest at a time when
                                             other investments generally are
                                             producing a lower yield than that
                                             on the notes, and are likely to
                                             receive less money to reinvest when
                                             other investments generally are
                                             producing a higher yield than that
                                             on the notes. You will bear the
                                             risk that the timing and amount of
                                             distributions on your senior notes
                                             will prevent you from attaining
                                             your desired yield.

                                        o    AN EARLY TERMINATION MAY AFFECT THE
                                             YIELD. Your investment in the
                                             senior notes may end before you
                                             desire if (1) the indenture trustee
                                             successfully conducts an auction
                                             sale or (2) [ ] exercises its
                                             option to purchase all of the
                                             assets of the trust. You will bear
                                             reinvestment risk following an
                                             early termination.

CHANGES IN LEGISLATION MAY
  ADVERSELY AFFECT STUDENT LOANS
  AND FEDERAL GUARANTORS..............  The Higher Education Act or other relevant federal or state laws, rules
                                        and regulations may be amended or
                                        modified in the future in a manner that
                                        will adversely affect the federal
                                        student loan programs described in this
                                        prospectus supplement and the
                                        prospectus, the student loans made
                                        thereunder or the financial condition of the federal guarantors.

                                        In addition, if the direct student loan
                                        program expands, the servicers may
                                        experience increased costs due to
                                        reduced economies of scale or other
                                        adverse effects on their business to the extent the volume of loans serviced by the servicers is reduced. These cost increases could reduce the ability of the servicers to satisfy their obligations to service the student loans or to purchase student loans in the event of specified breaches of its covenants.

RISKS ASSOCIATED WITH SEQUENTIAL
  PAYMENT OF PRINCIPAL ON THE
  NOTES ..............................  Since the Class A-2 Notes will generally not be paid any principal distributions
                                        until the principal balance of the Class
                                        A-1 Notes has been reduced to zero, the
                                        Class A-1 noteholders would be most
                                        affected by a high rate of principal
                                        prepayment or an early termination of
                                        the revolving period. In addition, as a
                                        result of this sequential payment of
                                        principal, it is likely that at any time the Class A-2 Notes will have a greater percent of their initial principal balance outstanding than the Class A-1 Notes at any time. Consequently, the Class A-2 Notes will be allocated more losses than the Class A-1 Notes following a default under the indenture as a relative percentage of their respective initial principal balances.

BASIS RISK............................  You may not be paid interest at the related note rate as a result of an
                                        interest rate cap. Any interest not paid as a result of the interest rate cap may subsequently be paid to you on a subordinated basis. The interest rate cap may be triggered as a result of:

                                        o    The student loans generally bear
                                             interest based on the rate per
                                             annum for direct obligations of the
                                             United States with a maturity of 13
                                             weeks while the note rate for each
                                             class of senior notes is based on
                                             the London interbank offered rate
                                             for deposits in U.S. dollars having
                                             a maturity of three months.

                                        o    The principal balance of the
                                             student loans will initially be
                                             less than the aggregate principal
                                             amount of the senior notes and the
                                             subordinate notes. Consequently,
                                             the aggregate principal balances of
                                             the student loans on which interest
                                             will be collected will be less than
                                             the principal amount of the senior
                                             notes and the subordinate notes.

                                        o    The interest rate cap will be
                                             reduced as a result of the trust's
                                             obligation to pay specified fees to
                                             the Department of Education.

                                        If the note rate is limited by the
                                        interest rate cap, the market value and
                                        liquidity of your senior notes may
                                        decline.

BORROWER DEFAULT RISK ON CERTAIN
  FEDERAL LOANS.......................  The student loans are generally 98%
                                        insured by a federal guarantor. As a
                                        result, to the extent a borrower of a
                                        student loan defaults, the trust will
                                        experience a loss of generally 2% of the outstanding principal and accrued interest on each student loan. The trust will assign a defaulted student loan to the applicable federal guarantor in exchange for a guarantee payment on the 98% guaranteed portion. The trust may not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If the credit enhancement described in this prospectus supplement is not sufficient, you may suffer a loss.

RISK OF DEPENDENCE ON GUARANTORS
  AS SECURITY FOR STUDENT LOANS.......  All of the student loans are unsecured.
                                        As a result, the only security for
                                        payment of the student loans are the
                                        guarantees provided under the guarantee
                                        agreements between the eligible lender
                                        trustee and the guarantors.
                                        Substantially all of the student loans
                                        which will be conveyed to the trust on
                                        the date of issuance of the notes are
                                        guaranteed by [ ] The financial
                                        condition of a guarantor may be
                                        adversely affected by a number of
                                        factors including:

                                        o    the amount of claims made against
                                             the guarantor as result of borrower
                                             defaults;

                                        o    the amount of claims reimbursed to
                                             the guarantor from the Department
                                             of Education (which range from 75%
                                             to 100% depending on the date the
                                             student loan was made and the
                                             performance of the guarantor); and

                                        o    changes in legislation that may
                                             reduce expenditures from the
                                             Department of Education that
                                             support federal guarantors or that
                                             may require federal guarantors to
                                             pay more of their reserves to the
                                             Department of Education.

                                        If the financial status of the
                                        guarantors, and particularly [ ],
                                        deteriorates, the guarantors may fail to make guarantee payments to the eligible lender trustee. In this event, you may suffer delays in the payment of principal and interest on your senior notes.


RISK OF LOSS OF GUARANTOR AND
  DEPARTMENT OF EDUCATION
  PAYMENTS FOR FAILURE TO COMPLY
  WITH LOAN ORIGINATION AND
  SERVICING PROCEDURES................  The Higher Education Act requires lenders and their assignees making and
                                        servicing student loans that are
                                        reinsured by the Department of Education and guarantors guaranteeing federal loans to follow specified procedures, to ensure that the federal loans are properly made and repaid. If the servicer fails to follow these procedures or if the originator of the loan failed to follow procedures relating to the origination of any loans, the Department of Education may refuse to make reinsurance payments to the guarantors or to make interest subsidy payments and special allowance payments to the eligible lender trustee. In addition, under these circumstances the guarantors may refuse to make guarantee payments to the trust. The failure of the Department of Education to provide reinsurance payments to the guarantors could adversely affect the guarantors' ability or legal obligation to make payments under the guarantee agreements. Loss of any these guarantee payments, interest subsidy payments or special allowance payments could adversely affect the trust's ability to pay you timely interest and principal. In this event, you may suffer a loss on your investment.

RISK ASSOCIATED WITH THE INTEREST
  RATE SWAP...........................  The depositor expects the scheduled notional amount of the interest rate
                                        swap for each quarterly payment date to
                                        be less than the outstanding principal
                                        balance of the notes. As a result, the
                                        interest rate swap would not give you
                                        full protection against a gap between
                                        (1) the rate per annum for direct
                                        obligations of the United States with a
                                        maturity of 13 weeks and (2) the London
                                        interbank offered rate for deposits in
                                        U.S. dollars having a maturity of three
                                        months. However, following the closing
                                        date, the depositor may agree with the
                                        swap counterparty to cause the scheduled notional amount to equal the outstanding principal balance of the notes.

                                        In addition, the interest rate swap will terminate prior to the final maturity date for each class of the notes. If the interest rate swap is terminated early, the trust or the swap counterparty may be liable to pay to the other a termination payment. Any termination payment payable by the trust could be substantial and could reduce amounts otherwise payable to noteholders, thereby resulting in shortfalls to you.

THE NOTES ARE NOT SUITABLE
  INVESTMENTS FOR ALL INVESTORS.......  The senior notes are not a suitable investment if you require a regular or
                                        predictable schedule of payments or
                                        payment on any specific date. The senior notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

WITHDRAWAL OR DOWNGRADING OF
  INITIAL RATINGS WILL AFFECT THE
  PRICES FOR NOTES....................  A security rating is not a recommendation to buy, sell or hold
                                        securities. Similar ratings on different types of securities do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the senior notes after the senior notes are issued if that rating agency believes that circumstances have changed. Any subsequent change in rating will likely affect the price that a subsequent purchaser will be willing to pay for the senior notes. The ratings do not address the likelihood of (1) an early termination of the revolving period or (2) the ultimate payment to you of any interest not paid as a result of the interest rate cap.

                             FORMATION OF THE TRUST

THE TRUST

          ACE Securities Corp. Student Loan Trust [ ]- [ ] (the "Trust") will be a trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement and in the prospectus. The Trust will not engage in any activity other than:

          o acquiring, holding and managing the Student Loans (the "Initial Financed Student Loans") sold to the Trust on [ ] (the "Closing Date"), the additional Student Loans acquired by the Trust after the Closing Date (the "Additional Student Loans" and, together with the Initial Financed Student Loans, the "Financed Student Loans") and the other assets of the Trust and proceeds therefrom,
          o    issuing the Notes,
          o    making payments thereon,
          o    originating Federal Consolidation Loans during the Revolving
               Period,
          o    entering into the Interest Rate Swap, and
          o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          The proceeds from the sale of the Notes will be used by [ ] (the "Eligible Lender Trustee") to purchase on behalf of the Trust the Initial Financed Student Loans from [ ], as Seller pursuant to the Loan Sale Agreement, to fund the initial deposit into the Reserve Account on the Closing Date of cash or Eligible Investments equal to $[ ] (the "Reserve Account Initial Deposit"), to fund the deposit into the Collection Account on the Closing Date of cash or Eligible Investments equal to $[ ] and to fund the costs of issuance. Upon the consummation of the transactions, the property of the Trust will consist of

          o a pool of guaranteed education loans to students and parents of students (the "Student Loans") made under the Federal Family Education Loan Program ("FFELP"), legal title to which is held by the Eligible Lender Trustee on behalf of the Trust,
          o all funds collected in respect of the student loans on or after the Cutoff Date, net of interest accrued thereon prior to the Cutoff Date and not to be capitalized,
          o all monies and investments on deposit in the Collection Account, the Collateral Reinvestment Account and the Reserve Account and
          o    the Interest Rate Swap.

          The Notes will be collateralized by the assets of the Trust as described in this prospectus supplement. The Collection Account, the Reserve Account, the Collateral Reinvestment Account and the Interest Rate Swap will be maintained in the name of the Indenture Trustee for the benefit of the Noteholders. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed by the Eligible Lender Trustee as custodian of the promissory notes representing the Financed Student Loans.

          On behalf of the Trust, the Eligible Lender Trustee will use funds on deposit in the Collateral Reinvestment Account during the Revolving Period to make Additional Fundings, including to make or acquire Additional Student Loans which will constitute property of the Trust. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement. In addition, after the Revolving Period, Additional Student Loans will be added to the Trust to the extent that:

          o the Eligible Lender Trustee on behalf of the Trust purchases Serial Loans from the Seller,

          o the Trust owns Financed Student Loans which are exchanged for Serial Loans owned by the Seller as described in this prospectus supplement or

          o for 210 days after the end of the Revolving Period, Add-on Consolidation Loans are added to Federal Consolidation Loans owned by the Trust.

Any origination or conveyance during or after the Revolving Period of Additional Student Loans is conditioned on compliance with the procedures described in the Loan Sale Agreement. The Depositor expects that the amount of Additional Fundings during the Revolving Period will approximately equal the amount expected to be deposited during the Revolving Period into the Collateral Reinvestment Account and that the timing of the Additional Fundings will be sufficient so as not to cause a build-up of funds in the Collateral Reinvestment Account that would cause an Early Amortization Event to occur prior to the scheduled end of the Revolving Period on the last day of the Collection Period preceding the [ ] Quarterly Payment Date. The Depositor's expectations in this regard, based on current facts and circumstances, but relating to future events, are inherently forward-looking. These expectations are based primarily upon current market conditions, including conditions in the secondary market for Student Loans, and current expectations as to when Additional Fundings will need to be made (based, in part, on expectations as to the rate at which the Initial Financed Student Loans will repay). There is a risk that market conditions will change or that the actual repayment experience on the Initial Financed Student Loans will be other than as expected. See Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement and "--Maturity and Prepayment Experience" in the prospectus. In addition, a material adverse change in the operations or business or financial condition of the Seller could affect the amount or timing of Additional Fundings of New Loans or Serial Loans during the Revolving Period. See "Federal Family Education Loan Program--Recent Developments--Changes in Formulas for Determining Certain Interest Rates and Special Allowance Payments" in this prospectus supplement. Accordingly, there can be no assurance as to the amount or timing of Additional Fundings during the Revolving Period. Upon an Early Amortization Event or in any event if the amount on deposit in the Collateral Reinvestment Account has not been reduced to zero by the end of the Revolving Period, any amounts remaining on deposit in the Collateral Reinvestment Account will be paid on the Quarterly Payment Date immediately following the end of the Revolving Period as a payment of principal first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, then to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full and then to the Subordinate Noteholders. There can also be no assurance as to the amount of Additional Fundings that will occur after the Revolving Period. See "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement.

          The Trust's principal offices are in [ ] in care of [ ] as Eligible Lender Trustee, at the address listed below.

ELIGIBLE LENDER TRUSTEE

          [ ] is the Eligible Lender Trustee for the Trust under the Trust Agreement to be dated as of [ ] (as amended and supplemented from time to time, the "Trust Agreement") among the Depositoe, the Seller, [ ] (the "Company"), a [ ] which is an affiliate of the Seller, and the Eligible Lender Trustee. [ ] is a [ ] whose principal offices are located at [ ] and whose New York offices are located at [ ]. The Eligible Lender Trustee will acquire on behalf of the Trust legal title to all the Financed Student Loans acquired from time to time pursuant to the Loan Sale Agreement. The Eligible Lender Trustee on behalf of the Trust will enter into a Guarantee Agreement with each of the Guarantors with respect to the Financed Student Loans. The Eligible Lender Trustee qualifies as an eligible lender and owner of all Financed Student Loans for all purposes under the Higher Education Act and the Guarantee Agreements. Failure of the Financed Student Loans to be owned by an eligible lender would result in the loss of any Guarantee Payments from any Guarantor and any Federal Assistance with respect to the Financed Student Loans. See "The Student Loan Pools" in the prospectus. The Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Eligible Lender Trustee set forth in the Trust Agreement, the Loan Sale Agreement and the Servicing Agreement. See "Description of the Notes" in this prospectus supplement and "Description of the Transfer and Servicing Agreements" in this prospectus supplement and in the prospectus. The Seller and its affiliates may maintain normal commercial banking relations with the Eligible Lender Trustee.

                           THE SELLER AND THE SERVICER

          [ ] (the "Seller" and the "Servicer") is a [ ].


                                [TO BE INSERTED]

                         THE FINANCED STUDENT LOAN POOL

          The pool of Financed Student Loans will include the Initial Financed Student Loans to be purchased by the Eligible Lender Trustee on behalf of the Trust as of the Cutoff Date and any Additional Student Loans made or acquired by the Eligible Lender Trustee on behalf of the Trust after the Closing Date.

          No Initial Financed Student Loan as of the Cutoff Date consists of a Student Loan that was subject to the Seller's prior obligation to sell the loan to a third party.

          Following the Closing Date and prior to the end of the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, and the Seller, subject to the availability of New Loans, will be obligated to tender to the Trust, New Loans owned by the Seller each of which will have been made to a borrower who is not a borrower under any Financed Student Loan. In addition, following the Closing Date, and both during and after the Revolving Period, the Trust will be obligated from time to time to purchase from the Seller, subject to the availability of Serial Loans, Serial Loans owned by the Seller. During the Revolving Period, the purchase of New Loans and Serial Loans for the Loan Purchase Amount for the loan, will be funded by means of a transfer of amounts on deposit in the Collateral Reinvestment Account as described in this prospectus supplement. Following the end of the Revolving Period, the purchase of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds or, alternatively, at the Seller's option, the Eligible Lender Trustee will be obligated to exchange with the Seller existing Financed Student Loans owned by the Trust for the Serial Loans, provided that the Serial Loans and eligible Financed Student Loans meet specified criteria described in this prospectus supplement. Any Purchase Premium Amounts for Serial Loans purchased by the Trust after the Revolving Period will be funded on the Quarterly Payment Date next succeeding the end of the Collection Period during which the Serial Loan has been acquired by the Trust from amounts, if any, then on deposit in the Reserve Account in excess of the Specified Reserve Account Balance. No Purchase Premium Amounts will be payable for Serial Loans exchanged for by the Trust.

          In addition, following the Closing Date and prior to the end of the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will seek to originate Federal Consolidation Loans to borrowers under Financed Student Loans who are also borrowers under one or more Student Loans (whether or not all the loans are in the Trust) under the Federal Consolidation Loan Program described in the prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in this prospectus supplement. Any of these originations by the Eligible Lender Trustee on behalf of the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of the Student Loans to prepay the loans. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of [$35,000,000]; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after [October 28, 2030] if at the time of the origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after [October 28, 2030], exceed or, after giving effect to the origination, would exceed [$15,000,000]; provided, however, that the Eligible Lender Trustee will be permitted to fund the addition of Add-on Consolidation Loans in excess of the amounts if required to do so by the Act. After the Revolving Period the Eligible Lender Trustee on behalf of the Trust will cease to make Federal Consolidation Loans and Additional Student Loans will consist solely of Serial Loans acquired in the manner specified above; provided, however, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of Federal Consolidation Loans in the Trust by the amount of any related Add-on Consolidation Loans as described below.

          As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the prospectus and under "Federal Family Education Loan Program" in this prospectus supplement, borrowers may consolidate additional loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in specified cases, have a different interest rate and a different final payment date. Add-on Consolidation Loans added to a Federal Consolidation Loan in the Trust during the Revolving Period will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of the Student Loans to prepay the loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any Add-on Consolidation Loans), these amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "Description of the Transfer and Servicing Agreements--Distributions" in this prospectus supplement.

          No selection procedures believed by the Depositor to be adverse to the Noteholders were used or will be used in selecting the Financed Student Loans. However, except for the criteria described in the preceding paragraphs and under "Description of the Transfer and Servicing Agreements--Revolving Period and Additional Fundings" in this prospectus supplement or contained in the Loan Sale Agreement, there will be no required characteristics of the Additional Student Loans. Therefore, following the transfer of Additional Student Loans to the Eligible Lender Trustee on behalf of the Trust, the aggregate characteristics of the entire pool of Financed Student Loans, including the composition of the Financed Student Loans and of the related borrowers, the related Guarantors, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the Initial Financed Student Loans as of the Cutoff Date. In addition, the distribution by weighted average interest rate applicable to the Financed Student Loans on any date following the Cutoff Date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the Financed Student Loans. Moreover, the information described below with respect to the original term to maturity and remaining term of maturity of the Initial Financed Student Loans as of the Cutoff Date may vary significantly from the actual term to maturity of any of the Financed Student Loans as a result of the granting of deferral and forbearance periods with respect thereto.

          Set forth below in the following tables is a description of specified characteristics of the Initial Financed Student Loans as of [ ] (the "Cutoff Date"). The percentages set forth in the tables below may not always add to 100% due to rounding.

                COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS
                              AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance (1).....................        $[    ]
Number of Billing Accounts......................................         [    ]
Average Outstanding Principal Balance per Billing Account.......        $[    ]
Number of Loans.................................................         [    ]
Average Outstanding Principal Balance per Loan..................        $[    ]
Weighted Average Original Term to Maturity (2)..................  [    ] months
Weighted Average Remaining Term to Maturity (2).................  [    ] months
Weighted Average Annual Interest Rate (3).......................        [    ]%
-----------

(1) Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.
(2) Determined from the date of origination or the Cutoff Date, as the case may be, to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.
(3) Determined using the interest rates applicable to the Initial Financed Student Loans as of the Cutoff Date. However, because some of the Initial Financed Student Loans effectively bear interest generally at a variable rate per annum to the borrower, there can be no assurance that the foregoing percentage will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                       BY LOAN TYPE AS OF THE CUTOFF DATE

                                                                                                   PERCENT OF INITIAL
                                                                                                    FINANCED STUDENT
                                                             NUMBER OF    AGGREGATE OUTSTANDING   LOANS BY OUTSTANDING
LOAN TYPE                                                      LOANS      PRINCIPAL BALANCE (1)    PRINCIPAL BALANCE

Stafford Loans (2)........................................                               $                 %

Federal Consolidation Loans...............................

PLUS Loans................................................

SLS Loans.................................................

   Total..................................................                               $                 %
                                                             ------------  -------------------      -----------------
                                                             ============  ===================      =================
----------
(1)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.
(2)  Includes Unsubsidized Stafford Loans having aggregate outstanding principal balances as of the Cutoff Date of $[ ].


               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

                                                                                                   PERCENT OF INITIAL
                                                                                                    FINANCED STUDENT
RANGE OF INTEREST                                            NUMBER OF    AGGREGATE OUTSTANDING   LOANS BY OUTSTANDING
RATES (1)                                                      LOANS      PRINCIPAL BALANCE (2)    PRINCIPAL BALANCE
Less than 6.50%.......................................                                  $           %
6.50% to 7.49%........................................
7.50% to 7.99%........................................
8.00% to 8.49%........................................
8.50% to 8.99%........................................
9.00% to 9.49%........................................
9.50% and above.......................................
         Total........................................                                  $           %
                                                             ------------  -------------------      -----------------
                                                             ============  ===================      =================
----------
(1)  Determined using the interest rates applicable to the Initial Financed
     Student Loans as of the Cutoff Date. However, because some of the Initial
     Financed Student Loans effectively bear interest at a variable rate per annum to the borrower, there can be no assurance that the foregoing information will remain applicable to the Initial Financed Student Loans at any time after the Cutoff Date. See "Federal Family Education Loan Program"
     in this prospectus supplement and in the prospectus.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
             BY OUTSTANDING PRINCIPAL BALANCE AS OF THE CUTOFF DATE


                                                                                                   PERCENT OF INITIAL
                                                                                                    FINANCED STUDENT
RANGE OF OUTSTANDING                                         NUMBER OF    AGGREGATE OUTSTANDING   LOANS BY OUTSTANDING
PRINCIPAL BALANCE                                              LOANS      PRINCIPAL BALANCE (1)    PRINCIPAL BALANCE
Less than $2,000.....................................                                $                   %
$ 2,000 to $ 3,999...................................
$ 4,000 to $ 5,999...................................
$ 6,000 to $ 7,999...................................
$ 8,000 to $ 9,999...................................
$10,000 to $11,999...................................
$12,000 to $13,999...................................
$14,000 to $15,999...................................
$16,000 to $17,999...................................
$18,000 to $19,999...................................
$20,000 to $21,999...................................
$22,000 to $23,999...................................
$24,000 to $25,999...................................
$26,000 to $27,999...................................
$28,000 and above ...................................
         Total.......................................                                $                   %
                                                             ------------  -------------------      -----------------
                                                             ============  ===================      =================
----------
(1)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
          BY REMAINING TERM TO SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                                                   PERCENT OF INITIAL
                                                                                                    FINANCED STUDENT
NUMBER OF MONTHS REMAINING TO                                NUMBER OF    AGGREGATE OUTSTANDING   LOANS BY OUTSTANDING
SCHEDULED MATURITY(1)                                          LOANS      PRINCIPAL BALANCE (2)    PRINCIPAL BALANCE
Less than 24.........................................                                $                   %
24 to 35.............................................
36 to 47.............................................
48 to 59.............................................
60 to 71.............................................
72 to 83.............................................
84 to 95.............................................
96 to 107 ...........................................
108 to 119...........................................
120 to 131...........................................
132 to 143...........................................
144 to 155...........................................
156 to 167...........................................
168 to 179...........................................
180 to 191...........................................
192 and above........................................
         Total.......................................                                $                   %
         Total.......................................                                $                   %
                                                             ------------  -------------------      -----------------
                                                             ============  ===================      =================
----------
(1)  Determined from the Cutoff Date to the stated maturity date of the applicable Initial Financed Student Loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education
     Loan Program" in this prospectus supplement and in the prospectus.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.


               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                BY BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

                                                                                                   PERCENT OF INITIAL
                                                                                                    FINANCED STUDENT
                                                             NUMBER OF    AGGREGATE OUTSTANDING   LOANS BY OUTSTANDING
BORROWER PAYMENT STATUS(1)                                     LOANS      PRINCIPAL BALANCE (2)    PRINCIPAL BALANCE
Deferral.............................................                                $                  %
Forbearance..........................................
Grace................................................
In-School............................................
Repayment............................................
         Total.......................................                                $                  %
                                                             ------------  -------------------      -----------------
                                                             ============  ===================      =================
----------
(1)  Refers to the status of the borrower of each Initial Financed Student Loan as of the Cutoff Date: the borrower may still be attending school
     ("In-School"), may be in a grace period prior to repayment commencing
     ("Grace"), may be repaying the loan ("Repayment") or may have temporarily ceased repaying the loan through a deferral ("Deferral") or a forbearance
     ("Forbearance") period. See "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus. For purposes of this table,
     "In-School" excludes, and "Deferral" includes, all SLS or PLUS Loans of borrowers still attending school.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.

               DISTRIBUTION OF THE INITIAL FINANCIAL STUDENT LOANS
                        BY LOCATION AS OF THE CUTOFF DATE

                                                                                                   PERCENT OF INITIAL
                                                                                                    FINANCED STUDENT
                                                             NUMBER OF    AGGREGATE OUTSTANDING   LOANS BY OUTSTANDING
LOCATION (1)                                                   LOANS      PRINCIPAL BALANCE (2)    PRINCIPAL BALANCE
Alabama..............................................                               $                    %
Alaska...............................................
Arizona .............................................
Arkansas.............................................
California...........................................
Colorado.............................................
Connecticut..........................................
Delaware.............................................
Florida..............................................
Georgia..............................................
Hawaii...............................................
Idaho................................................
Illinois.............................................
Indiana..............................................
Iowa.................................................
Kansas...............................................
Kentucky.............................................
Louisiana............................................
Maine................................................
Maryland.............................................
Massachusetts........................................
Michigan.............................................
Minnesota............................................
Mississippi..........................................
Missouri.............................................
Montana..............................................
Nebraska.............................................
Nevada...............................................
New Hampshire........................................
New Jersey...........................................
New Mexico...........................................
New York.............................................
North Carolina.......................................
North Dakota.........................................
Ohio.................................................
Oklahoma.............................................
Oregon...............................................
Pennsylvania.........................................
Puerto Rico..........................................
Rhode Island.........................................
South Carolina.......................................
South Dakota.........................................
Tennessee............................................
Texas................................................
Utah.................................................
Vermont..............................................
Virginia.............................................
Washington...........................................
Washington DC........................................
West Virginia........................................
Wisconsin............................................
Wyoming..............................................
Other................................................
         Total.......................................                               $                    %
                                                             ------------  -------------------      -----------------
                                                             ============  ===================      =================
----------
(1)  Based on the permanent billing addresses of the borrowers of the Initial
     Financed Student Loans shown on the Servicer's records as of the Cutoff
     Date.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.

                 DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
                             BY DATE OF DISBURSEMENT


                                                                                                   PERCENT OF INITIAL
                                                                                                    FINANCED STUDENT
                                                             NUMBER OF    AGGREGATE OUTSTANDING   LOANS BY OUTSTANDING
BORROWER PAYMENT STATUS (1)                                    LOANS      PRINCIPAL BALANCE (2)    PRINCIPAL BALANCE
Pre-October 1, 1993..................................                                $                  %
On or After October 1, 1993 and
  Prior to October 1, 1998...........................
October 1, 1998 and thereafter.......................
         Total.......................................                                $                  %
                                                             ------------  -------------------      -----------------
                                                             ============  ===================      =================
----------
(1)  Initial Financed Student Loans disbursed prior to October 1, 1993 are 100%
     guaranteed by the Initial Guarantors and reinsured against default by the
     Department up to a maximum of 100% of the Guarantee Payments. Initial
     Financed Student Loans disbursed on or after October 1, 1993 and prior to
     October 1, 1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 98% of the Guarantee
     Payments. Initial Financial Student Loans disbursed on or after October 1,
     1998 are 98% guaranteed by the Initial Guarantors and reinsured against default by the Department up to a maximum of 95% of the Guarantee Payments.
(2)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.

                 DISTRIBUTION OF INITIAL FINANCED STUDENT LOANS
             BY NUMBER OF DAYS OF DELINQUENCY AS OF THE CUTOFF DATE


                                                                                                   PERCENT OF INITIAL
                                                                                                    FINANCED STUDENT
                                                             NUMBER OF    AGGREGATE OUTSTANDING   LOANS BY OUTSTANDING
DAYS DELINQUENT                                                LOANS      PRINCIPAL BALANCE (1)    PRINCIPAL BALANCE
0 - 30...............................................                                $                  %
31 - 60..............................................
61 - 90..............................................
91 - 120.............................................
121 and above........................................
         Total.......................................                                $                  %
                                                             ------------  -------------------      -----------------
                                                             ============  ===================      =================
----------
(1)  Includes net principal balances due from borrowers, plus accrued interest thereon estimated to be $[ ] as of the Cutoff Date to be capitalized upon commencement of repayment.

          Each of the Financed Student Loans provides or will provide for the amortization of the outstanding principal balance of the Financed Student Loan over a series of regular payments. Each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Financed Student Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of the Financed Student Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferral Periods or Forbearance Periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of the Financed Student Loan.

GUARANTEE OF FINANCED STUDENT LOANS

          By the Closing Date, the Eligible Lender Trustee will have entered into a Guarantee Agreement with the Initial Guarantors pursuant to which [ ], a [ ] ("[ ]") and specified other Federal Guarantors (together, the "Initial Guarantors") have agreed to serve as Guarantors for the Initial Financed Student Loans. As of the Cutoff Date, [ ]% of the Initial Financed Student Loans are guaranteed by [ ].

          During the Revolving Period, the Trust may acquire Additional Student Loans guaranteed by a Federal Guarantor other than the Initial Guarantors (each, an "Additional Guarantor" and, together with the Initial Guarantors, the "Guarantors") and enter into a Guarantee Agreement with the Eligible Lender Trustee. In the aggregate no more than 20% of the Financed Student Loans (by principal balance) may, following any addition, have guarantees from Additional Guarantors and no more than 5% of the Financed Student Loans (by principal balance) may, following any addition, have guarantees from any one Additional Guarantor (unless and to the extent that either limitation is exceeded solely though the origination on behalf of the Trust of Federal Consolidation Loans or the purchase by the Trust of Serial Loans, in either case, that are made with respect to Financed Student Loans guaranteed by an Additional Guarantor).

          Pursuant to its Guarantee Agreement, each of the Guarantors guarantees payment of 100% of the principal (including any interest capitalized from time to time) and accrued interest for the Financed Student Loans as to which any one of the following events has occurred:

          o failure by the borrower under a Financed Student Loan to make monthly principal or interest payments when due, provided the failure continues for a statutorily determined period of time of at least 180 days for Student Loans for which the first day of delinquency occurs prior to October 7, 1998 or 270 days for Student Loans for which the first day of delinquency occurs on or after October 7, 1998 (except that the guarantee against the failures will be 98% of unpaid principal plus accrued and unpaid interest in the case of Financed Student Loans first disbursed on or after October 1, 1993);

          o any filing by or against the borrower under a Financed Student Loan of a petition in bankruptcy pursuant to any chapter of the Federal Bankruptcy Code, as amended;

          o    the death of the borrower under a Financed Student Loan;

          o the total and permanent disability of the borrower under a Financed Student Loan to work and earn money or attend school, as certified by a qualified physician;

          o the school closed thereby preventing the borrower from completing his/her program of study; or

          o    the loan application was falsely certified.

          When these conditions are satisfied, the Act requires the Federal Guarantor generally to pay the claim within 90 days after its submission by the lender. The obligations of each Guarantor pursuant to its Guarantee Agreement are obligations solely of the Guarantor and are not supported by the full faith and credit of the federal or any state government. However, the Act provides that if the Secretary of Education (the "Secretary") determines that a Federal Guarantor is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantor under the loan insurance program of the guarantor. The Secretary is authorized, among other things, to take those actions necessary to ensure the continued availability of Student Loans to residents of the state or states in which the guarantor did business, the full honoring of all guarantees issued by the guarantor prior to the assumption by the Secretary of the functions of the guarantor, and the proper servicing of Student Loans guaranteed by the guarantor prior to the Secretary's assumption of the functions of the guarantor. For a further discussion of the Secretary's authority in the event that a Federal Guarantor is unable to meet its insurance obligations, See "Federal Family Education Loan Program--Federal Guarantors" and "--Federal Insurance and Reinsurance of Federal Guarantors" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement.

          Each Guarantor's guarantee obligations with respect to any Financed Student Loan guaranteed by it are conditioned upon the satisfaction of all the conditions set forth in the applicable Guarantee Agreement. These conditions generally include, but are not limited to, the following:

          o the origination and servicing of the Financed Student Loan being performed in accordance with the Act and other applicable requirements,
          o the timely payment to the Guarantor of the guarantee fee payable with respect to the Financed Student Loan,
          o the timely submission to the Guarantor of all required pre-claim delinquency status notifications and of the claim with respect to the Financed Student Loan, and
          o the transfer and endorsement of the promissory note evidencing the Financed Student Loan to the Guarantor upon and in connection with making a claim for Guarantee Payments thereon.

Failure to comply with any of the applicable conditions, including the foregoing, may result in the refusal of the Guarantor to honor its Guarantee Agreement with respect to the Financed Student Loan, in the denial of guarantee coverage with respect to specified accrued interest amounts with respect thereto or in the loss of specified Interest Subsidy Payments and Special Allowance Payments with respect thereto. Under the Servicing Agreement and the Loan Sale Agreement, the failure to comply would constitute a breach of the Servicer's covenants or the Seller's representations and warranties, as the case may be, and would create an obligation of the Servicer (subject to the limitations described under "Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement) or the Seller, as the case may be, to purchase or repurchase the Financed Student Loan or, in the case of a breach by the Seller, to substitute for the loan and to reimburse the Trust for the non-guaranteed interest amounts or the lost Interest Subsidy Payments and Special Allowance Payments with respect thereto. The Servicer will not, however, have any similar obligation to reimburse the Trust for non-guaranteed interest amounts or lost Interest Subsidy Payments or Special Allowance Payments which result from a breach of its covenants with respect to the Financed Student Loans. See "Description of the Transfer and Servicing Agreement--Sale of Student Loans; Representations and Warranties" and "Servicer Covenants" in the prospectus.

          Set forth below is current and historical information with respect to [ ] in its capacity as a Guarantor of all education loans guaranteed by it:

                                [TO BE INSERTED]


                            DESCRIPTION OF THE NOTES

          The Class A-1 Floating Rate Asset Backed Senior Notes (the "Class A-1 Notes"), the Class A-2 Floating Rate Asset Backed Senior Notes (the "Class A-2 Notes" and together with the Class A-1 Notes, the "Senior Notes") and the Floating Rate Asset Backed Subordinate Notes (the "Subordinate Notes" and together with the Senior Notes, the "Notes") will be issued pursuant to the terms of the Indenture to be dated as of [ ], (as amended and supplemented from time to time, the "Indenture"), between the Trust and [ ], a [ ] (the "Indenture Trustee"), substantially in the form filed as an exhibit to the Registration Statement. The following summary describes some terms of the Notes, the Indenture and the Trust Agreement pursuant to which the Trust will be formed. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the Trust Agreement. The following summary supplements, and to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Notes, the Indenture and the Trust Agreement set forth in the prospectus, to which description reference is hereby made.

PAYMENTS OF INTEREST

          Interest on the Notes will be payable quarterly on or about each January 28, April 28, July 28 and October 28 of each year (or, if the 28th day is not a business day, on the next succeeding business day), commencing [ ] (each, a "Quarterly Payment Date") to holders of record of the Notes on the related Record Date. "Record Date" means, with respect to any Quarterly Payment Date, the 27th day of the month in which the Quarterly Payment Date occurs (whether or not the date is a business day). Interest on the outstanding principal amount of each class of Notes will accrue from and including the Closing Date (in the case of the first Quarterly Payment Date), or from and including the most recent Quarterly Payment Date on which interest thereon has been paid, to but excluding the current Quarterly Payment Date (each, a "Quarterly Interest Period"). Interest accrued as of any Quarterly Payment Date but not paid on the Quarterly Payment Date will be due on the next Quarterly Payment Date, together with an amount equal to interest on this amount at the applicable rate per annum described below. Interest payments on the Notes will generally be funded from the Available Funds on deposit in the Collection Account and from amounts on deposit in the Reserve Account remaining after the distribution of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees for the Quarterly Payment Date. See "Description of the Transfer and Servicing Agreement--Distributions" and "--Credit Enhancement" in this prospectus supplement.

          The "Class A-1 Note Rate", the "Class A-2 Note Rate", and the "Subordinate Note Rate" for each Quarterly Interest Period will equal the lesser of (a) the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate or the Subordinate Note LIBOR Rate, as applicable, and (b) the Adjusted Student Loan Rate for the Quarterly Interest Period. The "Class A-1 Note LIBOR Rate", the "Class A-2 Note LIBOR Rate" and the "Subordinate Note LIBOR Rate" shall be equal to Three-Month LIBOR for the related LIBOR Reset Period (determined as described in this prospectus supplement) plus [ ]%, [ ]% and [ ]%, respectively.

          Interest on the Notes will be calculated on the basis of the actual number of days elapsed in each Quarterly Interest Period divided by 360. In the case of the initial Quarterly Interest Period, interest will accrue for the period from the Closing Date to but excluding [ ] based on Three-Month LIBOR as determined on the initial LIBOR Determination Date and for the period from [ ] to but excluding [ ] based on Three-Month LIBOR as determined on the LIBOR Determination Date in [ ]. See "--Calculation of Three-Month LIBOR."

          The "Adjusted Student Loan Rate" for any Quarterly Interest Period will equal the product of

         (a)  the quotient obtained by dividing

               (1)  365 (or 366 in the case of a leap year) by
               (2) the actual number of days elapsed in the Quarterly Interest Period and

         (b)  the percentage equivalent of a fraction

               (1) the numerator of which is equal to the sum of the Expected Interest Collections and, if the Interest Rate Swap is still in effect, the Net Trust Swap Receipt, if any, for the Quarterly Interest Period less the sum of the Servicing Fee, the Administration Fee, and, if the Interest Rate Swap is still in effect, the Net Trust Swap Payment, if any, with respect to the Quarterly Interest Period and
               (2) the denominator of which is the aggregate principal amount of the Notes as of the last day of the Quarterly Interest Period.

          "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of

          o the amount of interest accrued, net of any accrued Monthly Rebate Fees and other amounts required by the Act to be paid to the Department (as described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus) with respect to the Financed Student Loans for the Collection Period preceding the applicable Quarterly Payment Date (the "Student Loan Rate Accrual Period") (whether or not the interest is actually paid),
          o all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for the Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of the Federal Origination Fees described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus) and
          o Investment Earnings (as defined in "Description of the Transfer and Servicing Agreement--Accounts" in the prospectus) for the Student Loan Rate Accrual Period.

          Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover may be incurred on any Quarterly Payment Date (after the first Quarterly Payment Date). Any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover, and Subordinate Noteholders' Interest Basis Carryover so incurred prior to the Parity Date will, however, not be payable until on or after the Parity Date. On each Quarterly Payment Date from and after the Parity Date, any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover incurred and unpaid to and including the Quarterly Payment Date will be payable on the Quarterly Payment Date but only out of any Reserve Account Excess remaining after payment out of the excess of

          o if the Revolving Period has terminated, any Purchase Premiums due the Seller for Serial Loans purchased by the Trust prior to the end of the related Collection Period,
          o on the Parity Date (if the Parity Date occurs after the end of the Revolving Period), any amount necessary to reduce to zero the remaining amount by which the aggregate principal amount of the Notes exceeds the Pool Balance and
          o in the case of the Subordinate Noteholders' Interest Basis Carryover, payment of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover.

          The "Parity Date" is the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after giving effect to all distributions on the date, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

          The "Pool Balance" at any time equals the aggregate principal balances of the Financed Student Loans at the end of the preceding Collection Period (including accrued interest thereon through the end of the Collection Period to the extent the interest will be capitalized upon commencement of repayment), after giving effect to the following, without duplication:

          o all payments received by the Trust during the Collection Period from or on behalf of borrowers, the Guarantors and, with respect to specified payments on specified Financed Student Loans, the Department (collectively, the "Obligors"),
          o all Purchase Amounts received by the Trust for the Collection Period from the Seller or the Servicer,
          o    all Additional Fundings made with respect to the Collection
               Period and
          o all losses realized on Financed Student Loans liquidated during the Collection Period.

          "Purchase Amount" with respect to a Financed Student Loan means the unpaid balance owed by the applicable borrower plus accrued interest thereon to the date of purchase. See "Description of the Transfer and Servicing Agreements--Termination" in this prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL

          No principal payments will be made on the Notes during the Revolving Period. Commencing with the end of the Revolving Period, principal payments will be made to the Noteholders, sequentially, in the order of priority set forth in the second succeeding paragraph on each Quarterly Payment Date in an amount generally equal to the Principal Distribution Amount for the Quarterly Payment Date, until the aggregate principal amount of the Notes is reduced to zero. Payments of the Principal Distribution Amount will generally be derived from the Available Funds remaining after the distribution of

          o    the Servicing Fee and all overdue Servicing Fees,

          o    the Administration Fee and all overdue Administration Fees,

          o the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, and

          o    the Subordinate Noteholders' Interest Distribution Amount;

and, if the Available Funds are insufficient, from amounts on deposit in the Reserve Account. See "Description of the Transfer and Servicing Agreements--Distributions" and"--Credit Enhancement" in this prospectus supplement. If the Available Funds and the amounts on deposit in the Reserve Account are insufficient to pay the Senior Noteholders' Principal Distribution Amount or, after the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution, for a Quarterly Payment Date, the shortfall will be added to the principal payable to the Senior Noteholders or the Subordinate Noteholders, respectively, on subsequent Quarterly Payment Dates.

          In addition, on each Quarterly Payment Date commencing with (1) the end of the Revolving Period, for so long as the aggregate principal amount of the Notes outstanding on this date is greater than the Pool Balance as of the close of business on the last day of the related Collection Period and (2) the [ ] Quarterly Payment Date, any Reserve Account Excess for the Quarterly Payment Date will, after payment to the Seller of any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period, be applied to pay the principal of the Notes in the order of priority set forth below. Amounts, if any, available to be distributed as set forth in the preceding sentence will not be part of the Principal Distribution Amount for the Quarterly Payment Date and the Noteholders will have no entitlement thereto except to the extent of any excess in the Reserve Account of which there can be no assurance. See "Description of the Transfer and Servicing Agreements--Credit Enhancement--Reserve Account" in this prospectus supplement.

          On each Quarterly Payment Date on which principal payments are made to the holders (the "Senior Noteholders") of the Senior Notes (whether in respect of the Senior Noteholders' Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the holders (the "Class A-1 Noteholders") of the Class A-1 Notes until the aggregate principal amount of the Class A-1 Notes has been reduced to zero, and then to the holders (the "Class A-2 Noteholders") of the Class A-2 Notes until the aggregate principal amount of the Class A-2 Notes has been reduced to zero. In addition, on each Quarterly Payment Date on which principal payments are made on the Notes (whether in respect of the Principal Distribution Amount, amounts on deposit in the Reserve Account constituting Reserve Account Excess (as described in the preceding paragraph) or amounts in respect of a mandatory redemption, as described below, or otherwise), all payments of principal will be applied to pay principal to the Senior Noteholders until the aggregate principal amount of the Senior Notes has been paid in full, and then to pay principal to the holders (the "Subordinate Noteholders" and, together with the Senior Noteholders, the "Noteholders") of the Subordinate Notes until the Subordinate Notes have been paid in full.

          The aggregate outstanding principal amount, if any, of the Class A-1 Notes will be payable in full on the [ ] Quarterly Payment Date (the "Class A-1 Note Final Maturity Date"), of the Class A-2 Notes will be payable in full on the [ ] Quarterly Payment Due Date (the "Class A-2 Note Final Maturity Date") and of the Subordinate Notes on the[ ] Quarterly Payment Date (the "Subordinate Note Final Maturity Date"). However, the actual maturity of any class of the Senior Notes or of the Subordinate Notes could occur other than on these dates as a result of a variety of factors including those described under "Risk Factors--The Return on Your Investment Will Change Over Time" in this prospectus supplement.

MANDATORY REDEMPTION

          If any amount remains on deposit in the Collateral Reinvestment Account on the last day of the Revolving Period after giving effect to all Additional Fundings on or prior to this date, the entire amount remaining on deposit in the Collateral Reinvestment Account will be used on the Quarterly Payment Date on or immediately following this date first to pay the Swap Counterparty any prior unpaid Net Trust Swap Payment Carryover Shortfalls and then to redeem the Notes in the order of priority set forth in the third preceding paragraph. The aggregate principal amount of Notes to be redeemed will be an amount equal to the amount then on deposit in the Collateral Reinvestment Account after giving effect to the payment to the Swap Counterparty of any prior Net Trust Swap Payment Carryover Shortfalls on the last day of the Revolving Period.

CALCULATION OF THREE-MONTH LIBOR

          Pursuant to the Administration Agreement, the Administrator will determine Three-Month LIBOR for purposes of calculating the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate and the Subordinate Note LIBOR Rate for each Quarterly Interest Period (x) on the second business day prior to the commencement of the LIBOR Reset Period within the Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing Date) and (y) with respect to the initial Quarterly Interest Period, as determined pursuant to clause (x) for the period from the Closing Date to but excluding [ ] and as determined on the second business day prior to [ ] for the period from [ ] to but excluding [ ] (each, a "LIBOR Determination Date"). For purposes of calculating Three-Month LIBOR, a business day is any day on which banks in The City of New York and the City of London are open for the transaction of international business. Interest due for any Quarterly Interest Period will be determined based on the actual number of days in the Quarterly Interest Period over a 360-day year.

          "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the LIBOR Determination Date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m. London time, on the LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The Administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m. New York time, on the LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR Reset Period will be Three-Month LIBOR in effect for the previous LIBOR Reset Period.

          "LIBOR Reset Period" means the three-month period commencing on the 28th day (or, if any 28th day is not a business day, on the next succeeding business day) of each January, April, July and October and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

          "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or another page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

BOOK-ENTRY REGISTRATION

          DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include the underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Senior Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Senior Notes may do so only through Participants and Indirect Participants. In addition, Senior Noteholders will receive all distributions of principal of and interest on the Senior Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Senior Noteholders will receive payments after the related Quarterly Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Quarterly Payment Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Senior Noteholders. It is anticipated that the only "Senior Noteholder" will be Cede, as nominee for DTC and that Senior Noteholders will not be recognized by the Indenture Trustee as "Noteholders", as the terms are used in the Indenture. Senior Noteholders will be permitted to exercise the rights of Senior Noteholders indirectly through DTC and its Participants (which in turn will exercise their rights through DTC).

          Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Senior Notes and is required to receive and transmit distributions of principal of and interest on the Senior Notes. Participants and Indirect Participants with which Senior Noteholders have accounts with respect to the Senior Notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Senior Noteholders.

          Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and specified banks, the ability of a Senior Noteholder to pledge Senior Notes to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the Senior Notes, may be limited due to the lack of a physical certificate for the Senior Notes.

          Clearstream, Luxembourg ("Clearstream, Luxembourg") is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Participants through electronic book-entry changes in accounts of Clearstream, Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearsteam, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its Clearstream, Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and specified other organizations. Indirect access to Clearstream, Luxembourg is also available to others, including, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          The Euroclear System ("Euroclear") was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator", under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear, withdrawals of securities and cash from the Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions with respect to Senior Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary (as defined below). These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Senior Noteholder under the Indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect these actions on its behalf through DTC.

          Senior Noteholders may hold their Senior Notes through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations which are participants in these systems.

          The Senior Notes will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. ("Citibank") will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (in these capacities, individually, the "Depositary" and, collectively, the "Depositaries").

          Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures for the Senior Notes, see "Certain Federal Income Tax Consequences--Trusts for Which a Partnership Election Is Made--Tax Consequences to Holders of the Notes--FOREIGN HOLDERS" in the prospectus.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions to the Depositaries.

          DTC has advised the Administrator that it will take any action permitted to be taken by a Senior Noteholder under the Indenture, only at the direction of one or more Participants to whose accounts with DTC the Senior Notes are credited.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Senior Notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

          According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to the Industry by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

          NONE OF THE TRUST, THE SELLER, THE SERVICER, THE COMPANY, THE ADMINISTRATOR, THE ELIGIBLE LENDER TRUSTEE, THE INDENTURE TRUSTEE OR THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CLEARSTREAM, LUXEMBOURG PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO

          o THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CLEARSTREAM, LUXEMBOURG OR EUROCLEAR OR ANY PARTICIPANT,
          o THE PAYMENT BY DTC, CLEARSTREAM, LUXEMBOURG OR EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OR INTEREST ON THE SENIOR NOTES,
          o THE DELIVERY BY ANY PARTICIPANT, CLEARSTREAM LUXEMBOURG PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SENIOR NOTEHOLDERS OR
          o    ANY OTHER ACTION TAKEN BY DTC AS THE SENIOR NOTEHOLDER.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

          The following is a summary of some terms of the Loan Sale Agreement to be dated as of [ ], (as amended and supplemented from time to time, the "Loan Sale Agreement"), among the Depositor, the Seller, the Trust and the Eligible Lender Trustee, pursuant to which the Eligible Lender Trustee on behalf of the Trust will purchase the Financed Student Loans; the Servicing Agreement to be dated as of [ ] (as amended and supplemented from time to time, the "Servicing Agreement") among the Trust, [ ] (the "Servicer"), the Seller and the Eligible Lender Trustee pursuant to which the Servicer will service the Financed Student Loans; the Administration Agreement to be dated as of [ ],(as amended and supplemented from time to time, the "Administration Agreement") among the Trust, the Indenture Trustee and [ ], as administrator (the "Administrator") pursuant to which the Administrator will undertake some other administrative duties and functions with respect to the Trust and the Financed Student Loans; and the Trust Agreement pursuant to which the Trust will be created (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements set forth in the prospectus, to which description reference is hereby made.

SALE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

          Information with respect to the sale of the Initial Financed Student Loans from the Seller to the Depositor and from the Depositor to the Eligible Lender Trustee on behalf of the Trust on the Closing Date pursuant to the Loan Sale Agreement and the representations and warranties made by the Seller in connection therewith and in connection with the purchase of Student Loans by the Trust pursuant to Additional Fundings is set forth under "Description of the Transfer and Servicing Agreements" in the prospectus.

REVOLVING PERIOD AND ADDITIONAL FUNDINGS

          During the period (the "Revolving Period") from the Closing Date until the first to occur of (1) an Early Amortization Event as described below or (2) the last day of the Collection Period preceding the [ ] Quarterly Payment Date, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to specified conditions described in this prospectus supplement, to acquire additional Student Loans or increase the outstanding principal balance of the Financed Student Loans ("Additional Fundings"). The Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to specified conditions described in this prospectus supplement, to purchase from the Seller, and the Seller, subject to the availability of Student Loans and to the availability of funds therefor in the Collateral Reinvestment Account, will be obligated to tender to the Trust, Student Loans which

          o are made to a borrower who is not a borrower under any Financed Student Loan,
          o are made under loan programs which existed as of the Closing Date and
          o are guaranteed by a Guarantor (each, a "New Loan" and, collectively, the "New Loans").

New Loans will be made or acquired by [ ] ("[ ]") or another eligible lender on behalf of the Seller at the discretion and in accordance with usual practices of the Seller. Each purchase of a New Loan will be made by the Eligible Lender Trustee on behalf of the Trust pursuant to a transfer agreement (each, a "Transfer Agreement") among the Seller, the Trust and the Eligible Lender Trustee. During the Revolving Period, each purchase of a New Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the sum of

          o the principal balance owed by the related borrower plus accrued interest thereon expected to be capitalized upon repayment (the "Purchase Collateral Balance"),
          o accrued interest on the principal balance owed by the related borrower not expected to be capitalized upon repayment ("Noncapitalized Accrued Interest") and
          o an additional amount not to exceed [ ]% of the Purchase Collateral Balance (the "Purchase Premium Amount" and, together with Noncapitalized Accrued Interest and the Purchase Collateral Balance, the "Loan Purchase Amount").

Following the end of the Revolving Period, New Loans may not be purchased by the Trust.

          The term "Early Amortization Event" refers to any of the following events:

          o an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement;

          o specified events of insolvency occurring with respect to the Seller;

          o the Trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

          o as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans the borrowers of which use the loans to attend schools identified by the related Guarantor as proprietary or vocational exceeds [ ]% of the Pool Balance;

          o as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans which are not in repayment and are not eligible for Interest Subsidy Payments exceeds [ ]% of the Pool Balance;

          o the Excess Spread, with respect to each of any two successive Quarterly Payment Dates commencing with the Quarterly Payment Date in [ ] is less than [ ]%; or

          o the arithmetic average of the Delinquency Percentage as of the end of each of two successive Collection Periods commencing with the Quarterly Payment Date in [ ] exceeds [ ]%.

          "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction the numerator of which is the product of (a) four and (b) the difference between (x) the sum of (1) the Expected Interest Collections for the Quarterly Payment Date and (2) the Trust Swap Receipt Amount, if any, for the Quarterly Payment Date and (y) the sum of

          o the Servicing Fee for the Quarterly Payment Date and all prior unpaid Servicing Fees,
          o the Administration Fee for the Quarterly Payment Date and all prior unpaid Administration Fees,
          o the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, for the Quarterly Payment Date and
          o the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date,

and the denominator of which is the average of the Pool Balance calculated as of the first and the last day of the related Collection Period.

          "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction the numerator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans that either (a) are over 210 days delinquent or (b) have had claims filed with the Department for which payment is still awaited, and the denominator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans.

          In addition, following the Closing Date and both during and subsequent to the Revolving Period, the Eligible Lender Trustee on behalf of the Trust will be obligated from time to time, subject to the conditions described below, to purchase from the Seller Student Loans which

          o are made to a borrower who is also a borrower under at least one outstanding Financed Student Loan,
          o    are made under the same loan program as the Financed Student
               Loan, and
          o are guaranteed by the Guarantor that guaranteed the Financed Student Loan (each, a "Serial Loan" and, collectively, the "Serial Loans").

Serial Loans will be made or acquired by [ ] or another eligible lender on behalf of the Seller at the discretion and in accordance with usual business practices of the Seller.

          During the Revolving Period, each purchase of a Serial Loan will be funded by means of a transfer from the Collateral Reinvestment Account of an amount equal to the Loan Purchase Amount of the Serial Loan. Following the end of the Revolving Period, the Purchased Collateral Balance for purchases of Serial Loans will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which otherwise would have been part of the Available Funds as described under "--Distributions" below, and Purchase Premium Amounts for the purchases will be funded on the next succeeding Quarterly Payment Date from any Reserve Account Excess for the Quarterly Payment Date as described in this prospectus supplement under "Description of the Transfer and Servicing Agreements--Credit Enhancement--RESERVE ACCOUNT". Alternatively, at the Seller's option, following the end of the Revolving Period the Eligible Lender Trustee will be obligated, in lieu of purchasing Serial Loans as described above, to exchange with the Seller existing Financed Student Loans owned by the Trust for Serial Loans owned by the Seller; PROVIDED, HOWEVER, that each Financed Student Loan so exchanged (an "Exchanged Financed Student Loan") meets specified criteria including that (1) the Exchanged Financed Student Loan was originated under the same loan program and is guaranteed by the same Guarantor as the Financed Student Loan and entitles the holder to receive interest based on the same interest rate index as the Serial Loan to be exchanged into the Trust (an "Exchanged Serial Loan") and (2) the Exchanged Financed Student Loan will not, at any level of the interest rate index, have an interest rate that is greater than that of the Exchanged Serial Loan. In addition, if the outstanding principal balance of an Exchanged Financed Student Loan is less than that of the related Exchanged Serial Loan, an additional amount equal to the difference will be remitted to the Seller from amounts which would otherwise have been part of the Available Funds as described under "--Distributions" below. No Purchase Premium Amounts will be payable for an Exchanged Serial Loan.

          A purchase of Serial Loans or acquisition of Exchanged Serial Loans will be prohibited at any time after (1) an Event of Default occurs under the Indenture, a Servicer Default occurs under the Servicing Agreement or an Administrator Default occurs under the Administration Agreement or (2) specified events of insolvency occur with respect to the Seller.

          Any purchase of New Loans or Serial Loans or exchange of Exchanged Financed Student Loans for Exchanged Serial Loans will be made by the Trust on a date designated by the Seller (each, a "Transfer Date") pursuant to one or more Transfer Agreements. On the Transfer Date, the Seller will assign without recourse (except as otherwise set forth in the Transfer and Servicing Agreements) to the Eligible Lender Trustee on behalf of the Trust the Seller's entire interest in the New Loans, Serial Loans or Exchanged Serial Loans being transferred on the Transfer Date, in exchange for the related Loan Purchase Amount or the Exchanged Financed Student Loans being exchanged therefor (with the payment of any Purchase Premium Amount for Serial Loans acquired by the Trust after the Revolving Period being deferred to the next succeeding Quarterly Payment Date on which amounts in excess of the Specified Reserve Account Balance are available in the Reserve Account as described above).

          In addition, following the Closing Date and prior to the end of the Revolving Period, in the event that a borrower under a Financed Student Loan who is also a borrower under one or more Student Loans (whether or not all the loans are part of the Trust) elects to consolidate the loans, the Eligible Lender Trustee on behalf of the Trust will seek to originate a Federal Consolidation Loan pursuant to the Federal Consolidation Loan Program described in the prospectus under "Federal Family Education Loan Program--Federal Consolidation Loan Program" and under "Federal Family Education Loan Program" in this prospectus supplement. The origination will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Trust to the holder or holders of the Student Loans to prepay the loans. No assurance can be given that the Eligible Lender Trustee, rather than another lender, will be the lender which makes the Federal Consolidation Loan. In the event that another lender makes the Federal Consolidation Loan, any Financed Student Loan which is being consolidated by the Federal Consolidation Loan will be prepaid. The Eligible Lender Trustee will not be permitted to originate Federal Consolidation Loans (including the addition of any Add-on Consolidation Loans) on behalf of the Trust during the Revolving Period in an aggregate principal amount in excess of [$35,000,000]; additionally, no Federal Consolidation Loan may be originated by the Trust having a scheduled maturity date after [October 28, 2030] if at the time of the origination the aggregate principal balances of all Federal Consolidation Loans held by the Trust that have a scheduled maturity date after [October 28, 2030] exceed or, after giving effect to the origination, would exceed [$15,000,000]; provided, however, that the Eligible Lender Trustee will be permitted to fund Add-on Consolidation Loans in excess of the amounts if required to do so by the Act. After the Revolving Period the Eligible Lender Trustee on behalf of the Trust will cease to originate Federal Consolidation Loans and any Federal Consolidation Loan made with respect to a Financed Student Loan will be made by another lender, thereby resulting in a prepayment of the Financed Student Loan; PROVIDED, HOWEVER, that for a maximum period of 210 days following the end of the Revolving Period, the Eligible Lender Trustee may be required to increase the principal balance of any Federal Consolidation Loan by the amount of any related Add-on Consolidation Loan, as described below.

          As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in the prospectus and "Federal Family Education Loan Program" in this prospectus supplement, borrowers may consolidate additional Student Loans ("Add-on Consolidation Loans") with an existing Federal Consolidation Loan within 180 days from the date that the existing Federal Consolidation Loan was made. As a result of the addition of any Add-on Consolidation Loans, the related Federal Consolidation Loan may, in some cases, have a different interest rate and a different final payment date. Any Add-on Consolidation Loan added during the Revolving Period to a Federal Consolidation Loan in the Trust will be funded by means of a transfer from the Collateral Reinvestment Account of the amount required to repay in full any Student Loans that are being discharged in the consolidation process, which amount will be paid by the Eligible Lender Trustee on behalf of the Trust to the holder or holders of the Student Loans to prepay the loans. For a maximum period of 210 days following the end of the Revolving Period (30 days being attributed to the processing of any Add-on Consolidation Loans), the amounts will be funded by amounts representing distributions of principal on the outstanding Financed Student Loans which would otherwise have been part of the Available Funds as described under "--Distributions" below.

          As described under "Federal Family Education Loan Program" in this prospectus supplement and in the prospectus, during specified qualifying periods, interest on specified Financed Student Loans is not required to be paid currently, but instead is added to the outstanding principal balance of the loan at the end of the qualifying period. In order to minimize the possibility that the failure to receive current interest payments on the loans during the qualifying periods will result in a shortfall of the amount required to be distributed on the Notes, amounts on deposit in the Collateral Reinvestment Account will be applied during the Revolving Period to make interest payments to the Noteholders in lieu of current collections of interest on the loans. Following the end of the Revolving Period, the Collateral Reinvestment Account will cease to be available as a source to fund the interest payments to the Noteholders, and thereafter the payments will be funded through the application of amounts which would otherwise have been distributable in respect of the Principal Distribution Amount for the related Quarterly Payment Date as described under "--Distributions" below.

ACCOUNTS

          In addition to the collection account (the "Collection Account") referred to in the prospectus under "Description of the Transfer and Servicing Agreements--Accounts", the Administrator will establish and maintain a collateral reinvestment account (the "Collateral Reinvestment Account") and a reserve account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders.

SERVICING COMPENSATION; ADMINISTRATION FEE

          The Servicer will be entitled to receive from the Trust monthly, on each Monthly Payment Date or Quarterly Payment Date, a monthly servicing fee (the "Servicing Fee") in an amount equal to the lesser of (a) one-twelfth of [ ]% or a larger percentage approved by the rating agencies rating the Notes, not to exceed [ ]% (or of [ ]% if the Monthly Payment Date or Quarterly Payment Date is on or after the [ ] Quarterly Payment Date) of the aggregate principal balances of the Financed Student Loans as of the last day of the preceding calendar month and (b) the sum of

          1. one-twelfth of the In-School Percentage of the principal balance of each billing account relating to a Financed Student Loan as of the last day of the preceding calendar month which was an In-School Student Loan (as defined in this prospectus supplement) on the last day of the preceding calendar month or, if the average principal balance of billing accounts relating to In-School Student Loans as of the last day of the preceding calendar month was $2,500 or less, $1.50 per billing account,
          2.   one-twelfth of the GRDF Percentage of the principal balance as of the last day of the preceding calendar month of each billing account relating to a Financed Student Loan which was a Grace, Repayment, Deferral or Forbearance Student Loan (each, as defined in this prospectus supplement) as of the last day of the preceding calendar month or, if the average principal balance of the billing accounts as of the last day of the preceding calendar month was $3,000 or less, $3.00 per billing account,
          3. a fee of $1.00 for each notification sent by the Servicer during the preceding calendar month on behalf of the Trust to a borrower providing information to the borrower with respect to Federal Consolidation Loan programs,
          4. a one-time fee of $75.00 for each Federal Consolidation Loan originated by the Eligible Lender Trustee on behalf of the Trust during the preceding calendar month,
          5. a fee of $25.00 for each Financed Student Loan for which, during the preceding calendar month, claim documentation was completed and provided to the Guarantor or for which the Servicer performed bankruptcy or ineligible billing account processing (that, in the case of ineligible billing account processing, resulted in a demand letter being sent to the borrower), in each case as required by the claims-processing requirements of the related Guarantor,
          6. a fee of $0.05 per Financed Student Loan for storing and warehousing the applicable loan documentation for each loan during the preceding calendar month,
          7. a one-time fee of $0.40 for each billing account transferred by the Seller to the Trust during the preceding calendar month,
          8. a fee equal to one-twelfth of the product of (A) the aggregate principal balances of the Financed Student Loans outstanding as of the last day of the preceding calendar month and (B) 0.05%, which fee will be payable so long as specified servicing regulations of the Department remain in effect, and
          9. a fee of $70.00 per hour for system development requests made by the Eligible Lender Trustee on behalf of the Trust and provided by the Servicer during the preceding calendar month.

          "Monthly Payment Date" means the twenty-eighth day of each month (or if any twenty-eighth day is not a business day, the next succeeding business day), commencing [ ].

          For purposes of making the determinations set forth in clauses (1) and
(2) of the second preceding paragraph, the "In-School Percentage" and "GRDF Percentage" shall each be determined based on the average principal balance of the billing accounts relating to the In-School Student Loans and the billing accounts relating to the Grace, Repayment, Deferral and Forbearance Student Loans, respectively, as of the last day of the preceding calendar month, as follows:

  AVERAGE PRINCIPAL                      IN-SCHOOL             AVERAGE PRINCIPAL                      GRDF
       BALANCE                          PERCENTAGE                  BALANCE                        PERCENTAGE
$2,501 - $3,000...................        0.625%              $  3,001 - $  3,400...............     1.100%
$3,001 - $3,500...................        0.525%              $  3,401 - $  3,900...............     0.950%
$3,501 - $4,000...................        0.450%              $  3,901 - $  4,400...............     0.830%
$4,001 - $4,750...................        0.375%              $  4,401 - $  4,800...............     0.740%
$5,501 - $6,250...................        0.260%              $  5,401 - $  6,000...............     0.575%
$6,251 and above..................        0.230%              $  6,001 - $  6,600...............     0.510%
                                                              $  6,601 - $  7,200...............     0.475%
                                                              $  7,201 - $10,000................     0.450%
                                                              $10,001 - $13,000.................     0.350%
                                                              $13,001 and above.................     0.300%


          The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of the Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of the Available Funds in the case of each Quarterly Payment Date) and amounts on deposit in the Reserve Account on the Monthly Payment Date. To the extent that, for any Monthly Payment Date, the Servicing Fee is the amount calculated as described in clause (a) of the first paragraph under "--Servicing Compensation; Administration Fee," then an amount (the "Servicing Fee Shortfall") equal to the excess of the amount described in clause (b) of the first paragraph under "--Servicing Compensation; Administration Fee," over the amount described in clause (a) of the first paragraph under "--Servicing Compensation; Administration Fee," shall be payable on the next succeeding Monthly Payment Date (or if the Monthly Payment Date is also a Quarterly Payment Date, on the Quarterly Payment Date) from any remaining amounts on deposit in the Reserve Account that are in excess of the Specified Reserve Account Balance, pursuant to the priorities described under "--Credit Enhancement--RESERVE ACCOUNT" below. The Servicer will be obligated to perform its servicing obligations whether or not it receives any amounts in respect of Servicing Fee Shortfalls.

          As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to receive monthly in arrears, on each Monthly Payment Date that is not a Quarterly Payment Date and on each Quarterly Payment Date, a monthly administration fee (the "Administration Fee") in an amount equal to one-twelfth of the product of (1) [ ]% and (2) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding the related Monthly Payment Date or Quarterly Payment Date.

DISTRIBUTIONS

          DEPOSITS TO THE COLLECTION ACCOUNT. On or about the third business day prior to each Monthly Payment Date (the "Determination Date"), the Administrator will provide the Indenture Trustee with specified information with respect to the preceding Monthly Collection Period or, in the case of a Monthly Payment Date that is also a Quarterly Payment Date, the preceding Collection Period, including the amount of the Monthly Available Funds or the Available Funds, as the case may be, received with respect to the Financed Student Loans and the aggregate Purchase Amounts relating to the Financed Student Loans to be repurchased by the Seller or to be purchased by the Servicer.

          "Monthly Collection Period" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of the Monthly Payment Date.

          "Collection Period" means each period of three calendar months from and including the date next following the end of the preceding Collection Period (or with respect to the first Collection Period, the period beginning on the Cutoff Date and ending on [ ]).

          For purposes of this prospectus supplement, "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period:

          1. all collections received by the Servicer on the Financed Student Loans during the Collection Period (net, for the first Collection Period, of interest accrued prior to the Cutoff Date and not to be capitalized) and remitted to the Indenture Trustee (including any Guarantee Payments received with respect to the Financed Student Loans);
          2. Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during the Monthly Collection Period with respect to the Financed Student Loans;
          3. all proceeds of the liquidation of defaulted Financed Student Loans ("Liquidated Student Loans"), which became Liquidated Student Loans during the Monthly Collection Period in accordance with the Servicer's customary servicing procedures, net of expenses incurred by the Servicer in connection with the liquidation and any amounts required by law to be remitted to the borrowers on the Liquidated Student Loans (the net proceeds, "Liquidation Proceeds"), and all recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods and have been received by the Servicer during the Monthly Collection Period and remitted to the Indenture Trustee;
          4. that portion of amounts released from the Collateral Reinvestment Account with respect to Additional Fundings relating to interest costs on the Financed Student Loans which are or will be capitalized;
          5. the aggregate amount received by the Indenture Trustee on the Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period;
          6.   Investment Earnings for the Monthly Payment Date; and
          7. with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than a Monthly Payment Date immediately succeeding a Quarterly Payment Date,

the Monthly Available Funds remaining on deposit in the Collection Account from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to application of the Monthly Available Funds on the preceding Monthly Payment Date; PROVIDED, HOWEVER, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (1) and (2), respectively, under the second paragraph of "--Distributions--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below, then the Monthly Available Funds for the Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to the Monthly Payment Date which would have constituted part of the Monthly Available Funds for the Monthly Payment Date succeeding the Monthly Payment Date up to the amount necessary to pay the items, and the Monthly Available Funds for the succeeding Monthly Payment Date will be adjusted accordingly; and PROVIDED, FURTHER, that the Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period; (B) except as expressly included in clause (4) above, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" in this prospectus supplement; and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account, as described under "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above.

          "Available Funds" means, with respect to any Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses
(1) though (6) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in the Collection Period plus any Trust Swap Receipt Amount received by the Trust with respect to the Quarterly Payment Date; PROVIDED, HOWEVER, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available in the Reserve Account, to pay any of the items specified in clauses (1) through (6), respectively, under the third paragraph of "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below, then the Available Funds for the Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to the Quarterly Payment Date which would have constituted part of the Available Funds for the Quarterly Payment Date succeeding the Quarterly Payment Date up to the amount necessary to pay these items, and the Available Funds for the succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude

          o all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which was included in the Monthly Available Funds for a prior Monthly Collection Period;
          o    except as expressly included in clause (4) above, amounts
               released from the Collateral Reinvestment Account;
          o    any Monthly Rebate Fees paid during the related Monthly
               Collection Period by or on behalf of the Trust as described under "Federal Family Education Loan Program--Fees Payable on Certain Financed Student Loans" in this prospectus supplement; and
          o any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account, as described under "--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" below and, after the end of the Revolving Period, to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans as described under "--Revolving Period and Additional Fundings" above.

          DISTRIBUTIONS FROM THE COLLECTION ACCOUNT. From time to time during the Revolving Period, on any day tin this prospectus supplement, the Administrator may instruct the Indenture Trustee to withdraw all collections in respect of principal on the Financed Student Loans then on deposit in the Collection Account and deposit these amounts in the Collateral Reinvestment Account. In addition, from time to time during the Revolving Period, the Administrator may instruct the Indenture Trustee to withdraw funds on deposit in the Collateral Reinvestment Account to the extent the funds are not needed to make Additional Fundings and redeposit the amounts in the Collection Account.

          On each Monthly Payment Date that is not a Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following distributions to the extent of the Monthly Available Funds in the Collection Account for the Monthly Payment Date, in the following order of priority:

          (1) to the Servicer, the Servicing Fee for the Monthly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls); and

          (2) to the Administrator, the Administration Fee for the Monthly Payment Date and all prior unpaid Administration Fees.

          On each Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to make the following deposits and distributions to the extent of the Available Funds for the Quarterly Payment Date in the Collection Account, in the following order of priority:

          (1) to the Servicer, the Servicing Fee for the Quarterly Payment Date and all prior unpaid Servicing Fees (but not any Servicing Fee Shortfall or prior unpaid Servicing Fee Shortfalls);

          (2) to the Administrator, the Administration Fee for the Quarterly Payment Date and all prior unpaid Administration Fees;

          (3) to the Class A-1 Noteholders, the Class A-1 Noteholders' Interest Distribution Amount, to the Class A-2 Noteholders, the Class A-2 Noteholders' Interest Distribution Amount, and to the Swap Counterparty, the Trust Swap Payment Amount, if any, for the Quarterly Payment Date, PRO RATA, based on the ratio of each amount to the total of the amounts;

          (4) to the Subordinate Noteholders, the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date;

          (5) if the Revolving Period has terminated, to the Senior Noteholders, the Senior Noteholders' Principal Distribution Amount for the Quarterly Payment Date (the amount to be allocated among the Senior Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal");

          (6) after the Senior Notes have been paid in full, to the Subordinate Noteholders, the Subordinate Noteholders' Principal Distribution Amount for the Quarterly Payment Date; and

          (7) to the Reserve Account, any remaining amounts after application of clauses (1) through (6) above.

          For purposes of this prospectus supplement, the following terms have the following meanings:

          The "Class A-1 Noteholders' Interest Basis Carryover" means, the sum of (1) if the Class A-1 Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Class A-1 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-1 Note LIBOR Rate over (b) the amount of interest on the Class A-1 Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Class A-1 Note Rate calculated based on the Class A-1 Note LIBOR Rate.

          The "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-1 Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the interest rate borne by the Class A-1 Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

          The "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-1 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-1 Noteholders on on the immediately preceding Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-1 Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover.

          The "Class A-2 Noteholders' Interest Basis Carryover" means, the sum of (1) if the Class A-2 Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Class A-2 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-2 Note LIBOR Rate over (b) the amount of interest on the Class A-2 Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Class A-2 Note Rate calculated based on the Class A-2 Note LIBOR Rate.

          The "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Class A-2 Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the interest rate borne by the Class A-2 Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

          The "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Class A-2 Noteholders on on the immediately preceding Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Class A-2 Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest Basis Carryover.

          The "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which there shall be an amount owed by the Trust to the Swap Counterparty under the Interest Rate Swap, the excess of (1) the Trust Swap Payment Amount on the preceding Quarterly Payment Date over (2) the amount actually paid to the Swap Counterparty out of Available Funds on the preceding Quarterly Payment Date, plus interest on the excess from the preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three Month LIBOR for the related Quarterly Interest Period.

          The "Net Trust Swap Receipt Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which there shall be an amount owed by the Swap Counterparty to the Trust under the Interest Rate Swap, the excess of (1) the Trust Swap Receipt Amount on the preceding Quarterly Payment Date over (2) the amount actually paid by the Swap Counterparty to the Trust on the preceding Quarterly Payment Date, plus interest on the excess from the preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three Month LIBOR for the related Quarterly Interest Period.

          The "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date.

          "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date if the Revolving Period has terminated, the amount of the Available Funds on the Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the Subordinate Noteholders) to account for (1) the amount of any insignificant balance remaining outstanding as of the Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a borrower or a Guarantor, when the insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement, or (2) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess remaining after giving effect to all distributions to be made therefrom on the Quarterly Payment Date other than distributions to the Company out of the excess.

          "Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to the Quarterly Payment Date), the sum of the following amounts with respect to the related Collection Period:

          1. that portion of all collections received by the Servicer on the Financed Student Loans and remitted to the Indenture Trustee that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal) of the Financed Student Loans less the sum of

               o any collections which are applied by the Trust during the Collection Period to purchase Serial Loans,

               o any collections which are applied by the Trust during the Collection Period to fund the addition of any Add-on Consolidation Loans and

               o accrued and unpaid interest on the Financed Student Loans for the Collection Period to the extent the interest is not currently being paid but will be capitalized upon commencement of repayment of the Financed Student Loans;

          2. all Liquidation Proceeds attributable to the principal balances of Financed Student Loans which became Liquidated Student Loans during the Collection Period in accordance with the Servicer's customary servicing procedures to the extent received the Servicer during the related Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on the Financed Student Loans;

          3. to the extent attributable to principal, the amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant under an obligation which arose during the related Collection Period; and

          4.   the Principal Distribution Adjustment, if any;

provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan the Purchase Amount of which was included in the Available Funds for a prior Collection Period and, if the Revolving Period terminated during the related Collection Period, will exclude all amounts representing collections in respect of principal on the Financed Student Loans during the Collection Period that were deposited in the Collateral Reinvestment Account.

          "Realized Losses" means the excess of the aggregate principal balances of the Liquidated Student Loans over the related Liquidation Proceeds to the extent allocable to principal.

          The "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for the Quarterly Payment Date.

          The "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the Class A-1 Noteholders' Interest Distribution Amount, and (2) the Class A-2 Noteholders' Interest Distribution Amount, for the Quarterly Payment Date; provided, however, that the Senior Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover or Class A-2 Noteholders' Interest Basis Carryover.

          The "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (1) the Senior Noteholders' Principal Distribution Amount on the Quarterly Payment Date over
(2) the amount of principal actually distributed to the Senior Noteholders on the Quarterly Payment Date.

          The "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated prior to the end of the related Collection Period with respect to the Quarterly Payments Date), the Principal Distribution Amount for the Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the aggregate principal amount of the Senior Notes outstanding on the preceding Quarterly Payment Date. In addition, (1) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to the Class A-1 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-1 Notes to zero and (2) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding aggregate principal amount of the Class A-2 Notes to zero.

          The "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for the Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for the Quarterly Payment Date.

          The "Subordinate Noteholders' Interest Basis Carryover" means, the sum of (1) if the Subordinate Note Rate for any Quarterly Payment Date is based on the Adjusted Student Loan Rate, the excess of (a) the amount of interest on the Subordinate Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Subordinate Note LIBOR Rate over (b) the amount of interest on the Subordinate Notes actually accrued in respect of the Quarterly Interest Period based on the Adjusted Student Loan Rate, and (2) the unpaid portion of any excess from prior Quarterly Payment Dates and interest accrued thereon at the Subordinate Note Rate calculated based on the Subordinate Note LIBOR Rate.

          The "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (1) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (2) the amount of interest actually distributed to the Subordinate Noteholders on the preceding Quarterly Payment Date, plus interest on the amount of the excess, to the extent permitted by law, at the rate borne by the Subordinate Notes from the preceding Quarterly Payment Date to the current Quarterly Payment Date.

          The "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (1) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to the Subordinate Noteholders on the Quarterly Payment
Date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (2) the Subordinate Noteholders' Interest Carryover Shortfall for the Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Interest Distribution Amount will not include any Subordinate Noteholders' Interest Basis Carryover.

          The "Subordinate Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (1) the Subordinate Noteholders' Principal Distribution Amount on the Quarterly Payment Date over (2) the amount of principal actually distributed to the Subordinate Noteholders on the Quarterly Payment Date.

          The "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of (a) the Principal Distribution Amount for the Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal amount of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to Senior Noteholders on the Quarterly Payment Date) and (b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on the preceding Quarterly Payment Date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

          The "Trust Swap Payment Amount" means, with respect to any Quarterly Payment Date, the sum of (1) if the Interest Rate Swap is still in effect, the Net Trust Swap Payment for the Quarterly Payment Date and (2) the Net Trust Swap Payment Carryover Shortfall for the Quarterly Payment Date.

          The "Trust Swap Receipt Amount" means, with respect to any Quarterly Payment Date, the sum of (1) if the Interest Rate Swap is still in effect, the Net Trust Swap Receipt for the Quarterly Payment Date and (2) the Net Trust Swap Receipt Carryover Shortfall for the Quarterly Payment Date.

CREDIT ENHANCEMENT

          RESERVE ACCOUNT. Pursuant to the Administration Agreement and the Loan Sale Agreement, the Reserve Account will be created with an initial deposit by the Depositor on the Closing Date of cash or Eligible Investments in an amount equal to the Reserve Account Initial Deposit. The Reserve Account will be augmented on each Quarterly Payment Date by the deposit tin this prospectus supplement of the amount of the Available Funds remaining after payment of the Servicing Fee and all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees, the Senior Noteholders' Interest Distribution Amount and the Trust Swap Payment Amount, if any, the Subordinate Noteholders' Interest Distribution Amount and, if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, all for the Quarterly Payment Date. See "--Distributions" above. As described below, subject to some limitations, amounts on deposit in the Reserve Account will be released to the Company to the extent that the amount on deposit in the Reserve Account exceeds the Specified Reserve Account Balance.

          "Specified Reserve Account Balance" with respect to any Quarterly Payment Date generally will be the greater of:

          (a) [ ]% of the aggregate principal amount of the Notes outstanding on the Quarterly Payment Date after taking into account the effect of distributions on the Quarterly Payment Date, or

          (b) $[ ];

provided, however, that the Specified Reserve Account Balance shall in no event exceed the aggregate principal amount of the Notes outstanding on the Quarterly Payment Date.

          If the amount on deposit in the Reserve Account on any Quarterly Payment Date (after giving effect to all distributions required to be made from the Available Funds on the Quarterly Payment Date) is greater than the Specified Reserve Account Balance for the Quarterly Payment Date, the Administrator will instruct the Indenture Trustee to apply the amount of the excess (the "Reserve Account Excess") (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, that if this date is on or after the Parity Date, to the extent that the funds represent payments (other than principal payments) with respect to the Financed Student Loans, the funds shall be applied in the order of priority set forth in clauses (b)(3) through (6) below, and (b) at and after the termination of the Revolving Period, to the following (in the priority indicated):

          1. to the Seller for any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period;

          2. if the Quarterly Payment Date is on or prior to the Parity Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes, until the aggregate principal amount of the Notes is equal to the Pool Balance as of the close of business on the last day of the related Collection Period;

          3. if the Quarterly Payment Date is after the [ ] Quarterly Payment Date, to the payment of the unpaid principal amount of the Senior Notes (to be allocated between the Class A-1 Noteholders and the Class A-2 Noteholders as described in this prospectus supplement under "Description of the Notes--Distributions of Principal") or, if the Senior Notes have been paid in full, of the Subordinate Notes;

          4. to the Class A-1 Noteholders and the Class A-2 Noteholders, PRO RATA, the aggregate unpaid amount of any Class A-1 Noteholders' Interest Basis Carryover and Class A-2 Noteholders' Interest Basis Carryover based on the ratio of each amount to the total of the amounts;

          5. to the Subordinate Noteholders, the aggregate unpaid amount of any Subordinate Noteholders' Interest Basis Carryover;

          6. to the Servicer, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; and

          7.   to the Company, any excess remaining after application of clauses
               (1) through (6) above,

and, upon the payment to the Company or an affiliate, the Noteholders will not have any rights in, or claims to, the amounts.

          Subject to the limitation described in the preceding paragraph, amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Trust. Funds will be withdrawn from the Reserve Account
(a) on each Monthly Payment Date that is not a Quarterly Payment Date, to the extent that the Monthly Available Funds on the Monthly Payment Date is insufficient to pay: (1) the Servicing Fee and all overdue Servicing Fees and
(2) the Administration Fee and all overdue Administration Fees, and (b) on any Quarterly Payment Date to the extent that the amount of the Available Funds on the Quarterly Payment Date is insufficient to pay any of the items specified in clauses (1) through (7), respectively, of the third paragraph under "--Distributions--DISTRIBUTIONS FROM THE COLLECTION ACCOUNT" above on the Quarterly Payment Date. The funds will be paid from the Reserve Account to the persons and in the order of priority specified for distribution from the Collection Account on the Quarterly Payment Date. As a result of the subordination of the Subordinate Notes to the Senior Notes described elsewhere in this prospectus supplement, any amounts that the Subordinate Noteholders would otherwise receive from the Reserve Account in respect of the Subordinate Noteholders' Interest Distribution Amount on any Quarterly Payment Date will be paid to the Senior Noteholders until the Senior Noteholders' Interest Distribution Amount for the Quarterly Payment Date has been paid in full. In addition, as a result of the subordination, Subordinate Noteholders will not receive any amounts from the Reserve Account in respect of the Subordinate Noteholders' Principal Distribution Amount until the Senior Notes have been paid in full. See "--SUBORDINATION" below.

          The Reserve Account is intended to enhance the likelihood of timely receipt by the Senior Noteholders and the Subordinate Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Senior Noteholders or the Subordinate Noteholders will experience losses. In specified circumstances, however, the Reserve Account could be depleted. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in the amount of the Available Funds (or the Monthly Available Funds) exceeds the amount of cash in the Reserve Account, the Senior Noteholders or the Subordinate Noteholders could incur losses or a temporary shortfall in the amount of principal and interest distributed to the Senior Noteholders or the Subordinate Noteholders, which result could, in turn, increase the average life of the Senior Notes or the Subordinate Notes. Amounts on deposit in the Reserve Account will not be available in any respect until the Parity Date to cover any aggregate unpaid Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover or Subordinate Noteholders' Interest Basis Carryover and after the Parity Date only amounts on deposit in the Reserve Account that (after paying, for Quarterly Payment Dates occurring after the Revolving Period, any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Trust prior to the end of the related Collection Period) are in excess of the Specified Reserve Account Balance will be available therefor.

          SUBORDINATION. While the Class A-1 Noteholders and the Class A-2 Noteholders will have equal priority to the payment of interest, on any Quarterly Payment Date on which principal is due to be paid on the Senior Notes, and the Class A-2 Noteholders will receive no payments of principal until the Class A-1 Noteholders have received payments of principal in an amount sufficient to reduce the aggregate principal amount of the Class A-1 Notes to zero; provided, however, that from and after any acceleration of the Notes following an Event of Default (as defined in the prospectus), principal will be allocated pro rata between the Class A-1 Notes and the Class A-2 Notes, based on the ratio of the aggregate principal amount of each class of Notes to the aggregate principal amount of the Senior Notes, until the aggregate principal amount of the Senior Notes has been reduced to zero. In addition, the rights of the Subordinate Noteholders to receive payments of interest on any Quarterly Payment Date out of the Available Funds or the Reserve Account are subordinated to the rights of the Senior Noteholders to receive payments of interest on the Quarterly Payment Date, and the rights of the Subordinate Noteholders to receive payments of principal out of the Available Funds or the Reserve Account on any Quarterly Payment Date are subordinated to the rights of the Senior Noteholders to receive payments of interest and principal on the Quarterly Payment Date. The Subordinate Noteholders will not be entitled to any payments of principal out of the Available Funds or the Reserve Account until the Senior Notes are paid in full.

INTEREST RATE SWAP

          PAYMENTS UNDER THE SWAP AGREEMENT. On the Closing Date, the Trust will enter into an interest rate swap agreement (the "Interest Rate Swap") with [ ] (the "Swap Counterparty"). The Interest Rate Swap will be documented according to a 1992 ISDA Master Agreement (Multicurrency-Cross Border) ("1992 Master Agreement") modified to reflect the terms of the Notes, the Indenture and the Interest Rate Swap. The Interest Rate Swap will terminate on the earliest to occur of the [ ] Quarterly Payment Date (the "Scheduled Swap Termination Date"), the date on which the Notes have been paid in full and the date on which the Interest Rate Swap is terminated in accordance with its terms pursuant to an early termination (the "Swap Termination Date").

          In accordance with the terms of the Interest Rate Swap, the Swap Counterparty will pay to the Trust, on each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect, an amount equal to the product of

          o    the Swap Rate for the related Quarterly Interest Period,
          o the Scheduled Notional Swap Amount for the Quarterly Payment Date and
          o the quotient of the number of days in the related Quarterly Interest Period divided by 360.

The "Swap Rate" for any Quarterly Interest Period will be a rate equal to Three-Month LIBOR (determined as described in this prospectus supplement under "Description of the Notes--Calculation of Three-Month LIBOR") for the Quarterly Interest Period. The "Scheduled Notional Swap Amount" for any Quarterly Payment Date will be the lesser of (1) the outstanding principal balance of the Notes immediately preceding the Quarterly Payment Date and (2) the amount listed on Exhibit A hereto for the Quarterly Payment Date. The Depositor expects that the Scheduled Notional Swap Amount for each Quarterly Payment Date prior to the Swap Termination Date will be equal to approximately [ ]% of the outstanding principal amount of the Notes immediately preceding the Quarterly Payment Date. However, following the Closing Date, the depositor may agree with the Swap Counterparty to cause the Scheduled Notional Swap Amount to equal the outstanding principal balance of the Notes.

          In exchange for the payment, the Trust will pay to the Swap Counterparty, on each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect, an amount equal to the product of

          o the T-Bill Rate (determined as described below) for the related Quarterly Interest Period plus at least [ ]% but not more than [ ],
          o the Scheduled Notional Swap Amount for the Quarterly Payment Date and
          o the quotient of the actual number of days in the Quarterly Interest Period divided by 365 (or 366 in the case of any amount which is being calculated with respect to a Quarterly Payment Date in a leap year).

With respect to each Quarterly Payment Date with respect to which the Interest Rate Swap is still in effect (and without regard to any payments remaining unpaid from a prior Quarterly Payment Date), any difference between the payment by the Swap Counterparty to the Trust and the payment by the Trust to the Swap Counterparty will be referred to as a "Net Trust Swap Receipt", if the difference is a positive number, and a "Net Trust Swap Payment", if the difference is a negative number. Any payments pursuant to the Interest Rate Swap will be made solely on a net basis, as described above. The Trust Swap Receipt Amount, if any, will be distributed as part of the Available Funds on the Quarterly Payment Date and the Trust Swap Payment Amount, if any, will be paid out of the Available Funds.

          The "T-Bill Rate", with respect to any Quarterly Interest Period, means the weighted average of the T-Bill Rates for each day within the Quarterly Interest Period and, with respect to any date within a Quarterly Interest Period, means the weighted average discount rate per annum (expressed on a bond equivalent basis and applied on a daily basis) for direct obligations of the United States with a maturity of 13 weeks ("91-day Treasury Bills") sold at the most recent 91-day Treasury Bill auction prior to the date, as reported by the U.S. Department of the Treasury. In the event that the results of the auctions of 91-day Treasury Bills cease to be reported as provided above, or that no auction is held in a particular week, then the T-Bill Rate in effect as a result of the last publication or report will remain in effect until the time, if any, as the results of auctions of 91-day Treasury Bills shall again be reported or the auction is held, as the case may be. The T-Bill Rate will be subject to a Lock-In Period of six business days.

          "Lock-In Period" means the period of days preceding any Quarterly Payment Date during which the T-Bill Rate in effect on the first day of the period will remain in effect until the end of the Quarterly Interest Period related to the Quarterly Payment Date.

          MODIFICATION AND AMENDMENT OF THE SWAP AGREEMENT AND TRANSFER AND SERVICING AGREEMENTS. The Trust Agreement and the Indenture will contain provisions permitting the Eligible Lender Trustee, with the consent of the Indenture Trustee, to enter into any amendment to the Swap Agreement requested by the Swap Counterparty to cure any ambiguity in, or correct or supplement any provision of, the Swap Agreement, so long as the Eligible Lender Trustee determines, and the Indenture Trustee agrees in writing, that the amendment will not adversely affect the interests of the Noteholders. The written consent of the Swap Counterparty will be required before any amendment is made to the Indenture or the Transfer and Servicing Agreements.

          CONDITIONS PRECEDENT. The respective obligations of the Swap Counterparty and the Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing and (2) no Termination Event (as defined below) has occurred or been effectively designated; provided, however, that the Swap Counterparty's obligation to pay these amounts will not be subject to these conditions unless principal of the Notes has been accelerated following an Event of Default under the Indenture or an early termination under the Swap Agreement has occurred or been designated.

          DEFAULTS UNDER THE SWAP. "Events of Default" under the Swap Agreement (each a "Swap Default") are limited to

          o the failure of the Trust or the Swap Counterparty to pay any amount when due under the Interest Rate Swap after giving effect to the applicable grace period; provided, however, that, in the case of the Trust, the Trust has funds available after all prior obligations of the Trust to make this payment,
          o the occurrence of specified events of insolvency or bankruptcy of the Trust or the Swap Counterparty,
          o an acceleration of the principal of the Notes following an Event of Default under the Indenture, and
          o the following other standard events of default under the 1992 Master Agreement:
               o    "Breach of Agreement" (not applicable to the Trust),
               o    "Credit Support Default" (not applicable to the Trust),
               o    "Misrepresentation" (not applicable to the Trust), and
               o "Merger without Assumption" (not applicable to the Trust), as described in Sections 5(a)(ii), 5(a)(iii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

          TERMINATION EVENTS. "Termination Events" under the Swap Agreement consist of the following standard events under the 1992 Master Agreement:
"Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate
Swap) and "Tax Event" (which generally relates to either party to the Interest Rate Swap receiving a payment under the Interest Rate Swap from which an amount has been deducted or withheld for or on account of taxes), as described in Sections 5(b)(i) and 5(b)(ii) of the 1992 Master Agreement.

          EARLY TERMINATION OF THE SWAP. Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence of the Swap Default. The Trust may not designate an Early Termination Date without the consent of the Administrator. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer it rights and obligations under the Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination".

          Upon any Swap Early Termination of the Swap Agreement, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused the termination). The amount of the termination payment will be based on the value of the Interest Rate Swap computed in accordance with the procedures set forth in the Interest Rate Swap. Any payment could be substantial. In the event that the trust is required to make a termination payment, the payment will be payable in the same order of priority as any Trust Swap Payment Amount payable to the Swap Counterparty (which is payable pari passu with the Class A-1 Noteholders' Interest Distribution Amount and the Class A-2 Noteholders' Interest Distribution Amount); PROVIDED, HOWEVER, that, in the event that a termination payment is owed to the Swap Counterparty following a Swap Default resulting from a default of the Swap Counterparty or a Termination Event, the termination payment will be subordinate to the right of the Noteholders to receive full payment of principal of and interest on the Notes. Accordingly, termination payments, if required to be made by the Trust, could result in shortfalls to Noteholders.

          If, following an Early Termination Date, a Termination Payment is owed by the Trust to the Swap Counterparty and the Trust receives a payment ("Assumption Payment") from a successor swap counterparty to assume the position of the Swap Counterparty, the portion of the Assumption Payment that does not exceed the amount of the Termination Payment owed by the Trust to the Swap Counterparty will be paid by the Trust to the Swap Counterparty and will not be available to make distributions to Noteholders. Following the payment, the amount of the Termination Payment owed by the Trust to the Swap Counterparty will be reduced by the amount of the payment.

          RATING AGENCY DOWNGRADE. If the rating of the Swap Counterparty (or any successor credit support provider) is withdrawn or reduced below [ ] or its equivalent by any Swap Rating Agency (this withdrawal or reduction, a "Rating Agency Downgrade"), the Swap Counterparty is required, no later than the 30th day following the Rating Agency Downgrade, at the Swap Counterparty's expense, either to (1) obtain a substitute Swap Counterparty that has a counterparty rating of at least [ ] or its equivalent by the Swap Rating Agency or (2) enter into arrangements reasonably satisfactory to the Trustee, including collateral arrangements, guarantees or letters of credit, which arrangements in the view of the Swap Rating Agency will result in the total negation of the effect or impact of the Rating Agency Downgrade on the Noteholders and the Depositor.

          THE SWAP COUNTERPARTY. [ ] is a [ ] company with its principal place of business located at [ ]. As of the date of the prospectus supplement, the Swap Counterparty's counterparty ratings were [ ].

          THE INFORMATION SET OUT IN THE PRECEDING PARAGRAPH HAS BEEN PROVIDED BY THE SWAP COUNTERPARTY AND IS NOT GUARANTEED AS TO ACCURACY OR COMPLETENESS, AND IS NOT TO BE CONSTRUED AS REPRESENTATIONS, BY THE DEPOSITOR OR THE UNDERWRITERS. EXCEPT FOR THE FOREGOING PARAGRAPH, THE SWAP COUNTERPARTY AND ITS AFFILIATES HAVE NOT BEEN INVOLVED IN THE PREPARATION OF, AND DO NOT ACCEPT RESPONSIBILITY FOR, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

COMPANY LIABILITY

          Anything to the contrary in the prospectus notwithstanding, the Company will not be liable to any person or entity for the amount of any losses, claims, damages or liabilities arising out of or based on the Trust Agreement.

TERMINATION

          Certain information regarding termination of the Trust is set forth in "Description of the Transfer and Servicing Agreements--Termination" in the prospectus; PROVIDED, HOWEVER, that the information set forth under the heading "Description of the Transfer and Servicing Agreements--Insolvency Event" is not applicable in connection with the Trust.

          Any Financed Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the [ ] Quarterly Payment Date will be offered for sale by the Indenture Trustee. The Seller, its affiliates and unrelated third parties may offer bids to purchase the Financed Student Loans on the Quarterly Payment Date. If at least two bids (one of which is from a bidder other than the Seller and its affiliates) are received, the Indenture Trustee will accept the highest bid equal to or in excess of the greater of (x) the aggregate Purchase Amounts of the Financed Student Loans as of the end of the Collection Period immediately preceding the Quarterly Payment Date and (y) an amount that would be sufficient to

          o reduce the outstanding principal amount of the Notes on the Quarterly Payment Date to zero,
          o pay to the Noteholders, the Noteholders' Interest Distribution Amount payable on the Quarterly Payment Date plus any Class A-1 Noteholders' Interest Basis Carryover, Class A-2 Noteholders' Interest Basis Carryover and Subordinate Noteholders' Interest Basis Carryover and
          o pay to the Swap Counterparty any prior unpaid Net Trust Swap Payment Carryover Shortfalls and any other amounts owed by the Trust to the Swap Counterparty under the Interest Rate Swap (the greater amount, the "Minimum Purchase Price").

If at least two bids are not received or the highest bid is not equal to or in excess of the Minimum Purchase Price, the Indenture Trustee will not consummate the sale. The proceeds of any the sale will be used to redeem any Notes outstanding on the Quarterly Payment Date. If the sale is not consummated in accordance with the foregoing, the Indenture Trustee may, but shall not be under any obligation to, solicit bids to purchase the Financed Student Loans on future Quarterly Payment Dates upon terms similar to those described above. No assurance can be given as to whether the Trustee will be successful in soliciting acceptable bids to purchase the Financed Student Loans on either the[ ] Quarterly Payment Date or any subsequent Quarterly Payment Date.

OPTIONAL REDEMPTION

          The Company or an assignee of the Company, may at its option purchase from the Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Quarterly Payment Date on which the then outstanding Pool Balance is 20% or less of the aggregate initial principal amount of the Notes, all remaining Financed Student Loans at a price equal to the greater of the aggregate Purchase Amounts as of the end of the Collection Period and the Minimum Purchase Price, which amount will be used to retire the Notes concurrently therewith. The Minimum Purchase Price for a purchase occurring prior to the [ ] Quarterly Payment shall include any termination payment due to the Swap Counterparty. Upon termination of the Trust, all right, title and interest in the Financed Student Loans and other funds of the Trust, after giving effect to any final distributions to the Noteholders therefrom, will be conveyed and transferred to the Company or the assignee.

                      FEDERAL FAMILY EDUCATION LOAN PROGRAM

          A description of the Federal Family Education Loan Program is provided in the prospectus under "Federal Family Education Loan Program." The information provided below sets forth recent developments and additional information with respect the Federal Family Education Loan Program.

          RECENT DEVELOPMENTS-EMERGENCY STUDENT LOAN CONSOLIDATION ACT OF 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan program. These changes include:

          o providing that federal direct student loans are eligible to be included in a Federal Consolidation Loan;
          o changing the borrower interest rate on new Federal Consolidation Loans (previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent) to the annually variable rate applicable to Stafford Loans (i.e., the bond equivalent rate at the last auction in May of 91-day
               Treasury Bills plus 3.10%, not to exceed 8.25% per annum);
          o    providing that the portion of a Federal Consolidated Loan that is comprised of Subsidized Stafford Loans retains its subsidy benefits during periods of deferment; and
          o establishing prohibitions against various forms of discrimination in the making of Consolidation Loans.

Except for the last of the above changes, all these provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

          RECENT DEVELOPMENTS--FY 1998 BUDGET. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Act impacting the FFELP. These provisions include, among other things, requiring Federal Guarantors to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002 (to be paid in annual installments), greater restrictions on use of reserves by Federal Guarantors and a continuation of the Administrative Cost Allowance payable to Federal Guarantors (which is a fee paid to Guarantors equal to 0.85% of new loans guaranteed).

          RECENT DEVELOPMENTS--1998 AMENDMENTS. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998 (the "1998 Amendments") that revised interest rate changes under the FFELP that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford Loans and Unsubsidized Stafford Loans is reduced to a rate of 91-day Treasury Bill Rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for Special Allowance Payments on Stafford Loans and Unsubsidized Stafford Loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill Rate plus 2.80% (2.20% during school, grace and deferment). The 1998 Amendments also adjusted the interest rate on PLUS Loans disbursed on or after July 1, 1998 and before October 1, 1998 to a rate of 91-day T-bill plus 3.10%, subject to a maximum rate of 9%, but did not affect the rate change on Federal Consolidation Loans during the same period which is fixed at the rate of 91-day T-bill established at the final auction held prior to June 1, 1998 plus 3.10% subject to a maximum rate of 8.25%. The formula for Special Allowance Payments for PLUS Loans continues to provide that no Special Allowance Payments will be paid unless the interest rate formula described in the preceding sentence produces a rate which exceeds 9%.

          RECENT DEVELOPMENTS--1998 REAUTHORIZATION BILL. On October 7, 1998, President Clinton signed into law the Higher Education Amendments of 1998 (the "1998 Reauthorization Bill"), which enacted significant reforms in the FFELP. The major provisions of the 1998 Reauthorization Bill include the following:

          o All references to a "transition" to full implementation of the Federal Direct Loan Program were deleted from the FFELP statute.

          o Guarantor reserve funds were restructured so that Federal Guarantors are provided with additional flexibility in choosing how to spend specified funds they receive.

          o The minimum Federal Guarantor reserve level requirement is reduced from 0.50% of the total attributable amount of all outstanding loans guaranteed to 0.25% of the total attributable amount of all outstanding loans guaranteed.

          o Additional recall of reserve funds by the Secretary were mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, specified minimum reserve levels are protected from recall.

          o The administrative cost allowance was replaced by two (2) new payments, a Student Loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed Student Loans.

          o The percentage of collections on defaulted Student Loans a Guarantor is permitted to retain is reduced from 27% to 24% (23% beginning on October 1, 2003) plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender on the Student Loan.

          o Federal reinsurance provided to Federal Guarantors is reduced from 98% to 95% for Student Loans first disbursed on or after October 1, 1998.

          o The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

          o Interest rates charged to borrowers on Stafford Loans, and the yield for Stafford Loan holders established by the 1998 Amendments, were made permanent.

          o Federal Consolidation Loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill Rate plus 3.1% exceeds the borrower's interest rate, Special Allowance Payments are made to make up the difference.

          o The lender-paid offset fee on Federal Consolidation Loans of 1.05% is reduced to .62% for Loans made pursuant to applications received on or after October 1, 1998 and on or before January 31, 1999.

          o The Direct Consolidation Loan interest rate calculation was revised to reflect the rate for Federal Consolidation Loans, and will be effective for loans on which applications are received on or after February 1, 1999.

          o Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after the date outstanding loans under FFELP totaling more than $30,000, under which schedules the repayment period may extend up to 25 years subject to specified minimum repayment amounts.

          o The Secretary is authorized to enter into six (6) voluntary flexible agreements with Federal Guarantors under which various statutory and regulatory provisions can be waived.

          o Federal Consolidation Loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying federal loans to issue a Federal Consolidation Loan to a borrower whose underlying Federal Loans are held by multiple holders.

          o Inducement restrictions were revised to permit Federal Guarantors and lenders to provide assistance to schools comparable to that provided to schools by the Secretary under the federal direct student loan program.

          o The Secretary is now required to pay off Student Loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the Student Loan.

          o Discharge of FFELP and specified other Student Loans in bankruptcy is now limited to cases of undue hardship regardless of whether the Student Loan has been in repayment for seven (7) years prior to the bankruptcy filing.

          o All of the Federal Guarantors will be subject to the new recall of reserves and reduced reinsurance provisions for Federal Guarantors. The new recall of reserves and reduced reinsurance for Federal Guarantors increases the risk that resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

          CONSOLIDATION OF FEDERAL BENEFIT BILLINGS AND RECEIPTS WITH OTHER TRUSTS. Due to a recent change in Department policy limiting the granting of new lender identification numbers, the Eligible Lender Trustee is allowed under the Trust Agreement to permit the Trust, and other trusts established by or with respect to the Seller to securitize Student Loans, to use a common Department lender identification number. The billings submitted to the Department for Interest Subsidy Payments and Special Allowance Payments on the Financed Student Loans will be consolidated with the billings for the payments for Student Loans in the other trusts using the same lender identification number and payments on the billings will be made by the Department in lump sum form. The lump sum payments will then be allocated among the various trusts using the lender identification number.

          In addition, the sharing of the lender identification number by the Trust with other trusts may result in the receipt of claim payments by Federal Guarantors in lump sum form. In that event, the payments would be allocated among the trusts in a manner similar to the allocation process for Interest Subsidy Payments and Special Allowance Payments.

          The Department regards the Eligible Lender Trustee as the party primarily responsible to the Department for any liabilities owed to the Department or Federal Guarantors resulting from the Eligible Lender Trustee's activities in the FFELP. As a result, if the Department or a Federal Guarantor were to determine that the Eligible Lender Trustee owes a liability to the Department or a Federal Guarantor on any Student Loan for which the Eligible Lender Trustee is or was legal titleholder, including loans held in the Trust or other trusts, the Department or the Federal Guarantor may seek to collect that liability by offset against payments due the Eligible Lender Trustee under the Trust. In the event that the Department or a Federal Guarantor determines a liability exists in connection with a trust using the shared lender identification number, the Department or the Federal Guarantor would be likely to collect that liability by offset against amounts due the Eligible Lender Trustee under the shared lender identification number, including amounts owed in connection with the Trust.

          In addition, other trusts using the shared lender identification number may in a given quarter incur Federal Origination Fees that exceed the Interest Subsidy Payments and Special Allowance Payments payable by the Department on the loans in the other trusts, resulting in the consolidated payment from the Department received by the Eligible Lender Trustee under the lender identification number for that quarter being less than the amount owed by the Department on the loans in the Trust for that quarter.

          The Servicing Agreement for the Trust and the servicing agreements for other trusts established by or with respect to the Seller which share the lender identification number to be used by the Trust (the Trust and the other trusts, collectively, the "Seller Trusts") will require the Eligible Lender Trustee or the Servicer for each Seller Trust to allocate to the proper Seller Trust a shortfall or an offset by the Department or a Federal Guarantor arising from the Student Loans held by the Eligible Lender Trustee on the Seller Trust's behalf.

          FEES PAYABLE ON CERTAIN FINANCED STUDENT LOANS. Under the Federal Consolidation Program, the Trust will be obligated to pay to the Department a monthly rebate fee (the "Monthly Rebate Fee") at an annualized rate of 1.05% (0.62% for applications received between October 1, 1998 and January 31, 1999) of the outstanding principal balance on the last day of each month plus accrued interest thereon of each Federal Consolidation Loan which is a part of the Trust, which rebate will be payable prior to distributions to the Noteholders and which rebate will reduce the amount of funds which would otherwise be available to make distributions on the Notes and will reduce the Adjusted Student Loan Rate. In addition, the Trust must pay to the Department a 0.50% origination fee (the "Federal Origination Fee") on the initial principal balance of each Financed Student Loan which is originated on its behalf by the Eligible Lender Trustee (i.e., each Federal Consolidation Loan originated on its behalf by the Eligible Lender Trustee during the Revolving Period and each Add-on Consolidation Loan added to a Federal Consolidation Loan in the Trust), which fee will be deducted by the Department out of Interest Subsidy Payments and Special Allowance Payments. If sufficient Interest Subsidy Payments and Special Allowance Payments are not due to the Trust to cover the amount of the Federal Origination Fee, the balance of the Federal Origination Fee may be deferred by the Department until sufficient Interest Subsidy Payments and Special Allowance Payments accrue to cover the fee or may be required to be paid immediately. If the amounts never accrue, the Trust would be obligated to pay any remaining fee from other assets of the Trust prior to making distributions to the Noteholders. The offset of Interest Subsidy Payments and Special Allowance Payments, and the payment of any remaining fee from other Trust assets will further reduce the amount of the Available Funds from which payments to the Noteholders may be made. Furthermore, any offset of Interest Subsidy Payments and Special Allowance Payments will further reduce the Adjusted Student Loan Rate.

              CERTAIN FEDERAL INCOME TAX AND STATE TAX CONSEQUENCES

          Stroock & Stroock & Lavan LLP (the "Special Federal Tax Counsel") is of the opinion that the Senior Notes will properly be characterized as indebtedness for federal income tax purposes and that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is not binding on the Internal Revenue Service (the "IRS") and thus no assurance can be given that the characterization would prevail if it were challenged. If the IRS were to contend successfully that the Subordinate Notes and the Senior Notes were not debt for federal income tax purposes, the arrangement among Noteholders and the Depositor might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.

          If the arrangement created by the Indenture were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated with respect to the Financed Student Loans. Moreover, distributions by the entity to all or some of the classes of Notes would probably not be deductible in computing the entity's taxable income and all or part of the distributions to holders of the Notes would probably be treated as dividends. This entity-level tax could result in reduced distributions to the Noteholders and the Noteholders could be liable for a share of the tax.

          Because the Depositor will treat the Notes as indebtedness for federal income tax purposes, the Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Notes.

          The Senior Notes provide for stated interest at a floating rate based upon Three-Month LIBOR, but are subject to specified restrictions on the maximum level of the floating rate. Under Treasury regulations governing "original issue discount" ("OID"), stated interest payable at a variable rate is not taxed as OID or contingent interest if the variable rate is a qualified floating rate. The tax treatment of interest that is not based on a qualified floating rate is not specified and the regulations do not address the tax treatment of debt instruments bearing contingent interest except in circumstances not relevant to this discussion. While (because of the imposition of an interest rate cap and the allowance of the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover) the tax treatment of interest on the Senior Notes, is not entirely clear under the regulations, the Trust intends to treat the stated interest as a "qualified floating rate" for OID purposes and thus the interest should not be taxable to the Senior Noteholders as OID or as contingent interest.

          Prospective purchasers should read "Certain Federal Income Tax Consequences" and "Certain State Tax Consequences" in the prospectus for a discussion of the application of specified federal income tax laws and specified state tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

          Subject to the applicable provisions of ERISA and the Code, the Senior Notes may be purchased by an employee benefit plan or an individual retirement account or other arrangement described in Section 3(3) of ERISA or Section 4975(e)(1) of the Code (a "Plan"). Fiduciaries of a Plan subject to ERISA must first determine that the Plan's acquisition of a Senior Note is consistent with their fiduciary duties under ERISA, including the requirements of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Plan fiduciaries must also determine that the acquisition will not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) or specified church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. However, any plan which is qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is subject to the exclusive benefit rule under Section 401(a)(2) of ERISA and the prohibited transaction rules set forth in Section 503 of the Code. See "ERISA Considerations" in the prospectus.

                                  UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement relating to the Senior Notes, the Depositor has agreed to cause the Trust to sell to each of the underwriters named below for which Deutsche Banc Alex. Brown is acting as representative and each of the underwriters has severally agreed to purchase, the principal amount of Senior Notes set forth opposite its name below.

                                                  PRINCIPAL AMOUNT
   UNDERWRITER                        CLASS A-1 NOTES            CLASS A-2 NOTES
     [    ].......................           $                           $
     [    ].......................           $                           $
                                             --                          -
         Total....................           $                           $
                                        ==========                  ===========

          The underwriting agreement provides that the underwriters are obligated to purchase all of the Senior Notes if any are purchased. The underwriting agreement provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of Senior Notes may be terminated.

          The underwriters propose to offer the Senior Notes initially at the public offering prices on the cover page of this prospectus supplement, and to selling group members at those prices less a concession of [ ]% per Class A-1 Note and [ ]% per Class A-2 Note. The underwriters and the selling group members may allow a discount of [ ]% per Class A-1 Note and [ ]% per Class A-2 Note on sales to specified other broker dealers. After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by the representative.

          The representative, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Senior Notes originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Senior Notes to be higher than it would otherwise be in the absence of the transactions. These transactions, if commenced, may be discontinued at any time.

          We estimate that our out of pocket expenses for this offering will be approximately $[ ].

          The Senior Notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the Senior Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Senior Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Senior Notes will be.

          The Depositor has agreed to indemnify the underwriters against specified liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make.

          The Trust may, from time to time, invest the funds in the Collection Account, the Collateral Reinvestment Account and the Reserve Account in Eligible Investments acquired from the Underwriters.


                                  LEGAL MATTERS

          Certain legal matters relating to the Senior Notes will be passed upon for the Trust, the Depositor, the Seller, the Servicer, the Administrator and for the underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain federal income tax matters will be passed upon for the Trust by Stroock & Stroock & Lavan LLP.

                           REPORTS TO SECURITYHOLDERS

          Unless and until Definitive Notes are issued, quarterly and annual unaudited reports containing information concerning the Financed Student Loans will be prepared by the Administrator and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Senior Notes, and will not be sent to the beneficial owners of the Senior Notes. Beneficial owners of Senior Notes will, however, be able to obtain the reports by requesting them from the Indenture Trustee. The reports will contain the information described under "Description of the Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust" in the prospectus. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Certain Information Regarding the Securities--Book-Entry Registration" and "Reports to Securityholders" in the prospectus. The Trust will file with the Commission the periodic reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. These reports and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that will obtain reports and other information regarding the Trust. The address of that site is http://www.sec.gov.

                           FORWARD LOOKING STATEMENTS

          Information under the heading "Formation of the Trust" and "Federal Family Education Loan Program" contains various "forward looking statements", which represent the Depositor's expectations or beliefs concerning future events. The Depositor cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in specified limited circumstances, the globally offered Senior Notes of ACE Securities Corp. Student Loan Trust [ ]- [ ] (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

          Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable Depositaries of Clearstream, Luxembourg and Euroclear (in this capacity) and as DTC Participants.

          Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          All Global Securities will be held in book-entry form by DTC in the name of CEDE & CO. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional asset-backed securities. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

          TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled in same-day funds.

          Trading between CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the applicable Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants may employ their usual procedures for sending Global Securities to the applicable Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently from a trade between two DTC Participants.

          TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Euroclear Participants, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or a Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct Euroclear Participants, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date, on the basis of a calendar year consisting of twelve 30-day calendar months. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payee's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Global Securities holder, or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          This summary does not deal with all aspects of foreign income tax withholding that may be relevant to foreign holders of these Global Securities or with the application of tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

          U.S. PERSON. As used in this prospectus supplement the term "U.S. Person" means a beneficial owner of a Senior Note that is for United States federal income tax purposes

          o    a citizen or resident of the United States,

          o a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision of a corporation or partnership,

          o an estate the income of which is subject to United States federal income taxation regardless of its source, or

          o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

          As used in this prospectus supplement, the term "Non-U.S. Person" means a beneficial owner of a Senior Note that is not a U.S. Person.

                            INDEX OF PRINCIPAL TERMS

          Set forth below is a list of the defined terms used in this prospectus supplement and the pages on which the definitions of the terms may be found in this prospectus supplement.


1992 Master Agreement.....................................................S-44
1998 Amendments...........................................................S-48
1998 Reauthorization Bill.................................................S-48
91-day Treasury Bills.....................................................S-45
Additional Fundings.......................................................S-31
Additional Guarantor......................................................S-22
Additional Student Loans..................................................S-13
Add-on Consolidation Loans................................................S-15
Adjusted Student Loan Rate................................................S-24
Administration Agreement..................................................S-30
Administration Fee........................................................S-36
Administrator.............................................................S-30
Assumption Payment........................................................S-46
Available Funds...........................................................S-37
Cede......................................................................S-54
Citibank..................................................................S-29
Class A-1 Note Final Maturity Date........................................S-26
Class A-1 Note LIBOR Rate.................................................S-24
Class A-1 Note Rate.......................................................S-24
Class A-1 Noteholders.....................................................S-26
Class A-1 Noteholders' Interest Basis Carryover...........................S-38
Class A-1 Noteholders' Interest Carryover Shortfall.......................S-38
Class A-1 Noteholders' Interest Distribution Amount.......................S-39
Class A-1 Notes...........................................................S-23
Class A-2 Note Final Maturity Date........................................S-26
Class A-2 Note LIBOR Rate.................................................S-24
Class A-2 Note Rate.......................................................S-24
Class A-2 Noteholders.....................................................S-26
Class A-2 Noteholders' Interest Basis Carryover...........................S-39
Class A-2 Noteholders' Interest Carryover Shortfall.......................S-39
Class A-2 Noteholders' Interest Distribution Amount.......................S-39
Class A-2 Notes...........................................................S-23
Clearstream, Luxembourg...................................................S-28
Clearstream, Luxembourg Participants......................................S-28
Closing Date..............................................................S-13
Collateral Reinvestment Account...........................................S-34
Collection Account........................................................S-34
Collection Period.........................................................S-36
Commission................................................................S-30
Company...................................................................S-14
Cooperative...............................................................S-28
Cutoff Date...............................................................S-16
Deferral..................................................................S-19
Delinquency Percentage....................................................S-32
Depositaries..............................................................S-29
Depositary................................................................S-29
Determination Date........................................................S-36
DTC.......................................................................S-54
Early Amortization Event..................................................S-31
Eligible Lender Trustee...................................................S-13
Euroclear.................................................................S-28
Euroclear Operator........................................................S-28
Euroclear Participants....................................................S-28
Events of Default.........................................................S-45
Excess Spread.............................................................S-32
Exchange Act..............................................................S-54
Exchanged Financed Student Loan...........................................S-33
Exchanged Serial Loan.....................................................S-33
Expected Interest Collections.............................................S-24
Federal Origination Fee...................................................S-50
FFELP.....................................................................S-13
Financed Student Loans....................................................S-13
Forbearance...............................................................S-19
Global Securities.........................................................S-55
Grace.....................................................................S-19
GRDF Percentage...........................................................S-35
Guarantors................................................................S-22
Illegality................................................................S-45
Indenture.................................................................S-23
Indenture Trustee.........................................................S-23
Index Maturity............................................................S-27
Indirect Participants.....................................................S-27
Initial Financed Student Loans............................................S-13
Initial Guarantors........................................................S-22
In-School.................................................................S-19
In-School Percentage......................................................S-35
Interest Rate Swap........................................................S-44
IRS.......................................................................S-51
LIBOR Determination Date..................................................S-27
LIBOR Reset Period........................................................S-27
Liquidated Student Loans..................................................S-36
Liquidation Proceeds......................................................S-36
Loan Purchase Amount......................................................S-31
Loan Sale Agreement.......................................................S-30
Lock-In Period............................................................S-45
Minimum Purchase Price....................................................S-47
Monthly Available Funds...................................................S-36
Monthly Collection Period.................................................S-36
Monthly Payment Date......................................................S-35
Monthly Rebate Fee........................................................S-50
Morgan....................................................................S-29
Net Trust Swap Payment....................................................S-44
Net Trust Swap Payment Carryover Shortfall................................S-39
Net Trust Swap Receipt....................................................S-44
Net Trust Swap Receipt Carryover Shortfall................................S-39
New Loan..................................................................S-31
New Loans.................................................................S-31
Noncapitalized Accrued Interest...........................................S-31
Non-U.S. Person...........................................................S-58
Noteholders...............................................................S-26
Noteholders' Interest Distribution Amount.................................S-39
Notes.....................................................................S-23
Obligors..................................................................S-25
OID.......................................................................S-51
Parity Date...............................................................S-25
Participants..............................................................S-27
Plan......................................................................S-51
Pool Balance..............................................................S-25
Principal Distribution Adjustment.........................................S-39
Principal Distribution Amount.............................................S-40
Purchase Amount...........................................................S-25
Purchase Collateral Balance...............................................S-31
Purchase Premium Amount...................................................S-31
Quarterly Interest Period.................................................S-24
Quarterly Payment Date....................................................S-24
Rating Agency Downgrade...................................................S-46
Realized Losses...........................................................S-40
Record Date...............................................................S-24
Reference Banks...........................................................S-27
Repayment.................................................................S-19
Reserve Account...........................................................S-34
Reserve Account Excess....................................................S-42
Reserve Account Initial Deposit...........................................S-13
Revolving Period..........................................................S-31
Scheduled Notional Swap Amount............................................S-44
Scheduled Swap Termination Date...........................................S-44
Secretary.................................................................S-22
Seller....................................................................S-14
Seller Trusts.............................................................S-50
Senior Noteholders........................................................S-26
Senior Noteholders' Distribution Amount...................................S-40
Senior Noteholders' Interest Distribution Amount..........................S-40
Senior Noteholders' Principal Carryover Shortfall.........................S-41
Senior Noteholders' Principal Distribution Amount.........................S-41
Senior Notes..............................................................S-23
Serial Loan...............................................................S-32
Serial Loans..............................................................S-32
Servicer..............................................................S-14, 30
Servicing Agreement.......................................................S-30
Servicing Fee.............................................................S-34
Servicing Fee Shortfall...................................................S-35
Special Federal Tax Counsel...............................................S-51
Specified Reserve Account Balance.........................................S-42
Student Loan Rate Accrual Period..........................................S-24
Student Loans.............................................................S-13
Subordinate Note Final Maturity Date......................................S-26
Subordinate Note LIBOR Rate...............................................S-24
Subordinate Note Rate.....................................................S-24
Subordinate Noteholders...................................................S-26
Subordinate Noteholders' Distribution Amount..............................S-41
Subordinate Noteholders' Interest Basis Carryover.........................S-41
Subordinate Noteholders' Interest Carryover Shortfall.....................S-41
Subordinate Noteholders' Interest Distribution Amount.....................S-41
Subordinate Noteholders' Principal Carryover Shortfall....................S-41
Subordinate Noteholders' Principal Distribution Amount....................S-41
Subordinate Notes.........................................................S-23
Swap Counterparty.........................................................S-44
Swap Default..............................................................S-45
Swap Early Termination....................................................S-46
Swap Rate.................................................................S-44
Swap Termination Date.....................................................S-44
Tax Event.................................................................S-45
T-Bill Rate...............................................................S-45
Telerate Page 3750........................................................S-27
Termination Events........................................................S-45
Terms and Conditions......................................................S-29
Three-Month LIBOR.........................................................S-27
Transfer Agreement........................................................S-31
Transfer and Servicing Agreements.........................................S-30
Transfer Date.............................................................S-33
Trust.....................................................................S-13
Trust Agreement...........................................................S-14
Trust Swap Payment Amount.................................................S-42
Trust Swap Receipt Amount.................................................S-42
U.S. Person...............................................................S-58
USA Funds.................................................................S-22

                        SUBJECT TO COMPLETION, [ ], 2000

                                   PROSPECTUS


          STUDENT LOAN ASSET-BACKED NOTES AND ASSET-BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)

                              ACE SECURITIES CORP.,
                                    DEPOSITOR
THE TRUSTS:

          A trust will issue the asset backed notes and the asset backed certificates described in this prospectus in one or more series with one or more classes. A supplement to this prospectus will set forth the amounts and prices for the notes and certificates. The source for payment of the notes and certificates will be collections on a pool of education loans to students and parents of students.

          The notes and certificates will represent interests in the trust and will be paid only from the assets of the trust. The notes and certificates will be rated in one of the four highest rating categories by at least one nationally recognized rating organization. The notes and certificates may have one or more forms of enhancement.

          The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

THE SECURITIES:

          ACE Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. MAKING ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       The date of this prospectus is [ ]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  RISK FACTORS

          THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT.


CREDIT ENHANCEMENT MAY NOT PROTECT YOU
FROM ALL LOSSES                         An investment in the securities involves
                                        a risk that you may lose all or part of
                                        your investment. Although every trust
                                        will include some form of credit
                                        enhancement, that credit enhancement may not cover every class of securities issued by a trust. In addition, every form of credit enhancement will have limitations on, and exclusions from coverage. As a result, there is always a risk that you may not recover the full amount of your investment.

GUARANTEES OF STUDENT LOANS MAY NOT
PREVENT LOSSES                          A significant number of the student
                                        loans in a trust will be guaranteed by
                                        either a federal or a private guarantor.
                                        However, those guarantees may not
                                        protect you against all losses for
                                        several reasons, including:

                                        o    federal guarantees are generally
                                             limited to 98% of the principal
                                             amount of the student loan;

                                        o    if the servicer fails to follow
                                             prescribed servicing procedures or
                                             if the originator of the loans
                                             fails to follow procedures relating
                                             to the origination of any student
                                             loans, the applicable guarantors
                                             may refuse to make guarantee
                                             payments to the applicable trust
                                             and, if the loans are federally
                                             insured, the Department of
                                             Education may refuse to make
                                             reinsurance payments to the federal
                                             guarantors or to make interest
                                             subsidy payments and special
                                             allowance payments to the eligible
                                             lender trustee; and

                                        o    private guarantors are not
                                             reinsured by or entitled to any
                                             assistance from the Department of
                                             Education. If the loan loss
                                             reserves of a private guarantor are
                                             not sufficient, that private
                                             guarantor may not be able to honor
                                             its obligations to make guarantee
                                             payments.

DEFAULTS ON STUDENT LOANS WITHOUT
GUARANTEES MAY RESULT IN LOSSES         A trust may include student loans that
                                        are not guaranteed by any federal or
                                        private guarantor, or by any other party or governmental agency. Since all student loans, whether guaranteed or not, are unsecured, if a borrower under one of these student loans defaults, the applicable trust may suffer a loss.

THE FINANCIAL CONDITION OF A FEDERAL
GUARANTOR MAY BE ADVERSELY AFFECTED
BY A NUMBER OF FACTORS                  The financial condition of a federal
                                        guarantor may be adversely affected by a number of factors including:

                                        o    the amount of claims made against
                                             the federal guarantor as result of
                                             borrower defaults;

                                        o    the amount of claims reimbursed to
                                             the federal guarantor from the
                                             Department of Education;

                                        o    changes in legislation that may
                                             reduce expenditures from the
                                             Department of Education that
                                             support federal guarantors or that
                                             may require federal guarantors to
                                             pay more of their reserves to the
                                             Department of Education;

                                        o    loss of reinsurance benefits due to
                                             the master servicer's or a
                                             sub-servicer's failure to follow
                                             required servicing procedures; and

                                        o    expansion of the federal direct
                                             student loan program.

                                        If the financial status of the federal
                                        guarantors deteriorates, the federal
                                        guarantors may fail to make guarantee
                                        payments to the eligible lender trustee.
                                        In this event, you may suffer delays in
                                        the payment of principal and interest on your securities.

RISK OF DEPARTMENT OF EDUCATION'S
FAILURE TO PAY GUARANTEE PAYMENTS       If a federal guarantor is unable to meet
                                        its insurance obligations, the related
                                        trust may submit claims directly to the
                                        Department of Education for payment. The
                                        Department of Education's obligation to
                                        pay guarantee claims directly to the
                                        related trust is dependent upon the
                                        Department of Education's determining
                                        that the federal guarantor is unable to
                                        meet its insurance obligations. If the
                                        Department of Education delays in making the determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the federal guarantor is able to meet its insurance obligations, the Department of Education will not make guarantee payments to the related trust. If the credit enhancement described in the related prospectus supplement is not sufficient to cover the federal guarantor's obligations to the related trust, you may suffer a loss on your investment.

RISK OF SELLER OR SERVICER NOT
PERFORMING ON PURCHASE OBLIGATIONS      The seller or the servicer will be
                                        obligated to purchase from the
                                        applicable trust student loans with
                                        respect to which it materially breaches
                                        representations, warranties or
                                        covenants. You can not be sure, however, that the seller or the servicer will have the financial resources to purchase student loans. The failure to so purchase a student loan would not constitute an event of default under the related indenture or permit the exercise of remedies thereunder. However, the breach of these representations, warranties or covenants may cause you to suffer a loss on your investment.

CHANGES IN LEGISLATION MAY ADVERSELY
AFFECT STUDENT LOANS, FEDERAL
GUARANTORS, THE SELLER OR
THE SERVICER                            You can not be positive that the Higher
                                        Education Act or other relevant federal
                                        or state laws, rules and regulations
                                        will not be amended or modified in the
                                        future in a manner that will adversely
                                        affect the federal student loan programs described in this prospectus, the student loans made thereunder or the financial condition of the federal guarantors, the seller or the servicer.

                                        In addition, if the direct student loan
                                        programs described in this prospectus
                                        expand, the servicers may experience
                                        increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the servicer is reduced. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans or to purchase student loans in the event of specified breaches of its covenants.

FEES PAYABLE ON CERTAIN STUDENT LOANS
MAY REDUCE AMOUNTS PAYABLE TO YOU       Each trust will be obligated to pay to
                                        the Department of Education a monthly
                                        rebate at an annualized rate of
                                        generally 1.05% (or 0.62% for loans for
                                        which the application was received
                                        between October 1, 1998 and January 31,
                                        1999) of the outstanding principal
                                        balance on each federal consolidation
                                        loan which is a part of the related
                                        trust. This rebate will be payable prior to distributions made to you. In addition, the trust must pay to the Department of Education a 0.50% origination fee on the initial principal balance of each student loan which is originated on its behalf by the eligible lender trustee subsequent to the applicable closing date. This fee will be deducted by the Department of Education out of interest subsidy payments and special allowance payments otherwise payable to the trust(s). In this event the amount available to be distributed to you will be reduced.
                                        Under specified circumstances, the
                                        related trust is obligated to pay any
                                        portion of the unpaid fee from other
                                        assets of the related trust prior to
                                        making distributions to you. As a
                                        result, the payment of the rebate fee
                                        and origination fee to the Department of Education will affect the amount and timing of payments to you. Moreover, if the origination fee is deducted from interest subsidy payments and special allowance payments the interest rate payable on your securities may be capped at a lower rate. In this event, the value of your investment may be impaired.

RISK OF CONSOLIDATION OF FEDERAL
BENEFIT BILLINGS AND RECEIPTS WITH
OTHER TRUSTS                            Due to a Department of Education policy
                                        limiting the granting of new lender
                                        identification numbers, all of the
                                        trusts established by or for a seller to securitize federal student loans may use a common Department of Education lender identification number. The Department of
                                        Education regards the eligible lender
                                        trustee as the party primarily
                                        responsible to the Department of
                                        Education for any liabilities owed to
                                        the Department of Education or federal
                                        guarantors resulting from the eligible
                                        lender trustee's activities in the
                                        federal family education loan program.
                                        In the event that the Department of
                                        Education or a federal guarantor
                                        determines a liability exists in
                                        connection with a trust using the shared lender identification number, the
                                        Department of Education or the federal
                                        guarantor may collect that liability or
                                        offset the liability from amounts due
                                        the eligible lender trustee under the
                                        shared lender identification number. As
                                        a result, a trust may suffer a liability as the result of another trust.

                                        If any trust shares a lender
                                        identification number with another
                                        trust, the eligible lender trustee or
                                        the servicer will allocate to the proper trust shortfalls or an offset by the Department of Education or a federal guarantor arising from the student loans held by the eligible lender trustee on each trust's behalf. In the event the amount available for indemnification by one trust to another trust is insufficient, you may suffer a loss on your investment as a result of the performance of another trust.

FAILURE TO COMPLY WITH THIRD-PARTY
SERVICER REGULATIONS MAY ADVERSELY
AFFECT LOAN SERVICING                   The Department of Education regulates
                                        each servicer of federal student loans.
                                        Under these regulations, a third-party
                                        servicer, including the servicer, is
                                        jointly and severally liable with its
                                        client lenders for liabilities to the
                                        Department of Education arising from the servicer's violation of applicable requirements. In addition, if the servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of
                                        Education may fine the servicer and/or
                                        limit, suspend, or terminate the
                                        servicer's eligibility to contract to
                                        service federal student loans. If a
                                        servicer were so fined or held liable,
                                        or its eligibility were limited,
                                        suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it breaches its representations, warranties or covenants could be adversely affected. Moreover, if the Department of Education terminates a servicer's eligibility, a servicing transfer will take place and there will be delays in collections and temporary disruptions in servicing. Any servicing transfer will at least temporarily adversely affect payments to you.

CUSTODIAL RISK OF SERVICER              The servicer as custodian on behalf of a
                                        trust, with respect to the student loans it services, will have custody of the promissory notes evidencing the student loans following the sale of the student loans to the related eligible lender trustee. Although the accounts of the seller will be marked to indicate the sale and although the seller will cause
                                        UCC financing statements to be filed
                                        with the appropriate authorities, the
                                        student loans will not be physically
                                        segregated, stamped or otherwise marked
                                        to indicate that the student loans have
                                        been sold to the eligible lender
                                        trustee. If, through inadvertence or
                                        otherwise, any of the student loans were sold to another party, or a security interest in the student loans were granted to another party that purchased
                                        (or took the security interest in) any
                                        of the student loans in the ordinary
                                        course of its business and took
                                        possession of the student loans, then
                                        the purchaser (or secured party) might
                                        acquire an interest in the student loans superior to the interest of the eligible lender trustee, if the purchaser (or secured party) acquired the student loans for new value and without knowledge of the eligible lender trustee's interest.

INSOLVENCY RISK OF SERVICER,
ADMINISTRATOR OR SELLER                 In the event of a default by the
                                        servicer or an administrator resulting
                                        solely from specified events of
                                        insolvency or bankruptcy, a court,
                                        conservator, receiver or liquidator may
                                        have the power to prevent either the
                                        indenture trustee or the noteholders
                                        from appointing a successor servicer or
                                        administrator, as the case may be, and
                                        delays in collections in respect of the
                                        student loans may occur. Any delay in
                                        the collections of student loans may
                                        delay payments to you.

                                        If the seller or the depositor becomes
                                        subject to bankruptcy proceedings, you
                                        could experience losses or delays in the payments on your securities. The seller will cause the sale of the student loans to the depositor and the depositor will cause the sale of the student loans to a trust. However, if the seller or the depositor becomes subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the seller or the depositor effectively still owns the student loans by concluding that the sale to the trust was not a "true sale" or that the trust should be consolidated with the seller or the depositor for bankruptcy purposes. If the court were to reach this conclusion, you could experience losses or delays in payments on your securities.

                                        The seller and the depositor have taken
                                        and will take steps in structuring the
                                        transactions described in this
                                        prospectus and in the related prospectus supplement to minimize the risk that a court would consolidate the seller or the depositor with the trust for bankruptcy purposes or conclude that the sale of the student loans to the depositor and the trust was not a "true sale."

THE INVESTMENT RETURN ON THE
SECURITIES IS UNCERTAIN                 The return on your investment in the
                                        securities of any series will depend on

                                        o    the price paid by you for your
                                             securities,

                                        o    the rate at which interest accrues
                                             on your securities and

                                        o    the rate at which you receive a
                                             return of the principal.

                                        Consequently, the length of time that
                                        your securities are outstanding and
                                        accruing interest. The last factor is
                                        the biggest uncertainty in an investment in the securities.

                                        An obligor may prepay a student loan in
                                        whole or in part, at any time. The
                                        likelihood of an obligor prepaying a
                                        student loan is higher as a result of
                                        federal loan consolidation programs. In
                                        addition, a trust may receive other
                                        unscheduled payments from liquidations
                                        due to default, including receipt of
                                        guarantee payments and other student
                                        loans purchased or repurchased by a
                                        servicer or the seller. The rate of
                                        prepayments on the student loans may be
                                        influenced by a variety of economic,
                                        social, competitive and other factors,
                                        including changes in interest rates, the availability of alternative financings and the general economy. Because a pool will include thousands of student loans that are payable by obligors, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any month or over the period of time that the securities of a series remain outstanding. In addition, the student loans may be extended which may lengthen the remaining term of the student loans and delay payments to you. The seller's or other entity's option to terminate a trust early and, the possibility that all of any pre-funded amount or any collateral reinvestment amount will not be used to purchase subsequent student loans, creates additional uncertainty regarding the timing of payments to securityholders.

                                        The different amounts of principal
                                        payments on the securities and the
                                        uncertainty of the timing of those
                                        payments creates reinvestment risk.
                                        Reinvestment risk refers to the fact
                                        that you may not be able to invest the
                                        payments on the securities received by
                                        you at a rate that is equal to or
                                        greater than the rate of interest borne
                                        by your securities.

RISK OF VARIABILITY  OF ACTUAL
CASH FLOWS                              Amounts received by the related trust
                                        for a particular collection period may
                                        vary greatly from the payments actually
                                        due on the student loans for the
                                        collection period for a variety of
                                        economic, social and other factors. The
                                        amount available for distribution to you will be reduced by the failure of borrowers to pay timely the principal and interest due on the related student loans. In addition, the failure of a guarantor to timely meet its guarantee obligations with respect to the student loans could also reduce the amount of funds available for distribution to you on a given distribution date. The effect of these factors is impossible to predict.

NOTEHOLDERS' RIGHT TO CONTROL UPON
CERTAIN DEFAULTS MAY ADVERSELY AFFECT
CERTIFICATEHOLDERS                      In the event of a default by the
                                        servicer or the administrator, the
                                        indenture trustee or the noteholders may remove a servicer or the administrator, as the case may be, without the consent of the eligible lender trustee or any of the certificateholders. In addition, the noteholders have the ability, with specified exceptions, to waive defaults by the servicer or the administrator, including defaults that could materially adversely affect the certificateholders.

CONSUMER PROTECTION LAWS MAY
 AFFECT ENFORCEABILITY
 OF STUDENT LOANS                       Numerous federal and state consumer
                                        protection laws and related regulations
                                        impose substantial requirements upon
                                        lenders and servicers involved in
                                        consumer finance. Also, some state laws
                                        impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liability that could affect an assignee's ability to enforce consumer finance contracts, including the student loans. In addition, the remedies available to the indenture trustee or the noteholders upon an event of default under the indenture may not be readily available or may be limited by applicable state and federal laws.

BOOK-ENTRY REGISTRATION--BENEFICIAL
OWNERS NOT RECOGNIZED BY TRUST          Issuance of the securities in book-entry
                                        form may reduce the liquidity of these
                                        securities in the secondary trading
                                        market since investors may be unwilling
                                        to purchase securities for which they
                                        cannot obtain physical certificates.
                                        Since transactions in the securities can be effected only through The Depository
                                        Trust Company, Clearstream, Luxembourg,
                                        Euroclear, participating organizations,
                                        indirect participants and specified
                                        banks, your ability to pledge a security to persons or entities that do not participate in The Depository Trust
                                        Company, Clearstream, Luxembourg or
                                        Euroclear system or otherwise to take
                                        actions in respect of the securities may be limited due to lack of a physical certificate representing the securities.
                                        You may experience some delay in the
                                        receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants.

                             FORMATION OF THE TRUSTS

          THE TRUSTS

          With respect to each series of securities, the depositor will establish a separate trust (each a "Trust" or the "Issuer") pursuant to the respective trust agreement (each a "Trust Agreement"), for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will consist of:

          o a pool of education loans to students and parents of students (the "Student Loans"), legal title to which is held by the related eligible lender trustee (the "Eligible Lender Trustee") on behalf of each Trust,

          o all funds collected or to be collected in respect thereof (including any Guarantee Payments with respect thereto) on or after the applicable date specified in the related prospectus supplement (the "Cutoff Date"),

          o any other rights under certain collateral agreements with respect to certain Private Graduate Loans to the extent assigned to each Trust, and

          o all moneys and investments on deposit in the collection account, any reserve account and any other trust accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the Securities.

To the extent provided in the applicable prospectus supplement, the Notes will be collateralized by the property of the related Trust. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed the custodian of the promissory notes representing the Student Loans for each Trust and the related Eligible Lender Trustee.

          The principal offices of each Trust and the related Eligible Lender Trustee will be specified in the applicable prospectus supplement.

          ELIGIBLE LENDER TRUSTEE

          The Eligible Lender Trustee for each Trust will be the entity specified in the related prospectus supplement. The Eligible Lender Trustee on behalf of the related Trust will acquire legal title to all the related Student Loans acquired pursuant to the related loan sale agreement and will enter into a guarantee agreement with each of the guarantors with respect to the Student Loans. Each Eligible Lender Trustee will qualify as an eligible lender and owner of all Federal Student Loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the Federal Student Loans to be owned by an eligible lender would result in the loss of any federal guarantee payments from any federal guarantor and any Federal Assistance with respect to the Federal Student Loans. See "Federal Family Education Loan Program-Eligible Lenders, Students and Educational Institutions" and "-Federal Insurance and Reinsurance of Federal Guarantors." An Eligible Lender Trustee's liability in connection with the issuance and sale of the Notes and the Certificates is limited solely to the express obligations of the Eligible Lender Trustee set forth in the related trust agreement and the related loan sale agreement. See "Description of the Transfer and Servicing Agreements." An Eligible Lender Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator of a Trust may also remove the Eligible Lender Trustee if the Eligible Lender Trustee ceases to be eligible to continue as Eligible Lender Trustee under the related Trust Agreement or if the Eligible Lender Trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor trustee. Any resignation or removal of an Eligible Lender Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                                  THE DEPOSITOR

          ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

          The limited purposes of the depositor are, in general, to acquire, own and sell loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in loans and other financial assets, collections on the loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

          All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.


                                 USE OF PROCEEDS

          The net proceeds from the sale of securities of a given series will be applied by the applicable Trust to purchase the related Student Loans on the closing date from the Depositor and to make the initial deposit into the reserve account or pre-funding account, if any. The Depositor will use the net proceeds paid to it with respect to any Trust for general corporate purposes.

                           THE SELLER AND THE SERVICER

          Information with respect to the seller (the "Seller") and the servicer (the "Servicer") will be set forth in the related prospectus supplement.

                             THE STUDENT LOAN POOLS

          The Student Loans to be sold by the Seller to Depositor and by the Depositor to the Eligible Lender Trustee on behalf of a Trust pursuant to the related loan sale agreement (the "Loan Sale Agreement") will be selected from the portfolio of Student Loans by several criteria, including that each Student
Loan:

          o was originated in the United States of America, its territories or its possessions under and in accordance with the Programs,
          o contains terms in accordance with those required by the Programs, the applicable guarantee agreements, if any, by which the Student Loan may be guaranteed as to principal and interest by a Guarantor and other applicable requirements, and
          o satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the Seller or the Depositor to be adverse to the Securityholders of any series will be used in selecting the related Student Loans.

          The Student Loans that comprise assets of each Trust will be held by the related Eligible Lender Trustee, as trustee on behalf of the Trust. The Eligible Lender Trustee will also enter into, on behalf of the Trust, Guarantee Agreements with the Guarantors pursuant to which each of the Student Loans will be guaranteed by one of the Guarantors. SEE "Formation of the Trusts-Eligible Lender Trustee".

          Information with respect to each pool of Student Loans for a given Trust will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition, the distribution by loan type, loan payment status, and states of borrowers' residence and the portion of the Student Loans guaranteed by the specified Guarantors.

          In the case of each series for which the related Trust may acquire or originate Student Loans after the related Cutoff Date, information with respect to the Student Loans eligible to be acquired or originated by the related Trust will be set forth in the related prospectus supplement as will information regarding the duration and conditions of any related funding period (a "Funding Period") or revolving period (a "Revolving Period"), the circumstances under which Additional Fundings will be made during the period, and, if Additional Fundings may continue to be made after the period, the circumstances under which the Additional Fundings will be made.

          In addition, if specified in the related prospectus supplement, the assets of the related Trust may include specified rights of the Seller or the Depositor to receive excess cashflow ("Excess Cashflow Rights") in respect of Student Loans that are owned by one or more other Trusts established or sponsored by the Seller or the Depositor. Excess Cashflow Rights will not exceed 10% of the assets of any Trust. The related prospectus supplement will disclose summary data relating to the Excess Cashflow Rights.

                       THE STUDENT LOAN FINANCING BUSINESS


STUDENT LOAN PROGRAMS

          The Student Loans to be sold by the Seller to the Depositor and by the Depositor to the Eligible Lender Trustee on behalf of a Trust pursuant to the related Loan Sale Agreement will be selected from Student Loans originated or acquired by the Seller under various loan programs (the "Programs"). The proceeds of the loans are used to finance a portion of the costs of

          (1)  undergraduate education ("Undergraduate Loans"),

          (2)  graduate education ("Graduate Loans") or

          (3) post-graduate activities such as studying for bar exams or participating in residency programs ("Post-Graduate Loans").

          Undergraduate Loans and Graduate Loans may be originated through the Federal Family Education Loan Program ("FFELP") under Title IV of the Higher Education Act of 1965, as amended (together with all rules and regulations promulgated thereunder by the Department and/or the Guarantor (the "Act")). As described herein and in the related prospectus supplement, substantially all payments of principal and interest with respect to loans originated through FFELP (collectively, the "Federal Student Loans") will be guaranteed against default, death, bankruptcy or disability of the applicable borrower, and a closing of or a false certification by such borrower's school, by certain federal guarantors pursuant to a guarantee agreement to be entered into between such federal guarantors specified in the related Prospectus Supplement (each a "Federal Guarantor" and collectively, the "Federal Guarantors") and the applicable Eligible Lender Trustee (such agreements, each as amended or supplemented from time to time, the "Federal Guarantee Agreements"). Each of the Federal Guarantors is entitled, subject to certain conditions, to be reimbursed by the Department for 75% to 100% of all Guarantee Payments it makes pursuant to a program of federal reinsurance under the Higher Education Act of 1965, as amended (such act, together with all rules and regulations promulgated thereunder by the Department and/or the Federal Guarantors, the "Higher Education Act"). In addition, each Eligible Lender Trustee, as a holder of the Federal Student Loans on behalf of the related Trust, is entitled to receive from the Department certain interest subsidy payments and special allowance payments with respect to certain of such Federal Student Loans as described herein. See "--Description of Federal Student Loans" below.

          Payments of principal and interest with respect to the Private Student Loans may be (1) unguaranteed by any federal or private guarantor, or by any other party or governmental agency ("Private Unguaranteed Loans") or (2) guaranteed against default, death, bankruptcy or disability of the applicable borrower ("Private Guaranteed Loans") by certain private guarantors pursuant to a guarantee agreement to be entered into among private guarantors specified in the related Prospectus Supplement (each a "Private Guarantor" and collectively, "Private Guarantors," and together with the Federal Guarantors, the "Guarantors" or individually a "Guarantor"), the Seller and the Eligible Lender Trustee, or by Private Guarantors pursuant to surety bonds issued to the Seller or the Depositor and assigned to each Eligible Lender Trustee on behalf of the related Trust (such agreement and surety bonds, each as amended or supplemented from time to time, the "Private Guarantee Agreements" and, together with the Federal Guarantee Agreements, the "Guarantee Agreements"). Payments under the Private Guarantee Agreements are referred to as "Private Guarantee Payments" and payments under Federal Guarantee Agreements are referred to as "Federal Guarantee Payments." Private Guarantee Payments and Federal Guarantee Payments are together referred to as "Guarantee Payments." See "--Description of Private Student Loans" below.

          DESCRIPTION OF FEDERAL STUDENT LOANS

          FFELP provides for loans to be made to students or parents of students enrolled in eligible institutions to finance a portion of the costs of attending school. FFELP provides for loans to students and parents of students which are
(1) guaranteed by a Guarantor and reinsured by the federal government or (2) directly insured by the federal government. Several types of Federal Student Loans are currently authorized under the Act:

          o    loans to students who demonstrate need ("Federal Stafford
               Loans");
          o loans to students who do not demonstrate need or who need additional loans to supplement their Federal Stafford Loans ("Federal Unsubsidized Stafford Loans");
          o loans to parents of students ("Federal PLUS Loans") who are dependents and whose estimated costs of attendance exceed the available Federal Unsubsidized Stafford Loans, Federal Stafford Loans and other financial aid; and
          o loans to consolidate the borrower's obligations under various federally authorized student loan programs into a single loan (each, a "Federal Consolidation Loan").

Prior to July 1, 1994, the Act also authorized loans to graduate and professional students, independent undergraduate students and, under limited circumstances, dependent undergraduate students, to supplement their Federal Stafford Loans ("Federal Supplemental Loans to Students" or "Federal SLS Loans"). The description and summaries of the Act, FFELP, the Guarantee Agreements and the other statutes, regulations and amendments referred to in this Prospectus describe or summarize the material provisions of the statutes, regulations and agreements but do not purport to be comprehensive and are qualified in their entirety by reference to each statute, regulation or document. There can be no assurance that future amendments or modifications will not materially change any of the terms or provisions of the programs described in this Prospectus or of the statutes and regulations implementing these programs. See "Risk Factors-CHANGES IN LEGISLATION MAY ADVERSELY AFFECT STUDENT LOANS AND FEDERAL GUARANTORS."

          LEGISLATIVE AND ADMINISTRATIVE MATTERS

          Both the Act and the regulations promulgated thereunder have been the subject of extensive amendments in recent years and there can be no assurance that further amendment will not materially change the provisions described in this prospectus or the effect thereof. The 1992 Amendments to the Act (the "1992 Amendments") extended the principal provisions of FFELP to October 1, 1998 (or, in the case of borrowers who have received loans prior to that date, September 30, 2002, and the Higher Education Act Amendments of 1998 (the "1998 Reauthorization Bill") further extended the principal provisions of FFELP through June 30, 2003.

          The 1993 Act made a number of changes to the Federal Student Loan programs, including imposing on lenders or holders of Federal Student Loans fees and affecting the Department's financial assistance to Federal Guarantors by reducing the percentage of claim payments the Department will reimburse to Federal Guarantors, reducing more substantially the insurance premiums and default collections that Federal Guarantors are entitled to receive and/or retain and allowing the Department to reduce the administrative fees it pays to Federal Guarantors. In addition, legislation contemplated replacement of a minimum of approximately 60% of the Federal Student Loan programs with direct lending by the Department by 1998. The expansion of the new program may involve increasing reductions in the volume of loans made under the existing programs, which could result in increased costs for the Seller and the Servicer due to reduced economies of scale. It is expected that the volume of new loans held and serviced by the Servicer will decrease due to the new program, although the entities have not experienced a reduction to date and any reduction will not necessarily be equal to the percentage by which existing Federal Student Loan programs are replaced by the new program. As these reductions occur, the Seller and the Servicer could experience increased costs due to reduced economies of scale to the extent the volume of loans held by the Seller and the Servicer is reduced. These cost increases could affect the ability of the Servicer to satisfy its obligations to service the Student Loans or the obligations of the Seller and the Servicer to repurchase Student Loans in the event of specified breaches of their respective representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". These volume reductions could also reduce revenues received by Federal Guarantors that are available to pay claims on defaulted Student Loans. Finally, the level of competition in existence in the secondary market for loans made under the existing programs could be reduced, resulting in fewer potential buyers of the Federal Student Loans and lower prices available in the secondary market for those loans. Further, the Department is implementing a direct consolidation loan program, which may further reduce the volume of Federal Student Loans and increase the prepayment of existing FFELP Loans. The volume of existing loans that may be prepaid in this fashion is not determinable at this time. The Emergency Student Loan Consolidation Act of 1997 authorizes FFELP loan originators to consolidate direct loans into Federal Consolidated Loans. This provision applies to loan applications received on or after November 13, 1997.

          ELIGIBLE LENDERS, STUDENTS AND EDUCATIONAL INSTITUTIONS

          Lenders eligible to make loans under FFELP generally include banks, savings and loan associations, credit unions, pension funds, insurance companies, and with conditions, schools and guarantors. Federal Student Loans may only be made to a "qualified student", generally defined as a United States citizen or national or otherwise eligible individual under federal regulations who:

          o has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution,
          o is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing, as determined by the institution,
          o has agreed to notify promptly the holder of the loan of any address change, and
          o for Federal Stafford Loans, meets the application "need" requirements for the particular loan program.

          Each loan is to be evidenced by an unsecured promissory note.

          Eligible schools include institutions of higher education and proprietary institutions. Institutions of higher education must meet specified standards, which generally provide that the institution:

          o only admits persons who have a high school diploma or its equivalent,
          o    is legally authorized to operate within a state,
          o provides not less than a two-year program with credit acceptable toward a bachelor's degree,
          o    is a public or non-profit institution and
          o is accredited by a nationally recognized accrediting agency or is determined by the Department to meet the standards of an accredited institution.

          Eligible proprietary institutions of higher education include business, trade and vocational schools meeting standards which provide that the institution:

          o only admits persons who have a high school diploma or its equivalent,
          o or persons who are beyond the age of compulsory school attendance and have the ability to benefit from the training offered (as defined in the Act),
          o is authorized by a state to provide a program of vocational education designed to fit individuals for useful employment in recognized occupations,
          o    has been in existence for at least two years,
          o provides at least a six-month training program to prepare students for gainful employment in a recognized occupation and
          o is accredited by a nationally recognized accrediting agency or is specially accredited by the Department.

          With specified exceptions, institutions are excluded from consideration as educational institutions if the institution:

          o    offers more than 50 percent of its courses by correspondence,
          o enrolls 50 percent or more of its students in correspondence courses,
          o has a student enrollment in which more than 25 percent of the students are incarcerated or
          o has a student enrollment in which more than 50 percent of the students are admitted without a high school diploma or its equivalent on the basis of their ability to benefit from the education provided (as defined by statute and regulation).

          Further, schools are specifically excluded from participation if

          o    the educational institution has filed for bankruptcy,
          o the owner, or its chief executive officer, has been convicted or pleaded "NOLO CONTENDERE" or "guilty" to a crime involving the acquisition, use or expenditure of federal student aid funds, or has been judicially determined to have committed fraud involving funds under the student aid program or
          o the educational institution has a cohort default rate in excess of the rate prescribed by the Act.

          In order to participate in the program, the eligibility of a school must be approved by the Department under standards established by regulation.

          FINANCIAL NEED ANALYSIS

          Student Loans may generally be made in amounts, subject to limits and conditions, to cover the student's estimated costs of attendance, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses (as determined by the institution). Each Federal Stafford Loan and Federal Unsubsidized Stafford Loan borrower must undergo a financial need analysis, which requires the borrower to submit a financial need analysis form to a multiple data entry processor that forwards the information to the federal central processor. The central processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and/or the family is expected to contribute towards the student's cost of education (the "family contribution"). After receiving information on the family contribution, the institution then subtracts the family contribution from the cost for the student to attend the institution to determine the student's eligibility for grants, loans, and work assistance. The difference between the amount of grants and Federal Stafford Loans for which the borrower is eligible and the student's estimated cost of attendance (the "Unmet Need") may be borrowed through Federal Unsubsidized Stafford Loans subject to annual and aggregate loan limits prescribed in the Act. Parents may finance the family contribution amount through their own resources or through Federal PLUS Loans.

          SPECIAL ALLOWANCE PAYMENTS

          The Act provides for quarterly special allowance payments ("Special Allowance Payments") to be made by the Department to holders of Federal Student Loans to the extent necessary to ensure that the holder receives at least a specified market interest rate of return on the loans. The rates for Special Allowance Payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (tax-exempt or taxable). A Special Allowance Payment is made for each of the 3-month periods ending March 31, June 30, September 30 and December 31. The Special Allowance Payment equals the average unpaid principal balance (including interest permitted to be capitalized) of all eligible loans held by the holder during the period multiplied by the special allowance percentage. The special allowance percentage is computed by:

          (1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for the 3-month period,

          (2) subtracting the applicable borrower interest rate on the loan from the average,

          (3) adding the applicable Special Allowance Margin (as set forth below) to the resultant percentage and

          (4) dividing the resultant percentage by 4; provided, however, that, if the amount determined by the application of clauses (1), (2) and (3) is in the negative, the Special Allowance Margin is zero.

DATE OF FIRST DISBURSEMENT         SPECIAL ALLOWANCE MARGIN
--------------------------         ---------------------------------------------------------------
Prior to 10/17/86                  3.50%
10/17/86 - 09/30/92                3.25%
10/01/92 - 06/30/95                3.10%
07/01/95 - 06/30/98                2.50%  (Federal Stafford Loans and Federal Unsubsidized
                                   Stafford Loans that are In-School, Grace or Deferment); 3.10%
                                   (Federal Stafford Loans and Federal Unsubsidized Stafford
                                   Loans that are in repayment and all other loans)
07/01/98 - 06/30/03                2.20%  (Federal Stafford Loans and Federal Unsubsidized
                                   Stafford Loans that are In-School, Grace or Deferment); 2.80%
                                   (Federal Stafford Loans and Federal Unsubsidized Loans that are in repayment) and 3.10% for all other loans


          Special Allowance Payments are available on variable rate Federal PLUS and Federal SLS Loans only if the variable rate, which is reset annually based on the 52-week Treasury Bill, exceeds the applicable maximum rate. The maximum is generally between 9% and 12%.

          FEDERAL STAFFORD LOANS

          The Act provides for:

          (1) federal insurance or reinsurance of Federal Stafford Loans made by eligible lenders to qualified students,
          (2) federal interest subsidy payments on eligible Federal Stafford Loans to be paid by the Department to holders of the loans in lieu of the borrower making interest payments ("Interest Subsidy Payments") and
          (3) Special Allowance Payments representing an additional subsidy paid by the Department to the holders of eligible Federal Stafford Loans (the federal reinsurance obligations, together with those obligations referred to in clauses (2) and (3) being collectively referred to in this prospectus as "Federal Assistance").

          INTEREST. The borrower's interest rate on a Federal Stafford Loan may be fixed or variable. Federal Stafford Loan interest rates are summarized in the chart below.


TRIGGER DATE(1)                BORROWER RATE(2)              MAXIMUM RATE          INTEREST RATE MARGIN

Prior to 01/01/81..........    7%                            7%                    N/A
01/01/81 - 09/12/83........    9%                            9%                    N/A
09/13/83 - 06/30/88........    8%                            8%                    N/A
07/01/88 - 09/30/92........    8% for 48 months;             8% for 48 months,     3.25%
                               thereafter, 91-Day Treasury   then 10%
                               + Interest Rate Margin
10/01/92 - 06/30/94........    91-Day Treasury + Interest    9%                    3.10%
                               Rate Margin
07/01/94 - 06/30/95........    91-Day Treasury + Interest    8.25%                 3.10%
                               Rate Margin
07/01/95 - 06/30/98........    91-Day Treasury + Interest    8.25%                 2.50% (In-School, Grace or
                               Rate Margin                                         Deferment); 3.10% (in
                                                                                   repayment)
On or after 07/01/98.......    91-Day Treasury + Interest    8.25%                 1.70% (In-School, Grace or
                               Rate Margin                                         Deferment); 2.30% (in
                                                                                   repayment)


--------------
(1)      The Trigger Date for Federal Stafford Loans made before October 1, 1992 is the first day of enrollment period for which a borrower's first
         Federal Stafford Loan is made and for Federal Stafford Loans made on
         October 1, 1992 and after the Trigger Date is the date of the disbursement of a borrower's first Federal Stafford Loan.
(2)      The rate for variable rate Federal Stafford Loans applicable for any
         12-month period beginning on July 1 and ending on June 30, is determined on the preceding June 1 and is equal to the lesser of (a)
         the applicable Maximum Rate or (b) the sum of (1) the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held prior to June 1 and (2) the applicable Interest Rate Margin.

          The 1992 Amendments provide that, for fixed rate loans made on or after July 23, 1992 and for specified loans made to new borrowers on or after July 1, 1988, the lender must have converted by January 1, 1995 the interest rate on the loans to an annual interest rate adjusted each July 1 equal to:

          o for specified loans made between July 1, 1988 and July 23, 1992, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.25%,
          o for loans made on or after July 23, 1992 and prior to July 1, 1998, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 3.10%, and
          o for loans made on or after July 1, 1998, the 91-day Treasury bill rate at the final auction prior to the preceding June 1 plus 2.2% (In-School, Grace or Deferment) or 2.8% (in repayment) in each case capped at the applicable interest rate for the loan existing prior to the conversion.

The variable interest rate does not apply to loans made prior to July 23, 1992 during the first 48 months of repayment.

          INTEREST SUBSIDY PAYMENTS. The Department is responsible for paying interest on Federal Stafford Loans while the borrower is a qualified student, during a Grace Period or during Deferral Periods. The Department makes quarterly Interest Subsidy Payments to the owner of Federal Stafford Loans in the amount of interest accruing on the unpaid balance thereof prior to the commencement of repayment or during any Deferral Periods. The Act provides that the owner of an eligible Federal Stafford Loan shall be deemed to have a contractual right against the United States of America to receive Interest Subsidy Payments (and Special Allowance Payments) in accordance with its provisions. Receipt of Interest Subsidy Payments and Special Allowance Payments is conditioned on compliance with the requirements of the Act, including satisfaction of need-based criteria (and the delivery of sufficient information by the borrower and the lender to the Department to confirm the foregoing) and continued eligibility of the loan for federal reinsurance. This eligibility may be lost, however, if the loans are not held by an eligible lender, in accordance with the requirement of the Act and the applicable Federal Guarantee Agreements. See "--Eligible Lenders, Students and Educational Institutions" above, "Risk Factors--RISK OF LOSS OF FEDERAL GUARANTOR AND DEPARTMENT OF EDUCATION PAYMENTS FOR FAILURE TO COMPLY WITH LOAN ORIGINATION AND SERVICING PROCEDURES FOR STUDENT LOANS", "Formation of the Trusts--Eligible Lender Trustee" and "Description of the Transfer and Servicing Agreements--Servicing Procedures".

          Interest Subsidy Payments and Special Allowance Payments are generally received within 45 days to 60 days after submission to the Department of the applicable claim forms for any given calendar quarter, although there can be no assurance that the payments will in fact be received from the Department within that period. See "Risk Factors--RISK OF VARIABILITY OF ACTUAL CASH FLOWS". The Servicer has agreed to prepare and file with the Department all claims forms and any other required documents or filings on behalf of each Eligible Lender Trustee as owner of the related Federal Student Loans on behalf of each Trust. The Servicer has also agreed to assist each Eligible Lender Trustee in monitoring, pursuing and obtaining Interest Subsidy Payments and Special Allowance Payments, if any, with respect to Federal Student Loans. Each Eligible Lender Trustee will be required to remit Interest Subsidy Payments and Special Allowance Payments it receives with respect to Federal Student Loans within two business days of receipt thereof to the related Collection Account.

          LOAN LIMITS. The Act requires that loans be disbursed by eligible lenders in at least two separate and equal disbursements; except that for schools with a cohort default rate of less than 10% for the three most recent fiscal years for which data is available, loans for a period of enrollment of not more than one semester, trimester or quarter, or of not more than four months, may be disbursed in a single disbursement. The Act limited the amount a student can borrow in any academic year and the amount he or she can have outstanding in the aggregate. The following chart sets forth the current and historic loan limits.


                                                                    ALL
                                                                 STUDENTS(1)         INDEPENDENT STUDENTS
                                                                 BASE AMOUNT
                                                               SUBSIDIZED AND     ADDITIONAL       MAXIMUM
                                                 SUBSIDIZED     UNSUBSIDIZED     UNSUBSIDIZED     AGGREGATE
                                 SUBSIDIZED     ON OR AFTER      ON OR AFTER      ONLY ON OR        TOTAL
  BORROWER'S ACADEMIC LEVEL      PRE-1/1/87        1/1/87        10/1/93(2)      AFTER 7/1/94(3)  AMOUNT IN
-----------------------------
Undergraduate (per year)
     1st year............      $   2,500       $   2,625       $   2,625       $   4,000         $    6,625
     2nd year............      $   2,500       $   2,625       $   3,500       $   4,000         $    7,500
     3rd year and above..      $   2,500       $   4,000       $   5,500       $   5,000         $   10,500
Graduate (per year)......      $   5,000       $   7,500       $   8,500       $  10,000         $   18,500
Aggregate Limit;
     Undergraduate.......      $  12,500       $  17,250       $  23,000       $  23,000         $   46,000
     Graduate (including
     undergraduate)......      $  25,000       $  54,750       $  65,500       $  73,000         $  138,500
---------------

(1)  The loan limits are inclusive of both Federal Stafford Loans and Federal
     Direct Student Loans.

(2) These amounts represent the combined maximum loan amount per year for Federal Stafford and Federal Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under a Federal Unsubsidized
     Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Federal Stafford Loan.

(3) Independent undergraduate students, graduate students or professional students may borrow these additional amounts. In addition, dependent undergraduate students may also receive these additional loan amounts if the parents of the students are unable to provide the family contribution amount and it is unlikely that the student's parents will qualify for a Federal PLUS Loan.

          The annual loan limits are reduced in some instances where the student is enrolled in a program that is less than one academic year or has less than a full academic year remaining in his or her program. The Department has discretion to raise these limits to accommodate highly specialized or exceptionally expensive courses of study.

          REPAYMENT. Repayment of principal on a Federal Stafford Loan generally does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable Grace Period, as described below. Any borrower may voluntarily prepay without premium or penalty any loan and in connection therewith may waive any Grace Period or Deferral Period. In general, each loan must be scheduled for repayment over a period of not more than ten years after the commencement of repayment. New borrowers on or after October 7, 1998 who accumulate outstanding loans under FFELP totaling more than $30,000 are entitled to extended repayment schedules of up to 25 years subject to minimum repayment amounts. The Act currently requires minimum annual payments of $600 or, if greater, the amount of accrued interest for that year, unless the borrower and the lender agree to lesser payments. Effective July 1, 1993, the Act and regulations promulgated thereunder require lenders to offer the choice of a standard, graduated or income-sensitive repayment schedule to all borrowers who receive a loan on or after that date.

          GRACE PERIODS, DEFERRAL PERIODS AND FORBEARANCE PERIODS. Repayment of principal on a Federal Stafford Loan must generally commence following a period of (a) not less than 9 months or more than 12 months (with respect to loans for which the applicable interest rate is 7% per annum) and (b) not more than 6 months (with respect to loans for which the applicable interest rate is 9% per annum or 8% per annum and for loans to first-time borrowers on or after July 1,
1988) after the borrower ceases to pursue at least a half-time course of study (a "Grace Period"). However, during other periods (each, a "Deferral Period") and subject to conditions, no principal repayments need be made, including periods when the student has returned to an eligible educational institution on a full-time basis or is pursuing studies pursuant to an approved graduate fellowship program, or when the student is a member of the United States Armed Forces or a volunteer under the Peace Corps Act or the Domestic Volunteer Service Act of 1973, or when the borrower is temporarily totally disabled, or periods during which the borrower may defer principal payments because of temporary financial hardship. For new borrowers to whom loans are first disbursed on or after July 1, 1993, payment of principal may be deferred only while the borrower is at least a half-time student or is in an approved graduate fellowship program or is enrolled in a rehabilitation program, or when the borrower is seeking but unable to find full-time employment, subject to a maximum deferment of three years, or when for any reason the lender determines that payment of principal will cause the borrower economic hardship, also subject to a maximum deferment of three years. The 1992 Amendments also permit and in some cases require forbearance of loan collection in specified circumstances (each period, a "Forbearance Period").

          FEDERAL UNSUBSIDIZED STAFFORD LOANS

          The Federal Unsubsidized Stafford Loan program created under the 1992 Amendments is designed for students who do not qualify for the maximum Federal Stafford Loan due to parental and/or student income and assets in excess of permitted amounts. The basic requirements for Federal Unsubsidized Stafford Loans are essentially the same as those for the Federal Stafford Loans, including with respect to provisions governing the interest rate, the annual loan limits and the Special Allowance Payments. The terms of the Federal Unsubsidized Stafford Loans, however, differ in some respects. The federal government does not make Interest Subsidy Payments on Federal Unsubsidized Stafford Loans. The borrower must either begin making interest payments within 60 days after the time the loan is disbursed or permit capitalization of the interest by the lender until repayment begins. Federal Unsubsidized Stafford Loan borrowers who obtained the loans on or after October 1, 1992 are required to pay, upon disbursement, a 6.5% insurance fee to the Department, though no guarantee fee may be charged by the applicable Federal Guarantor. Effective July 1, 1994, the maximum insurance premium charged by the Federal Guarantor is reduced to 1% and the origination fee is 3%. Subject to the same loan limits established for Federal Stafford Loans, the student may borrow up to the amount of the student's Unmet Need. Lenders are authorized to make Federal Unsubsidized Stafford Loans applicable for periods of enrollment beginning on or after October 1, 1992.

          FEDERAL PLUS AND FEDERAL SLS LOAN PROGRAMS

          The Act authorizes Federal PLUS Loans to be made to parents of eligible dependent students and previously authorized Federal SLS Loans to be made to specified categories of students. After July 1, 1993, only parents who do not have an adverse credit history or who can secure an endorser without an adverse credit history are eligible for Federal PLUS Loans. The basic provisions applicable to Federal PLUS and Federal SLS Loans are similar to those of Federal Stafford Loans with respect to the federal insurance and reinsurance on the loans. However, Federal PLUS and Federal SLS Loans differ from Federal Stafford Loans, particularly because Interest Subsidy Payments are not available under the Federal PLUS and Federal SLS Programs and in some instances Special Allowance Payments are more restricted.

          LOAN LIMITS. Federal PLUS and Federal SLS Loans disbursed prior to July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. Federal SLS Loan limits for loans disbursed on or after July 1, 1993 depended upon the class year of the student and the length of the academic year. The annual loan limit for Federal SLS Loans first disbursed on or after July 1, 1993 ranged from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers. After July 1, 1994, for purposes of new loans being originated, the Federal SLS programs were merged with the Federal Unsubsidized Stafford Loan program with the borrowing limits reflecting the combined eligibility under both programs. The only limit on the annual and aggregate amounts of Federal PLUS Loans first disbursed on or after July 1, 1993 is the cost of the student's education less other financial aid received, including scholarship, grants and other student loans.

          INTEREST. THE INTEREST RATE DETERMINATION FOR A PLUS OR SLS LOAN IS DEPENDENT ON WHEN THE LOAN WAS ORIGINALLY MADE AND DISBURSED AND THE PERIOD OF ENROLLMENT. THE INTEREST RATES FOR PLUS AND SLS LOANS ARE SUMMARIZED IN THE FOLLOWING CHART.

                                                                                                            Interest
         Trigger Date(1)                       Borrower Rate(2)                     Maximum Rate          Rate Margin

Prior to 10/01/81............                         9%                                 9%                   N/A
10/01/81 - 10/30/82..........                         14%                               14%                   N/A
11/01/82 - 06/30/87..........                         12%                               12%                   N/A
07/01/87 - 09/30/92..........       52-Week Treasury + Interest Rate Margin             12%                  3.25%
10/01/92 - 06/30/94..........       52-Week Treasury + Interest Rate Margin      PLUS 10%, SLS 11%           3.10%
07/01/94 - 06/30/98..........       52-Week Treasury + Interest Rate Margin              9%                  3.10%
(SLS repealed 07/01/94)
After 06/30/98...............       91-Day Treasury + Interest Rate Margin               9%                  3.10%
---------------

(1) The Trigger Date for PLUS and SLS loans made before October 1, 1992 is the first day of enrollment period for which the loan is made, and for PLUS and SLS loans made on October 1, 1992 and after the Trigger Date is the date of the disbursement of the loan, respectively.

(2) For PLUS or SLS loans that carry a variable rate, the rate is set annually for 12-month periods beginning on July 1 and ending on June 30 on the preceding June 1 and is equal to the lesser of (a) the applicable maximum rate and (b) the sum of (1) the bond equivalent rate of 52-week Treasury bills (or 91 day Treasury bills in the case of loans made or disbursed on or after June 30, 1998) auctioned at the final auction held prior to June 1, and (2) the applicable Interest
         Rate Margin.

          A holder of a PLUS or SLS Loan is eligible to receive Special Allowance Payments during any quarter if (a) the sum of (1) the average of the bond equivalent rates of 91-day Treasury bills auctioned during the quarter and
(2) the Interest Rate Margin exceeds (b) the Maximum Rate.

          REPAYMENT, DEFERMENTS. The 1992 Amendments provide Federal SLS borrowers with the option to defer commencement of repayment of principal until the commencement of repayment of Federal Stafford Loans. Otherwise, repayment of principal of Federal PLUS and Federal SLS Loans is required to commence no later than 60 days after the date of disbursement of the loan, subject to deferral and forbearance provisions. The deferral provisions which apply are more limited than those which apply to Federal Stafford Loans. Repayment of interest, however, may be deferred and capitalized during periods of educational enrollments and periods of unemployment or hardship as specified under the Act. Further, whereas Interest Subsidy Payments are not available for the deferments, interest may be capitalized during the periods upon agreement of the lender and borrower. Maximum loan repayment periods and minimum payment amounts are the same as for Federal Stafford Loans.

          A borrower may refinance all outstanding Federal PLUS Loans under a single repayment schedule for principal and interest, with the new repayment period calculated from the date of repayment of the most recent included loan. The interest rate of the refinanced loan shall be the weighted average of the rates of all Federal PLUS Loans being refinanced. A second type of refinancing enables an eligible lender to reissue a Federal PLUS Loan which was initially originated at a fixed rate prior to July 1, 1987 in order to permit the borrower to obtain the variable interest rate available on Federal PLUS Loans on and after July 1, 1987. If a lender is unwilling to refinance the original Federal PLUS Loan, the borrower may obtain a loan from another lender for the purpose of discharging the loan and obtaining a variable interest rate.

          FEDERAL CONSOLIDATION LOAN PROGRAM

          The Act authorizes a program under which borrowers may consolidate one or more of their Student Loans into a single loan (each, a "Federal Consolidation Loan") insured and reinsured on a basis similar to Federal Stafford Loans. Federal Consolidation Loans may be made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured or reinsured student loans incurred under FFELP selected by the borrower, as well as loans made pursuant to various other federal student loan programs and which may have been made by different lenders. Under this program, a lender may make a Federal Consolidation Loan to an eligible borrower at the request of the borrower if the lender holds an outstanding loan of the borrower or the borrower certifies that he has been unable to obtain a Federal Consolidation Loan from the holders of the outstanding loans made to him. The 1998 Reauthorization Bill allows lenders to make Federal Consolidation Loans to borrowers with multiple holders of underlying FFELP loans even if the lender does not hold an outstanding loan. A borrower who is unable to obtain a Federal Consolidation Loan from an eligible lender or a Federal Consolidation Loan with an income-sensitive repayment plan acceptable to the borrower may obtain a Federal Consolidation Loan under the direct loan program. Federal Consolidation Loans that were made on or after July 1, 1994 have no minimum loan amount, although Federal Consolidation Loans for less than $7,500 must be repaid in ten years. Applications for Federal Consolidation Loans received on or after January 1, 1993 but prior to July 1, 1994, were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500; for applications received before January 1, 1993, Federal Consolidation Loans are available only to borrowers who have aggregate outstanding student loan balances of at least $5,000. The borrowers must be either in repayment status or in a grace period preceding repayment and, for applications received prior to January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment; for applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Federal Consolidation Loans if they will reenter repayment through loan consolidation. For applications received on or after January 1, 1993, borrowers may, within 180 days of the origination of a Federal Consolidation Loan, add additional loans made prior to consolidation ("Add-on Consolidation Loans") for consolidation therewith. If the borrower obtains loans subsequent to the Federal Consolidation Loan, the borrower may consolidate the new loans and the Federal Consolidation Loan. The interest rate and term of the Federal Consolidation Loan, following the consolidation with the related Add-on Consolidation Loans, may be recomputed within the parameters permitted by the Act. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility. For applications received on or after November 13, 1997, student loan borrowers may include federal direct loans in Federal Consolidation Loans.

          Federal Consolidation Loans made prior to July 1, 1994 bear interest at a rate which equals the weighted average of interest rates on the unpaid principal balances of outstanding loans, rounded up to the nearest whole one percent, with a minimum rate of 9%. For Federal Consolidation Loans made on or after July 1, 1994 through November 12, 1997, the weighted average interest rate must be rounded up to the nearest whole percent. Federal Consolidation Loans made on or after November 13, 1997 through September 30, 1998 will bear interest at the annual variable rate applicable to Stafford Loans. Federal Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a rate equal to the weighted average interest rate of the loans consolidated, rounded up to the nearest one-eighth of one percent and capped at 8.25%. Interest on Federal Consolidation Loans accrues and, for applications received prior to January 1, 1993, is to be paid without Interest Subsidy by the Department. For Federal Consolidation Loans received on or after January 1, 1993, all interest of the borrower is paid during all periods of Deferment. However, Federal Consolidation Loan applications received on or after August 10, 1993 will only be subsidized if all of the underlying loans being consolidated were subsidized Federal Stafford Loans; PROVIDED, HOWEVER, that in the case of Federal Consolidation Loans made on or after November 13, 1997, that portion of the Federal Consolidation Loan that is comprised of Subsidized Stafford Loans will retain its subsidy benefits during periods of deferment. Borrowers may elect to accelerate principal payments without penalty. Further, no insurance premium may be charged to a borrower and no insurance premium may be charged to a lender in connection with a Federal Consolidation Loan. However, a fee may be charged to the lender by a Federal Guarantor to cover the costs of increased or extended liability with respect to a Consolidation Loan, and lenders must pay a Monthly Rebate Fee at an annualized rate of 1.05% for loans disbursed on or after October 1, 1993 (0.62% for loans for which applications were received between October 1, 1998 and January 31, 1999). Special Allowance Payments are made on Consolidation Loans whenever the rate charged the borrower is limited by the 9%/8.25% cap. However, for applications received on or after October 1, 1998, Special Allowance Payments are paid in order to afford the lender a yield equal to the 91-day T-bill plus 3.1%, whenever that formula exceeds the borrower's interest rate.

          Repayment of Federal Consolidation Loans begins within 60 days after discharge of all prior loans which are consolidated. Repayment schedule options must include, for applications received on or after January 1, 1993, the establishment of graduated or income sensitive repayment plans, subject to limits applicable to the sum of the Federal Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include the graduated and income sensitive repayment plans for applications received prior to that date. Generally, depending on the total of loans outstanding, repayment may be scheduled over periods no shorter than ten but not more than 25 years in length. For applications received on or after January 1, 1993, the maximum maturity schedule is 30 years for Federal Consolidation Loans of $60,000 or more.

          All eligible loans of a borrower paid in full through consolidation are discharged in the consolidation process when the new Federal Consolidation Loan is issued.

          DESCRIPTION OF PRIVATE STUDENT LOANS UNDER THE PROGRAMS

          In addition to the Federal Student Loans originated under the Act, the Seller may sell to the Depositor for sale to the Trust, student loans that are not federally guaranteed ("Private Student Loans"), that can be used by borrowers to supplement their Federal Student Loans in situations where the Federal Student Loans do not cover the cost of education. The holders of Private Student Loans are not entitled to receive any Federal Assistance with respect thereto. The terms any underwriting criteria for any program relating to the origination of Private Student Loans will be set forth in the related prospectus supplement.

          INSURANCE OF STUDENT LOANS; GUARANTORS OF STUDENT LOANS

          FEDERAL GUARANTORS. The Act authorizes Federal Guarantors to support education financing and credit needs of students at post-secondary schools. The Act encourages every state either to establish its own agency or to designate another Federal Guarantor in cooperation with the Secretary. Under various programs throughout the United States of America, Federal Guarantors insure and sometimes service guaranteed student loans. The Federal Guarantors are reinsured by the federal government for from 80% to 100% of each default claim paid, depending on their claims experience, for loans disbursed prior to October 1, 1993, from 78% to 98% of each default claim paid for loans disbursed on or after October 1, 1993 and prior to October 1, 1998 and from 75% to 95% of each default claim paid for loans disbursed on or after October 1, 1998. Federal Guarantors are reinsured by the federal government for 100% of death, disability, bankruptcy, closed school and false certification claims paid. Loans guaranteed under the lender of last resort provisions of the Act are also 100% guaranteed and reinsured. SEE"--Federal Insurance and Reinsurance of Federal Guarantors" below.

          Federal Guarantors collect a one-time insurance premium ranging up to 1% of the principal amount of each guaranteed loan, depending on the Federal Guarantor. Federal Guarantors are prohibited from charging insurance premiums on loans made under the Federal Unsubsidized Stafford Loan program prior to July 1, 1994. On the loans made prior to July 1, 1994, the Act requires that a 6.5% combined loan origination fee and insurance premium be paid by the borrower on Federal Unsubsidized Stafford Loans. This fee is passed through to the Department by the originating lender. Effective July 1, 1994, the maximum insurance premium and origination fee for Federal Stafford Loans and Federal Unsubsidized Stafford Loans are 1% and 3%, respectively.

          Each Federal Student Loan to be sold to an Eligible Lender Trustee on behalf of a Trust will be guaranteed as to principal and interest by a Federal Guarantor pursuant to a Guarantee Agreement between the Federal Guarantor and the applicable Eligible Lender Trustee. The applicable prospectus supplement for each Trust will identify each related Federal Guarantor for the Federal Student Loans held by the Trust as of the applicable Closing Date and the amount of the Federal Student Loans it is guaranteeing for the Trust.

          The 1993 Act granted the Department broad powers over Federal Guarantors and their reserves. These powers include the authority to require a Federal Guarantor to return all reserve funds to the Department if the Department determines the action is necessary to ensure an orderly termination of the Federal Guarantor, to serve the best interests of the student loan programs or to ensure the proper maintenance of the Federal Guarantor's funds or assets. The Department is also now authorized to direct a Federal Guarantor to return a portion of its reserve funds which the Department determines is unnecessary to pay the program expenses and contingent liabilities of the Federal Guarantor and/or to cease any activities involving the use of the Federal Guarantor's reserve funds or assets which the Department determines is a misapplication or otherwise improper. The Department may also terminate a Federal Guarantor's reinsurance agreement if the Department determines that the action is necessary to protect the federal fiscal interest. These various changes create a significant risk that the resources available to the Federal Guarantors to meet their guarantee obligations will be significantly reduced.

          FEDERAL INSURANCE AND REINSURANCE OF FEDERAL GUARANTORS. A Federal Student Loan is considered to be in default for purposes of the Act when the borrower fails to make an installment payment when due or to comply with other terms of the loan, and if the failure persists for a period of time as specified by the Act. Under specified circumstances a loan deemed ineligible for Federal Reinsurance may be restored to eligibility. Procedures for the restoration of eligibility are discussed below.

          If the loan in default is covered by federal loan insurance in accordance with the provisions of the Act, the Department is to pay the applicable Federal Guarantor, as insurance beneficiary, the amount of the loss sustained thereby, upon notice and determination of the amount, within 90 days of the notification, subject to reduction as described below.

          If the loan is guaranteed by a Federal Guarantor, the eligible lender is reimbursed by the Federal Guarantor for 100% (or not more than 98% for loans disbursed on or after October 1, 1993) of the unpaid principal balance of the defaulted loan plus accrued and unpaid interest thereon so long as the eligible lender has properly originated and serviced the loan. Under the Act, the Department enters into a guarantee agreement with each Federal Guarantor, which provides for federal reinsurance for amounts paid to eligible lenders by the Federal Guarantor with respect to defaulted loans.

          Pursuant to the agreements, the Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with a claim resulting from the death, bankruptcy, total and permanent disability of a borrower, ineligible loan, the death of a student whose parent is the borrower of a Federal PLUS Loan or claims by borrowers who received loans on or after January 1, 1986 and who are unable to complete the programs in which they are enrolled due to school closure or borrowers whose borrowing eligibility was falsely certified by the eligible institution; claims are not included in calculating a Federal Guarantor's claims rate experience for federal reinsurance purposes. The Department also agrees to reimburse a Federal Guarantor for 100% of the amounts expended in connection with claims on loans made under the lender of last resort provisions. The Department is also required to repay the unpaid balance of any loan if the borrower files for relief under Chapter 12 or 13 of the Bankruptcy Code or files for relief under Chapter 7 or 11 of the Bankruptcy Code and has been in repayment for more than 7 years or commences an action for a determination of dischargeability under Section 523(a)(8)(b) of the Bankruptcy Code, and is authorized to acquire the loans of borrowers who are at high risk of default and who request an alternative repayment option from the Department. Effective for bankruptcy actions commenced by the borrower on or after October 8, 1998, student loans will not be discharged unless there is an undue hardship determination made by the bankruptcy court.

          The amount of the reinsurance payment to the Federal Guarantor for default claims is subject to reduction based upon the annual default claims rate of the Federal Guarantor, calculated to equal the amount of federal reinsurance claims paid by the Department to the Federal Guarantor during any fiscal year as a percentage of the original principal amount of guaranteed loans in repayment at the end of the prior federal fiscal year. The formula is summarized as follows:

Claims Rate of Federal Guarantor           Reimbursement to Federal Guarantor by the Department of Education(1)
0% to and including 5%.................    100%
Greater than 5% to and including 9%....    100% of claims to and including 5%; 90% of claims greater than 5%
Greater than 9%........................    100% of claims to and including 5%; 90% of claims greater than 5%
                                           to and including 9%; and 80% of claims greater than 9%
---------
(1)  The federal reimbursement has been reduced to 98%, 88% and 78% for loans disbursed on or after October 1, 1993 and prior to October 1, 1998 and 95%,
     85% and 75% for loans disbursed on or after October 1, 1998.

          The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal balance of loans in repayment at the beginning of that year.

          The 1992 Amendments addressed education loan industry concerns regarding the Department's commitment to providing support in the event of Federal Guarantor failures. Pursuant to the 1992 Amendments, Federal Guarantors are required to maintain specified reserve fund levels. The levels are defined as 0.5% of the total attributable amount of all outstanding loans guaranteed by the Federal Guarantor for the fiscal year of the Federal Guarantor that begins in 1993, 0.7% for the Federal Guarantor's fiscal year beginning in 1994, 0.9% for the Federal Guarantor's fiscal year beginning in 1995, and 1.1% for the Federal Guarantor's fiscal year beginning on or after January 1, 1996. If the Federal Guarantor fails to achieve the minimum reserve level in any two consecutive years, if the Federal Guarantor's federal annual claims rate equals or exceeds 9% or if the Department determines the Federal Guarantor's administrative or financial condition jeopardizes its continued ability to perform its responsibilities, the Department may require the Federal Guarantor to submit and implement a management plan to address the deficiencies. The Department may terminate the Federal Guarantor's agreements with the Department if the Guarantor fails to submit the required plan, or fails to improve its administrative or financial condition substantially, or if the Department determines the Federal Guarantor is in danger of financial collapse. In this event, the Department is required to assume responsibility for the functions of the Federal Guarantor and in connection therewith is authorized to undertake specified actions to assure the continued payment of claims, including maturity advances to Federal Guarantors to cover immediate cash needs, transferring of guarantees to another Federal Guarantor, or transfer of guarantees to the Department itself. No assurance can be made that the Department will under any given circumstance exercise its right to terminate a reimbursement agreement with a Federal Guarantor or make a determination that the Federal Guarantor is unable to meet its guarantee obligations.

          The Act requires that, subject to compliance with the Act, the Secretary must pay all amounts, which may be required to be paid under the Act as a result of specified events of death, disability, bankruptcy, school closure or false certification by the educational institution described in the Act. It further provides that Federal Guarantors shall be deemed to have a contractual right against the United States of America to receive reinsurance in accordance with its provisions. In addition, the 1992 Amendments provide that if the Department determines that a Federal Guarantor is unable to meet its insurance obligations, holders of loans may submit insurance claims directly to the Department until the obligations are transferred to a new Federal Guarantor capable of meeting the obligations or until a successor Federal Guarantor assumes the obligations. No assurance can be made that the Department would under any given circumstances assume the obligation to assure satisfaction of a guarantee obligation by exercising its right to terminate a reimbursement agreement with a Federal Guarantor or by making a determination that the Federal Guarantor is unable to meet its guarantee obligations.

          PRIVATE GUARANTORS. Private Student Loans are not entitled to any federal reinsurance or assistance from the Department or any other governmental entity. Although each Private Guarantor maintains a loan loss reserve intended to absorb losses arising from its guarantee commitments, there can be no assurance that the amount of such reserve will be sufficient to cover the obligations of such Private Guarantor over the term of the related Private Student Loans.

          ORIGINATION AND MARKETING PROCESS

          The Act specifies rules regarding loan origination practices, which lenders must comply with in order for their Federal Student Loans to be guaranteed and to be eligible to receive Federal Assistance. Lenders of Federal Student Loans are prohibited from offering points, premiums, payments or other inducements, directly or indirectly, to any educational institution, guarantor or individual in order to secure Federal Student Loan applications, and no lender may conduct unsolicited mailings of Federal Student Loan applications to students who have not previously received student loans from that lender.

          Generally the student and school complete the combined application with promissory note and mail or electronically transmit it either to a lender or directly to the applicable Guarantor, if applicable. Both the lender and the Guarantor, if applicable must approve the application, including confirming that the application is complete and that it (as well as the prospective borrower and institution) complies with all applicable requirements of the Act and the requirements of the Guarantor, if applicable. The Act requires that each Federal Guarantor have procedures designed to assure that it guarantees Federal Student Loans only to students attending institutions which meet the requirements of the Act. Certain lenders establish maximum default rates for institutions whose students they will serve. For each application that is approved, the applicable Guarantor, if applicable, will issue a guarantee certificate to the lender, which will then cause the loan to be disbursed (typically in multiple installments) and a disclosure statement confirming the terms of the Student Loan to be sent to the student borrower. These procedures differ slightly for Federal Consolidation Loans.

          The origination procedures for any Private Student Loans included in a Trust will be set forth in the related prospectus supplement.

          SERVICING AND COLLECTIONS PROCESS

          The applicable Guarantee Agreements and the Act require the holder of Federal Student Loans to cause specified procedures, including due diligence procedures and the taking of specific steps at specific intervals, to be performed with respect to the servicing of the Federal Student Loans. These procedures are designed to ensure that the Federal Student Loans are repaid on a timely basis by or on behalf of borrowers. The Servicer agrees to perform the servicing and collection procedures with respect to the Federal Student Loans on behalf of each Trust pursuant to the related Loan Servicing Agreement between the Servicer and the Eligible Lender Trustee (the "Loan Servicing Agreement"). The procedures generally include periodic attempts to contact any delinquent borrower by telephone and by mail, commencing with one written notice within the first ten days of delinquency and including multiple written notices and telephone calls to the borrower thereafter at specified times during any delinquency. All telephone calls and letters are automatically registered, and a synopsis of each call or the mailing of each letter is noted in the Servicer's loan file for the borrower. The Servicer is also required to perform skip tracing procedures on delinquent borrowers whose current location is unknown, including contacting the borrowers' schools and references. Failure to comply with the established procedures could adversely affect the ability of a given Eligible Lender Trustee, as holder of legal title to the Federal Student Loans on behalf of the related Trust, to realize the benefits of any Guarantee Agreement or to receive the benefits of Federal Assistance from the Department with respect thereto. Failure to comply with established procedures with respect to a Federal Student Loan may also result in the denial of coverage under a Guarantee Agreement for specified accrued interest amounts, in circumstances where the failure has not caused the loss of the guarantee of the principal of the Federal Student Loan. SEE "Risk Factors--Risk that Failure to Comply with Student Loan Origination and Servicing Procedures for Federal Student Loans May Adversely Affect the Trust's Ability to Pay Principal and Interest on the Related Notes and Certificates".

          At prescribed times prior to submitting a claim for payment under a Guarantee Agreement for a delinquent Federal Student Loan, the Servicer generally is required to notify the applicable Guarantor of the existence of the delinquency. These notices advise the Guarantor of seriously delinquent accounts and allow the Guarantor to make additional attempts to collect on the loans prior to the filing of claims. Any Federal Student Loan which is delinquent beyond a specified number of days is considered to be in default, after which the Servicer will submit a claim for reimbursement therefor to the applicable Guarantor. Failure to file a claim within specified times of delinquency may result in denial of the guarantee claim with respect to the Federal Student Loan. The Servicer's failure to file a guarantee claim in a timely fashion would constitute a breach of its covenants and, unless otherwise specified in the prospectus supplement for a given series of Securities, would, if as a result of the failure the related guaranty payment is no longer available to the related Trust, create an obligation of the Servicer to arrange for the purchase of the applicable Federal Student Loan from the applicable Eligible Lender Trustee on behalf of the related Trust. The obligation of the Servicer to arrange for a purchase will constitute the sole remedy available to Securityholders or the Eligible Lender Trustee for a failure by the Servicer. SEE "Description of the Transfer and Servicing Agreements--Servicer Covenants".

          CLAIMS AND RECOVERY RATES

          Certain historical information concerning guarantee claims and recovery rates of the Guarantors for the Student Loans held by the related Trust as of the applicable closing date specified in the related prospectus supplement (the "Closing Date") with respect to each series of Securities will be set forth in each prospectus supplement. There can be no assurance that the claim and recovery experience on any pool of Student Loans with respect to a given Trust will be comparable to prior experience or to any information set forth in each prospectus supplement.


                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

          The weighted average lives of the Notes and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Student Loans are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "prepayments" includes prepayments in full or in part (including pursuant to Federal Consolidation Loans), as a result of:

          o    borrower default, death, disability or bankruptcy,
          o a closing of or a false certification by the borrower's school and
          o subsequent liquidation of the loans or collection of Guarantee Payments with respect thereto and as a result of Student Loans being repurchased by the Seller or the Servicer for administrative reasons.)

Except as otherwise set forth in your prospectus supplement, all of the Student Loans are prepayable at any time without penalty to the borrower. The rate of prepayment of Student Loans is influenced by a variety of economic, social and other factors, including as described below and in the applicable prospectus supplement. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Student Loans. However, because many of the Student Loans bear interest that either actually or effectively is floating, it is impossible to predict whether changes in prevailing interest rates will be similar to or will vary from changes in the interest rates on the Student Loans. In addition, under specified circumstances, the Seller or the Servicer will be obligated to repurchase or arrange for the repurchase of Student Loans from a given Trust pursuant to the related Loan Sale Agreement or Loan Servicing Agreement, as applicable, as a result of breaches of applicable representations and warranties or covenants. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". SEE ALSO "Description of the Transfer and Servicing Agreements--Termination--Optional Redemption" regarding the Servicer's option to purchase the Student Loans from a given Trust and "Insolvency Event" regarding the sale of the Student Loans if an Insolvency Event with respect to the Company occurs. Also, in the case of a Trust having a Funding Period or Revolving Period, the addition of Student Loans to the Trust during the period could affect the weighted average lives of the Securities of the related series. SEE "Description of the Transfer and Servicing Agreements--Additional Fundings".

          On the other hand, scheduled payments with respect to, and maturities of, the Student Loans may be extended, including pursuant to applicable grace, deferral and forbearance periods. The rate of payment of principal of the Notes and the Certificates and the yield on the Notes and the Certificates may also be affected by the rate of defaults resulting in losses on Student Loans, by the severity of those losses and by the timing of those losses, which may affect the ability of the Guarantors to make Guarantee Payments with respect thereto.

          In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes or the Certificates of a given series on each Distribution Date, since the amount will depend, in part, on the amount of principal collected on the related pool of Student Loans during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Student Loans will be borne entirely by the Noteholders and the Certificateholders of a given series. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Student Loans and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

          Each of the "Note Pool Factor" for each class of Notes and the "Certificate Pool Factor" for each class of Certificates (each, a "Pool Factor") will be a seven-digit decimal which the Servicer will compute prior to each Distribution Date indicating the remaining outstanding principal amount of the class of Notes or the remaining principal balance for the class of Certificates (the "Certificate Balance"), respectively, as of that Distribution Date (after giving effect to distributions to be made on the Distribution Date), as a fraction of the initial outstanding principal amount of the class of the Notes or the initial Certificate Balance for the class of Certificates, respectively. Each Pool Factor will be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes or reductions of the Certificate Balance of the applicable class of Certificates, as applicable. A Securityholder's portion of the aggregate outstanding principal amount of the related class of Notes or of the aggregate outstanding Certificate Balance for the related class of Certificates, as applicable, is the product of (1) the original denomination of that Securityholder's Note or Certificate and (2) the applicable Pool Factor.

          If so provided in the related prospectus supplement with respect to a Trust, the Securityholders will receive reports on or about each Distribution Date concerning the payments received on the Student Loans, the Pool Balance (as the term is defined in the related prospectus supplement, the "Pool Balance"), the applicable Pool Factor and various other items of information. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Certain Information Regarding the Securities--Reports to Securityholders".

                            DESCRIPTION OF THE NOTES

          With respect to each Trust, one or more classes of notes (the "Notes") of a given series will be issued pursuant to the terms of an indenture (an "Indenture") between the Trust and the trustee specified in the related prospectus supplement (an "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes terms of the Notes and the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Notes and the Indenture.

          Unless otherwise specified in the related prospectus supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Administrator, the "Depositary") except as set forth below. Unless otherwise specified in the related prospectus supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Depositor has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive Notes (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references in this prospectus and in the related prospectus supplement to actions by Noteholders of Notes held in book-entry form refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references in this prospectus to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Notes for distribution to Noteholders in accordance with DTC's procedures with respect thereto. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities".

          PRINCIPAL OF AND INTEREST ON THE NOTES

          The timing and priority of payment, seniority, allocations of losses, interest at a per annum interest rate (the "Interest Rate") and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related prospectus supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of the series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the Notes of the series will be made prior to payments of principal thereon. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related prospectus supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining the Interest Rate. SEE ALSO "Certain Information Regarding the Securities--Fixed Rate Securities" and "Floating Rate Securities". One or more classes of the Notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the Seller, or another party named in the related prospectus supplement, of its option to purchase the related Student Loans.

          Unless otherwise specified in the related prospectus supplement, Noteholders of all classes within a series will have the same priority with respect to payments of interest. The amount available for the payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related prospectus supplement (each, a "Distribution Date"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to the class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes of the series. SEE "Description of the Transfer and Servicing Agreements-Distributions" and "Credit and Cash Flow Enhancement".

          In the case of a series of Notes which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

          In the case of a series of Notes relating to a Trust having a Pre-Funding Account or Collateral Reinvestment Account, the Notes of the series will be redeemed in part on the Distribution Date on or immediately following the last day of the related Funding Period or Revolving Period, respectively, in the event that any amount remains on deposit in the applicable account after giving effect to all Additional Fundings on or prior to the date, in an aggregate principal amount described in the related prospectus supplement.

          SEE "Description of the Transfer and Servicing Agreements-Credit and Cash Flow Enhancement-RESERVE ACCOUNT" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

          If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to your Notes or Certificates.

                                  THE INDENTURE

          MODIFICATION OF INDENTURE. WITH RESPECT TO EACH TRUST, WITH THE CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING NOTES OF THE RELATED SERIES, THE INDENTURE TRUSTEE AND THE TRUST MAY EXECUTE A SUPPLEMENTAL INDENTURE TO ADD PROVISIONS TO, OR CHANGE IN ANY MANNER OR ELIMINATE ANY PROVISIONS OF, THE INDENTURE WITH RESPECT TO THE NOTES, OR TO MODIFY (EXCEPT AS PROVIDED BELOW) IN ANY MANNER THE RIGHTS OF THE RELATED NOTEHOLDERS.

          Unless otherwise specified in the related prospectus supplement with respect to a series of Notes, however, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will:

          o change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable,
          o impair the right to institute suit for the enforcement of provisions of the related Indenture regarding payment,
          o reduce the percentage of the aggregate amount of the outstanding Notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with provisions of the related Indenture or of defaults thereunder and their consequences as provided for in the Indenture,
          o modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Trust, the Seller or the Depositor, an affiliate of either of them or any obligor on the Notes,
          o reduce the percentage of the aggregate outstanding amount of the Notes, the consent of the holders of which is required to direct the related Eligible Lender Trustee on behalf of the applicable Trust to sell or liquidate the Student Loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of the series,
          o decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the related Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the related Indenture or other related agreements, or
          o permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the Notes of the series or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

          Unless otherwise specified in the applicable prospectus supplement, the applicable Trust and the related Indenture Trustee may also enter into supplemental indentures without obtaining the consent of Noteholders of the series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of Noteholders of the series so long as the action will not, in the opinion of counsel satisfactory to the applicable Indenture Trustee, materially and adversely affect the interest of any Noteholder of the series.

          EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, an "Event of Default" under the related Indenture will consist of the following:

          (1) a default for five days or more in the payment of any interest on any Note after the same becomes due and payable;
          (2) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;
          (3) a default in the observance or performance of any covenant or agreement of the applicable Trust made in the related Indenture and the continuation of any default for a period of 30 days after notice thereof is given to the applicable Trust by the applicable Indenture Trustee or to the applicable Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure the default, the 30-day period may be extended by the Indenture Trustee to 90 days;
          (4) any representation or warranty made by the applicable Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the breach is not cured within 30 days after notice thereof is given to the Trust by the applicable Indenture Trustee or to the Trust and the applicable Indenture Trustee by the holders of at least 25% in principal amount of the Notes of the series then outstanding; provided, however, that if the Trust demonstrates that it is making a good faith attempt to cure the breach, the 30-day period may be extended by the Indenture Trustee to 90 days, or
          (5) events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal required to be distributed to Noteholders of the series under the related Indenture on any Distribution Date will generally be limited to amounts available after payment of all prior obligations of the Trust.

Therefore, unless otherwise specified in the related prospectus supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for the class of Notes. If, with respect to any series of Notes, interest is paid at a variable rate based on an index, the related prospectus supplement may provide that, in the event that, for any Distribution Date, the Interest Rate as calculated based on the index is less than an alternate rate calculated for the Distribution Date based on interest collections on the Student Loans (the amount of the difference, the "Index Shortfall Carryover"), the Interest Rate for the Distribution Date shall be the alternate rate and the Interest Shortfall Carryover shall be payable as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of the Index Shortfall Carryover shall be lower in priority than payment of interest on the Notes at the Interest Rate (whether the Interest Rate is based on the index or the alternate rate) and, accordingly, the nonpayment of the Interest Shortfall Carryover on any Distribution Date shall not generally constitute a default in the payment of interest on the Notes.

          If an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Unless otherwise specified in the related prospectus supplement, the declaration may be rescinded by the holders of a majority in principal amount of the Notes then outstanding if (1) the Eligible Lender Trustee on behalf of the related Trust has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due under the related Indenture or upon the Notes if the Event of Default giving rise to the acceleration had not occurred, and (B) all sums paid or advanced by the Indenture Trustee under the related Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and (2) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by the acceleration, have been cured or, under the circumstances described below, waived.

          If the Notes of any series have been declared to be due and payable following an Event of Default with respect thereto, the related Indenture Trustee may, in its discretion, exercise remedies as a secured party, require the related Eligible Lender Trustee to sell the Student Loans or elect to have the related Eligible Lender Trustee maintain possession of the Student Loans and continue to apply collections with respect to the Student Loans as if there had been no declaration of acceleration. Unless otherwise specified in the related prospectus supplement, however, the related Indenture Trustee is prohibited from directing the related Eligible Lender Trustee to sell the Student Loans following an Event of Default, other than a default in the payment of any principal or a default for five days or more in the payment of any interest on any Note with respect to any series, unless

          o    the holders of all the outstanding Notes consent to the sale,
          o the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes at the date of the sale, or
          o the related Indenture Trustee determines that the collections on the Student Loans would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the obligations had not been declared due and payable, and the related Indenture Trustee obtains the consent of the holders of 662/3% of the aggregate principal amount of the Notes then outstanding.

          Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default should occur and be continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the applicable Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and other limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes then outstanding may, in specified cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the applicable Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          Unless otherwise specified in the related prospectus supplement, no holder of Notes of any series will have the right to institute any proceeding with respect to the related Indenture, unless:

          o    the holder previously has given to the applicable Indenture
               Trustee written notice of a continuing Event of Default,
          o    the holders of not less than 25% in principal amount of the outstanding Notes have requested in writing that the Indenture Trustee institute the proceeding in its own name as Indenture Trustee,
          o the holder or holders have offered the Indenture Trustee reasonable indemnity,
          o the Indenture Trustee has for 60 days failed to institute the proceeding, and
          o no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding Notes.

          In addition, each Indenture Trustee and the related Noteholders will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          With respect to any Trust, none of the related Indenture Trustee, the Seller, the Depositor, the Administrator, the Servicer or the Eligible Lender Trustee in its individual capacity, or any holder of a Certificate representing an ownership interest in the applicable Trust, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

          CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless

          o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States of America, any state thereof or the District of Columbia,
          o the entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes of the related series and the performance or observance of every agreement and covenant of the Trust under the related Indenture,
          o no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,
          o the Trust has been advised that the ratings of the Notes and the Certificates of the related series would not be reduced or withdrawn by the Rating Agencies as a result of the merger or consolidation, and
          o the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse federal or Indiana state tax consequence to the Trust or to any Certificateholder or Noteholder of the related series.

          Each Trust will not, among other things,

          o except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or related documents (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,
          o claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust,
          o except as contemplated by the Related Documents, dissolve or liquidate in whole or in part,
          o permit the validity or effectiveness of the applicable Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the applicable Indenture except as may be expressly permitted thereby, or
          o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest in the Trust or the proceeds thereof, except as expressly permitted by the Related Documents.

          No Trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust". No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes of the related series and the applicable Indenture or otherwise in accordance with the Related Documents.

          ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the applicable Indenture Trustee a written statement as to the fulfillment of its obligations under the related Indenture.

          INDENTURE TRUSTEE'S ANNUAL REPORT. Each Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to, among other things, its eligibility and qualification to continue as the Indenture Trustee under the applicable Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of indebtedness owing by the Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by the applicable Indenture Trustee and any action taken by it that materially affects the related Notes and that has not been previously reported.

          SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all the Notes or, with limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

          THE INDENTURE TRUSTEE. The Indenture Trustee for a series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any series may resign at any time, in which event the Issuer will be obligated to appoint a successor trustee for the series. The Issuer may also remove any Indenture Trustee if the Indenture Trustee ceases to be eligible to continue under the related Indenture or if the Indenture Trustee becomes insolvent. In these circumstances, the Issuer will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for the series. In addition, the Administrator for any series may remove the related Indenture Trustee at any time.

                         DESCRIPTION OF THE CERTIFICATES

          With respect to each Trust, one or more classes of certificates (the "Certificates" and together with the Notes, the "Securities") of a given series will, unless otherwise specified in the related prospectus supplement, be issued pursuant to the terms of a Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all the provisions of the Certificates and the Trust Agreement.

          Unless otherwise specified in the related prospectus supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related prospectus supplement and except for the Certificates of a given series purchased by the Depositor or the Seller or an affiliate specified in the related prospectus supplement (the "Company"), the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Depositor has been informed by DTC that DTC's Nominee will be Cede, unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the applicable Company. Unless and until Definitive Certificates (as defined below) are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no Certificateholder (other than the applicable Company) will be entitled to receive a physical certificate representing a Certificate. All references in this prospectus and in the related prospectus supplement to actions by Certificateholders (other than the applicable Company) refer to actions taken by DTC upon instructions from the Participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to Certificateholders (other than the applicable Company) refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. SEE "Certain Information Regarding the Securities--Book-Entry Registration" and"--Definitive Securities". Unless otherwise specified in the related prospectus supplement, Certificates of a given series owned by the Seller, the Depositor or either's affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement, except that, assuming that all Certificates of a given series are not all owned by the Seller, the Depositor or either's affiliates, the Certificates owned by the Seller, the Depositor or either's affiliates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, consent or other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "Description of the Transfer and Servicing Agreements--Insolvency Event").

         PRINCIPAL AND INTEREST IN RESPECT OF THE CERTIFICATES

          The timing and priority of distributions, seniority, allocations of losses, interest at a per annum interest rate (the "Pass-Through Rate") and amount of or method of determining distributions with respect to principal and interest of each class of Certificates of a given series will be described in the related prospectus supplement. Distributions of interest on the Certificates will be made on each Distribution Date and will be made prior to distributions with respect to principal of the Certificates. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate or any combination of the foregoing. The related prospectus supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining the Pass-Through Rate. SEE ALSO "Certain Information Regarding the Securities--Fixed Rate Securities" and "Floating Rate Securities". Unless otherwise provided in the related prospectus supplement, distributions in respect of the Certificates of a given series may be subordinate to payments in respect of the Notes of the series as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of the class.

          In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each class shall be as set forth in the related prospectus supplement.

          SEE "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement--RESERVE ACCOUNT" for a description of the Reserve Account and the distribution of amounts in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement).

                  CERTAIN INFORMATION REGARDING THE SECURITIES

          FIXED RATE SECURITIES

          Each class of Securities may bear interest at a fixed rate per annum ("Fixed Rate Securities") or at a variable or adjustable rate per annum ("Floating Rate Securities"), as more fully described below and in the applicable prospectus supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes--Principal of and Interest on the Notes" and "Description of the Certificates--Principal and Interest in Respect of the Certificates".

          FLOATING RATE SECURITIES

          Each class of Floating Rate Securities will bear interest for each applicable Interest Reset Period (as the term is defined in the related prospectus supplement with respect to a class of Floating Rate Securities, "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related prospectus supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable prospectus supplement as being applicable to the class, and the "Spread Multiplier" is the percentage that may be specified in the applicable prospectus supplement as being applicable to the class.

          The applicable prospectus supplement will designate a Base Rate for a given Floating Rate Security based on LIBOR, commercial paper rates, Federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate or rates as set forth in the prospectus supplement.

          As specified in the applicable prospectus supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

          Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each class of Floating Rate Securities issued with respect thereto. The applicable prospectus supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Securities of a given series, which may be the Administrator, the Eligible Lender Trustee or the Indenture Trustee with respect to the series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

          BOOK-ENTRY REGISTRATION

          Persons acquiring beneficial ownership interests in the Notes may hold their interests through The Depository Trust Company ("DTC") in the United States or Clearstream, Luxembourg or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede & Co. ("Cede") as nominee for DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions with respect to the Notes on behalf of Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's name on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold the positions in customers' securities accounts in the Depositaries' names on the books of DTC.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

          Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

          On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Brse Clearing AG".

          Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

          Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities held through DTC may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest from the related Indenture Trustee or the related Eligible Lender Trustee, as applicable (the "Applicable Trustee"), through Participants and Indirect Participants. Under a book-entry format, Securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the Applicable Trustee to DTC's Nominee. DTC will forward the payments to its Participants, which thereafter will forward them to Indirect Participants or Securityholders. Except for the Seller or an affiliate of the Seller with respect to any series of Securities, it is anticipated that the only "Securityholder", "Certificateholder" and "Noteholder" will be DTC's Nominee. Securityholders will not be recognized by the Applicable Trustee as Noteholders or Certificateholders, as the terms are used in each Indenture and each Trust Agreement, respectively, and Securityholders will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of, and interest on, the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

          Because DTC can only act on behalf of Participants, which in turn act on behalf of Indirect Participants and specified banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Securities, may be limited due to the lack of a physical certificate for the Securities.

          DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under the related Indenture or the related Trust Agreement, as the case may be, only at the direction of one or more Participants to whose accounts with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of Participants whose holdings include the undivided interests.

          Except as required by law, neither the Administrator nor the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Securities held by DTC's nominee or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          DEFINITIVE SECURITIES

          Unless otherwise specified in the related prospectus supplement and except with respect to the Certificates of a given series that may be purchased by the Depositor or the Seller or an affiliate, the Notes and the Certificates of a given series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and collectively referred to in this prospectus as "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

          o the related Administrator advises the Applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and the Administrator is unable to locate a qualified successor,
          o the Administrator, at its option, elects to terminate the book-entry system through DTC, or
          o after the occurrence of an Event of Default or a Servicer Default, Securityholders representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of the series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes or Certificates is no longer in the best interest of the holders of the Securities.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Applicable Trustee will be required to notify all applicable Securityholders of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the Definitive Securities representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue the Securities as Definitive Securities to the Securityholders.

          Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement, as the case may be, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for the Securities in the related prospectus supplement. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Applicable Trustee. The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to applicable Securityholders.

          Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

LIST OF SECURITYHOLDERS

          Unless otherwise specified in the related prospectus supplement, holders of Notes evidencing not less than 25% of the aggregate outstanding principal balance of the Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Noteholders, to all Noteholders of the series.

          Unless otherwise specified in the related prospectus supplement, three or more Certificateholders of the series or one or more holders of the Certificates evidencing not less than 25% of the Certificate Balance of the Certificates may, by written request to the related Eligible Lender Trustee, obtain access to the list of all Certificateholders for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or under the Certificates.

REPORTS TO SECURITYHOLDERS

          With respect to each series of Securities, on each Distribution Date, the Applicable Trustee will provide to Securityholders of record as of the related Record Date a statement setting forth substantially the same information as is required to be provided on the periodic report provided to the related Indenture Trustee and the related Trust described under "Description of Transfer and Servicing Agreements--Statements to Indenture Trustee and Trust". The statements will be filed with the Commission during the period required by Rule 15d-1 under the Securities Exchange Act of 1934, as amended, and will not be filed with the Commission thereafter. The statements provided to Securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles.

          Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during the calendar year was a Securityholder with respect to the Trust and received any payment thereon, a statement containing information for the purposes of the Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

          The following is a summary of terms of each Loan Sale Agreement and Loan Servicing Agreement, pursuant to which the Depositor will purchase Student Loans from the Seller, the related Eligible Lender Trustee on behalf of a Trust will purchase Student Loans from the Depositor and the Servicer will service the same; each Administration Agreement, pursuant to which the Administrator will undertake administrative duties with respect to a Trust and the Student Loans; and each Trust Agreement, pursuant to which a Trust will be created and the related Certificates will be issued (collectively, the "Transfer and Servicing Agreements"). Forms of each of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. However, this summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements.

         SALE OF STUDENT LOANS; REPRESENTATIONS AND WARRANTIES

          On the applicable Closing Date, the Seller will sell and assign to the Depositor and the Depositor will sell and assign to the related Eligible Lender Trustee on behalf of the Trust, without recourse, except as provided in the Loan Sale Agreement, its entire interest in the Student Loans and all collections received and to be received with respect thereto for the period on and after the Cutoff Date pursuant to the Loan Sale Agreement. Each Student Loan will be identified in a schedule appearing as an exhibit to the Loan Sale Agreement. Each Eligible Lender Trustee will, concurrently with the sale and assignment, execute, authenticate and deliver the related Certificates and Notes. The net proceeds received from the sale of the related Notes and Certificates will be applied to the purchase of the Student Loans.

          In each Loan Sale Agreement, the Seller will make representations and warranties with respect to the Student Loans to a Trust for the benefit of the Certificateholders and the Noteholders of a given series, including, among other things, that:

          o each Student Loan, on the date on which it is transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

          o the information provided with respect to the Student Loans is true and correct as of the Cutoff Date; and

          o each Student Loan, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable federal and state laws (including, without limitation, the Act) and applicable restrictions imposed by FFELP or any Guarantee Agreement.

          Unless otherwise provided in the related prospectus supplement, following the discovery by or notice to the Seller of a breach of any representation or warranty with respect to any Student Loan that materially and adversely affects the interests of the related Certificateholders or the Noteholders in the Student Loan (it being understood that any breach that does not affect any Guarantor's obligation to guarantee payment of the Student Loan will not be considered to have a material adverse effect), the Seller will, unless the breach is cured within 60 days, repurchase the Student Loan from the related Eligible Lender Trustee, as of the first day following the end of the 60-day period that is the last day of a Collection Period, at a price equal to the unpaid principal balance owed by the applicable borrower plus accrued interest thereon to the day of repurchase (the "Purchase Amount"). Alternatively, the Seller may, at its option, remit all or a portion of the Purchase Amount by substituting into the related Trust a Student Loan that meets criteria set forth in the related Loan Sale Agreement for the Student Loan as to which the breach has occurred. In addition, the Seller will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Federal Student Loan as a result of a breach of any representation or warranty by the Seller. The repurchase, substitution and reimbursement obligations of the Seller will constitute the sole remedy available to or on behalf of a Trust, the related Certificateholders and the related Noteholders for any uncured breach. The Seller's repurchase and reimbursement obligations are contractual obligations pursuant to a Loan Sale Agreement that may be enforced against the Seller, but the breach of which will not constitute an Event of Default.

          To assure uniform quality in servicing and to reduce administrative costs, the Servicer will be appointed custodian of the promissory notes representing the Student Loans and any other related documents by the related Eligible Lender Trustee on behalf of each Trust. The Seller's and the Servicer's records and computer systems will reflect the sale and assignment by the Seller of the Student Loans to the related Eligible Lender Trustee on behalf of the related Trust, and Uniform Commercial Code financing statements reflecting the sale and assignment will be filed by the Administrator.

          ADDITIONAL FUNDINGS

          In the case of a Trust having a Pre-Funding Account or a Collateral Reinvestment Account, the Trust will use funds on deposit in the account from time to time during the related Funding Period or Revolving Period, respectively, (1) to make interest payments to Noteholders and Certificateholders in lieu of collections of interest on the Student Loans to the extent interest is not paid currently but is capitalized and added to the principal balance of the Student Loans and (2) to fund the addition of Student Loans to the Trust under the circumstances and having the characteristics described in the related prospectus supplement ("Additional Fundings"). The additional Student Loans may be purchased by the Trust from the Seller or may be originated by the Trust, if and to the extent specified in the related prospectus supplement.

          There can be no assurance that substantially all of the amounts on deposit in any Pre-Funding Account or Collateral Reinvestment Account will be expended during the related Funding Period or Revolving Period, respectively. If the amount initially deposited into a Pre-Funding Account or a Collateral Reinvestment Account for a series has not been reduced to zero by the end of the related Funding Period or Revolving Period, respectively, the amounts remaining on deposit in the Pre-Funding Account will be distributed to the related Securityholders in the amounts described in the related prospectus supplement.

          If and to the extent specified in the related prospectus supplement, the related Trust may use distributions on the Student Loans, or may exchange Student Loans with the Seller, in order to pay for Additional Fundings after any Funding Period or Revolving Period.

          ACCOUNTS

          With respect to each Trust, the Administrator will establish and maintain with the applicable Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Student Loans will be deposited (the "Collection Account"). Any other accounts to be established with respect to a Trust, including any Reserve Account, any pre-funding account (the "Pre-Funding Account") and any collateral reinvestment account ("Collateral Reinvestment Account"), will be described in the related prospectus supplement.

          For any series of Securities, funds in the Collection Account, any Reserve Account, any Pre-Funding Account, any Collateral Reinvestment Account and any other accounts identified in the related prospectus supplement (collectively, the "Trust Accounts") will be invested as provided in the applicable Trust Indenture in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as consistent with the rating of the Securities. Except as described below or in the related prospectus supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next applicable Distribution Date. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next distribution with respect to the Securities and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Account at any time may be less than the balance of the Reserve Account. If the amount required to be withdrawn from any Reserve Account to cover shortfalls in collections on the related Student Loans (as provided in the related prospectus supplement) exceeds the amount of cash in the Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average lives of the Notes or the Certificates of the series. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the Collection Account on each Distribution Date and will be treated as collections of interest on the related Student Loans.

          The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, and (2) whose deposits are insured by the Federal Deposit Insurance Corporation.

          SERVICING PROCEDURES

          Pursuant to each Loan Servicing Agreement, the Servicer will service, and perform all other related tasks with respect to, all the Student Loans acquired from time to time on behalf of each Trust. The Servicer will be required pursuant to the related Loan Servicing Agreement to perform all services and duties customary to the servicing of Student Loans (including all collection practices), to do so in the same manner as the Servicer has serviced student loans for parties other than the Seller and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Act, if applicable, the Guarantee Agreements and all other applicable federal and state laws.

          Without limiting the foregoing, the duties of the Servicer with respect to each Trust under the related Loan Servicing Agreement will include, but will not be limited to, the following:

          o collecting and depositing into the Collection Account all payments with respect to the Student Loans, including claiming and obtaining any Guarantee Payments, any Interest Subsidy Payments and Special Allowance Payments with respect to the Federal Student Loans,

          o    responding to inquiries from borrowers under the Student Loans,

          o    investigating delinquencies and

          o    sending out statements and payment coupons.

In addition, the Servicer will keep ongoing records with respect to the Student Loans and collections thereon and will furnish monthly and annual statements with respect to the information to the Administrator, in accordance with the Servicer's customary practices with respect to the Seller and as otherwise required in the related Loan Servicing Agreement.

          If so provided in the related prospectus supplement, the Servicer may act as a master servicer and may from time to time perform its servicing obligations under the applicable Loan Sale Agreement through subservicing agreements with affiliated or unrelated third-party loan servicers.

          PAYMENTS ON STUDENT LOANS

          With respect to each Trust, the Servicer will deposit into the related Collection Account, within two business days after receipt of freely available funds, all payments on Student Loans and all proceeds of Student Loans received by it during each collection period specified in the related prospectus supplement (each, a "Collection Period"). The Eligible Lender Trustee will deposit into the Collection Account, within two business days after receipt, all Interest Subsidy Payments and all Special Allowance Payments with respect to the Student Loans received by it during each Collection Period.

          SERVICER COVENANTS

          With respect to each Trust, the Servicer will covenant in the related Loan Servicing Agreement that:

          o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Student Loans, maintain in effect all qualifications required in order to service the Student Loans and comply in all material respects with all requirements of law in connection with servicing the Student Loans, the failure to comply with which would have a materially adverse effect on the related Certificateholders or Noteholders;
          o it will not permit any rescission or cancellation of a Student Loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the related Eligible Lender Trustee and the related Indenture Trustee;
          o it will do nothing to impair the rights of the related Certificateholders and the related Noteholders in the Student Loans; and
          o it will not reschedule, revise, defer or otherwise compromise with respect to payments due on any Student Loan except pursuant to any applicable deferral or forbearance periods or otherwise in accordance with its guidelines for servicing student loans in general and those of the Seller in particular and any applicable FFELP or Guarantor requirements.

          Under the terms of each Loan Servicing Agreement, unless otherwise specified in the related prospectus supplement, if the Administrator or the Servicer discovers, or receives written notice, that any covenant of the Servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 60 days thereafter and has a materially adverse effect on the interest of the related Certificateholders or Noteholders in any Student Loan, unless the breach is cured or unless the Seller is otherwise required to purchase the related Student Loan as a result of a breach of the Seller's warranties in the related Loan Sale Agreement, the Servicer will arrange for the purchase of the Student Loan as of the first day following the end of the 60-day period that is the last day of a Collection Period. In that event, the Servicer will arrange to be deposited into the Collection Account an amount equal to the Purchase Amount of the Student Loan and the related Trust's interest in any purchased Student Loan will be automatically assigned to the Servicer or its designee. Upon the assignment, the Servicer or its designee will be entitled to all payments made on the Student Loan. In addition, if so specified in the related prospectus supplement, the Servicer will reimburse the related Trust for any accrued interest amounts that a Guarantor refuses to pay pursuant to its Guarantee Agreement, or for any prior Interest Subsidy Payments and Special Allowance Payments that are lost or that must be repaid to the Department with respect to a Federal Student Loan, as a result of a breach of any covenant of the Servicer.

          SERVICER COMPENSATION

          Unless otherwise specified in the related prospectus supplement with respect to any Trust, the Servicer will be entitled to receive the Servicing Fee for each Collection Period at the specified percentage per annum (as set forth in the related prospectus supplement) of the average Pool Balance for the related Collection Period together with any other administrative fees and similar charges specified in the related prospectus supplement, as compensation for performing the functions as servicer for the related Trust described above (the "Servicing Fee"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid prior to any payment in respect of the related Securities, as specified in the applicable prospectus supplement.

          The Servicing Fee will compensate the Servicer for performing the functions of a third-party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the Student Loans, investigating delinquencies, pursuing, filing and directing the payment of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, accounting for collections and furnishing periodic accounting reports to the Administrator.

          DISTRIBUTIONS

          With respect to each series of Securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest on each class of the Securities entitled thereto will be made by the applicable Trustee to the Noteholders and the Certificateholders of the series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of Noteholders and all distributions to each class of Certificateholders of the series will be set forth in the related prospectus supplement.

          With respect to each Trust, collections on the related Student Loans will be distributed from the Collection Account on each Distribution Date to Noteholders and Certificateholders to the extent provided in the related prospectus supplement. Credit and cash flow enhancement, including a Reserve Account, will be available to cover any shortfalls in the amount available for distribution to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified in the related prospectus supplement, distributions in respect of principal and/or interest of a class of Securities of a given series will be subordinate to distributions in respect of interest on one or more other classes of the series, and distributions in respect of the Certificates of the series may be subordinate to payments in respect of the Notes of the series.

          CREDIT AND CASH FLOW ENHANCEMENT

          The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a given series, if any, will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, credit enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, over-collateralization, letters of credit, credit or liquidity facilities, surety bonds, guaranteed investment contracts, repurchase obligations, interest rate swaps, interest rate caps, interest rate floors, currency swaps, other agreements with respect to third party payments or other support, cash deposits or other arrangements described in the related prospectus supplement or any combination of two or more of the foregoing. If specified in the applicable prospectus supplement, credit enhancement for a class of Securities may cover one or more other classes of Securities of the same series, and credit enhancement for a series of Securities may cover one or more other series of Securities.

          The presence of a Reserve Account and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due thereon and to decrease the likelihood that the Securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any series will be subject to the risk that the credit enhancement will be exhausted by the claims of Securityholders of other series.

          RESERVE ACCOUNT. If so provided in the related prospectus supplement, pursuant to the related Loan Sale Agreement, the Seller will establish for a series or class of Securities an account, as specified in the related prospectus supplement (the "Reserve Account"), which will be maintained in the name of the applicable Indenture Trustee. Unless otherwise provided in the related prospectus supplement, the Reserve Account will be funded by an initial deposit by the Seller on the Closing Date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Reserve Account will be increased on each Distribution Date thereafter up to the Specified Reserve Account Balance (as defined in the related prospectus supplement) by the deposit in the Reserve Account of the amount of collections on the related Student Loans remaining on each Distribution Date after the payment of all other required payments and distributions on the date. Amounts in the Reserve Account will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related prospectus supplement in the manner and under the circumstances specified in the related prospectus supplement. The related prospectus supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Account (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Account Balance (as defined in the related prospectus supplement) will be distributed.

          STATEMENTS TO INDENTURE TRUSTEE AND TRUST

          Prior to each Distribution Date with respect to each series of Securities, the Administrator will prepare and provide to the related Indenture Trustee and the related Eligible Lender Trustee as of the close of business on the last day of the preceding Collection Period a statement, which will include the following information (and any other information so specified in the related prospectus supplement) with respect to the Distribution Date or the preceding Collection Period as to the Notes and the Certificates of the series, to the extent applicable:

               (1) the amount of the distribution allocable to principal of each class of the Notes and the Certificates;

               (2) the amount of the distribution allocable to interest on each class of the Notes and the Certificates, together with the interest rates applicable with respect thereto;

               (3) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

               (4) the aggregate outstanding principal amount and the Note Pool Factor of each class of the Notes, and the Certificate Balance and the Certificate Pool Factor for each class of the Certificates as of the Distribution Date, each after giving effect to payments allocated to principal reported under clause (1) above;

               (5) the amount of the Servicing Fee and the Administration Fee paid to the Servicer and the Administrator, respectively, with respect to the Collection Period;

               (6) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of the series with variable or adjustable rates;

               (7) the amount of the aggregate realized losses, if any, for the Collection Period;

               (8) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each as defined in the related prospectus supplement), if any, in each case as applicable to each class of Securities, and the change in the amounts from the preceding statement;

               (9) the aggregate Purchase Amounts for Student Loans, if any, that were repurchased in the Collection Period;

               (10) the balance of the Reserve Account (if any) on the Distribution Date, after giving effect to changes in the Reserve Account on the Distribution Date;

               (11) for each date during the Funding Period (if any), the remaining Pre-Funding Amount or, for each date during the Revolving Period (if any), the amount on deposit in the Collateral Reinvestment Account; and

               (12) the principal balance and number of Student Loans conveyed to or originated by the Trust during the Collection Period.

          Each amount set forth pursuant to subclauses (1), (2), (5) and (8) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes or the initial Certificate Balance of the Certificates, as applicable.

          EVIDENCE AS TO COMPLIANCE

          Each Loan Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and Indenture Trustee annually a statement (based on the examination of documents and records and on the accounting and auditing procedures considered appropriate under the circumstances) as to compliance by the Servicer during the preceding twelve months (or, in the case of the first certificate, the period from the applicable Closing Date) with all applicable standards under the Loan Servicing Agreement relating to the servicing of student loans, the Servicer's accounting records and computer files with respect thereto and other matters.

          Each Loan Servicing Agreement will also provide for delivery to the related Trust and Indenture Trustee, concurrently with the delivery of each statement of compliance referred to above, of a certificate signed by an officer of the Servicer stating that, to his knowledge, the Servicer has fulfilled its obligations under the Loan Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer has agreed to give the Administrator, the related Indenture Trustee and Eligible Lender Trustee notice of Servicer Defaults under the Loan Servicing Agreement.

          Copies of the statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Trustee.

          CERTAIN MATTERS REGARDING THE SERVICER

          Each Loan Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the related Indenture Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Loan Servicing Agreement.

          Each Loan Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees or agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the related Loan Servicing Agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Loan Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Loan Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. Each Loan Servicing Agreement will, however, provide that the Servicer may undertake any reasonable action that it deems necessary or desirable in respect of the Loan Servicing Agreement and the interests of the Securityholders.

          Under the circumstances specified in each Loan Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Loan Servicing Agreement.

          SERVICER DEFAULT

          Except as otherwise provided in the related prospectus supplement, "Servicer Default" under each Loan Servicing Agreement will occur in the event of:

          o any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the related Eligible Lender Trustee is received by the Servicer or after discovery by the Servicer,
          o any failure by the Servicer to observe or perform in any material respect any other covenant or agreement of the Servicer under the related Loan Servicing Agreement,
          o any limitation, suspension or termination by the Secretary of the Servicer's eligibility to service Federal Student Loans which materially and adversely affects its ability to service the Student Loans in the related Trust, or
          o an Insolvency Event with respect to the Servicer occurs. "Insolvency Event" means, with respect to any person, any of the following events or actions: specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to the person and specified actions by the person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

          RIGHTS UPON SERVICER DEFAULT

          Unless otherwise specified in the related prospectus supplement, as long as a Servicer Default under a Loan Servicing Agreement remains unremedied, the related Indenture Trustee, or holders of Notes of the related series evidencing not less than 75% in principal amount of the then outstanding Notes, may terminate all the rights and obligations of the Servicer under the Loan Servicing Agreement, whereupon a successor servicer appointed by the related Indenture Trustee or the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Loan Servicing Agreement, and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer. In the event that the Indenture Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor whose regular business includes the servicing of student loans. The Indenture Trustee may make the arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the Loan Servicing Agreement, unless the compensation arrangements will not result in a downgrading of the Notes and Certificates by any Rating Agency. In the event a Servicer Default occurs and is continuing, the Indenture Trustee or the Noteholders, as described above, may remove the Servicer, without the consent of the related Eligible Lender Trustee or any of the Certificateholders of the related series. Moreover, only the Indenture Trustee or the Noteholders, and not the Eligible Lender Trustee or the Certificateholders, have the ability to remove the Servicer if a Servicer Default occurs and is continuing.

          WAIVER OF PAST DEFAULTS

          With respect to each Trust, unless otherwise specified in the related prospectus supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance), in the case of any Servicer Default which does not adversely affect the Indenture Trustee or the Noteholders of the related series, may, on behalf of all the Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Loan Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Loan Servicing Agreement. Therefore, the Noteholders have the ability, except as noted above, to waive defaults by the Servicer which could materially adversely affect the Certificateholders. No waiver will impair the Noteholders' or Certificateholders' rights with respect to subsequent defaults.

          AMENDMENT

          Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that the action will not, in the opinion of counsel satisfactory to the related Indenture Trustee and Eligible Lender Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder. Unless otherwise provided in the related prospectus supplement, each of the Transfer and Servicing Agreements may also be amended by the Seller, the Administrator, the Servicer, the related Eligible Lender Trustee and the related Indenture Trustee, as applicable, with the consent of the holders of Notes of the related series evidencing at least a majority in principal amount of the then outstanding Notes and the holders of Certificates of the related series evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreements or of modifying in any manner the rights of the Noteholders or Certificateholders; provided, however, that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments (including any Guarantee Payments) with respect to the Student Loans or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, or (2) reduce the aforesaid percentage of the Notes or Certificates which are required to consent to any amendment, without the consent of the holders of all the outstanding Notes and Certificates.

          Each Trust Agreement will provide that the related Eligible Lender Trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders (including the applicable Company) of the related series and the delivery to the Eligible Lender Trustee by each Certificateholder (including the Company) of a certificate certifying that the Certificateholder reasonably believes that the related Trust is insolvent.

          PAYMENT OF NOTES

          Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the Eligible Lender Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of the series will succeed to all the rights of the Noteholders of the series, under the related Loan Servicing Agreement, except as otherwise provided under the related Loan Servicing Agreement.

          TERMINATION

          With respect to each Trust, the obligations of the Depositor , the Seller, the Servicer, the Administrator, the related Eligible Lender Trustee and the related Indenture Trustee pursuant to the related Transfer and Servicing Agreements will terminate upon (1) the maturity or other liquidation of the last related Student Loan and the disposition of any amount received upon liquidation of any remaining Student Loans and (2) the payment to the Noteholders and the Certificateholders of the related series of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements.

          OPTIONAL REDEMPTION. If so specified in the related prospectus supplement, in order to avoid excessive administrative expense, the Seller or another party will be permitted at its option to purchase from the related Eligible Lender Trustee, as of the end of any Collection Period immediately preceding a Distribution Date, if the then outstanding Pool Balance is a percentage specified in the related prospectus supplement (not to exceed 30%) of the Initial Pool Balance (as defined in the related prospectus supplement, the "Initial Pool Balance"), all remaining related Student Loans at a price equal to the aggregate Purchase Amounts thereof as of the end of the Collection Period, which amounts will be used to retire the related Notes and Certificates concurrently therewith. Upon termination of a Trust, as more fully described in the related prospectus supplement, all right, title and interest in the Student Loans and other funds of the Trust, after giving effect to any final distributions to Noteholders and Certificateholders of the related series therefrom, will be conveyed and transferred to the Seller or other party.

          AUCTION OF STUDENT LOANS. If so provided in the related prospectus supplement, all remaining Student Loans held by a Trust will be offered for sale by the Indenture Trustee on any Distribution Date occurring on or after a date specified in the prospectus supplement. The Seller and unrelated third parties may offer bids for the Student Loans. The Indenture Trustee will accept the highest bid equal to or in excess of the aggregate Purchase Amounts of the Student Loans as of the end of the Collection Period immediately preceding the related Distribution Date. The proceeds of the sale will be used to redeem all related Notes and to retire the Certificates.

          ADMINISTRATION AGREEMENT

          The administrator set forth in the related prospectus supplement, in its capacity as administrator (the "Administrator"), will enter into an agreement (as amended and supplemented from time to time, an "Administration Agreement") with each Trust and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture, the related Trust Agreement, the related Loan Sale Agreement and the related Loan Servicing Agreement. Unless otherwise specified in the related prospectus supplement with respect to any Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to an administration fee as specified in the related prospectus supplement (the "Administration Fee").

          Except as otherwise provided in the related prospectus supplement, an "Administrator Default" will occur under an Administration Agreement in the event of:

          o a failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three business days after written notice from the Indenture Trustee or the Eligible Lender Trustee of the failure,

          o any failure by the Administrator to observe or perform in any material respect any other covenant or agreement of the Administrator in the Administration Agreement or

          o    an Insolvency Event with respect to the Administrator occurs.

          Unless otherwise specified in the related prospectus supplement, the procedures for terminating the rights and obligations of the Administrator and appointing a successor Administrator following the occurrence of an Administrator Default under the Administration Agreement and for waiving defaults by the Administrator under the Administration Agreement will be identical to those for replacing the Servicer and appointing a successor Servicer following the occurrence of a Servicer Default under the Loan Servicing Agreement and for waiving defaults by the Servicer under the Loan Servicing Agreement, except that the procedures will apply to the Administrator and the Administration Agreement rather than the Servicer and the Loan Servicing Agreement.

                   CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

          TRANSFER OF STUDENT LOANS

          The Seller intends that the transfer of the Student Loans by it to the Depositor will constitute a valid sale and assignment of the Student Loans. The Depositor intends that the transfer of the Student Loans by it to the related Eligible Lender Trustee on behalf of each Trust will constitute a valid sale and assignment of the Student Loans. Notwithstanding the foregoing, if the transfer of the Student Loans is deemed to be an assignment of collateral as security for the benefit of the Depositor or a Trust, as applicable, a security interest in the Student Loans may, pursuant to the provisions of 20 U.S.C. ss. 1087-2(d)(3), be perfected either through the taking of possession of the loans or by the filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code ("UCC") for perfection of security interests in accounts. A financing statement or statements covering the Student Loans will be filed under the UCC to protect the interest of the Depositor and the Eligible Lender Trustee in the event the transfer by the Seller or the Depositor is deemed to be an assignment of collateral as security for the benefit of the Depositor or the Trust, as applicable.

          If the transfer of the Student Loans is deemed to be an assignment as security for the benefit of the Depositor or a Trust, as applicable, there are limited circumstances under the UCC in which prior or subsequent transferees of Student Loans coming into existence after the Closing Date could have an interest in the Student Loans with priority over the Depositor or related Eligible Lender Trustee's interest, as applicable. A tax or other government lien on property of the Seller or the Depositor, as applicable, arising prior to the time a Student Loan comes into existence may also have priority over the interest of the Depositor or related Eligible Lender Trustee, as applicable, in the Student Loan. Under the related Loan Sale Agreement, however, the Seller will warrant that it has caused the Student Loans to be transferred to the Depositor free and clear of the lien of any third party and the Depositor will warrant that it has caused the Student Loans to be transferred to the related Eligible Lender Trustee on behalf of a Trust free and clear of the lien of any third party. In addition, each of the Depositor and the Seller will covenant that it will not sell, pledge, assign, transfer or grant any lien on any Student Loan held by a Trust (or any interest in any Student Loan) other than to the Depositor or the related Eligible Lender Trustee on behalf of a Trust, as applicable, except as provided below.

          Pursuant to each Loan Servicing Agreement, the Servicer as custodian on behalf of the related Trust will have custody of the promissory notes evidencing the Student Loans following the sale of the Student Loans to the related Eligible Lender Trustee. Although the accounts and computer records of the Seller and Servicer will be marked to indicate the sale and although the Seller will cause UCC financing statements to be filed with the appropriate authorities, the Student Loans will not be physically segregated, stamped or otherwise marked to indicate that the Student Loans have been sold to the Eligible Lender Trustee. If, through inadvertence or otherwise, any of the Student Loans were sold to another party, or a security interest in the Student Loans were granted to another party, that purchased (or took the security interest in) any of the Student Loans in the ordinary course of its business and took possession of the Student Loans, then the purchaser (or secured party) might acquire an interest in the Student Loans superior to the interest of the Eligible Lender Trustee if the purchaser (or secured party) acquired (or took a security interest in) the Student Loans for new value and without actual knowledge of the related Eligible Lender Trustee's interest. See "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties".

          With respect to each Trust, in the event of a Servicer Default resulting solely from specified events of insolvency or bankruptcy that may occur with respect to the Seller or the Servicer, a court, trustee-in-bankruptcy, conservator, receiver or liquidator may have the power to prevent either the related Indenture Trustee or Noteholders of the related series from appointing a successor Servicer. See "Description of the Transfer and Servicing Agreements--Rights upon Servicer Default".

          CONSUMER PROTECTION LAWS

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. These requirements are generally inapplicable to Federal Student Loans, but a Trust may be liable for violations of consumer protection laws that may apply to the Student Loans, either as assignee or as the party directly responsible for obligations arising after the transfer. For a discussion of a Trust's rights if the Student Loans were not originated or serviced in compliance in all material respects with applicable laws, SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants".

          LOAN ORIGINATION AND SERVICING PROCEDURES APPLICABLE TO STUDENT LOANS

          The Act, including the implementing regulations thereunder, imposes specified requirements, guidelines and procedures with respect to originating and servicing student loans including the Federal Student Loans. Generally, those procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower under applicable standards (including a review of a financial need analysis) be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and then that the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made thereon. If a borrower becomes delinquent in repaying a loan, a lender or a servicing agent must perform collection procedures (primarily telephone calls and demand letters) which vary depending upon the length of time a loan is delinquent. The Servicer has agreed pursuant to the related Loan Servicing Agreement to perform collection and servicing procedures on behalf of the related Trust. However, failure to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of any Federal Student Loans could result in adverse consequences. Any failure could result in the Department's refusal to make reinsurance payments to the Federal Guarantors or to make Interest Subsidy Payments and Special Allowance Payments to the Eligible Lender Trustee with respect to the Federal Student Loans or in the Federal Guarantors' refusal to honor their Guarantee Agreements with the Eligible Lender Trustee with respect to the Federal Student Loans. Failure of the Federal Guarantors to receive reinsurance payments from the Department could adversely affect the Federal Guarantors' ability or legal obligation to make Guarantee Payments to the related Eligible Lender Trustee with respect to the Federal Student Loans.

          Loss of any Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments could adversely affect the amount of Available Funds on any Distribution Date and the related Trust's ability to pay principal and interest on the Notes of the related series and to make distributions in respect of the Certificates of the related series. Under specified circumstances, unless otherwise specified in the related prospectus supplement, the related Trust has the right, pursuant to the related Loan Sale Agreement and Loan Servicing Agreement, to cause the Seller to repurchase any Student Loan, or to cause the Servicer to arrange for the purchase of any Student Loan, if a breach of the representations, warranties or covenants of the Seller or the Servicer, as the case may be, with respect to the Student Loan has a material adverse effect on the interest of the Trust in the Student Loan and the breach is not cured within any applicable cure period. SEE "Description of the Transfer and Servicing Agreements--Sale of Student Loans; Representations and Warranties" and"--Servicer Covenants". The failure of the Seller to so purchase, or of the Servicer to arrange for the purchase of, a Student Loan, if so required, would constitute a breach of the related Loan Sale Agreement and Loan Servicing Agreement, enforceable by the related Eligible Lender Trustee on behalf of the related Trust or by the related Indenture Trustee on behalf of the Noteholders of the related series, but would not constitute an Event of Default under the Indenture.

         STUDENT LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

          Effective for bankruptcy actions commenced on or after October 8, 1998, Student Loans are generally not dischargeable by a borrower in bankruptcy pursuant to the U.S. Bankruptcy Code, unless excepting the debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          The following is, in the opinion of Stroock & Stroock & Lavan LLP ("Federal Tax Counsel"), a summary of all material federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. This summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt and/or equity interests issued by a trust with terms similar to those of the Notes and/or the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

          The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Federal Tax Counsel regarding federal income tax matters discussed below, which opinion will be filed with the Commission on a Form 8-K prior to the sale of the securities issued by the Trust. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to the Trust. EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES SPECIFIC TO THE PROSPECTIVE INVESTOR.

                 TRUSTS FOR WHICH A PARTNERSHIP ELECTION IS MADE

          TAX CHARACTERIZATION OF THE TRUST

          Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with and on counsel's conclusions that the nature of the income of the Trust or the satisfaction of safe harbors relating to the trading of the Certificates will exempt the Trust from the rule that specified publicly traded partnerships are taxable as corporations.

          TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          Treatment of the Notes as Indebtedness. The Seller and the Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, deliver an opinion to the Trust that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

          ORIGINAL ISSUE DISCOUNT. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the stated redemption price at maturity of the Notes, generally the principal amount of the Notes, over their issue price) is less than a de minimis amount (i.e., 0.25% of their principal amount multiplied by the weighted number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to the Notes will be disclosed in the Related prospectus supplement. The OID Regulations do not address their application to debt instruments including the Notes that are subject to prepayment based on the prepayment of other debt instruments. The legislative history of the OID provisions of the Code provides, however, that the calculation and accrual of OID should be based on the prepayment assumption used by the parties in pricing the transaction. In the event that any of the notes are issued with OID, the prepayment assumption will be set forth in the related prospectus supplement. Furthermore, although premium amortization and accrued market discount on debt instruments including the Notes, which are subject to prepayment based on the payments on other debt instruments, are to be determined under regulations yet to be issued, the legislative history of these Code provisions provides that the same prepayment assumption used to calculate OID, whether or not the debt instrument is issued with OID, should be used.

          INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with the Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note that was issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the Note. Alternatively, a Noteholder may elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all debt instruments having market discount that the Noteholder acquires during the year of the election and thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Noteholder owns at the beginning of the first taxable year to which the election applies or acquires thereafter. The election to accrue interest, discount and premium under a constant yield method with respect to a
Note is irrevocable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          Qualified Stated Interest, which is taxable in accordance with the holder's method of accounting, is interest that is unconditionally payable (I.E., payments can be compelled or the debt instrument provides terms and conditions that make the likelihood of late payment or nonpayment remote) at least annually at a single fixed rate (or variable rates). The Company intends to treat the interest paid on the Notes as Qualified Stated Interest.

          A holder of a Note that has a fixed maturity date of not more than one year from the issue date of the Note (each, a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and specified cash method holders, including regulated investment companies, banks and securities dealers, as set forth in Section 1281 of the Code) generally will be required to report interest income as interest accrues on a ratable basis over the term of each interest period or, at the election of the holder, on a constant yield basis. Cash basis holders of a Short-Term Note will, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1282 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, and would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by the Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any gain or loss would be long-term capital gain or loss if the Noteholder's holding period exceeded one year. Capital losses generally may be used only to offset capital gains.

          FOREIGN HOLDERS. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person that is not a United States person as the term is defined in the Code and the Treasury regulations thereunder (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, provided, that:

          o the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person
          o the foreign person is not actually or constructively a "10 percent shareholder" of the Trust, the Seller or the Company (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust, the Seller or the Company is a "related person" within the meaning of the Code, and
          o the foreign person provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalty of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address.

If a Note is held through a securities clearing organization or specified other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person generally will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

          If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

          Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Noteholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

          BACKUP WITHHOLDING. Each holder of a Note (other than an exempt holder including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate setting forth the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the related Trust will be required to withhold 31% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules.

          RECENT LEGISLATION

          Sections 860H through 860L to the Code (the "FASIT Provisions") provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). The legislation providing for the new FASIT entity, however, did not become effective until September 1, 1997, and many technical issues are to be addressed in Treasury regulations yet to be drafted. In general, the FASIT legislation enables trusts including the Trust to elect to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. If a Trust is intended to qualify as a FASIT for federal income tax purposes, the prospectus supplement will so indicate.

          TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

          The following discussion only applies to a Trust which issues one or more classes of Certificates and assumes that all payments on the Certificates are denominated in U.S. dollars, that a series of Securities includes a single class of Certificates, that any Certificates are sold to persons other than the Company, and that the Company retains an equity interest in the Trust. If these conditions are not satisfied with respect to any given series of Certificates, any additional tax considerations with respect to the Certificates will be disclosed in the applicable prospectus supplement.

          CLASSIFICATION AS A PARTNERSHIP

          TREATMENT OF THE TRUST AS A PARTNERSHIP. The Seller, the Depositor and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Company in its capacity as recipient of distributions from the Reserve Account, if any), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificateholders, the Noteholders, the Seller, the Depositor and the Servicer is not clear because there is no authority on transactions comparable to that contemplated in this prospectus.

          Under the provisions of Subchapter K, a partnership is not considered a separate taxable entity. Instead, partnership income is taxed directly to the partners and each partner generally is viewed as owning a direct undivided interest in each partnership asset. The partnership is generally treated as an entity, however, for computing partnership income, determining the tax consequences of transactions between a partner and the partnership, and characterizing the gain on the sale or exchange of a partnership interest. The following discussion is a summary of some of the material federal income tax consequences of classifying the Trust as a partnership. Prospective owners of Trust Certificates should consult their own tax advisors regarding the federal income tax consequences discussed below, as well as any other material federal income tax consequences that may result from applying the provisions of Subchapter K to the ownership and transfer of a Trust Certificate.

          PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Student Loans (including appropriate adjustments for market discount, OID and bond premium), investment income from investments of amounts on deposit in any related Trust Accounts and any gain upon collection or disposition of Student Loans. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Student Loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Interest Period (as defined in the applicable prospectus supplement, an "Interest Period") equal to the sum of:

          o the interest that accrues on the Certificates in accordance with their terms for the Interest Period, including interest accruing at the Pass-Through Rate for the Interest Period and interest on amounts previously due on the Certificates but not yet distributed;

          o any Trust income attributable to discount on the Student Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; and

          o all other amounts of income payable to the Certificateholders for the Interest Period.

All remaining taxable income of the Trust will be allocated to the Company. Losses will generally be allocated in the manner in which they are borne. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire amount of interest accruing on the Certificates for an Interest Period, based on the Pass-Through Rate plus the other items described above, even though the Trust might not make (or have sufficient cash to make) current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

          An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expenses) are miscellaneous itemized deductions which are deductible only to the extent they exceed two percent of the individual's adjusted gross income (and not at all for alternative minimum tax purposes). Accordingly, the deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. The deductions may also be subject to reduction under
Section 68 of the Code if an individual taxpayer's adjusted gross income exceeds limits.

          The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each of the Student Loans, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

          COMPUTATION OF INCOME. Taxable income of the Trust will be computed at the Trust level and the portion allocated to the Trust Certificateholders will be allocated to them pro rata. Consequently, the method of accounting for taxable income will be chosen by, and any elections (including those described above with respect to the market discount rules) will be made by, the Trust rather than the Trust Certificateholders. The Trust intends, to the extent possible, to (1) have the taxable income of the Trust computed under the accrual method of accounting and (2) adopt a calendar-year taxable year for computing the taxable income of the Trust. The tax year of the Trust, however, is generally determined by reference to the tax years of the Certificateholders. An owner of a Trust Certificate is required to include its pro rata share of Trust income for a taxable year as determined by the Trust in the Trust Certificateholder's gross income for its taxable year in which the taxable year of the Trust ends.

          DETERMINING THE BASES OF TRUST ASSETS. The Trust will become a partnership on the first date when Trust Certificates are held by more than one person. On that date, each of the Trust Certificateholders should be treated as having purchased a share of the assets of the Trust (subject to the liability for the Notes) followed immediately by a deemed contribution of the assets to the newly formed partnership. The partnership's basis in the Trust's assets would therefore equal the sum of the Trust Certificateholders' bases in their respective interests in the Trust's assets immediately prior to the deemed contribution to the partnership. To the extent that the fair market value of the assets deemed contributed to the partnership varied from the bases of the assets to the partnership, the allocation of taxable income to the Trust Certificateholders would be adjusted in accordance with Section 704(c) of the Code to account for the variations.

          Under Section 708 of the Code, if 50% or more of the outstanding interests in a partnership are sold or exchanged within any 12-month period, the partnership will be deemed to terminate and then be reconstituted for federal income tax purposes. If a termination occurs, the assets of the terminated partnership are deemed to be constructively contributed to a reconstituted partnership in exchange for interests in the reconstituted partnership. The interests would be deemed distributed to the partners of the terminated partnership in liquidation thereof, which distribution would not constitute a sale or exchange. Accordingly, if the sale of the Trust Certificates terminates the partnership under Section 708 of the Code, a Certificateholder's basis in its ownership interest would not change. The Trust's taxable year would also terminate as a result of a constructive termination and, if the Certificateholder's taxable year is different from the Trust's, the termination could result in the "bunching" of more than 12 months' income or loss of the Trust in the Certificateholder's income tax return for the year in which the Trust was deemed to terminate. A redemption of interests is not considered a sale or exchange of interests for purposes of applying this constructive termination rule.

          DISCOUNT AND PREMIUM. To the extent that OID, if any, on the Student Loans exceeds a de minimis amount, the Trust would have OID income. As indicated above, a portion of the OID income may be allocated to the Certificateholders.

          Moreover, the purchase price paid by the Trust for the Student Loans may be greater or less than the remaining aggregate principal balances of the Student Loans at the time of purchase. If so, the Student Loans will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

          If the Trust acquires the Student Loans at a market discount or premium, the Trust will elect to include any discount in income currently as it accrues over the life of the Student Loans or to offset any premium against interest income on the Student Loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificateholders.

          DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. Any gain or loss would be long-term capital gain or loss if the Certificateholder's holding period exceeded one year. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in gross income) and decreased by any distributions received or losses allocated with respect to the Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the Certificates and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of the aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

          Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Student Loans would generally be treated as ordinary income to the holder.

          If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Certificates.

          ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing laws and regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Depositor and the Company are authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future laws, regulations or other IRS guidance.

          SECTION 754 ELECTION. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make the election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

          ADMINISTRATIVE MATTERS. The Eligible Lender Trustee is required to keep or cause to be kept complete and accurate books of the Trust. The Eligible Lender Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder timely notifies the IRS of all the inconsistencies.

          Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing information on the nominee, the beneficial owners and the Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

          o    the name, address and identification number of the person,
          o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
          o information on Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

          The Company will be designated as "tax matters partner" in the related Trust Agreement and will be responsible for representing the Certificateholders in disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the later of the date on which the partnership information return is filed or the last day for filing the return for the year (determined without regard to extensions). Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under specified circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

          TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for the purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalty of perjury. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to transition rules. The discussion set forth above does not take into account the New Withholding Regulations. Prospective Certificateholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

          Each foreign holder may be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person may be considered "guaranteed payments" (to the extent the payments are determined without regard to the income of the Trust). If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30% on the Trust's gross income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a foreign holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether the tax consequences of holding a Certificate make it an unsuitable investment.

          BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. As previously mentioned, the New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to transition rules.

TRUSTS IN WHICH ALL RESIDUAL INTERESTS ARE RETAINED BY THE SELLER, THE DEPOSITOR
                 OR AN AFFILIATE OF THE SELLER OR THE DEPOSITOR

          TAX CHARACTERIZATION OF THE TRUST

          Any party that retains or acquires 100% of the Certificates agrees by this retention or acquisition to disregard the Trust as an entity separate from the sole Certificateholder. Federal Tax Counsel will deliver its opinion that a Trust which issues one or more classes of Notes to investors and all the Residual Interests of which are retained by the Seller, the Depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, assuming that the terms of the Trust Agreement and related documents will be complied with so that, among other things, no election will be made to treat the Trust as a corporation for federal income tax purposes.

          Absent the election to be treated as a corporation for federal income tax purposes, Treasury regulations provide that the Trust will be disregarded as an entity separate from its sole Certificateholder for federal income tax purposes.

          TAX CONSEQUENCES TO HOLDERS OF THE NOTES

          TREATMENT OF THE NOTES AS INDEBTEDNESS. The Seller and the Depositor will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the Trust that the Notes will be classified as debt for federal income tax purposes. Assuming the characterization of the Notes is correct, the federal income tax consequences to Noteholders described above under"--Trusts for Which a Partnership Election is Made--Tax Consequences to Holders of the Notes" would apply to the Noteholders.

          POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of Notes did not represent debt for federal income tax purposes, the class or classes of Notes might be treated as equity interests in the Trust. If so treated, the Trust could, in the view of Federal Tax Counsel, be treated as a publicly traded partnership that would be taxable as a corporation In this case, the entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by Student Loans. An entity-level tax could result in reduced distribution to Noteholders and Noteholders could be liable for a share of the tax.

          Furthermore, even if the Trust were not taxable as a corporation, the treatment of Notes as equity interests in a partnership could have adverse tax consequences to holders of the Notes. For example, income from classes of Notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income", income to foreign holders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to limitations on their ability to deduct their share of Trust expenses. In the event one or more classes of Notes were treated as interests in a partnership, the consequences governing the Certificates as equity interests in a partnership described above under"--Trusts for Which a Partnership Election is Made--Tax Consequences to Holders of the Certificates" would apply to the holders of the Notes.

          THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                TRUSTS FOR WHICH A GRANTOR TRUST ELECTION IS MADE

          TAX CHARACTERIZATION OF THE TRUST

          CHARACTERIZATION. In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this prospectus as "grantor trust certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as "grantor trust certificates".

          TAXATION OF GRANTOR TRUST CERTIFICATEHOLDERS. Subject to the discussion below under "--Stripped Certificates" and "--Subordinated certificates," each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Student Loans, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Student Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Under Sections 162 and 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, and other fees and charges retained by the Servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions, including those provided for in Section 212 of the Code, otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code, $100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

          The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made pursuant to the Student Loans. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

          A purchaser of a grantor trust Certificate will be treated as purchasing an interest in each Student Loan in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Student Loans in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Student Loan is less than or greater than the portion of the stated redemption price at maturity of the Student Loan, the interest in the Student Loan will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

          The treatment of any discount on a Student Loan will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable prospectus supplement, we do not expect that any Student Loan will have original issue discount (except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates"). For the rules governing original issue discount, see "Trusts for Which a Partnership Election is Made--Tax Consequences to Holders of Notes--Original Issue Discount" above.

          The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Student Loan is acquired.

          MARKET DISCOUNT. A grantor trust certificateholder that acquires an undivided interest in Student Loans may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Student Loan is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Trusts for Which a Partnership Election is Made--Classification as a Partnership--Discount and Premium" above.

          PREMIUM. To the extent a grantor trust certificateholder is considered to have purchased an undivided interest in a Student Loan for an amount that is greater than the stated redemption price at maturity of the interest, the grantor trust certificateholder will be considered to have purchased the interest in the Student Loan with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "Trusts for Which a Partnership Election is Made--Classification as a Partnership--Discount and Premium" above.

          STRIPPED CERTIFICATES. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Student Loan from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, the difference between the holder's initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right.

          Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

          o    if any servicing compensation is deemed to exceed a reasonable;
          o if the company or any other party retains a retained yield with respect to the Student Loans held by the Trust;
          o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Student Loans; or
          o if certificates are issued which represent the right to interest-only payments or principal-only payments.

          The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount DE MINIMIS rules described above.

          SUBORDINATED CERTIFICATES. In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass through rate, and the other is a senior class, with a relatively low certificate pass through rate (referred to in this prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the grantor trust certificateholders will be deemed to have acquired the following assets: (1) the principal portion of each Student Loan plus a portion of the interest due on each Student Loan (the "Trust Stripped Bond"), and (2) a portion of the interest due on each Student Loan equal to the difference between the certificate pass through rate on the Subordinate Certificates and the certificate pass through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

          The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of each asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date the Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

          Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of certificates. The interest income on the Subordinate Certificates at the Senior Certificate pass-through rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

          Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to the Trust Stripped Coupon, based on the prepayment assumption used in pricing the certificates, over the portion of the purchase price allocated to the Trust Stripped Coupon. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

          If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

          o    received as distributions their full share of receipts,

          o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount and

          o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Student Loans or amounts available from a Reserve Account or other form of credit enhancement, if any.

          Under this analysis,

          o Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders,
          o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss) and
          o reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

          ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including DE MINIMIS market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Student Loan with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Student Loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust Certificate is irrevocable.

          PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the prepayment assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

          SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Student Loan and the owner's adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the seller's cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Student Loans represented by a grantor trust certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying Student Loans having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

          Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Student Loans not previously taken into income. See "--Market Discount," above.

          NON-UNITED STATES GRANTOR TRUST CERTIFICATE OWNERS. Amounts paid to Non-United States Owners of grantor trust certificates will be treated as interest for purposes of United States withholding tax. The interest attributable to the underlying Student Loans will not be subject to the normal 30%, or any lower rate provided for by an applicable tax treaty, withholding tax imposed on these amounts provided that (1) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation, within the definition of Section 957, related to any of the issuers of the Student Loans and (2) the Certificate Owner fulfills specific certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, or an estate or trust the income of which is includable in gross income for United States federal income tax purposes, without regard to its source. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by the Certificate Owner, the owner will be subject to United States federal income tax on the interest or gain at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

          On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of grantor trust certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1999, regardless of the issue date of the Student Loans with respect to which payments are made, subject to particular transition rules.

          BACKUP WITHHOLDING. Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a "backup" withholding tax of 31% if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


                         CERTAIN STATE TAX CONSEQUENCES

          Because of the variation in each state's tax laws based in whole or in part upon income, it is not feasible to predict tax consequences to holders of Notes and Certificates in all of the state taxing jurisdictions in which they are already subject to tax. Noteholders and Certificateholders are urged to consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of Notes and Certificates.

                              ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans and on other retirement plans and arrangements, including individual retirement accounts and annuities and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which the plans, accounts or arrangements are invested that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to the Plans in connection with the investment of Plan assets. Certain employee benefit plans, including governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of the plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the exclusive benefit rule under Section 401(a)(2) of ERISA and the prohibited transaction rules set forth in Section 503 of the Code.

          ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

          THE NOTES

          Unless otherwise specified in the related prospectus supplement, the Notes of each series may be purchased by a Plan. The Issuer, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest with respect to specified Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which the persons are Parties in Interest unless the transactions are subject to one or more statutory or administrative exemptions, including: Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts specified transactions effected on behalf of a Plan by an "in-house asset manager"; PTCE 90-1, which exempts specified transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts specified transactions between bank collective investment funds and Parties in Interest; PTCE 95-60, which exempts specified transactions between insurance company general accounts and Parties in Interest; or PTCE 84-14, which exempts specified transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with the investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Issuer, the Company, any underwriter, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Administrator, or any provider of credit support or any of their affiliates is a Party in Interest with respect to the Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

          Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the governing Plan instruments.

          THE CERTIFICATES

          Unless otherwise specified in the prospectus supplement, the Certificates of each series may not be purchased by a Plan or by any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). The purchase of an equity interest in the Trust will result in the assets of the Trust being deemed assets of a Benefit Plan for the purposes of ERISA and the Code and specified transactions involving the Trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for the persons.

          By its acceptance of a Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Benefit Plan.

          If a given series of Certificates may be acquired by a Benefit Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

                                      * * *

          A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF SECURITIES OF A GIVEN SERIES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE RELATED TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              PLAN OF DISTRIBUTION

          On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series and an underwriting agreement with respect to the Certificates of the series (collectively, the "Underwriting Agreements"), the Depositor will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in the Underwriting Agreement and in the related prospectus supplement.

          In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all the Notes and Certificates, as the case may be, described in the Underwriting Agreement which are offered hereby and by the related prospectus supplement if any of the Notes and Certificates, as the case may be, are purchased.

          Each prospectus supplement will either (1) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to dealers participating in the offering of the Notes and Certificates, as the case may be, or (2) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any Notes and Certificates, as the case may be, the public offering prices and the concessions may be changed.

          Until the distribution of the Securities is completed, rules of the Commission may limit the ability of the underwriters and selling group members to bid for and purchase the Securities. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the Securities. The transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities.

          If an underwriter creates a short position in the Securities in connection with the offering (i.e., if it sells more Securities than are set forth on the cover page of the related prospectus supplement), the underwriter may reduce that short position by purchasing Securities in the open market.

          An underwriter may also impose a penalty bid on underwriters and selling group members. This means that if the underwriter purchases Securities in the open market to reduce the underwriters' short position or to stabilize the price of the Securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those Securities as part of the offering.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of the purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

          Neither the Depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Securities. In addition, neither the Depositor nor the underwriters make any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

          Each Underwriting Agreement will provide that the Depositor will indemnify the underwriters against civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

          Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

          Pursuant to each of the Underwriting Agreements with respect to a given series of Securities, the closing of the sale of any class of Securities subject to either thereof will be conditioned on the closing of the sale of all other the classes subject to either thereof.

          The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related prospectus supplement.

          If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the Securities in which the underwriter acts as principal. The underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

          Certain legal matters relating to the Securities of any series will be passed upon for the related Trust and for the underwriters for the series by Stroock & Stroock & Lavan LLP, New York, New York or other counsel specified in the related prospectus supplement.

                              AVAILABLE INFORMATION

          The Depositor, as originator of each trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This prospectus, which forms part of the Registration Statement, does not contain all the information contained in the Registration Statement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing registration statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          All documents filed by the Depositor, as originator of any trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

          The Depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on the written or oral request of any person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to the documents (unless the exhibits are specifically incorporated by reference in the documents). Requests for the copies should be directed to Secretary, ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, telephone, (704) 365-0569

                            Index of Principal Terms

                                                                            PAGE

10 percent shareholder......................................................43
1992 Amendments..............................................................5
1993 Act.....................................................................5
1997 Act....................................................................53
1998 Reauthorization Bill....................................................5
Act..........................................................................4
Additional Fundings.........................................................31
Add-on Consolidation Loans..................................................13
Administration Agreement....................................................39
Administration Fee..........................................................39
Administrator...............................................................39
Administrator Default.......................................................39
Applicable Trustee..........................................................28
Base Rate...................................................................26
Benefit Plan................................................................56
Calculation Agent...........................................................26
Cede........................................................................27
Certificate Balance.........................................................19
Certificate Pool Factor.....................................................19
Certificates................................................................25
Closing Date................................................................18
Code........................................................................41
Collateral Reinvestment Account.............................................31
Collection Account..........................................................31
Collection Period...........................................................33
Commission..................................................................57
Company.....................................................................25
Controlled Foreign Corporation..............................................43
Cutoff Date..................................................................2
Deferral Period.............................................................11
Definitive Certificates.....................................................28
Definitive Notes............................................................28
Definitive Securities.......................................................28
Depositaries................................................................27
Depositary..................................................................19
Distribution Date...........................................................20
DTC.........................................................................27
DTC's Nominee...............................................................19
Eligible Deposit Account....................................................32
Eligible Institution........................................................32
Eligible Investments........................................................31
Eligible Lender Trustee......................................................2
ERISA.......................................................................55
Event of Default............................................................21
Excess Cashflow Rights.......................................................4
Family Contribution..........................................................7
FASIT.......................................................................44
FASIT Provisions............................................................44
Federal Assistance...........................................................8
Federal Consolidation Loan...............................................5, 13
Federal Guarantee Agreements.................................................4
Federal Guarantee Payments...................................................5
Federal Guarantors...........................................................4
Federal PLUS Loans...........................................................5
Federal SLS Loans............................................................5
Federal Stafford Loans.......................................................5
Federal Student Loans........................................................4
Federal Supplemental Loans to Students.......................................5
Federal Tax Counsel.........................................................41
Federal Unsubsidized Stafford Loans..........................................5
FFELP........................................................................4
Fixed Rate Securities.......................................................26
Floating Rate Securities....................................................26
Forbearance Period..........................................................11
foreign person..............................................................43
Funding Period...............................................................4
Grace Period................................................................11
Graduate Loans...............................................................4
grantor trust certificateholders............................................50
grantor trust certificates..................................................50
Guarantee Agreements.........................................................5
Guarantee Payments...........................................................5
Guarantors...................................................................4
Higher Education Act.........................................................4
Indenture...................................................................19
Indenture Trustee...........................................................19
Index Shortfall Carryover...................................................22
Indirect Participants.......................................................27
Initial Pool Balance........................................................38
Insolvency Event............................................................18
Interest Period.............................................................45
Interest Rate...............................................................20
Interest Reset Period.......................................................26
Interest Subsidy Payments....................................................8
Investment Earnings.........................................................32
IRS.........................................................................41
Issuer.......................................................................2
Loan Sale Agreement..........................................................3
Loan Servicing Agreement....................................................17
Monthly Rebate Fee..........................................................14
New Withholding Regulations.................................................44
Note Pool Factor............................................................19
Notes.......................................................................19
OID.........................................................................42
OID Regulations.............................................................42
Participants................................................................20
Parties in Interest.........................................................55
Pass-Through Rate...........................................................25
Plans.......................................................................55
Pool Balance................................................................19
Pool Factor.................................................................19
Post-Graduate Loans..........................................................4
Pre-Funding Account.........................................................31
Pre-Funding Amount..........................................................35
prepayments.................................................................18
Private Guarantee Agreements.................................................5
Private Guarantee Payments...................................................5
Private Guaranteed Loans.....................................................4
Private Guarantors...........................................................4
Private Student Loans.......................................................14
Private Unguaranteed Loans...................................................4
Programs.....................................................................4
PTCE........................................................................55
Purchase Amount.............................................................30
Registration Statement......................................................57
Related Documents...........................................................24
related person..............................................................43
Reserve Account.............................................................34
Revolving Period.............................................................4
Rules.......................................................................28
Secretary...................................................................14
Securities..................................................................25
Securities Act..............................................................57
Seller.......................................................................3
Senior Certificates.........................................................52
Senior Class Percentage.....................................................52
Servicer.....................................................................3
Servicer Default............................................................37
Servicing Fee...............................................................33
Shortfall Amount............................................................53
Short-Term Note.............................................................43
Special Allowance Payments...................................................7
Spread......................................................................26
Spread Multiplier...........................................................26
Stripped Certificates.......................................................51
Student Loans................................................................2
Subordinate Certificates....................................................52
Subordinate Class Percentage................................................52
tax matters partner.........................................................48
Transfer and Servicing Agreements...........................................30
Trust........................................................................2
Trust Accounts..............................................................31
Trust Agreement..............................................................2
Trust Stripped Bond.........................................................52
Trust Stripped Coupon.......................................................52
UCC.........................................................................39
Undergraduate Loans..........................................................4
Underwriting Agreements.....................................................56
Unmet Need...................................................................7

                        ACE Securities Corp. Student Loan
                                  Trust [ ]-[ ]



                                      $[ ]
                             Class A-1 Floating Rate
                            Asset-Backed Senior Notes
                                      $[ ]
                             Class A-2 Floating Rate
                            Asset-Backed Senior Notes



                              ACE Securities Corp.,
                                    Depositor



                              PROSPECTUS SUPPLEMENT

                            Deutsche Banc Alex. Brown

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee                                                    $*
Trustee's Fees and Expenses (including counsel fees)                     *
Printing and Engraving Costs                                             *
Rating Agency Fees                                                       *
Legal Fees and Expenses                                                  *
Blue Sky Fees and Expenses                                               *
Accounting Fees and Expenses                                             *
Miscellaneous                                                            *
                                                                         -
   Total                                                                 *

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

          The By-laws of the Registrant provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

          The transaction documents for each series of Securities will provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Servicer or Master Servicer and the partners, directors, officers, employees and agents of the Servicer or Master Servicer, will be entitled to indemnification by the applicable Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the transaction documents, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

          The Underwriting Agreement for each series of Securities will generally provide that each underwriter will indemnify the Registrant, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Registrant within the meaning of either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against claims, damages, or liability, to which the Registrant may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact furnished by the underwriter for the preparation of a prospectus, or included in any computational materials, term sheets or similar documents delivered to prospective investors by the underwriter (other than any such untrue statement that is based on materials previously provided to the underwriter by the Registrant).

ITEM 16. EXHIBITS.

          1.1       Form of Underwriting Agreement+
          3.1       Restated Certificate of Incorporation of ACE Securities
                    Corp.**
          4.1.1 Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Receivables)**
          4.1.2 Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Securities)**
          4.1.3 Form of Master Indenture (Credit Card or Dealer Floorplan Securities)**
          4.1.4 Form of Indenture Supplement, including form of Notes (Credit Card or Dealer Floorplan Securities)**
          4.1.5 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)**
          4.1.6 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)**
          4.2       Form of Pooling and Servicing Agreement (Mortgage)+
          4.2.1     Form of Pooling and Servicing Agreement (Grantor Trust,
                    Fixed Rate Certificates, Auto Receivables)**
          4.2.2     Form of Transfer and Servicing Agreement (Credit Card or
                    Dealer Floorplan Securities)**
          4.2.3 Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan) **
          4.2.4 Form of Loan Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)**
          4.2.5 Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)**
          4.2.6     Form of Pooling and Servicing Agreement. (Equipment)**
          4.3       Form of Indenture (Mortgage)+
          4.3.1 Form of Administration Agreement (Credit Card or Dealer Floorplan Securities)**
          4.4       Form of Trust Agreement (Mortgage)+
          4.4.1     Form of Trust Agreement. (Owner Trust, Auto Receivables)**
          4.4.2     Form of Trust Agreement. (Owner Trust, Auto Securities)**
          4.4.3     Form of Trust Agreement. (Grantor Trust, Auto Securities)**
          4.4.4 Form of Trust Agreement (Credit Card or Dealer Floorplan Securities)**
          4.4.5 Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)** 4.4.6 Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)**
          5.1 Opinion of Stroock & Stroock & Lavan LLP as to securities offered**
          8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters. (included in Exhibit 5.1)**
          10.1.1    Form of Receivables Purchase Agreement. (Auto Loan
                    Receivables)**
          10.2.1 Form of Sale and Servicing Agreement. (Owner Trust, Auto Loan Receivables)**
          23.1 Consent of Stroock & Stroock & Lavan LLP. (included in Exhibits 5.1 and 8.1)**
          24.1 Powers of Attorney of directors and officers of ACE Securities Corp. (included in the signature pages to this Registration Statement)
          25.1      Statement of Eligibility and Qualification of Indenture
                    Trustee**

+ Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-56213), filed with the Commission on June 5, 1999.

**   To be filed by amendment.

ITEM 17. UNDERTAKINGS

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (iii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreements Notes and Certificates in the denominations and registered in the names as required by the Underwriter to permit prompt delivery to each purchaser.

C.  Undertaking in respect of indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
(4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

E. Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

          The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina on the 6th day of September, 2000.

                                             ACE SECURITIES CORP.


                                             By: /S/  DOUGLAS K. JOHNSON
                                                 ------------------------
                                                 Douglas K. Johnson
                                                 President

                                POWER OF ATTORNEY

          KNOW ALL PERSON BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint Douglas K. Johnson, Evelyn Echevarria and Juliana
C. Johnson or any of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and on his or her behalf to sign, execute and file this Registration Statement and any and all amendments (including, without limitation, post-effective amendments and any amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                         TITLE                       DATE


/S/  DOUGLAS K. JOHNSON           President and Director      September 6, 2000
-------------------------------
Douglas K. Johnson                (Principal Executive
                                  Officer)

/S/  EVELYN ECHEVARRIA            Director and Secretary      September 6, 2000
-------------------------------
Evelyn Echevarria

/S/  JULIANA C. JOHNSON           Treasurer and Director      September 6, 2000
-------------------------------   (Principal Financial and
Juliana C. Johnson                Accounting Officer)

                                  EXHIBIT INDEX

          1.1       Form of Underwriting Agreement+
          3.1       Restated Certificate of Incorporation of ACE Securities
                    Corp.**
          4.1.1 Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Receivables)**
          4.1.2 Form of Indenture (Owner Trust, Fixed Rate Notes, Auto Securities)**
          4.1.3 Form of Master Indenture (Credit Card or Dealer Floorplan Securities)**
          4.1.4 Form of Indenture Supplement, including form of Notes (Credit Card or Dealer Floorplan Securities)**
          4.1.5 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Student Loan Securities)**
          4.1.6 Form of Indenture between the Trust and the Indenture Trustee (Owner Trust, Equipment Securities)**
          4.2       Form of Pooling and Servicing Agreement (Mortgage)+
          4.2.1     Form of Pooling and Servicing Agreement (Grantor Trust,
                    Fixed Rate Certificates, Auto Receivables)**
          4.2.2     Form of Transfer and Servicing Agreement (Credit Card or
                    Dealer Floorplan Securities)**
          4.2.3 Form of Loan Sale Agreement among the Seller, the Depositor, the Trust and the Eligible Lender Trustee (Student Loan) **
          4.2.4 Form of Loan Servicing Agreement among the Servicer, the Trust and the Eligible Lender Trustee (Student Loan)**
          4.2.5 Form of Administration Agreement among the Trust, the Indenture Trustee and the Administrator (Student Loan)**
          4.2.6     Form of Pooling and Servicing Agreement. (Equipment)**
          4.3       Form of Indenture (Mortgage)+
          4.3.1 Form of Administration Agreement (Credit Card or Dealer Floorplan Securities)**
          4.4       Form of Trust Agreement (Mortgage)+
          4.4.1     Form of Trust Agreement. (Owner Trust, Auto Receivables)**
          4.4.2     Form of Trust Agreement. (Owner Trust, Auto Securities)**
          4.4.3     Form of Trust Agreement. (Grantor Trust, Auto Securities)**
          4.4.4 Form of Trust Agreement (Credit Card or Dealer Floorplan Securities)**
          4.4.5 Form of Trust Agreement among the Depositor, the Seller and the Eligible Lender Trustee (Owner Trust, Student Loan Securities)**
          4.4.6     Form of Trust Agreement among the Depositor, the Seller and the Trustee (Owner Trust, Equipment Securities)**
          5.1       Opinion of Stroock & Stroock & Lavan LLP as to securities
                    offered**
          8.1 Opinion of Stroock & Stroock & Lavan LLP with respect to tax matters. (included in Exhibit 5.1)**
          10.1.1    Form of Receivables Purchase Agreement. (Auto Loan
                    Receivables)**
          10.2.1 Form of Sale and Servicing Agreement. (Owner Trust, Auto Loan Receivables)**
          23.1 Consent of Stroock & Stroock & Lavan LLP. (included in Exhibits 5.1 and 8.1)**
          24.1 Powers of Attorney of directors and officers of ACE Securities Corp. (included in the signature pages to this Registration Statement)
          25.1      Statement of Eligibility and Qualification of Indenture
                    Trustee**


+ Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-56213), filed with the Commission on June 5, 1999.

**   To be filed by amendment.